UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C

(Rule 14c-101)
INFORMATION REQUIRED IN INFORMATION STATEMENT
SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the
Securities Exchange Act of 1934

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☐	Definitive Information Statement

RCS CAPITAL CORPORATION

(Name of Registrant as Specified In Its Charter)

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405 PARK AVENUE, 12TH FLOOR, NEW YORK, NY 10022
T: (212) 415-6500

NOTICE OF ACTION TAKEN PURSUANT TO WRITTEN CONSENT OF STOCKHOLDERS

NOTICE IS HEREBY GIVEN that the Board of Directors (the “Board”) of RCS Capital Corporation., a Delaware corporation (the “Company,” “we,” “us” or “our”), unanimously approved and adopted, subject to and to be effective upon, stockholder approval, the following items (collectively, the “Corporate Actions”):

•	Action One: Approval of the Issuance of Class A Common Stock to RCAP Holdings pursuant to the First Allied Contribution. The Company has entered a contribution agreement dated April 3, 2014 with RCAP Holdings, LLC (“RCAP Holdings”), pursuant to which RCAP Holdings will contribute all its equity interests in First Allied Holdings Inc. to the Company in return for the issuance of 11,264,929 shares of the Company’s Class A Common Stock (“Class A Common Stock”).
•	Action Two: Approval of the Issuance of Class A Common Stock Issuable to Luxor and Convertible Securities Issuable to Luxor. In connection with its pending acquisition of Cetera Financial Holdings, Inc. through a merger transaction (the “Cetera Acquisition”), the Company received certain financing commitments from Luxor Capital Group LP (“Luxor”), a portion of the proceeds of which will be used to pay the consideration in connection with the Cetera Acquisition. Concurrent with the consummation of the Cetera Acquisition, Luxor has committed to purchase from the Company the following securities: (i) $270.0 million (aggregate liquidation preference) of shares of newly issued 7.00% convertible preferred stock, at a price of 88.89% of the liquidation preference per share (the “Convertible Preferred Stock”), estimated based on an assumed conversion price of $20.26 per share of Class A Common Stock, which is the maximum conversion price pursuant to the agreed terms of the Convertible Preferred Stock; and (ii) $120.0 million of newly issued 5% convertible notes due 7.5 years from the issue date, at a price of $666.67 per $1,000 of par value (the “Convertible Notes” and, together with the Convertible Preferred Stock and any other convertible securities that may be issued in lieu of the Convertible Preferred Stock in certain circumstances, the “Luxor Convertible Securities”), estimated based on an assumed conversion price of $21.18 per share of Class A Common Stock, which is the maximum conversion price pursuant to the agreed terms of the Convertible Notes. In addition, Luxor has committed to purchase from the Company $50.0 million of newly issued shares of Class A Common Stock (the “Luxor Common Stock”) at the same price per share as those shares of Class A Common Stock sold in a well-marketed, underwritten public offering. As of April 4, 2014, the Company had 28,322,248 shares of Class A Common Stock issued and outstanding. Assuming a purchase price equal to the closing price of Class A Common Stock on April 4, 2014, or $38.59 per share, and based on the assumed conversion prices of $20.26 and $21.18, approximately 20,286,029 shares of Class A Common Stock, or approximately 71.6% of the Class A Common Stock issued and outstanding as of April 4, 2014, would be issuable to Luxor, including Class A Common Stock issuable upon conversion of the Luxor Convertible Securities.
•	Action Three: Approval of the Issuance of up to $60.0 million of the Class A Common Stock to Members of RCAP Holdings Pursuant to the RCAP Holdings Member Commitment. Concurrently with the execution of the merger agreement related to the Cetera Acquisition on January 16, 2014, the Company entered into a commitment letter (the “RCAP Holdings Member Commitment”), with the members of RCAP Holdings, consisting of Nicholas S. Schorsch, the executive chairman of our Board, and William M. Kahane, our chief executive officer and a member of our Board, as well as three other members of our Board, namely Edward M. Weil, Jr., Peter M. Budko and Brian S. Block. The RCAP Holdings Member Commitment provides for the members of RCAP Holdings to purchase, in a private offering, and at the same price as the shares sold in any well-marketed, underwritten public offering, $10.0 million of the Class A Common Stock. The RCAP Holdings Member Commitment also provides for an additional equity commitment related to the Luxor Common Stock. The members of RCAP Holdings have agreed that if Luxor purchases less than $50.0 million of Luxor Common Stock, the members of RCAP Holdings will purchase additional shares of the Class A Common Stock at the volume-weighted average price of Class A Common Stock during the ten consecutive trading day period ending on the trading day immediately preceding the closing date of the Cetera Acquisition such that the combined net proceeds to the Company from the Luxor Common Stock and the additional equity commitment will be at least $50.0 million. As of April 4, 2014, the Company had 28,322,248 shares of Class A Common Stock issued and outstanding. Assuming a purchase price equal to the closing price of Class A Common Stock on April 4, 2014, or $38.59 per share, a maximum (assuming Luxor does not purchase any Luxor Common Stock) of approximately 1,554,807 shares of Class A Common Stock, or approximately 5.5% of the Class A Common Stock issued and outstanding as of April 4, 2014, would be issuable to the members of RCAP Holdings pursuant to the RCAP Holdings Member Commitment.
•	Action Four: Amendment and Restatement of the Company’s Charter. The Company proposes to amend and restate its Second Amended and Restated Certificate of Incorporation of the Company (the “Charter”) by making certain changes, as described below:
º	Deleting Requirement that no Class B Common Stock may be Transferred to any Person Unless a Corresponding Number of Class B Units is also Transferred to the Same Person. The Company proposes to delete the requirement in its Charter that the Company’s Class B Common Stock (the “Class B Common Stock” and, together with the Class A Common Stock, the “Common Stock”), may not be transferred to any person unless a corresponding number of Class B Units in each of the Company’s three operating subsidiaries, Realty Capital Securities, LLC, RCS Advisory Services, LLC and American National Stock Transfer, LLC, (the “Class B Units”) is also transferred to the same person. The Company will also enter into an amendment to the Exchange Agreement dated as of June 10, 2013, as amended, between the Company and RCAP Holdings eliminating the requirement for the cancellation of a corresponding number of Class B Common Stock upon exchange of Class B Units.
º	Allowing Executive Committee to Call Special Stockholder Meetings. The Company proposes to provide in its Charter that the Executive Committee or any other duly authorized committee of the Board can call a special meeting of stockholders.
º	Deleting Requirement That All Director Candidates Be Nominated by the Board of Directors. The Company proposes to correct the Charter by deleting a requirement that all directors must be nominated by the Board of Directors.

The Charter, as amended and restated, will also reflect a few other changes and other modifications of a ministerial nature that are necessary or advisable in light of the other changes and deletions being proposed. These changes and modifications include, among other things, deletion of provisions which are no longer applicable to the Company or which need to be updated, and other necessary or advisable changes.

•	Action Five: Approval of the 2014 Stock Purchase Program. The Company has adopted the 2014 Stock Purchase Program (the “Program”). The Program will become effective on the 20th calendar day after we send or give this Information Statement to our stockholders.

RCAP Holdings approved the Corporate Actions by action taken by written consent without a meeting on        , 2014 (the “Written Consent”) in accordance with the Delaware General Corporation Law (the “DGCL”) and the Amended and Restated By-laws of the Company and the Charter. On         , 2014, the Written Consent was delivered to us by RCAP Holdings, as the holder of 85.06% of the issued and outstanding shares of our Class A Common Stock and the sole issued and outstanding share of our Class B

Common Stock, which, together, represent 92.46% of the combined voting power of our outstanding Common Stock, and were sufficient to approve the Corporate Actions.

The accompanying Information Statement is being furnished to you pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder. This notice and the accompanying Information Statement also serve as notice pursuant to Section 228(e) of the DGCL and the Exchange Act of the approval of the Corporate Actions by less than the unanimous written consent of our stockholders who, if the Corporate Actions had been taken at a meeting, would have been entitled to notice of such meeting if the record date for notice of such meeting had been the date the Written Consent was delivered to the Company. The Corporate Actions will not become effective until       , 2014, or such later date that is at least 20 calendar days after this Information Statement is sent or given to stockholders entitled to receive notice. This Notice is not a notice of a meeting of stockholders and no stockholders’ meeting will be held to consider any matter described in the accompanying Information Statement. The accompanying Information Statement is being provided to you for informational purposes only. We encourage you to read the accompanying Information Statement, including the Annexes, for further information regarding the Corporate Actions.

The accompanying Information Statement will be first mailed to stockholders on or about           , 2014. The Corporate Actions will become effective on           , 2014 or such later date that is at least 20 calendar days after we send or give the accompanying Information Statement to our stockholders.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
REQUESTED NOT TO SEND US A PROXY

By Order of the Board of Directors,

/s/ Edward M. Weil, Jr.
Edward M. Weil, Jr.
President, Treasurer, Secretary and Director

Page
Cautionary Statement Regarding Forward-Looking Statements	4
Action One: Approval of the Issuance of Class A Common Stock to RCAP Holdings Pursuant to the First Allied Contribution	5
Overview	5
Impact on Holders of Common Stock	5
The First Allied Contribution	5
Information Regarding First Allied	10
Action Two: Approval of the Issuance of Class A Common Stock Issuable to Luxor and Convertible Securities Issuable to Luxor	15
Overview	15
Impact on Holders of Common Stock	16
Description of the Convertible Preferred Stock to be Issued to Luxor	17
Description of the Convertible Notes to be Issued to Luxor	17
Description of Class A Common Stock to be Issued to Luxor	18
Description of Other Luxor Agreements	18
The Cetera Acquisition	20
Information Regarding Cetera	24
Action Three: Approval of the Issuance of Class A Common Stock to Members of RCAP Holdings Pursuant to the RCAP Holdings Member Commitment	31
Overview	31
Impact on Holders of Common Stock	31
Action Four: Amendment and Restatement of the Company's Charter	32
Overview	32
Deleting Requirement that no Class B Common Stock may be Transferred to any Person Unless a Corresponding Number of Class B Units is also Transferred to the Same Person	32
Allowing Executive Committee to Call Special Stockholder Meetings	33
Deleting Requirement That All Director Candidates be Nominated by the Board of Directors	33
Action Five: Approval of the 2014 Stock Purchase Program	35
Overview	35
Impact on Holders of Common Stock	35
Description of the 2014 Stock Purchase Program	35
Information Regarding RCS Capital Corporation	40
Management’s Discussion and Analysis of Financial Condition and Results of Operations	40
Management	55
Principal Stockholders	68
Interests of Certain Persons in the Matters Acted Upon	69
Dissenter’s Rights of Appraisal	70
Additional Information	70
Householding of Stockholder Materials	70
Other Matters	70
Financial Statements	F-1
Annex A — The First Allied Contribution Agreement	A-1
Annex B — Fairness Opinion of Berkshire Capital Securities LLC	B-1
Annex C — The Cetera Merger Agreement	C-1
Annex D — Amended and Restated Certificate of Incorporation of the Company	D-1
Annex E — 2014 Stock Purchase Program	E-1

i

405 PARK AVENUE, 12TH FLOOR, NEW YORK, NY 10022
T: (212) 415-6500

INFORMATION STATEMENT

RCS Capital Corporation., a Delaware corporation (the “Company,” “our company,” “we,” “us” or “our”), is furnishing this Information Statement to you, as a holder of our Class A common stock, par value $0.001 per share (the “Class A Common Stock”), to provide you with information regarding, and a description of, action that was taken by written consent in lieu of a meeting of stockholders by our parent company, RCAP Holdings, LLC (“RCAP Holdings”), as the holder of a majority of the combined voting power of our outstanding common stock. On            , 2014, RCAP Holdings, as the holder of 24,051,499 shares of Class A Common Stock representing approximately 84.92% of our total outstanding shares of Class A Common Stock, and the sole outstanding share of our Class B common stock, $0.001 par value per share (the “Class B Common Stock” and, together with the Class A Common Stock, the “Common Stock”), and 92.46% of the combined voting power of our outstanding Common Stock as of such date, executed and delivered to the Company an Action by Written Consent of Stockholders, in accordance with Section 228 of the Delaware General Corporation Law (the “DGCL”) and our Amended and Restated By-laws (the “By-laws”) and our Second Amended and Restated Certificate of Incorporation (the “Charter”), approving the following items (collectively, the “Corporate Actions”):

•	Action One: Approval of the Issuance of Class A Common Stock to RCAP Holdings pursuant to the First Allied Contribution. The Company has entered into a contribution agreement dated April 3, 2014 (the “First Allied Contribution Agreement,” a copy of which is attached as Annex A to this Information Statement) with RCAP Holdings, pursuant to which RCAP Holdings will contribute all its equity interests in First Allied Holdings Inc. (“First Allied”) to the Company (the “First Allied Contribution”) in return for the issuance of 11,264,929 shares of Class A Common Stock.
•	Action Two: Approval of the Issuance of Class A Common Stock Issuable to Luxor and Convertible Securities Issuable to Luxor. In connection with its pending acquisition of Cetera Financial Holdings, Inc. (“Cetera”) through a merger transaction (the “Cetera Acquisition”), the Company received certain financing commitments from Luxor Capital Group LP (“Luxor”), a portion of the proceeds of which will be used to pay the consideration in connection with the Cetera Acquisition. Concurrent with the consummation of the Cetera Acquisition, Luxor has committed to purchase from the Company the following securities: (i) $270.0 million (aggregate liquidation preference) of shares of newly issued 7.00% convertible preferred stock, at a price of 88.89% of the liquidation preference per share (the “Convertible Preferred Stock”), estimated based on an assumed conversion price of $20.26 per share of Class A Common Stock, which is the maximum conversion price pursuant to the agreed terms of the Convertible Preferred Stock; and (ii) $120.0 million of newly issued 5% convertible notes due 7.5 years from the issue date, at a price of $666.67 per $1,000 of par value (the “Convertible Notes” and, together with the Convertible Preferred Stock and any other convertible securities that may be issued in lieu of the Convertible Preferred Stock in certain circumstances, the “Luxor Convertible Securities”), estimated based on an assumed conversion price of $21.18 per share of Class A Common Stock, which is the maximum conversion price pursuant to the agreed terms of the Convertible Notes. In addition, Luxor has committed to purchase from the Company $50.0 million of newly issued shares of Class A Common Stock (the “Luxor Common Stock” and, together with the Luxor Convertible Securities, the “Luxor Financings”) at the same price per share as those shares of Class A Common Stock sold in a well-marketed, underwritten public offering. As of April 4, 2014, the Company had 28,322,248 shares of Class A Common Stock issued and outstanding. Assuming a purchase price equal to the closing price of Class A Common

Stock on April 4, 2014, or $38.59 per share, and based on the assumed conversion prices of $20.26 and $21.18, approximately 20,286,029 shares of Class A Common Stock, or approximately 71.6% of the Class A Common Stock issued and outstanding as of April 4, 2014, would be issuable to Luxor, including Class A Common Stock issuable upon conversion of the Luxor Convertible Securities.
•	Action Three: Approval of the Issuance of up to $60.0 million of the Class A Common Stock to Members of RCAP Holdings Pursuant to the RCAP Holdings Member Commitment. Concurrently with the execution of the merger agreement related to the Cetera Acquisition (the “Cetera Merger Agreement,” a copy of which is attached as Annex C to this Information Statement) on January 16, 2014, the Company entered into a commitment letter (the “RCAP Holdings Member Commitment”), with the members of RCAP Holdings, consisting of Nicholas S. Schorsch, the executive chairman of the Board of Directors of the Company (the “Board of Directors” or the “Board”), and William M. Kahane, our chief executive officer and a member of our Board, as well as three other members of our Board, namely Edward M. Weil, Jr., Peter M. Budko and Brian S. Block. The RCAP Holdings Member Commitment provides for the members of RCAP Holdings to purchase, in a private offering, and at the same price as the shares sold in any well-marketed, underwritten public offering, $10.0 million of the Class A Common Stock. The RCAP Holdings Member Commitment also provides for an additional equity commitment related to the Luxor Common Stock. The members of RCAP Holdings have agreed that if Luxor purchases less than $50.0 million of Luxor Common Stock, the members of RCAP Holdings will purchase additional shares of the Class A Common Stock at the volume-weighted average price (“VWAP”) of Class A Common Stock during the ten consecutive trading day period ending on the trading day immediately preceding the closing date of the Cetera Acquisition, such that the combined net proceeds to the Company from the Luxor Common Stock and the additional equity commitment will be at least $50.0 million. As of April 4, 2014, the Company had 28,322,248 shares of Class A Common Stock issued and outstanding. Assuming a purchase price equal to the closing price of Class A Common Stock on April 4, 2014, or $38.59 per share, a maximum (assuming Luxor does not purchase any Luxor Common Stock) of approximately 1,554,807 shares of Class A Common Stock, or approximately 5.5% of the Class A Common Stock issued and outstanding as of April 3, 2014, would be issuable to the members of RCAP Holdings pursuant to the RCAP Holdings Member Commitment.
•	Action Four: Amendment and Restatement of the Company’s Charter. The Company proposes to amendment and restate its Charter in the form attached as Annex D to this Information Statement (the “Amended and Restated Charter”), by making certain changes, as described below:
º	Deleting Requirement that no Class B Common Stock may be Transferred to any Person Unless a Corresponding Number of Class B Units is also Transferred to the Same Person. The Company proposes to delete the requirement in its Charter that Class B Common Stock may not be transferred to any person unless a corresponding number of Class B Units in each of the Company’s three operating subsidiaries, Realty Capital Securities, LLC, RCS Advisory Services, LLC and American National Stock Transfer, LLC, (the “Class B Units”) is also transferred to the same person. The Company will also enter into an amendment to the Exchange Agreement dated as of June 10, 2013, as amended, between the Company and RCAP Holdings eliminating the requirement for the cancellation of a corresponding number of Class B Common Stock upon exchange of Class B Units (the “Exchange Agreement Amendment”).
º	Allowing Executive Committee to Call Special Stockholder Meetings. The Company proposes to provide in its Charter that the Executive Committee or any other duly authorized committee of our Board can call a special meeting of stockholders.
º	Deleting Requirement That All Director Candidates Be Nominated by the Board of Directors. The Company proposes to correct the Charter by deleting a requirement that all directors must be nominated by the Board of Directors.

The Amended and Restated Charter will also reflect a few other changes of a ministerial nature that are necessary or advisable in light of the other changes and deletions being proposed. These changes and modifications include, among other things, deletion of provisions which are no longer applicable to the Company or which need to be updated, and other necessary or advisable changes.

•	Action Five: Approval of the 2014 Stock Purchase Program. The Company has adopted the 2014 Stock Purchase Program (the “Program,” a copy of which is attached as Annex E to this Information Statement). The Program will become effective on the 20th calendar day after we send or give this Information Statement to our stockholders.

Voting Rights and Outstanding Shares

As of April 4, 2014, 28,322,248 shares of Class A Common Stock were issued and outstanding and entitled to vote and one share of Class B Common Stock was issued and outstanding and entitled to vote. The holders of the shares of Class A Common Stock and Class B Common Stock vote as a single class on the matters described in this Information Statement. Each share of Class A Common Stock is entitled to one vote and the sole share of Class B Common Stock is entitled to 28,322,249 votes. The approval of the Corporate Actions required the approval of the holders of a majority of the combined voting power of our outstanding Common Stock. As of the Record Date, an aggregate of 28,322,249 votes constituted the requisite majority for such approval.

This Information Statement is being mailed on or about            , 2014 to stockholders who, if the Corporate Actions had been taken at a meeting, would have been entitled to notice of such meeting if the record date for notice of such meeting had been the date the Written Consent was delivered to the Company. The Corporate Actions will not become effective until           , 2014, or such date that is at least 20 calendar days after this Information Statement is sent or given to stockholders entitled to receive notice. This Information Statement is being furnished to you only to inform you of the Corporate Actions described herein in accordance with Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder and pursuant to the notice requirements of Section 228 of the DGCL.

This is not a notice of a meeting of stockholders, and no stockholders’ meeting will be held to consider any matter described in this Information Statement. RCAP Holdings, as the holder of a majority in voting power of the outstanding shares of our Common Stock, has voted to approve each Corporate Action, which vote is sufficient to satisfy the stockholder vote requirement for such Corporate Action. Accordingly, no additional votes will be needed to approve each Corporate Action.

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

We have made statements in this Information Statement that are forward-looking statements. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue,” the negative of these terms and other comparable terminology. These forward-looking statements, which are subject to risks, uncertainties and assumptions, may include projections of our future financial performance, our anticipated growth strategies, descriptions of new business initiatives and anticipated trends in our business, including:

•	our ability to complete the Cetera Acquisition, the First Allied Contribution, and our pending transactions to acquire Hatteras Investment Partners LLC and certain of its affiliates through an asset purchase transaction, Investors Capital Holdings, Ltd., through a merger transaction, J.P. Turner & Company, LLC and J.P. Turner & Company Capital Management, LLC, or J.P. Turner, through a membership interest purchase transaction, and Summit Financial Services Group, Inc., or Summit, through a merger transaction (all such transactions, collectively, the “pending acquisitions”) on the anticipated terms, in the anticipated timeframes or at all, due to the failure of any required closing condition to be met, the exercise by one of the parties of its right to terminate one of the relevant agreements, an adverse judgment in any stockholder litigation challenging any of the pending acquisitions or any other reason;
•	our ability to complete the financing transactions we expect to enter into in connection with the completion of the Cetera Acquisitions, including the issuance of the Luxor Convertible Securities, the Luxor Common Stock and the shares of our Class A Common Stock to be issued pursuant to the RCAP Holdings Member Commitment (collectively, the “Cetera Financings”);
•	our ability to integrate the businesses acquired in the pending acquisitions (the “acquired businesses”) with our existing businesses;
•	whether and when we will be able to realize the anticipated benefits from the pending acquisitions;
•	adverse developments in the direct investment program industry;
•	deterioration in the business environment in the specific sectors of the economy in which we focus or a decline in the market for securities of companies within these sectors;
•	substantial fluctuations in our financial results;
•	our ability to retain our senior professionals;
•	pricing and other competitive pressures;
•	changes in laws and regulations and industry practices that adversely affect our business;
•	incurrence of losses in the future;
•	competition from larger firms;
•	larger and more frequent capital commitments by Realty Capital Securities, LLC;
•	limitations on our access to capital;
•	malfunctioning or failure in our operations and infrastructure; and
•	failure to achieve and maintain effective internal controls.

These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements, including those factors discussed under the caption entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2013.

Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. We are under no duty to update any of these forward-looking statements after the date of this Information Statement to conform our prior statements to actual results or revised expectations.

ACTION ONE: APPROVAL OF THE ISSUANCE OF CLASS A COMMON STOCK TO
RCAP HOLDINGS PURSUANT TO THE FIRST ALLIED CONTRIBUTION

Overview

Summary

The Company has entered into the First Allied Contribution Agreement with RCAP Holdings, a copy of which is attached as Annex A to this Information Statement, pursuant to which RCAP Holdings will contribute all its equity interests in First Allied to the Company in return for the issuance of 11,264,929 shares of Class A Common Stock, which we refer to as the First Allied Contribution.

Reason Stockholder Approval is Required

Under Section 312.03(b) of the NYSE Listed Company Manual, a company listed on the New York Stock Exchange (“NYSE”) is required to obtain stockholder approval prior to the issuance of common stock, or of securities convertible into or exercisable for common stock, in any transaction or series of related transactions, if the issuance involves a “Related Party” (as defined in the NYSE Listed Company Manual) and if the number of shares of common stock to be issued, or if the number of shares of common stock into which the securities may be convertible or exercisable, exceeds either one percent of the number of shares of common stock or one percent of the voting power outstanding before the issuance. Therefore, in order to comply with the NYSE Listed Company Manual, the Company’s stockholders must be given the opportunity to vote on the issuance of 11,264,929 additional shares of our Class A Common Stock to be issued as consideration at the completion of the First Allied Contribution.

Impact on Holders of Common Stock

Significant dilution to existing stockholders will occur in connection with the issuance of 11,264,929 additional shares of our Class A Common Stock as consideration at the completion of the First Allied Contribution, which would be 42.5% of our Class A Common Stock outstanding as of the date of this Information Statement. The Company is also subject to conflicts of interest in connection with the First Allied Contribution. The consideration under the First Allied Contribution Agreement is 11,264,929 shares of our Class A Common Stock, which was determined based on a value of $207,500,000 for First Allied and the VWAP of the Class A Common Stock on January 15, 2014. This amount is in excess of the total of $177,000,000 (consisting of $145,000,000 in merger consideration and the assumption of $32,000,000 million of First Allied indebtedness) paid by RCAP Holdings when it acquired First Allied in September 2013.

In addition, the number of shares of Class A Common Stock to be issued as consideration in connection with the closing of the First Allied Contribution was determined based on the VWAP of the Class A Common Stock on January 15, 2014, which was $18.42, and the market price of the Class A Common Stock has since increased, reaching a closing price of $38.59 on April 4, 2014.

The price and terms of the First Allied Contribution may not be the same as they would be if the transaction had been negotiated at arm’s length with an unaffiliated third party.

The First Allied Contribution

Background

On January 5, 2014, the Board authorized management of the Company to prepare for the corporate restructuring of the Company, including the engagement of external advisors in connection with the First Allied Contribution.

On January 10, 2014, an additional update by senior management of the Company to the Board was provided.

On January 12, 2014, the Board authorized the creation of a special committee of the Board (the “Special Committee”) comprising of all the independent directors of the Board at that time, namely Mark Auerbach, C. Thomas McMillen and Howell D. Wood, to engage special counsel and engage a third-party valuation firm to assist the Special Committee in the determination of the carry cost to be paid in connection with the First Allied Contribution to compensate RCAP Holdings for the use of its capital during the period between RCAP Holdings’ acquisition of First Allied and the date of the First Allied Contribution (the “Carrying Valuation”). In connection with the Board’s consideration, the Board discussed that the number of shares of Class A Common Stock to be paid as consideration in connection with the First Allied Contribution would be determined based on the VWAP of the Class A Common Stock on the day prior to the announcement of the Cetera Acquisition.

On January 15, 2014, the Audit Committee authorized the First Allied Contribution for the purposes of Section 314 of the NYSE Listed Company Manual relating to approval of related party transactions.

On January 22, 2014, the Special Committee retained Berkshire Capital Securities LLC (“Berkshire”) to assist the Special Committee in the determination of the Carrying Valuation.

On January 28, 2014, Berkshire delivered a written fairness opinion (the “Fairness Opinion”) to the Special Committee, and the Special Committee approved the Carrying Valuation of $30,500,000, which, in addition to the original cost basis of $177,000,000 (consisting of $145,000,000 in merger consideration and the assumption of $32,000,000 million of First Allied indebtedness), resulted in a value of $207,500,000. The Special Committee also authorized the executive committee of the Board (the “Executive Committee”), comprising of the non-independent directors, to take such further actions as the Executive Committee deemed necessary or appropriate to consummate the First Allied Contribution.

On February 9, 2014, the Board authorized, adopted, approved, confirmed and ratified a non-binding letter of intent (the “First Allied Letter of Intent”) with RCAP Holdings to effect the First Allied Contribution, under which all RCAP Holdings equity interests in First Allied would be contributed to the Company in return for the issuance to RCAP Holdings of 11,264,929 shares of the Company’s Class A Common Stock, which amount of shares was determined based on a value of $207,500,000 for First Allied and the VWAP of the Class A Common Stock on January 15, 2014, the day prior to the announcement of the Cetera Merger Agreement.

On February 11, 2014, the Company entered into the First Allied Letter of Intent.

On April 2, 2014, the Executive Committee authorized, adopted and approved the First Allied Contribution Agreement.

On April 3, 2014, the Company entered into the First Allied Contribution Agreement with RCAP Holdings.

Reasons for the First Allied Contribution

In considering whether to enter into the First Allied Contribution, we considered the potential benefits of acquiring First Allied, including that it would:

•	allow First Allied to be included in our independent retail advice platform, a complementary business we intend to engage in following the completion of the pending acquisitions as part of our plan to expand, diversify and grow our business through the pending acquisitions;
•	enable us to grow our business by increasing our revenues;
•	expand the scale of our independent retail advice platform, which we believe will support ongoing growth through the attraction and retention of financial advisors and the creation of operating efficiencies;
•	allow First Allied to be a part of our implementation of our multi-brand strategy of maintaining multiple independent broker-dealer subsidiaries under their existing brands and management as part of the independent retail advice platform to enable us to capitalize on their valuable brands; and
•	allow us to integrate back-office and support systems of First Allied into the back-office and support systems of the independent retail advice platform, thus delivering services to help its financial advisors grow their businesses.

There can be no assurance that the First Allied Contribution, or any of or all the other pending acquisitions, is, or will be, completed on a timely basis, or at all, and, there also can be no assurance that we will realize any of the benefits expected from its, or their, completion.

The First Allied Contribution Agreement

On September 25, 2013, following the completion of the merger pursuant to the Agreement and Plan of Merger dated as of June 5, 2013, with First Allied and other parties thereto (the “Original First Allied Acquisition Agreement”), RCAP Holdings became the owner of all the issued and outstanding shares of common stock of First Allied (the “First Allied Shares”). Under the Original First Allied Acquisition Agreement, RCAP Holdings paid a consideration of $177,000,000, consisting of $145,000,000 in merger consideration plus the assumption of $32,000,000 of First Allied indebtedness.

On February 11, 2014, the Company entered into the First Allied Letter of Intent with RCAP Holdings to enter into the First Allied Contribution Agreement pursuant to which the First Allied Contribution will occur.

On April 3, 2014, the Company entered into the First Allied Contribution Agreement with RCAP Holdings.

Pursuant to the terms and subject to the conditions set forth in the First Allied Contribution Agreement, RCAP Holdings will contribute all the First Allied Shares to the Company in return for the issuance of 11,264,929 shares of Class A Common Stock at the closing of the First Allied Contribution. The number of shares of Class A common stock was determined based on a valuation of $207,500,000 for First Allied divided by $18.42 per share the VWAP of the Class A common stock on January 15, 2014, which was the day prior to the announcement of the Cetera Acquisition and was the value and price approved by the Audit Committee and the Board when they approved the First Allied Contribution and the First Allied Letter of Intent. Upon consummation of the First Allied Contribution, the Company, by virtue of its ownership of the equity of First Allied, will assume First Allied’s net liabilities for consolidated financial reporting purposes. Based on the closing price of the Class A common stock on April 4, 2014, or $38.59 per share, the value of the consideration was $434,713,610. Effective as of the closing of the First Allied Contribution, the Company will be assigned substantially all rights and assume substantially all obligations of RCAP Holdings under the Original First Allied Acquisition Agreement. The notes in the aggregate principal amount of $26,000,000 issued by RCAP Holdings pursuant to the Original First Allied Acquisition Agreement to finance a portion of the merger consideration and certain seller notes issued to shareholders of First Allied pursuant to the Original First Allied Acquisition Agreement will remain the obligations of RCAP Holdings and the Company will not be liable therefor. It is the intention of RCAP Holdings and the Company that the First Allied Contribution, as part of an overall plan to restructure the Company’s ownership which includes the issuance of the Luxor Common Stock and the issuance of the Luxor Convertible Securities, qualify as a tax-free contribution to the Company under Section 351 of the Code.

Representations, Warranties, Covenants and Agreements.  Pursuant to the First Allied Contribution Agreement, RCAP Holdings has made certain customary representations and warranties with respect to facts, events or circumstances arising after September 25, 2013, and the Company also has made certain customary representations and warranties, in each case subject to certain limitations. The representations and warranties in the First Allied Contribution Agreement were made in part to allocate contractual risk between the parties and not as a means of establishing facts. Certain representations and warranties of RCAP Holdings and the Company are subject to materiality or “material adverse effect” qualifiers and/or qualified by information contained in schedules of exceptions. Stockholders of the Company are not third-party beneficiaries under the First Allied Contribution Agreement and should not rely on the representations, warranties, covenants or agreements or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its affiliates or of RCAP Holdings or any of its affiliates.

Pursuant to the First Allied Contribution Agreement, RCAP Holdings and the Company have agreed to customary covenants and agreements. RCAP Holdings has undertaken certain covenants restricting its conduct of the business and operations of First Allied and its subsidiaries between the date of the First Allied Contribution Agreement and the closing of the First Allied Contribution (or, if applicable, the date that the First Allied Contribution Agreement is terminated). In general, RCAP Holdings has agreed that it will, among other things, conduct the business and operations of First Allied and its subsidiaries in the ordinary course. Each party has agreed to use its reasonably best efforts to, among other things, obtain all consents required to consummate the First Allied Contribution, including under certain indebtedness.

Indemnification.  The representations and warranties contained in the First Allied Contribution Agreement will generally survive the closing of the First Allied Contribution for a period of one year. Subject to certain limitations, including, among other things, a cap of $15,500,000 and a deductible of $1,000,000 that applies to breaches of most of RCAP Holdings’ representations and warranties before the Company would be entitled to recover any losses, RCAP Holdings has agreed to indemnify the Company for breaches of RCAP Holdings’ representations, warranties, covenants and agreements. In addition, subject to certain limitations, including, among other things, a cap of $15,500,000 and a deductible of $1,000,000 that applies to breaches of most of the Company’s representations and warranties before RCAP Holdings would be entitled to recover any losses, the Company has agreed to indemnify RCAP Holdings for breaches of the Company’s representations, warranties, covenants and agreements and for the Company’s assumption of substantially all obligations of RCAP Holdings under the Original First Allied Acquisition Agreement.

Conditions to Close.  The First Allied Contribution Agreement provides that the closing of the First Allied Contribution will take place on the third business day following the date on which the conditions to the closing have been satisfied or waived (other than conditions with respect to actions that RCAP Holdings and the Company will take at the closing itself), or on such other date as RCAP Holdings and the Company may mutually agree to in writing.

The completion of the First Allied Contribution is subject to various conditions, including, among other things, the receipt of certain requisite consents from third parties and all requisite governmental approvals and the affirmative vote of the holders of a majority of the voting power of all the outstanding shares of the Class A Common Stock and the Class B Common Stock, voting together as a single class, to approve the issuance of the Class A Common Stock to RCAP Holdings. Each party’s obligation to consummate the First Allied Contribution also is subject to certain other conditions, including the accuracy of the other party’s representations and warranties (subject to customary qualifications) and the other party’s material compliance with its covenants and agreements contained in the First Allied Contribution Agreement.

Termination Rights.  The First Allied Contribution Agreement includes certain termination rights for both parties, including that either party may terminate the agreement if certain conditions have not been satisfied or waived on or prior to December 31, 2014.

RCAP Special Committee Action and the Opinion of Berkshire Capital Securities LLC

On January 28, 2014, Berkshire delivered the Fairness Opinion to the Special Committee, a committee consisting of independent directors of the Company established to consider the issuance by the Company of Class A Common Stock to RCAP Holdings in return for the contribution of the First Allied Shares (the “Potential Transaction”).

The full text of the Fairness Opinion, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex B to this Information Statement and is incorporated herein by reference. Stockholders are urged to read Berkshire’s written opinion carefully and in its entirety. Berkshire’s opinion is limited solely to the fairness of the aggregate consideration to be paid in the Potential Transaction by the Company from a financial point of view as of the date of the Fairness Opinion and does not address the merits of the Company’s underlying decision to engage in the Potential Transaction or the relative merits of the Potential Transaction, as compared to other business strategies that might be available to the Company. Berkshire expressed no opinion or recommendation whether the Company should proceed with the Potential Transaction.

In the Fairness Opinion, Berkshire opines that, based upon and subject to the assumptions, limitations and conditions set forth in the Fairness Opinion, as of the date of the Fairness Opinion, the aggregate consideration to be paid by the Company in the Potential Transaction was fair from a financial point of view to the Company.

As stated in the Fairness Opinion, although the aggregate consideration amount was not specified in a draft of the First Allied Contribution Agreement, dated January 28, 2014 (the “January Draft”), the Company notified Berkshire that the aggregate consideration amount was 11,591,000 shares of Class A Common Stock, which was calculated based on an aggregate consideration of $213,500,000 and $18.42 per share, the VWAP of the Class A Common Stock on January 15, 2014, the day prior to the announcement of the Cetera Merger Agreement.

In rendering the Fairness Opinion, Berkshire: (i) reviewed the January Draft; (ii) reviewed First Allied’s past and current business operations, future business prospects, potential synergies and EBITDA enhancements arising from the proposed transaction with members of the Company’s senior management; (iii) reviewed certain financial data and other information for First Allied, including historical financial statements and a financial forecast through 2018 provided by the Company; (iv) reviewed publicly available business and financial information relating to selected publicly traded securities companies; (v) compared the financial terms of the Potential Transaction with the financial terms, to the extent publicly available, of certain other transactions that Berkshire deemed to be relevant; and (vi) performed such other financial studies, analyses and investigations, and considered such other factors, as it deemed appropriate.

Berkshire did not assume responsibility for independent verification of, and did not verify, any of the information provided to, discussed with or reviewed by it in connection with rendering the Fairness Opinion, and Berkshire assumed and relied on the accuracy and completeness of the financial, accounting, legal, tax and other information provided to, discussed with or reviewed by it. In addition, Berkshire was not requested to make, and did not make, any independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of First Allied or any of its affiliates, nor was Berkshire furnished with any such evaluation or appraisal. In addition, with the Special Committee’s consent, Berkshire assumed that all the information prepared by management of the Company or First Allied and provided to Berkshire for purposes of the Fairness Opinion, including the financial projections for First Allied, was prepared on a reasonable basis reflecting the best currently available estimates and judgments of the management of the Company or First Allied, as the case may be, as to the expected future financial performance of First Allied, and Berkshire expressed no opinion with respect to such forecasts or the assumptions upon which they were based. Berkshire also did not express any opinion as to the impact of the Potential Transaction on the solvency or viability of the Company or the ability of the Company to pay its obligations when they become due.

At the request of the Special Committee, Berkshire did not review, evaluate, analyze or consider the impact or consequences of the assignment of the rights and obligations of RCAP Holdings under the Original First Allied Acquisition Agreement to the Company or the assumption by the Company of the rights and obligations of RCAP Holdings under the Original First Allied Acquisition Agreement and the other related documents thereto.

Berkshire did not undertake any independent legal analysis of the Potential Transaction, any related transactions, the January Draft or any legal or regulatory proceedings pending or threatened related to First Allied, and expressed no opinion regarding legal, regulatory, accounting, tax, executive compensation or other similar professional advice.

The Fairness Opinion is necessarily based on market, economic and other conditions as they existed on, and the information made available to Berkshire as of, the date of the Fairness Opinion. Berkshire assumed no responsibility for updating, revising or reaffirming the Fairness Opinion based on circumstances, developments or events occurring after the date of the Fairness Opinion. In rendering the Fairness Opinion, Berkshire also assumed that the executed First Allied Contribution Agreement would conform in all material respects to the January Draft that it reviewed, and that the First Allied Contribution would be consummated on the terms described in the draft First Allied Contribution Agreement without any material delay or waiver of any material terms or conditions by the Company. The Fairness Opinion also states that the Fairness Opinion was intended only for the use of the Special Committee and should not be used or relied upon by any other person. Berkshire received a fee as compensation for their services in rendering the Fairness Opinion, no portion of which was contingent upon consummation of the First Allied Contribution. The Company also agreed to reimburse Berkshire for certain expenses and to indemnify it against certain liabilities that may arise out of its engagement by the Special Committee. The Fairness Opinion was approved by Berkshire’s fairness opinion committee.

Regulatory Approvals

The following is a summary of the material regulatory and self-regulatory requirements for completion of the First Allied Contribution. There can be no guarantee as to whether and when any of the approvals required for the First Allied Contribution will be obtained or as to the conditions that such approvals may contain.

On March 28, 2014, First Allied Securities Inc. (“FAS”) and its affiliate, Legend Equities Corporation (“LEC” and, together with FAS, the “Applicants”), each submitted to FINRA a request for a Materiality Consultation, seeking concurrence from the Financial Industry Regulatory Authority (“FINRA”) that the contributions by RCAP Holdings of its directly or indirectly held equity interests in each of the Applicants to the Company in connection with the First Allied Contribution (the “Application Contributions”) do not amount to a change in equity ownership of each of the Applicants requiring a Membership Continuance Application to obtain FINRA's approval of each of the respective Application Contributions. There can be no assurance that FINRA will concur with the Applicants, in which case each of the Applicants would be required to obtain FINRA's approval of the respective Application Contributions pursuant to the Membership Continuance Application process set forth in NASD Rule 1017. Nor can there be any assurance that FINRA would approve any such Membership Continuance Application.

Accounting Treatment

The First Allied Contribution is expected to be accounted for at historical cost rather than the purchase method because First Allied and the Company are under common control of RCAP Holdings.

Information Regarding First Allied

Business

First Allied, through its subsidiaries, is engaged in the retail advice business. Its primary operating subsidiaries are FAS, First Allied Advisory Services, Inc., First Allied Asset Management, Inc., FASI Insurance Services, Inc. and First Allied Retirement Services, Inc., all of which are wholly owned.

On January 1, 2013, First Allied acquired Legend Group Holdings LLC which was a holding company and sole owner of Advisory Services Corporation, Legend Advisory Corporation and LEC, which together form the Legend Group. The Legend Group is also engaged in the retail advice business.

Pursuant to the Original First Allied Acquisition Agreement, First Allied was acquired by RCAP Holdings on September 25, 2013 for a total cost of $177,000,000, consisting of $145,000,000 in merger consideration plus the assumption of $32,000,000 of First Allied indebtedness. Following the transaction, First Allied, the Legend Group and all of their subsidiaries continue to operate autonomously under the current management structure and respective brands.

First Allied (including the Legend Group) had approximately 1,201 financial advisors in 543 branch offices across the United States, $32.6 billion in assets under administration and approximately 417,000 clients as of December 31, 2013. It had approximately $294,000 in gross revenue per financial advisor for the year ended December 31, 2013.

Through FAS, First Allied is an independent broker-dealer that provides financial advice to its clients through financial advisors. FAS’ primary activities include the brokerage of equity and fixed-income securities as well as the sale of investment company shares, alternative investment products, and insurance products.

Subsidiaries of First Allied also provide investment management services through brokerage accounts, as well as variable annuity subaccounts; provide independent money management services; serve as third-party pension administrators handling both defined benefit and defined contribution plans; and sell mutual funds, variable annuity products, stocks, and insurance products. One of First Allied’s major sources of revenue consist of commissions earned on new sales of mutual fund products and Rule 12b-1 distribution fees on existing eligible assets.

The Legend Group provides portfolio management for investment portfolios tailored for 403(b) retirement planning. A 403(b) plan is similar to 401(k) plans, but offered by many not-for-profit employers. Therefore, a majority of Legend Group’s clients include educators and other employees of not-for-profit organizations.

Subsidiaries of First Allied are registered broker-dealers, members of FINRA, registered investment advisers pursuant to the Investment Advisers Act of 1940, as amended (the “Investment Advisers Act”) and are licensed insurance agencies.

To clear securities transactions, carry customers’ accounts on a fully disclosed basis and perform certain recordkeeping functions, FAS and LEC have agreements with Pershing, LLC, a non-affiliated clearing broker, and FAS also has a similar agreement with JP Morgan Clearing Corp., which is also a non-affiliated clearing broker.

First Allied’s principal executive offices are located at 655 West Broadway, 12th Floor, San Diego, California, and its telephone number is (800) 499-5489.

Market Price of and Dividends on Common Equity

There is no existing market for the common stock of First Allied and therefore no market price for the common stock can be provided. All the common stock of First Allied is owned beneficially and of record by RCAP Holdings.

First Allied did not pay any dividends during the last two fiscal years.

Selected Historical Consolidated Financial Data

Presented below is the selected consolidated financial data of First Allied and its operating subsidiaries as of and for the periods indicated. First Allied was created on August 1, 2011 and therefore the historical data is presented for 2011 for the period from August 1, 2011 through December 31, 2011 and no historical data for 2010 and 2009 is presented.

	Historical
	Year Ended December 31,
($ in thousands)	2013	2012	2011	2010	2009
Selected Operating Data:
Revenue	$353,857	$241,047	$35,223	$—	$—
Operating expenses	360,412	241,150	39,074	—	—
Provision for income taxes	(2,479)	193	(1,068)	—	—
Net income (loss)	$(4,076)	$(296)	$(2,743)	$—	$—
Statement of Financial Condition Data:
Cash	$24,315	$13,594	$14,361	$—	$—
Total assets	225,623	75,109	73,755	—	—
Total liabilities	88,795	32,221	32,528	—	—
Total stockholders’ equity	136,828	42,888	41,227	—	—

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Critical Accounting Policies

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reported periods. The SEC has defined a company’s critical accounting policies as the ones that are most important to the portrayal of a company’s financial condition and results of operations, and which require a company to make its most difficult and subjective judgments. Based on this definition, First Allied has identified the critical accounting policies and judgments addressed below. First Allied bases its estimates on historical experience and on various other assumptions that First Allied believes to be reasonable under the circumstances. Actual results may differ from these estimates.

Income Tax Expense and Accruals.  Tax law requires items to be included in First Allied’s tax returns at different times than the items are reflected in our financial statements. As a result, First Allied’s annual tax rate reflected in our financial statements is different than that reported in First Allied’s tax returns. Some of these differences are permanent, such as expenses that are not deductible in First Allied’s tax return, and some differences reverse over time, such as depreciation expense. These temporary differences create deferred tax assets and liabilities. Deferred tax assets generally represent items that can be used as a tax deduction or credit in First Allied’s tax returns in future years for which we have already recorded the tax benefit in First Allied’s income statement. Deferred tax liabilities generally represent tax expense recognized in First Allied’s financial statements for which payment has been deferred, or expense for which we have already taken a deduction in First Allied’s tax return but have not yet recognized as an expense in our financial statements.

Litigation Accrual.  From time to time, First Allied is subject to proceedings, lawsuits and other claims related to customers, employees, and registered representatives. First Allied is required to assess the likelihood of any adverse judgments or outcomes to these matters as well as potential ranges of probable losses. A determination of the amount of accrual required, if any, for these contingencies is made after careful analysis of each matter. The required accrual may change in the future due to new developments in each matter or changes in approach such as a change in settlement strategy in dealing with these matters. First Allied does not believe that any such matter currently being reviewed will have a material adverse effect on its financial condition or results of operations.

Impairment of Goodwill and Indefinite Lived Intangible Assets.  On September 15, 2011, the FASB issued Accounting Standards Update 2011-08 (ASU 2011-08), which amends goodwill impairment testing procedures. Based on the revised rules, companies now have the option of initially utilizing a qualitative assessment, as opposed to a quantitative testing methodology. ASU 2011-08 applies to both public and non-public entities that have goodwill on their balance sheets, and is effective for annual periods ending December 15, 2011; however, early adoption is permitted. The qualitative assessment (commonly known as Step 0) determines whether it is more likely than not (i.e., a likelihood of more than 50%) that the fair value of the reporting unit is less than its carrying value. If, based on an assessment of qualitative factors, it is determined that the tested reporting unit's fair value exceeds its carrying amount, then the reporting unit is deemed to have passed the impairment test and no further testing is necessary. Conversely, if this initial qualitative assessment fails to establish that fair value is greater than carrying value, it then becomes necessary to perform Step 1, and possibly Step 2, of the quantitative assessment.

ASC 350 provides the following examples of factors to consider in the qualitative assessment:

•	macro-economic conditions;
•	industry and market considerations;
•	cost factors including cost of raw materials, labor costs, distribution expense and resulting cash flow;
•	overall financial performance;
•	relevant entity-specific events including changes in management, strategy, customers or litigation;
•	events impacting the reporting unit including changes in carrying value; and
•	a sustained decrease in share price (for public entities).

As a result of the acquisition of First Allied by RCAP Holdings in September 2013, it was not necessary to evaluate goodwill for impairment at December 31, 2013.

Results of Operations — Comparison of Year Ended December 31, 2013 and December 31, 2012

The following discussion relates to the results of operations for year ended December 31, 2013 (the “2013 Period”) and the comparable period in the prior year (the “2012 Period”). All amounts are approximate unless otherwise indicated.

Revenue.  Commission revenue of $188.6 million for the 2013 Period represents an increase of $60.8 million, or 47.6%, over the $127.8 million of commission revenue reported for the 2012 Period. For the 2013 Period, $22.5 million of the increase was a result of an increase in commissions on alternative investments, primarily resulting from sales of REITs. Of the remaining increase, $30.0 million was due to the acquisition of the Legend Group.

Investment advisory fee revenue increased by $46.5 million, or 65.1%, for the 2013 Period compared to the 2012 Period. The acquisition of the Legend Group represented $39.4 million of the increase. The remaining $7.1 million, or 10%, increase is due to an increase in the stock market indices as investment advisory fees increase as account values increase.

Sponsorship Fees increased $5.6 million, or 105%, for the 2013 Period. $1.2 million of this increase is due to the acquisition of the Legend Group. The remaining $4.4 million or 79% increase is due to an increase in sales of alternative investment products, primarily REITs, which was the main driver of Sponsorship Fees.

Insurance income increased $2.4 million, or 52.1%, for the 2013 Period compared to the 2012 Period. $2.1 million of this increase was due to the acquisition of the Legend Group.

Expenses.  Commissions expense increased to $256.8 million in the 2013 Period, which represents an increase of $76.7 million, or 42.6%, from the $180.1 million reported for the 2012 Period. The acquisition of the Legend Group contributed $44.7 million to the overall increase in commissions and commission related costs. The remaining increase of $32.0 million, or 18%, was due to the increase in commission and investment advisory fee revenue. In general, commissions expenses are directly related to the foregoing revenue amounts and will typically increase or decrease proportionately as commission revenue rises or falls. Commissions expense, excluding the Legend Group, as a percentage of commission and investment advisory fee revenue, decreased in the 2013 Period to 89.4% from 90.4% in the 2012 Period. Commissions and related costs as a percentage of commission revenues can also be impacted by several other factors.

Employee compensation and benefits increased to $51.1 million in the 2013 Period, which represents an increase of approximately $22.0 million, or 76.0%, from the $29.0 million reported for the 2012 Period. This increase was due primarily to three factors: (1) $13.9 million in compensation paid to employees of the Legend Group, (2) $6.0 million of transaction bonuses paid to employees related to the acquisition of First Allied by RCAP Holdings, and (3) $1.6 million of stock-based compensation resulting from the accelerated vesting of employee stock options.

Professional services increased $2.6 million, or 62%, to $4.2 million in the 2013 Period. Approximately $2.0 million of this increase was due to legal and consulting fees related to the acquisition of First Allied by RCAP Holdings. The Legend Group accounted for $0.4 million of the remaining increase.

Clearing and exchange fees increased $3.1 million, or 96%, to $6.4 million in the 2013 Period compared to $3.2 million in the 2012 Period. This entire increase was due to the acquisition of the Legend Group.

Promotional expenses increased $1.5 million or 43.3% to $3.5 million for the 2013 Period. This entire increase was due to the acquisition of the Legend Group.

Occupancy and equipment expense increased $2.3 million, or 70.6%, to $5.5 million in the 2013 Period. $1.4 million of the increase was due to the acquisition of the Legend Group. The remainder of this increase was due primarily to the renegotiation of the First Allied headquarters facilities lease and the reversal of the unfavorable lease accrual, in conjunction with the acquisition of First Allied by RCAP Holdings as the lease no longer contained unfavorable terms at that time.

Amortization of intangibles increased $3.2 million, or 194%, to $4.8 million in the 2013 Period from $1.6 million in the 2012 Period. $2.2 million of this increase was due to the acquisition of the Legend Group and the remainder was due to the revaluation intangible assets of First Allied in connection with its acquisition by RCAP Holdings.

Other expenses increased by $5.1 million, or 63.2%, to $13.2 million during the 2013 Period from $8.1 million for the 2012 Period. $2.1 million of this increase was due to the acquisition of the Legend Group. The remaining $3.0 million or 38% increase was primarily due to the settlement expenses related to certain arbitrations.

Provision for income taxes was $(2.5) million and $0.2 million for the 2013 and 2012 Period, respectively, representing effective tax rates of 37.8% and (187)%, respectively. First Allied’s provision for income taxes in any period will be affected by, among other things, permanent, as well as temporary differences in the deductibility of certain items, including stock-based compensation and the amortization of intangible assets. In the 2012 Period, the income tax expense was a high negative percentage of the taxable loss due to nondeductible expenses.

Net Income.  For the 2013 Period, First Allied incurred a loss of $4.1 million, which represents a decrease of approximately $3.8 million, or 1,278%, from the $0.3 million net loss reported for the 2012 Period. This decrease was attributable to the transaction bonus, accelerated vesting of stock options and other costs related to the acquisition of First Allied by RCAP Holdings.

Liquidity and Capital Resources

Cash provided by, or used in, operating activities for any period includes the net income for that period adjusted for non-cash items and the effects of changes in working capital. Net cash provided by operating activities during the 2013 Period totaled $7.1 million compared to $3.5 million for the 2012 Period. This increase was due primarily to a $3.1 million increase in accounts payable and other liabilities.

Net cash used in investing activities during the 2013 Period was $24.1 million compared to $3.6 million for the 2012 Period. This was primarily due to the acquisition of the Legend Group, net of cash received, for $16.7 million, as well as an increase in the issuance of notes receivable in the 2013 Period amounting to $4.3 million in excess of the 2012 Period.

Net cash provided by financing activities during the 2013 Period was $27.8 million versus $0.7 million in the 2012 Period. This increase resulted from the receipt of $22.2 million of bank financing obtained in connection with the acquisition of the Legend Group and a $6.0 capital contribution from the selling shareholders from the proceeds of the acquisition of First Allied by RCAP Holdings, offset by payments of principal on bank loans and notes payable of $4.9 million.

Overall, cash and cash equivalents increased during the 2013 Period by $10.7 million to $24.3 million at December 31, 2013 from $13.6 million at December 31, 2012. This increase was due primarily to cash provided by financing activities, as described above.

Quantitative and Qualitative Disclosures about Market Risk

Market risk represents the risk of loss that may result from the change in value of a financial instrument due to fluctuations in its market price. First Allied’s exposure to market risk is primarily related to equity mutual funds which are held by First Allied.

ACTION TWO: APPROVAL OF THE ISSUANCE OF CLASS A COMMON STOCK
ISSUABLE TO LUXOR AND CONVERTIBLE SECURITIES
ISSUABLE TO LUXOR

Overview

Summary

Concurrently with the execution of the Cetera Merger Agreement on January 16, 2014, a copy of which is attached as Annex C to this Information Statement, the Company, RCAP Holdings and RCS Capital Management, LLC (“RCS Capital Management”) entered into a commitment letter regarding certain financing commitments with Luxor (the “Luxor Commitment”). The Luxor Commitment provides for Luxor to (i) purchase shares of the Class A Common Stock in a private offering following a well-marketed underwritten, public offering, which we refer to herein as the Luxor Common Stock; and (ii) purchase other securities of ours that are convertible into Class A Common Stock at the completion of the Cetera Acquisition, which we refer to collectively herein as the Luxor Convertible Securities. In connection with Luxor entering into the Luxor Commitment, we, and certain of our affiliates, have also made certain other agreements with Luxor, some of which are described in more detail under “— Description of Other Luxor Agreements”.

The proceeds from the sale of the Luxor Convertible Securities and the Luxor Common Stock will be used by us to pay a portion of the consideration to be paid in the Cetera Acquisition, to refinance our existing indebtedness (which will include the existing indebtedness of First Allied) and existing indebtedness of Cetera, and to pay related fees and expenses.

The Luxor Commitment is subject to certain conditions, including the absence of a Company Material Adverse Effect (as defined in the Cetera Merger Agreement), the negotiation of definitive documentation, and other customary closing conditions. We will pay certain premiums, fees and expenses in connection with the Luxor Commitment.

The Luxor Convertible Securities will comprise: (i) $270.0 million (aggregate liquidation preference) of shares of newly issued 7.00% convertible preferred stock, at a price of 88.89% of the liquidation preference per share Convertible Preferred Stock, with an assumed conversion price of $20.26 per share of Class A Common Stock; and (ii) $120.0 million of newly issued 5% convertible notes due 7.5 years from the issue date, at a price of $666.67 per $1,000 of par value Convertible Notes, with an assumed conversion price of $21.18 per share of Class A Common Stock.

The issuance and conversion of any of the Luxor Convertible Securities into shares of our Class A Common Stock will be subject to a share cap based on the maximum that can be converted without requiring FINRA approval of the acquisition by Luxor of our equity capital stock.

Reason Stockholder Approval is Required

Under Section 312.03(c) of the NYSE Listed Company Manual, a company listed on the NYSE is required to obtain shareholder approval prior to the issuance of common stock, or securities convertible into or exercisable for common stock, in any transaction or series of related transactions if (x) the common stock has, or will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before the issuance of such stock or of securities convertible into or exercisable for common stock; or (y) the number of shares of common stock to be issued is, or will be upon issuance, equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of the common stock or of securities convertible into or exercisable for common stock. Assuming a purchase price equal to the closing price of Class A Common Stock on April 4, 2014, or $38.59 per share, and based on the assumed conversion prices of $20.26 and $21.18, approximately 20,286,029 shares of the Class A Common Stock, or approximately 71.6% of the Class A Common Stock issued and outstanding as of April 4, 2014, would be issuable pursuant to the Luxor Commitment, including shares of Class A Common Stock issuable upon conversion of the Luxor Convertible Securities. Since the Luxor Convertible Securities and the Luxor Common Stock will have upon issuance (x) voting power equal to or in excess of 20% of the voting power outstanding before the issuance of such stock, including shares of Class A Common Stock issuable on conversion of securities convertible into or exercisable for Common Stock, or (y) be upon issuance equal to or in excess of 20% of the number of shares of Common Stock outstanding before the issuance of the Common Stock, including shares of Class A

Common Stock issuable on conversion of securities convertible into or exercisable for Class A Common Stock, in order to comply with the NYSE Listed Company Manual, the Company’s stockholders must be given the opportunity to vote on the issuance of the Luxor Convertible Securities and the Luxor Common Stock.

Impact on Holders of Common Stock

Significant dilution to existing stockholders will occur in connection with the issuance of additional shares of our Class A Common Stock to Luxor pursuant to the Luxor Commitment and upon conversion of any of the Luxor Convertible Securities, which, assuming a purchase price equal to the closing price of Class A Common Stock on April 4, 2014, or $38.59 per share, and based on the assumed conversion prices of $20.26 and $21.18, we estimate will be approximately 20,286,029 shares of the Class A Common Stock, or approximately 71.6% of the Class A Common Stock outstanding as of April 4, 2014.

Pro forma for the pending acquisitions and the Cetera Financings, including the Luxor Convertible Securities, as of December 31, 2013, we would have had total indebtedness of $771.6 million for the maximum financing scenario, based on the maximum amount of the Cetera Financings. Our level of indebtedness could increase our vulnerability to general adverse economic and industry conditions. It could also require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, thereby reducing the availability of our cash flow to fund working capital, capital expenditures and other general corporate purposes. In addition, our level of indebtedness may limit our flexibility in planning for changes in our business and the industry in which we operate, and limit our ability to borrow additional funds.

We may not be able to maintain a level of cash flows from operating activities sufficient to permit us to pay the principal, premium, if any, and interest on our indebtedness. In addition, we are limited in the amount of capital that we can draw from any broker-dealer subsidiary. If our cash flows and capital resources are insufficient to fund our debt service obligations, we could face substantial liquidity problems and could be forced to sell assets, seek additional capital or seek to restructure or refinance our indebtedness. These alternative measures may not be successful or feasible and may not be on as favorable terms. The bank facilities we expect to enter into in connection with the Cetera Financings and the indenture governing the Convertible Notes will restrict our ability to sell assets. Even if we could consummate those sales, the proceeds that we realize from them may not be adequate to meet any debt service obligations then due. Furthermore, if an event of default were to occur with respect to our outstanding indebtedness, our creditors could, among other things, accelerate the maturity of our indebtedness.

Our ability, and the ability of our operating subsidiaries, to pay dividends is expected to be limited by negative covenants that will be contained in agreements we will enter into if we consummate the Cetera Financings.

Additionally, the terms of the Convertible Preferred Stock may contain similar covenants that are not more restrictive than those described above and will prohibit us from paying dividends on any of our other securities, including our Class A Common Stock, if specified tests based on our consolidated leverage ratio and consolidation fixed charge coverage ratio are not met.

Additionally, we have agreed with Luxor that prior to the date the Luxor Convertible Securities are issued in connection with the completion of the Cetera Acquisition, we will not, nor will we directly or indirectly cause our operating subsidiaries to, pay any dividend to any member except to the extent that such dividends, in the aggregate, do not exceed $5.0 million in the aggregate per fiscal quarter.

The bank facilities we expect to enter into in connection with the Cetera Financings and the indenture governing the Convertible Notes will contain customary restrictions on our activities, including covenants that may restrict us from:

•	incurring additional indebtedness or issuing disqualified stock or preferred stock;
•	paying dividends on, redeeming or repurchasing our capital stock;
•	making investments or acquisitions;

•	creating liens;
•	selling assets;
•	receiving dividends or other payments to us;
•	guaranteeing indebtedness;
•	engaging in transactions with affiliates; and
•	consolidating, merging or transferring all or substantially all of our assets.

We will also be required to comply with financial covenants of a maximum total leverage ratio, a minimum fixed charge coverage ratio and minimum regulatory net capital. These restrictions may prevent us from taking actions that we believe would be in the best interest of our business. Our ability to comply with these restrictive covenants will depend on our future performance, which may be affected by events beyond our control.

If we violate any of these covenants and are unable to obtain waivers, we would be in default under the bank facilities or the indenture governing the Convertible Notes and payment of our indebtedness could be accelerated. The acceleration of our indebtedness under one agreement may permit acceleration of indebtedness under other agreements that contain cross-default or cross-acceleration provisions. If our indebtedness is accelerated, we may not be able to repay that indebtedness or borrow sufficient funds to refinance it. Even if we are able to obtain new financing, it may not be on commercially reasonable terms or on terms that are acceptable to us. If our indebtedness is in default for any reason, our business could be materially and adversely affected.

In addition, complying with these covenants may also cause us to take actions that are not favorable to holders of our Class A Common Stock and may make it more difficult for us to successfully execute our business strategy and compete against companies that are not subject to such restrictions.

Description of the Convertible Preferred Stock to be Issued to Luxor

The shares of Convertible Preferred Stock will be entitled to a dividend of 7.00% of the liquidation preference and a dividend of 8.00% of the liquidation preference if a monthly dividend is not paid in cash on the dividend payment date. The shares of Convertible Preferred Stock will be convertible, at Luxor’s option, into shares of our Class A Common Stock, at the lower of (i) a 2% discount to the VWAP of our Class A Common Stock for the ten trading days prior to the date of Luxor’s election to convert; (ii) a 2% discount to the closing price of our Class A Common Stock on the date of Luxor’s election to convert; (iii) 110% of the price of the shares sold in a well-marketed, underwritten public offering; and (iv) $20.26, or the fixed conversion price. If (i) both the one-day VWAP and the daily closing price of our Class A Common Stock for the prior 30 consecutive trading days exceeds 2.5 times the fixed conversion price and (ii) at least $10 million of our Class A Common Stock is traded each day for 30 consecutive days at any time after the first two years from the issuance date of the Convertible Preferred Stock, then we may require that Luxor convert the Convertible Preferred Stock into shares of our Class A Common Stock at the same price as set forth above. Notwithstanding the other terms of the Convertible Preferred Stock, in no event shall Luxor be obligated to accept our Class A Common Stock if it would result in Luxor owning more than 9.9% of our Class A Common Stock outstanding at the time of conversion. For so long as the Convertible Preferred Stock is outstanding, if our consolidated leverage ratio is greater than 3.0 times LTM Adjusted EBITDA (as defined in the Luxor Commitment) or our consolidated fixed charge coverage ratio is greater than 2.0 times, no dividends will be declared or paid on any class of our equity securities, except those dividends payable on the Convertible Preferred Stock. The Convertible Preferred Stock will also contain negative covenants materially consistent with a typical shareholders agreement for a controlled entity and not more restrictive to us than the negative covenants in the second lien term facility to be entered into in connection with the Cetera Acquisition.

Description of the Convertible Notes to be Issued to Luxor

The Convertible Notes will be our senior unsecured obligations, but will be subordinated to the bank facilities we expect to enter into in connection with the Cetera Financings and any refinancing thereof. The Convertible Notes will be convertible at the option of the holder, and to the extent permitted by the bank facilities, into shares of our Class A Common Stock, at a conversion price equal to the lower of $21.18 and 115% of the price of the shares of our Class A Common Stock sold in a well-marketed, underwritten public offering, subject to adjustment pursuant to customary anti-dilution provisions. The Convertible Notes will be subject to customary negative covenants and events of default, and they will not be redeemable by us prior to their maturity date without the consent of Luxor.

Description of Class A Common Stock to be Issued to Luxor

Luxor has committed to purchase from us $50.0 million of newly issued shares of Class A Common Stock if (i) we raise at least $150.0 million in gross proceeds in a well-marketed, underwritten public offering; and (ii) the members of RCAP Holdings acquire at least $10.0 million of our Class A Common Stock from us. If we raise less than $150.0 million in gross proceeds in a well-marketed, underwritten public offering, Luxor has agreed to purchase a number of shares of our Class A Common Stock the proceeds from which are equivalent to one-third of the gross proceeds actually received by us from a well-marketed, underwritten public offering.

Luxor’s obligation to purchase the Luxor Common Stock is conditioned on: (i) the completion of a well-marketed, underwritten public offering; (ii) the completion of the Cetera Acquisition and; (iii) the concurrent acquisition of at least $10.0 million of Class A Common Stock by the members of RCAP Holdings pursuant to the RCAP Holdings Member Commitment or otherwise.

Holders of our Class A common stock do not have preemptive, subscription, redemption or conversion rights.

Description of Other Luxor Agreements

As a condition for Luxor entering into the Luxor Commitment, we, and certain of our affiliates, have also made certain other agreements with Luxor, some of which are described in more detail below.

Registration Rights

We have agreed to file with the SEC a continuously effective resale registration statement for the Luxor Common Stock and the Luxor Convertible Securities within 45 days of their issuance.

RCS Capital Management Interest

On the same day it purchases the Luxor Convertible Securities, Luxor has agreed to purchase 17.5% to 23.5% (to be determined based upon the gross proceeds received by us in a well-marketed, underwritten public offering) of the membership interests (the “manager interest”) in RCS Capital Management, for $15.3 million. We have also agreed to enter into a put/call agreement with Luxor whereby, subject to certain conditions, (i) we will have the right to repurchase the manager interest from Luxor in exchange for its fair market value (as determined by us and Luxor pursuant to the agreement) in shares of our Class A common stock (or a cash equivalent); and (ii) Luxor will have the right to require us to purchase the manager interest in exchange for a number of shares of our Class A common stock (or a cash equivalent) that is 15% of the percentage interest of our then-outstanding Class A common stock that the membership interest represents in RCS Capital Management. RCS Capital Management is a Delaware limited liability company that is directly or indirectly controlled by Nicholas S. Schorsch, the executive chairman of our Board, and William M. Kahane, our chief executive officer and a member of the Board, both of whom directly or indirectly control RCAP Holdings. RCS Capital Management provides management services to us in exchange for quarterly and incentive fees pursuant to a services agreement. See “Information Regarding RCS Capital Corporation — Management” for further details.

Board Rights

Luxor received the right to designate an independent director to our Board and appoint a board observer, both of which will be subject to removal if Luxor does not purchase at least $25.0 million of Convertible Preferred Stock, as contemplated by the Luxor Commitment, or if the Luxor Commitment is terminated for another reason, such as our failure to consummate the Cetera Acquisition. Luxor exercised this right, and our Board approved the appointment of Mr. Jeffrey Brown as one of our independent directors and a board observer, effective as of February 10, 2014. Additionally, if, after the first two years from the issue date of the

Convertible Preferred Stock, we are more than 18 months in arrears on the payment of dividends the Convertible Preferred Stock at any time Luxor owns at least $25.0 million of Convertible Preferred Stock, and subject to certain exceptions, Luxor will be entitled to appoint an additional director to our Board, which director’s term will end upon us becoming current on the payment of dividends. In addition, if at any time Luxor owns at least $25.0 million of Convertible Preferred Stock and there is a Bankruptcy Event (as defined in the Luxor Commitment) or an acceleration of the obligations under the bank facilities to be entered into in connection with the Cetera Acquisition, Luxor will be entitled to appoint one additional director to our Board, which director’s term will end when we cure such acceleration or Bankruptcy Event.

Restrictive Covenants

RCAP Holdings, RCS Capital Management and the members of RCAP Holdings (who are also members of RCS Capital Management and AR Capital, LLC (“American Realty Capital,” which also refers, to the extent applicable, to the American Realty Capital group of companies)) entered into a restrictive covenants agreement pursuant to which the members of RCAP Holdings agreed, subject to certain exceptions, not to compete with or solicit employees from us for a period of two years from the date of the Luxor Commitment, subject to certain termination events. These covenants include our agreement that prior to the date the Luxor Convertible Securities are issued in connection with the completion of the Cetera Acquisition, we will not, nor will we directly or indirectly cause our operating subsidiaries to, pay any dividend to any member except to the extent that such dividends do not exceed $5.0 million in the aggregate per fiscal quarter.

Voting Matters

RCAP Holdings gave an irrevocable proxy to Luxor over its shares of our Common Stock and agreed to vote its shares of our Common Stock: (i) for the approval of the issuance of the Luxor Common Stock and the Luxor Convertible Securities; (ii) for approval of any amendment or restatement of the Charter and By-laws necessary for the issuance of the Luxor Common Stock and the Luxor Convertible Securities; (iii) against any amendment to the Charter or By-laws which would be impede the issuance of the Luxor Common Stock and the Luxor Convertible Securities; and (iv) against any other proposal that may impede the issuance of the Luxor Common Stock and the Luxor Convertible Securities.

Corporate Reorganization

RCAP Holdings and the members of RCAP Holdings agreed with Luxor to use their reasonable best efforts to cause us to undertake a corporate reorganization whereby RCAP Holdings will: (i) contribute its equity interest in First Allied to us, which we expect will occur through the First Allied Contribution; (ii) exchange substantially all of its membership interests in all our subsidiaries for our Class A common stock (which occurred on February 11, 2014); and (iii) agree to the cancellation of all of our Class B common stock owned by it, except that it will be permitted to retain a nominal amount of our Class B common stock. All these agreements were contemplated and approved by our Board on January 12, 2014, and were, except for the First Allied Contribution (which was subsequently approved by our Board of Directors), implemented as part of a series of transactions, which we refer to as the exchange transactions, to restructure our capital structure and the ownership structure of the operating subsidiaries as part of our plan to expand, diversify and grow our business.

RCAP Holdings and the members of RCAP Holdings also agreed with Luxor to use their reasonable best efforts to cause us to amend the rights of our Class B Common Stock to modify the anti-dilution provisions of our Class B Common Stock subject to the approval of our Board, or pursuant to a vote of our stockholders, so that, beginning 24 months after the consummation of the corporate reorganization, and subject to obtaining the affirmative vote of all outstanding Class A Common Stock, we may redeem RCAP Holdings’ (or the members of RCAP Holdings’) beneficial ownership of any outstanding Class B Common Stock owned by RCAP Holdings for cash in the following amounts: (i) $50.0 million, if at the time of election the closing price of our Class A common stock is equal to or less than $30 per share; or (ii) $50.0 million plus a prorated incremental amount, if at the time of election the closing price of our Class A Common Stock is greater than $30 per share.

Put Rights

The members of RCAP Holdings agreed to purchase from Luxor 50% (to be reduced based upon the gross proceeds received by us in any public offering of our Class A Common Stock) of the Convertible

Preferred Stock in cash any time during the 90-day period beginning on the date that is 18 months from the date of the issuance of the Convertible Preferred Stock if requested by Luxor. This put right will be secured by a negative pledge on the members of RCAP Holdings’ shares of American Realty Capital Properties, Inc. (“ARCP”) and/or units of ARCP’s operating partnership with a value, as of the date of the issuance of the Convertible Preferred Stock, equal to such RCAP Holdings member’s pro rata portion of the cash payment required to be made to Luxor pursuant to its put right.

The Cetera Acquisition

Background

On November 21, 2013, senior management of the Company commenced high-level discussions with members of the leveraged finance group of Bank of America, N.A. (“Bank of America”) regarding a variety of potential strategic transactions, including a potential financing of a potential strategic transaction with Cetera.

On November 23, 2013, Nicholas S. Schorsch, the executive chairman of the Board, Donald B. Marron, Chairman of the Cetera board of directors and Chairman and founder of Lightyear Capital, LLC (“Lightyear”), the private equity firm whose affiliate acts as manager for Cetera’s majority shareholder, Lightyear Fund II, L.P. (“Lightyear Fund”), and Mark F. Vassallo, member of the Cetera board of directors and Managing Partner of Lightyear, along with William R. Kahane, the chief executive officer of the Company, and Larry Roth, the chief executive officer of Realty Capital Securities, LLC, an operating subsidiary of the Company, convened at the offices of Lightyear to discuss a potential strategic transaction between the Company and Cetera. Following this meeting, members of Lightyear contacted representatives of Bank of America’s mergers and acquisitions group to potentially engage Bank of America as financial advisor to Cetera.

On December 2, 2013, members of Bank of America’s mergers and acquisitions group contacted Messrs. Marron and Vassallo in their respective capacities as Chairman and member of the Cetera board of directors regarding a potential strategic transaction involving the Company and Cetera.

Also on December 2, 2013, senior management of the Company commenced high-level discussions with members of Bank of America’s leveraged finance group regarding potential sources of financing for a potential acquisition of Cetera.

During late November and early December 2013, a series of discussions occurred between Messrs. Schorsch, Marron and Vassallo during which the parties negotiated a preliminary purchase price and general transaction terms and discussed the process for moving forward with a potential transaction.

Discussions among senior management of the Company, Lightyear and Cetera, as well as among members of Bank of America’s mergers and acquisitions and leveraged finance groups, continued through December 10, 2013. The Board was informed by senior management of the Company that representatives of Bank of America had been retained by Cetera to act as strategic advisors to Cetera, while the Company was considering retaining other representatives of Bank of America to act as strategic advisors to the Company and as a potential source of debt financing for the proposed acquisition of Cetera. After due and careful consideration of the potential conflicts that might arise from Bank of America’s role as strategic advisor to both Cetera and the Company, and after taking into account Bank of America’s internal compliance and fire wall procedures, the Board determined to waive any conflicts or potential conflicts related to the engagement of Bank of America as an external financial adviser to the Company and a potential source of debt financing for the proposed acquisition of Cetera.

On December 11, 2013, senior management of the Company provided the Board with a detailed overview of the proposed acquisition of Cetera. The Board authorized the Company’s management to continue discussions and negotiations with Cetera and Lightyear, engage external advisers and take related actions that would be necessary in connection with a potential acquisition of Cetera, which we refer to in this Information Statement as the Cetera Acquisition, and the transactions that would be required for the financing thereof, which we refer to collectively in this Information Statement as the Cetera Financings.

On December 12, 2013, based on the discussions held between the representatives of the Company, Cetera and Lightyear, and the authorization of the Board, the Company and Cetera entered into an exclusivity agreement regarding the terms upon which the parties would conduct due diligence and negotiate exclusively for a period of time a potential strategic transaction between the Company and Cetera.

Between December 12, 2013 and January 15, 2014, negotiations continued among the Company, Cetera, Lightyear, Bank of America, Merrill Lynch, Pierce, Fenner & Smith, Incorporated (“Merrill Lynch”) and Barclays Bank PLC (“Barclays Bank” and, together with Merrill Lynch and Bank of America, the “Banks”) regarding the Cetera Acquisition and the Cetera Financings. Also during the same period, the parties continued their negotiation of the terms of the potential transaction. The Company performed a diligence review of Cetera, Cetera performed a limited diligence review of the Company, and the Banks and other financing sources performed a diligence review of both the Company and Cetera.

On December 15, 2013, a meeting was held at the offices of Bank of America, which was attended by representatives from the Company, Cetera, Lightyear, Bank of America and Barclays Bank to discuss the possible terms of the potential transaction, including the potential financing.

On December 17, 2013, the Company commenced discussions with Luxor regarding a potential equity investment in the Company in connection with the Cetera Acquisition.

On January 5, 2014, after senior management provided the Board with a detailed update regarding the discussions and negotiations with Cetera and Lightyear, the Board authorized the Company to engage Bank of America, Barclays Capital Inc. (“Barclays Capital”) and Citibank as external financial advisers. The Board also authorized the Company to discuss and negotiate potential debt financing for the Cetera Acquisition (“Bank Financing”) with the Banks. The Board also authorized management of the Company to discuss and negotiate potential equity and debt financing with Luxor.

On January 10, 2014, Messrs. Schorsch and Roth and Brian D. Jones, the chief financial officer of the Company, convened with Messrs. Marron and Vassallo and representatives from Bank of America at Lightyear’s offices to negotiate certain outstanding items.

On January 12, 2014, senior management of the Company provided the Board with a detailed overview of the status of negotiations with Cetera, the Banks and Luxor.

On January 15, 2014, the Company engaged Barclays Capital to provide financial advisory services in connection with the Cetera Acquisition.

On January 15, 2014, at a special meeting of the Audit Committee of the Board, members of senior management updated the Audit Committee of the terms of the proposed acquisition of Cetera, the proposed terms of the Bank Financing, and the proposed terms of the potential equity and debt financing with Luxor. Representatives from Proskauer Rose, LLP, the Company’s external corporate counsel, and Duane Morris LLP, special counsel to the independent directors, made a presentation to the Audit Committee regarding the applicable fiduciary duties imposed under Delaware Law and the applicable rules of the New York Stock Exchange relating to approvals of related party transactions by independent directors. The Audit Committee authorized, approved and affirmed the negotiation and execution of the transactions contemplated in connection with, among other things, the Cetera Acquisition and the Cetera Financings, including the Bank Financing and the Luxor Financings, to the extent such transactions would be considered “related party transactions” within the meaning of the rules of the New York Stock Exchange. The Audit Committee authorized, adopted and approved, confirmed and ratified the related party transactions to be entered into in connection with the Cetera Acquisition and the Cetera Financings.

Later on January 15, 2014, at a meeting of the Board held via teleconference, members of senior management updated the Board on the terms of the Cetera Acquisition, the Bank Financing and the Luxor Financings. The Board authorized and approved the proposed form, terms and provisions of the documents in connection with the Cetera Acquisition, the Bank Financing and the Luxor Financings and authorized the Executive Committee to approve the final forms of such documents.

On January 16, 2014, the Executive Committee of the Board authorized and approved the form, terms and provisions of the Cetera Acquisition, the Bank Financing and the Luxor Financings.

On January 16, 2014, the Company entered into the Cetera Merger Agreement with Cetera and with Lightyear, in its capacity as Stockholder Representative, as well as a voting agreement with Cetera’s majority shareholder, Lightyear Fund, and Lightyear Co-Invest Partnership II, L.P. under which Lightyear Fund and Lightyear Co-Invest Partnership II, L.P. agreed to vote in favor of approval of the transactions contemplated by the Cetera Merger Agreement. The Company also entered into commitments to provide the financings we refer to in this Information Statement as the Cetera Financings.

Reasons for the Cetera Acquisition

In considering whether to enter into the Cetera Acquisition, we considered the potential benefits of acquiring Cetera, including that it would:

•	allow Cetera to be included in our independent retail advice platform, a complementary business we intend to engage in following the completion of the pending acquisitions as part of our plan to expand, diversify and grow our business through the pending acquisitions;
•	enable us to grow our business by increasing our revenues;
•	expand the scale of our independent retail advice platform, which we believe will support ongoing growth through the attraction and retention of financial advisors and the creation of operating efficiencies;
•	allow Cetera to be a part of our implementation of our multi-brand strategy of maintaining multiple independent broker-dealer subsidiaries under their existing brands and management as part of the independent retail advice platform to enable us to capitalize on their valuable brands; and
•	allow us to integrate back-office and support systems of Cetera into the back-office and support systems of the independent retail advice platform, thus delivering services to help its financial advisors grow their businesses.

Completing the Cetera Acquisition is a key element of our growth strategy and an important element of our ability to realize benefits from our independent retail advice platform. There can be no assurance that the Cetera Acquisition, or any of or all the other pending acquisitions, is, or will be, completed on a timely basis, or at all, and, there also can be no assurance that we will realize any of the benefits expected from its, or their, completion.

Regulatory Approvals

The following is a summary of the material regulatory and self-regulatory requirements for completion of the Cetera Acquisition. There can be no guarantee as to whether and when any of the approvals required for the Cetera Acquisition will be obtained or as to the conditions that such approvals may contain.

Subsidiaries of Cetera that are registered with the SEC as broker-dealers are required to obtain the written approval of FINRA under NASD Rule 1017 in connection with the Cetera Acquisition.

An application to such effect was filed on February 5, 2014. FINRA has not yet granted its approval.

Approval from the Texas Department of Insurance of the change of control of Cetera has been obtained.

Accounting Treatment

The Company intends to account for the Cetera Acquisition as an acquisition of Cetera by the Company using the acquisition method of accounting under GAAP. The Company will be deemed the acquiring party. After the completion of the Cetera Acquisition, the results of operations of Cetera will be included in the consolidated financial statements of the Company. The purchase price will be allocated to Cetera’s assets and liabilities based on the fair values of the assets acquired and the liabilities assumed. These allocations will be made based upon valuations and other studies that have not yet been finalized. It is anticipated that the amount of intangible assets will be significant.

The Cetera Merger Agreement

On January 16, 2014, the Company entered into the Cetera Merger Agreement with Cetera. Pursuant to the terms and subject to the conditions set forth in the Cetera Merger Agreement, a wholly owned subsidiary of the Company will merge with and into Cetera, with Cetera surviving the merger as the Company’s subsidiary.

At the effective time of the Cetera Acquisition, (i) each outstanding share of Cetera’s common stock, par value $0.01 per share, and preferred stock, par value $0.01 per share, other than shares owned by the Company, or any direct or indirect wholly owned subsidiary of the Company or held in the treasury of Cetera, will be converted into and exchanged for the right to receive the per share merger consideration described below; (ii) each outstanding and unexercised Cetera stock option will be cancelled and automatically converted into and exchanged for the right to receive a payment equal in cash to the in-the-money value of each such option (which is equal to the excess of the per share merger consideration to be received in respect of each share of Cetera common stock in the Cetera Acquisition (including shares of Cetera common stock issuable upon conversion of outstanding Cetera preferred stock) over the exercise price of the applicable stock option); and (iii) each outstanding restricted share of Cetera common stock will become vested and will be converted into the right to receive the per share merger consideration, in each case subject to certain post-closing adjustments and indemnification payments, as described below.

Pursuant to the Cetera Merger Agreement, the aggregate estimated merger consideration is equal to (i) $1.15 billion, which amount the Company refers to as the base consideration; minus (ii) the shortfall, if any, by which the estimated amount of cash of Cetera and Cetera Financial Group, Inc. immediately prior to the closing of the Cetera Acquisition, is under $35 million; minus (iii) the amount of estimated outstanding indebtedness of Cetera and its subsidiaries immediately prior to the closing of the Cetera Acquisition; minus (iv) the amount of Cetera’s aggregate transaction costs. The base consideration is also subject to downward adjustment in the event that the levels of compensable commissions, trailing commissions and advisory fee revenues generated by the financial advisors and financial institution clients of Cetera and its subsidiaries existing on January 10, 2014 have been reduced by more than 10% as compared to the levels measured on the earlier of: (i) June 1, 2014 and (ii) the closing date of the Cetera Acquisition.

At closing, $50.0 million of the consideration will be withheld and deposited into an escrow account, of which: (i) $8.0 million is to be utilized for any post-closing adjustment payments, (ii) $40.0 million is to be utilized for any indemnification payments to which the Company may be entitled and (iii) up to $2.0 million is to be utilized for fees and expenses of Cetera’s stockholder representative. Simultaneously with the execution of the Cetera Merger Agreement, the Company deposited $55.0 million in cash into an escrow account as collateral and security for the payment of a portion of the reverse termination fee described below or the merger consideration.

Representations, Warranties and Covenants.  Pursuant to the Cetera Merger Agreement, the Company and Cetera made certain customary representations and warranties to each other and agreed to customary covenants. The Company also agreed not to enter into any agreement to acquire any other entity or business until the Cetera Acquisition is consummated or the earlier termination of the Cetera Merger Agreement (except with respect to the acquisition of J.P. Turner & Company, LLC and J.P. Turner & Company Capital Management, LLC, which was publicly announced following the execution of the Cetera Merger Agreement, and the Company’s other pending acquisitions). The Company received a waiver of this requirement permitting entry into the First Allied Letter of Intent and the First Allied Contribution Agreement. Cetera has also agreed not to solicit any alternative transactions and has undertaken customary covenants restricting the conduct of its business prior to the completion of the Cetera acquisition.

The Company is also required to use reasonable best efforts to arrange debt financing and equity financing (including equity financing from the members of RCAP Holdings) as promptly as practicable following the date of the Cetera Merger Agreement and to consummate such financings on the closing date of the Cetera Acquisition, and, if any portion thereof becomes unavailable on the terms and conditions contemplated in the Cetera commitments, the Company is required to use reasonable best efforts to arrange and obtain alternative financings in an amount sufficient to consummate the transactions contemplated by the Cetera Merger Agreement as promptly as practicable following the occurrence of such event. In furtherance of obtaining the Cetera Financings, Cetera has agreed to use reasonable best efforts to provide such assistance as is reasonably requested by the Company.

Indemnification.  The representations and warranties of the parties contained in the Cetera Merger Agreement will survive the closing of the Cetera Acquisition for a period of one year. Subject to certain limitations, including, among other things, an $8.0 million deductible that applies to breaches of most of Cetera’s representations and warranties before the Company would be entitled to recover any losses, the stockholders of Cetera have agreed to indemnify us, solely from the $40.0 million indemnity escrow fund, for breaches of Cetera’s representations, warranties, covenants and agreements and for certain other specified matters. In addition, subject to certain limitations, including, among other things, an $8.0 million deductible that applies to breaches of most of the Company’s representations and warranties before Cetera would be entitled to recover any losses the Cetera equityholders may incur or suffer, the Company has agreed to indemnify the stockholders of Cetera for breaches of our representations, warranties, covenants and agreements.

Conditions to Close.  The completion of the Cetera Acquisition is subject to various conditions, including, among other things, the approval by Cetera’s stockholders of the Cetera Acquisition (which approval has been obtained), approval from FINRA of the proposed change of control of the subsidiaries of Cetera that are broker-dealers in connection with the Cetera Acquisition, approval from the Texas Department of Insurance of the change of control of Cetera, as well as other customary closing conditions. Moreover, our obligation to consummate the Cetera Acquisition is subject to there not having been any event or circumstance since January 16, 2014, which has had, or would reasonably be expected to result in, a material adverse effect on Cetera or its subsidiaries (as described in the Cetera Merger Agreement).

Employment Agreements.  Concurrently with the signing of the Cetera Merger Agreement, certain officers and senior managers of Cetera entered into employment agreements or offer letters with the Company’s subsidiary that will be merged into Cetera, which will become effective at the closing of the Cetera Acquisition. Certain of these agreements contain, among other terms, non-competition and non-solicitation covenants.

Termination Rights.  The Cetera Merger Agreement includes certain termination rights for all parties, including that either party may terminate the agreement if certain conditions have not been satisfied or waived on or prior to August 16, 2014, which may be extended by Cetera or the Company to October 16, 2014 if, as of August 16, 2014, all conditions have been satisfied or waived except for the receipt of approval from FINRA or the Texas Department of Insurance. In connection with the termination of the Cetera Merger Agreement by Cetera under specified circumstances, including the Company’s failure to consummate the Cetera Financings or obtain alternative financing, the Company may be required to pay Cetera a $75.0 million reverse termination fee.

Moreover, notwithstanding the satisfaction of the conditions contained in the Cetera Merger Agreement, in no event will the Company be obligated to consummate the Cetera Acquisition until the first business day after a “marketing period” of 20 consecutive business days that the Company may use to complete the Cetera Financings, or any alternative financing for the Cetera Acquisition.

Information Regarding Cetera

Business

Cetera is a financial services holding company that provides independent broker-dealer services and investment advisory services through four distinct independent broker-dealer platforms: Cetera Advisors LLC, Cetera Advisor Networks LLC, Cetera Investment Services LLC (d/b/a Cetera Financial Institutions) and Cetera Financial Specialists LLC. Cetera strives to equip its financial advisors with a broad array of products and services to help them grow their practices and best serve their clients. Cetera’s financial advisors, in turn, provide financial planning, investment advice and execution services to end-clients (primarily in the mass affluent retail marketplace) and have a presence in all 50 states. With approximately 6,632 financial advisors in 4,059 branch offices across the United States, $147.6 billion in assets under administration and approximately 1,036,000 clients as of December 31, 2013, Cetera is a leading independent broker-dealer. Cetera had approximately $174,000 in gross revenue per financial advisor for the year ended December 31, 2013 on a pro forma basis.

Cetera’s services are organized around four platforms:

•	Cetera Advisors LLC offers efficient and convenient access to a national home office and an extensive cadre of people, products and services for its 1,091 financial professionals. Financial advisors are independent advisors who require a platform to help grow client relationships.
•	Cetera Advisor Networks LLC is organized into distinct producer groups headed by regional directors (who are also independent financial advisors) who support financial advisors through the entire lifecycle of their businesses. Cetera Advisor Networks LLC has approximately 2,500 producing financial advisors building and providing services to these regional teams, which are delivered at local, regional and home office levels. Regional directors build networks of financial advisors by providing services funded through earning a spread between payout received from Cetera and payout to financial advisors.
•	Cetera Investment Services LLC (d/b/a Cetera Financial Institutions) provides customized retail investment services and insurance solutions to approximately 438 banks and credit unions. For these institutions, whose core capabilities may not include investment and financial planning services, or who find the technology, infrastructure and regulatory requirements to be cost prohibitive, Cetera provides their customers with investment services through financial advisors located on or off the premises of the institutions. These arrangements allow the institutions to focus their energy and capital on their core businesses.
•	Cetera Financial Specialists LLC was formerly Genworth Financial Investment Services, which was acquired by Cetera in April 2012. It was subsequently re-branded when integrated.

In 2010, Cetera completed a full build-out of its technology infrastructure to better serve its financial advisors. Its platform, SmartWorks, supports account aggregation, market intelligence and customized reporting. SmartWorks also allows financial advisors to access customer relationship management tools, account aggregation tools and financial planning tools. Cetera has also created SmartWorks Advisor, a wealth management platform that incorporates custom portfolio management tools, including capabilities to effectively manage clients’ assets. In addition, Cetera offers financial advisors access to a broad array of products and services, including a full suite of back office services, fee-based advisory services and marketing programs. Other offerings include account set-up, ongoing adviser training, independent research, compliance and “Know Your Customer” support, and risk management.

Cetera Advisors LLC, Cetera Advisor Networks LLC and Cetera Financial Specialists LLC use Pershing, LLC, a division of the Bank of New York Mellon Corporation, to execute and clear securities transactions on behalf of financial advisors’ clients. Cetera Financial Institutions self-clears and provides a full range of clearing and trading services to its customers. In exchange for these services, financial advisors pay Cetera affiliation fees, account administrative fees and execution fees.

On September 1, 2013, Cetera acquired two brokerage subsidiaries from MetLife, Inc. to enhance its financial advisor platform with the addition of approximately 800 financial advisors and approximately $21 billion in client assets.

Cetera’s principal executive offices are located at 200 N. Sepulveda Blvd., Suite 2100, El Segundo, California, and its telephone number is (866) 489-3100.

Market Price of and Dividends on Common Equity

There is no existing market for the common stock of Cetera and therefore no market price for the common stock can be provided. As of January 16, 2014, the date of the Cetera Merger Agreement, there were 13 record holders of the common stock of Cetera.

Cetera did not pay any dividends on its common stock during the last two fiscal years.

Selected Historical Consolidated Financial Data

Presented below is the selected consolidated financial data of Cetera and its operating subsidiaries as of and for the periods indicated. Cetera commenced operations on February 1, 2010 therefore no historical data for 2009 is presented.

	Historical
	Year Ended December 31,
($ in thousands)	2013	2012	2011	2010	2009
Selected Operating Data:
Revenue	$1,071,677	$849,745	$688,444	$579,951	$—
Operating expenses	1,066,375	842,664	687,222	566,275	—
Provision for income taxes	(2,184)	(2,288)	(1,663)	3,963	—
Net income (loss)	$3,118	$4,793	$(441)	$17,639	$—
Statement of Financial Condition Data:
Cash	$129,005	$136,221	$137,277	$120,370	$—
Total assets	510,839	445,933	342,413	331,205	—
Total liabilities	421,260	286,068	189,758	220,540	—
Total stockholders’ equity	89,579	159,865	152,655	110,665	—

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Critical Accounting Policies

The consolidated financial statements of Cetera and its operating subsidiaries are prepared in accordance with GAAP, which requires management to make estimates, judgments and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Management believes that of the critical accounting policies, the following are noteworthy because they require management to make estimates regarding matters that are uncertain and susceptible to change where such change may result in a material adverse impact on Cetera’s financial position and reported financial results.

Software Development Costs.  Software development costs are charged to operations as incurred. Software development costs include costs incurred in the development and enhancement of software used in connection with services provided by Cetera that do not otherwise qualify for capitalization. The costs of internally developed software that qualify for capitalization are capitalized as fixed assets and subsequently amortized over the estimated useful life of the software, which is generally three to seven years. The costs of internally developed software are included in fixed assets at the point at which the conceptual formulation, design and testing of possible software project alternatives are complete and management authorizes and commits to funding the project. Cetera does not capitalize pilot projects and projects where it believes that the future economic benefits are less than probable.

Income Taxes.  Cetera and its subsidiaries file a consolidated tax return. Cetera and its subsidiaries each report current income tax expense as allocated under a consolidated tax allocation agreement. Generally, the allocation results in profitable companies recognizing a tax provision as if the individual company filed a separate return and loss companies recognizing benefits to the extent of their losses.

Deferred income tax assets and liabilities result from temporary differences between the tax bases of assets and liabilities and their reported amounts in the consolidated financial statements that will result in taxable or deductible amounts in future years. Cetera assesses the likelihood that the deferred tax assets will be realizable, and to the extent it is more-likely-than-not that such deferred tax assets will not be realized a valuation allowance is established.

Acquisitions.  When acquiring companies, Cetera recognizes separately from goodwill the assets acquired and the liabilities assumed at their acquisition date fair values. When the acquisition includes contingent consideration, a discounted cash flow methodology is employed to determine the fair value of the contingent consideration at acquisition date. Goodwill as of the acquisition date is measured as the excess of consideration transferred and the net of the acquisition date fair values of the assets acquired and the liabilities assumed. While Cetera uses its best estimates and assumptions as a part of the purchase price allocation process to accurately value assets acquired and liabilities assumed at the acquisition date, Cetera’s estimates are inherently uncertain and subject to refinement.

Intangible Assets and Goodwill.  Cetera classifies intangible assets into two categories: (1) intangible assets with definite lives subject to amortization, and (2) goodwill. Cetera determines the useful lives of identifiable intangible assets after considering the specific facts and circumstances related to each intangible asset. Factors considered when determining useful lives include assessing the existing customers and the cash flows, terms of contractual agreements, the history of the asset, and Cetera’s long-term strategy for the use of the asset. Intangible assets that are considered to have definite lives are amortized over their useful lives, generally ranging from 5 - 20 years. Management reviews intangible assets for impairment whenever indications of impairment exist. Impairment exists when the carrying amount of the intangible asset exceeds its implied fair value, resulting in an impairment charge for the excess. Cetera tests goodwill for impairment annually or more frequently if events or circumstances indicate that goodwill may be impaired. Cetera uses a variety of methodologies in conducting impairment assessments including, but not limited to, discounted cash flow models, which are based on the assumptions Cetera believes hypothetical marketplace participants would use. If the carrying amount exceeds the fair value, an impairment charge is recognized in an amount equal to the excess.

Revenue Recognition

Commissions.  Cetera records commissions received from securities transactions on a settlement-date basis, which is not materially different from the trade-date basis. Commissions generated from mutual funds, variable annuities, and insurance product purchases transacted directly with the product manufacturers, as well as mutual fund and annuity trailers are estimated for each accounting period. Commissions payable related to these transactions are recorded based upon estimated payout ratios for each product as commission revenue is accrued.

Advisory Fees and Services.  Cetera provides investment advisory services to clients. Fees for the services are based on the value of the clients’ portfolios and are generally billed at the beginning of each quarter. These fees, and the related expenses, are recognized over the period earned.

Asset-Based Fees.  Asset-based fees include amounts earned related to client sweep account investments, omnibus processing and networking services, and reimbursements and allowances from product providers related to the sale and custody of their products.

Transaction and Other Fees.  Cetera charges transaction fees for executing transactions on client accounts. Transaction-related charges are recognized on a settlement-date basis, which is not materially different from the trade-date basis. Other revenue includes fees charged to clients such as individual retirement account maintenance fees, margin interest, and confirmation fees, as well as fees charged to registered representatives for contracted services such as affiliation and transaction fees. These fees are recognized as earned.

Stock-Based Compensation.  Stock-based awards are measured based on the grant-date fair value of the award, using the Black-Scholes option pricing model (service condition options) or a lattice valuation model (performance condition options). Stock-based compensation expense for service condition options is recognized over the requisite service period and includes Cetera’s estimate of expected forfeitures. Stock-based compensation expense for awards containing a performance condition is recognized based on the probable outcome of the performance condition at each reporting date. At the end of the contingency period, the total compensation cost recognized will be the grant-date fair value of all units that actually vest based on the outcome of the performance conditions.

Legal Reserves.  Cetera records reserves for legal proceedings in accounts payable and accrued expenses in the consolidated statement of financial condition. The determination of these reserve amounts requires significant judgment on the part of management. Management considers many factors including, but not limited to, future legal expenses, the amount of the claim, the amount of the loss in the client’s account, the basis and validity of the claim, the possibility of liability on the part of a registered representative, likely insurance coverage, previous results in similar cases, legal precedents and case law. Each legal proceeding is reviewed with counsel in each accounting period and the reserve is adjusted as deemed appropriate by management. Any change in the reserve amount is recorded as other expense in the consolidated statement of income.

Results of Operations — Comparison of the Year Ended December 31, 2013 and December 31, 2012

The following discussion relates to the results of operations for the year ended December 31, 2013 (the “2013 Year”) and the comparable period in the prior year (the “2012 Year”). All amounts are approximate unless otherwise indicated.

Revenue.  Generally, balances increased for the 2013 Year as compared to the 2012 Year due to twelve months of activity associated with the Genworth Financial Investment Services, Inc. (“Genworth”) acquisition during the 2013 Year as compared to only nine months of activity associated with the Genworth acquisition during the 2012 Year. In addition, balances also increased for the 2013 Year as compared to the 2012 Year due to four months of activity associated with the Tower Square Securities and the Walnut Street Securities (“TSS/WSS”) acquisitions as compared to zero months of activity during the 2012 Year. The most significant impact is in commissions and advisory fees and services revenue.

Commissions revenue of $637.0 million for the 2013 Year represents an increase of $140.2 million, or 28%, over the $496.8 million of commissions revenue reported for the 2012 Year due primarily to an increase in sales-based activity for alternative investments, mutual funds, insurance products, equities and, to a lesser extent, unit investment trusts. Increases in trail revenues were primarily from mutual funds, variable annuities and, to a lesser extent, fixed insurance products.

In any period, Cetera’s mix and volume of business will be impacted by several factors, including, among other things, investor confidence, as reflected by the movements of the equities markets, and the attractiveness of non-equity-related investment products, such as fixed income securities. Additionally, during any period, Cetera may experience a growth in the number of financial advisors.

Advisory fees and services revenue of $313.6 million for the 2013 Year represents an increase of $61.5 million, or 24%, over the $252.1 million of advisory fees and services revenue reported for the 2012 Year which is in line with the underlying relevant asset growth. This growth was attributable to net new advisory asset flows and shift of advisors toward more advisory business and to a positive market impact for the year ended December 31, 2013.

Asset based fees revenue of $34.0 million for the 2013 Year remained fairly stable given an increase of $0.6 million, or 2%, over the $33.4 million of asset based fees revenue reported for the 2012 Year.

Transaction and other fees revenue of $87.1 million for the 2013 Year represents an increase of $19.7 million, or 29%, over the $67.4 million of transaction and other fees revenue reported for the 2012 Year due to an increase of Direct Participation Program (“DPP”) marketing reallowance revenue and, to a lesser extent, higher trade volumes and an increase in the average number of financial advisors.

Expenses.  Commissions increased to $854.9 million in the 2013 Year, which represents an increase of $190.7 million, or 29%, from the $664.2 million reported for the 2012 Year. In general, commissions and related costs are directly related to commission and advisory fees and services revenue, and will typically increase or decrease proportionately as commission and advisory fees and services revenue rises or falls. Commissions, as a percentage of commissions and advisory fees and services revenue, remained fairly stable in the 2013 Year at 89.9% as compared to 88.7% in the 2012 Year. Commissions and related costs as a percentage of commission and advisory fees and services revenues can also be impacted by several other factors. For example, commissions and related costs as a percentage of commission and advisory fees and services revenue may vary as a result of individual or advisor group production volumes and financial products or services sold. Cetera also includes within commissions and related costs the amortization related to the issuance of forgivable notes receivable. Prospectively, Cetera expects its commissions, as a whole, to increase over the long term as it recruits more independent financial advisors, although the actual percentage in any period may be more or less than the prior period.

Cetera’s payout ratio was 87.11% for the 2013 Year, compared to 87.32% for the 2012 Year. This slight decrease in Cetera’s payout ratio arose primarily due to a change in revenue mix between its broker-dealers.

Employee compensation and benefits increased to $91.3 million in the 2013 Year, which represents an increase of approximately $11.8 million, or 15%, from the $79.5 million reported for the 2012 Year. This increase was due primarily to an increase in wages and employee benefit costs associated with an increase in headcount and, to a lesser extent, non-recurring recruiting and relocation costs.

Professional fees and outside services increased to $15.3 million in the 2013 Year, which represents an increase of approximately $4.9 million, or 47%, from the $10.4 million reported for the 2012 Year due to non-recurring system conversion costs, rebranding and, to a lesser extent, non-recurring legal fees.

Clearing and exchange fees increased to $15.5 million in the 2013 Year, which represents an increase of approximately $3.0 million, or 24%, from the $12.5 million reported for the 2012 Year. This increase is attributable to additional transaction activity, assets under administration and the average number of advisors which was also impact by the acquisitions of the Genworth and TSS/WSS broker-dealers.

Depreciation and amortization increased to $18.0 million in the 2013 Year, which represents an increase of approximately $2.1 million, or 13%, from the $15.9 million reported for the 2012 Year as a result of additional amortization associated with intangible assets related to recent acquisitions.

Technology costs decreased to $16.0 million in the 2013 Year, which represents a decrease of approximately $0.9 million, or 5%, from the $16.9 million reported for the 2012 Year.

Occupancy and equipment increased to $10.5 million in the 2013 Year, which represents an increase of approximately $1.2 million, or 13%, from the $9.3 million reported for the 2012 Year primarily as a result of an increase in postage and freight costs and, to a lesser extent, office rent.

Promotional expenses increased to $10.6 million in the 2013 Year, which represents an increase of approximately $2.1 million, or 24%, from the $8.5 million reported for the 2012 Year primarily as a result of an increase in print, media and other advertising.

Interest expense increased to $11.9 million in the 2013 Year, which represents an increase of approximately $5.0 million, or 73%, from the $6.9 million reported for the 2012 Year. This increase is attributable to higher average debt balance in 2013, including additional debt incurred by Cetera during 2013. As of December 31, 2013, Cetera’s balance of notes payable was $208.7 million as compared to $117.0 million as of December 31, 2012.

Other expenses increased to $9.5 million in the 2013 Year, which represents an increase of approximately $2.1 million, or 28%, from the $7.4 million reported for the 2012 Year.

Acquisition and acquisition-related costs increased to $5.3 million in the 2013 Year, which represents an increase of approximately $0.3 million, or 6%, from the $5.0 million reported for the 2012 Year. For the 2013 Year and the 2012 Year, these costs were associated with the TSS/WSS and Genworth acquisitions, respectively.

Separation costs increased to $3.9 million in the 2013 Year, which represents an increase of approximately $2.1 million, or 123%, from the $1.8 million reported for the 2012 Year primarily as a result of costs associated with the TSS/WSS acquisition.

Change in contingent consideration decreased to $0.9 million in the 2013 Year, which represents a decrease of approximately $3.6 million, or 79%, from the $4.5 million reported for the 2012 Year. The 2013 and 2012 amounts were attributable to Cetera’s acquisitions of TSS/WSS and Genworth, respectively.

Provision for income taxes was $2.2 million and $2.3 million for the 2013 and 2012 Years, respectively, representing an effective tax rate of 41.2% and 32.3%, respectively. Cetera’s provision for income taxes in any period will be affected by, among other things, permanent, as well as temporary differences in the deductibility of certain items, including payments related to the deferred compensation plan.

Liquidity and Capital Resources

Cash provided by, or used in, operating activities for any period includes the net income for that period adjusted for non-cash items and the effects of changes in working capital. Net cash provided by operating activities as of December 31, 2013 totaled $20.2 million compared to $15.9 million net cash used in operating activities as of December 31, 2012. This was due primarily as a result of the adjustments to reconcile net income to net cash totaling $31.5 million as of December 31, 2013 as compared to $24.8 million as of December 31, 2012. This was offset by the net changes in certain balance sheet accounts totaling $14.4 million as of December 31, 2013 as compared to $13.7 million as of December 31, 2012.

Net cash used in investing activities as of December 31, 2013 was $27.1 million compared to $76.6 million as of December 31, 2012. The 2012 Year use of cash was primarily related to the Genworth acquisition and the 2013 Year use of cash was primarily related to the TSS/WSS acquisition and internally developed software.

Net cash used in financing activities as of December 31, 2013 was $0.3 million, resulting primarily from the principal repayments of $118 million and the dividend payments of $79.6 million on Cetera’s common and preferred stock offset by the issuance of additional debt totaling $210 million. As of December 31, 2012, net cash provided by financing activities totaled $59.7 million, resulting primarily from the issuance of debt totaling $120 million. The debt proceeds were partially offset by the principal repayments of $76.0 million.

Overall, cash and cash equivalents decreased for the 2013 Year by approximately $7.2 million to approximately $129.0 million as of December 31, 2013 from approximately $136.2 million as of December 31, 2012. This decrease was due primarily to net cash used in investing activities coupled with net cash used in financing activities, as described above.

Quantitative and Qualitative Disclosures about Market Risk

Market risk represents the risk of loss that may result from the change in value of a financial instrument due to fluctuations in its market price. Cetera’s exposure to market risk is primarily related to investments in money market and mutual funds made in connection with deferred compensations plans.

ACTION THREE: APPROVAL OF THE ISSUANCE OF CLASS A COMMON STOCK
TO MEMBERS OF RCAP HOLDINGS PURSUANT TO THE RCAP HOLDINGS
MEMBER COMMITMENT

Overview

Concurrently with the execution of the Cetera Merger Agreement on January 16, 2014, the Company entered into the RCAP Holdings Member Commitment with the members of RCAP Holdings. The RCAP Holdings Member Commitment provides for the members of RCAP Holdings to purchase, in a private offering, and at the same price as the shares sold in any well-marketed, underwritten public offering, $10.0 million of the Class A Common Stock. The members of RCAP Holdings’ obligation to purchase these shares is conditioned on (i) the completion of a well-marketed, underwritten public offering, and (ii) the purchase of the Luxor Common Stock by Luxor.

The RCAP Holdings Member Commitment also provides for an additional equity commitment related to the Luxor Common Stock. The members of RCAP Holdings have agreed that if Luxor purchases less than $50.0 million of Luxor Common Stock, the members of RCAP Holdings will purchase additional shares of the Class A Common Stock at the VWAP of Class A Common Stock during the ten consecutive trading day period ending on the trading day immediately preceding the closing date of the Cetera Acquisition, such that the combined net proceeds to the Company from the Luxor Common Stock and the additional equity commitment will be at least $50.0 million.

The members of RCAP Holdings agreed to enter into the RCAP Holdings Member Commitment because it was required by Cetera as a condition to the Cetera Acquisition. The proceeds from these financings will be used by the Company to pay a portion of the consideration to be paid in the Cetera Acquisition.

Reason Stockholder Approval is Required

Under Section 312.03(b) of the NYSE Listed Company Manual, a company listed on the NYSE is required to obtain stockholder approval prior to the issuance of common stock, or of securities convertible into or exercisable for common stock, in any transaction or series of related transactions, if the issuance involves a “Related Party” (as defined in the NYSE Listed Company Manual) and if the number of shares of common stock to be issued, or if the number of shares of common stock into which the securities may be convertible or exercisable, exceeds either one percent of the number of shares of common stock or one percent of the voting power outstanding before the issuance. Stockholder approval is being obtained because the number of shares of Class A Common Stock could meet this test. Therefore, in order to comply with the NYSE Listed Company Manual, the Company’s stockholders must be given the opportunity to vote on the issuance.

Impact on Holders of Common Stock

Dilution to existing stockholders will occur in connection with the issuance of additional shares of our Class A Common Stock to the members of RCAP Holdings in connection with the RCAP Holdings Member Commitment, which, as of April 4, 2014, we estimate will be approximately 1,554,807, or 5.5% of our Class A Common Stock outstanding as of the date of this Information Statement, assuming that the shares of Class A Common Stock are purchased at $38.59, the closing price of the Class A Common Stock on April 4, 2014.

ACTION FOUR: AMENDMENT AND RESTATEMENT OF THE COMPANY’S CHARTER

Overview

The Company proposes to amendment and restate its Charter in the form attached as Annex D to this Information Statement, which we refer to as the Amended and Restated Charter, by making certain changes, as described below:

•	Deleting Requirement that no Class B Common Stock may be Transferred to any Person Unless a Corresponding Number of Class B Units is also Transferred to the Same Person. The Company proposes to delete the requirement in its Charter that the Class B Common Stock may not be transferred to any person unless a corresponding number of Class B Units is also transferred to the same person.
•	Allowing Executive Committee to Call Special Stockholder Meetings. The Company proposes to provide in its Charter that the Executive Committee, or any other duly authorized committee, of the Board can call special meetings of stockholders.
•	Deleting Requirement That All Director Candidates Be Nominated by the Board of Directors. The Company proposes to correct the Charter by deleting a requirement that all directors must be nominated by the Board.

The Amended and Restated Charter will also reflect a few other changes of a ministerial nature that are necessary or advisable in light of the other changes and deletions being proposed. These changes and modifications include, among other things, deletion of other provisions which are no longer applicable to the Company or which need to be updated, and other necessary or advisable changes.

Deleting Requirement that no Class B Common Stock may be Transferred to any Person Unless a Corresponding Number of Class B Units is also Transferred to the Same Person

The Company proposes to amend and restate its Charter in order to delete the requirement that the Class B Common Stock may not be transferred to any person unless a corresponding number of Class B Units is also transferred to the same person. Without this amendment to the Charter, RCAP Holdings has indicated to the Company that it would not surrender the Class B Units, because, under the existing Charter, it would also have been required to surrender the Class B Common Stock. RCAP Holdings is unwilling to surrender the Class B Common Stock it holds because that one share of Class B Common Stock entitles RCAP Holdings to a majority of the combined voting power of our outstanding Common Stock. The Company believes that it is in its interest to have 100% ownership of its three operating subsidiaries (Realty Capital Securities, LLC, RCS Advisory Services, LLC and American National Stock Transfer, LLC) because it will simplify the ownership structure of and eliminate minority interests in the operating subsidiaries. Accordingly, the Board has approved an amendment to the Charter to delete the requirement that the Class B Common Stock may not be transferred to any person unless a corresponding number of Class B Units is also transferred to the same person.

Following this amendment, the remaining Class B Unit of each of our operating subsidiaries owned by RCAP Holdings will be cancelled and 100% of the voting and economic interests in our operating subsidiaries will be held by RCS Holdings, LLC (“RCS Holdings”) through its ownership of all of the Class A Units of the operating subsidiaries. RCS Holdings is an intermediate holding company, which was formed by us to own the operating subsidiaries. The Company owns all the equity interests in RCS Holdings, except for LTIP Units held by RCS Capital Management. LTIP Units represent units of equity ownership in RCS Holdings and are issued under the 2013 Manager Multi-Year Outperformance Agreement. See “Information Regarding RCS Capital Corporation — Management  — 2013 Manager Multi-Year Outperformance Agreement” for further information on the LTIP Units.

The Company will also enter into the Exchange Agreement Amendment eliminating the requirement for the cancellation of a corresponding number of Class B Common Stock upon exchange of Class B Units.

Impact on Holders of Common Stock

Holders of our Class A Common Stock are entitled to one vote per share, and, so long as any of our Class B Common Stock remains outstanding, the holders of our Class B Common Stock always will have a majority of the combined voting power of our outstanding Common Stock. RCAP Holdings holds the sole outstanding share of our Class B Common Stock and thereby controls a majority of the combined voting power of our outstanding Common Stock, retains effective control of our Board and the ability to control all matters submitted to our stockholders for approval. In addition, even if the share of Class B Common Stock were not outstanding, RCAP Holdings would still control us through its ownership of 84.92% of our outstanding Class A Common Stock as of April 4, 2014. This concentrated control limits or precludes our stockholders’ ability to influence corporate matters. RCAP Holdings has the ability to control all matters affecting us, including:

•	the composition of our Board and, through our Board, any determination with respect to our business plans and policies;
•	any determinations with respect to mergers, acquisitions and other business combinations;
•	our acquisition or disposition of assets;
•	our financing activities;
•	certain changes to our Charter;
•	amendments to any agreements between us and RCAP Holdings;
•	corporate opportunities that may be suitable for us and RCAP Holdings;
•	determinations with respect to enforcement of rights we may have against third parties;
•	the payment of dividends, if any, on our Common Stock; and
•	the number of shares available for issuance under our stock plans for its prospective and existing employees and financial advisors, including the Program.

If RCAP Holdings does not provide any requisite consent allowing us to conduct such activities when requested, we will not be able to conduct such activities and, as a result, our business and our operating results may be harmed. The individuals who control RCAP Holdings, Messrs. Schorsch and Kahane, also control RCS Capital Management, which means that these individuals may have an even greater influence over our affairs than their control over RCAP Holdings alone would dictate.

RCAP Holdings’ ability to control our Board may also make it difficult for us to recruit high-quality independent directors. Persons who would otherwise have accepted an invitation to join our Board may decline to do so, which makes the recruitment of the most qualified independent directors more difficult.

If RCAP Holdings is acquired or otherwise undergoes a change of control, any acquiror or successor will be entitled to exercise the voting control and contractual rights of RCAP Holdings, and may do so in a manner that could vary significantly from that of RCAP Holdings.

RCAP Holdings has advised us that in the absence of the amendment, it would not surrender its Class B Units and would still retain its Class B Common Stock.

Allowing Executive Committee to Call Special Stockholder Meetings

The Company proposes to amend and restate its Charter to provide that the Executive Committee, or any other duly authorized committee, of the Board can call special meetings of stockholders. Under the existing Charter, special meetings of the stockholders may be called by the Board, the Chairman of the Board or the Chief Executive Officer of the Company, and may not be called by any other person. In order to simplify corporate procedures, the Company would like to allow special meetings of stockholders to be called by, in addition to the parties listed above, the Executive Committee of the Board or any other duly authorized committee of the Board.

Impact on Holders of Common Stock

Under the existing Charter, special meetings of the stockholders may be called by the Board, the Chairman of the Board or the Chief Executive Officer of the Company, and may not be called by any other person. This amendment would allow the Executive Committee of the Board, which consists solely of non-independent directors, to call special meetings of stockholders without consulting the full Board. The non-independent directors who make up the Executive Committee, however, already constitute a majority of the Board and, if they vote together as a block, would therefore have been able to call special meetings of stockholders even without this amendment. Accordingly, there is no impact on holders of our Common Stock, except insofar as stockholders will now be less likely to receive any benefit from input from independent directors with respect to decisions regarding the calling of special meetings.

Deleting Requirement That All Director Candidates be Nominated by the Board of Directors

The Company proposes to correct the Charter by deleting a requirement that all directors must be nominated by the Board. This provision of the Charter could have been interpreted to limit the ability of shareholders to nominate directors, which would be inconsistent with the DGCL.

ACTION FIVE: APPROVAL OF THE 2014 STOCK PURCHASE PROGRAM

Overview

On April 2, 2014, the Board adopted, subject to stockholder approval, the Company’s 2014 Stock Purchase Program (the “Program”). On             , 2014, RCAP Holdings, as the holder of 92.46% of the combined voting power of our outstanding Common Stock, approved the Program by action taken by written consent without a meeting in accordance with the DGCL and our By-laws and Charter. No further vote of our stockholders is required. The Program will become effective on the 20th calendar day after we send or give this Information Statement to our stockholders.

The purpose of the Program is to enable select employees, financial advisors and executive officers of the Company and its affiliates and of subsidiaries of the Company that will be part of the Company’s retail advice platform (“Eligible Individuals”) to acquire proprietary interests in the Company through the ownership of Class A Common Stock. The independent retail advice platform is a complementary business we intend to engage in following the completion of the pending acquisitions as part of our plan to expand, diversify and grow our business through the pending acquisitions. Following the completion of the pending acquisitions, the independent retail advice platform will consist of registered broker-dealers or investment advisers engaged in the businesses of offering independent financial advice and access to financial products to retail clients through a network of financial advisors. We believe that participants in the Program will have a closer identification with the Company by virtue of their ability as stockholders to participate in the Company’s growth and earnings. The Program is not intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”), and any warrants granted under the Program (as described below) are not intended to qualify as “incentive stock options” under Section 422 of the Code.

Impact on Holders of Common Stock

The Program creates potential dilution to existing stockholders by providing for up to 4,000,000 shares of Class A Common Stock which can be purchased or granted under warrants pursuant to the Program, which represents 14.1% of the outstanding Class A Common Stock as of April 4, 2014.

Description of the 2014 Stock Purchase Program

The following description of the Program is a summary and is qualified in its entirety by reference to the Program, a copy of which is attached as Annex E to this Information Statement.

Administration

The Program will be administered by a committee of the Company’s management appointed by the Executive Committee of the Board of Directors to administer the Program (the “Committee”). The Committee will have the full power and authority, subject to the provisions of the Program, to promulgate such rules and regulations as it deems necessary for the proper administration of the Program, to interpret the provisions and supervise the administration of the Program, and to take all actions in connection therewith or in relation thereto as it deems necessary or advisable.

Purchase Program

Participation.  The Committee will select the Eligible Individuals who are eligible to participate in the Program.

Election.  Eligible Individuals selected by the Committee to participate in the program may elect by no later than ten days prior to each of June 30, September 30, and December 31 of 2014 (each date, a “Purchase Date”) to purchase a specified dollar value of shares of our Class A Common Stock on such Purchase Date. Payment for the purchase of such shares must be received by the Company no later than ten days prior to the applicable Purchase Date and may be made in such form as the Committee may determine, including in cash or by check, bank draft or money order payable to the order of the Company, or, solely for employees of the Company, through payroll deductions elected by the employee. Prior to the Purchase Date any such amounts paid by a participant will be held in a non-interest bearing account. Subject to the minimum purchase amounts discussed below, a participant may cancel an election to purchase shares on a Purchase Date no later than ten days prior to such Purchase Date.

The dollar values elected by a participant are not required to be equal for each Purchase Date (and may be $0 for any given Purchase Date). If an Eligible Individual elects to participate in the Program, then the aggregate dollar value of shares of Class A Common Stock purchased by the Eligible Individual under the Program must be no less than:

•	$5,000 for employees (other than a Realty Capital Securities Wholesaler (as defined below)) or any “non-producing advisor” (generally, a financial advisor whose annualized gross dealer concessions are less than $50 million for the six-month period immediately preceding a Purchase Date); and
•	$30,000 for any “producing advisor” (generally, a financial advisor whose annualized gross dealer concessions are at least $50 million for the six-month period immediately preceding a Purchase Date), Realty Capital Securities Wholesaler or executive officer of the Company or any of its affiliates.

“Realty Capital Securities Wholesalers” are registered representatives or registered principals employed by our affiliate Realty Capital Securities, LLC and engaged in the wholesale broker-dealer business.

If a financial advisor who is a “producing advisor” with respect to a Purchase Date and whose aggregate purchases under the Program equal or exceed the minimum amount set forth above becomes a “non-producing advisor” with respect to a subsequent Purchase Date, such financial advisor will not be eligible to purchase additional shares under the Program unless such financial advisor again becomes a “producing advisor” as of a subsequent Purchase Date.

Purchase of Shares.  Subject to the participant’s continued service through the applicable Purchase Date, a participant’s election will be exercised automatically on the Purchase Date to purchase a number of shares of Class A Common Stock determined as follows:

•	the maximum number of whole shares of Class A Common Stock that may be purchased based on the closing price for the Class A Common Stock on the Purchase Date and the value of Class A Common Stock elected to be purchased by the participant with respect to such Purchase Date;
•	rounded down to the nearest number of whole shares of Class A Common Stock that is a multiple of three, or down to zero if the number determined under the prior bullet is less than three.

Any excess funds in the participant’s purchase account following a Purchase Date will automatically be used to purchase Class A Common Stock on the next subsequent Purchase Date, if any.

Failure to Pay.  If a participant who has filed an election has not paid the purchase price to the Company by no later than 10 days prior to a Purchase Date, the Company may treat such failure as a cancellation of the participant’s election on such Purchase Date. If as a result of any such cancellation a participant will not satisfy the minimum purchase requirements discussed above as of December 31, 2014, then by no later than January 31, 2015, the Committee may (i) require the participant to sell to the Company any shares of Class A Common Stock acquired by the participant under the Program at a price per share equal to the lesser of the closing price on the date of purchase by the Company and the closing price on the applicable Purchase Date the participant acquired such Class A Common Stock (such price per share, the “Repurchase Price”), and (ii) cancel any warrants granted to the participant with respect to such Class A Common Stock purchased by the Company for no consideration.

Over-Subscription.  If the number of shares of Class A Common Stock that would otherwise be purchased on a Purchase Date based on all participant elections exceeds the number of available shares of Class A Common Stock under the Program (after deduction of all shares of Class A Common Stock which have already been purchased or granted under warrants) or if all or any portion of the shares of Class A Common Stock cannot reasonably be purchased on the Purchase Date as determined by the Committee for any other reason, the Committee will:

•	first, allocate the shares of Class A Common Stock to those participants whose aggregate share purchases on all prior Purchase Dates did not satisfy the minimum purchase requirements described above; and

•	second, make a pro rata allocation of the shares of Class A Common Stock remaining available in as uniform a manner as is practicable and it determines to be equitable.

Excess Funds.  Any excess funds remaining on January 1, 2015 in a participant’s purchase account will be returned to the participant (without interest) by no later than January 5, 2015.

Termination of Service.  If a participant’s service is terminated prior to December 31, 2014 for any reason other than for cause (as defined in the Program), the participant may retain all shares purchased under the Program prior to the date of termination without regard to the minimum purchase requirements. If a participant’s service is terminated prior to December 31, 2014 for cause, then by no later than January 31, 2015, the Committee may (i) require the participant to sell to the Company any shares of Class A Common Stock acquired by the participant under the Program at a price per share equal to the applicable Repurchase Price, and (ii) cancel any warrants granted to the participant with respect to such Class A Common Stock purchased by the Company for no consideration. Upon termination of a participant’s service for any reason prior to December 31, 2014, any amount credited to the participant’s purchase account will be promptly refunded in cash to the participant (without interest).

Change in control.  In the event of the consummation of a change in control (as defined in the Program) prior to December 31, 2014, the date immediately prior to the date of the consummation of such change in control will be deemed the final Purchase Date under the Program and all elections made participants with respect to any Purchase Date that otherwise would have occurred on or following such date will be consummated on such final Purchase Date.

Warrants

Grants.  On each Purchase Date, the Company will grant to each participant one warrant to purchase one share of Common Stock for every three shares of Class A Common Stock purchased by the participant on such Purchase Date. The exercise price of a warrant will be the closing price of the Class A Common Stock on the date of grant.

Vesting and Exercise.  Warrants will generally vest and become exercisable on the third anniversary of the date of grant subject to the participant’s continuous service through the vesting date. Vested warrants may be exercised at any time prior to the tenth anniversary of the date of grant, or if earlier, the thirtieth day following the date the termination of the participant’s service other than for cause. All unvested warrants held by a participant will expire and terminate immediately upon the participant’s termination of service. All warrants held by a participant, vested or unvested, will expire and terminate immediately upon the participant’s termination of service for cause.

Upon the exercise of a warrant, the participant must make payment of the full exercise price, either (i) in cash, check, bank draft or money order; (ii) solely to the extent permitted by law, through the delivery of irrevocable instructions to a broker reasonably acceptable to the Committee to deliver promptly to the Company an amount equal to the purchase price; or (iii) on such other terms and conditions as may be acceptable to the Committee.

Change in Control.  Upon a change in control (as defined in the Program), warrants will not automatically vest and will be, in the discretion of the Committee, either be (i) assumed or have new rights substituted therefor, (ii) purchased by the Company for an amount equal to the excess of the price of the Class A Common Stock paid in a change in control over the exercise price of the warrant(s) (or cancelled and extinguished pursuant to the terms of a merger or other purchase agreement), or (iii) cancelled without payment if the price for the Class A Common Stock paid in a change in control is less than the exercise price of the warrant. The Committee may also, in its sole discretion, provide for accelerated vesting or lapse of restrictions of a warrant at any time.

In the event of a merger or consolidation in which the Company is not the surviving corporation or in the event of a transaction that results in the acquisition of all or substantially all of the Class A Common Stock or assets, the Committee may elect to terminate all outstanding exercisable warrants granted under the Program, provided that during the period from notification of such termination to the date of consummation of the relevant transaction (which must be at least 20 days) each participant will have the right to exercise all of his or her exercisable warrants in full (without regard to any limitations on exercisability), contingent on the consummation of such transaction.

Available Shares

The aggregate number of shares of Class A Common Stock that may be purchased under the Program or with respect to which warrants may be granted may not exceed 4,000,000 shares, which may be purchased on the open market or may be treasury shares or newly-issued and authorized shares. The number of shares of Class A Common Stock available for purchase under the Program will be reduced by (i) the total number of shares elected to be purchased under the Program, and (ii) the total number of warrants issued under the Program. If on or prior to December 31, 2014, any shares sold pursuant to the Program are repurchased by the Company, or any warrant terminates or is cancelled or forfeited for any reason, the shares so repurchased or underlying such cancelled or terminated warrants will again be available for all purposes under the Program.

The Committee will adjust the aggregate number of shares of Class A Common Stock available for purchase or with respect to which warrants may be granted, as well as the exercise price of any warrants, to reflect certain changes in our capital structure or business by reason of certain corporate transactions or events.

Amendment and Termination

The Company, by action of the Board or the Committee, may at any time terminate, amend or freeze the Program. No such termination will disproportionately adversely affect the warrants previously granted to a participant. The approval of our stockholders will be obtained to the extent required by applicable law. Upon termination of the Program, amounts credited to a participant’s purchase account that have not been used to purchase Class A Common Stock will be returned to the participant. Upon freezing of the Program, amounts credited to a participant’s account that have not been used to purchase Class A Common Stock will be used to purchase Class A Common Stock, with the effective date of the freeze being deemed the final Purchase Date.

Miscellaneous

Rights to purchase shares under the Program and warrants granted under the Program are generally nontransferable (other than, in the case of warrants, by will or the laws of descent and distribution).

Certain U.S. Federal Income Tax Consequences

The rules concerning the federal income tax consequences with respect to warrants to be granted pursuant to the Program are quite technical. Moreover, the applicable statutory provisions are subject to change (possibly with retroactive effect), as are their interpretations and applications, which may vary in individual circumstances. Therefore, the following is designed to provide a general understanding of the U.S. federal income tax consequences. In addition, the following discussion does not set forth any gift, estate, social security or state or local tax consequences that may be applicable and is limited to the U.S. federal income tax consequences to individuals who are citizens or residents of the U.S., other than those individuals who are taxed on a residence basis in a foreign country.

The U.S. federal income tax law is technical and complex and the discussion below represents only a general summary. The following summary is included for general information only and does not purport to address all the tax considerations that may be relevant. Each recipient of a grant is urged to consult his or her own tax adviser as to the specific tax consequences to such grantee and the disposition of common stock.

A recipient will not realize any taxable income upon the grant of a warrant and the Company will not receive a deduction at the time of such grant unless such warrant has a readily ascertainable fair market value (as determined under applicable tax law) at the time of grant. Upon exercise of a warrant, the recipient generally will realize ordinary income in an amount equal to the excess of the fair market value of the common stock on the date of exercise over the exercise price. Upon a subsequent sale of the common stock by the recipient, the recipient will recognize short-term or long-term capital gain or loss depending upon his or her holding period for the common stock. Subject to the limitations under Sections 162(m) and 280G of the Code (as described below), the Company will generally be allowed a deduction equal to the amount recognized by the recipient as ordinary income.

In addition: (i) any of our officers and directors subject to Section 16(b) of the Securities Exchange Act of 1934, as amended, may be subject to special tax rules regarding the income tax consequences concerning their warrants; (ii) any entitlement to a tax deduction on the part of the Company is subject to the applicable tax rules (including, without limitation, Section 162(m) of the Code regarding the $1,000,000 limitation on deductible compensation); and (iii) in the event that the payment, exercisability or vesting of any warrant is accelerated because of a change in ownership (as defined in Code Section 280G(b)(2)), and such payment of a warrant, either alone or together with any other payments made to certain participants, constitute parachute payments under Code Section 280G, then subject to certain exceptions, a portion of such payments would be nondeductible to the Company and the participant would be subject to a 20% excise tax on such portion of the payment.

In general, Section 162(m) of the Code denies a publicly held corporation a deduction for federal income tax purposes for compensation in excess of $1,000,000 per year per person to its “covered employees” (generally, its chief executive officer and three other executive officers (other than its chief financial officer) whose compensation is disclosed in its proxy statement), subject to certain exceptions. A warrant generally will be considered a qualified performance-based compensation arrangement that is not subject to the compensation limitation under Section 162(m) of the Code if it is granted under a plan that states the maximum number of shares with respect to which warrants may be granted to any recipient during a specified period of time and the plan under which the warrant is granted is approved by stockholders and is administered by a committee comprised of outside directors.

Code Section 409A

Code Section 409A provides that all amounts deferred under a nonqualified deferred compensation plan are includible in a participant’s gross income to the extent such amounts are not subject to a substantial risk of forfeiture, unless certain requirements are satisfied. If the requirements are not satisfied, in addition to current income inclusion, interest at the underpayment rate plus 1% will be imposed on the participant’s underpayments that would have occurred had the deferred compensation been includible in gross income for the taxable year in which first deferred or, if later, the first taxable year in which such deferred compensation is not subject to a substantial risk of forfeiture. The amount required to be included in income is also subject to an additional 20% tax. Warrants under the Program are anticipated to be exempt from the requirements of Code Section 409A.

The Program is not subject to any of the requirements of the Employee Retirement Income Security Act of 1974, as amended. The Program is not, nor is it intended to be, qualified under Section 401(a) of the Code.

New Plan Benefits

Any benefits or amounts that will be received under the Program will be based upon prospective factors, including the Committee’s selection of an employee or adviser for participation in the Program and such individual’s election to purchase shares under the Program and, accordingly, cannot be determined at this time.

INFORMATION REGARDING RCS CAPITAL CORPORATION

Management’s Discussion and Analysis of Financial Condition and Results of Operations

The information in this section includes forward-looking statements that involve risks and uncertainties. Please see “Cautionary Statement Regarding Forward-Looking Statements” for a discussion of the uncertainties, risks and assumptions associated with these statements. Additionally, if the pending acquisitions are consummated, the independent retail advice platform will represent a substantial part of our business, and accordingly, our historical results may not be indicative of our performance in the future.

The following discussion and analysis should be read in conjunction with the financial statements and related notes of our company included elsewhere in this Information Statement. The historical financial data for the year ended December 31, 2013 discussed below reflect the historical results of operations and financial condition of RCS Capital Corporation and subsidiaries. Due to the limited operating history of RCS Capital Corporation, the historical financial data for the years ended December 31, 2012 and 2011 discussed below reflect the historical results of operations and financial condition of Realty Capital Securities, which is the only one of our operating subsidiaries that was in operation as of and prior to December 31, 2012.

Executive Summary

We are a holding company that was incorporated in Delaware on December 27, 2012. We currently are engaged in the wholesale distribution and investment banking, capital markets and transaction management services businesses through our operating subsidiaries. Prior to our initial public offering in June 2013, RCAP Holdings operated and held a 100% interest in each of our operating subsidiaries. Our operating subsidiaries currently consist of Realty Capital Securities, LLC (“Realty Capital Securities”), RCS Advisory Services, LLC (“RCS Advisory”) and American National Stock Transfer, LLC (“ANST”), each a Delaware limited liability company. We have entered into agreements to acquire certain businesses. Our discussion of our existing businesses in this section does not assume the consummation of the pending acquisitions.

Our principal executive offices are located at 405 Park Avenue, 15th Floor, New York, New York 10022, and our telephone number is (866) 904-2988.

Our Businesses

We operate through our three operating subsidiaries in four principal segments: Wholesale Broker-Dealer; Transaction Management; Investment Banking and Capital Markets; and Transfer Agent.

Wholesale Distribution.  Our wholesale distribution platform is the leading multi-product distributor of direct investment program offerings to independent broker-dealers and the retail financial advisor community. Leveraging the expertise of our affiliate, American Realty Capital, the leading sponsor of real estate direct investment programs, we have developed substantial distribution capabilities through a selling group of approximately 260 brokerage firms with approximately 900 active selling agreements supporting approximately 80,000 financial advisors.

From inception through December 31, 2013, our wholesale distribution platform has distributed 24 offerings with total equity capital raised of approximately $14.8 billion, of which we are currently distributing eight offerings seeking to raise a total of $22.7 billion of equity. The offerings are direct investment programs registered with the SEC, consisting primarily of non-traded REITs. The offerings are sector-specific and consist of net lease real estate, healthcare, grocery anchored retail, real estate debt, oil and gas, anchored core retail, small mid-market lending, global sale-leaseback, New York office and retail, a closed-end real estate securities fund, an open-end real estate securities fund and a non-traded business development company fund. Substantially all of our offerings relate to direct investment programs sponsored by our affiliate, American Realty Capital.

For 2013, we had a 35.1% share of all direct investment programs and a 41.2% market share of non-traded REITs, the largest segment of direct investment programs, measured by equity capital raised, according to Robert A. Stanger & Co. (“Stanger”). Revenues for our wholesale distribution platform grew from $1.4 million in 2008 to $803.0 million in 2013. Meanwhile, the non-traded REIT industry has itself grown rapidly, with total annual equity capital raised increasing from $9.6 billion in 2008 to $19.6 billion in 2013, according to Stanger.

During 2013, 38% of Realty Capital Securities’ sales of interest in non-traded REITs consisted of sales of interests, in non-traded REITs with a primary investment strategy of investing in U.S. single-tenant, net-leased properties (“U.S. Net Lease REITs”) sponsored by American Realty Capital. In connection with the merger between ARCP and Cole Real Estate Investments, Inc. (“Cole”), American Realty Capital and Mr. Schorsch agreed that neither American Realty Capital nor any of its affiliates, including Realty Capital Securities, will be permitted to sponsor or raise capital for any U.S. Net Lease REITs sponsored by American Realty Capital. Mr. Schorsch and other persons affiliated with American Realty Capital are directors and executive officers of ARCP. This restriction does not prohibit Realty Capital Securities from raising money for U.S. Net Lease REITs that are not affiliates of American Realty Capital, Mr. Schorsch or any of their affiliates.

We believe this restriction will not impact the total volume of sales of interests in non-traded REITs for at least the next several years, as we had separately determined to discontinue sales of U.S. Net Lease REITs beginning in 2014 prior to the consummation of the agreement with Cole. We made the determination because we believe the current environment of modestly rising interest rates will dampen demand for U.S. Net Lease REITs, which typically feature long-term leases with fixed rent payments that may not increase in line with rents from other property types in a rising interest rate environment.

During 2013, we distributed nine non-traded REIT offerings that were not U.S. Net Lease REITs, as compared to six non-traded REIT offerings that were not U.S. Net Lease REITs during 2012, and we believe that we will be able to offset the discontinuation of sales of U.S. Net Lease REITs with other appropriate offerings targeted at the current market.

Investment Banking, Capital Markets and Transaction Management Services.  Our investment banking, capital markets and transaction management services platform provides comprehensive strategic advisory services focused on the direct investment programs, particularly non-traded REITs. These strategic advisory services include merger and acquisitions advisory, capital markets activities, registration management, and other transaction support services that capture value across the direct investment program lifecycle. We have demonstrated particular expertise in the real estate sector by our status as the second largest advisor of real estate merger and acquisitions transactions in 2012 and 2013, executing deals with $4.1 billion and $10.3 billion in transaction value, respectively, according to SNL Financial LC (“SNL Financial”). To date, these services have been provided primarily to clients that were sponsored or managed by American Realty Capital. Due to the specialized nature of the direct investment program industry, we believe we are particularly well suited to advise funds and direct investment programs that are distributed by Realty Capital Securities.

Critical Accounting Policies and Estimates

Set forth below is a summary of the critical accounting policies and significant accounting estimates that management believes are important to the preparation of our financial statements or are essential to understanding of our financial position and results of operations. These significant accounting policies and estimates include:

Revenue and expense recognition for selling commissions and dealer manager fees and the related expenses.  We believe that revenue and expense recognition for selling commissions and dealer manager fees and the related expenses is a critical accounting policy in the preparation of our financial statements as well as to an understanding of our financial position and results of operations.

Realty Capital Securities receives selling commissions and dealer manager fees from related party and non-related party sponsors for its wholesale distribution efforts. The commission and dealer manager fee rates are established jointly in a single contract negotiated with each individual issuer. Realty Capital Securities generally receives commissions of up to 7.0% of gross offering proceeds for funds raised through the participating independent broker-dealer channel, all of which are redistributed as third-party commissions, in accordance with industry practices. Commission percentages are generally established in the issuers’ offering documents leaving Realty Capital Securities no discretion as to the payment of third-party commissions. Commission revenues and related expenses are recorded on a trade date basis as securities transactions occur.

Realty Capital Securities, serving as a dealer manager, receives fees and compensation in connection with the wholesale distribution of non-traded securities. Realty Capital Securities contracts directly with independent broker-dealers and registered investment advisers to solicit share subscriptions. The non-traded securities are offered on a “best efforts” basis and Realty Capital Securities is not obligated to underwrite or purchase any shares for its own account. Realty Capital Securities generally receives up to 3.0% of the gross proceeds from the sale of common stock as a dealer manager fee and also receives fees from the sale of common stock through registered investment advisers. Realty Capital Securities has sole discretion as to reallowance of dealer manager fees to participating broker-dealers, based on such factors as the volume of shares sold and marketing support incurred by respective participating broker-dealers as compared to those of other participating broker-dealers. Dealer manager fees and reallowances are recorded on a trade date basis as securities transactions occur.

We analyze our contractual arrangements to determine whether to report revenue on a gross basis or a net basis. The analysis considers multiple indicators regarding the services provided to their customers and the services received from suppliers. The goal of the analysis is to determine which entity is the primary obligor in the arrangement. After weighing many indicators, including our position as the exclusive distributor or dealer manager primarily responsible for the distribution of its customers’ shares, its discretion in supplier selection, that our suppliers bear no credit risk and that the commission and dealer manager fee rates are established jointly in a single contract, we concluded that the gross basis of accounting for its commission and fee revenues is appropriate.

During the year ended December 31, 2013, we modified our approach with respect to revenues derived from the sale of securities purchased through fee-based advisors by reducing the fees charged on sales of related party offerings via the registered investment adviser channel, or the RIA channel. This modified business practice does not constitute a change in accounting policy. During the year ended December 31, 2013 and 2012, equity capital raised for related party offerings distributed by us via the RIA channel was $720.2 million and $291.1 million, respectively.

Investment banking advisory services.  Realty Capital Securities receives fees and compensation for providing investment banking and related advisory services. Such fees are charged based on agreements entered into with related party and non-related party public issuers of securities on a negotiated basis. Income from certain investment banking agreements has been deferred and is recognized over the life of the offering.

Services revenue.  Our operating subsidiaries receive fees for providing transaction management, marketing support, due diligence advice, events, training and education, conference management and other services. Such fees are charged at hourly billing rates for the services provided, based on agreements entered into with related party issuers of securities on a negotiated basis. Such fees are billed and recorded monthly based on services rendered.

Transfer agency revenue.  ANST receives fees for providing transfer agency and related services. Such fees are charged based on agreements entered into with related party issuers of securities on a negotiated basis. Certain fees are billed and recorded monthly based on account activity, such as new account establishment fees and call fees. Other fees, such as account maintenance fees, are billed and recorded ratably.

Reimbursable expenses.  Our operating subsidiaries include all reimbursable expenses in gross revenue because our operating subsidiaries are the primary obligor, have discretion in selecting a supplier, and bear the credit risk of paying the supplier prior to receiving reimbursement from the customer.

Internal commissions, payroll and benefits expenses.  Included in internal commissions, payroll and benefits in the consolidated statements of income is performance-based compensation. The determination of performance-based compensation involves a high degree of judgment by management and takes into account our actual operating performance, conditions in our industry and other macroeconomic factors. It is possible that revisions to our estimate of performance-based compensation could affect our results of operations in any reporting period.

Income taxes.  We are subject to the income tax laws of the U.S. and those state and local jurisdictions in which we conduct business. These laws can be complex and subject to interpretation. To prepare the consolidated financial statements we may make assumptions or use judgment when interpreting these income tax laws which could impact the provision for income taxes as well as the deferred tax assets and liabilities.

Our provision for income taxes includes current and deferred taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amount of existing assets and liabilities and their respective tax basis. We recognize deferred income tax assets if, in management’s judgment, it is more likely than not that they will be realized. A valuation allowance is provided when it is more likely than not that some portion of the deferred tax assets will not be realized. This determination is based upon a review of all available evidence, both positive and negative, including our earnings history, the timing, character and amount of future earnings potential, the reversal of taxable temporary differences and the tax planning strategies available. As of December 31, 2013, we did not record a valuation allowance against our deferred income tax asset.

We have a tax receivable agreement with RCAP Holdings. This agreement requires us to pay RCAP Holdings if certain reductions in tax liabilities occur. Due to the uncertainty surrounding these taxable events, management must use assumptions and estimates in determining if a liability is necessary. See “— Tax Receivable Agreement” and Note 11 of our consolidated financial statements included elsewhere in this Information Statement for more information. It is possible that changes in our assumptions regarding these taxable events could affect our results of operations in any reporting period. As of December 31, 2013 there was no impact to our financial statements from the tax receivable agreement.

2013 Manager Multi-Year Outperformance Agreement.  We have entered into the 2013 Manager Multi-Year Outperformance Agreement (the “OPP”), a performance-based bonus award agreement with RCS Capital Management, which is intended to further align RCS Capital Management’s interests with those of us and our stockholders. The award requires the use of estimates and judgment regarding our achievement of the total return to stockholders which includes both share price appreciation and common stock dividends, as measured against a peer group of companies, for the three-year performance period commencing on the commencement date.

The fair value of the OPP award is determined utilizing a Monte Carlo simulation technique under a risk-neutral premise and uses significant assumptions including the risk free rate of interest, the expected dividend yield and the historical and implied volatility of a peer group of companies.

Acquisition accounting/intangible asset valuation and goodwill impairment.  We have entered into agreements to acquire an investment management group and several independent broker-dealers and registered investment advisers, which we refer to as the pending acquisitions. The pending acquisitions are expected to close during the year ending December 31, 2014. However, as of the date of this Information Statement, the pending acquisitions have not yet been completed and although we believe that the completion of each of the pending acquisitions is probable, the closings of the pending acquisitions are subject to various closing conditions including, in certain cases, approval of the transaction by certain of the acquired businesses’ stockholders and FINRA having approved an application under FINRA (NASD) Rule 1017 for a change in the indirect ownership of the acquired businesses’ broker-dealer subsidiaries, and therefore there can be no assurance that any or all of the pending acquisitions will be consummated.

If the pending acquisitions are consummated, we expect accounting for acquisitions, the related valuation of intangible assets and goodwill impairment to become a critical accounting policy involving significant estimates. We expect to use the purchase method of accounting whereby the excess purchase consideration is allocated to identifiable assets and liabilities. This allocation requires the use of significant judgment and estimates. Except with respect to the First Allied Contribution, we expect to test our goodwill balances at least annually, or more frequently if there are indicators of impairment testing using the fair value approach at the reporting unit level. Goodwill impairment involves the use of significant estimates and judgment to determine the fair value of the reporting units that may include the use of discounted future cash flows, projected earnings and peer group analysis. With respect to the First Allied Contribution, the contribution is expected to be accounted for at historical cost rather than the purchase method because First Allied and our company are under common control of RCAP Holdings.

Results of Operations

Comparison of Year Ended December 31, 2013 to Year Ended December 31, 2012

The following table provides an overview of our consolidated results of operations (dollars in thousands):

	Year Ended December 31,		% Change
	2013	2012
Revenues	$886,495	$287,497	208%
Expenses	785,943	280,085	181%
Income before taxes	100,552	7,412	1,257%
Provision for income taxes	2,202	—
Net income	$98,350	$7,412	1,227%

We recorded net income of $98.4 million for the year ended December 31, 2013 compared to net income of $7.4 million for the year ended December 31, 2012. Revenues for the year ended December 31, 2013 increased $599.0 million, or 208%, to $886.5 million, as compared to $287.5 million for the year ended December 31, 2012 primarily due to an increase in gross equity capital raised by serving as dealer manager with respect to direct investment programs through our wholesale broker-dealer business. The increase in revenues was primarily due to commissions and dealer manager fees from distributing related party products for the year ended December 31, 2013, which increased $239.2 million and $132.7 million, respectively, as compared to the year ended December 31, 2012. Equity capital raised by direct investment programs distributed by us increased 192% for the year ended December 31, 2013 as compared to the year ended December 31, 2012.

Our transaction management, investment banking and capital markets and transfer agent businesses, which commenced operations in 2013, contributed $83.9 million to the increased revenues. We ranked as the second largest in North American real estate mergers and acquisitions for the year ended December 31, 2013 with $10.3 billion in total transaction value, according to SNL Financial.

For the year ended December 31, 2013, expenses increased $505.9 million, or 181%, to $785.9 million compared to $280.1 million for the year ended December 31, 2012. The increase primarily reflected higher selling expenses in our wholesale broker-dealer business which increased in tandem with corresponding revenues. The increased selling expenses were primarily from higher commission expenses and third-party reallowance expenses from distributing related party products for the year ended December 31, 2013, which increased $239.2 million and $40.6 million, respectively, as compared to the year ended December 31, 2012.

Expenses also increased as a result of the operational set-up of our transaction management, investment banking and capital markets and transfer agent businesses, which commenced operations in 2013. Quarterly fees were $6.0 million higher for the year ended December 31, 2013 compared to the year ended December 31, 2012 reflecting the services agreement entered into in connection with the our initial public offering. For the year ended December 31, 2013, professional fees increased $3.0 million, or 193%, to $4.6 million compared to $1.6 million for the year ended December 31, 2012. The increase reflected higher acquisition related expenses. We may incur higher professional fees, interest expense and intangible asset amortization in connection with announced acquisitions.

Comparison of Year Ended December 31, 2012 to Year Ended December 31, 2011

The following table provides an overview of our consolidated results of operations (dollars in thousands):

	Year Ended December 31,		% Change
	2012	2011
Revenues	$287,497	$174,729	65%
Expenses	280,085	170,987	64%
Income before taxes	7,412	3,742	98%
Provision for income taxes	—	—
Net income	$7,412	$3,742	98%

Total revenues increased $112.8 million, or 65%, to $287.5 million for the year ended December 31, 2012, compared to total revenues of $174.7 million for 2011. The increase in total revenues was primarily due to increases in commissions and dealer manager fees generated from distributing related party products as well as investment banking revenues earned within this new business unit, partially offset by decreases in commissions and dealer manager fees generated from non-related party products.

In 2012, commissions generated from distributing related party products nearly doubled to $161.4 million from $82.4 million in 2011, on approximately $2.3 billion and $1.2 billion of related party product sales through the commissionable independent broker-dealer channel, respectively. Realty Capital Securities sold products in eight related party-sponsored programs during both 2012 and 2011. In 2012, commissions earned from non-related party product offerings declined 17% to $19.1 million from $23.0 million in 2011. Gross equity raised by direct investment programs distributed by us for non-related party products declined by approximately $47 million during 2012, as Realty Capital Securities’ non-related party sponsored programs offered decreased from three programs to two programs due to the completion of a non-related party offering during 2011.

Dealer manager fees earned from related party products increased to $94.8 million in 2012 from 56.9 million in 2011, resulting from gross equity raised by direct investment programs distributed by us of approximately $2.6 billion and $1.4 billion from related party offerings during 2012 and 2011, respectively. Dealer manager fees from non-related party products decreased slightly to $10.1 million in 2012 from $10.8 million in 2011, as a result of lower non-related party offering proceeds based on the distribution of one less non-related party program given the successful completion of such offering during 2011.

Revenues of $0.9 million were derived from Realty Capital Securities’ investment banking advisory services business, which was introduced during 2012. These fees were earned in connection with services rendered resulting in a full cycle liquidity event for a previously distributed offering. Revenues for 2011 included a $0.3 million loss on an investment write-off.

Total expenses increased $109.1 million, or 64%, to $280.1 million for 2012 compared to $171.0 million for 2011. The increase in total expenses was primarily due to increases in third-party commissions and third-party reallowance on related party products, internal commissions, and payroll and benefits expense partially offset by decreases in third-party commissions and third-party reallowance on non-related party products.

In 2012, third-party commission expenses incurred from distributing related party product offerings nearly doubled to $161.4 million from $82.3 million in 2011, on approximately $2.3 billion and $1.2 billion of gross equity raised for related party product offerings through the commissionable independent broker-dealer channel during 2012 and 2011, respectively. The increase primarily reflected higher selling expenses in our wholesale broker-dealer business which increased in tandem with corresponding revenues. In 2012, third-party commissions incurred from non-related party products declined 17% to $19.1 million from $23.0 million in 2011. Gross equity raised via non-related party offerings declined by approximately $47 million during 2012, as Realty Capital Securities’ non-related party sponsored program offerings decreased from three programs to two programs due to the successful completion of one such offering during 2011.

Third-party reallowance incurred on related party products increased to $24.4 million in 2012 from $11.8 million in 2011, on increased sales volume. Third-party reallowance incurred on non-related party products decreased to $2.5 million in 2012 from $3.1 million in 2011, as a result of lower non-related party product sales.

Internal wholesaler commissions, payroll and benefits expenses increased during 2012 due to higher internal commissions on increased sales and increases in new personnel to meet the demand of the offerings distributed by Realty Capital Securities.

Net income for 2012 increased 98% to $7.4 million, compared to net income of $3.7 million in 2011.

Wholesale Broker-Dealer — Comparison of Year Ended December 31, 2013 to Year Ended December 31, 2012

The following table provides an overview of the results of operations of our Wholesale Broker Dealer business (dollars in thousands):

	Year Ended December 31,		% Change
	2013	2012
Revenues	$802,965	$286,572	180%
Expenses	$757,792	$280,085	171%

Revenues.  Our revenues are primarily driven by the amount of gross equity capital being raised by the selling of direct investment programs by broker-dealers with whom Realty Capital Securities has a dealer manager relationship. To the extent that we are able to increase our market share with direct investment sponsors in addition to American Realty Capital, and the overall direct investment program industry continues to expand, our revenues should also increase. Although the most direct beneficiary of an increase in the amount of equity capital being raised would be our wholesale broker-dealer business, we reasonably expect the other segments to also benefit from increasing volumes within our investment banking, capital markets, transaction management and the transfer agent businesses. Industry-wide equity capital raised for the years ended December 31, 2013 and 2012 were $24.5 billion and $10.3 billion, respectively according to Stanger.

Revenues for the year ended December 31, 2013, increased $516.4 million, or 180%, to $803.0 million, compared to $286.6 million for the year ended December 31, 2012. Revenues generated by serving as dealer manager with respect to the raising of equity capital for non-related party offerings represented 21% and 10% of the total revenues for the years ended December 31, 2013 and 2012, respectively. Sales of equity capital from programs sponsored or managed by American Realty Capital exclude one investment program co-sponsored by American Realty Capital and in which an affiliate of American Realty Capital is an advisor, but in which none of the executive officers are affiliates of American Realty Capital and in which the sub-advisor, which is unaffiliated with American Realty Capital is responsible for selection of investments on behalf of the advisor. Despite the fact that equity capital raised by direct investment programs distributed by us decreased from $2.4 billion for the three months ended September 30, 2013 to $1.8 billion for the three months ended December 31, 2013, for the year ended December 31, 2013, Realty Capital Securities served as dealer manager with respect to $8.6 billion in gross equity capital raised by direct investment programs distributed by us, representing an increase of 192% compared to the year ended December 31, 2012. For the year ended December 31, 2013 our market share of the total equity capital raised in the entire direct investment real estate channel was 41.2% according to Stanger.

Expenses.  Expenses related to the activities of serving as dealer manager with respect to the raising of gross equity capital are correlated to the volume of revenues in a given period. Corresponding general and administrative expenses remain relatively constant compared to revenues, resulting in increased profitability. For the year ended December 31, 2013, expenses increased $477.7 million, or 171%, to $757.8 million compared to $280.1 million for the year ended December 31, 2012. The increase primarily reflects the selling expense portion of expenses increased in line with the increase in revenues, for the year ended December 31, 2013 compared to the year ended December 31, 2012.

Wholesale Broker-Dealer — Comparison of Year Ended December 31, 2012 to Year Ended December 31, 2011

The following table provides an overview of the results of operations of our Wholesale Broker Dealer business (dollars in thousands):

	Year Ended December 31,		% Change
	2012	2011
Revenues	$286,572	$174,729	64%
Expenses	$280,085	$170,987	64%

Revenues for the year ended December 31, 2012, increased $111.8 million, or 64%, to $286.6 million, compared to $174.7 million for the year ended December 31, 2011. For the year ended December 31, 2012, expenses increased $109.1 million, or 64%, to $280.1 million compared to $171.0 million for the year ended December 31, 2011. Our wholesale broker-dealer business represented substantially all of the revenues and expenses of our company for the year ended December 31, 2012 and represented all of the revenues and expenses of our company for the year ended December 31, 2011. See “—Comparison of Year Ended December 31, 2012 to Year Ended December 31, 2011” above for the discussion of our performance during the year ended December 31, 2012 as compared to the year ended December 31, 2011.

Transaction Management — Comparison of Year Ended December 31, 2013 to Year Ended December 31, 2012

The following table provides an overview of the results of operations of our Transaction Management business (dollars in thousands):

	Year Ended December 31,		% Change
	2013	2012
Revenues	$24,367	$—	—
Expenses	$14,517	$—	—

Revenues.  Transaction Management revenues for the year ended December 31, 2013 were $24.4 million. Transaction Management began operations in January 2013, therefore, no comparable prior year results are available. Transaction Management revenues for the three months ended December 31, 2013 were $15.5 million, an increase of 266% compared to the three months ended September 30, 2013. The increase was attributable to higher mergers and acquisition activity and liquidity events from related party sponsored REITS.

Expenses.  Expenses for Transaction Management for the year ended December 31, 2013 were $14.5 million. Transaction Management began operations in January 2013, therefore, no comparable prior year results are available. Transaction Management expenses for the three months ended December 31, 2013 were $8.0 million, an increase of 142% compared to the three months ended September 30, 2013 primarily due to higher professional fees reflecting higher acquisition related expenses. Acquisition related costs for the three months ended December 31, 2013 and the year ended December 31, 2013 were $3.9 million and $4.6 million, respectively. We may continue to incur higher professional fees in connection with strategic acquisition opportunities.

Transaction Management — Comparison of Year Ended December 31, 2012 to Year Ended December 31, 2011

Transaction Management did not begin operations until January 2013; therefore no information exists to compare the 2012 results against 2011 results.

Investment Banking and Capital Markets — Comparison of Year Ended December 31, 2013 to Year Ended December 31, 2012

The following table provides an overview of the results of operations of our Investment Banking and Capital Markets business (dollars in thousands):

	Year Ended December 31,		% Change
	2013	2012
Revenues	$47,884	$925	5,077%
Expenses	$5,107	$—	—

Revenues.  Investment Banking and Capital Markets revenues for the year ended December 31, 2013 were $47.9 million. Substantially all of the investment banking and capital markets operations began in January 2013; therefore, no significant comparable prior year results are available. Investment Banking and Capital Markets revenues for the three months ended December 31, 2013 were $32.3 million, an increase of 328% compared to the three months ended September 30, 2013 primarily reflecting an increase in the size of closed capital markets and mergers and acquisition transactions. The primary driver of revenues for the year ended December 31, 2013 was fees earned related to capital markets and financial advisory services for offerings and liquidity events of direct investment programs or entities sponsored or managed by American Realty Capital. We believe that revenues for Investment Banking and Capital Markets will continue to grow in early 2014 due to fees we expect to earn from our pipeline of activity from direct investment programs sponsored by American Realty Capital.

Expenses.  Expenses for Investment Banking and Capital Markets of $5.1 million for the year ended December 31, 2013 were primarily personnel related costs. These costs, including operating and occupancy costs, were not incurred by this segment in 2012 as these expenses were incurred at Realty Capital Securities. During the year ended December 31, 2013, pursuant to a new expense sharing agreement, these costs were allocated to Investment Banking and Capital Markets.

Investment Banking and Capital Markets — Comparison of Year Ended December 31, 2012 to Year Ended December 31, 2011

Substantially all of Investment Banking and Capital Markets’ operations began in January 2013; therefore no information exists to compare the 2012 results against 2011 results.

Transfer Agent — Comparison of Year Ended December 31, 2013 to Year Ended December 31, 2012

The following table provides an overview of the results of operations of our Transfer Agent business (dollars in thousands):

	Year Ended December 31,		% Change
	2013	2012
Revenues	$12,558	$—	—
Expenses	$9,588	$—	—

Revenues.  Revenues are earned as a result of the service fees charged by Transfer Agent to the various REITs and other issuers for which it serves as transfer agent; all of which are related parties. Such fees are based on transactions or number of active accounts (new account setup, account maintenance and closed accounts), or service level driven (in-bound and out-bound telephone calls). During the second half of 2013, Transfer Agent took another step toward a business model positioned for profitable growth. Services customarily provided by a third-party provider are now provided by Transfer Agent and a third-party provider, which we expect will increase the profitability of Transfer Agent over time.

Transfer Agent’s revenues for the year ended December 31, 2013 were $12.6 million. Transfer Agent began operations in January 2013 and, accordingly, there are no comparable 2012 results. For the three months ended December 31, 2013 revenues were $5.7 million, an increase of 61% compared to the three months ended September 30, 2013 reflecting a growth in the number of accounts serviced. Transfer Agent provided transfer agency services to approximately 226,000 accounts during the three months ended December 31, 2013, compared to approximately 200,000 accounts during the three months ended September 30, 2013. The number of accounts being opened and/or serviced by Transfer Agent should continue to increase in the year ending December 31, 2014 as long as sales of REIT shares also continue to increase.

Expenses.  Personnel costs and the costs of a third-party system and service provider are the primary expenses that offset transfer agency revenues. Under the third-party services agreement, Transfer Agent pays a vendor for its efforts in providing certain transfer agency related services, including information warehousing. During the second half of 2013, Transfer Agent transitioned certain services formerly provided by this vendor. While personnel and systems costs have increased as a result, Transfer Agent’s total share of the transfer agency fees paid by clients has risen concurrently.

Transfer Agent’s expenses for the year ended December 31, 2013 were $9.6 million. Transfer Agent began operations in January 2013; therefore there are no comparable 2012 results. For the three months ended December 31, 2013, expenses increased 4% compared to the three months ended September 30, 2013, primarily due to an increase in quarterly fees.

Transfer Agent — Comparison of Year Ended December 31, 2012 to Year Ended December 31, 2011

Transfer Agent did not begin operations until January 2013; therefore no information exists to compare the 2012 results against 2011 results.

Income Taxes

Income tax expense was $2.2 million for the period from June 10, 2013, the closing of our initial public offering, to December 31, 2013. The effective tax rate for the period from June 10, 2013 to December 31, 2013 was 2.2%. The effective tax rate is significantly below 35% because pretax income includes non-controlling interest of 90.6% of our operating subsidiaries, with the remaining, 9.4%, of the income taxable to us after June 10, 2013, the date of the internal reorganization of our company and our operating subsidiaries. Our 9.4% share of taxable income allocated to us from our operating subsidiaries generally will be taxed at a 43.3% (federal and states) operating effective tax rate.

Non-Controlling Interest

We have a controlling interest in each of our operating subsidiaries, namely Realty Capital Securities, RCS Advisory and ANST, and, as a result, our financial statements include the consolidated financial results of our operating subsidiaries. As of December 31, 2013, we owned 9.4% of the economic interest in our operating subsidiaries. As a result, we are required to present the 90.6% we do not own (the non-controlling interest) in our consolidated financial statements. On February 11, 2014, our non-controlling interest ceased to exist (other than a de minimis interest) when RCAP Holdings exchanged all its Class B common stock and Class B Units in each of our operating subsidiaries except for one share of Class B common stock and one Class B Unit in each operating subsidiary for a total of 23,999,999 shares of our Class A common stock.

Earnings before interest, taxes, depreciation and amortization

We use earnings before interest, taxes, depreciation and amortization, or EBITDA, and adjusted EBITDA, which are non-GAAP measures, as supplemental measures of our performance that are not required by, or presented in accordance with GAAP. None of the non-GAAP measures should be considered as an alternative to any other performance measure derived in accordance with GAAP. We use EBITDA and adjusted EBITDA as an integral part of our report and planning processes and as one of the primary measures to, among other things:

•	monitor and evaluate the performance of our business operations;
•	facilitate management’s internal comparisons of the historical operating performance of our business operations;
•	facilitate management’s external comparisons of the results of our overall business to the historical operating performance of other companies that may have different capital structures and debt levels;
•	analyze and evaluate financial and strategic planning decisions regarding future operating investments; and
•	plan for and prepare future annual operating budgets and determine appropriate levels of operating investments.

We define EBITDA as earnings before interest, taxes, depreciation and amortization. We define adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, adjusted to exclude acquisition related expenses and equity-based compensation and other items. We believe similarly titled measures are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry, many of which present EBITDA and adjusted EBITDA and other similar metrics when reporting their financial results. Our presentation of EBITDA and adjusted EBITDA should not be construed to imply that our future results will be unaffected by unusual or nonrecurring items.

The following table provides a reconciliation of net income (loss) attributable to us (GAAP) to our EBITDA (Non-GAAP) and adjusted EBITDA (Non-GAAP) for the years ended December 31, 2013, 2012 and 2011:

	December 31, 2013	December 31, 2012	December 31, 2011
Net income (loss) attributable to RCS Capital Corporation (GAAP)	$2,601	$—	$—
Add back: Net income attributable to non-controlling interest	95,749	7,412	3,742
Add back: Provision for income taxes	2,202	—	—
Add back: Depreciation expense	150	31	12
EBITDA (Non-GAAP)	100,702	7,443	3,754
Add back: Non-cash equity compensation	492	—	—
Add back: Acquisition related expenses(1)	5,977	—	—
Adjusted EBITDA (Non-GAAP)	$107,171	$7,443	$3,754

(1)	Includes transaction costs as well as certain travel and time expense reimbursements.

The non-GAAP measures have limitations as analytical tools, and you should not consider any of these measures in isolation or as a substitute for analyses of our income or cash flows as reported under GAAP.

Some of these limitations are:

•	they do not reflect our cash expenditures, or future requirements for capital expenditures, or contractual commitments;
•	they do not reflect changes in, or cash requirements for, our working capital needs;
•	they do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on our debt; and
•	depreciation and amortization are non-cash expense items that are reflected in our statements of cash flows.

In addition, other companies in our industry may calculate these measures differently than we do, limiting their usefulness as a comparative measure. We compensate for these limitations by relying primarily on our GAAP results and using the non-GAAP measures only for supplemental purposes. Please see our financial statements and the related notes thereto.

Liquidity and Capital Resources

Currently, our principal use of existing funds and any funds raised in the future are to expand our lines of business through internal growth and by acquiring complementary businesses, including the acquired businesses, as well as for the payment of operating expenses and dividends to our investors. In addition, we and RCS Holdings are party to a services agreement requiring payment of 10% of our U.S. GAAP pre-tax income to RCS Capital Management. This fee is computed and due on a quarterly basis.

We expect to meet our future short-term operating liquidity requirements through net cash provided by our current operations. Management expects that our operating subsidiaries will generate sufficient cash flow to cover operating expenses, the payment of dividends to our investors and the quarterly fee to RCS Capital Management.

Our initial public offering, which closed in June 2013, resulted in net proceeds after offering costs and underwriting discounts and commissions of $43.6 million. We expect to use cash available from our initial public offering, additional public offerings of our Class A Common Stock, the Cetera Financings and ongoing operations to fund cash requirements for the acquisition of the acquired businesses through the pending acquisitions. The Cetera Financings include entry into secured term loan and revolving credit facilities with certain banks, which we refer to in this Information Statement as the Banking Financing, and the issuance of the Convertible Preferred Stock and Convertible Notes to Luxor, and the consideration to be paid in the pending acquisitions, which includes shares of our Class A Common Stock as well as cash.

In order to meet our future long-term liquidity requirements or to continue to pursue strategic acquisition opportunities, we expect to utilize cash generated from our current operations and issue equity securities and debt securities in both public and private offerings, including in connection with the completion of the pending acquisitions. The issuance of these securities will depend on future market conditions, our obligations under the agreements related to the pending acquisitions to pay consideration in shares of our Class A Common Stock, funding needs and other factors, and there can be no assurance that any such issuance will occur or be successful.

Regulated Subsidiaries

Realty Capital Securities is subject to the SEC Uniform Net Capital Rule 15c3-1, which requires the maintenance of minimum net capital of the greater of $100,000 or 1/15th of aggregate indebtedness, as defined, and requires that the ratio of aggregate indebtedness to net capital, both as defined, shall not exceed 15 to 1. As of December 31, 2013, Realty Capital Securities had net capital of $25.6 million which was $24.3 million in excess of its required net capital, and aggregate indebtedness to net capital ratio was 0.76 to 1. As of December 31, 2012, Realty Capital Securities had net capital of $3.4 million which was $2.7 million in excess of its required net capital, and aggregate indebtedness to net capital ratio was 3.07 to 1.

Dividends

During the year ended December 31, 2013 we declared $1.4 million in dividends on our Class A Common Stock. The closing of certain of the pending acquisitions involves the issuance of shares of our Class A Common Stock. The increase in the number of shares of our Class A Common Stock outstanding may impact our ability to pay dividends. Our ability, and the ability of our operating subsidiaries, to pay dividends is also expected to be limited by customary negative covenants that will be contained in agreements we will enter into if we consummate the Cetera Financings.

Cash Flows

As of December 31, 2013 we had cash balances of approximately $45.7 million. As of December 31, 2012 and 2011, Realty Capital Securities, our only operating subsidiary in operation at the time, had cash balances of approximately $12.7 million and $3.9 million, respectively.

Net cash provided by operating activities was $72.8 million, $13.4 million and $3.8 million for the year ended December 31, 2013, 2012 and 2011, respectively. The increases in cash provided by operating activities for the years ended December 31, 2013 as compared to the comparable period for prior years have primarily been due to increases in net income and the timing of collections of receivable balances and the payment of payable balances at period-end. For Realty Capital Securities, commission and dealer manager fees receivable typically represent one day of fees earned from the distribution of related party and non-related party products. Payables to broker-dealers, however, can represent up to six days of commissions as payment is typically made on a weekly basis, while commissions, which are included in accrued expenses, are paid twice monthly. Increased balances in these accounts, as well as reimbursable expense receivables and investment banking fee receivables are indicative of the increased volume in gross equity capital raised by direct investment programs distributed by us and the provision of advisory services for certain direct investment programs that commenced operations during 2013, as well as the timing of cash receipts and payments.

Net cash used in investing activities was $15.6 million, $0.1 million and $0.01 million for the years ended December 31, 2013, 2012 and 2011, respectively. The investing activities for the year ended December 31, 2013 included purchases and sales of available-for-sale securities and trading securities as well as the purchase of property and equipment. The investing activities for the year ended December 31, 2012 and 2011 included the purchase of property and equipment.

Net cash used in financing activities was $24.1 million, $4.6 million and $4.0 million for the years ended December 31, 2013, 2012 and 2011, respectively. The financing activity for the year ended December 31,

2013 included the net proceeds after offering costs and underwriting discounts and commissions of $43.6 million from the our initial public offering, partially offset by distributions and dividends of $67.7 million. During the year ended December 31, 2012 and 2011, RCAP Holdings contributed $3.6 million and $9.5 million, respectively, into Realty Capital Securities. During the years ended December 31, 2012 and 2011, we made distributions of $8.2 million and $13.6 million, respectively. We expect all current liquidity needs will be met with cash flows from operations and other activities.

Tax Receivable Agreement

We are party to a tax receivable agreement with RCAP Holdings requiring us to pay to RCAP Holdings 85% of the amount of the reduction, if any, in U.S. federal, state and local income tax liabilities that we realize (or are deemed to realize upon an early termination of the tax receivable agreement or a change of control, both discussed below) as a result of the increases in tax basis, if any, created by RCAP Holdings exchanges described below. For purposes of the tax receivable agreement, reductions in tax liabilities will be computed by comparing our actual income tax liability to the amount of such taxes that we would otherwise have been required to pay had there been no increase to the tax basis of the tangible and intangible assets of each operating subsidiary. The term of the tax receivable agreement will continue until all such tax benefits have been utilized or expired, unless we exercise our right to terminate the tax receivable agreement early. If we exercise our right to terminate the tax receivable agreement early, we will be obligated to make an early termination payment to RCAP Holdings, or its transferees, based upon the net present value (based upon certain assumptions and deemed events set forth in the tax receivable agreement, including the assumption that we would have enough taxable income in the future to fully utilize the tax benefit resulting from any increased tax basis that results from each exchange and that any Class B Units that RCAP Holdings, or its transferees, own on the termination date are deemed to be exchanged on the termination date) of all payments that would be required to be paid by us under the tax receivable agreement. If certain change of control events were to occur, we would be obligated to make payments to RCAP Holdings using certain assumptions and deemed events similar to those used to calculate an early termination payment.

The actual increase in tax basis, as well as the amount and timing of any payments under the tax receivable agreement, will vary depending upon a number of factors, including the timing of exchanges, the price of our Class A Common Stock at the time of an exchange, the extent to which such exchanges are taxable, the amount and timing of our income and the tax rates then applicable.

Payments under the tax receivable agreement would be expected to give rise to certain additional tax benefits attributable to further increases in basis or, in certain circumstances, in the form of deductions for imputed interest. Any such benefits are covered by the tax receivable agreement and will increase the amounts due thereunder. In addition, the tax receivable agreement provides for interest accrued from the due date (without extensions) of the corresponding tax return to the date of payment specified by the agreement.

Although we are not aware of any issue that would cause the IRS to challenge a tax basis increase, we will not be reimbursed for any payments previously made under the tax receivable agreement if such basis increase is successfully challenged by the IRS. As a result, in certain circumstances, payments could be made under the tax receivable agreement in excess of our cash tax savings.

Pursuant to the exchange agreement described above, RCAP Holdings exchanged substantially all of its Class B Units for shares of our Class A Common Stock along with the cancellation of a corresponding number of shares of our Class B Common Stock held by RCAP Holdings. It is the intention of the parties to the exchange that it, as part of an overall plan to restructure our ownership that includes the exchange, our secondary public offering of shares of our Class A Common Stock, the Cetera Financings and the completion of the pending acquisitions, qualify as a tax-free contribution to us under Section 351 of the Code. If the exchange by RCAP Holdings qualifies as a tax-free contribution to us under Section 351 of the Code, we would obtain carryover tax basis in the tangible and intangible assets of our operating subsidiaries connected with such Class B Units. As there will be no increase in tax basis created if the exchange qualifies as a tax-free Section 351 contribution, there will be no reduction in our tax liability, and as such we would not be required to make any payments under the tax receivable agreement. However, if the exchange were treated as a taxable transaction, each of our operating subsidiaries intends to have an election under Section 754 of the Code which would result in us receiving a step up in the tax basis in the tangible and intangible assets of our operating subsidiaries with respect to such Class B Units acquired by us in such exchanges. This increase in tax basis is likely to increase (for tax purposes) depreciation and amortization allocable to us from each operating subsidiary and therefore reduce the amount of income tax we would otherwise be required to pay in the future. This increase in tax basis may also decrease gain (or increase loss) on future dispositions of certain capital assets to the extent increased tax basis is allocated to those capital assets.

Emerging Growth Company

The JOBS Act permits an “emerging growth company” such as us to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies. We chose to “opt out” of this provision and, as a result, we will comply with new or revised accounting standards as required when they are adopted. This decision to opt out of the extended transition period under the JOBS Act is irrevocable.

We expect that, based on our pro forma revenues after giving effect to the closings of the pending acquisitions, we will cease to be an “emerging growth company” on December 31, 2014.

Off-Balance Sheet Arrangements

We did not have any off-balance sheet arrangements as of December 31, 2013. This absence of off-balance sheet arrangements does not include the off-balance sheet arrangements of the acquired businesses and are not indicative of what our actual off-balance sheet arrangements would have been had we completed the pending acquisitions, nor does it purport to present our future off-balance sheet arrangements. We expect the pending acquisitions, if completed, to change our off-balance sheet arrangements substantially.

Contractual Obligations

We had no borrowings during the year ended December 31, 2013 and had no significant changes in contractual obligations during the period. We expect to incur borrowings under agreements we will enter into if we consummate the Cetera Financings as described below.

Realty Capital Securities leases certain office space and equipment under various operating leases. See Note 7 of our consolidated financial statements included elsewhere in this Information Statement for more information.

The Cetera Commitments

In connection with the Cetera Acquisition, we also received the Cetera commitments to enter into the Cetera Financings at the completion of the Cetera Acquisition and entered into certain other agreements related thereto. In January 2014, we paid $55.0 million into escrow related to the purchase of Cetera. If the Cetera Acquisition does not close, we may be obligated to pay Cetera a $75 million termination fee. See “Action Two: Approval of the Issuance of Class A Common Stock Issuable to Luxor and Convertible Securities Issuable to Luxor — The Cetera Acquisition” for further information.

Recently Issued Accounting Pronouncements

We are not aware of any recently issued, but not yet effective, accounting pronouncements that would have a significant impact on our consolidated financial position or results of operations.

Quantitative and Qualitative Disclosures About Market Risk

Market Risk.  Market risk represents the risk of loss that may result from the change in value of a financial instrument due to fluctuations in its market price. Our exposure to market risk is directly related to our reliance on the direct investment program industry.

Interest Rate Risk.  As with other yield-oriented securities, shares of direct investment programs are impacted by their level of distributions to their investors. The distribution rate is often used by investors to compare and rank similar yield-oriented securities for investment decision-making purposes. Therefore, changes in interest rates, either positive or negative, may affect the level of distributions that direct investment programs may make and influence the decisions of investors who are considering investing in their common stock. A rising interest rate environment could have an adverse impact on the common stock price of direct investment programs, their ability to issue additional equity and the cost to them of any such issuance or incurrence. Furthermore, rising interest rates may have an adverse impact on the performance of direct investment programs. Because we rely on the direct investment program industry, any macroeconomic conditions affecting the industry adversely may negatively impact our results of operations and the price of your shares of Class A common stock.

Concurrently with the execution of the Cetera Merger Agreement on January 16, 2014, we entered into the Bank commitment with Barclays Bank, Merrill Lynch, and Bank of America. The Bank commitment provides for a commitment by Barclays Bank and Bank of America to each provide 50% of (i) a $550.0 senior secured first lien term loan facility, having a term of five years; (ii) a $150.0 million senior secured second lien term loan facility, having a term of seven years; and (iii) a $25.0 million senior secured first lien revolving credit facility having a term of three years. A rising interest rate environment could have an adverse impact as our interest expense could increase.

Management

Executive Officers and Directors

The following table provides information regarding our directors and executive officers.

Name	Age	Position
Nicholas S. Schorsch	53	Executive Chairman of the Board of Directors
William M. Kahane	65	Chief Executive Officer and Director
Edward M. Weil, Jr.	47	President, Treasurer, Secretary and Director
Peter M. Budko	54	Chief Investment Officer and Director
Brian D. Jones	45	Chief Financial Officer and Assistant Secretary
Brian S. Block	42	Director
Mark Auerbach	75	Lead Independent Director
Jeffrey J. Brown	53	Independent Director
C. Thomas McMillen	61	Independent Director
Howell D. Wood	81	Independent Director

Nicholas S. Schorsch has served as executive chairman of our board of directors since February 2013. Mr. Schorsch has also served as co-chief executive officer of RCS Capital Management since April 2013. Mr. Schorsch served as chairman of the board of directors of ARCT from August 2007 until January 2013, when ARCT closed its merger with Realty Income Corporation and, until March 2012, the chief executive officer, of ARCT, the ARCT advisor and the ARCT property manager since their formation in August 2007. Mr. Schorsch has served as chairman of NYRR and the chief executive officer of NYRR, the NYRR property manager and the NYRR advisor since their formation in October 2009. Mr. Schorsch has served as the chief executive officer of the PE-ARC advisor since its formation in December 2009. Mr. Schorsch has been the chairman of ARC RCA and the chief executive officer of ARC RCA and the ARC RCA advisor since their formation in July 2010 and May 2010, respectively. Mr. Schorsch has been the chairman and the chief executive officer of ARC HT and an executive officer of the ARC HT advisor and the ARC HT property manager since their formation in August 2010. Mr. Schorsch has been chairman and the chief executive officer of Business Development Corporation of America, or BDCA, since its formation in May 2010. Mr. Schorsch has been the chairman of American Realty Capital Daily Net Asset Value Trust, Inc., or ARC DNAV, and chief executive officer of ARC DNAV, the ARC DNAV advisor and the ARC DNAV property manager since their formation in September 2010. Mr. Schorsch also has been the chairman of ARCP, and chief executive officer of ARCP and the ARCP manager since their formation December 2010 and November 2010, respectively. Mr. Schorsch served as chairman of ARCT III and chief executive officer of ARCT III, the ARCT III advisor and the ARCT III property manager from their formation in October 2010 until the close of ARCT III’s merger with ARCP in February 2013. Mr. Schorsch has been the chairman of ARC Global and chief executive officer of ARC Global, the ARC Global advisor and the ARC Global property manager since their formation in July 2011, July 2011 and January 2012, respectively. Mr. Schorsch also served as the chief executive officer and chairman of the board of directors of ARCT IV since its formation February 2012 and as the chief executive officer of the ARCT IV advisor and the ARCT IV property manager since their formations in February 2012, in each case until the closing of the merger of ARCT IV with ARCP in January 2014. Mr. Schorsch also has served as the chairman of the board of directors of ARC HT II since its formation in October 2012. Mr. Schorsch has served as the chairman of the board of directors of ARC Realty Finance Trust, Inc., or ARC RFT, and chief executive officer of ARC RFT and the ARC RFT advisor since their formation in November 2012. Mr. Schorsch has served as chief executive officer and chairman of the board of directors of ARCT V since its formation in January 2013 and as chief executive officer of the ARCT V advisor and the ARCT V property manager since their formation in January 2013. Mr. Schorsch has served as chief executive officer of the PE-ARC II advisor since July 2013. Mr. Schorsch has also served as the chairman of the board of directors of ARC HOST since its formation in July 2013 and as a member of the board of managers of the ARC HOST sub-property manager since August 2013. From September 2006 to July 2007, Mr. Schorsch was chief executive officer of an affiliate, American Realty Capital, a real estate investment firm. Mr. Schorsch founded and formerly served as president, chief executive officer and vice chairman of American Financial Realty Trust, or AFRT, from its inception as a REIT in September 2002 until August 2006. AFRT was a publicly traded REIT (which was listed on the NYSE within one year of its inception) that invested exclusively in offices, operation centers, bank branches, and other operating real estate assets that are net leased to tenants in the financial services industry, such as banks and insurance companies. Through American Financial Resource Group, or AFRG, and its successor corporation, AFRT, Mr. Schorsch executed in excess of 1,000 acquisitions, both in acquiring businesses and real estate property with transactional value of approximately $5.0 billion, while also operating offices in Europe that focused on sale and leaseback and other property transactions in Spain, France, Germany, Finland, Norway and the United Kingdom. In 2003, Mr. Schorsch received an Entrepreneur of the Year award from Ernst & Young. From 1995 to September 2002, Mr. Schorsch served as chief executive officer and president of AFRG, AFRT’s predecessor, a private equity firm founded for the purpose of acquiring operating companies and other assets in a number of industries. Prior to AFRG, Mr. Schorsch served as president of a non-ferrous metal product manufacturing business, Thermal Reduction. He successfully built the business through mergers and acquisitions and ultimately sold his interests to Corrpro (NYSE) in 1994. Mr. Schorsch attended Drexel University. We believe that Mr. Schorsch’s current experience as chairman and chief executive officer of NYRR, ARC RCA, ARC DNAV, ARC HT, ARCP, ARC Global, ARCT IV, ARC RFT and ARCT V, his current experience as chairman of ARC HT II and ARC HOST, his previous experience as president, chief executive officer and vice chairman of AFRT and chairman and chief executive officer of ARCT and ARCT III, and his significant real estate acquisition and credit underwriting experience, make him well qualified to serve as executive chairman of our board of directors.

William M. Kahane has served as chief executive officer and a director of our company since February 2013. Mr. Kahane has also served as co-chief executive officer of RCS Capital Management since April 2013. Mr. Kahane has been active in the structuring and financial management of commercial real estate investments for over 35 years. Mr. Kahane served as an executive officer and director ARCT, and an executive officer of the ARCT advisor and the ARCT property manager from their formation in August 2007 until the close of ARCT’s merger with Realty Income Corporation in January 2013. Mr. Kahane has served as a director of ARC RCA since its formation in July 2010. He also had served as an executive officer of ARC RCA and the ARC RCA advisor from their formation in July 2010 and May 2010, respectively, until March 2012. Mr. Kahane also has been a director of PE-ARC and the president, chief operating officer and treasurer of the PE-ARC advisor since their formation in December 2009. Mr. Kahane has served as a director of NYRR since its formation in October 2009 and had served as an executive officer of NYRR from October 2009 until March 2012 and as an executive officer of the NYRR advisor and property manager from their formation in November 2009 until March 2012. Mr. Kahane served as a director of ARC DNAV and an executive officer of ARC DNAV, the ARC DNAV advisor and the ARC DNAV property manager from their formation in September 2010 until March 2012. Mr. Kahane served as an executive officer of ARCT III, the ARCT III advisor and the ARCT III property manager from their formation in October 2010 until April 2012. Mr. Kahane has served as a director of ARC HT since its formation in August 2010 and as president and chief operating officer of ARC HT, the ARC HT advisor and the ARC HT property manager from August 2010 until March 2012. Mr. Kahane has served as a director of ARC HT II since March 2013. Mr. Kahane served as a director and executive officer of ARCP and as an executive officer of the ARCP advisor from their formation in December 2010 and November 2010, respectively, until March 2012. Mr. Kahane served as an executive officer and director of ARCP and the ARCP advisor from their formation in December 2010 and November 2010, respectively, until March 2012. Mr. Kahane was reappointed as a director of ARCP in February 2013. Mr. Kahane has served as a director of Phillips Edison — ARC Grocery Center REIT II, Inc., or PE-ARC II, since August 2013. Mr. Kahane has served as chief executive officer and president of ARC HOST since August 2013 and as director of ARC HOST since January 2014. Mr. Kahane has also served as co-chief executive officer of the ARC HOST advisor, as chief executive officer of the ARC HOST property manager and as a member of the board of managers of the ARC HOST sub-property manager since August 2013. Mr. Kahane also has been an interested director of BDCA, since its formation in May 2010 and, until March 2012, was the president of BDCA. Mr. Kahane also served as president and chief operating officer of the BDCA advisor from its formation in June 2010 until March 2012. Mr. Kahane has served as a member of the investment committee of Aetos Capital Asia Advisors, a $3.0 billion series of opportunistic funds focusing on assets primarily in Japan and China, since 2008.

Mr. Kahane began his career as a real estate lawyer practicing in the public and private sectors from 1974 to 1979. From 1981 to 1992, Mr. Kahane worked at Morgan Stanley & Co., specializing in real estate, becoming a managing director in 1989. In 1992, Mr. Kahane left Morgan Stanley to establish a real estate advisory and asset sales business known as Milestone Partners which continues to operate and of which Mr. Kahane is currently the chairman. Mr. Kahane worked very closely with Mr. Schorsch while a trustee at American Financial Realty Trust, or AFRT, (April 2003 to August 2006), during which time Mr. Kahane served as chairman of the finance committee of AFRT’s board of trustees. Mr. Kahane has been a managing director of GF Capital Management & Advisors LLC, a New York-based merchant banking firm, where he has directed the firm’s real estate investments since 2001. GF Capital offers comprehensive wealth management services through its subsidiary TAG Associates LLC, a leading multi-client family office and portfolio management services company with approximately $5 billion of assets under management. Mr. Kahane also was on the board of directors of Catellus Development Corp., a NYSE growth-oriented real estate development company, where he served as chairman. Mr. Kahane received a B.A. from Occidental College, a J.D. from the University of California, Los Angeles Law School and an MBA from Stanford University’s Graduate School of Business. We believe that Mr. Kahane’s current experience as a director of ARC RCA, BDCA, NYRR, ARC HT, PE-ARC and ARC HT II, his prior experience as an executive officer and director of ARC DNAV, ARCT III, ARCP and ARCT, his prior experience as chairman of the board of Catellus Development Corp. and his significant investment banking experience in real estate, make him well qualified to serve as a member of our board of directors.

Edward M. Weil, Jr. has served as president, treasurer, secretary and a director of our company since February 2013. Mr. Weil has also served as president, treasurer and secretary of RCS Capital Management since April 2013. Mr. Weil served as an executive officer of ARCT, the ARCT advisor and the ARCT property manager from their formation in August 2007 through March 2012. Mr. Weil has served as an executive officer of NYRR, the NYRR property manager and the NYRR advisor since their formation in October 2009. He has served as the executive vice president and secretary of the PE-ARC advisor since its formation in December 2009. Mr. Weil has served as an executive officer of ARC RCA and the ARC RCA advisor since their formation in July 2010 and May 2010, respectively. Mr. Weil has served as an executive officer of ARC HT, the ARC HT advisor and the ARC HT property manager since their formation in August 2010. Mr. Weil served as a director of ARCT III beginning in February 2012 and as an executive officer of ARCT III, the ARCT III advisor and the ARCT III property manager from their formation in October 2010 until the close of ARCT III’s merger with ARCP in February 2013. Mr. Weil has served as an executive officer, and, beginning in March 2012, a director, of ARC DNAV, and has served as an executive officer of the ARC DNAV advisor and the ARC DNAV property manager since their formation in September 2010. Mr. Weil has served as an executive officer, and, beginning in March 2012, a director, of ARCP since its formation in December 2010 and has served as an executive officer of the ARCP advisor since its formation in November 2010. Mr. Weil has been a director and an executive officer of ARC Global, the ARC Global advisor and the ARC Global property manager since their formation in July 2011, July 2011 and January 2012, respectively. Mr. Weil has served as the president, chief operating officer, treasurer and secretary of ARCT IV, the ARCT IV advisor and the ARCT IV property manager since their formation in February 2012. Mr. Weil was appointed as a director of ARCT IV in January 2013. Mr. Weil has served as the president, chief operating officer, treasurer and secretary of ARC HT II, the ARC HT II advisor and the ARC HT II property manager since their formation in October 2012. Mr. Weil served as the president, treasurer and secretary of ARC RFT and the ARC RFT advisor from November 2012 until January 2013. Mr. Weil has served as president, chief operating officer, treasurer, secretary and director of ARCT V and as president, chief operating officer, treasurer and secretary of the ARCT V advisor and the ARCT V property manager since their formation in January 2013. Mr. Weil has served as the executive vice president and secretary of the BDCA advisor since its formation in June 2010. Mr. Weil has served as president, chief operating officer, treasurer and secretary of the PE-ARC II advisor since July 2013. Mr. Weil has served as a member of the board of managers of the ARC HOST sub-property manager since August 2013. Mr. Weil was formerly the senior vice president of sales and leasing for AFRT from April 2004 to October 2006, where he was responsible for the disposition and leasing activity for a 33 million square foot portfolio of properties. Under the direction of Mr. Weil, his department was the sole contributor in the increase of occupancy and portfolio revenue through the sales of over 200 properties and the leasing of over 2.2 million square feet, averaging 325,000 square feet of newly executed leases per quarter. After working at AFRT, from October 2006 to May 2007, Mr. Weil was managing director of Milestone Partners Limited and prior to joining AFRT, from

1987 to April 2004, Mr. Weil was president of Plymouth Pump & Systems Co. Mr. Weil attended George Washington University. Mr. Weil holds FINRA Series 7, 24 and 63 licenses. We believe that Mr. Weil’s current experience as an executive officer of NYRR, ARC RCA, ARC DNAV, ARC HT, ARCP, ARC Global, ARCT IV, ARC HT II and ARCT V, his current experience as a director of ARC DNAV, ARCP, ARC Global, ARCT IV and ARCT V, his previous experience as senior vice president at AFRT and his real estate experience, make him well qualified to serve on our board of directors.

Peter M. Budko has served as chief investment officer and a director of our company since February 2013. Mr. Budko has also served as chief investment officer of RCS Capital Management since April 2013. Mr. Budko served as executive vice president and chief investment officer of ARCT, the ARCT advisor and the ARCT property manager from their formation in 2007 through March 2012. Mr. Budko has also served as executive vice president and chief operating officer of NYRR since its formation in October 2009, and the NYRR property manager and the NYRR advisor since their formation in November 2009. Mr. Budko has served as executive vice president and chief investment officer of the PE-ARC advisor since its formation in December 2009. Mr. Budko has served as executive vice president and chief investment officer of ARC RCA and the ARC RCA advisor since their formation in July 2010 and May 2010, respectively. Mr. Budko has served as executive vice president and, until February 2011, as chief investment officer, of ARC HT, the ARC HT advisor and the ARC HT property manager since their formation in August 2010. Mr. Budko served as an executive officer of ARCT III, the ARCT III advisor and the ARCT III property manager from their formation in October 2010 until the close of ARCT III’s merger with ARCP in February 2013. Mr. Budko has served as an executive officer of BDCA and the BDCA advisor since their formation in May 2010 and June 2010, respectively. Mr. Budko has served as executive vice president and chief investment officer of ARC DNAV, the ARC DNAV advisor and the ARC DNAV property manager since their formation in September 2010. Mr. Budko also has been executive vice president and chief investment officer of ARCP and the ARCP manager since their formation in December 2010 and November 2010, respectively. Mr. Budko also has been an executive officer of ARC Global, the ARC Global advisor and the ARC Global property manager since their formation in July 2011, July 2011 and January 2012, respectively. Mr. Budko served as executive vice president and chief investment officer of ARCT IV, the ARCT IV advisor and the ARCT IV property manager from their formation in February 2012 until the closing of the merger of ARCT IV with ARCP in January 2014. Mr. Budko has served as the executive vice president of ARC HT II, the ARC HT II advisor and the ARC HT II property manager since their formation in October 2012. Mr. Budko has served as the executive vice president of ARC RFT and the ARC RFT advisor since their formation in November 2012 and as president of ARC RFT and the ARC RFT advisor since January 2013. Mr. Budko was appointed as a director of ARC RFT in January 2013. Mr. Budko has served as chief investment officer and executive vice president of the PE-ARC II advisor since its formation in July 2013. From January 2007 to July 2007, Mr. Budko was chief operating officer of an affiliated American Realty Capital real estate investment firm. Mr. Budko founded and formerly served as managing director and group head of the Structured Asset Finance Group, a division of Wachovia Capital Markets, LLC from 1997 – 2006. The Structured Asset Finance Group structures and invests in real estate that is net leased to corporate tenants. While at Wachovia, Mr. Budko acquired over $5 billion of net leased real estate assets. From 1987 – 1997, Mr. Budko worked in the Corporate Real Estate Finance Group at NationsBank Capital Markets (predecessor to Bank of America Securities), becoming head of the group in 1990. Mr. Budko received a B.A. in physics from the University of North Carolina. We believe that Mr. Budko’s current experience as an executive officer of NYRR, ARC RCA, ARC HT, ARC DNAV, ARCP, ARC Global, ARCT IV, ARC HT II, ARC RFT, ARCT V and BDCA, as a director of ARC RFT, his prior experience as an executive officer of ARCT, ARCT III and at Wachovia Capital Markets and Nations Bank and his over 20 years of experience in debt and lending, make him well qualified to serve as a member of our board of directors.

Brian D. Jones has been the chief financial officer and assistant secretary of the Company and the Company’s manager since December 2013. Mr. Jones has served as head of the investment banking division of Realty Capital Securities since February 2013. Mr. Jones served as chief operating officer of ARCP from February 2013 until November 2013. Mr. Jones served as chief financial officer and treasurer of ARCT from its internalization in March 2012 until the close of its merger with Realty Income Corporation in January 2013. Prior to ARCT’s internalization, Mr. Jones served as senior vice president, managing director and head of investment banking at Realty Capital Securities and ARC Advisory Services, LLC, or ARC from September 2010 through February 2012. Prior to joining Realty Capital Securities and ARC, Mr. Jones was a director in the real estate investment banking group at Robert W. Baird & Co. from February 2008 through August 2010. From January 2005 through November 2007, Mr. Jones was an executive director in the real estate investment banking group at Morgan Stanley & Co. Prior to that, Mr. Jones worked in the real estate investment banking group at RBC Capital Markets from February 2004 through February 2005. From October 1997 through February 2001, Mr. Jones worked in the real estate investment banking group at PaineWebber. He also founded in February 2001 and operated through February 2004 an independent financial consulting firm focused on strategic advisory and private capital raising for real estate investment firms. From September 1990 to October 1997, Mr. Jones worked in the real estate tax advisory group at Coopers & Lybrand, LLP, where he was a manager focused on REIT and partnership tax structuring. He has more than 17 years of experience advising public and private real estate companies and executing a broad range of complex strategic and capital markets transactions, including approximately $9.0 billion of capital markets transactions, $10.0 billion of real estate acquisitions and dispositions and $35.0 billion of corporate mergers and acquisitions. Mr. Jones is a member of CSCPA, ULI and NAREIT. Mr. Jones also has Series 7, 24 and 63 licenses. Mr. Jones received a B.S. with honors in Agricultural and Managerial Economics from the University of California at Davis and an M.S. in Taxation from Golden State University.

Brian S. Block has served as a director of our company since February 2013. Mr. Block also served as chief financial officer and assistant secretary of our company from February 2013 until December 2013. Mr. Block has served as executive vice president and chief financial officer of ARCT, the ARCT advisor and the ARCT property manager from their formation in 2007 through March 2012. Mr. Block served as executive vice president and chief financial officer of NYRR, the NYRR property manager and the NYRR advisor from their formation in October 2009 until December 2013. Mr. Block has served as executive vice president and chief financial officer of the PE-ARC advisor since its formation in December 2009. Mr. Block has served as executive vice president and chief financial officer of ARC RCA and the ARC RCA advisor from their formation in July 2010 and May 2010, respectively, in each case, through December 2013. Mr. Block served as executive vice president and chief financial officer of ARC HT, the ARC HT advisor and the ARC HT property manager from their formation in August 2010 until December 2013. Mr. Block served as an executive officer of ARCT III, the ARCT III advisor and the ARCT III property manager from their formation in October 2010 until the close of ARCT III’s merger with ARCP in February 2013. Mr. Block served as chief financial officer and treasurer of BDCA from its formation in May 2010 until February 2013, and served as chief financial officer of the BDCA advisor from its formation in June 2010 until February 2013. Mr. Block served as executive vice president and chief financial officer of ARC DNAV, the ARC DNAV advisor and the ARC DNAV property manager from their formation in September 2010 until January 2014. Mr. Block also has been executive vice president and chief financial officer of ARCP and the ARCP advisor since their formation December 2010 and November 2010, respectively. Mr. Block also served as executive vice president and chief financial officer of ARC Global, the ARC Global advisor and the ARC Global property manager since their formation in July 2011, July 2011 and January 2012, respectively, in each case, through December 2013. Mr. Block has served as the executive vice president and chief financial officer of ARCT IV, the ARCT IV advisor and the ARCT IV property manager since their formation in February 2012 until the close of ARCT IV’s merger with ARCP in January 2014. Mr. Block served as the executive vice president and chief financial officer of ARC RFT and the ARC RFT advisor from November 2012 until January 2013. Mr. Block served as executive vice president and chief financial officer of ARCT V, the ARCT V advisor and the ARCT V property manager from their formation in January 2013 until January 2014. Mr. Block has served as executive vice president and chief financial officer of the PE-ARC II advisor since August 2013. Mr. Block has served as a director of the ARC HOST sub-property manager since August 2013. Mr. Block is responsible for the accounting, finance and reporting functions at the American Realty Capital group of companies. He has extensive experience in SEC reporting requirements, as well as REIT tax compliance matters. Mr. Block has been instrumental in developing the American Realty Capital group of companies’ infrastructure and positioning the organization for growth. Mr. Block began his career in public accounting at Ernst & Young and Arthur Andersen from 1994 to 2000. Subsequently, Mr. Block was the chief financial officer of a venture capital-backed technology company for several years prior to joining AFRT in 2002. While at AFRT, Mr. Block served as senior vice president and chief accounting officer and oversaw the financial, administrative and reporting functions of the organization. Mr. Block discontinued working for AFRT in August 2007. He is a certified public accountant and is a member of the AICPA and PICPA. Mr. Block serves on the REIT Committee of the Investment Program Association. Mr. Block received a B.S. from Albright College and an M.B.A. from La Salle University. We believe that Mr. Block’s current experience as an executive officer of NYRR, ARC RCA, ARC HT, ARC DNAV, ARCP, ARC Global, ARCT IV, ARC HT II, ARC RFT and ARCT V, his previous experience as an executive officer at AFRT and his experience in financial reporting, make him well qualified to serve as a member of our board of directors.

Mark Auerbach has served as an independent director since May 2013 and as a lead independent director since February 2014. Over the last 18 years, Mr. Auerbach had served as directors for several companies. He currently serves as a director in Ventrus Bioscience, Inc., a development stage specialty pharmaceutical company focused on the development of late-stage prescription drugs for gastrointestinal disorders, specifically, hemorrhoids, anal fissures and fecal incontinence. From January 2006 through March 2010, Mr. Auerbach served as the Chairman of the Board of Directors for Neuro-Hitech, Inc., an early-stage pharmaceutical company which specialized in brain degenerative diseases. From June 2007 through August 2009, he served as director of Collexis, a company which develops knowledge management and discovery software. From July 2007 through February 2009, Mr. Auerbach also served as director for RxElite Holdings, Inc., a company which develops, manufactures and markets generic prescription drug products in specialty generic markets. From September 2003 through October 2006, Mr. Auerbach served as Executive Chairman of the Board of Directors for Par Pharmaceutical Companies, Inc., principally a manufacturer and marketer of generic pharmaceuticals and the parent of Par Pharmaceutical, Inc. From 1993 to 2005, Mr. Auerbach served as Chief Financial Officer of Central Lewmar LLP, a national fine paper distributor. Mr. Auerbach received a B.S. degree from Rider University. We believe Mr. Auerbach’s previous experience as a member of the board of directors of Optimer Pharmaceuticals, Neuro-Hitech, Inc., Collexis, RxElite Holdings, Inc., and Par Pharmaceutical, Inc., his current experience as a member of the board of directors of Ventrus Bioscience, Inc. and his previous experience as an officer of Central Lewmar LLP make him well qualified to serve on our board of directors.

Jeffrey J. Brown has served as an independent director since February 10, 2014. Mr. Brown was appointed pursuant to an agreement we entered into with Luxor in connection with the Luxor commitment. Mr. Brown will be subject to removal if Luxor does not purchase at least $25.0 million of convertible preferred stock or Series D preferred stock, as applicable, as contemplated by the Luxor commitment, or if the Luxor commitment is terminated for another reason, such as our failure to consummate the Cetera acquisition. See “—  Description of Other Luxor Agreements — Board Rights.” Mr. Brown is the Chief Executive Officer and founding member of Brown Equity Partners, LLC, or BEP, which provides capital to management teams and companies needing equity of $3.0 million to $20.0 million. Prior to founding BEP in January 2007, Mr. Brown served as a founding partner and primary deal originator of the venture capital and private equity firm Forrest Binkley & Brown, or FBB, from 1993 to January 2007. In March 2005, SBIC Partners II, L.P., an investment vehicle formed by FBB and licensed through the Small Business Administration, or the SBA, voluntarily agreed to enter into receivership after failing to meet various SBA capital requirements. Prior to founding FBB, Mr. Brown served as a Senior Vice President of Bank America Venture Capital Group from 1990 to 1993 and as a Senior Vice President of Security Pacific Capital Corporation from 1987 to 1990. Mr. Brown also worked at the preferred stock desk of Morgan Stanley & Co. (NYSE: MS) in 1986 and as a software engineer at Hughes Aircraft Company from 1983 to 1985. In his 27 years of venture capital and private equity experience, Mr. Brown has served on the board of directors of approximately 40 public and private companies, including as the chairman of 10 such boards, and has served as the chair of audit, compensation, finance and other special board committees of such boards. Since September 2012, Mr. Brown has served on the board of directors of Nordion Inc. (NYSE:NDZ) where he is a member of each of the EHS/Governance and Finance/Audit Committees. From September 2009 until resigning in October 2011, Mr. Brown served as a director of Steadfast Income REIT, Inc. Mr. Brown received a Bachelor of Science in Mathematics, Summa Cum Laude, from Willamette University and a Master of Business Administration from the Stanford University Graduate School of Business. Mr. Brown’s extensive public and private company board experience and investment and transaction experience make him well qualified to serve on the Company’s Board.

C. Thomas McMillen has served as an independent director since May 2013. Mr. McMillen has served as Timios National Corporation’s (formerly Homeland Security Capital Corporation) Chief Executive Officer and Chairman of the Board since August 30, 2005 and since July 2011 has served as its President. Since April 2011, Mr. McMillen has served as Chairman of the National Foundation on Fitness, Sports and Nutrition. From April 2007, he has served on the Board of Regents of the University of Maryland System. From December 2004 until January 2007, Mr. McMillen served as the Chairman of Fortress America Acquisition Corporation (now Fortress International Group, Inc., FIGI.PK), and from January 2007 until August 2009, he served as Vice Chairman and director. From October 2007 until October 2009, Mr. McMillen served as Chairman and Co-Chief Executive Officer of Secure America Acquisition Corporation, (now Ultimate Escapes, Inc. OTCBB: ULEIQ.PK) and from October 2009 to December 2010 as a director and from November 2009 to December 2010 as Vice Chairman. Ultimate Escapes, Inc. filed for Chapter 11 bankruptcy protection in the United States Bankruptcy Court in Wilmington, Delaware in September 2010. From 1987 through 1993, Mr. McMillen served three consecutive terms in the U.S. House of Representatives representing the 4th Congressional District of Maryland. Mr. McMillen received a Bachelor of Science in Chemistry from the University of Maryland and a Bachelor and Master of Arts from Oxford University as a Rhodes Scholar. We believe Mr. McMillen’s previous experience as a member of the board of directors of Timios National Corporation, the University of Maryland System, Dominion Funds, Inc., Ultimate Escapes, Inc., his previous experience as an officer of Fortress International Group and Timios National Corporation and his expertise in United States public policy and politics make him well qualified to serve on our board of directors.

Howell D. Wood has served as an independent director since December 2013. Mr. Wood served as chairman of the board of directors and chief executive officer of Wood Logan Associates from its formation in August 1986 until June 1999, when Wood Logan Associates was acquired by The Manufacturers Life Insurance Company. From July 1999 to December 2011, Mr. Wood continued as chairman of the Wood Logan Associates division of The Manufacturers Life Insurance Company and held a variety of senior management and leadership positions with that company. From 1982 until June 1986, Mr. Wood served as chief executive officer of Integrated Capital Services, a subsidiary of Integrated Resources Inc. Prior to joining Integrated Resources Inc., Mr. Wood served as national sales manager at Massachusetts Financial Services Company and Drexel Burnham Lambert. The Company believes that Mr. Wood’s previous experience as a founder, chairman of the board of directors and chief executive officer of Wood Logan Associates and his extensive background in the finance and investment management industry make him well qualified to serve as a member of our board of directors.

There are no family relationships among any of our directors or executive officers. The executive officers and directors named above may act as authorized officers of the company when so deemed by resolutions of the company. The only functions that our independent directors perform apart from the functions they serve in their capacity as members of the board as a whole is in their capacity as members of the Audit Committee (other than Mr. Brown, who is not a member of the Audit Committee), as further described below.

Board Composition

Our business is managed by RCS Capital Management, subject to the supervision and oversight of our board of directors. Our board of directors includes three independent directors and has a fiduciary responsibility to all our stockholders to set policy and oversee our company. Our Board is comprised of the following nine directors: Messrs. Schorsch, Kahane, Weil, Budko, Block, Auerbach, Brown, McMillen and Wood. We have determined that Messrs. Auerbach, McMillen, Brown, and Wood are independent directors within the meaning of the applicable rules of the SEC and NYSE, and that Mr. Auerbach is an audit committee financial expert within the meaning of the applicable rules of the SEC and possesses financial sophistication as defined under the rules of NYSE. Our Charter provides that our Board will consist of no fewer than three nor more than ten persons. The exact number of members on our Board is determined from time to time by resolution of a majority of our full Board.

Controlled Company

Because RCAP Holdings controls a majority of our outstanding voting power, we are a “controlled company” under the corporate governance rules of NYSE. Therefore, we are not required to have a majority of our Board be independent, nor are we required to have a compensation committee or an independent nominating function. In light of our status as a controlled company, our Board has determined not to have an independent nominating function and to have the full Board be directly responsible for compensation matters and for nominating members of our Board. Additionally, so long as the outstanding shares of our Class B common stock represent a majority of the combined voting power of our Common Stock, RCAP Holdings will be able to effectively control all matters submitted to our stockholders for a vote, as well as the overall management and direction of our company. In addition, RCAP Holdings will have the ability to take stockholder action without the vote of any other stockholder.

Executive Committee

On September 30, 2013, we established the Executive Committee of our Board. The Executive Committee has and may exercise all the powers and authority of our Board in the management of the business and affairs of our company, except to the extent limited by law, by the rules of the NYSE or by our Charter or By-laws, in each case as in effect from time to time.

Messrs. Schorsch, Kahane, Weil, Budko and Block currently serve on the Executive Committee.

Audit Committee

Our Audit Committee assists our Board in its oversight of our internal audit function, the integrity of our financial statements, our independent registered public accounting firm’s qualifications and independence and the performance of our independent registered public accounting firm.

Our Audit Committee’s responsibilities include, among others:

•	reviewing the audit plans and findings of our independent registered public accounting firm and our internal audit and risk review staff, as well as the results of regulatory examinations, and tracking management’s corrective action plans where necessary;
•	reviewing our financial statements, including any significant financial items and/or changes in accounting policies, with our senior management and independent registered public accounting firm;
•	reviewing our financial risk and control procedures, compliance programs and significant tax, legal and regulatory matters; and
•	appointing annually our independent registered public accounting firm, evaluating its independence and performance, determining its compensation and setting clear hiring policies for employees or former employees of the independent registered public accounting firm.

Messrs. Auerbach, McMillen and Wood currently serve on the Audit Committee and Mr. Auerbach serves as its chair. Messrs. Auerbach, McMillen and Wood are independent under Rule 10A-3 under the Exchange Act.

Independent Director Compensation

Independent directors are directors who are not our employees or employees of RCAP Holdings. Each independent director receives the following compensation for service on our Board and, if applicable, our Audit Committee:

•	an annual cash retainer fee of $42,500;
•	annual equity grant of shares of restricted stock with a fixed dollar amount of $42,500 (which vests ratably over a three-year period);
•	meeting fees of $1,500 for each meeting attended in person and $500 for each electronic vote or telephonic meeting (if there is a meeting of the board and one or more committee meetings in a single day, their fees are limited to $2,000 per day);
•	conference/seminar fees of $2,500 per half day (up to four hours) or $5,000 per full day (more than four hours); and
•	an additional cash retainer fee of $12,000 for the lead independent director (who may elect to receive up to 100% in the restricted stock, which would vest over a three-year period).

Retainers were paid upon the closing of our initial public offering and will be paid immediately following each regularly scheduled annual stockholder meeting. If a director joins the Board at any time other than the annual stockholder meeting, the retainers will be prorated and paid at the time of such director joining the board of directors. The directors have the right to elect to receive a portion of their annual cash retainer in stock prior to the year of service in accordance with restrictions as may be required by law.

All directors are reimbursed for reasonable expenses incurred in attending Board, committee and stockholder meetings, including those for travel, meals and lodging. We may consider also paying per-meeting fees.

The following table sets forth information regarding compensation of our directors for the fiscal year ended December 31, 2013:

Name	Fees Paid in Cash ($)(1)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Changes in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total Compensation ($)
Nicholas S. Schorsch(2)	$—	$—	$—	$—	$—	$—	$—
Edward M. Weil, Jr.(2)	—	—	—	—	—	—	—
William M. Kahane(2)	—	—	—	—	—	—	—
Peter M. Budko(2)	—	—	—	—	—	—	—
Brian S. Block(2)	—	—	—	—	—	—	—
Mark Auerbach	35,000						35,000
Jeffrey J. Brown(3)	—	—	—	—	—	—	—
C. Thomas McMillen	30,000	—	—	—	—	—	30,000
Howell D. Wood(4)	30,000	—	—	—	—	—	30,000

(1)	We commenced payment of cash fees to our independent directors upon the closing of our initial public offering on June 10, 2013.
(2)	Messrs. Schorsch, Weil, Kahane, Budko and Block are not independent directors. Only independent directors receive compensation for service on our Board.
(3)	Mr. Brown was appointed as an independent director effective February 10, 2014.
(4)	Mr. Wood was appointed as an independent director effective December 11, 2013.

Executive Compensation

The services agreement provides that RCS Capital Management will provide us (but not our operating subsidiaries or RCS Holdings) with a management team, including a chief executive officer and president or similar positions. Because we do not employ any of our executive officers, each of whom is an executive of American Realty Capital, except as set forth below, none of our executive officers receives any fees or compensation from us. Instead, we pay RCS Capital Management the quarterly and incentive fees described in “— Services Agreement” and the performance-based awards described in “— 2013 Manager Multi-Year Outperformance Agreement.”

During the period from our commencement of our operations following the issuance to us of Class A Units in our operating subsidiaries in connection with our initial public offering on June 10, 2013 to December 31, 2013, we have incurred expenses of approximately $6.3 million to RCS Capital Management under the services agreement on account of the quarterly fee and the incentive fee.

In their capacities as executive officers, each executive officer devotes such portion of his time to our affairs as is necessary to enable us to operate our business.

Edward M. Weil, Jr., who is the only executive officer who has received compensation from us during the period from our commencement of our operations following the issuance to us of Class A Units in our operating subsidiaries in connection with our initial public offering on June 10, 2013 to December 31, 2013, earned $989,458 in the form of a stated commission rate calculated as a fixed percentage of sales of all products distributed by our operating subsidiary, Realty Capital Securities, at the end of the year ended December 31, 2013. This compensation covers the period from our commencement of our operations following the issuance to us of Class A Units in our operating subsidiaries in connection with our initial public offering on June 10, 2013 to December 31, 2013. This arrangement was in effect prior to our initial public offering.

Services Agreement

We, together with our operating subsidiaries, entered into a services agreement with RCS Capital Management, as amended, effective upon the closing of our initial public offering. The services agreement was originally a management agreement. On February 11, 2014, the services agreement was amended and restated to, among other things, add RCS Holdings as a party thereto in lieu of our operating subsidiaries. References in this Information Statement to the services agreement mean the services agreement as so amended. Pursuant to the services agreement, RCS Capital Management provides strategic planning and consulting services to assist us, RCS Holdings, and our operating subsidiaries, in implementing our business strategy, as well as the business strategy of RCS Holdings and our operating subsidiaries, subject to oversight, directly or indirectly, by our board of directors. Such services may include advice concerning the performance of administrative functions, executive and administrative personnel, office space and office services, monitoring operating performance and assisting with tax filings and claims handling; provided, however, that RCS Capital Management may not provide any services for which registration as a broker-dealer, investment adviser or investment company would be required. RCS Capital Management has also agreed to provide us (but not RCS Holdings or our operating subsidiaries) with a management team, including a chief executive officer and president or similar positions, along with appropriate support personnel, who shall devote such of their time to us as necessary and appropriate, commensurate with the level of our activity from time to time. RCS Capital Management is at all times subject to the supervision and oversight of our Board.

The initial term of the services agreement expires on June 10, 2033. The services agreement will be deemed renewed automatically for successive five-year periods following the initial term. During the initial term, we, together with RCS Holdings, may terminate the services agreement only for cause. Cause is defined in the services agreement as:

•	RCS Capital Management’s continued breach of any material provision of the services agreement following a period of 30 days after written notice thereof (or 45 days after written notice of such breach if RCS Capital Management has taken steps to cure such breach within 30 days of the written notice);
•	the occurrence of certain events with respect to the bankruptcy or insolvency of RCS Capital Management, including an order for relief in an involuntary bankruptcy case or RCS Capital Management authorizing or filing a voluntary bankruptcy petition;
•	any change of control of RCS Capital Management which a majority of our independent directors determines is materially detrimental to us and our operating subsidiaries;
•	RCS Capital Management’s bad faith, willful misconduct or gross negligence; provided, however, that if such bad faith, willful misconduct or gross negligence is caused by an employee of RCS Capital Management or one of its affiliates and RCS Capital Management takes all necessary and appropriate action against such person and cures the damage caused by such actions within 30 days of RCS Capital Management’s knowledge of its commission, the services agreement shall not be terminable; or
•	the dissolution of RCS Capital Management.

Effective at the expiry of the initial 20-year term or any subsequent five-year renewal term, we, together with RCS Holdings, may terminate the services agreement “without cause” upon the affirmative vote of at least two-thirds of our independent directors based upon: (1) RCS Capital Management’s unsatisfactory performance that is materially detrimental to us, or (2) our determination that the quarterly fees, incentive fees or performance-based awards payable to RCS Capital Management are not fair, subject to RCS Capital Management’s right to prevent termination based on unfair fees or awards by accepting a reduction of quarterly fees, incentive fees or awards agreed to by at least two-thirds of our independent directors. We will provide RCS Capital Management with 180 days’ prior notice of such a termination. RCS Capital Management may also decline to renew the services agreement at will by providing us with 180 days’ written notice.

We, together with RCS Holdings, pay RCS Capital Management (i) a quarterly fee in an aggregate amount equal to 10% of our GAAP pre-tax income (if such amount is a positive number), calculated and payable quarterly in arrears, subject to our GAAP pre-tax income being positive for the current and three preceding calendar quarters; and (ii) an incentive fee that is based on our earnings and our stock price.

2013 Manager Multi-Year Outperformance Agreement

We entered into the OPP with RCS Capital Management in connection with our initial public offering, and it was amended and restated in connection with the exchange transactions. The OPP provides for a performance-based bonus award to RCS Capital Management that is intended to further align RCS Capital Management’s interests with those of our company and its stockholders.

Under the OPP, RCS Capital Management has been issued LTIP Units of RCS Holdings with a maximum award value equal to approximately 5% of our initial market capitalization, which we refer to as the OPP Cap. Subject to the OPP Cap, RCS Capital Management is eligible to earn a number of LTIP Units under the OPP determined based on our achievement of total return to stockholders, which we refer to as Total Return and which includes both share price appreciation and common stock dividends, as measured against a peer group of companies, or the Peer Group, as set forth below, for the three-year performance period that commenced on June 4, 2013, referred to as the Commencement Date, which period we refer to as the Three-Year Period; each 12-month period during the Three-Year Period, which we refer to as the One-Year Periods; and the initial 24-month period of the Three-Year Period, which we refer to as the Two-Year Period, as follows:

	Each One-Year Period	Two-Year Period	Three-Year Period
4% of any excess Total Return attained by our company above the median Total Return for the performance period of the Peer Group*, or Excess Performance Award, for the measurement periods described above, subject to a ratable sliding scale factor as follows based on achievement of cumulative Total Return measured from the beginning of such period:

100% of the Excess Performance Award will be earned if the increase in Total Return achieved by our company is at least:	6%	12%	18%
50% of the Excess Performance Award will be earned if the increase in Total Return achieved by our company is less than the respective percentage set forth on the line above but at least:	0%	0%	0%
0% of the Excess Performance Award will be earned if the increase in Total Return achieved by our company is less than:	0%	0%	0%
a percentage from 50% to 100% of the Excess Performance Award calculated by linear interpolation will be earned if the increase in Total Return achieved by our company is between:	0% - 6%	0% - 12%	0% - 18%

*	The Peer Group is composed of the following companies, each of which is a financial services provider that currently participates in the public capital markets, has a business profile that we believe is analogous to ours, and that we believe is similar in size and scope to RCS Capital Corporation: The Charles Schwab Corporation, Cowen Group, Inc., E*Trade Financial Corporation, FBR & Co., Gain Capital Holdings, Inc., Gleacher & Company, Greenhill & Co. Companies, JMP Group Inc., Lazard Ltd.,

LPL Financial Holdings Inc., Oppenheimer Holdings Inc., Piper Jaffray Companies, Raymond James Financial, Inc. and TD Ameritrade Holding Corporation.

The potential outperformance award is calculated at the end of each One-Year Period, the Two-Year Period and the Three-Year Period. The award earned for the Three-Year Period is based on the formula in the table above less any awards earned for the Two-Year Period and One-Year Periods, but not less than zero; the award earned for the Two-Year Period is based on the formula in the table above less any award earned for the first and second One-Year Period, but not less than zero. Any LTIP Units that are unearned at the end of the Three-Year Period will be forfeited.

LTIP Units originally represented units of equity ownership in our operating subsidiaries structured as profits interests. In connection with the exchange transactions, RCS Capital Management contributed all of its LTIP Units to RCS Holdings in exchange for LTIP Units in RCS Holdings.

Subject to RCS Capital Management's continued service through each vesting date, 1/3 of any LTIP Units earned will vest on each of the third, fourth and fifth anniversaries of the Commencement Date. Until such time as the LTIP Units are fully earned in accordance with the provisions of the OPP, the LTIP Units are entitled to distributions equal to 10% of the distributions on the Class C Units of RCS Holdings. After the LTIP Units are fully earned, they are entitled to a catch-up distribution and then the same distributions as the Class C Units of RCS Holdings. At the time RCS Capital Management’s capital account with respect to the LTIP Units is economically equivalent to the average capital account balance of the Class A Units, the Class B Units and the Class C Units of RCS Holdings, has been earned and has been vested for 30 days, the applicable LTIP Units will automatically convert into Class C Units of RCS Holdings on a one-to-one basis.

The OPP provides for early calculation of LTIP Units earned and for the accelerated vesting of any earned LTIP Units in the event RCS Capital Management is terminated or in the event we incur a change in control, in either case prior to the end of the Three-Year Period. The OPP also provides for accelerated vesting of any earned LTIP Units in the event RCS Capital Management is terminated or in the event of a change in our control on or following the end of the Three-Year Period.

Equity Plan

The RCS Capital Corporation Equity Plan, or the equity plan, provides for the grant of stock options, restricted shares of Class A Common Stock, restricted stock units, dividend equivalent rights and other equity-based awards to RCS Capital Management (including under the OPP), non-executive directors, officers and other employees and independent contractors, including employees or directors of RCS Capital Management and its affiliates who are providing services to us. The maximum number of shares of Class A Common Stock that may be granted pursuant to awards under the equity plan is a number of shares of Class A Common Stock equal to the greater of (x) 250,000 shares and (y) 10% of the total number of issued and outstanding shares of Class A Common Stock (on a fully diluted basis) at any time following such increase (subject to the registration of the increased number of available shares). Following the exchange transactions and the filing of a registration statement on Form S-8 with respect to the equity plan on February 19, 2014, 2,649,999 shares of Class A Common Stock may be granted pursuant to awards under the equity plan. As of March 31, 2014, our Board has authorized our management to issue up to 1,823,000 restricted shares of Class A Common Stock pursuant to the equity plan of which 1,822,249 restricted shares have been issued as awards. If any vested awards under the equity plan are paid or otherwise settled without the issuance of shares of Class A Common Stock, or any shares of Class A Common Stock are surrendered to or withheld by us as payment of the exercise price of an award and/or withholding taxes in respect of an award, the shares that were subject to such award will not be available for re-issuance under the equity plan. If any awards under the equity plan are cancelled, forfeited or otherwise terminated without the issuance of shares of Class A Common Stock (except as described in the immediately preceding sentence), the shares that were subject to such award will be available for re-issuance under the equity plan. Shares of Class A Common Stock issued under the equity plan may be authorized but unissued shares or shares that have been reacquired by us. If our Board determines that any dividend or other distribution (whether in the form of cash, shares of Class A Common Stock, or other property), recapitalization, stock split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, affects the Class A Common Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of participants under the equity plan, then our Board will make equitable changes or adjustments to any or all of: (i) the number and kind of shares of Class A Common Stock or other property (including cash) that may thereafter be issued in connection with awards; (ii) the number and kind of shares of Class A Common Stock or other property (including cash) issued or issuable in respect of outstanding awards; (iii) the exercise price, base price or purchase price relating to any award and (iv) the performance goals, if any, applicable to outstanding awards. In addition, our Board may determine that any such equitable adjustment may be accomplished by making a payment to the award holder, in the form of cash or other property (including but not limited to shares of Class A Common Stock). Awards under the equity plan are intended to either be exempt from, or comply with, Section 409A of the Code.

Unless otherwise determined by our Board and set forth in an individual award agreement, upon termination of an award recipient’s services to us, any then unvested awards will be cancelled and forfeited without consideration. Upon a change in control of us (as defined under the equity plan), any award that was not previously vested will become fully vested and/or payable, and any performance conditions imposed with respect to the award will be deemed to be fully achieved; provided, that with respect to an award that is subject to Section 409A of the Code, a change in control of us must constitute a “change of control” within the meaning of Section 409A of the Code.

If a participant in the equity plan is subject to an excise tax on “parachute payments” under Section 280G of the Code as the result of any payments or benefits received by the participant in connection with a change in control of us (as defined under the equity plan), we will provide the participant with a gross-up payment, except that such gross-up payment will not be payable if the amount of the parachute payment exceeds the Section 280G threshold by 10% or less, in which case the amounts and benefits payable or to be provided to the participant will be subject to reduction to the extent necessary to avoid the excise tax if the participant would benefit from such reduction as opposed to paying the excise tax.

Principal Stockholders

The following table sets forth information as of April 4, 2014 regarding the beneficial ownership of our Class A Common Stock and Class B Common Stock for:

•	each person who is known by us to beneficially own more than 5% of any class of our outstanding shares;
•	each of our named executive officers;
•	each of our directors; and
•	all our executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to such securities. Except as otherwise indicated, all persons listed below have sole voting and investment power with respect to the shares beneficially owned by them, subject to applicable community property laws.

Beneficial Owner(1)	No. of Shares of Class A Common Stock Beneficially Owned		% of Class A Common Stock	No. of Shares of Class B Common Stock		% of Combined Voting Power
Nicholas S. Schorsch	24,051,499	(2)	84.92%	1	(2)	92.46%
William M. Kahane	24,051,499	(2)	84.92%	1	(2)	92.46%
RCAP Holdings, LLC	24,051,499		84.92%	1		92.46%
Edward M. Weil, Jr.	1,000		*	—		*
Peter M. Budko	—		—	—		*
Brian S. Block	—		—	—		*
Brian D. Jones	2,000		*	—		*
Mark Auerbach	—		—	—		—%
Jeffrey J. Brown	—		—	—		—%
C. Thomas McMillen	—		—	—		—%
Howell D. Wood	—		—	—		—%
Directors and executive officers as a group (11 persons)	24,054,499	(3)	84.93%	1	(2)	92.47%

*	Less than 1%
(1)	The business address of each individual or entity listed in the table is c/o RCS Capital Corporation, 405 Park Avenue, 15th Floor, New York, NY 10022.
(2)	Held by RCAP Holdings, LLC, which holds the sole outstanding share of Class B common stock. The reporting person directly or indirectly controls RCAP Holdings, LLC and may be deemed to beneficially own the shares held by RCAP Holdings, LLC. The reporting person disclaims beneficial ownership of the securities reported herein except to the extent of his pecuniary interest therein.
(3)	1,000 shares are held directly by Edward M. Weil, Jr. and 2,000 shares are held directly by Brian D. Jones. The remaining 24,051,499 shares are held by RCAP Holdings, LLC. Each of Messrs. Schorsch, and Kahane may be deemed to beneficially own the shares held by RCAP Holdings, LLC, and each disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

INTERESTS OF CERTAIN PERSONS IN THE MATTERS ACTED UPON

RCAP Holdings and the members of RCAP Holdings will benefit in connection with the First Allied Contribution. The consideration under the First Allied Contribution Agreement is 11,264,929 shares, which was determined based on a value of $207,500,000 for First Allied based on the VWAP of the Class A Common Stock on January 15, 2014. The Company will also assume First Allied’s net liabilities. This amount is in excess of the total of $177,000,000 paid by RCAP Holdings when it acquired First Allied in September 2013, which consisted of $145,000,000 in merger consideration plus the assumption of $32,000,000 of First Allied indebtedness. The price and terms of the First Allied Contribution may not be the same as they would be if the transaction had been negotiated at arm’s length with an unaffiliated third party.

In addition, since the number of shares of Class A Common Stock was determined based on the VWAP of the Class A Common Stock on January 15, 2014, which was $18.42, and the market price of Class A Common Stock has since increased, reaching a closing price of $38.59 on April 4, 2014, the issuance of Class A Common Stock to RCAP Holdings in connection with the First Allied Contribution and the RCAP Holdings Member Commitment will be further dilutive to existing stockholders.

The Board or a committee selected by the Board, will select the employees of, the Company or its affiliates and financial advisors, who may elect to participate under the Program. As of April 3, 2014, all of the Company’s executive officers are eligible to be selected to participate in the Program and, accordingly, they may benefit from approval of the Program. Under the Program, up to 4,000,000 shares of Class A Common Stock, which is 14.1% of the Class A Common Stock outstanding as of April 4, 2014, may be purchased or granted under warrants pursuant to the Program which will be further dilutive to existing stockholders.

The purchase by the members of RCAP Holdings of Class A Common Stock pursuant to the RCAP Holdings Member Commitment could be at a purchase price below the market price of the Class A Common Stock. Accordingly, these individuals, some of whom are also executive officers, directors and controlling stockholders of the Company, would benefit from the issuance of Class A Common Stock pursuant to the RCAP Holdings Member Commitment.

DISSENTER’S RIGHTS OF APPRAISAL

Delaware law does not provide for dissenters’ rights in connection with the Corporate Actions described in this Information Statement.

ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and registration statements with the SEC. These filings are available to the public via the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file with the SEC without charge at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

HOUSEHOLDING OF STOCKHOLDER MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” stockholder materials, such as proxy statements, information statements and annual reports. This means that only one copy of our proxy statement and annual report may be sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you upon written or oral request to: RCS Capital Corporation, 405 Park Avenue, 15th Floor, New York, NY 10022, (212) 415-6500, Attention: Investor Relations.

If you want to receive separate copies of the proxy statement, information statement or annual report in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.

We make available, free of charge on our website, all of our filings that are made electronically with the SEC, including Forms 10-K, 10-Q and 8-K. To access these filings, go to our website (www.rcscapital.com). We will also deliver a separate copy of any of these documents to you upon written or oral request to: RCS Capital Corporation, 405 Park Avenue, 15th Floor, New York, NY 10022, (212) 415-6500, Attention: Investor Relations.

OTHER MATTERS

This Information Statement is dated           , 2014. You should not assume that the information contained in this Information Statement is accurate as of any date other than the date above, unless expressly provided.

By Order of the Board of Directors,

/s/ Edward M. Weil, Jr.
Edward M. Weil, Jr.
President, Treasurer, Secretary and Director

INDEX TO FINANCIAL STATEMENTS AND UNAUDITED PRO FORMA INFORMATION

Index to Financial Statements and Unaudited Pro Forma Information

Page
RCS Capital Corporation Financial Statements	F-2
• RCS Capital Corporation Unaudited Pro Forma Consolidated Statements of Financial Condition and Operations as of and for the Year Ended December 31, 2013	F-2

•

RCS Capital Corporation and Subsidiaries Audited Consolidated Statements of Financial Condition as of December 31, 2013 and December 31, 2012 and Consolidated Statements of Income, Comprehensive Income for the years ended December 31, 2013, 2012, and 2011 and Consolidated Statement of Changes in Stockholders’ Equity for the year ended December 31, 2013 and Consolidated Statements of Cash Flows for the years ended December 31, 2013, 2012 and 2011

F-47
Hatteras Funds Financial Statements	F-78
• Hatteras Funds Audited Combined Financial Statements for the Year Ended December 31, 2013 and 2012	F-78
Investors Capital Holdings Financial Statements	F-96
• Investors Capital Holdings, Ltd. Unaudited Consolidated Financial Statements as of December 31, 2013 and the three and nine months ended December 31, 2013 and December 31, 2012	F-96
• Investors Capital Holdings, Ltd. Audited Consolidated Financial Statements as of March 31, 2013 and 2012 and for the Years Ended March 31, 2013 and 2012	F-111
Summit Financial Services Group, Inc. Financial Statements	F-134
• Summit Financial Services Group, Inc. Audited Consolidated Financial Statements for the Years Ended December 31, 2013 and 2012	F-135
Cetera Financial Holdings, Inc. and Subsidiaries Financial Statements	F-152
• Cetera Financial Holdings, Inc. and Subsidiaries Audited Financial Statements for the Year Ended December 31, 2013 and 2012	F-152
Tower Square Securities, Inc. Financial Statements	F-182
• Tower Square Securities, Inc. Unaudited Financial Statements for the Eight Months Ended August 30, 2013 and 2012	F-182
Walnut Street Securities, Inc. Financial Statements	F-194
• Walnut Street Securities, Inc. Unaudited Financial Statements for the Eight Months Ended August 30, 2013 and 2012	F-194
J.P. Turner & Company LLC and J.P. Turner & Company Capital Management, LLC. Combined Financial Statements	F-206
• J.P. Turner & Company LLC and J.P. Turner & Company Capital Management, LLC. Audited Combined Financial Statements for the Years Ended December 31, 2013 and 2012	F-208
First Allied Holdings Inc. Financial Statements	F-219
• First Allied Holdings Inc. Audited Consolidated Financial Statements for the Years Ended December 31, 2013 and 2012	F-222
Legend Group Holdings, LLC Financial Statements	F-240
• Legend Group Holdings, LLC Audited Financial Statements December 31, 2012	F-240

RCS Capital Corporation

Unaudited Pro Forma Consolidated Statement of Financial Condition as of December 31, 2013 and Unaudited Pro Forma Consolidated Statement of Operations for the Year Ended December 31, 2013

The unaudited Pro Forma Consolidated Statement of Financial Condition and the unaudited Pro Forma Consolidated Statement of Operations have been prepared through the application of Pro Forma adjustments to the historical Statement of Financial Condition and Statement of Operations of RCS Capital Corporation (the “Company” or “RCAP”) reflecting the acquisitions and the related financing of the following entities: (i) substantially all of the assets related to the business and operations of Hatteras Investment Partners LLC, Hatteras Investment Management LLC, Hatteras Capital Investment Management, LLC, Hatteras Alternative Mutual Funds LLC, and Hatteras Capital Investment Partners, LLC together with their respective consolidated subsidiaries (“Hatteras”); (ii) Investors Capital Holdings, Ltd. together with its consolidated subsidiaries (“ICH”); (iii) Summit Financial Services Group, Inc. together with its consolidated subsidiaries (“Summit”); (iv) Cetera Financial Holdings, Inc. together with its consolidated subsidiaries (“Cetera”); (v) JP Turner & Company, LLC and JP Turner & Company Capital Management, LLC (collectively; “JP Turner”); and (vi) First Allied Holdings Inc. together with its consolidated subsidiaries (“First Allied” and, together with Hatteras, ICH, Summit, Cetera and JP Turner, the “Target Companies”). The unaudited Pro Forma Consolidated Statement of Financial Condition and the unaudited Pro Forma Consolidated Statement of Operations also reflect the exchange by RCAP Holdings, LLC, (“RCAP Holdings”) of all but one of the Class B units owned by it in the Company’s operating subsidiaries for 23,999,999 shares of the Company’s Class A common stock par value $0.001 per share (the “Class A common stock”).

The unaudited Pro Forma Consolidated Statement of Financial Condition and the unaudited Pro Forma Consolidated Statement of Operations have been prepared using minimum and maximum financing scenarios. The minimum scenario presents the unaudited Pro Forma Consolidated Statement of Financial Condition and the unaudited Pro Forma Consolidated Statement of Operations assuming the commitments with respect to the first lien facility were reduced by $15 million, $31 million and $34 million which represents financing attributable to the ICH, Hatteras and Summit acquisitions. The maximum scenario assumes the first lien facility was not reduced.

The transactions are expected to close during the year ending December 31, 2014. However, as of the date of this filing, the consummation of the transactions have not yet occurred and although the Company believes that the completion of each of the transactions is probable, the closing of the transactions are subject to various closing conditions including, in certain cases, approval of the transaction by certain of the Target Companies’ stockholders and the Financial Industry Regulatory Authority, Inc. (“FINRA”), and therefore there can be no assurance that each of the transactions will be consummated. Accordingly, the Company cannot assure that the transactions as presented in the unaudited Pro Forma Consolidated Statement of Financial Condition and unaudited Pro Forma Consolidated Statement of Operations will be completed based on the terms of the transactions or at all.

The unaudited Pro Forma Consolidated Statement of Financial Condition and the related Pro Forma adjustments were prepared as if these transactions occurred on December 31, 2013 and should be read in conjunction with the Company’s historical consolidated financial statements and notes in its annual report on Form 10-K for the year ended December 31, 2013. The unaudited Pro Forma Consolidated Statement of Financial Condition is not necessarily indicative of what the actual financial position would have been had the Company acquired the Target Companies as of December 31, 2013, nor does it purport to present the future financial position of the Company. The unaudited Pro Forma Consolidated Statement of Financial Condition and the related Pro Forma adjustments were prepared as if these transactions occurred on December 31, 2013; therefore the stock price used to prepare the unaudited Pro Forma Consolidated Statement of Financial Condition and the related Pro Forma adjustments was $18.35, which was the closing price of the Company’s Class A common stock on December 31, 2013.

The unaudited Consolidated Pro Forma Statement of Operations and the related Pro Forma adjustments for the year ended December 31, 2013 were prepared as if these transactions occurred on January 1, 2013, and should be read in conjunction with the Company’s historical consolidated financial statements and notes thereto and the Target Companies’ historical financial statements and notes thereto. The unaudited Pro Forma Consolidated Statement of Operations for year ended December 31, 2013 is not necessarily indicative of what the actual results of operations would have been had the Company acquired the Target Companies on January 1, 2013, nor does it purport to present the future results of operations of the Company. The unaudited Pro Forma Consolidated Statement of Operations and the related Pro Forma adjustments were prepared as if these transactions occurred on January 1, 2013; however, the Company’s Class A common stock did not begin trading until June 5, 2013. Prior to that, there was no public market for its Class A common stock. In the absence of an observable market price, the Company prepared the unaudited Pro Forma Consolidated Statement of Financial Condition and the related Pro Forma adjustments using a price of $18.35, which was the closing price of the Company’s Class A common stock on December 31, 2013. This price falls within the high and low sales prices of the Company’s Class A common stock from June 5, 2013 to December 31, 2013 of $19.40 and $15.00.

Pursuant to an agreement, RCS Capital Management LLC (“RCS Capital Management”) implements the Company’s business strategy, as well as the business strategy of the Operating Subsidiaries, and performs executive and management services for the Company and Operating Subsidiaries, subject to oversight, directly or indirectly, by the Company’s Board of Directors. For purposes of the Consolidated Pro Forma Statement of Operations there were no quarterly fees charged due to the fact that the aggregate income before taxes for the Company on a consolidated Pro Forma basis was negative.

We have entered into a tax receivable agreement with RCAP Holdings, pursuant to which we pay RCAP Holdings 85% of the amount of the reduction, if any, in U.S. federal, state and local income tax liabilities that we realize (or are deemed to realize upon an early termination of the tax receivable agreement or a change of control) as a result of any increases in tax basis created by RCAP Holdings’ exchanges. These Pro Forma consolidated financial statements assume RCAP Holdings’ exchanges will be effectuated in a tax-free manner in accordance with Internal Revenue Code Section 351; therefore, the tax receivable agreement will not be triggered and RCAP Holdings will not receive payments from the Company for income tax purposes.

Certain reclassifications have been made to the historical Statement of Financial Condition and Statement of Operations of the Target Companies to conform to the Company’s presentation. For example, if one of the Target Companies had an expense line item for which the Company has no comparable line item, other expenses was used unless the amount was material, in which case a new line item was added.

Unaudited Pro Forma Consolidated Statement of Financial Condition
December 31, 2013
Maximum Financing Scenario
(in thousands)

	RCAP Historical(1)	Hatteras Historical(2)	Hatteras Merger Adjustments(3)		RCAP with Hatteras Pro Forma	ICH Historical(4)	ICH Acquisition Related Adjustments(5)		RCAP with ICH Pro Forma	Summit Historical(6)	Summit Acquisition Related Adjustments(7)		RCAP with Summit Pro Forma
Assets
Cash and cash equivalents	$45,744	$1,685	$(33,733	)(15)	$13,696	$6,541	$(31,500	)(20)	$20,785	$12,087	$(48,098	)(26)	$9,733
Available-for-sale securities	8,528	—	—		8,528	—	—		8,528	—	—		8,528
Investment securities	5,874	—	—		5,874	300	—		6,174	3	—		5,877
Deferred compensation plan investments	—	912	(768	)(16)	144	2,406	—		2,406	—	—		—
Receivables:
Selling commission and dealer manager fees
Due from related parties	1,072	—	—		1,072	—	—		1,072	—	—		1,072
Due from non-related parties	21	10,316	—		10,337	5,733	(36	)(21)	5,718	—	—		21
Reimbursable expenses
Due from related parties	18,772	—	—		18,772	—	—		18,772	—	—		18,772
Due from non-related parties	584	—	—		584	—	—		584	—	—		584
Investment banking fees (related party)	21,420	—	—		21,420	—	—		21,420	—	—		21,420
Due from RCAP Holdings and related parties	7,156	—	—		7,156	—	—		7,156	—	—		7,156
Property and equipment	458	285	—		743	143	—		601	402	—		860
Prepaid expenses	1,372	343	—		1,715	666	—		2,038	1,537	—		2,909
Deferred acquisition fees	—	—			—	—	—		—	—	—		—
Commissions receivable	—	—	—		—	—	—		—	1,543	(36	)(27)	1,507
Deferred tax asset	126	—	—		126	1,584	—		1,710	—	—		126
Loan receivable	—	—	—		—	1,782	(581	)(22)	1,201	—	—		—
Notes receivable	—	—	—		—	—	—		—	694	(194	)(28)	500
Other assets	—	18	—		18	283	—		283	359	—		359
Intangible assets	—	—	54,520	(17)	54,520	—	32,710	(22)	32,710	—	32,740	(28)	32,740
Goodwill	—	4,504	18,149	(17)	22,653	—	26,780	(22)	26,780	501	13,261	(28)	13,762
Total assets	$111,127	$18,063	$38,168		$167,358	$19,438	$27,373		$157,938	$17,126	$(2,327)		$125,926
Liabilities and Equity
Accounts payable	$4,695	$3,962	$—		$8,657	$1,532	$—		$6,227	$—	$—		$4,695
Accrued expenses
Due to related parties	16,736	—	—		16,736	—	—		16,736	—	—		16,736
Due to non-related parties	5,894	3,080	—		8,974	1,272	—		7,166	2,692	—		8,586
Payable to broker dealer	1,259	—	—		1,259	—	—		1,259	—	—		1,259
Deferred compensation plan accrued liabilities	—	4,068	(791	)(16)	3,277	2,673	—		2,673	—	—		—
Deferred revenue	2,567	—	—		2,567	1,210	—		3,777	—	—		2,567
Subordinated borrowings	—	—	—		—	2,000	—		2,000	—	—		—
Commissions payable	—	255	—		255	3,984	(36	)(21)	3,948	2,343	(36	)(27)	2,307
Payable other	450	—	—		450	—	—		450	—	—		450
Other accrued liabilities	—	167	—		167	—	—		—	—	—		—
Deferred tax liability	—	—	—		—	—	13,084	(22)	13,084	—	—		—
Contingent consideration	—	—	45,490	(17)	45,490	—	—		—	—	—		—
Notes and debentures	—	3,733	(3,733	)(18)	—	92	—		92	—	—		—
Total liabilities	31,601	15,265	40,966		87,832	12,763	13,048		57,412	5,035	(36)		36,600
Class A common stock	3	—	—		3	—	1	(23)	4	—	1	(29)	4
Class B common stock	24	—	—		24	—	—		24	—	—		24
Common stock	—	—	—		—	71	(71	)(24)	—	2	(2	)(30)	—
Preferred stock	—	—	—		—	—	—		—	—			—
Additional paid-in capital	43,376	—	—		43,376	12,900	8,099	(25)	64,375	9,593	206	(31)	53,175
Accumulated other comprehensive loss	(46)	—	—		(46)	—	—		(46)	—	—		(46)
Unearned stock based compensation	—	—	—		—	—	—		—	(1,265)	1,265	(30)	—
Treasury stock	—	—	—		—	(30)	30	(24)	—	(11)	11	(30)	—
Retained earnings	1,499	—	—		1,499	(6,266)	6,266	(24)	1,499	3,772	(3,772	)(30)	1,499
Member’s equity	—	1,850	(1,850	)(19)	—	—	—		—	—	—		—
Total stockholders’ equity	44,856	1,850	(1,850)		44,856	6,675	14,325		65,856	12,091	(2,291)		54,656
Non-controlling interest	34,670	948	(948	)(19)	34,670	—	—		34,670	—	—		34,670
Total liabilities and equity	$111,127	$18,063	$38,168		$167,358	$19,438	$27,373		$157,938	$17,126	$(2,327)		$125,926

Unaudited Pro Forma Consolidated Statement of Financial Condition
December 31, 2013
Maximum Financing Scenario
(in thousands)

	RCAP Historical(1)	Cetera Historical(8)	Cetera Acquisition Related Adjustments(9)		Cetera Financing Related Adjustments(9)		RCAP with Cetera Pro Forma	JP Turner Historical(10)	JP Turner Acquisition Adjustments(11)		RCAP with JP Turner Pro Forma
Assets
Cash and cash equivalents	$45,744	$129,005	$(1,150,000	)(32)	$1,012,750	(37)	$37,499	$3,647	$(11,340	)(40)	$38,051
Available-for-sale securities	8,528	—	—		—		8,528	—	—		8,528
Investment securities	5,874	8,353	—		—		14,227	388	—		6,262
Deferred compensation plan investments	—	76,298	—		—		76,298	—	—		—
Receivables:
Selling commission and dealer manager fees
Due from related parties	1,072	—	—		—		1,072	—	—		1,072
Due from non-related parties	21	7,820	—		—		7,841	4,223	—		4,244
Reimbursable expenses
Due from related parties	18,772	—	—		—		18,772	—	—		18,772
Due from non-related parties	584	—	—		—		584	—	—		584
Investment banking fees (related party)	21,420	—	—		—		21,420	—	—		21,420
Due from RCAP Holdings and related parties	7,156	—	—		—		7,156	—	—		7,156
Property and equipment	458	16,350	—		—		16,808	246	—		704
Prepaid expenses	1,372	8,910	—		—		10,282	—	—		1,372
Deferred acquisition fees	—	—	—		48,138	(38)	48,138	—	—		—
Commissions receivable	—	50,605	(57	)(33)	—		50,548	—	—		—
Deferred tax asset	126	38,505	—		—		38,631	—	—		126
Loan receivable	—	—	—		—		—	—	—		—
Notes receivable	—	46,822	—		—		46,822	—	—		—
Other assets	—	32,202	—		—		32,202	1,639	(131	)(41)	1,508
Intangible assets	—	76,545	803,310	(34)	—		879,855	—	14,850	(42)	14,850
Goodwill	—	19,424	369,747	(34)	—		389,171	—	11,755	(42)	11,755
Total assets	$111,127	$510,839	$23,000		$1,060,888		$1,705,854	$10,143	$15,134		$136,404
Liabilities and Equity
Accounts payable	$4,695	$35,062	$—		$—		$39,757	$489	$—		$5,184
Accrued expenses
Due to related parties	16,736	—	—		—		16,736	—	—		16,736
Due to non-related parties	5,894	15,985	—		—		21,879	—	—		5,894
Payable to broker dealer	1,259	—	—		—		1,259	—	—		1,259
Deferred compensation plan accrued liabilities	—	75,456	—		—		75,456	—	—		—
Deferred revenue	2,567	—	—		—		2,567	122	—		2,689
Subordinated borrowings	—	—	—		—		—	—	—		—
Commissions payable	—	64,196	(57	)(33)	—		64,139	4,308	(131	)(41)	4,177
Payable other	450	—	—		—		450	39	—		489
Other accrued liabilities	—	21,873	—		—		21,873	3,871	—		3,871
Deferred tax liability	—	—	321,324	(34)	—		321,324	—	—		—
Contingent consideration	—	—	—		—		—	—	11,719	(43)	11,719
Notes and debentures	—	208,688	(208,688	)(35)	771,500	(37)	771,500	—	—		—
Total liabilities	31,601	421,260	112,579		771,500		1,336,940	8,829	11,588		52,018
Class A common stock	3	—	—		3	(39)	6	—	—		3
Class B common stock	24	—	—		—		24	—	—		24
Common stock	—	9	(9	)(36)	—		—	—	—		—
Preferred stock	—	40,305	(40,305	)(36)	12	(39)	12	—	—		—
Additional paid in capital	43,376	48,353	(48,353	)(36)	289,373	(39)	332,749	3,738	1,122	(44)	48,236
Accumulated other comprehensive loss	(46)		—		—		(46)	—	—		(46)
Unearned stock based compensation	—	3,026	(3,026	)(36)	—		—	—	—		—
Treasury stock	—	—	—		—		—	—	—		—
Retained earnings	1,499	(2,114)	2,114	(36)	—		1,499	(2,424)	2,424	(44)	1,499
Member’s equity	—	—	—		—		—	—	—		—
Total stockholders’ equity	44,856	89,579	(89,579)		289,388		334,244	1,314	3,546		49,716
Non-controlling interest	34,670	—	—		—		34,670	—	—		34,670
Total liabilities and equity	$111,127	$510,839	$23,000		$1,060,888		$1,705,854	$10,143	$15,134		$136,404

Unaudited Pro Forma Consolidated Statement of Financial Condition
December 31, 2013
Maximum Financing Scenario
(in thousands)

	RCAP Historical(1)	First Allied Historical(12)	First Allied Merger Related Adjustments(13)		RCAP with First Allied Pro Forma	Total Mergers and Acquisitions	RCAP Adjustments(14)		RCAP Pro Forma	Offering Adjustments		RCAP Pro Forma with Offering Adjustments
Assets
Cash and cash equivalents	$45,744	$24,315	$(33,302	)(45)	$36,757	$(117,943)	$—		$(72,199)	$142,500	(54)	$70,301
Available-for-sale securities	8,528	—	—		8,528	—	—		8,528	—		8,528
Investment securities	5,874	1,834	—		7,708	10,878	—		16,752	—		16,752
Deferred compensation plan investments	—	—	—		—	78,848	—		78,848	—		78,848
Receivables:
Selling commission and dealer manager fees
Due from related parties	1,072	—	—		1,072	—	—		1,072	—		1,072
Due from non-related parties	21	18,026	(99	)(46)	17,948	45,983	—		46,004	—		46,004
Reimbursable expenses
Due from related parties	18,772	—	—		18,772	—	—		18,772	—		18,772
Due from non-related parties	584	—	—		584	—	—		584	—		584
Investment banking fees (related party)	21,420	—	—		21,420	—	—		21,420	—		21,420
Due from RCAP Holdings and related parties	7,156	—	—		7,156	—	—		7,156	—		7,156
Property and equipment	458	1,425	—		1,883	18,851	—		19,309	—		19,309
Prepaid expenses	1,372	—	—		1,372	11,456	—		12,828	—		12,828
Deferred acquisition fees	—	—	—		—	48,138	—		48,138	—		48,138
Commissions receivable	—	—	—		—	52,055	—		52,055	—		52,055
Deferred tax asset	126	—	—		126	40,089	(40,215	)(49)	—	—		—
Loan receivable	—	—	—		—	1,201	—		1,201	—		1,201
Notes receivable	—	13,270	—		13,270	60,592	—		60,592	—		60,592
Other assets	—	3,762	—		3,762	38,132	—		38,132	—		38,132
Intangible assets	—	83,005	—		83,005	1,097,680	—		1,097,680	—		1,097,680
Goodwill	—	79,986	—		79,986	544,107	—		544,107	—		544,107
Total assets	$111,127	$225,623	$(33,401)		$303,349	$1,930,067	$(40,215)		$2,000,979	$142,500		$2,143,479
Liabilities and Equity
Accounts payable	$4,695	$—	$—		$4,695	$41,045	$—		$45,740	$—		$45,740
Accrued expenses
Due to related parties	16,736	—	—		16,736	—	—		16,736	—		16,736
Due to non-related parties	5,894	16,239	—		22,133	39,268	—		45,162	—		45,162
Payable to broker dealer	1,259	—	—		1,259	—	—		1,259	—		1,259
Deferred compensation plan accrued liabilities	—	—	—		—	81,406	—		81,406	—		81,406
Deferred revenue	2,567	1,602	—		4,169	2,934	—		5,501	—		5,501
Subordinated borrowings	—	—	—		—	2,000	—		2,000	—		2,000
Commissions payable	—	12,179	(99	)(46)	12,080	86,906	—		86,906	—		86,906
Payable other	450	—	—		450	39	—		489	—		489
Other accrued liabilities	—	309	—		309	26,220	—		26,220	—		26,220
Deferred tax liability	—	23,693	—		23,693	358,101	(41,515	)(50)	316,586	—		316,586
Contingent consideration	—	1,471	—		1,471	58,680	—		58,680	—		58,680
Notes and debentures	—	33,302	(33,302	)(45)	—	771,592	—		771,592	—		771,592
Total liabilities	31,601	88,795	(33,401)		86,995	1,468,191	(41,515)		1,458,277	—		1,458,277
Class A common stock	3	—	11	(48)	14	16	24	(51)	43	8	(54)	51
Class B common stock	24	—	—		24	—	(24	)(51)	—	—		—
Common stock	—	5	(5	)(47)	—	—	—		—	—		—
Preferred stock	—	—	—		—	12	—		12	—		12
Additional paid in capital	43,376	137,158	(341	)(48)	180,193	461,848	34,670	(52)	539,894	142,492	(54)	682,386
Accumulated other comprehensive loss	(46)	—	—		(46)	—	—		(46)	—		(46)
Unearned stock based compensation	—	—	—		—	—	—		—	—		—
Treasury stock	—	—	—		—	—	—		—	—		—
Retained earnings	1,499	(335)	335	(47)	1,499	—	1,300	(53)	2,799	—		2,799
Member’s equity	—	—	—		—	—	—		—	—		—
Total stockholders’ equity	44,856	136,828	—		181,684	461,876	35,970		542,702	142,500		685,202
Non-controlling interest	34,670	—	—		34,670	—	(34,670	)(52)	—	—		—
Total liabilities and equity	$111,127	$225,623	$(33,401)		$303,349	$1,930,067	$(40,215)		$2,000,979	$142,500		$2,143,479

RCS Capital Corporation

Notes to Unaudited Pro Forma Consolidated Statement of Financial Condition
Maximum Financing Scenario

(1)	Reflects the consolidated historical Statement of Financial Condition of the Company as of the date indicated.
(2)	Reflects the historical Combined Statement of Assets and Liabilities of Hatteras as of the date indicated.
(3)	Reflects pro forma adjustments to record the assets and liabilities of Hatteras at their fair values for (1) $30.0 million in cash consideration, (2) deferred cash payments with a fair value of $9.6 million and (3) additional future consideration which has a fair value of $35.9 million and will be based on the consolidated pre-tax net operating income generated by the business of the Hatteras Funds Group for fiscal years ending December 31, 2016 and December 31, 2018.
(4)	Reflects the historical Condensed Consolidated Balance Sheet of ICH as of the date indicated.
(5)	Reflects pro forma adjustments to record the assets and liabilities of ICH at their fair values and the purchase of all outstanding shares of ICH common stock for $52.5 million to be paid in cash or freely tradable shares of the Company’s stock, at the election of each shareholder. Pursuant to the acquisitions agreement dated October 27, 2013, no more than 60% of the aggregate consideration can be payable in cash. These pro forma financial statements assume that ICH’s shareholders elected to receive the maximum amount of the aggregate consideration in cash.
(6)	Reflects the historical Condensed Consolidated Statement of Financial Condition of Summit as of the date indicated.
(7)	Reflects pro forma adjustments to record the assets and liabilities of Summit at their fair values and the purchase of all outstanding shares of Summit common stock for $49.0 million in cash and freely tradable shares of the Company’s common stock at the election of each shareholder. Pursuant to the acquisitions agreement dated November 16, 2013, no more than 80% of the aggregate consideration can be payable in cash. These Pro Forma financial statements assume that Summit’s shareholders elected to receive the maximum amount of the aggregate consideration in cash.
(8)	Reflects the historical Consolidated Statement of Financial Condition of Cetera as of the date indicated.
(9)	Reflects pro forma adjustments to record the assets and liabilities of Cetera at their fair values and to record the financing adjustments for the Cetera transaction.
(10)	Reflects the historical Statement of Financial Condition of JP Turner as of the date indicated.
(11)	Reflects pro forma adjustments to record the assets and liabilities of JP Turner at their fair values for $27.0 million to be paid 60% at closing and 40% on the one year anniversary of the closing date and an additional future consideration. Pursuant to the merger agreement dated January 16, 2014, 70% of the consideration at closing and on the one year anniversary date is to be paid in cash and 30% in the Company’s stock.
(12)	Reflects the historical Consolidated Statement of Financial Condition of First Allied as of the date indicated.
(13)	Reflects pro forma adjustments to record the assets and liabilities of First Allied at their historical cost, based on the purchase price of $207.5 million for all of the equity in First Allied. The Pro Forma financial statements assume 100% of the total aggregate consideration paid to RCAP Holdings by the Company was in shares of the Company’s Class A common stock based on the one day volume weighted average price of the Company’s common stock on January 15, 2014 of $18.42 as set forth in the letter of intent between RCAP Holdings and the Company.
(14)	Reflects Pro Forma adjustments to the historical Consolidated Statement of Financial Condition of the Company primarily to reflect the impact of certain related party transactions.
(15)	Reflects the use of $30.0 million of available cash to fund the initial cash consideration payment in connection with the Hatteras asset purchase. The adjustment also reflects the anticipated repayment of Hatteras’ line of credit and notes payable for $3.7 million.
(16)	Reflects the carve out of agreed upon deferred compensation assets and liabilities which were included in the historical Hatteras Combined Statement of Assets and Liabilities that are not expected to be included as part of the transaction.

RCS Capital Corporation

Notes to Unaudited Pro Forma Consolidated Statement of Financial Condition
Maximum Financing Scenario

(17)	Reflects preliminary adjustment to record goodwill and other intangible assets including intangibles for client relationships and investment advisory services. The amount includes the write off of $4.5 million of historical goodwill, the recording of liabilities for contingent payments and earn-outs of $45.5 million, and the recording of $77.2 million of new goodwill and intangible assets, which include intangibles related to the acquisition of Hatteras’ alternative mutual funds and core alternative funds and private equity funds businesses. Amounts are preliminary and will be finalized once the purchase price allocation to the assets and liabilities acquired is finalized. The Company allocates the purchase price of acquired entities to identifiable intangible assets acquired based on their respective fair values. The identifiable intangible assets of Hatteras are primarily related to contractual customer relationship intangibles for fund of hedge funds products that are structured as mutual funds. Factors considered in the analysis of such intangible assets include assets under management and the related growth rates. The fair value of the earn-outs was determined by discounting the expected payout in accordance with the purchase agreement. The fair value of contingent payments was determined using discounted cash flows. In making estimates of fair values for purposes of allocating purchase price and determining the fair value of the contingent payments and earn-outs, the Company utilized an independent appraisal. Certain items will be finalized once additional information is received. Accordingly, these allocations are subject to revision when final information is available, although the Company does not expect future revisions to have a significant impact on its financial position or results of operations.
(18)	Reflects the anticipated repayment of Hatteras’ line of credit and notes payable in accordance with the purchase agreement.
(19)	Reflects adjustment for the elimination of Hatteras’ members’ equity and non-controlling interest balances in connection with the asset purchase.
(20)	Reflects the use of $31.5 million of available cash to fund the cash consideration portion of the ICH acquisitions.
(21)	Reflects the elimination of the Company’s historical third-party receivables and payables with ICH which upon acquisition become classified as intercompany receivables and payables and eliminate in consolidation.
(22)	Reflects the preliminary adjustment to record goodwill and other intangible assets including intangibles for client relationships. The amount includes the recording of $60.7 million of new goodwill, tangible and intangible assets, which include intangibles related to the acquisition of ICH’s broker-dealer and investment advisory businesses. Amounts are preliminary and will be finalized once the purchase price allocation to the assets and liabilities acquired is finalized. The Company allocates the purchase price of acquired entities to identifiable intangible assets acquired based on their respective fair values. The identifiable intangible assets of ICH are primarily related to client relationships. Factors considered in the analysis of such intangible assets include the estimate and probability of future revenues attributable to financial advisors and retention rates. The adjustment also includes the write-down in the fair value of advisor notes receivable of $0.6 million to their fair value. The deferred tax liability of $13.1 million relates to timing differences between book and taxable expense related to the intangible assets. In making estimates of fair values for purposes of allocating purchase price, the Company utilized an independent appraisal. Certain items will be finalized once additional information is received. Accordingly, these allocations are subject to revision when final information is available, although the Company does not expect future revisions to have a significant impact on its financial position or results of operations.
(23)	Reflects the par value of the Company’s Class A common stock issued in connection with the ICH acquisitions.
(24)	Reflects the elimination of ICH’s common stock, treasury stock and accumulated deficit balances.

RCS Capital Corporation

Notes to Unaudited Pro Forma Consolidated Statement of Financial Condition
Maximum Financing Scenario

(25)	Primarily reflects the issuance of the Company’s freely tradable Class A common stock for the equity portion of the consideration due in connection with the ICH acquisition partially offset by the elimination of ICH’s historical additional paid-in capital balance. These Pro Forma financial statements were prepared with an assumed share price of the Company’s Class A common stock of $18.35, which was the closing price of the Company’s Class A common stock on December 31, 2013. The actual number of shares ultimately issued will differ based on the actual share price of the Company’s Class A common stock on the date of closing.

(in millions)
Excess price of the Company’s Class A common stock above par value	$21.0
Elimination of ICH’s additional paid-in capital	(12.9)
Total	$8.1
(26)	Reflects the use of $39.2 million of available cash to fund the cash consideration portion of the Summit acquisition in addition to $8.9 million of cash that will be retained by the seller based on the terms of the purchase agreement.
(27)	Reflects the elimination of the Company’s historical third-party receivables and payables with Summit which upon acquisition become classified as intercompany receivables and payables and eliminate in consolidation.
(28)	Reflects the preliminary adjustment to record goodwill and other intangible assets including intangibles for client relationships. The amount includes the write-off of $0.5 million of historical goodwill and the recording of $47.0 million of new goodwill, tangible and intangible assets, which include intangibles related to the acquisition of Summit’s securities brokerage, investment services and insurance businesses. Amounts are preliminary and will be finalized once the purchase price allocation to the assets and liabilities acquired is finalized. The Company allocates the purchase price of acquired entities to identifiable intangible assets acquired based on their respective fair values. The identifiable intangible assets of Summit are primarily related to client relationships. Factors considered in the analysis of such intangible assets include the estimate and probability of future revenues attributable to financial advisors and retention rates. The adjustment also includes the write down in the fair value of advisor notes receivable of $0.2 million to their fair value. In making estimates of fair values for purposes of allocating purchase price, the Company utilized an independent appraisal. Certain items will be finalized once additional information is received. Accordingly, these allocations are subject to revision when final information is available, although the Company does not expect future revisions to have a significant impact on its financial position or results of operations.
(29)	Reflects the par value of the Company’s Class A common stock issued in connection with the Summit acquisition.
(30)	Reflects the elimination of Summit’s common stock, unearned stock-based compensation, treasury stock and retained earnings balances.
(31)	Primarily reflects the issuance of the Company’s freely tradable Class A common stock for the equity portion of the consideration due in connection with the Summit acquisition partially offset by the elimination of Summit’s historical additional paid-in capital balance. These Pro Forma financial statements were prepared with an assumed share price of the Company’s Class A common stock of $18.35, which was the closing price of the Company’s Class A common stock on December 31, 2013. The actual number of shares ultimately issued will differ based on the actual share price of the Company’s Class A common stock on the date of closing subject to a cap of $28.00.

(in millions)
Excess price of the Company’s Class A common stock above par value	$9.8
Elimination of Summit’s additional paid-in capital	(9.6)
Total	$0.2
(32)	Reflects the use of $1.2 billion of cash to fund the Cetera acquisition.

RCS Capital Corporation

Notes to Unaudited Pro Forma Consolidated Statement of Financial Condition
Maximum Financing Scenario

(33)	Reflects the elimination of the Company’s historical third-party receivables and payables with Cetera which upon acquisition become classified as intercompany receivables and payables and eliminate in consolidation.
(34)	Reflects the preliminary adjustment to record goodwill and other intangible assets including intangibles for client relationships. The amount includes the write-off of $96.0 million of historical intangible assets and the recording of $1.3 billion of new goodwill and intangible assets, which include intangibles related to the acquisition of Cetera’s broker-dealer, investment advisory and technology provider businesses. The allocation of goodwill and intangible assets will be finalized once the purchase price allocation to the assets and liabilities acquired is finalized. The Company allocates the purchase price of acquired entities to identifiable intangible assets acquired based on their respective estimated fair values. The identifiable intangible assets of Cetera are assumed to be primarily related to client relationships. Factors to be considered in the analysis of such intangible assets will include the estimate and probability of future revenues attributable to financial advisors and retention rates. The estimated deferred tax liability of $321.3 million relates to timing differences between book and taxable expense related to the incremental intangible assets. Certain items will be finalized once additional information is received. Accordingly, these allocations are subject to revision when final information is available.
(35)	Reflects the adjustment to long-term debt in accordance with the anticipated $208.7 million repayment of Cetera’s senior secured credit facility.
(36)	Reflects the elimination of Cetera’s historical common stock, convertible preferred stock balance, additional paid in capital, unearned stock based compensation and retained earnings balances.
(37)	Reflects the sources of cash to fund the Cetera acquisition:

Cash to fund the Cetera acquisition	(in millions) Sources of Funds
Issuance of long-term debt – first lien(i)	$544.5
Issuance of long-term debt – second lien(i)	147.0
Issuance of convertible notes(ii)	80.0
Total issuance of debt	771.5
Issuance of convertible preferred stock(iii)	240.0
Issuance of Class A common stock(iv)	60.0
Fees(v)	(58.8)
Total sources	$1,012.7
i.	Reflects the anticipated amount the Company will borrow under the first lien loan facility and second lien loan facility as to which the Company received a commitment for and included as an increase in long-term debt and cash and cash equivalents.
ii.	Reflects the anticipated amount of convertible notes to be issued to Luxor Capital Group (“Luxor”) by the Company pursuant to a commitment from Luxor.
iii.	Reflects the anticipated amount of convertible preferred stock to be issued to Luxor by the Company.
iv.	Reflects the anticipated issuance of $60 million of the Company’s Class A common stock to Luxor and certain members of RCAP Holdings of the Company under the terms of separate commitment letters that were executed on January 16, 2014. These Pro Forma financial statements were prepared with an assumed share price of the Company’s common stock of $18.35, which was the closing price of the Company’s Class A common stock on December 31, 2013. The actual number of shares ultimately issued will differ based on the actual share price of the Company’s Class A common stock in this public offering.
v.	Reflects the anticipated fees to be paid in connection with the above issuances, of which $10.7 million is netted in additional paid-in capital.

RCS Capital Corporation

Notes to Unaudited Pro Forma Consolidated Statement of Financial Condition
Maximum Financing Scenario

(38)	Reflects debt and equity issuance costs of $58.8 million. The remaining balance of $48.1 million will be amortized over the life of the debt issuances which ranges from 5 to 7.5 years.
(39)	Primarily reflects the issuance of the Company’s convertible preferred stock and the Company’s Class A common stock for the equity portion of the consideration due in connection with the financings to be entered into in connection with the Cetera acquisition partially offset by the related transaction costs. These Pro Forma consolidated financial statements were prepared with a share price of the Company’s convertible preferred stock of $20.26 as set forth in the agreement with Luxor and an assumed share price of the Company’s Class A common stock of $18.35 which was the closing price of the Company’s Class A common stock on December 31, 2013. The actual number of shares ultimately issued will differ based on the actual share price of the Company’s Class A common stock on the date of closing.

(in millions)
Excess price of the Company’s Class A common stock above par value	$60.0
Excess price of the Company’s convertible preferred stock above par value	240.0
Transaction costs	(10.7)
Total	$289.3
(40)	Reflects the use of $11.3 million of available cash to fund the cash consideration portion of the JP Turner acquisition of which 60% is to be paid at closing and 40% on the one year anniversary of the closing date. Pursuant to the merger agreement dated January 16, 2014, 70% of the consideration at closing and on the one year anniversary date is to be paid in cash.
(41)	Reflects the elimination of the Company’s historical third-party receivables and payables with JP Turner which upon acquisition become classified as intercompany receivables and payables and eliminate in consolidation.
(42)	Reflects the preliminary adjustment to record goodwill and other intangible assets including intangibles for client relationships. The amount includes the recording of $26.6 million of new goodwill and intangible assets, which include intangibles related to the acquisition of JP Turner’s broker-dealer and investment advisory businesses. Amounts are estimated using purchase price allocations provided by an independent appraisal firm on other broker dealers as a benchmark. The allocation of goodwill and intangible assets will be finalized once the purchase price allocation to the assets and liabilities acquired is finalized. The Company allocates the purchase price of acquired entities to identifiable intangible assets acquired based on its respective estimated fair values. The identifiable intangible assets of JP Turner are primarily related to financial advisor relationships. Factors considered in the analysis of such intangible assets include the estimate and probability of future revenues attributable to financial advisors and retention rates. Certain items will be finalized once additional information is received. Accordingly, these allocations are subject to revision when final information is available, although the Company does not expect future revisions to have a significant impact on its financial position or results of operations.
(43)	Reflects the recording of estimated liabilities for future payment of stock and cash pursuant to the JP Turner purchase agreement. These estimates will be finalized once additional information is received. The fair value of the deferred payments was determined using discounted cash flows. Accordingly, these estimates are subject to revision when final information is available, although the Company does not expect future revisions to have a significant impact on its financial position or results of operations.

RCS Capital Corporation

Notes to Unaudited Pro Forma Consolidated Statement of Financial Condition
Maximum Financing Scenario

(44)	Primarily reflects the issuance of the Company’s Class A common stock for the equity portion of the consideration due in connection with the JP Turner acquisition partially offset by the elimination of JP Turner’s historical additional paid-in capital balance. These Pro Forma financial statements were prepared with an assumed share price of the Company’s Class A common stock of $18.35, which was the closing price of the Company’s Class A common stock on December 31, 2013. The actual number of shares ultimately issued will differ based on the actual share price of the Company’s Class A common stock on the date of closing. The adjustment also eliminates the company’s historical retained earnings.

(in millions)
Excess price of the Company’s Class A common stock above par value	$4.8
Elimination of JP Turner’s additional paid-in capital	(3.7)
Total	$1.1
(45)	Reflects the anticipated repayment of First Allied’s term loan and revolving line of credit.
(46)	Reflects the elimination of the Company’s historical third-party receivables and payables with First Allied, which upon acquisition become classified as intercompany receivables and payables and eliminate in consolidation.
(47)	Reflects the elimination of First Allied’s historical common stock and retained earnings balances.
(48)	Reflects the impact on additional paid-in capital for the following items:

(in millions)
Excess over par value for the Class A Common stock consideration(i)	$207.5
Elimination of First Allied’s historical additional paid-in capital	(137.2)
Adjustment to record additional paid-in capital	$70.3
Excess purchase price paid over the historical cost of First Allied’s net assets(ii)	$(70.6)
Total	$(0.3)
i.	The share price of the Company’s Class A common stock pursuant to the letter of intent was $18.42, which was the average day volume weighted price of the Company’s Class A common stock on January 15, 2014.
ii.	This transaction was between entities under common control and is accounted for at historical cost. Any excess purchase price over the cost of the net assets is reflected as an adjustment to additional paid-in capital.
(49)	Reflects the deferred tax asset impact for the following items:

(in millions)
Exchange agreement(i)	$1.3
Netting(ii)	(41.5)
Total	$(40.2)
i.	Reflects the anticipated deferred tax impact assuming the Company owned 100% of the operating subsidiaries as a result of RCAP Holdings’ exercise of its rights under the exchange agreement under which, RCAP Holdings and its transferees exchanged all but one of their Class B units in the Operating Subsidiaries for shares of Class A common stock of the company on a one-for-one basis, assuming that the exchange had occurred on December 31, 2013.
ii.	Reflects the assumption that Company will net its deferred tax assets against the deferred tax liabilities.
(50)	Reflects the assumption that the Company will net its deferred tax assets against the deferred tax liabilities.
(51)	Reflects the exchange by RCAP Holdings of all but one of its 24.0 million shares of the Company’s Class B common stock and all but one of its Class B units in the Company’s operating subsidiaries for

RCS Capital Corporation

Notes to Unaudited Pro Forma Consolidated Statement of Financial Condition
Maximum Financing Scenario

24.0 million shares of the Company’s Class A common stock, assuming that the exchange had occurred on December 31, 2013. As a result of this exchange, RCAP Holdings is entitled to both economic and voting rights and; therefore, no longer has a non-controlling interest in the Company (other than a de minimis interest). Therefore the historical Class B common stock balance was moved to Class A common stock and the historical non-controlling interest balance was moved to additional paid-in capital.
(52)	Reflects the adjustment to non-controlling interests for the exchange agreement. As a result of this exchange, RCAP Holdings is entitled to both economic and voting rights, and therefore, no longer has a non-controlling interest in the Company (other than a de minimis interest).
(53)	Reflects the adjustment to retained earnings as it relates to deferred tax assets for the exchange agreement assuming the Company owned 100% of the operating subsidiaries as a result of RCAP Holdings’ exercise of its rights under the exchange agreement under which, RCAP Holdings exchanged all but one of their Class B units in the Operating Subsidiaries for shares of Class A common stock of the company on a one-for-one basis, assuming that the exchange had occurred on December 31, 2013.
(54)	Reflects the issuance of $150.0 million, or 8.2 million shares of the Company’s Class A common stock in connection with the public offering contemplated by the Company’s registration statement on Form S-1 filed with the SEC on February 13, 2014, net of $7.5 million in expenses. The number of shares to be issued was calculated using an assumed share price of the Company’s Class A common stock of $18.35, which was the closing price of the Company’s Class A common stock on December 31, 2013.

Unaudited Pro Forma Consolidated Statement of Operations
December 31, 2013
Maximum Financing Scenario
(in thousands)

		Twelve Months Ended December 31, 2013
	RCAP Historical(1)	Hatteras Historical(3)	Hatteras Merger Adjustments		RCAP with Hatteras Pro Forma	ICH Historical(4)	ICH Acquisition Related Adjustments		RCAP with ICH Pro Forma	Summit Historical(5)	Summit Acquisition Related Adjustments		RCAP with Summit Pro Forma
Revenues:
Commissions
Related party products	$400,560	$—	$—		$400,560	$—	$—		$400,560	$—	$—		$400,560
Non-related party products	116,074	—	—		116,074	72,029	(8,866	)(17)	179,237	81,838	(10,888	)(21)	187,024
Dealer manager fees
Related party products	227,420	—	—		227,420	—	—		227,420	—	—		227,420
Non-related party products	56,381	—	—		56,381	—	—		56,381	—	—		56,381
Investment banking advisory services
Related party products	45,484	—	—		45,484	—	—		45,484	—	—		45,484
Non-related party products	—	—	—		—	—	—		—	—	—		—
Advisory and asset-based fees (non-related party)	—	41,662	—		41,662	17,964	(2,977	)(17)	14,987	—	—		—
Transfer agency revenue (related party)	8,667	—	—		8,667	—	—		8,667	—	—		8,667
Services revenue
Related party products	24,968	—	—		24,968	—	—		24,968	—	—		24,968
Non-related party products	492	—	—		492	—	—		492	—	—		492
Reimbursable expenses
Related party products	6,375	—	—		6,375	—	—		6,375	—	—		6,375
Non-related party products	100	—	—		100	—	—		100	—	—		100
Other revenues	(26)	5,895	—		5,869	3,210	—		3,184	5,781	—		5,755
Total revenues	886,495	47,557	—		934,052	93,203	(11,843)		967,855	87,619	(10,888)		963,226
Expenses:
Third-party commissions
Related party products	400,598	—	—		400,598	—	—		400,598	—	—		400,598
Non-related party products	116,074	—	—		116,074	—	—		116,074	—	—		116,074
Third-party reallowance
Related party products	65,018	—	—		65,018	—	—		65,018	—	—		65,018
Non-related party products	19,563	—	—		19,563	—	—		19,563	—	—		19,563
Retail commissions	—	—	—		—	74,718	(11,843	)(17)	62,875	69,237	(10,888	)(21)	58,349
Wholesale commissions	101,702	—	—		101,702	—	—		101,702	—	—		101,702
Internal commission, payroll and benefits	14,292	12,848	—		27,140	7,027	—		21,319	7,515	—		21,807
Conferences and seminars	25,486	—	—		25,486	—	—		25,486	—	—		25,486
Travel	7,623	—	—		7,623	—	—		7,623	—	—		7,623
Marketing and advertising	8,611	—	—		8,611	1,621	—		10,232	—	—		8,611
Professional fees:
Related party expense allocation	930	—	—		930	—	—		930	—	—		930
Non-related party expenses	3,663	—	—		3,663	6,998			10,661	—	—		3,663
Data processing	6,268	—	—		6,268	1,491	—		7,759	456	—		6,724
Equity-based outperformance	492	—	—		492	—	—		492	—	—		492
Incentive fee	273	—	—		273	—	—		273	—	—		273
Quarterly fee	5,996	—	—		5,996	—	—		5,996	—	—		5,996
Transaction costs	4,587	1,214	(1,214	)(12)	4,587	846	(846	)(18)	4,587	1,196	(1,196	)(22)	4,587
Interest expense	—	156	(156	)(13)	—	158	—		158	—	—		—
Occupancy	2,717	—	—		2,717	254	—		2,971	791	—		3,508
Depreciation and amortization	150	645	4,139	(14)	4,934	243	2,932	(19)	3,325	200	3,902	(23)	4,252
Goodwill impairment	—	—			—	—	—		—	—	—		—
Service, sub-advisor and mutual fund expense	—	23,997	—		23,997	—	—		—	—	—		—
Other expenses	1,900	3,504	—		5,404	2,411	—		4,311	4,027	—		5,927
Total expenses	785,943	42,364	2,769		831,076	95,767	(9,757)		871,953	83,422	(8,182)		861,183
Income (loss) before taxes	100,552	5,193	(2,769)		102,976	(2,564)	(2,086)		95,902	4,197	(2,706)		102,043
Provision (benefit) for income taxes	2,202	—	969	(15)	3,171	(828)	(834	)(20)	540	1,648	(1,082	)(24)	2,768
Net income (loss)	98,350	5,193	(3,738)		99,805	(1,736)	(1,252)		95,362	2,549	(1,624)		99,275

Unaudited Pro Forma Consolidated Statement of Operations
December 31, 2013
Maximum Financing Scenario
(in thousands)

		Twelve Months Ended December 31, 2013
	RCAP Historical(1)	Hatteras Historical(3)	Hatteras Merger Adjustments		RCAP with Hatteras Pro Forma	ICH Historical(4)	ICH Acquisition Related Adjustments	RCAP with ICH Pro Forma	Summit Historical(5)	Summit Acquisition Related Adjustments	RCAP with Summit Pro Forma
Less: net income (loss) attributable to non-controlling interests	95,749	968	(968	)(16)	95,749	—	—	95,749	—	—	95,749
Net income (loss) attributable to RCS Capital Corporation	$2,601	$4,225	$(2,770)		$4,056	$(1,736)	$(1,252)	$(387)	$2,549	$(1,624)	$3,526
Earnings per share:
Basic	1.04				1.62			(0.11)			1.16
Diluted	1.04				1.62			(0.11)			1.16
Weighted average common shares(2):
Basic	2,500		—		2,500		1,144	3,644		534	3,034
Diluted	2,500		—		2,500		1,144	3,644		534	3,034

Unaudited Pro Forma Consolidated Statement of Operations
December 31, 2013
Maximum Financing Scenario
(in thousands)

		Twelve Months Ended December 31, 2013
	RCAP Historical(1)	Cetera Historical(6)	Walnut Historical(7)	Tower Square Historical(8)	Cetera Acquisition Related Adjustments		Cetera Financing Related Adjustments		RCAP with Cetera Pro Forma	JP Turner Historical(9)	JP Turner Acquisition Adjustments		RCAP with JP Turner
Revenues:
Commissions
Related party products	$400,560	$—	—	—	$—		$—		$400,560	$—	$—		$400,560
Non-related party products	116,074	636,951	34,715	17,061	(81,848	)(25)	—		722,953	77,504	(42,352	)(31)	151,226
Dealer manager fees
Related party products	227,420	—	—	—	—		—		227,420	—	—		227,420
Non-related party products	56,381	—	—	—	(27,163	)(25)	—		29,218	—	(12,791	)(31)	43,590
Investment banking advisory services
Related party products	45,484	—	—	—	—		—		45,484	—	—		45,484
Non-related party products	—	—		—	—		—		—	2,036	—		2,036
Advisory and asset-based fees (non-related party)	—	347,632	37,671	7,710	—		—		393,013	2,791	—		2,791
Transfer agency revenue (related party)	8,667	—	—	—	—		—		8,667	—	—		8,667
Services revenue
Related party products	24,968	—	—	—	—		—		24,968	—	—		24,968
Non-related party products	492	—	—	—	—		—		492	—	—		492
Reimbursable expenses
Related party products	6,375	—	—	—	—		—		6,375	—	—		6,375
Non-related party products	100	—	—	—	—		—		100	—	—		100
Other revenues	(26)	87,094	3,476	1,751	—		—		92,295	—	—		(26)
Total revenues	886,495	1,071,677	75,862	26,522	(109,011)		—		1,951,545	82,331	(55,143)		913,683
Expenses:
Third-party commissions
Related party products	400,598	—	—	—	—		—		400,598	—	—		400,598
Non-related party products	116,074	—	—	—	—		—		116,074	—	—		116,074
Third-party reallowance									—
Related party products	65,018	—	—	—	—		—		65,018	—	—		65,018
Non-related party products	19,563	—	—	—	—		—		19,563	—	—		19,563
Retail commissions	—	854,931	66,335	23,005	(109,011	)(25)	—		835,260	67,098	(55,143	)(31)	11,955
Wholesale commissions	101,702	—	—	—	—		—		101,702	—	—		101,702
Internal commission, payroll and benefits	14,292	91,273	3,900	1,499	—		—		110,964	5,919	—		20,211
Conferences and seminars	25,486	—	—	—	—		—		25,486	—	—		25,486
Travel	7,623	—	—	—	—		—		7,623	—	—		7,623
Marketing and advertising	8,611	10,604	—	—	—		—		19,215	—	—		8,611
Professional fees:
Related party expense allocation	930	—	—	—	—		—		930	—	—		930
Non-related party expenses	3,663	15,287	—	—	—		—		18,950	—	—		3,663
Data processing	6,268	15,512	4,437	1,551	—		—		27,768	1,031	—		7,299
Equity-based outperformance	492	—	—	—	—		—		492	—	—		492
Incentive fee	273	—	—	—	—		—		273	—	—		273
Quarterly fee	5,996	—	—	—	—		—		5,996	—	—		5,996
Transaction costs	4,587	10,110	—	—	(10,110	)(26)	—		4,587	146	(146	)(32)	4,587
Interest expense	—	11,886	79	74	(11,886	)(27)	64,607	(30)	64,760	—	—		—
Occupancy	2,717	10,514	—	—	—		—		13,231	794	—		3,511
Depreciation and amortization	150	17,989	—	—	80,252	(28)	—		98,391	77	1,600	(33)	1,827
Goodwill impairment	—	—	—	—	—		—		—	—	—		—
Service, sub-advisor and mutual fund expense	—	—	—	—	—		—		—	—	—		—
Other expenses	1,900	28,269	3,540	1,465	—		—		35,174	10,480	—		12,380
Total expenses	785,943	1,066,375	78,291	27,594	(50,755)		64,607		1,972,055	85,545	(53,689)		817,799
Income (loss) before taxes	100,552	5,302	(2,429)	(1,072)	(58,256)		(64,607)		(20,510)	(3,214)	(1,454)		95,884
Provision (benefit) for income taxes	2,202	2,184	(886)	(376)	(23,302	)(29)	(25,843	)(30)	(46,021)	—	—		2,202
Net income (loss)	98,350	3,118	(1,543)	(696)	(34,954)		(38,764)		25,511	(3,214)	(1,454)		93,682

Unaudited Pro Forma Consolidated Statement of Operations
December 31, 2013
Maximum Financing Scenario
(in thousands)

		Twelve Months Ended December 31, 2013
	RCAP Historical(1)	Cetera Historical(6)	Walnut Historical(7)	Tower Square Historical(8)	Cetera Acquisition Related Adjustments	Cetera Financing Related Adjustments	RCAP with Cetera Pro Forma		JP Turner Historical(9)	JP Turner Acquisition Adjustments	RCAP with JP Turner
Less: net income (loss) attributable to non-controlling interests	95,749	—	—	—	—	—	95,749		—	—	95,749
Net income (loss) attributable to RCS Capital Corporation	$2,601	$3,118	$(1,543)	$(696)	$(34,954)	$(38,764)	$(70,238)		$(3,214)	$(1,454)	$(2,067)
Earnings per share:
Basic	1.04						(15.45)				(0.75)
Diluted	1.04						(15.45	)(46)			(0.75	)(46)
Weighted average common shares(2):
Basic	2,500				3,270		5,770			265	2,765
Diluted	2,500				3,270		5,770			265	2,765

Unaudited Pro Forma Consolidated Statement of Operations
December 31, 2013
Maximum Financing Scenario
(in thousands)

	Twelve Months Ended December 31, 2013
	RCAP Historical(1)	First Allied Historical(10)	First Allied Merger Related Adjustments		RCAP with First Allied Pro Forma	Total Mergers and Acquisitions	RCAP Adjustments(11)		RCAP Pro Forma	Offering Adjustments	RCAP Pro Forma with Offering Adjustments
Revenues:
Commissions
Related party products	$400,560	$—	$—		$400,560	—	$—		$400,560	—	400,560
Non-Related party products	116,074	188,561	(38,808	)(34)	265,827	925,897	—		1,041,971	—	1,041,971
Dealer manager fees
Related party products	227,420	—	—		227,420	—	—		227,420	—	227,420
Non-Related party products	56,381	—	(9,600	)(34)	46,781	(49,554)	—		6,827	—	6,827
Investment banking advisory services
Related party products	45,484	—	—		45,484	—	—		45,484	—	45,484
Non-Related party products	—	—	—		—	2,036	—		2,036	—	2,036
Advisory and asset-based fees (non-related party)	—	117,904	—		117,904	570,357	—		570,357	—	570,357
Transfer agency revenue (related party)	8,667	—	—		8,667	—	—		8,667	—	8,667
Services revenue
Related party products	24,968	—	—		24,968	—	—		24,968	—	24,968
Non-Related party products	492	—	—		492	—	—		492	—	492
Reimbursable expenses
Related party products	6,375	—	—		6,375	—	—		6,375	—	6,375
Non-Related party products	100	—	—		100	—	—		100	—	100
Other revenues	(26)	47,392	(39	)(35)	47,327	154,560	—		154,534	—	154,534
Total revenues	886,495	353,857	(48,447)		1,191,905	1,603,296	—		2,489,791	—	2,489,791
Expenses:
Third-party commissions
Related party products	400,598	—	—		400,598	—	—		400,598	—	400,598
Non-Related party products	116,074	—	—		116,074	—	—		116,074	—	116,074
Third-party reallowance					—
Related party products	65,018	—	—		65,018	—	—		65,018	—	65,018
Non-Related party products	19,563	—	—		19,563	—	—		19,563	—	19,563
Retail commissions	—	256,804	(48,408	)(34)	208,396	1,176,835	—		1,176,835	—	1,176,835
Wholesale commissions	101,702	—	—		101,702	—	—		101,702	—	101,702
Internal commission, payroll and benefits	14,292	51,063	(6,480	)(36)	58,875	174,564	—		188,856	—	188,856
Conferences and seminars	25,486	—	—		25,486	—	—		25,486	—	25,486
Travel	7,623	1,975	—		9,598	1,975	—		9,598	—	9,598
Marketing and advertising	8,611	5,015	—		13,626	17,240	—		25,851	—	25,851
Professional fees:
Related party expense allocation	930	—			930	—	—		930	—	930
Non-related party expenses	3,663	6,663	(2,598	)(36)	7,728	26,350	—		30,013	—	30,013
Data processing	6,268	6,373	—		12,641	30,851	—		37,119	—	37,119
Equity-based outperformance	492	—	—		492	—	—		492	—	492
Incentive fee	273	—	—		273	—	8,346	(41)	8,619	—	8,619
Quarterly fee	5,996	—	—		5,996	—	(5,996	)(42)	—	—	—
Transaction costs	4,587	—	—		4,587	—	(4,587	)(43)	—	—	—
Interest expense	—	903	(873	)(37)	30	64,948	—		64,948	—	64,948
Occupancy	2,717	5,527	637	(38)	8,881	18,517	—		21,234	—	21,234
Depreciation and amortization	150	7,091	2,141	(39)	9,382	121,211	—		121,361	—	121,361
Goodwill impairment	—	—	—		—	—	—		—	—	—
Service, sub-advisor and mutual fund expense	—	—	—		—	23,997	—		23,997	—	23,997
Other expenses	1,900	18,999	—		20,899	72,695	(1,390	)(43)	73,205	—	73,205
Total expenses	785,943	360,413	(55,581)		1,090,775	1,729,183	(3,627)		2,511,499	—	2,511,499
Income (loss) before taxes	100,552	(6,556)	7,134		101,130	(125,887)	3,627		(21,708)	—	(21,708)
Provision (benefit) for income taxes	2,202	(2,479)	2,853	(40)	2,576	(47,976)	45,774	(44)	—	—	—
Net income (loss)	98,350	(4,077)	4,281		98,554	(77,911)	(42,147)		(21,708)	—	(21,708)

Unaudited Pro Forma Consolidated Statement of Operations
December 31, 2013
Maximum Financing Scenario
(in thousands)

	Twelve Months Ended December 31, 2013
	RCAP Historical(1)	First Allied Historical(10)	First Allied Merger Related Adjustments	RCAP with First Allied Pro Forma	Total Mergers and Acquisitions		RCAP Adjustments(11)		RCAP Pro Forma		Offering Adjustments	RCAP Pro Forma with Offering Adjustments
Less: net income (loss) attributable to non-controlling interests	95,749	—	—	95,749	—		(95,749	)(45)	—		—	—
Net income (loss) attributable to RCS Capital Corporation	$2,601	$(4,077)	$4,281	$2,805	$(77,911)		$53,602		$(21,708)		$—	$(21,708)
Earnings per share:
Basic	1.04			0.20	(5.88)				(0.94)			(0.79)
Diluted	1.04			0.20	(5.88	)(46)			(0.94	)(46)		(0.79	)(46)
Weighted average common shares(2):
Basic	2,500		11,265	13,765	16,478		24,000		42,978		8,174	51,152
Diluted	2,500		11,265	13,765	16,478		24,000		42,978		8,174	51,152

RCS Capital Corporation

Notes to Unaudited Pro Forma Consolidated Statement of Operations
Maximum Financing Scenario

(1)	Reflects the historical Consolidated Statement of Income of the Company for the period indicated.
(2)	Reflects the calculation of the weighted average shares outstanding (in thousands, except share price data).

	Stock consideration	Price(ii)	Basic EPS impact	Diluted EPS impact
RCAP Historical			2,500	2,500
ICH	$21,000	$18.35	1,144	1,144
Summit	9,800	$18.35	534	534
Luxor and Members of RCAP Holdings – common stock	60,000	$18.35	3,270	3,270
Luxor – convertible preferred stock(i)	270,000	$20.26	—	—
Luxor – convertible notes(i)	120,000	$21.18	—	—
JP Turner	4,860	$18.35	265	265
First Allied	207,500	$18.42	11,265	11,265
Exchange of Class B shares	—	—	24,000	24,000
Follow-on Issuance(iii)	150,000	$18.35	8,174	8,174
Total	$843,160		51,152	51,152
i.	These instruments do not impact the diluted earnings per share calculation due to the loss from operations.
ii.	The price of $18.35 is based on the closing price of the Company’s Class A common stock as of December 31, 2013. All other prices reflected in the table above are contractual as set forth in the respective commitment letters or letter of intent.
iii.	Assumes the Company raised $150.0 million from the secondary offering of its Class A common stock.
(3)	Reflects the historical Combined Statement of Revenue and Expenses of Hatteras for the period indicated.
(4)	Reflects the historical Condensed Consolidated Statement of Operations of ICH for the period indicated. ICH has a fiscal year that ends on March 31; therefore, in order to present a statement of operations for December 31, 2013 that reflects twelve months of activity, the amounts were derived by adding:
a.	ICH’s Condensed Consolidated Statement of Operations data for the nine months ended December 31, 2013.
b.	ICH’s Condensed Consolidated Statement of Operations data for the year ended March 31, 2013; less ICH’s Condensed Consolidated Statement of Operations data for the nine months ended December 31, 2012.
(5)	Reflects the historical Condensed Consolidated Statement of Income of Summit for the period indicated.
(6)	Reflects the historical Consolidated Statement of Income of Cetera for the period indicated.
(7)	Reflects the historical Statement of Operations of Walnut Street Securities, Inc. (“Walnut”) for the eight months ended August 31, 2013. Cetera did not acquire Walnut until the third quarter of 2013; therefore, the historical Consolidated Statement of Income of Cetera only includes Walnut for four months. Walnut did not have any transactions for this period with the Company or Cetera. As such, no intercompany elimination adjustments are reflected in the pro forma financial statements.
(8)	Reflects the historical Statement of Operations of Tower Square Securities, Inc. (“Tower Square”) for the eight months ended August 31, 2013. Cetera did not acquire Tower Square until the third quarter of 2013; therefore, the historical Consolidated Statement of Income of Cetera only includes Tower Square for four months. Tower Square did not have any transactions for this period with the Company or Cetera. As such, no intercompany elimination adjustments are reflected in the pro forma financial statements.
(9)	Reflects the historical Consolidated Statement of Income of JP Turner for the period indicated.
(10)	Reflects the historical Consolidated Statement of Operations of First Allied for the period indicated.

RCS Capital Corporation

Notes to Unaudited Pro Forma Consolidated Statement of Operations
Maximum Financing Scenario

(11)	Reflects Pro Forma adjustments to the historical Statement of Operations of the Company to reflect the impact of certain related party transactions. See Notes 40 – 44. Excludes approximately $57.0 million to $65.0 million of projected annualized operating synergies the Company expects to achieve in the first twelve months of combined operations, including: approximately $27.0 million to $30.0 million in strategic partner revenues; $12.4 million to $15.0 million in registered representative services revenue; $11.2 million in back-office management and technology efficiencies; $4.3 million to $6.0 million in clearing expense efficiencies; $0.7 million in public company expense efficiencies and $1.2 to $2.0 million in other operating efficiencies. The Company expects to incur $2.0 million to $5.0 million in one-time costs to achieve these synergies.
(12)	Reflects the elimination of transaction expenses incurred by Hatteras in connection with the acquisition.
(13)	Reflects the elimination of interest expense due to the anticipated repayment of Hatteras’ line of credit and notes payable.
(14)	Reflects the amortization expense on Hatteras’ intangible assets primarily related to customer relationships with fund of hedge funds products that are structured as mutual funds for the year ended December 31, 2013 assuming their useful life will be approximately 13.2 years as determined by an independent appraisal based on the expected future cash flows.

Fair value (in millions)	Useful life (yrs)	Amortization expense (in millions)
$54.5	13.2	$4.1
(15)	Reflects the Pro Forma income tax adjustments to Hatteras’ historical combined financial statements:

(in millions)
Historical income before taxes	$5.2
Pro forma Adjustments	(2.8)
Total income before taxes	2.4
Tax effect @ 40%(i)	$1.0
i.	Reflects tax effect of Hatteras’ historical income before taxes and pro forma adjustments using an assumed tax rate of 40% as if it was taxed as a corporation.
(16)	Reflects the pro forma adjustments to Hatteras’ combined historical financial statements for the year ended December 31, 2013 to reflect the fact that following the acquisition there is no longer a non-controlling interest.
(17)	Reflects the elimination of the Company’s historical selling commissions revenues, dealer-manager fees, third party commission expenses and third-party reallowance expenses derived from transactions with ICH for the year ended December 31, 2013 which upon acquisition become intercompany revenues/expenses that eliminate in consolidation.
(18)	Reflects the elimination of transaction expenses incurred by ICH in connection with the acquisition.
(19)	Reflects the amortization expense on ICH’s intangible assets and forgivable loans primarily related to client relationships for the year ended December 31, 2013 assuming their useful life will be approximately 11.6 years as determined by an independent appraisal based on the expected future cash flows.

Fair value (in millions)(i)	Useful life (yrs)	Amortization expense (in millions)
$33.9	11.6	$2.9
i.	The fair value includes $1.2 million of forgivable loans which are reflected in the notes receivables.

RCS Capital Corporation

Notes to Unaudited Pro Forma Consolidated Statement of Operations
Maximum Financing Scenario

(20)	Reflects the income tax effect of the pro forma adjustments to ICH’s historical consolidated financial statements for the year ended December 31, 2013.

(in millions)
Pro forma Adjustments	$(2.1)
Tax effect @ 40%(i)	$(0.8)
i.	Reflects tax effect of ICH’s pro forma adjustments using an assumed tax rate of 40%.
(21)	Reflects the elimination of the Company’s historical selling commissions revenues, dealer-manager fees, third party commission expenses and third-party reallowance expenses derived from transactions with Summit for the year ended December 31, 2013 which upon acquisition become intercompany revenues/expenses that eliminate in consolidation.
(22)	Reflects the elimination of transaction expenses incurred by Summit in connection with the acquisition.
(23)	Reflects the amortization expense on Summit’s intangible assets and forgivable loans primarily related to client relationships for the year ended December 31, 2013 assuming their useful life will be approximately 8.5 years as determined by an independent appraisal based on the expected future cash flows.

Fair value (in millions)(i)	Useful life (yrs)	Amortization expense (in millions)
$33.2	8.5	$3.9
i.	The fair value includes $0.5 million of forgivable loans which are reflected in the notes receivables.
(24)	Reflects the income tax effect of the pro forma adjustments to Summit’s historical consolidated financial statements for the year ended December 31, 2013.

(in millions)
Pro forma Adjustments	$(2.7)
Tax effect @ 40%(i)	$(1.1)
i.	Reflects tax effect of Summit’s pro forma adjustments using an assumed tax rate of 40%.
(25)	Reflects the elimination of the Company’s historical selling commissions revenues, dealer-manager fees, third party commission expenses and third-party reallowance expenses derived from transactions with Cetera for the year ended December 31, 2013 which upon acquisition become intercompany revenues/expenses that eliminate in consolidation.
(26)	Reflects the elimination of transaction expenses incurred in connection with the financing of the Cetera acquisition.
(27)	Reflects the elimination of interest expense due to the anticipated repayment of Cetera’s long-term debt.
(28)	Reflects the amortization expense on Cetera’s intangible assets for the year ended December 31, 2013 assuming their useful life will be 9.5 years.

Fair value (in millions)(i)	Useful life (yrs)	Amortization expense (in millions)(i)
$879.9	9.5	$92.6
i.	Reflects $13 million of existing amortization of intangible assets recorded by Cetera.
(29)	Reflects the income tax effect of the pro forma adjustments to Cetera’s historical consolidated financial statements for the year ended December 31, 2013.

(in millions)
Pro forma Adjustments	$(58.3)
Tax effect @ 40%(i)	$(23.3)
i.	Reflects tax effect of Cetera’s pro forma adjustments using an assumed tax rate of 40%.

RCS Capital Corporation

Notes to Unaudited Pro Forma Consolidated Statement of Operations
Maximum Financing Scenario

(30)	Reflects the interest expense on long-term debt issued in connection with the Cetera acquisition. Reflects the pro forma adjustments to the Company’s historical consolidated financial statements for the year ended December 31, 2013 for interest expense on long-term debt and convertible notes issued in connection with the transactions using interest rates that range from 5% to 10.25%. The tax benefit effect for this expense is $25.8 million using as assumed tax rate of 40%.
(31)	Reflects the elimination of the Company’s historical selling commissions revenues, dealer-manager fees, third party commission expenses and third-party reallowance expenses derived from transactions with JP Turner for the year ended December 31, 2013 which upon acquisition become intercompany revenues/expenses that eliminate in consolidation.
(32)	Reflects the elimination of transaction expenses incurred by JP Turner in connection with the acquisition.
(33)	Reflects the amortization expense on JP Turner’s intangible assets for the year ended December 31, 2013 assuming their useful life will be approximately 9.3 years.

Fair value (in millions)	Useful life (yrs)	Amortization expense (in millions)
$14.9	9.3	$1.6
(34)	Reflects the elimination of the Company’s historical selling commissions revenues, dealer-manager fees, third party commission expenses and third-party reallowance expenses derived from transactions with First Allied for the year ended December 31, 2013 which upon acquisition become intercompany revenues/expenses that eliminate in consolidation.
(35)	Assumes First Allied’s interest bearing stockholder note receivables were settled in connection with the acquisition by RCAP Holdings; therefore, the related interest income is eliminated. These notes receivable were paid off in September 2013; therefore, there is no adjustment to the Pro Forma Consolidated Statement of Financial Condition.
(36)	Reflects the elimination of transaction expenses incurred by First Allied in connection with the acquisition by RCAP Holdings, LLC.
(37)	Reflects the elimination of interest expense due to the anticipated repayment of First Allied’s term loan and revolving line of credit.
(38)	Reflects the reversal of nine months of accretion into income of an unfavorable lease accrual which was on First Allied’s statement of income when it was acquired by RCAP Holdings, LLC in September 2013. Assumes the unfavorable lease accrual would have been reversed January 1, 2013 had the Company acquired First Allied on January 1, 2013.
(39)	Reflects the amortization expense on First Allied’s intangible assets for the year ended December 31, 2013 assuming their useful life will be approximately 12 years.

Fair value (in millions)	Useful life (yrs)	Amortization expense (in millions)(i)
$83.0	12.0	$6.9
i.	For the year ended December 31, 2013, First Allied recorded a $7.1 million depreciation and amortization expense, which includes a $4.8 million expense for the amortization of intangible assets. As such, an incremental adjustment of $2.1 million is required in order to reflect a full year’s amortization of intangible assets.
(40)	Reflects the income tax effect of the pro forma adjustments to First Allied’s historical consolidated financial statements for the year ended December 31, 2013.

(in millions)
Pro forma Adjustments	$7.1
Tax effect @ 40%(i)	$2.8
i.	Reflects tax effect of First Allied’s pro forma adjustments using an assumed tax rate of 40%.

RCS Capital Corporation

Notes to Unaudited Pro Forma Consolidated Statement of Operations
Maximum Financing Scenario

(41)	Reflects the pro forma adjustment of the Company’s incentive fee that is based on the Company’s earnings and stock price. The incentive fee is an amount (if such amount is a positive number) equal to the difference between: (1) the product of (x) 20% and (y) the difference between (i) the Company’s Core Earnings, as defined below, for the previous 12-month period, and (ii) the product of (A) (X) the weighted average of the issue price per share (or deemed price per share) of the Company’s common stock of all of the Company’s cash and non-cash issuances of common stock from and after June 5, 2013 multiplied by (Y) the weighted average number of all shares of common stock outstanding (including any restricted shares of Class A common stock and any other shares of Class A common stock underlying awards granted under the Company’s equity plan) in the case of this clause (Y), in the previous 12-month period, and (B) 8.0%; and (2) the sum of any incentive fee paid to RCS Capital Management with respect to the first three calendar quarters of such previous 12-month period; provided, however, that no incentive fee is payable with respect to any calendar quarter unless the Company’s cash flows for the 12 most recently completed calendar quarters is greater than zero. Core Earnings is a non-GAAP measure and is defined as the after-tax GAAP net income (loss) of RCS Capital Corporation, before the incentive fee plus non-cash equity compensation expense, depreciation and amortization, any unrealized gains, losses or other non-cash items recorded in net income for the period, regardless of whether such items are included in other comprehensive income or loss, or in net income (loss).
(42)	Reflects the reversal of the Company’s quarterly fee expense for the year ended December 31, 2013. Pursuant to an agreement, RCS Capital Management implements the Company’s business strategy, as well as the business strategy of the Operating Subsidiaries, and performs executive and management services for the Company and Operating Subsidiaries, subject to oversight, directly or indirectly, by the Company’s Board of Directors. The reversal is due to the fact that the aggregate income before taxes for the Company on a consolidated Pro Forma basis was negative and therefore, no quarterly fee would be charged.
(43)	Reflects the elimination of transaction expenses incurred in connection with the acquisitions.
(44)	Reflects the assumption that the Company will not recognize all of the tax benefits associated with future net operating losses derived primarily from the amortization of intangibles recorded in connection with the Cetera transaction.
(45)	Reflects the exchange by RCAP Holdings of all but one of its 24.0 million shares of the Company’s Class B common stock and all but one of its Class B units in the Company’s operating subsidiaries for 24.0 million shares of the Company’s Class A common stock, assuming that the exchange had occurred on December 31, 2013. As a result of this exchange, RCAP Holdings is entitled to both economic and voting rights and; therefore, no longer has a non-controlling interest in the Company (other than a de minimis interest).
(46)	Assumes the same number of shares for the basic and diluted EPS calculations because of the loss from operations. EPS also includes a 7% convertible preferred dividend paid of $18.9 million.

Unaudited Pro Forma Consolidated Statement of Financial Condition
December 31, 2013
Minimum Financing Scenario
(in thousands)

	RCAP Historical(1)	Hatteras Historical(2)	Hatteras Merger Adjustments(3)		RCAP with Hatteras Pro Forma	ICH Historical(4)	ICH Acquisition Related Adjustments(5)		RCAP with ICH Pro Forma	Summit Historical(6)	Summit Acquisition Related Adjustments(7)		RCAP with Summit Pro Forma
Assets
Cash and cash equivalents	$45,744	$1,685	$(33,733	)(15)	$13,696	$6,541	$(31,500	)(20)	$20,785	$12,087	$(48,098	)(26)	$9,733
Available-for-sale securities	8,528	—	—		8,528	—	—		8,528	—	—		8,528
Investment securities	5,874	—	—		5,874	300	—		6,174	3	—		5,877
Deferred compensation plan investments	—	912	(768	)(16)	144	2,406	—		2,406	—	—		—
Receivables:
Selling commission and dealer manager fees
Due from related parties	1,072	—	—		1,072	—	—		1,072	—	—		1,072
Due from non-related parties	21	10,316	—		10,337	5,733	(36	)(21)	5,718	—	—		21
Reimbursable expenses
Due from related parties	18,772	—	—		18,772	—	—		18,772	—	—		18,772
Due from non-related parties	584	—	—		584	—	—		584	—	—		584
Investment banking fees (related party)	21,420	—	—		21,420	—	—		21,420	—	—		21,420
Due from RCAP Holdings and related parties	7,156	—	—		7,156	—	—		7,156	—	—		7,156
Property and equipment	458	285	—		743	143	—		601	402	—		860
Prepaid expenses	1,372	343	—		1,715	666	—		2,038	1,537	—		2,909
Deferred acquisition fees	—	—			—	—	—		—	—	—		—
Commissions receivable	—	—	—		—	—	—		—	1,543	(36	)(27)	1,507
Deferred tax asset	126	—	—		126	1,584	—		1,710	—	—		126
Loan receivable	—	—	—		—	1,782	(581	)(22)	1,201	—	—		—
Notes receivable	—	—	—		—	—	—		—	694	(194	)(28)	500
Other assets	—	18	—		18	283	—		283	359	—		359
Intangible assets	—	—	54,520	(17)	54,520	—	32,710	(22)	32,710	—	32,740	(28)	32,740
Goodwill	—	4,504	18,149	(17)	22,653	—	26,780	(22)	26,780	501	13,261	(28)	13,762
Total assets	$111,127	$18,063	$38,168		$167,358	$19,438	$27,373		$157,938	$17,126	$(2,327)		$125,926
Liabilities and Equity
Accounts payable	$4,695	$3,962	$—		$8,657	$1,532	$—		$6,227	$—	$—		$4,695
Accrued expenses
Due to related parties	16,736	—	—		16,736	—	—		16,736	—	—		16,736
Due to non-related parties	5,894	3,080	—		8,974	1,272	—		7,166	2,692	—		8,586
Payable to broker dealer	1,259	—	—		1,259	—	—		1,259	—	—		1,259
Deferred compensation plan accrued liabilities	—	4,068	(791	)(16)	3,277	2,673	—		2,673	—	—		—
Deferred revenue	2,567	—	—		2,567	1,210	—		3,777	—	—		2,567
Subordinated borrowings	—	—	—		—	2,000	—		2,000	—	—		—
Commissions payable	—	255	—		255	3,984	(36	)(21)	3,948	2,343	(36	)(27)	2,307
Payable other	450	—	—		450	—	—		450	—	—		450
Other accrued liabilities	—	167	—		167	—	—		—	—	—		—
Deferred tax liability	—	—	—		—	—	13,084	(22)	13,084	—	—		—
Contingent consideration	—	—	45,490	(17)	45,490	—	—		—	—	—		—
Notes and debentures	—	3,733	(3,733	)(18)	—	92	—		92	—	—		—
Total liabilities	31,601	15,265	40,966		87,832	12,763	13,048		57,412	5,035	(36)		36,600
Class A common stock	3	—	—		3	—	1	(23)	4	—	1	(29)	4
Class B common stock	24	—	—		24	—	—		24	—	—		24
Common stock	—	—	—		—	71	(71	)(24)	—	2	(2	)(30)	—
Preferred stock	—	—	—		—	—	—		—	—			—
Additional paid-in capital	43,376	—	—		43,376	12,900	8,099	(25)	64,375	9,593	206	(31)	53,175
Accumulated other comprehensive loss	(46)	—	—		(46)	—	—		(46)	—	—		(46)
Unearned stock based compensation	—	—	—		—	—	—		—	(1,265)	1,265	(30)	—
Treasury stock	—	—	—		—	(30)	30	(24)	—	(11)	11	(30)	—
Retained earnings	1,499	—	—		1,499	(6,266)	6,266	(24)	1,499	3,772	(3,772	)(30)	1,499
Member’s equity	—	1,850	(1,850	)(19)	—	—	—		—	—	—		—
Total stockholders’ equity	44,856	1,850	(1,850)		44,856	6,675	14,325		65,856	12,091	(2,291)		54,656
Non-controlling interest	34,670	948	(948)		34,670	—	—		34,670	—	—		34,670
Total liabilities and equity	$111,127	$18,063	$38,168		$167,358	$19,438	$27,373		$157,938	$17,126	$(2,327)		$125,926

Unaudited Pro Forma Consolidated Statement of Financial Condition
December 31, 2013
Minimum Financing Scenario
(in thousands)

	RCAP Historical(1)	Cetera Historical(8)	Cetera Acquisition Related Adjustments(9)		Cetera Financing Related Adjustments(9)		RCAP with Cetera Pro Forma	JP Turner Historical(10)	JP Turner Acquisition Adjustments(11)		RCAP with JP Turner Pro Forma
Assets
Cash and cash equivalents	$45,744	$129,005	$(1,150,000	)(32)	$935,550	(37)	$(39,701)	$3,647	$(11,340	)(40)	$38,051
Available-for-sale securities	8,528	—	—		—		8,528	—	—		8,528
Investment securities	5,874	8,353	—		—		14,227	388	—		6,262
Deferred compensation plan investments	—	76,298	—		—		76,298	—	—		—
Receivables:
Selling commission and dealer manager fees
Due from related parties	1,072	—	—		—		1,072	—	—		1,072
Due from non-related parties	21	7,820	—		—		7,841	4,223	—		4,244
Reimbursable expenses
Due from related parties	18,772	—	—		—		18,772	—	—		18,772
Due from non-related parties	584	—	—		—		584	—	—		584
Investment banking fees (related party)	21,420	—	—		—		21,420	—	—		21,420
Due from RCAP Holdings and related parties	7,156	—	—		—		7,156	—	—		7,156
Property and equipment	458	16,350	—		—		16,808	246	—		704
Prepaid expenses	1,372	8,910	—		—		10,282	—	—		1,372
Deferred acquisition fees	—	—	—		45,498	(38)	45,498	—	—		—
Commissions receivable	—	50,605	(57	)(33)	—		50,548	—	—		—
Deferred tax asset	126	38,505	—		—		38,631	—	—		126
Loan receivable	—	—	—		—		—	—	—		—
Notes receivable	—	46,822	—		—		46,822	—	—		—
Other assets	—	32,202	—		—		32,202	1,639	(131	)(41)	1,508
Intangible assets	—	76,545	803,310	(34)	—		879,855	—	14,850	(42)	14,850
Goodwill	—	19,424	369,747	(34)	—		389,171	—	11,755	(42)	11,755
Total assets	$111,127	$510,839	$23,000		$981,048		$1,626,014	$10,143	$15,134		$136,404
Liabilities and Equity
Accounts payable	$4,695	$35,062	$—		$—		$39,757	$489	$—		$5,184
Accrued expenses
Due to related parties	16,736	—	—		—		16,736	—	—		16,736
Due to non-related parties	5,894	15,985	—		—		21,879	—	—		5,894
Payable to broker dealer	1,259	—	—		—		1,259	—	—		1,259
Deferred compensation plan accrued liabilities	—	75,456	—		—		75,456	—	—		—
Deferred revenue	2,567	—	—		—		2,567	122	—		2,689
Subordinated borrowings	—	—	—		—		—	—	—		—
Commissions payable	—	64,196	(57	)(33)	—		64,139	4,308	(131	)(41)	4,177
Payable other	450	—	—		—		450	39	—		489
Other accrued liabilities	—	21,873	—		—		21,873	3,871	—		3,871
Deferred tax liability	—	—	321,324	(34)	—		321,324	—	—		—
Contingent consideration	—	—	—		—		—	—	11,719	(43)	11,719
Notes and debentures	—	208,688	(208,688	)(35)	691,500	(37)	691,500	—	—		—
Total liabilities	31,601	421,260	112,579		691,500		1,256,940	8,829	11,588		52,018
Class A common stock	3	—	—		3	(39)	6	—	—		3
Class B common stock	24	—	—		—		24	—	—		24
Common stock	—	9	(9	)(36)	—		—	—	—		—
Preferred stock	—	40,305	(40,305	)(36)	12	(39)	12	—	—		—
Additional paid in capital	43,376	48,353	(48,353	)(36)	289,533	(39)	332,909	3,738	1,122	(44)	48,236
Accumulated other comprehensive loss	(46)		—		—		(46)	—	—		(46)
Unearned stock based compensation	—	3,026	(3,026	)(36)	—		—	—	—		—
Treasury stock	—	—	—		—		—	—	—		—
Retained earnings	1,499	(2,114)	2,114	(36)	—		1,499	(2,424)	2,424	(44)	1,499
Member’s equity	—	—	—		—		—	—	—		—
Total stockholders’ equity	44,856	89,579	(89,579)		289,548		334,404	1,314	3,546		49,716
Non-controlling interest	34,670	—	—		—		34,670	—	—		34,670
Total liabilities and equity	$111,127	$510,839	$23,000		$981,048		$1,626,014	$10,143	$15,134		$136,404

Unaudited Pro Forma Consolidated Statement of Financial Condition
December 31, 2013
Minimum Financing Scenario
(in thousands)

	RCAP Historical(1)	First Allied Historical(12)	First Allied Merger Related Adjustments(13)		RCAP with First Allied Pro Forma	Total Mergers and Acquisitions	RCAP Adjustments(14)		RCAP Pro Forma	Offering Adjustments		RCAP Pro Forma with Offering Adjustments
Assets
Cash and cash equivalents	$45,744	$24,315	$(33,302	)(45)	$36,757	$(195,143)	$6,899	(49)	$(142,500)	$142,500	(55)	$—
Available-for-sale securities	8,528	—	—		8,528	—	—		8,528	—		8,528
Investment securities	5,874	1,834	—		7,708	10,878	—		16,752	—		16,752
Deferred compensation plan investments	—	—	—		—	78,848	—		78,848	—		78,848
Receivables:									—
Selling commission and dealer manager fees									—
Due from related parties	1,072	—	—		1,072	—	—		1,072	—		1,072
Due from non-related parties	21	18,026	(99	)(46)	17,948	45,983	—		46,004	—		46,004
Reimbursable expenses									—
Due from related parties	18,772	—	—		18,772	—	—		18,772	—		18,772
Due from non-related parties	584	—	—		584	—	—		584	—		584
Investment banking fees (related party)	21,420	—	—		21,420	—	—		21,420	—		21,420
Due from RCAP Holdings and related parties	7,156	—	—		7,156	—	—		7,156	—		7,156
Property and equipment	458	1,425	—		1,883	18,851	—		19,309	—		19,309
Prepaid expenses	1,372	—	—		1,372	11,456	—		12,828	—		12,828
Deferred acquisition fees	—	—	—		—	45,498	—		45,498	—		45,498
Commissions receivable	—	—	—		—	52,055	—		52,055	—		52,055
Deferred tax asset	126	—	—		126	40,089	(40,215	)(50)	—	—		—
Loan receivable	—	—	—		—	1,201	—		1,201	—		1,201
Notes receivable	—	13,270	—		13,270	60,592	—		60,592	—		60,592
Other assets	—	3,762	—		3,762	38,132	—		38,132	—		38,132
Intangible assets	—	83,005	—		83,005	1,097,680	—		1,097,680	—		1,097,680
Goodwill	—	79,986	—		79,986	544,107	—		544,107	—		544,107
Total assets	$111,127	$225,623	$(33,401)		$303,349	$1,850,227	$(33,316)		$1,928,038	$142,500		$2,070,538
Liabilities and Equity
Accounts payable	$4,695	$—	$—		$4,695	$41,045	$6,899	(49)	$52,639	$—		$52,639
Accrued expenses
Due to related parties	16,736	—	—		16,736	—	—		16,736	—		16,736
Due to non-related parties	5,894	16,239	—		22,133	39,268	—		45,162	—		45,162
Payable to broker dealer	1,259	—	—		1,259	—	—		1,259	—		1,259
Deferred compensation plan accrued liabilities	—	—	—		—	81,406	—		81,406	—		81,406
Deferred revenue	2,567	1,602	—		4,169	2,934	—		5,501	—		5,501
Subordinated borrowings	—	—	—		—	2,000	—		2,000	—		2,000
Commissions payable	—	12,179	(99	)(46)	12,080	86,906	—		86,906	—		86,906
Payable other	450	—	—		450	39	—		489	—		489
Other accrued liabilities	—	309	—		309	26,220	—		26,220	—		26,220
Deferred tax liability	—	23,693	—		23,693	358,101	(41,515	)(51)	316,586	—		316,586
Contingent consideration	—	1,471	—		1,471	58,680	—		58,680	—		58,680
Notes and debentures	—	33,302	(33,302	)(45)	—	691,592	—		691,592	—		691,592
Total liabilities	31,601	88,795	(33,401)		86,995	1,388,191	(34,616)		1,385,176	—		1,385,176
Class A common stock	3	—	11	(48)	14	16	24	(52)	43	8	(55)	51
Class B common stock	24	—	—		24	—	(24	)(52)	—	—		—
Common stock	—	5	(5	)(47)	—	—	—		—	—		—
Preferred stock	—	—	—		—	12	—		12	—		12
Additional paid in capital	43,376	137,158	(341	)(48)	180,193	462,008	34,670	(53)	540,054	142,492	(55)	682,546
Accumulated other comprehensive loss	(46)	—	—		(46)	—	—		(46)	—		(46)
Unearned stock based compensation	—	—	—		—	—	—		—	—		—
Treasury stock	—	—	—		—	—	—		—	—		—
Retained earnings	1,499	(335)	335	(47)	1,499	—	1,300	(54)	2,799	—		2,799
Member’s equity	—	—	—		—	—	—		—	—		—
Total stockholders’ equity	44,856	136,828	—		181,684	462,036	35,970		542,862	142,500		685,362
Non-controlling interest	34,670	—	—		34,670	—	(34,670	)(53)	—	—		—
Total liabilities and equity	$111,127	$225,623	$(33,401)		$303,349	$1,850,227	$(33,316)		$1,928,038	$142,500		$2,070,538

RCS Capital Corporation

Notes to Unaudited Pro Forma Consolidated Statement of Financial Condition
Minimum Financing Scenario

(1)	Reflects the consolidated historical Statement of Financial Condition of the Company as of the date indicated.
(2)	Reflects the historical Combined Statement of Assets and Liabilities of Hatteras as of the date indicated.
(3)	Reflects pro forma adjustments to record the assets and liabilities of Hatteras at their fair values for (1) $30.0 million in cash consideration, (2) deferred cash payments with a fair value of $9.6 million and (3) additional future consideration which has a fair value of $35.9 million and will be based on the consolidated pre-tax net operating income generated by the business of the Hatteras Funds Group for fiscal years ending December 31, 2016 and December 31, 2018.
(4)	Reflects the historical Condensed Consolidated Balance Sheet of ICH as of the date indicated.
(5)	Reflects pro forma adjustments to record the assets and liabilities of ICH at their fair values and the purchase of all outstanding shares of ICH common stock for $52.5 million to be paid in cash or freely tradable shares of the Company’s stock, at the election of each shareholder. Pursuant to the acquisition agreement dated October 27, 2013, no more than 60% of the aggregate consideration can be payable in cash. These pro forma financial statements assume that ICH’s shareholders elected to receive the maximum amount of the aggregate consideration in cash.
(6)	Reflects the historical Condensed Consolidated Statement of Financial Condition of Summit as of the date indicated.
(7)	Reflects pro forma adjustments to record the assets and liabilities of Summit at their fair values and the purchase of all outstanding shares of Summit common stock for $49.0 million in cash and freely tradable shares of the Company’s common stock at the election of each shareholder. Pursuant to the acquisition agreement dated November 16, 2013, no more than 80% of the aggregate consideration can be payable in cash. These Pro Forma financial statements assume that Summit’s shareholders elected to receive the maximum amount of the aggregate consideration in cash.
(8)	Reflects the historical Consolidated Statement of Financial Condition of Cetera as of the date indicated.
(9)	Reflects pro forma adjustments to record the assets and liabilities of Cetera at their fair values and to record the financing adjustments for the Cetera transaction.
(10)	Reflects the historical Statement of Financial Condition of JP Turner as of the date indicated.
(11)	Reflects pro forma adjustments to record the assets and liabilities of JP Turner at their fair values for $27.0 million to be paid 60% at closing and 40% on the one year anniversary of the closing date and an additional future consideration. Pursuant to the merger agreement dated January 16, 2014, 70% of the consideration at closing and on the one year anniversary date is to be paid in cash and 30% in the Company’s stock.
(12)	Reflects the historical Consolidated Statement of Financial Condition of First Allied as of the date indicated.
(13)	Reflects pro forma adjustments to record the assets and liabilities of First Allied at their historical cost, based on the purchase price of $207.5 million for all of the equity in First Allied. The Pro Forma financial statements assume 100% of the total aggregate consideration paid to RCAP Holdings by the Company was in shares of the Company’s Class A common stock based on the one day volume weighted average price of the Company’s common stock on January 15, 2014 of $18.42 as set forth in the letter of intent between RCAP Holdings and the Company.
(14)	Reflects Pro Forma adjustments to the historical Consolidated Statement of Financial Condition of the Company primarily to reflect the impact of certain related party transactions.
(15)	Reflects the use of $30.0 million of available cash to fund the initial cash consideration payment in connection with the Hatteras asset purchase. The adjustment also reflects the anticipated repayment of Hatteras’ line of credit and notes payable for $3.7 million.
(16)	Reflects the carve out of agreed upon deferred compensation assets and liabilities which were included in the historical Hatteras Combined Statement of Assets and Liabilities that are not expected to be included as part of the transaction.

RCS Capital Corporation

Notes to Unaudited Pro Forma Consolidated Statement of Financial Condition
Minimum Financing Scenario

(17)	Reflects preliminary adjustment to record goodwill and other intangible assets including intangibles for client relationships and investment advisory services. The amount includes the write off of $4.5 million of historical goodwill, the recording of liabilities for contingent payments and earn-outs of $45.5 million, and the recording of $77.2 million of new goodwill and intangible assets, which include intangibles related to the acquisition of Hatteras’ alternative mutual funds and core alternative funds and private equity funds businesses. Amounts are preliminary and will be finalized once the purchase price allocation to the assets and liabilities acquired is finalized. The Company allocates the purchase price of acquired entities to identifiable intangible assets acquired based on their respective fair values. The identifiable intangible assets of Hatteras are primarily related to contractual customer relationship intangibles for fund of hedge funds products that are structured as mutual funds. Factors considered in the analysis of such intangible assets include assets under management and the related growth rates. The fair value of the earn-outs was determined by discounting the expected payout in accordance with the purchase agreement. The fair value of contingent payments was determined using discounted cash flows. In making estimates of fair values for purposes of allocating purchase price and determining the fair value of the contingent payments and earn-outs, the Company utilized an independent appraisal. Certain items will be finalized once additional information is received. Accordingly, these allocations are subject to revision when final information is available, although the Company does not expect future revisions to have a significant impact on its financial position or results of operations.
(18)	Reflects the anticipated repayment of Hatteras’ line of credit and notes payable in accordance with the purchase agreement.
(19)	Reflects adjustment for the elimination of Hatteras’ members’ equity and non-controlling interest balances in connection with the asset purchase.
(20)	Reflects the use of $31.5 million of available cash to fund the cash consideration portion of the ICH acquisition.
(21)	Reflects the elimination of the Company’s historical third-party receivables and payables with ICH which upon acquisition become classified as intercompany receivables and payables and eliminate in consolidation.
(22)	Reflects the preliminary adjustment to record goodwill and other intangible assets including intangibles for client relationships. The amount includes the recording of $60.7 million of new goodwill, tangible and intangible assets, which include intangibles related to the acquisition of ICH’s broker-dealer and investment advisory businesses. Amounts are preliminary and will be finalized once the purchase price allocation to the assets and liabilities acquired is finalized. The Company allocates the purchase price of acquired entities to identifiable intangible assets acquired based on their respective fair values. The identifiable intangible assets of ICH are primarily related to client relationships. Factors considered in the analysis of such intangible assets include the estimate and probability of future revenues attributable to financial advisors and retention rates. The adjustment also includes the write-down in the fair value of advisor notes receivable of $0.6 million to their fair value. The deferred tax liability of $13.1 million relates to timing differences between book and taxable expense related to the intangible assets. In making estimates of fair values for purposes of allocating purchase price, the Company utilized an independent appraisal. Certain items will be finalized once additional information is received. Accordingly, these allocations are subject to revision when final information is available, although the Company does not expect future revisions to have a significant impact on its financial position or results of operations.
(23)	Reflects the par value of the Company’s Class A common stock issued in connection with the ICH acquisition.
(24)	Reflects the elimination of ICH’s common stock, treasury stock and accumulated deficit balances.

RCS Capital Corporation

Notes to Unaudited Pro Forma Consolidated Statement of Financial Condition
Minimum Financing Scenario

(25)	Primarily reflects the issuance of the Company’s freely tradable Class A common stock for the equity portion of the consideration due in connection with the ICH acquisition partially offset by the elimination of ICH’s historical additional paid-in capital balance. These Pro Forma financial statements were prepared with an assumed share price of the Company’s Class A common stock of $18.35, which was the closing price of the Company’s Class A common stock on December 31, 2013. The actual number of shares ultimately issued will differ based on the actual share price of the Company’s Class A common stock on the date of closing.

(in millions)
Excess price of the Company’s Class A common stock above par value	$21.0
Elimination of ICH’s additional paid-in capital	(12.9)
Total	$8.1
(26)	Reflects the use of $39.2 million of available cash to fund the cash consideration portion of the Summit acquisition in addition to $8.9 million of cash that will be retained by the seller based on the terms of the purchase agreement.
(27)	Reflects the elimination of the Company’s historical third-party receivables and payables with Summit which upon acquisition become classified as intercompany receivables and payables and eliminate in consolidation.
(28)	Reflects the preliminary adjustment to record goodwill and other intangible assets including intangibles for client relationships. The amount includes the write-off of $0.5 million of historical goodwill and the recording of $37.6 million of new goodwill, tangible and intangible assets, which include intangibles related to the acquisition of Summit’s securities brokerage, investment services and insurance businesses. Amounts are preliminary and will be finalized once the purchase price allocation to the assets and liabilities acquired is finalized. The Company allocates the purchase price of acquired entities to identifiable intangible assets acquired based on their respective fair values. The identifiable intangible assets of Summit are primarily related to client relationships. Factors considered in the analysis of such intangible assets include the estimate and probability of future revenues attributable to financial advisors and retention rates. The adjustment also includes the write down in the fair value of advisor notes receivable of $0.2 million to their fair value. In making estimates of fair values for purposes of allocating purchase price, the Company utilized an independent appraisal. Certain items will be finalized once additional information is received. Accordingly, these allocations are subject to revision when final information is available, although the Company does not expect future revisions to have a significant impact on its financial position or results of operations.
(29)	Reflects the par value of the Company’s Class A common stock issued in connection with the Summit acquisition.
(30)	Reflects the elimination of Summit’s common stock, unearned stock-based compensation, treasury stock and retained earnings balances.
(31)	Primarily reflects the issuance of the Company’s freely tradable Class A common stock for the equity portion of the consideration due in connection with the Summit acquisition partially offset by the elimination of Summit’s historical additional paid-in capital balance. These Pro Forma financial statements were prepared with an assumed share price of the Company’s Class A common stock of $18.35, which was the closing price of the Company’s Class A common stock on December 31, 2013. The actual number of shares ultimately issued will differ based on the actual share price of the Company’s Class A common stock on the date of closing subject to a cap of $28.00.

(in millions)
Excess price of the Company’s Class A common stock above par value	$9.8
Elimination of Summit’s additional paid-in capital	(9.6)
Total	$0.2
(32)	Reflects the use of $1.2 billion of cash to fund the Cetera acquisition.

RCS Capital Corporation

Notes to Unaudited Pro Forma Consolidated Statement of Financial Condition
Minimum Financing Scenario

(33)	Reflects the elimination of the Company’s historical third-party receivables and payables with Cetera which upon acquisition become classified as intercompany receivables and payables and eliminate in consolidation.
(34)	Reflects the preliminary adjustment to record goodwill and other intangible assets including intangibles for client relationships. The amount includes the write-off of $96.0 million of historical intangible assets and the recording of $1.3 billion of new goodwill and intangible assets, which include intangibles related to the acquisition of Cetera’s broker-dealer, investment advisory and technology provider businesses. The allocation of goodwill and intangible assets will be finalized once the purchase price allocation to the assets and liabilities acquired is finalized. The Company allocates the purchase price of acquired entities to identifiable intangible assets acquired based on their respective estimated fair values. The identifiable intangible assets of Cetera are assumed to be primarily related to client relationships. Factors to be considered in the analysis of such intangible assets will include the estimate and probability of future revenues attributable to financial advisors and retention rates. The estimated deferred tax liability of $321.3 million relates to timing differences between book and taxable expense related to the incremental intangible assets. Certain items will be finalized once additional information is received. Accordingly, these allocations are subject to revision when final information is available.
(35)	Reflects the adjustment to long-term debt in accordance with the anticipated $208.7 million repayment of Cetera’s senior secured credit facility.
(36)	Reflects the elimination of Cetera’s historical common stock, convertible preferred stock balance, additional paid in capital, unearned stock based compensation and retained earnings balances.
(37)	Reflects the sources of cash to fund the Cetera acquisition:

(in millions) Sources of Funds
Cash to fund the Cetera acquisition
Issuance of long-term debt – first lien(i)	$464.5
Issuance of long-term debt – second lien(i)	147.0
Issuance of convertible notes(ii)	80.0
Total issuance of debt	691.5
Issuance of convertible preferred stock(iii)	240.0
Issuance of Class A common stock(iv)	60.0
Fees(v)	(56.0)
Total sources	$935.5
i.	Reflects the anticipated amount the Company will borrow under the first lien loan facility and second lien loan facility as to which the Company received a commitment for and included as an increase in long-term debt and cash and cash equivalents.
ii.	Reflects the anticipated amount of convertible notes to be issued to Luxor Capital Group (“Luxor”) by the Company pursuant to a commitment from Luxor.
iii.	Reflects the anticipated amount of convertible preferred stock to be issued to Luxor by the Company.
iv.	Reflects the anticipated issuance of $60 million of the Company’s Class A common stock to Luxor and certain members of RCAP Holdings of the Company under the terms of separate commitment letters that were executed on January 16, 2014. These Pro Forma financial statements were prepared with an assumed share price of the Company’s common stock of $18.35, which was the closing price of the Company’s Class A common stock on December 31, 2013. The actual number of shares ultimately issued will differ based on the actual share price of the Company’s Class A common stock in this public offering.
v.	Reflects the anticipated fees to be paid in connection with the above issuances, of which $10.5 million is netted in additional paid-in capital.

RCS Capital Corporation

Notes to Unaudited Pro Forma Consolidated Statement of Financial Condition
Minimum Financing Scenario

(38)	Reflects debt and equity issuance costs of $56.0 million. The remaining balance of $45.5 million will be amortized over the life of the debt issuances which ranges from 5 to 7.5 years.
(39)	Primarily reflects the issuance of the Company’s convertible preferred stock and the Company’s Class A common stock for the equity portion of the consideration due in connection with the financings to be entered into in connection with the Cetera acquisition partially offset by the related transaction costs. These Pro Forma consolidated financial statements were prepared with a share price of the Company’s convertible preferred stock of $20.26 as set forth in the agreement with Luxor and an assumed share price of the Company’s Class A common stock of $18.35 which was the closing price of the Company’s Class A common stock on December 31, 2013. The actual number of shares ultimately issued will differ based on the actual share price of the Company’s Class A common stock on the date of closing.

(in millions)
Excess price of the Company’s Class A common stock above par value	$60.0
Excess price of the Company’s convertible preferred stock above par value	240.0
Transaction costs	(10.5)
Total	$289.5
(40)	Reflects the use of $11.3 million of available cash to fund the cash consideration portion of the JP Turner acquisition of which 60% is to be paid at closing and 40% on the one year anniversary of the closing date. Pursuant to the merger agreement dated January 16, 2014, 70% of the consideration at closing and on the one year anniversary date is to be paid in cash.
(41)	Reflects the elimination of the Company’s historical third-party receivables and payables with JP Turner which upon acquisition become classified as intercompany receivables and payables and eliminate in consolidation.
(42)	Reflects the preliminary adjustment to record goodwill and other intangible assets including intangibles for client relationships. The amount includes the recording of $26.6 million of new goodwill and intangible assets, which include intangibles related to the acquisition of JP Turner’s broker-dealer and investment advisory businesses. Amounts are estimated using purchase price allocations provided by an independent appraisal firm on other broker dealers as a benchmark. The allocation of goodwill and intangible assets will be finalized once the purchase price allocation to the assets and liabilities acquired is finalized. The Company allocates the purchase price of acquired entities to identifiable intangible assets acquired based on its respective estimated fair values. The identifiable intangible assets of JP Turner are assumed to be primarily related to client relationships. Factors to be considered in the analysis of such intangible assets will include the estimate and probability of future revenues attributable to financial advisors and retention rates. Certain items will be finalized once additional information is received. Accordingly, these allocations are subject to revision when final information is available, although the Company does not expect future revisions to have a significant impact on its financial position or results of operations.
(43)	Reflects the recording of estimated liabilities for future payment of stock and cash pursuant to the JP Turner purchase agreement. These estimates will be finalized once additional information is received. Accordingly, these estimates are subject to revision when final information is available, although the Company does not expect future revisions to have a significant impact on its financial position or results of operations.

RCS Capital Corporation

Notes to Unaudited Pro Forma Consolidated Statement of Financial Condition
Minimum Financing Scenario

(44)	Primarily reflects the issuance of the Company’s Class A common stock for the equity portion of the consideration due in connection with the JP Turner acquisition partially offset by the elimination of JP Turner’s historical additional paid-in capital balance. These Pro Forma financial statements were prepared with an assumed share price of the Company’s Class A common stock of $18.35, which was the closing price of the Company’s Class A common stock on December 31, 2013. The actual number of shares ultimately issued will differ based on the actual share price of the Company’s Class A common stock on the date of closing. The adjustment also eliminates the company’s historical retained earnings.

(in millions)
Excess price of the Company’s Class A common stock above par value	$4.8
Elimination of JP Turner’s additional paid-in capital	(3.7)
Total	$1.1
(45)	Reflects the anticipated repayment of First Allied’s term loan and revolving line of credit.
(46)	Reflects the elimination of the Company’s historical third-party receivables and payables with First Allied, which upon acquisition become classified as intercompany receivables and payables and eliminate in consolidation.
(47)	Reflects the elimination of First Allied’s historical common stock and retained earnings balances.
(48)	Reflects the impact on additional paid-in capital for the following items:

(in millions)
Excess over par value for the Class A Common stock consideration(i)	$207.5
Elimination of First Allied’s historical additional paid-in capital	(137.2)
Adjustment to record additional paid-in capital	$70.3
Excess purchase price paid over the historical cost of First Allied’s net assets(ii)	$(70.6)
Total	$(0.3)
i.	The share price of the Company’s Class A common stock pursuant to the letter of intent was $18.42, which was the average day volume weighted price of the Company’s Class A common stock on January 15, 2014.
ii.	This transaction was between entities under common control and is accounted for at historical cost. Any excess purchase price over the cost of the net assets is reflected as an adjustment to additional paid-in capital.
(49)	Reflects an adjustment to reclassify an overdraft charge to accounts payable.
(50)	Reflects the deferred tax asset impact for the following items:

(in millions)
Exchange agreement(i)	$1.3
Netting(ii)	(41.5)
Total	$(40.2)
i.	Reflects the anticipated deferred tax impact assuming the Company owned 100% of the operating subsidiaries as a result of RCAP Holdings’ exercise of its rights under the exchange agreement under which, RCAP Holdings and its transferees exchanged all but one of their Class B units in the Operating Subsidiaries for shares of Class A common stock of the company on a one-for-one basis, assuming that the exchange had occurred on December 31, 2013.
ii.	Reflects the assumption that Company will net its deferred tax assets against the deferred tax liabilities.
(51)	Reflects the assumption that the Company will net its deferred tax assets against the deferred tax liabilities.

RCS Capital Corporation

Notes to Unaudited Pro Forma Consolidated Statement of Financial Condition
Minimum Financing Scenario

(52)	Reflects the exchange by RCAP Holdings of all but one of its 24.0 million shares of the Company’s Class B common stock and all but one of its Class B units in the Company’s operating subsidiaries for 24.0 million shares of the Company’s Class A common stock, assuming that the exchange had occurred on December 31, 2013. As a result of this exchange, RCAP Holdings is entitled to both economic and voting rights and; therefore, no longer has a non-controlling interest in the Company (other than a de minimis interest). Therefore the historical Class B common stock balance was moved to Class A common stock and the historical non-controlling interest balance was moved to additional paid-in capital.
(53)	Reflects the adjustment to non-controlling interests for the exchange agreement. As a result of this exchange, RCAP Holdings is entitled to both economic and voting rights, and therefore, no longer has a non-controlling interest in the Company (other than a de minimis interest).
(54)	Reflects the adjustment to retained earnings as it relates to deferred tax assets for the exchange agreement assuming the Company owned 100% of the operating subsidiaries as a result of RCAP Holdings’ exercise of its rights under the exchange agreement under which, RCAP Holdings exchanged all but one of their Class B units in the Operating Subsidiaries for shares of Class A common stock of the company on a one-for-one basis, assuming that the exchange had occurred on December 31, 2013.
(55)	Reflects the issuance of $150.0 million, or 8.2 million shares of the Company’s Class A common stock in connection with the public offering contemplated by the Company’s registration statement on Form S-1 filed with the SEC on February 13, 2014, net of $7.5 million in expenses. The number of shares to be issued was calculated using an assumed share price of the Company’s Class A common stock of $18.35, which was the closing price of the Company’s Class A common stock on December 31, 2013.

Unaudited Pro Forma Consolidated Statement of Operations
December 31, 2013
Minimum Financing Scenario
(in thousands)

		Twelve Months Ended December 31, 2013
	RCAP Historical(1)	Hatteras Historical(3)	Hatteras Merger Adjustments		RCAP with Hatteras Pro Forma	ICH Historical(4)	ICH Acquisition Related Adjustments		RCAP with ICH Pro Forma	Summit Historical(5)	Summit Acquisition Related Adjustments		RCAP with Summit Pro Forma
Revenues:
Commissions
Related party products	$400,560	$—	$—		$400,560	$—	$—		$400,560	$—	$—		$400,560
Non-related party products	116,074	—	—		116,074	72,029	(8,866	)(17)	179,237	81,838	(10,888	)(21)	187,024
Dealer manager fees
Related party products	227,420	—	—		227,420	—	—		227,420	—	—		227,420
Non-related party products	56,381	—	—		56,381	—	—		56,381	—	—		56,381
Investment banking advisory services
Related party products	45,484	—	—		45,484	—	—		45,484	—	—		45,484
Non-related party products	—	—	—		—	—	—		—	—	—		—
Advisory and asset-based fees (non-related party)	—	41,662	—		41,662	17,964	(2,977	)(17)	14,987	—	—		—
Transfer agency revenue (related party)	8,667	—	—		8,667	—	—		8,667	—	—		8,667
Services revenue
Related party products	24,968	—	—		24,968	—	—		24,968	—	—		24,968
Non-related party products	492	—	—		492	—	—		492	—	—		492
Reimbursable expenses
Related party products	6,375	—	—		6,375	—	—		6,375	—	—		6,375
Non-related party products	100	—	—		100	—	—		100	—	—		100
Other revenues	(26)	5,895	—		5,869	3,210	—		3,184	5,781	—		5,755
Total revenues	886,495	47,557	—		934,052	93,203	(11,843)		967,855	87,619	(10,888)		963,226
Expenses:
Third-party commissions
Related party products	400,598	—	—		400,598	—	—		400,598	—	—		400,598
Non-related party products	116,074	—	—		116,074	—	—		116,074	—	—		116,074
Third-party reallowance
Related party products	65,018	—	—		65,018	—	—		65,018	—	—		65,018
Non-related party products	19,563	—	—		19,563	—	—		19,563	—	—		19,563
Retail commissions	—	—	—		—	74,718	(11,843	)(17)	62,875	69,237	(10,888	)(21)	58,349
Wholesale commissions	101,702	—	—		101,702	—	—		101,702	—	—		101,702
Internal commission, payroll and benefits	14,292	12,848	—		27,140	7,027	—		21,319	7,515	—		21,807
Conferences and seminars	25,486	—	—		25,486	—	—		25,486	—	—		25,486
Travel	7,623	—	—		7,623	—	—		7,623	—	—		7,623
Marketing and advertising	8,611	—	—		8,611	1,621	—		10,232	—	—		8,611
Professional fees:
Related party expense allocation	930	—	—		930	—	—		930	—	—		930
Non-related party expenses	3,663	—	—		3,663	6,998			10,661	—	—		3,663
Data processing	6,268	—	—		6,268	1,491	—		7,759	456	—		6,724
Equity-based outperformance	492	—	—		492	—	—		492	—	—		492
Incentive fee	273	—	—		273	—	—		273	—	—		273
Quarterly fee	5,996	—	—		5,996	—	—		5,996	—	—		5,996
Transaction costs	4,587	1,214	(1,214	)(12)	4,587	846	(846	)(18)	4,587	1,196	(1,196	)(22)	4,587
Interest expense	—	156	(156	)(13)	—	158	—		158	—	—		—
Occupancy	2,717	—	—		2,717	254	—		2,971	791	—		3,508
Depreciation and amortization	150	645	4,139	(14)	4,934	243	2,932	(19)	3,325	200	3,902	(23)	4,252
Goodwill impairment	—	—			—	—	—		—	—	—		—
Service, sub-advisor and mutual fund expense	—	23,997	—		23,997	—	—		—	—	—		—

Unaudited Pro Forma Consolidated Statement of Operations
December 31, 2013
Minimum Financing Scenario
(in thousands)

		Twelve Months Ended December 31, 2013
	RCAP Historical(1)	Hatteras Historical(3)	Hatteras Merger Adjustments		RCAP with Hatteras Pro Forma	ICH Historical(4)	ICH Acquisition Related Adjustments		RCAP with ICH Pro Forma	Summit Historical(5)	Summit Acquisition Related Adjustments		RCAP with Summit Pro Forma
Other expenses	1,900	3,504	—		5,404	2,411	—		4,311	4,027	—		5,927
Total expenses	785,943	42,364	2,769		831,076	95,767	(9,757)		871,953	83,422	(8,182)		861,183
Income (loss) before taxes	100,552	5,193	(2,769)		102,976	(2,564)	(2,086)		95,902	4,197	(2,706)		102,043
Provision (benefit) for income taxes	2,202	—	969	(15)	3,171	(828)	(834	)(20)	540	1,648	(1,082	)(24)	2,768
Net income (loss)	98,350	5,193	(3,738)		99,805	(1,736)	(1,252)		95,362	2,549	(1,624)		99,275
Less: net income (loss) attributable to non-controlling interests	95,749	968	(968	)(16)	95,749	—	—		95,749	—	—		95,749
Net income (loss) attributable to RCS Capital Corporation	$2,601	$4,225	$(2,770)		$4,056	$(1,736)	$(1,252)		$(387)	$2,549	$(1,624)		$3,526
Earnings per share:
Basic	1.04				1.62				(0.11)				1.16
Diluted	1.04				1.62				(0.11)				1.16
Weighted average common shares(2):
Basic	2,500		—		2,500		1,144		3,644		534		3,034
Diluted	2,500		—		2,500		1,144		3,644		534		3,034

Unaudited Pro Forma Consolidated Statement of Operations
December 31, 2013
Minimum Financing Scenario
(in thousands)

		Twelve Months Ended December 31, 2013
	RCAP Historical(1)	Cetera Historical(6)	Walnut Historical(7)	Tower Square Historical(8)	Cetera Acquisition Related Adjustments		Cetera Financing Related Adjustments	RCAP with Cetera Pro Forma	JP Turner Historical(9)	JP Turner Acquisition Adjustments		RCAP with JP Turner
Revenues:
Commissions
Related party products	$400,560	$—	—	—	$—		$—	$400,560	$—	$—		$400,560
Non-related party products	116,074	636,951	34,715	17,061	(81,848	)(25)	—	722,953	77,504	(42,352	)(31)	151,226
Dealer manager fees
Related party products	227,420	—	—	—	—		—	227,420	—	—		227,420
Non-related party products	56,381	—	—	—	(27,163	)(25)	—	29,218	—	(12,791	)(31)	43,590
Investment banking advisory services
Related party products	45,484	—	—	—	—		—	45,484	—	—		45,484
Non-related party products	—	—		—	—		—	—	2,036	—		2,036
Advisory and asset-based fees (non-related party)	—	347,632	37,671	7,710	—		—	393,013	2,791	—		2,791
Transfer agency revenue (related party)	8,667	—	—	—	—		—	8,667	—	—		8,667
Services revenue
Related party products	24,968	—	—	—	—		—	24,968	—	—		24,968
Non-related party products	492	—	—	—	—		—	492	—	—		492
Reimbursable expenses
Related party products	6,375	—	—	—	—		—	6,375	—	—		6,375
Non-related party products	100	—	—	—	—		—	100	—	—		100
Other revenues	(26)	87,094	3,476	1,751	—		—	92,295	—	—		(26)
Total revenues	886,495	1,071,677	75,862	26,522	(109,011)		—	1,951,545	82,331	(55,143)		913,683
Expenses:
Third-party commissions
Related party products	400,598	—	—	—	—		—	400,598	—	—		400,598
Non-related party products	116,074	—	—	—	—		—	116,074	—	—		116,074
Third-party reallowance								—
Related party products	65,018	—	—	—	—		—	65,018	—	—		65,018
Non-related party products	19,563	—	—	—	—		—	19,563	—	—		19,563
Retail commissions	—	854,931	66,335	23,005	(109,011	)(25)	—	835,260	67,098	(55,143	)(31)	11,955
Wholesale commissions	101,702	—	—	—	—		—	101,702	—	—		101,702
Internal commission, payroll and benefits	14,292	91,273	3,900	1,499	—		—	110,964	5,919	—		20,211
Conferences and seminars	25,486	—	—	—	—		—	25,486	—	—		25,486
Travel	7,623	—	—	—	—		—	7,623	—	—		7,623
Marketing and advertising	8,611	10,604	—	—	—		—	19,215	—	—		8,611
Professional fees:
Related party expense allocation	930	—	—	—	—		—	930	—	—		930
Non-related party expenses	3,663	15,287	—	—	—		—	18,950	—	—		3,663
Data processing	6,268	15,512	4,437	1,551	—		—	27,768	1,031	—		7,299
Equity-based outperformance	492	—	—	—	—		—	492	—	—		492

Unaudited Pro Forma Consolidated Statement of Operations
December 31, 2013
Minimum Financing Scenario
(in thousands)

		Twelve Months Ended December 31, 2013
	RCAP Historical(1)	Cetera Historical(6)	Walnut Historical(7)	Tower Square Historical(8)	Cetera Acquisition Related Adjustments		Cetera Financing Related Adjustments		RCAP with Cetera Pro Forma		JP Turner Historical(9)	JP Turner Acquisition Adjustments		RCAP with JP Turner
Incentive fee	273	—	—	—	—		—		273		—	—		273
Quarterly fee	5,996	—	—	—	—		—		5,996		—	—		5,996
Transaction costs	4,587	10,110	—	—	(10,110	)(26)	—		4,587		146	(146	)(32)	4,587
Interest expense	—	11,886	79	74	(11,886	)(27)	59,454	(30)	59,607		—	—		—
Occupancy	2,717	10,514	—	—	—		—		13,231		794	—		3,511
Depreciation and amortization	150	17,989	—	—	80,252	(28)	—		98,391		77	1,600	(33)	1,827
Goodwill impairment	—	—	—	—	—		—		—		—	—		—
Service, sub-advisor and mutual fund expense	—	—	—	—	—		—		—		—	—		—
Other expenses	1,900	28,269	3,540	1,465	—		—		35,174		10,480	—		12,380
Total expenses	785,943	1,066,375	78,291	27,594	(50,755)		59,454		1,966,902		85,545	(53,689)		817,799
Income (loss) before taxes	100,552	5,302	(2,429)	(1,072)	(58,256)		(59,454)		(15,357)		(3,214)	(1,454)		95,884
Provision (benefit) for income taxes	2,202	2,184	(886)	(376)	(23,302	)(29)	(23,781	)(30)	(43,959)		—	—		2,202
Net income (loss)	98,350	3,118	(1,543)	(696)	(34,954)		(35,673)		28,602		(3,214)	(1,454)		93,682
Less: net income (loss) attributable to non-controlling interests	95,749	—	—	—	—		—		95,749		—	—		95,749
Net income (loss) attributable to RCS Capital Corporation	$2,601	$3,118	$(1,543)	$(696)	$(34,954)		$(35,673)		$(67,147)		$(3,214)	$(1,454)		$(2,067)
Earnings per share:
Basic	1.04								(14.91)					(0.75)
Diluted	1.04								(14.91	)(46)				(0.75	)(46)
Weighted average common shares(2):
Basic	2,500						3,270		5,770			265		2,765
Diluted	2,500						3,270		5,770			265		2,765

Unaudited Pro Forma Consolidated Statement of Operations
December 31, 2013
Minimum Financing Scenario
(in thousands)

	Twelve Months Ended December 31, 2013
	RCAP Historical(1)	First Allied Historical(10)	First Allied Merger Related Adjustments		RCAP with First Allied Pro Forma	Total Mergers and Acquisitions		RCAP Adjustments(11)		RCAP Pro Forma		Offering Adjustments	RCAP Pro Forma with Offering Adjustments
Revenues:
Commissions
Related party products	$400,560	$—	$—		$400,560	—		$—		$400,560		—	400,560
Non-Related party products	116,074	188,561	(38,808	)(34)	265,827	925,897		—		1,041,971		—	1,041,971
Dealer manager fees
Related party products	227,420	—	—		227,420	—		—		227,420		—	227,420
Non-Related party products	56,381	—	(9,600	)(34)	46,781	(49,554)		—		6,827		—	6,827
Investment banking advisory services
Related party products	45,484	—	—		45,484	—		—		45,484		—	45,484
Non-Related party products	—	—	—		—	2,036		—		2,036		—	2,036
Advisory and asset-based fees (non-related party)	—	117,904	—		117,904	570,357		—		570,357		—	570,357
Transfer agency revenue (related party)	8,667	—	—		8,667	—		—		8,667		—	8,667
Services revenue
Related party products	24,968	—	—		24,968	—		—		24,968		—	24,968
Non-Related party products	492	—	—		492	—		—		492		—	492
Reimbursable expenses
Related party products	6,375	—	—		6,375	—		—		6,375		—	6,375
Non-Related party products	100	—	—		100	—		—		100		—	100
Other revenues	(26)	47,392	(39	)(35)	47,327	154,560		—		154,534		—	154,534
Total revenues	886,495	353,857	(48,447)		1,191,905	1,603,296		—		2,489,791		—	2,489,791
Expenses:
Third-party commissions
Related party products	400,598	—	—		400,598	—		—		400,598		—	400,598
Non-Related party products	116,074	—	—		116,074	—		—		116,074		—	116,074
Third-party reallowance					—
Related party products	65,018	—	—		65,018	—		—		65,018		—	65,018
Non-Related party products	19,563	—	—		19,563	—		—		19,563		—	19,563
Retail commissions	—	256,804	(48,408	)(34)	208,396	1,176,835		—		1,176,835		—	1,176,835
Wholesale commissions	101,702	—	—		101,702	—		—		101,702		—	101,702
Internal commission, payroll and benefits	14,292	51,063	(6,480	)(36)	58,875	174,564		—		188,856		—	188,856
Conferences and seminars	25,486	—	—		25,486	—		—		25,486		—	25,486
Travel	7,623	1,975	—		9,598	1,975		—		9,598		—	9,598
Marketing and advertising	8,611	5,015	—		13,626	17,240		—		25,851		—	25,851
Professional fees:
Related party expense allocation	930	—			930	—		—		930		—	930
Non-related party expenses	3,663	6,663	(2,598	)(36)	7,728	26,350		—		30,013		—	30,013
Data processing	6,268	6,373	—		12,641	30,851		—		37,119		—	37,119
Equity-based outperformance	492	—	—		492	—		—		492		—	492
Incentive fee	273	—	—		273	—		9,376	(41)	9,649		—	9,649
Quarterly fee	5,996	—	—		5,996	—		(5,996	)(42)	—		—	—
Transaction costs	4,587	—	—		4,587	—		(4,587	)(43)	—		—	—
Interest expense	—	903	(873	)(37)	30	59,795		—		59,795		—	59,795
Occupancy	2,717	5,527	637	(38)	8,881	18,517		—		21,234		—	21,234
Depreciation and amortization	150	7,091	2,141	(39)	9,382	121,211		—		121,361		—	121,361
Goodwill impairment	—	—	—		—	—		—		—		—	—
Service, sub-advisor and mutual fund expense	—	—	—		—	23,997		—		23,997		—	23,997
Other expenses	1,900	18,999	—		20,899	72,695		(1,390	)(43)	73,205		—	73,205
Total expenses	785,943	360,413	(55,581)		1,090,775	1,724,030		(2,597)		2,507,376		—	2,507,376
Income (loss) before taxes	100,552	(6,556)	7,134		101,130	(120,734)		2,597		(17,585)		—	(17,585)
Provision (benefit) for income taxes	2,202	(2,479)	2,853	(40)	2,576	(45,914)		43,712	(44)	—		—	—
Net income (loss)	98,350	(4,077)	4,281		98,554	(74,820)		(41,115)		(17,585)		—	(17,585)
Less: net income (loss) attributable to non-controlling interests	95,749	—	—		95,749	—		(95,749	)(45)	—		—	—
Net income (loss) attributable to RCS Capital Corporation	$2,601	$(4,077)	$4,281		$2,805	$(74,820)		$54,634		$(17,585)		$—	$(17,585)
Earnings per share:
Basic	1.04				0.20	(5.69)				0.85			(0.71)
Diluted	1.04				0.20	(5.69	)(46)			0.85	(46)		(0.71	)(46)
Weighted average common shares(2):
Basic	2,500		11,265		13,765	16,478		24,000		42,978		8,174	51,152
Diluted	2,500		11,265		13,765	16,478		24,000		42,978		8,174	51,152

RCS Capital Corporation

Notes to Unaudited Pro Forma Consolidated Statement of Operations
Minimum Financing Scenario

(1)	Reflects the historical Consolidated Statement of Income of the Company for the period indicated.
(2)	Reflects the calculation of the weighted average shares outstanding (in thousands, except share price data).

	Stock consideration	Price(ii)	Basic EPS impact	Diluted EPS impact
RCAP Historical			2,500	2,500
ICH	$21,000	$18.35	1,144	1,144
Summit	9,800	$18.35	534	534
Luxor and Members of RCAP Holdings – common stock	60,000	$18.35	3,270	3,270
Luxor – convertible preferred stock(i)	270,000	$20.26	—	—
Luxor – convertible notes(i)	120,000	$21.18	—	—
JP Turner	4,860	$18.35	265	265
First Allied	207,500	$18.42	11,265	11,265
Exchange of Class B shares	—	—	24,000	24,000
Follow-on Issuance(iii)	150,000	$18.35	8,174	8,174
Total	$843,160		51,152	51,152
i.	These instruments do not impact the diluted earnings per share calculation due to the loss from operations.
ii.	The price of $18.35 is based on the closing price of the Company’s Class A common stock as of December 31, 2013. All other prices reflected in the table above are contractual as set forth in the respective commitment letters or letter of intent.
iii.	Assumes the Company raised $150.0 million from the secondary offering of its Class A common stock.
(3)	Reflects the historical Combined Statement of Revenue and Expenses of Hatteras for the period indicated.
(4)	Reflects the historical Condensed Consolidated Statement of Operations of ICH for the period indicated. ICH has a fiscal year that ends on March 31; therefore, in order to present a statement of operations for December 31, 2013 that reflects twelve months of activity, the amounts were derived by adding:
a.	ICH’s Condensed Consolidated Statement of Operations data for the nine months ended December 31, 2013.
b.	ICH’s Condensed Consolidated Statement of Operations data for the year ended March 31, 2013; less ICH’s Condensed Consolidated Statement of Operations data for the nine months ended December 31, 2012.
(5)	Reflects the historical Condensed Consolidated Statement of Income of Summit for the period indicated.
(6)	Reflects the historical Consolidated Statement of Income of Cetera for the period indicated.
(7)	Reflects the historical Statement of Operations of Walnut Street Securities, Inc. (“Walnut”) for the eight months ended August 31, 2013. Cetera did not acquire Walnut until the third quarter of 2013; therefore, the historical Consolidated Statement of Income of Cetera only includes Walnut for four months. Walnut did not have any transactions for this period with the Company or Cetera. As such, no intercompany elimination adjustments are reflected in the pro forma financial statements.
(8)	Reflects the historical Statement of Operations of Tower Square Securities, Inc. (“Tower Square”) for the eight months ended August 31, 2013. Cetera did not acquire Tower Square until the third quarter of 2013; therefore, the historical Consolidated Statement of Income of Cetera only includes Tower Square for four months. Tower Square did not have any transactions for this period with the Company or Cetera. As such, no intercompany elimination adjustments are reflected in the pro forma financial statements.
(9)	Reflects the historical Consolidated Statement of Income of JP Turner for the period indicated.
(10)	Reflects the historical Consolidated Statement of Operations of First Allied for the period indicated.

RCS Capital Corporation

Notes to Unaudited Pro Forma Consolidated Statement of Operations
Minimum Financing Scenario

(11)	Reflects Pro Forma adjustments to the historical Statement of Operations of the Company to reflect the impact of certain related party transactions. See Notes 40 – 44. Excludes approximately $57.0 million to $65.0 million of projected annualized operating synergies the Company expects to achieve in the first twelve months of combined operations, including: approximately $27.0 million to $30.0 million in strategic partner revenues; $12.4 million to $15.0 million in registered representative services revenue; $11.2 million in back-office management and technology efficiencies; $4.3 million to $6.0 million in clearing expense efficiencies; $0.7 million in public company expense efficiencies and $1.2 to $2.0 million in other operating efficiencies. The Company expects to incur $2.0 million to $5.0 million in one-time costs to achieve these synergies.
(12)	Reflects the elimination of transaction expenses incurred by Hatteras in connection with the acquisition.
(13)	Reflects the elimination of interest expense due to the anticipated repayment of Hatteras’ line of credit and notes payable.
(14)	Reflects the amortization expense on Hatteras’ intangible assets primarily related to customer relationships with fund of hedge funds products that are structured as mutual funds for the year ended December 31, 2013 assuming their useful life will be approximately 13 years as determined by an independent appraisal based on the expected future cash flows.

Fair value (in millions)	Useful life (yrs)	Amortization expense (in millions)
$54.5	13.2	$4.1
(15)	Reflects the Pro Forma income tax adjustments to Hatteras’ historical combined financial statements:

(in millions)
Historical income before taxes	$5.2
Pro forma Adjustments	(2.8)
Total income before taxes	2.4
Tax effect @ 40%(i)	$1.0
i.	Reflects tax effect of Hatteras’ historical income before taxes and pro forma adjustments using an assumed tax rate of 40% as if it was taxed as a corporation.
(16)	Reflects the pro forma adjustments to Hatteras’ combined historical financial statements for the year ended December 31, 2013 to reflect the fact that following the acquisition there is no longer a non-controlling interest.
(17)	Reflects the elimination of the Company’s historical selling commissions revenues, dealer-manager fees, third party commission expenses and third-party reallowance expenses derived from transactions with ICH for the year ended December 31, 2013 which upon acquisition become intercompany revenues/expenses that eliminate in consolidation.
(18)	Reflects the elimination of transaction expenses incurred by ICH in connection with the acquisition.
(19)	Reflects the amortization expense on ICH’s intangible assets and forgivable loans primarily related to client relationships for the year ended December 31, 2013 assuming their useful life will be approximately 11.6 years as determined by an independent appraisal based on the expected future cash flows.

Fair value (in millions)(i)	Useful life (yrs)	Amortization expense (in millions)
$33.9	11.6	$2.9
i.	The fair value includes $1.2 million of forgivable loans which are reflected in the notes receivables.

RCS Capital Corporation

Notes to Unaudited Pro Forma Consolidated Statement of Operations
Minimum Financing Scenario

(20)	Reflects the income tax effect of the pro forma adjustments to ICH’s historical consolidated financial statements for the year ended December 31, 2013.

(in millions)
Pro forma Adjustments	$(2.1)
Tax effect @ 40%(i)	$(0.8)

i. Reflects tax effect of ICH’s pro forma adjustments using an assumed tax rate of 40%.

(21)	Reflects the elimination of the Company’s historical selling commissions revenues, dealer-manager fees, third party commission expenses and third-party reallowance expenses derived from transactions with Summit for the year ended December 31, 2013 which upon acquisition become intercompany revenues/expenses that eliminate in consolidation.
(22)	Reflects the elimination of transaction expenses incurred by Summit in connection with the acquisition.
(23)	Reflects the amortization expense on Summit’s intangible assets and forgivable loans primarily related to client relationships for the year ended December 31, 2013 assuming their useful life will be approximately 8.5 years as determined by an independent appraisal based on the expected future cash flows.

Fair value (in millions)(i)	Useful life (yrs)	Amortization expense (in millions)
$33.2	8.5	$3.9
i.	The fair value includes $0.5 million of forgivable loans which are reflected in the notes receivables.
(24)	Reflects the income tax effect of the pro forma adjustments to Summit’s historical consolidated financial statements for the year ended December 31, 2013.

(in millions)
Pro forma Adjustments	$(2.7)
Tax effect @ 40%(i)	$(1.1)
i.	Reflects tax effect of Summit’s pro forma adjustments using an assumed tax rate of 40%.
(25)	Reflects the elimination of the Company’s historical selling commissions revenues, dealer-manager fees, third party commission expenses and third-party reallowance expenses derived from transactions with Cetera for the year ended December 31, 2013 which upon acquisition become intercompany revenues/expenses that eliminate in consolidation.
(26)	Reflects the elimination of transaction expenses incurred in connection with the financing of the Cetera acquisition.
(27)	Reflects the elimination of interest expense due to the anticipated repayment of Cetera’s long-term debt.
(28)	Reflects the amortization expense on Cetera’s intangible assets for the year ended December 31, 2013 assuming their useful life will be 9.5 years.

Fair value (in millions)(i)	Useful life (yrs)	Amortization expense (in millions)(i)
$879.9	9.5	$92.6
i.	Reflects $13 million of existing amortization of intangible assets recorded by Cetera.
(29)	Reflects the income tax effect of the pro forma adjustments to Cetera’s historical consolidated financial statements for the year ended December 31, 2013.

(in millions)
Pro forma Adjustments	$(58.3)
Tax effect @ 40%(i)	$(23.3)
i.	Reflects tax effect of Cetera’s pro forma adjustments using an assumed tax rate of 40%.

RCS Capital Corporation

Notes to Unaudited Pro Forma Consolidated Statement of Operations
Minimum Financing Scenario

(30)	Reflects the interest expense on long-term debt issued in connection with the Cetera acquisition. Reflects the pro forma adjustments to the Company’s historical consolidated financial statements for the year ended December 31, 2013 for interest expense on long-term debt and convertible notes issued in connection with the transactions using interest rates that range from 5% to 10.25%. The tax benefit effect for this expense is $23.8 million using as assumed tax rate of 40%.
(31)	Reflects the elimination of the Company’s historical selling commissions revenues, dealer-manager fees, third party commission expenses and third-party reallowance expenses derived from transactions with JP Turner for the year ended December 31, 2013 which upon acquisition become intercompany revenues/expenses that eliminate in consolidation.
(32)	Reflects the elimination of transaction expenses incurred by JP Turner in connection with the acquisition.
(33)	Reflects the amortization expense on JP Turner’s intangible assets for the year ended December 31, 2013 assuming their useful life will be approximately 9.3 years.

Fair value (in millions)	Useful life (yrs)	Amortization expense (in millions)
$14.9	9.3	$1.6
(34)	Reflects the elimination of the Company’s historical selling commissions revenues, dealer-manager fees, third party commission expenses and third-party reallowance expenses derived from transactions with First Allied for the year ended December 31, 2013 which upon acquisition become intercompany revenues/expenses that eliminate in consolidation.
(35)	Assumes First Allied’s interest bearing stockholder note receivables were settled in connection with the acquisition by RCAP Holdings; therefore, the related interest income is eliminated. These notes receivable were paid off in September 2013; therefore, there is no adjustment to the Pro Forma Consolidated Statement of Financial Condition.
(36)	Reflects the elimination of transaction expenses incurred by First Allied in connection with the acquisition by RCAP Holdings, LLC.
(37)	Reflects the elimination of interest expense due to the anticipated repayment of First Allied’s term loan and revolving line of credit.
(38)	Reflects the reversal of nine months of accretion into income of an unfavorable lease accrual which was on First Allied’s statement of income when it was acquired by RCAP Holdings, LLC in September 2013. Assumes the unfavorable lease accrual would have been reversed January 1, 2013 had the Company acquired First Allied on January 1, 2013.
(39)	Reflects the amortization expense on First Allied’s intangible assets for the year ended December 31, 2013 assuming their useful life will be approximately 12 years.

Fair value (in millions)	Useful life (yrs)	Amortization expense (in millions)(i)
$83.0	12.0	$6.9
i.	For the year ended December 31, 2013, First Allied recorded a $7.1 million depreciation and amortization expense, which includes a $4.8 million expense for the amortization of intangible assets. As such, an incremental adjustment of $2.1 million is required in order to reflect a full year’s amortization of intangible assets.
(40)	Reflects the income tax effect of the pro forma adjustments to First Allied’s historical consolidated financial statements for the year ended December 31, 2013.

(in millions)
Pro forma Adjustments	$7.1
Tax effect @ 40%(i)	$2.8
i.	Reflects tax effect of First Allied’s pro forma adjustments using an assumed tax rate of 40%.

RCS Capital Corporation

Notes to Unaudited Pro Forma Consolidated Statement of Operations
Minimum Financing Scenario

(41)	Reflects the pro forma adjustment of the Company’s incentive fee that is based on the Company’s earnings and stock price. The incentive fee is an amount (if such amount is a positive number) equal to the difference between: (1) the product of (x) 20% and (y) the difference between (i) the Company’s Core Earnings, as defined below, for the previous 12-month period, and (ii) the product of (A) (X) the weighted average of the issue price per share (or deemed price per share) of the Company’s common stock of all of the Company’s cash and non-cash issuances of common stock from and after June 5, 2013 multiplied by (Y) the weighted average number of all shares of common stock outstanding (including any restricted shares of Class A common stock and any other shares of Class A common stock underlying awards granted under the Company’s equity plan) in the case of this clause (Y), in the previous 12-month period, and (B) 8.0%; and (2) the sum of any incentive fee paid to RCS Capital Management with respect to the first three calendar quarters of such previous 12-month period; provided, however, that no incentive fee is payable with respect to any calendar quarter unless the Company’s cash flows for the 12 most recently completed calendar quarters is greater than zero. Core Earnings is a non-GAAP measure and is defined as the after-tax GAAP net income (loss) of RCS Capital Corporation, before the incentive fee plus non-cash equity compensation expense, depreciation and amortization, any unrealized gains, losses or other non-cash items recorded in net income for the period, regardless of whether such items are included in other comprehensive income or loss, or in net income (loss).
(42)	Reflects the reversal of the Company’s quarterly fee expense for the year ended December 31, 2013. Pursuant to an agreement, RCS Capital Management implements the Company’s business strategy, as well as the business strategy of the Operating Subsidiaries, and performs executive and management services for the Company and Operating Subsidiaries, subject to oversight, directly or indirectly, by the Company’s Board of Directors. The reversal is due to the fact that the aggregate income before taxes for the Company on a consolidated Pro Forma basis was negative and therefore, no quarterly fee would be charged.
(43)	Reflects the elimination of transaction expenses incurred in connection with the acquisitions.
(44)	Reflects the assumption that the Company will not recognize all of the tax benefits associated with future net operating losses derived primarily from the amortization of intangibles recorded in connection with the Cetera transaction.
(45)	Reflects the exchange by RCAP Holdings of all but one of its 24.0 million shares of the Company’s Class B common stock and all but one of its Class B units in the Company’s operating subsidiaries for 24.0 million shares of the Company’s Class A common stock, assuming that the exchange had occurred on December 31, 2013. As a result of this exchange, RCAP Holdings is entitled to both economic and voting rights and; therefore, no longer has a non-controlling interest in the Company (other than a de minimis interest).
(46)	Assumes the same number of shares for the basic and diluted EPS calculations because of the loss from operations. EPS also includes a 7% convertible preferred dividend paid of $18.9 million.

Earnings before interest, taxes, depreciation and amortization (“EBITDA”)

The Company uses EBITDA and adjusted EBITDA, which are non-GAAP measures, as supplemental measures of its performance that are not required by, or presented in accordance with accounting principles generally accepted in the United States (“GAAP”). None of the non-GAAP measures should be considered as an alternative to any other performance measure derived in accordance with GAAP. The Company uses EBITDA and adjusted EBITDA as an integral part of its report and planning processes and as one of the primary measures to, among other things:

•	monitor and evaluate the performance of the Company’s business operations;
•	facilitate management’s internal comparisons of the historical operating performance of the Company’s business operations;
•	facilitate management’s external comparisons of the results of our overall business to the historical operating performance of other companies that may have different capital structures and debt levels;
•	analyze and evaluate financial and strategic planning decisions regarding future operating investments; and
•	plan for and prepare future annual operating budgets and determine appropriate levels of operating investments.

The Company defines EBITDA as earnings before interest, taxes, depreciation and amortization. The Company defines adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, adjusted to exclude acquisition related expenses and equity-based compensation and other significant one-time items. The Company believes similarly titled measures are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in its industry, many of which present EBITDA and adjusted EBITDA and other similar metrics when reporting their financial results. The Company’s presentation of Pro Forma EBITDA and Pro Forma adjusted EBITDA should not be construed to imply that our future results will be unaffected by unusual or nonrecurring items.

The following table provides a reconciliation of the Company’s Pro Forma net income (loss) attributable to RCS Capital Corporation (GAAP) to the Company’s Pro Forma EBITDA (Non-GAAP) and adjusted EBITDA (Non-GAAP) for the year ended December 31, 2013:

Maximum scenario:

	RCAP	Hatteras	ICH	Summit	Cetera(1)	JP Turner	First Allied	Total
Net income (loss):
Historical	98,350	5,193	(1,736)	2,549	879	(3,214)	(4,077)	97,944
Pro forma adjustments	3,627	(3,738)	(1,252)	(1,624)	(73,718)	(1,454)	4,281	(73,878)
Pro-forma income tax adjustments	2,202	969	(1,662)	566	(48,223)	—	374	(45,774)
Pro forma net income (loss)	104,179	2,424	(4,650)	1,491	(121,062)	(4,668)	578	(21,708)
add back: interest expense	—	—	158	—	64,760	—	30	64,948
add back: depreciation and amortization expense	150	4,784	3,175	4,102	98,241	1,677	9,232	121,361
EBITDA (Non-GAAP)	104,329	7,208	(1,317)	5,593	41,939	(2,991)	9,840	164,601
add back: non-cash equity compensation	492	—	343	703	5,397	—	2,973	9,908
add back: litigation expenses	—	—	—	—	—	4,954	—	4,954
add back: capitalized advisor expenses	—	—	—	—	9,887	—	—	9,887
add back: other	—	—	275	189	11,209	—	676	12,349
Adjusted EBITDA (Non-GAAP)	$104,821	$7,208	$(699)	$6,485	$68,432	$1,963	$13,489	$201,699

Minimum scenario:

	RCAP	Hatteras	ICH	Summit	Cetera(1)	JP Turner	First Allied	Total
Net income (loss):
Historical	98,350	5,193	(1,736)	2,549	879	(3,214)	(4,077)	97,944
Pro forma adjustments	2,597	(3,738)	(1,252)	(1,624)	(70,627)	(1,454)	4,281	(71,817)
Pro-forma income tax adjustments	2,202	969	(1,662)	566	(46,161)	—	374	(43,712)
Pro forma net income (loss)	103,149	2,424	(4,650)	1,491	(115,909)	(4,668)	578	(17,585)
add back: interest expense	—	—	158	—	59,607	—	30	59,795
add back: depreciation and amortization expense	150	4,784	3,175	4,102	98,241	1,677	9,232	121,361
EBITDA (Non-GAAP)	103,299	7,208	(1,317)	5,593	41,939	(2,991)	9,840	163,571
add back: non-cash equity compensation	492	—	343	703	5,397	—	2,973	9,908
add back: litigation expenses	—	—	—	—	—	4,954	—	4,954
add back: capitalized advisor expenses	—	—	—	—	9,887	—	—	9,887
add back: other	—	—	275	189	11,209	—	676	12,349
Adjusted EBITDA (Non-GAAP)	$103,791	$7,208	$(699)	$6,485	$68,432	$1,963	$13,489	$200,669

(1)	Includes results of operations for Cetera, Tower Square and Walnut. Cetera acquired Tower Square and Walnut in the third quarter of 2013. Also, includes Cetera financing related adjustments.

The non-GAAP measures have limitations as analytical tools, and you should not consider any of these measures in isolation or as a substitute for analyses of our income or cash flows as reported under GAAP.

Some of these limitations are:

•	they do not reflect the Company’s cash expenditures, or future requirements for capital expenditures, or contractual commitments;
•	they do not reflect changes in, or cash requirements for, the Company’s working capital needs;
•	they do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on the Company’s debt; and
•	depreciation and amortization are non-cash expense items that are reflected in the Company’s statements of cash flows.

In addition, other companies in the Company’s industry may calculate these measures differently than the Company does, limiting their usefulness as a comparative measure. The Company compensates for these limitations by relying primarily on its GAAP results and using the non-GAAP measures only for supplemental purposes.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
RCS Capital Corporation and Subsidiaries

We have audited the accompanying consolidated statements of financial condition of RCS Capital Corporation and Subsidiaries (the “Company”) as of December 31, 2013 and 2012, the consolidated statement of changes in stockholders’ equity for the year ended December 31, 2013, and the related consolidated statements of income, comprehensive income, and cash flows for each of the three years in the period ended December 31, 2013. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2013 and 2012, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 2013 in conformity with U.S. generally accepted accounting principles.

/s/ WeiserMazars LLP
New York, New York
February 28, 2014

RCS CAPITAL CORPORATION AND SUBSIDIARIES

Consolidated Statements of Financial Condition
(Dollars in thousands, except shares presented at par value)

	December 31, 2013	December 31, 2012
Assets
Cash and cash equivalents	$45,744	$12,683
Available-for-sale securities	8,528	—
Investment securities	5,874	—
Receivables:
Selling commission and dealer manager fees
Due from related parties	1,072	1,176
Due from non-related parties	21	179
Reimbursable expenses
Due from related parties	18,772	1,490
Due from non-related parties	584	61
Investment banking fees (related party)	21,420	—
Due from RCAP Holdings and related parties	7,156	—
Property and equipment (net of accumulated depreciation: 2013 – $198; 2012 – $48)	458	113
Prepaid expenses and other assets	1,372	509
Deferred income taxes	126	—
Total assets	$111,127	$16,211
Liabilities and Stockholders’ Equity
Accounts payable	$4,695	$1,303
Accrued expenses:
Due to related parties	16,736	—
Due to non-related parties	5,894	4,175
Payable to broker-dealers	1,259	5,007
Deferred revenue (related party)	2,567	—
Dividends payable	450	—
Total liabilities	31,601	10,485
Class A common stock, $0.001 par value, 100,000,000 shares authorized, 2,500,000 issued and outstanding as of December 31, 2013, and no shares authorized, issued or outstanding as of December 31, 2012	3	—
Class B common stock, $0.001 par value, 100,000,000 shares authorized, 24,000,000 issued and outstanding as of December 31, 2013, and no shares authorized, issued or outstanding as of December 31, 2012	24	—
Additional paid-in capital	43,376	—
Accumulated other comprehensive loss	(46)	—
Retained earnings	1,499	—
Member’s equity	—	5,726
Total stockholders’ equity	44,856	5,726
Non-controlling interest	34,670	—
Total liabilities and equity	$111,127	$16,211

See Notes to Consolidated Financial Statements.

RCS CAPITAL CORPORATION AND SUBSIDIARIES

Consolidated Statements of Income
(Dollars in thousands, except share and per share data)

	Year Ended December 31,
	2013	2012	2011
Revenues:
Selling commissions:
Related party products	$400,560	$161,370	$82,397
Non-related party products	116,074	19,111	22,996
Dealer manager fees:
Related party products	227,420	94,761	56,935
Non-related party products	56,381	10,100	10,820
Investment banking advisory services:
Related party products	45,484	—	—
Non-related party products	—	925	—
Transfer agency revenue (related party)	8,667	—	—
Services revenue:
Related party products	24,968	970	1,374
Non-related party products	492	54	368
Reimbursable expenses:
Related party products	6,375	186	115
Non-related party products	100	(25)	16
Other	(26)	45	(292)
Total revenues	886,495	287,497	174,729
Expenses:
Third-party commissions:
Related party products	400,598	161,399	82,301
Non-related party products	116,074	19,111	22,967
Third-party reallowance:
Related party products	65,018	24,385	11,788
Non-related party products	19,563	2,464	3,139
Internal commissions, payroll and benefits	115,994	45,865	29,174
Conferences and seminars	25,486	14,938	12,135
Travel	7,623	6,235	5,942
Marketing and advertising	8,611	2,680	303
Professional fees:
Related party expense allocations	930	8	246
Non-related party expenses	3,663	1,559	1,672
Data processing	6,268	—	—
Management fee	5,996	—	—
Transaction costs	4,587	—	—
Other:
Related party expense allocations	2,529	727	816
Non-related party expenses	3,003	714	504
Total expenses	785,943	280,085	170,987

See Notes to Consolidated Financial Statements.

RCS CAPITAL CORPORATION AND SUBSIDIARIES

Consolidated Statements of Income
(Dollars in thousands, except share and per share data) – (continued)

	Year Ended December 31,
	2013	2012	2011
Income before taxes	100,552	7,412	3,742
Provision for income taxes	2,202	—	—
Net income	98,350	7,412	3,742
Less: net income attributable to non-controlling interests	95,749	7,412	3,742
Net income attributable to RCS Capital Corporation	$2,601	$—	$—

Per Share Data	June 10, 2013 to December 31, 2013
Basic and diluted number of shares attributable to Class A stockholders	2,500,000
Net income per share attributable to RCS Capital Corporation	$1.04

See Notes to Consolidated Financial Statements.

RCS CAPITAL CORPORATION AND SUBSIDIARIES

Consolidated Statements of Comprehensive Income
(Dollars in thousands)

	Year Ended December 31,
	2013	2012	2011
Net income	$98,350	$7,412	$3,742
Other comprehensive loss, net of tax:
Unrealized loss on available-for-sale securities	(489)	—	—
Total other comprehensive loss, net of tax	(489)	—	—
Total comprehensive income	97,861	7,412	3,742
Less: Net comprehensive income attributable to non-controlling interests	95,306	7,412	3,742
Net comprehensive income attributable to RCS Capital Corporation	$2,555	$—	$—

See Notes to Consolidated Financial Statements.

RCS CAPITAL CORPORATION AND SUBSIDIARIES

Consolidated Statement of Changes in Stockholders' Equity
(Dollars in thousands, except share amounts)

	Number of Shares (unclassified)	Class A Common Stock		Class B Common Stock		Additional Paid-In Capital		Retained Earnings (Deficit)	Accumulated Other Comprehensive Loss	Total Stockholders’ Equity	Non-Controlling Interest	Member’s Equity	Stockholders’ Equity and Non-controlling Interest
		Number of Shares	Par value	Number of Shares	Par value
Balance, December 31, 2012	—	—	$—	—	$—	$—		$—	$—	$—	$—	$5,726	$5,726
Net income (loss)	—	—	—	—	—	—		(165)	—	(165)	—	47,619	47,454
Issuance of common stock	100	—	—	—	—	—	(a)	—	—	—	—	—	—
Distributions	—	—	—	—	—	—		—	—	—	—	(19,650)	(19,650)
Balance, June 9, 2013	100	—	—	—	—	—		(165)	—	(165)	—	33,695	33,530
Issuance of common stock, net of offering costs	—	2,500,000	3	—	—	43,624		—	—	43,627	—	—	43,627
Reorganization	(100)	—	—	24,000,000	24	—	(b)	165	—	189	33,506	(33,695)	—
Equity-based compensation	—	—	—	—	—	—		—	—	—	492	—	492
Unrealized loss on available-for-sale securities, net of tax	—	—	—	—	—	—		—	(46)	(46)	(443)	—	(489)
Net income	—	—	—	—	—	—		2,601	—	2,601	48,295	—	50,896
Distributions to non-controlling interests	—	—	—	—	—	—		—	—	—	(47,180)	—	(47,180)
Dividends declared on Class A common stock	—	—	—	—	—	(248)		(1,102)	—	(1,350)	—	—	(1,350)
Balance, December 31, 2013	—	2,500,000	$3	24,000,000	$24	$43,376		$1,499	$(46)	$44,856	$34,670	$—	$79,526

(a)	Represents the initial 100 shares of $0.01 par value common stock issued to RCAP Holdings for $100.00, but due to rounding, $1.00 of par value and $99.00 of additional paid-in capital do not appear in the consolidated statement of changes in stockholders’ equity.
(b)	Represents the reversal of the initial $1.00 aggregate par value common stock and related $99.00 additional paid-in capital.

RCS CAPITAL CORPORATION AND SUBSIDIARIES

Consolidated Statements of Cash Flows
(Dollars in thousands)

	Year Ended December 31,
	2013	2012	2011
Cash flows from operating activities:
Net income	$98,350	$7,412	$3,742
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	150	31	12
Equity-based compensation	492	—	—
Deferred income taxes	(126)	—	—
Loss on the sale of available-for-sale securities	59	—	—
Deferred income tax on the unrealized loss of available-for-sale securities	21	—	—
Change in fair value of investment securities	138	—	—
Loss on investment	—	—	300
Increase (decrease) resulting from changes in:
Receivables:
Selling commissions and dealer manager fees:
Due from related parties	104	(1,024)	120
Due from non-related parties	158	(96)	250
Reimbursable expenses:
Due from related parties	(17,282)	(1,011)	1,450
Due from non-related parties	(523)	(33)	161
Investment banking fees (related party)	(21,420)	—	—
Loan receivable	—	77	(17)
Due from RCAP Holdings and related parties	(7,156)	—	—
Prepaid expenses and other assets	(863)	99	(396)
Accounts payable	3,392	902	17
Accrued expenses:
Due from related parties	16,736	—	—
Due from non-related parties	1,719	2,887	11
Payable to broker-dealers	(3,748)	4,158	(1,814)
Deferred revenue (related party)	2,567	—	—
Net cash provided by operating activities	72,768	13,402	3,836
Cash flows from investing activities:
Purchases of available-for-sale securities	(10,097)	—	—
Proceeds from the sale of available-for-sale securities	1,000	—	—
Purchases of investment securities	(6,012)	—	—
Purchase of property and equipment	(495)	(106)	(11)
Net cash used in investing activities	(15,604)	(106)	(11)
Cash flows from financing activities:
Proceeds from issuance of common stock	50,000	—	—
Payments of offering costs and fees related to the stock issuance	(6,373)	—	—
Contributions	—	3,646	9,519

RCS CAPITAL CORPORATION AND SUBSIDIARIES

Consolidated Statements of Cash Flows
(Dollars in thousands) – (continued)

	Year Ended December 31,
	2013	2012	2011
Distributions to non-controlling interest holders	(47,180)	—	—
Distributions to members	(19,650)	(8,200)	(13,560)
Dividends paid	(900)	—	—
Net cash used in financing activities	(24,103)	(4,554)	(4,041)
Net increase (decrease) in cash	33,061	8,742	(216)
Cash and cash equivalents, beginning of period	12,683	3,941	4,157
Cash and cash equivalents, end of period	$45,744	$12,683	$3,941
Supplemental disclosures:
Cash payments for income taxes	$133	$—	$—
Dividends declared but not yet paid	$450	$—	$—

RCS Capital Corporation and Subsidiaries
December 31, 2013

1. Organization and Description of the Company

RCS Capital Corporation (the “Company”) is a holding company incorporated under the laws of the State of Delaware on December 27, 2012, originally named 405 Holding Corporation. On February 19, 2013, 405 Holding Corporation changed its name to RCS Capital Corporation. The Company was formed to hold the following subsidiaries (together known as the “Operating Subsidiaries”) and to grow business lines under such Operating Subsidiaries:

•	Realty Capital Securities, LLC (“Realty Capital Securities”), a wholesale broker-dealer registered with the U.S. Securities and Exchange Commission (the “SEC”) and a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”). Realty Capital Securities also provides investment banking advisory services and capital markets services;
•	RCS Advisory Services, LLC (“RCS Advisory”), a transaction management services business, and its newly formed wholly owned subsidiaries, Scotland Acquisition, LLC, Zoe Acquisition, LLC and Dolphin Acquisition, LLC; and
•	American National Stock Transfer, LLC (“ANST”), an SEC-registered transfer agent.

On June 10, 2013, the Company closed its initial public offering (the “IPO”) of Class A common stock, par value $0.001 per share, in which it sold 2,500,000 Class A shares at $20.00 per share, resulting in net proceeds after offering costs and underwriting discounts and commissions of $43.6 million. Concurrently with the closing of the IPO on June 10, 2013, the Company underwent a reorganization, in which RCAP Holdings, LLC (“RCAP Holdings”) received 24,000,000 Class B shares, par value $0.001 per share, in exchange for 100 unclassified shares in the Company previously purchased by RCAP Holdings.

Concurrently with the commencement of the IPO, the Operating Subsidiaries also underwent a reorganization, in which a new class of operating subsidiary units called “Class A Units,” which entitle the holders thereof to voting and economic rights, were issued to the Company, and a new class of operating subsidiary units called “Class B Units,” which entitle the holder thereof to economic rights but not voting rights, were issued to RCAP Holdings. Also created were “Class C Units” and “LTIP Units.” After the subsidiary reorganization and IPO, through their ownership of Class A and Class B units, the Company owned a 9.4% economic interest in the Operating Subsidiaries and RCAP Holdings owned a 90.6% economic interest in the Operating Subsidiaries. Prior to the reorganization and IPO, RCAP Holdings held a 100% interest in each of the Operating Subsidiaries and the Company.

Upon completion of the reorganization and the IPO, the Company became the managing member of the Operating Subsidiaries and the Company assumed the exclusive right to manage and conduct the business and affairs of the Operating Subsidiaries and to take any and all actions on their behalf in such capacity. As a result, the Company consolidates the financial results of the Operating Subsidiaries with its own financial results. Net profits and net losses of the Operating Subsidiaries are allocated to their members pro rata in accordance with the respective percentages of their membership interests in the Operating Subsidiaries. Because the Company and the Operating Subsidiaries were under common control at the time of reorganization, the Company's acquisition of control of the Operating Subsidiaries was accounted for at historical cost in the accompanying consolidated financial statements. Accordingly, the operating results of the Operating Subsidiaries have been included in the Company’s consolidated financial statements from the date of common control.

Realty Capital Securities, a limited liability company organized in Delaware, is the securities broker-dealer for proprietary products sponsored by AR Capital, LLC (an affiliate) and its affiliates, consisting primarily of non-traded real estate investment trusts (“REITs”), as well as a closed-end real estate securities fund, an open-end real estate securities fund and a non-traded business development company fund and, from time to time, programs not sponsored by AR Capital, LLC. Realty Capital Securities also provides investment banking advisory services and capital markets services to related and non-related party issuers of public securities in connection with strategic alternatives related to potential liquidity events and other transactions.

RCS Capital Corporation and Subsidiaries
December 31, 2013

1. Organization and Description of the Company  – (continued)

Realty Capital Securities markets securities throughout the United States by means of a national network of selling group members consisting of unaffiliated broker-dealers and their registered representatives.

RCS Advisory was organized in Delaware in December 2012 as a limited liability company and commenced operations in January 2013. RCS Advisory provides a range of services to alternative investment programs and other investment vehicles, including offering registration and blue sky filings advice with respect to SEC and FINRA registration maintenance, transaction management, marketing support, due diligence advice and related meetings, events, training and education, conference management and strategic advice in connection with liquidity events and other strategic transactions.

ANST was organized in Delaware in November 2012 as a limited liability company and commenced operations in January 2013 as a transfer agent. ANST acts as a registrar, provides record-keeping services and executes the transfer, issuance and cancellation of shares or other securities in connection with offerings conducted by issuers sponsored directly or indirectly by AR Capital, LLC, effective March 1, 2013. ANST provides transfer agency services through third-party service providers.

Pending Acquisitions

During the fourth quarter of the year ended December 31, 2013 the Company entered into agreements with respect to the following acquisitions:

Hatteras Funds Group (“Hatteras”):

Hatteras is a private company that is the sponsor of, investment advisor to and distributor for the Hatteras Funds complex, a family of alternative investment funds registered as investment companies with the SEC.

On October 1, 2013, the Company entered into a purchase agreement with Hatteras. Pursuant to the terms and subject to the conditions set forth in the purchase agreement, a wholly owned subsidiary of the Company will purchase substantially all the assets related to the business and operations of Hatteras and assume certain liabilities of Hatteras.

The aggregate estimated consideration to be paid is $40.0 million in cash, subject to certain adjustments, and an earn-out, calculated and payable based on 150% of the consolidated pre-tax net operating income generated by Hatteras in (i) the fiscal year ended December 31, 2016; and (ii) the fiscal year ended December 31, 2018.

Investors Capital Holdings, Ltd. (“ICH”):

ICH is a public company with its common stock listed on the NYSE MKT (formerly the American Stock Exchange) under the symbol “ICH” that provides broker-dealer services to investors in support of trading and investment in securities, alternative investments and variable life insurance as well as investment advisory and asset management services.

On October 27, 2013, the Company entered into a merger agreement with ICH. Pursuant to the terms and subject to the conditions set forth in the merger agreement, a wholly owned subsidiary of the Company will merge with and into ICH, with ICH surviving the merger as a subsidiary of the Company.

The aggregate estimated consideration to be paid is $52.5 million, of which no more than 60% will be in cash and no less than 40% will be in shares of the Company's Class A common stock, subject to the election of holders of ICH common stock to receive either cash or stock.

Summit Financial Services Group (“Summit”):

Summit is a public company with its common stock listed on the OTC Markets Group, Inc. under the symbol “SFNS” that has financial advisors providing securities brokerage and investment retail advice in the United States.

RCS Capital Corporation and Subsidiaries
December 31, 2013

1. Organization and Description of the Company  – (continued)

On November 16, 2013, the Company entered into a merger agreement with Summit. Pursuant to the terms and subject to the conditions set forth in the merger agreement, Summit will merge with and into a wholly owned subsidiary of the Company, with the subsidiary surviving the merger with the same corporate name as Summit.

The aggregate estimated consideration to be paid is $49.0 million, of which no more than 80% will be in cash and no less than 20% will be in shares of the Company's Class A common stock.

Subsequent to December 31, 2013 the Company announced several additional transactions. See Note 13.

2. Summary of Significant Accounting Policies

Basis of Presentation

The consolidated financial statements include the accounts of the Company, Realty Capital Securities, RCS Advisory and ANST. All significant intercompany balances and transactions have been eliminated in consolidation. The consolidated financial statements were prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and Article 8 of Regulation S-X. The information furnished includes all adjustments and accruals of a normal recurring nature, which, in the opinion of management, are necessary for a fair presentation of results. The statements of income for the years ended December 31, 2012 and 2011 represent the results of operations of Realty Capital Securities, the only Operating Subsidiary in operation during the period. The statement of financial condition as of December 31, 2012 was derived from the Realty Capital Securities audited financial statements at that date (since it was the only Operating Subsidiary that was operational at that date).

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Accordingly, actual results could differ from those estimates, and these differences could be material.

Cash and cash equivalents

Cash and cash equivalents include all highly liquid instruments purchased with original maturities of 90 days or less.

Available-for-sale Securities

Available-for-sale securities represent investments by RCS Advisory in an equity mutual fund managed by a related party, which consist of shares of AR Capital Real Estate Income Fund. RCS Advisory treats these securities as available-for-sale securities with unrealized gains (losses) recorded in accumulated other comprehensive income (loss) and realized gains (losses) recorded in earnings. See Notes 4 and 5.

Investment Securities

Investment securities represent investments by Realty Capital Securities in an equity mutual fund managed by a related party, which consist of shares of AR Capital Real Estate Income Fund. Realty Capital Securities records both realized and unrealized gains (losses) in earnings on this investment, due to the fact that it is a broker-dealer. See Note 5.

Receivables

Receivables represent selling commission receivables and dealer manager receivables due from related party and non-related party entities in connection with the distribution of programs sponsored by an affiliate, AR Capital, LLC, and other sponsors. See “Selling Commissions and Dealer Manager Fees”.

RCS Capital Corporation and Subsidiaries
December 31, 2013

2. Summary of Significant Accounting Policies  – (continued)

Reimbursable Expenses and Investment Banking Fees

Reimbursable expenses and investment banking fees represent fees receivable for services provided to related parties and non-related party entities related to investment banking, capital markets and related advisory services performed. See “Investment Banking Advisory Services” and “Reimbursable Expenses”.

Revenue Recognition

The Company recognizes revenue generally when it is earned and realized or realizable, when persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the price is fixed or determinable, and collectability is reasonably assured.

Selling Commissions and Dealer Manager Fees

Realty Capital Securities receives selling commissions and dealer manager fees in connection with the distribution of programs sponsored by AR Capital, LLC and other non-related party sponsors. The selling commission and dealer manager fee rates are established jointly in a single contract entered into with each individual issuer. As the dealer manager for, or distributor of offerings, Realty Capital Securities generally receives selling commissions of up to 7.0% of gross offering proceeds for funds raised through the participating independent broker-dealer channel, which commissions are then redistributed to those third-party selling group participants who are FINRA member firms. Realty Capital Securities generally receives dealer manager fees of 3.0% of gross offering proceeds for funds raised, a portion of which may be redistributed to those third-party selling group participants who are FINRA member firms. Realty Capital Securities has discretion as to the reallowance of dealer manager fees to participating broker-dealers, based on such factors as the volume of shares sold and marketing support costs incurred by respective selling group members. Selling commission and dealer manager fee revenues and related expenses are recorded on a trade date basis as securities transactions occur.

The Company analyzes its contractual arrangements to determine whether to report revenue on a gross basis or a net basis. The analysis considers multiple indicators regarding the services provided to their customers and the services received from suppliers. The goal of the analysis is to determine which entity is the primary obligor in the arrangement. After weighing many indicators, including Realty Capital Securities' position as the exclusive distributor or dealer manager primarily responsible for the distribution of its customers’ shares, its discretion in supplier selection, that Realty Capital Securities’ suppliers bear no credit risk and that the commission and dealer manager fee rates are established jointly in a single contract, Realty Capital Securities concluded that the gross basis of accounting for its commission and fee revenues is appropriate.

Realty Capital Securities, serving as a dealer manager, receives fees and compensation in connection with the wholesale distribution of securities. Realty Capital Securities works with independent broker-dealers to solicit share subscriptions from their clients. The securities are offered on a “best efforts” or “reasonable best efforts” basis and Realty Capital Securities is not obligated to underwrite or purchase any shares for its own account.

Investment Banking Advisory Services

The Company, through its investment banking and capital markets division, receives fees and compensation for providing investment banking, capital markets and related advisory services. Such fees are charged based on agreements entered into with related party and non-related party public and private issuers of securities and their sponsors and advisors, on a negotiated basis. Fees and expenses that are unpaid are recorded in investment banking fees receivable and reimbursable expenses in the statement of financial condition. Income from investment banking agreements that are not deferred is recognized when the transactions are complete or the services have been performed. Income from certain investment banking agreements is recorded in deferred revenue in the statement of financial condition and is recognized over the remaining life of the offering, which normally ranges from 3 to 26 months.

RCS Capital Corporation and Subsidiaries
December 31, 2013

2. Summary of Significant Accounting Policies  – (continued)

Transfer Agency Revenue

ANST receives fees for providing transfer agency and related services. Such fees are charged based on agreements entered into with related party issuers of securities on a negotiated basis. Certain fees are billed and recorded monthly based on account activity, such as new account establishment fees and call fees. Other fees, such as account maintenance fees, are billed and recorded monthly.

Services Revenue

The Company receives fees for providing transaction management, marketing support, due diligence advice, events, training and education, conference management and strategic advice. Such fees are charged at hourly billing rates for the services provided, based on agreements entered into with related party issuers of securities on a negotiated basis. Such fees are billed and recorded monthly based on services rendered.

Reimbursable Expenses

The Company includes all reimbursable expenses in gross revenue because the Company as the primary obligor has discretion in selecting a supplier, and bears the credit risk of paying the supplier prior to receiving reimbursement from the customer.

Marketing and Advertising

The Company expenses the cost of marketing and advertising as incurred.

Income Taxes

The Company files standalone federal and state income tax returns. Realty Capital Securities, ANST and RCS Advisory are treated as disregarded entities up to the date of reorganization (June 10, 2013) and as partnerships for federal and state income tax purposes thereafter. All income and expense earned by Realty Capital Securities, ANST and RCS Advisory flows through to their owner through the date of reorganization and to their partners (which includes the Company who is a 9.4% owner of these partnerships) thereafter. Income tax expense from operations and investments of Realty Capital Securities, ANST and RCS Advisory is not incurred by Realty Capital Securities, ANST and RCS Advisory but is reported by their owner through the date of reorganization and by their partners thereafter.

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amount of existing assets and liabilities and their respective tax basis and operating loss and tax credit carry-forwards which relate to the Company's investment in the Operating Subsidiaries. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Current tax liabilities or assets are recognized for the estimated taxes payable or refundable on tax returns for the current year.

A valuation allowance is provided when it is more likely than not that some portion of the deferred tax assets will not be realized. This determination is based upon a review of all available evidence, both positive and negative, including the Company's earnings history, the timing, character and amount of future earnings potential, the reversal of taxable temporary differences and the tax planning strategies available.

The Company has adopted the authoritative guidance within ASC 740 relating to accounting for uncertainty in income taxes. The guidance prescribes a more-likely-than-not threshold for financial statement recognition and measurement of a tax position taken by the Company. See Note 6.

RCS Capital Corporation and Subsidiaries
December 31, 2013

2. Summary of Significant Accounting Policies  – (continued)

Reportable Segments

The Company’s internal reporting is organized into four segments through its three Operating Subsidiaries, as follows:

•	Realty Capital Securities, under two business lines:
º	Wholesale Broker-Dealer; and
º	Investment Banking and Capital Markets
•	RCS Advisory providing transaction management services
•	ANST providing transfer agency services

Recently Issued Accounting Pronouncements

The Company is not aware of any recently issued, but not yet effective, accounting pronouncements that would have a significant impact on the Company's consolidated financial position or results of operations.

3. Off-Balance Sheet Risk and Concentrations

The Company is engaged in various trading, brokerage activities and capital raising with counterparties primarily including broker-dealers, banks, direct investment programs and other financial institutions. In the event counterparties do not fulfill their obligations, the Company may be exposed to risk. The risk of default depends on the creditworthiness of the counterparty. It is the Company’s policy to review, as necessary, the credit standing of each counterparty. As of December 31, 2013, the Company had 63% of the reimbursable expenses, investment banking fees, services fees and transfer agent fees receivable concentrated in one related party direct investment program, and 93% of the total commissions and dealer manager fees receivable concentrated in three related party direct investment programs.

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents. The Company maintains its cash and temporary cash investments in bank deposit and other accounts, the balances of which, at times, may exceed federally insured limits. Exposure to credit risk is reduced by maintaining the Company’s banking and brokerage relationships with high credit quality financial institutions.

RCS Advisory and Realty Capital Securities hold securities consisting of investments in a mutual fund managed by a related party that can potentially subject the Company to market risk. The amount of potential gain or loss depends on the fund's performance and overall market activity. RCS Advisory and Realty Capital Securities monitor the net asset value on a monthly basis to evaluate its positions, and, if applicable, may elect to sell all or a portion of the investments to limit the loss.

4. Available-for-Sale Securities

The following table presents information about the Company's available-for-sale securities as of December 31, 2013 (amounts in thousands):

	Purchases	Sales	Realized Loss	Unrealized Losses(1)	Fair Value	Cost
December 31, 2013
Mutual funds	$10,097	$1,000	$59	$510	$8,528	$9,038

(1)	Excludes the deferred income tax benefit.

The Company had no available-for-sale securities as of or during the year ended December 31, 2012.

RCS Capital Corporation and Subsidiaries
December 31, 2013

5. Fair Value Disclosures

The Company determines fair value based on quoted prices when available or through the use of alternative approaches, such as discounting the expected cash flows using market interest rates commensurate with the credit quality and duration of the investment. U.S. GAAP defines three levels of inputs that may be used to measure fair value:

Level 1 — Quoted prices in active markets for identical assets and liabilities that the reporting entity has the ability to access at the measurement date.

Level 2 — Inputs other than quoted prices included within Level 1 that are observable for the asset and liability or can be corroborated with observable market data for substantially the entire contractual term of the asset or liability.

Level 3 — Unobservable inputs that reflect the entity's own assumptions about the data inputs that market participants would use in the pricing of the asset or liability and are consequently not based on market activity.

The determination of where an asset or liability falls in the hierarchy requires significant judgment and considers factors specific to the asset or liability. In instances where the determination of the fair value measurement is based on inputs from different levels of the fair value hierarchy, the level in the fair value hierarchy within which the entire fair value measurement falls is based on the lowest level input that is the most significant to the fair value measurement in its entirety.

The Company's available-for-sale and investment securities trade in active markets and therefore, due to the availability of quoted market prices in active markets are classified as Level 1 in the fair value hierarchy. As of December 31, 2013, the fair value of the available-for-sale and investment securities were $8.5 million and $5.9 million, respectively. As of December 31, 2012, the Company had no available-for-sale or investment securities.

A review of the fair value hierarchy classification is conducted on a quarterly basis. Changes in the type of inputs may result in a reclassification for certain assets. There were no transfers between Level 1, Level 2 or Level 3 of the fair value hierarchy during the year ended December 31, 2013.

6. Income Taxes

During the years ended December 31, 2012 and 2011, Realty Capital Securities was the only one of the Company's operating subsidiaries that was in operation. As a limited liability company it was not subject to income taxes, accordingly, Realty Capital Securities did not record income tax expense (benefit).

The components of income tax expense/(benefit) included in the consolidated statements of income for the years ended December 31, 2013, 2012 and 2011 were as follows (dollars in thousands):

	Year Ended December 31,
	2013	2012	2011
Current income tax expense
U.S. Federal	$1,630	$—	$—
State and local	677	—	—
Total current income tax expense	2,307	—	—
Deferred income tax benefit
U.S. Federal	(85)	—	—
State and local	(20)	—	—
Total deferred income tax benefit	(105)	—	—
Total income tax expense	$2,202	$—	$—

RCS Capital Corporation and Subsidiaries
December 31, 2013

6. Income Taxes  – (continued)

The reconciliation of the U.S. federal statutory income tax rate to the Company's effective tax rate for the years ended December 31, 2013, 2012 and 2011 were as follows:

	Year Ended December 31,
	2013	2012	2011
U.S. federal statutory income tax rate	35.00%	—%	—%
Increase (decrease) in tax rate resulting from:
State and local income taxes net of federal benefit	0.42%	—%	—%
Non-controlling interests	(33.40)%	—%	—%
Other	0.18%	—%	—%
Effective tax rate	2.20%	—%	—%

Deferred income tax expense (benefits) result from differences between assets and liabilities measured for financial reporting purposes versus income tax return purposes. Deferred income tax assets are recognized if, in the Company's judgment, their realizability is determined to be more likely than not. If a deferred tax asset is determined to be unrealizable, the Company records a valuation allowance. The Company had no deferred tax liabilities as of December 31, 2013 and 2012. The components of the deferred income taxes as of December 31, 2013 and 2012 were as follows (dollars in thousands):

	Year Ended December 31,
	2013	2012
Deferred tax assets
Other	$1	$—
Unrealized loss on available-for-sale securities(1)	21	—
Deferred revenue	104	—
Total deferred tax assets	$126	$—

(1)	Included in other comprehensive income.

The Company believes that, as of December 31, 2013, it had no material uncertain tax positions. Interest and penalties relating to unrecognized tax expenses (benefits) are recognized in income tax expense, when applicable. There was no liability for interest or penalties accrued as of December 31, 2013.

The Company files tax returns in the U.S. federal jurisdiction and various state jurisdictions. The Company is open to audit under the statute of limitations by the Internal Revenue Service for 2013. The Company or its subsidiaries' federal and state income tax returns are open to audit under the statute of limitations for 2010 to 2013.

7. Commitments and Contingencies

Leases — Realty Capital Securities leases certain office space and equipment under various operating leases. These leases are generally subject to scheduled base rent and maintenance cost increases, which are recognized on a straight-line basis over the period of the leases. Total rent expense for all operating leases was approximately $0.4 million, $0.3 million and $0.3 million for the years ended December 31, 2013, 2012 and 2011 respectively. Future annual minimum rental payments due are as follows (in thousands):

Year Ended December 31,	Amount
2014	$296
2015	196
2016	100
$592

RCS Capital Corporation and Subsidiaries
December 31, 2013

7. Commitments and Contingencies  – (continued)

Legal Proceedings — The Company and the Operating Subsidiaries are involved in legal proceedings from time to time arising out of their business operations, including arbitrations and lawsuits involving private claimants, and subpoenas, investigations and other actions by government authorities and self-regulatory organizations. In view of the inherent difficulty of predicting the outcome of such matters, particularly in cases in which claimants seek substantial or indeterminate damages, the Company cannot estimate what the possible loss or range of loss related to such matters will be. The Company recognizes a liability with regard to a legal proceeding when it believes it is probable a liability has occurred and the amount can be reasonably estimated. If some amount within a range of loss appears at the time to be a better estimate than any other amount within the range, the Company accrues that amount. When no amount within the range is a better estimate than any other amount, however, the Company accrues the minimum amount in the range. The Company maintains insurance coverage, including general liability, errors and omissions, excess entity errors and omissions and fidelity bond insurance. The Company records legal reserves and related insurance recoveries on a gross basis. Other than noted below, there were no legal reserves or payments recorded for this period.

In April 2013, Realty Capital Securities received notice and a proposed Letter of Acceptance, Waiver and Consent (“AWC”) from FINRA that certain violations of SEC and FINRA rules, including Rule 10b-9 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and FINRA Rule 2010, occurred in connection with its activities as a co-dealer manager for a public offering. Without admitting or denying the findings, Realty Capital Securities submitted an AWC, which FINRA accepted on June 4, 2013. In connection with the AWC, Realty Capital Securities consented to the imposition of a censure and a fine of $0.06 million, paid in the second quarter of 2013. Realty Capital Securities believes that the matter will not have a material adverse effect on Realty Capital Securities or its business.

Defense costs with regard to legal proceedings are expensed as incurred and classified as professional services within the consolidated statements of income. When there is indemnification or insurance, the Company may engage in defense or settlement and subsequently seek reimbursement for such matters.

Summit Litigation

Summit, its board of directors, the Company and a wholly owned subsidiary formed by the Company in connection with the Summit merger are named as defendants in two purported class action lawsuits (now consolidated) filed by alleged Summit shareholders on November 27, 2013 and December 12, 2013 in Palm Beach County, Florida challenging the Summit merger. These lawsuits allege, among other things, that: (1) each member of Summit’s board of directors breached his fiduciary duties to Summit and its shareholders in authorizing the Summit merger; (2) the Summit merger does not maximize value to Summit shareholders; and (3) the defendants aided and abetted the breaches of fiduciary duty allegedly committed by the members of Summit’s board of directors. These shareholder lawsuits seek class action certification and equitable relief, including an injunction against consummation of the Summit merger on the agreed-upon terms.

8. Stockholders' Equity

The Company has two classes of common stock:

Class A Common Stock.  2,500,000 shares of Class A common stock were issued to the public in the IPO. Class A common stock entitles holders to one vote per share and full economic rights (including rights to dividends, if any, and distributions upon liquidation). Holders of Class A common stock hold 100% of the economic rights and a portion of the voting rights of the Company.

On June 13, 2013, the Company's Board of Directors authorized and the Company declared an annual dividend rate of $0.72 per share of Class A common stock or an annual dividend rate of 3.6% based on the Class A common stock price in the IPO of $20.00, which is equal to a quarterly dividend of $0.18 per share.

RCS Capital Corporation and Subsidiaries
December 31, 2013

8. Stockholders' Equity  – (continued)

The dividend is payable in cash quarterly, beginning in July 2013, on the seventh business day of each quarter, in respect of the previous quarter, to stockholders of record at the close of business on the last business day of the previous quarter.

On June 14, 2013, the Company’s Board of Directors authorized and the Company declared its first quarterly cash dividend for its Class A common stock. The cash dividend was paid on July 10, 2013 to record holders of the Company’s Class A common stock at the close of business on June 28, 2013 in an amount equal to $0.18 per share.

On September 18, 2013, the Company’s Board of Directors authorized and the Company declared a cash dividend for the third quarter of 2013 for its Class A common stock. The cash dividend was paid on October 9, 2013 to record holders of the Company’s Class A common stock at the close of business on September 30, 2013 in an amount equal to $0.18 per share, consistent with the cash dividend declared and paid with respect to the second quarter of 2013.

On December 23, 2013, the Company’s Board of Directors authorized and the Company declared a cash dividend for the fourth quarter of 2013 for its Class A common stock. The cash dividend was paid on January 10, 2014 to record holders of the Company’s Class A common stock at the close of business on December 31, 2013 in an amount equal to $0.18 per share, consistent with the cash dividend declared and paid with respect to the third quarter of 2013.

Class B Common Stock.  As of December 31, 2013 RCAP Holdings owns 24,000,000 Class B Units of each operating subsidiary and 24,000,000 shares of the Company’s Class B common stock. As of December 31, 2013, Class B common stock entitles holders to four votes per share; provided, however, that the Company’s certificate of incorporation provides that so long as any of the Class B common stock remains outstanding, the holders of Class B common stock always will have a majority of the voting power of the Company’s outstanding common stock, and thereby control the Company. Class B common stock holders have no economic rights (including no rights to dividends and distributions upon liquidation). Immediately following the conversion from 100 unclassified shares, RCAP Holdings, as holder of Class B common stock, held 0% of the economic rights and the majority of the voting rights of the Company.

Equity Plan.  The RCS Capital Corporation Equity Plan provides for the grant of stock options, restricted shares of Class A common stock, restricted stock units, dividend equivalent rights and other equity-based awards to RCS Capital Management, LLC (“RCS Capital Management”), included under the Outperformance Agreement, non-executive directors, officers and other employees and independent contractors, including employees or directors of RCS Capital Management and its affiliates who are providing services to the Company. RCS Capital Management is an entity under common control with RCAP Holdings. The maximum number of shares of Class A common stock that may be granted pursuant to awards under the equity plan was initially 250,000 shares of Class A common stock. Following any increase in the number of issued and outstanding shares of Class A common stock, the maximum number of shares of Class A common stock that may be granted pursuant to awards under the equity plan will be a number of shares of Class A common stock equal to the greater of (x) 250,000 shares and (y) 10% of the total number of issued and outstanding shares of Class A common stock (on a diluted basis) at any time following such increase (subject to the registration of the increased number of available shares).

RCS Capital Corporation and Subsidiaries
December 31, 2013

9. Earnings Per Share

Basic earnings per share is computed by dividing net income available to Class A common stockholders by the weighted average number of shares of Class A common stock outstanding during the period. The computation of diluted earnings per share is similar to the computation of basic earnings per share, except that the denominator is increased to include the number of additional shares of Class A common stock that would have been outstanding if potentially dilutive shares of Class A common stock had been issued. The following table presents the calculation of basic and dilutive earnings per share for the years ended December 31, 2013, 2012 and 2011(amounts in thousands):

	Year Ended December 31,
	2013	2012	2011
Earnings for basic and diluted earnings per common Class A share:
Net income	$98,350	$7,412	$3,742
Net income attributable to non-controlling interests	95,749	7,412	3,742
Net income attributable to common stockholders	$2,601	$—	$—
Shares:
Average Class A shares used in basic and diluted computation(1)	2,500,000	N/A	N/A
Earnings per common Class A share
Basic and diluted	$1.04	N/A	N/A

(1)	Reflects the 2,500,000 shares of Class A common stock offered in the IPO. Shares of Class B common stock were subject to a lockup pursuant to an agreement with the underwriter in connection with the IPO. The lock up period expired during the 3 months ended December 31, 2013; however, these shares were excluded from the computation of diluted net income per share computation because they were anti-dilutive.

10. Net Capital Requirements

Realty Capital Securities is subject to the SEC Uniform Net Capital Rule 15c3-1, which requires the maintenance of minimum net capital of the greater of $100,000 or 1/15th of aggregate indebtedness, as defined, and requires that the ratio of aggregate indebtedness to net capital, both as defined, shall not exceed 15 to 1. As of December 31, 2013, Realty Capital Securities had net capital of $25.6 million which was $24.3 million in excess of its required net capital, and aggregate indebtedness to net capital ratio was 0.76 to 1. As of December 31, 2012, Realty Capital Securities had net capital of $3.4 million which was $2.7 million in excess of its required net capital, and aggregate indebtedness to net capital ratio was 3.07 to 1.

11. Related Party Transactions

A significant portion of the Company’s revenues relate to fees earned from transactions with or on behalf of AR Capital, LLC and its affiliates, including investment banking fees, services fees, transfer agent fees and wholesale broker-dealer commissions and concessions, in the ordinary course of its trade or business. The Company earned revenues of $713.5 million, $257.3 million and $140.8 million for the years ended December 31, 2013, 2012 and 2011, respectively, from related party products. The receivables for such revenues were $48.4 million and $2.7 million as of December 31, 2013 and 2012, respectively. The Company incurred expenses directly from business activities related to related party products of $465.6 million, $185.8 million and $94.1 million for the years ended December 31, 2013, 2012 and 2011, respectively. The payables to related parties were $16.7 million as of December 31, 2013. The company did not have any payables to related parties as of December 31, 2012.

RCS Capital Corporation and Subsidiaries
December 31, 2013

11. Related Party Transactions  – (continued)

The Operating Subsidiaries were initially capitalized and funded by RCAP Holdings. During the year ended December 31, 2012, Realty Capital Securities received financial support from RCAP Holdings through capital contributions and expense allocation agreements. Through an agreement with an affiliate, Realty Capital Securities was allocated certain operating expenses including occupancy, professional services, communications and data processing, advertising and employee benefits. The total expense allocation for the year ended December 31, 2012, was approximately $0.8 million.

Beginning on January 1, 2013, the affiliate expense allocation arrangement was terminated. Pursuant to the new services agreement, AR Capital, LLC charges the Operating Subsidiaries for the services of information technology, human resources, accounting services and office services and facilities. For these services, the Company paid $3.5 million for the year ending December 31, 2013. As of December 31, 2013, the payable for such expenses is $0.3 million.

The Company incurs expenses directly for certain services it receives. The Company either allocates these expenses to the Operating Subsidiaries or causes RCAP Holdings to pay its portion based on RCAP Holdings’ ownership interest. Expenses that are directly attributable to a specific Operating Subsidiary are allocated 100% to the appropriate Operating Subsidiary. Expenses that are not specific to an Operating Subsidiary are allocated in proportion to income before taxes, management fees, incentive fees and outperformance fees. The intercompany receivables and payables for these expenses are eliminated in consolidation and are settled quarterly. For the year ended December 31, 2013, the Operating Subsidiaries incurred $2.3 million for such expenses. There were no expenses payable by RCAP Holdings as of December 31, 2013.

From time to time, RCAP Holdings may purchase shares of the Company's Class A common stock in the secondary market. As of December 31, 2013, RCAP Holdings owned 2.06% of the Company's Class A common stock outstanding.

Management Agreement.  Pursuant to the management agreement, RCS Capital Management implements the Company's business strategy, as well as the business strategy of the Operating Subsidiaries, and performs executive and management services for the Company and Operating Subsidiaries, subject to oversight, directly or indirectly, by the Company's Board of Directors.

The Company, together with the Operating Subsidiaries, pays RCS Capital Management a management fee in an amount equal to 10% of the aggregate U.S. GAAP net income of the Operating Subsidiaries, calculated and payable quarterly in arrears, subject to the aggregate U.S. GAAP net income of the Operating Subsidiaries being positive for the current and three preceding calendar quarters.

In addition, the Company pays RCS Capital Management an incentive fee, calculated and payable quarterly in arrears, that is based on the Company's earnings and stock price. The incentive fee is an amount (if such amount is a positive number) equal to the difference between: (1) the product of (x) 20% and (y) the difference between (i) the Company's Core Earnings, as defined below, for the previous 12-month period, and (ii) the product of (A) the weighted average of the issue price per share of the Company's common stock of all the Company's public offerings multiplied by the weighted average number of all shares of common stock outstanding (including any restricted shares of Class A common stock and any other shares of Class A common stock underlying awards granted under the Company's equity plan) in the previous 12-month period, and (B) 8.0%; and (2) the sum of any incentive fee paid to RCS Capital Management with respect to the first three calendar quarters of such previous 12-month period; provided, however, that no incentive fee is payable with respect to any calendar quarter unless the Company's Core Earnings for the 12 most recently completed calendar quarters is greater than zero.

Core Earnings is a non-U.S. GAAP measure and is defined as U.S. GAAP net income (loss) of RCS Capital Corporation, excluding non-cash equity compensation expense, management fees, incentive fees, acquisition fees, depreciation and amortization, any unrealized gains, losses or other non-cash items recorded in net income for the period, regardless of whether such items are included in other comprehensive income or

RCS Capital Corporation and Subsidiaries
December 31, 2013

11. Related Party Transactions  – (continued)

loss, or in net income. The amount will be adjusted to exclude one-time events pursuant to changes in U.S. GAAP and certain other non-cash charges after discussions between RCS Capital Management and the independent directors and after approval by a majority of the independent directors.

Such management and incentive fee calculations commenced on June 10, 2013, the date the offering was completed. For periods less than four quarters or 12 months, the calculations are based on a pro rata concept starting with the quarter ended June 30, 2013.

The management fee earned by RCS Capital Management for the period June 10, 2013 (commencement date of the agreement) to December 31, 2013 was $6.0 million, which is the expense recorded by the Company for the year ended December 31, 2013. The payable for such expense is included in accrued expenses — due to related parties within the accompanying consolidated statements of financial condition.

The incentive fee earned by RCS Capital Management for the period June 10, 2013 (commencement date of the agreement) to December 31, 2013, was $0.3 million, which is the expense recorded in other expense by the Company for the year ended December 31, 2013. The payable of $0.3 million for such expense is included in accrued expenses — due to related parties within the accompanying consolidated statements of financial condition.

2013 Manager Multi-Year Outperformance Agreement.  The Company entered into the 2013 Manager Multi-Year Outperformance Agreement (the “OPP”), as of June 10, 2013, with the Operating Subsidiaries and RCS Capital Management. The OPP provides for performance-based bonus awards to RCS Capital Management up to a maximum award opportunity (“OPP Cap”) that is 5.00% of the Company's market capitalization on the date of the IPO. The OPP is intended to further align RCS Capital Management’s interests with those of the Company and its stockholders. Under the OPP, RCS Capital Management was granted LTIP Units of the Operating Subsidiaries that were to be allocated among Operating Subsidiaries by the independent directors of the Company based upon any reasonable method as determined in their sole discretion. The LTIP Units represent units of equity ownership in the Operating Subsidiaries that are structured as profits interest therein. Subject to the OPP Cap, the number of LTIP Units earned under the OPP will be determined based on the Company's achievement of total return to stockholders, which is referred to as “Total Return” and which includes both share price appreciation and common stock dividends, as measured against a peer group of companies, for the three-year performance period commencing on the commencement date.

Subject to RCS Capital Management's continued service through each vesting date, 1/3 of any LTIP Units earned will vest on each of the third, fourth and fifth anniversaries of the commencement date. Until such time as the LTIP Units are fully earned in accordance with the provisions of the OPP, the LTIP Units are entitled to distributions equal to 10% of the distributions on the Class C Units of the applicable Operating Subsidiary. After the LTIP Units are fully earned, they are entitled to a catch-up distribution and then the same distributions as the Class C Units of the applicable Operating Subsidiary. At the time RCS Capital Management’s capital account with respect to the LTIP Units is economically equivalent to the average capital account balance of the Class A Units, the Class B Units and the Class C Units of the applicable Operating Subsidiary, has been earned and has been vested for 30 days, the applicable LTIP Units will automatically convert into Class C Units of the Operating Subsidiary on a one-to-one basis.

In connection with the OPP, the Company has determined that the LTIP Unit holders were entitled to receive distributions during 2013 amounting to $0.3 million. Such distributions were not made because the Company and the LTIP Unit holders did not believe distributions were payable on the LTIP Units during 2013. RCS Capital Management has agreed to waive all rights to any and all distributions due in 2013. The Company also evaluated the provisions of ASC 480-10-S99 and has concluded the LTIP Units are not currently redeemable.

During the 4th quarter of 2013, The Company determined that the OPP award should be recognized under ASC Topic No. 505, Stock-Based Transactions with Nonemployees, (“ASC 505”) rather than ASC Topic No. 718. Compensation — Stock Compensation. The impact of this change was not material for any prior

RCS Capital Corporation and Subsidiaries
December 31, 2013

11. Related Party Transactions  – (continued)

periods. In accordance with ASC 505, the Company recognizes the fair value of the OPP award over the requisite performance period of the award. The award is remeasured at each reporting date and the amortization of the expense is adjusted accordingly. The fair value of the OPP award was determined utilizing a Monte Carlo simulation technique under a risk-neutral premise. The significant assumptions utilized in determining the fair value of $3.3 million as of December 31, 2013, which is expected to be recognized over a period of three years from the grant date were as follows:

•	Risk free rate of 0.55% utilizing the prevailing 2.4-year zero-coupon U.S. treasury yield at the reporting date;
•	Expected dividend yield of 3.6%; and
•	Volatility of 30.0% based on the historical and implied volatility of the peer group of companies

For the year ended December 31, 2013 the Company recognized $0.5 million, which is included in other expenses in the consolidated statements of income.

RCS Advisory Services, LLC — AR Capital, LLC Services Agreement.  RCS Advisory entered into a services agreement with AR Capital, LLC, pursuant to which it provides AR Capital, LLC and its subsidiaries with transaction management services (including, transaction management, compliance, due diligence, event coordination and marketing services, among others), in connection with the performance of services to certain AR Capital, LLC sponsored companies.

Registration Rights Agreement.  The Company entered into a registration rights agreement with RCAP Holdings and RCS Capital Management pursuant to which the Company will grant (i) RCAP Holdings, its affiliates and certain of its transferees the right, under certain circumstances and subject to certain restrictions, to require the Company to register under the Securities Act shares of its Class A common stock issuable upon exchange of the Operating Subsidiaries Units (and cancellation of corresponding shares of its Class B common stock) held or acquired by them, and (ii) RCS Capital Management, its affiliates and certain of its transferees the right, under certain circumstances and subject to certain restrictions, to require the Company to register under the Securities Act any equity-based awards granted to RCS Capital Management under the equity plan.

Exchange Agreement.  RCAP Holdings entered into an exchange agreement with the Company under which RCAP Holdings has the right, from time to time, to exchange its Operating Subsidiaries Units for shares of Class A common stock of the Company on a one-for-one basis. Pursuant to the exchange agreement, the parties have agreed to preserve their relative ownership of the Class A common stock, Class B common stock, Class A Units of the Operating Subsidiaries and Class B Units of the Operating Subsidiaries and, accordingly, that the transfer of units of an Operating Subsidiary to a transferee thereof shall be accompanied by the simultaneous transfer of an equal number of the same class, series or type of units of the other Operating Subsidiaries to such transfer. In connection with an exchange, a corresponding number of shares of the Company's Class B common stock will be canceled. Any such exchange by RCAP Holdings will result in dilution of the economic interests of the Company's public stockholders.

If RCAP Holdings exchanges its Operating Subsidiaries Units for shares of the Company's Class A common stock, the Company's membership interests in the Operating Subsidiaries will be correspondingly increased and RCAP Holdings' corresponding shares of Class B common stock will be canceled. Because each share of Class B common stock initially will entitle the holder thereof to four votes, whereas each share of Class A common stock offered hereby will entitle the holder thereof to one vote, and because each share of Class A common stock issued to RCAP Holdings upon exchange of its Operating Subsidiaries Units will correspond to the cancellation of one share of Class B common stock held by RCAP Holdings, an exchange of one Operating Subsidiaries Unit for one share of Class A common stock will decrease the voting power of RCAP Holdings by three votes and consequently increase the voting power of the public stockholders; provided, however, that the Company's certificate of incorporation provides that so long as any of its Class B

RCS Capital Corporation and Subsidiaries
December 31, 2013

11. Related Party Transactions  – (continued)

common stock remains outstanding, the holders of its Class B common stock always will have a majority of the voting power of its outstanding common stock, and thereby control the Company. The percentages of voting power in the Company will change accordingly.

Amended and Restated Limited Liability Company Agreements of the Operating Subsidiaries.   The form of the amended and restated limited liability company agreement of each of the Operating Subsidiaries was filed as an exhibit to the Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2013. The amended and restated operating agreements provide that going forward, any time the Company issues a share of its Class A common stock, the Company will transfer the net proceeds received by it with respect to such share, if any, to the Operating Subsidiaries (allocated among them in accordance with their relative equity values at the time) and each of them shall be required to issue to the Company one Class A Unit. Conversely, if at any time going forward, any shares of its Class A common stock are redeemed by the Company for cash, the Company can cause the Operating Subsidiaries, immediately prior to such redemption of the Company's Class A common stock, to redeem an equal number of Class A Units of each operating subsidiary held by the Company, upon the same aggregate terms and for the same price, as the shares of the Class A common stock are redeemed.

American National Stock Transfer, LLC — Transfer Agent Services Agreement.   ANST has entered into a services agreement with AR Capital, LLC, pursuant to which it will provide transfer agent services to AR Capital sponsored REITs. The agreement provides for an initial term of ten years. The agreement provides that each REIT must pay a minimum monthly fee as well as additional ad hoc service fees and related expense reimbursements.

Tax Receivable Agreement.  The Company entered into a tax receivable agreement with RCAP Holdings requiring the Company to pay to RCAP Holdings 85% of the amount of the reduction, if any, in U.S. federal, state and local income tax liabilities that the Company realizes (or is deemed to realize upon early termination of the tax receivable agreement or change of control) as a result of the increases in tax basis of its tangible and intangible assets created by RCAP Holdings' exchanges of its Operating Subsidiaries Units for shares of Class A common stock (with a cancellation of its corresponding shares of the Company's Class B common stock) pursuant to the exchange agreement. Cash payments pursuant to the tax receivable agreement will be the Company's obligation. The initial public offering did not generate tax benefits and did not require payments pursuant to this agreement. In general, the Company's payments under the tax receivable agreement will not be due until after the Company has filed its tax returns for a year in which the Company realizes a tax benefit resulting from an exchange; however, the timing of payments could be accelerated upon an early termination of the tax receivable agreement or change in control which could require payment prior to the Company's ability to claim the tax benefit on its tax returns. Furthermore, RCAP Holdings will not be required to reimburse the Company for any payments previously made under the tax receivable agreement even if the IRS were to successfully challenge the increase in tax basis resulting from an exchange and, as a result, increase the Company's tax liability. The accelerated timing of payments and the increase in the Company's tax liability without reimbursement could affect the cash available to it and could impact its ability to pay dividends.

AR Capital Real Estate Income Fund.  As of December 31, 2013, RCS Advisory and Realty Capital Securities had investments in the AR Capital Real Estate Income Fund, an equity mutual fund managed by a related party, of $8.5 million and $5.9 million, respectively. As of December 31, 2012, RCS Advisory and Realty Capital Securities had no such investments.

RCS Capital Corporation and Subsidiaries
December 31, 2013

12. Segment Reporting

The Company operates through its three Operating Subsidiaries in four principal segments: Wholesale Broker-Dealer; Transaction Management; Investment Banking and Capital Markets; and Transfer Agent. Realty Capital Securities, the Company's Wholesale Broker-Dealer segment, includes the Company's alternative investment program activities and is the distributor or dealer manager for proprietary and non-proprietary publicly registered non-exchange traded (“non-traded”) securities and for an open-end mutual fund. Proprietary programs are sponsored directly or indirectly by AR Capital, LLC, an affiliate. Realty Capital Securities distributes these securities through selling groups comprised of FINRA member broker-dealers located throughout the United States.

Transaction Management is provided by RCS Advisory whose activities support the alternative investment programs distributed by Realty Capital Securities. These activities include: services related to offering registration and blue sky filings; regulatory advice; registration maintenance; transaction management; marketing support; due diligence support; events; training and education; conference management; and strategic advice.

The Investment Banking and Capital Markets segment is a division of Realty Capital Securities and includes the Company's strategic advisory and capital markets services focused, in part, on the direct investment program industry. Activities related to the Investment Banking and Capital Markets segment include: corporate strategic planning and advice; and sourcing, structuring and maintaining debt finance and derivative arrangements.

ANST operates in the SEC registered Transfer Agent segment and performs transfer agency activities related to the direct investment programs. ANST acts as a registrar, provides record-keeping services and executes the transfers, issuances and cancellations of shares.

The reportable business segment information is prepared using the following methodologies:

•	Net revenues and expenses directly associated with each reportable business segment are included in determining earnings before taxes.
•	Net revenues and expenses not directly associated with specific reportable business segments are allocated based on the most relevant measures applicable, including each reportable business segment's net revenues, time spent and other factors.
•	Reportable business segment assets include an allocation of indirect corporate assets that have been fully allocated to the Company's reportable business segments, generally based on each reportable business segment's capital utilization.

RCS Capital Corporation and Subsidiaries
December 31, 2013

12. Segment Reporting  – (continued)

The following table presents the Company's net revenues, expenses and income before taxes by segment for the years ended December 31, 2013, 2012 and 2011(in thousands):

	Year Ended December 31,
	2013	2012	2011
Wholesale broker-dealer:
Revenues	$802,965	$286,572	$174,729
Expenses	757,792	280,085	170,987
Income	$45,173	$6,487	$3,742
Transaction management:
Revenues	$24,367	$—	$—
Expenses	14,517	—	—
Income	$9,850	$—	$—
Investment banking and capital markets:
Revenues	$47,884	$925	$—
Expenses	5,107	—	—
Income	$42,777	$925	$—
Transfer agent:
Revenues	$12,558	$—	$—
Expenses	9,588	—	—
Income	$2,970	$—	$—
Revenue reconciliation
Total revenues for reportable segments	$887,774	$287,497	$174,729
Intercompany revenues	(1,279)	—	—
Total revenues	$886,495	$287,497	$174,729
Income reconciliation
Total income for reportable segments	$100,770	$7,412	$3,742
Corporate and other expenses	(218)	—	—
Income before income taxes	$100,552	$7,412	$3,742

The following table presents the Company's total assets by segment as of December 31, 2013 and 2012 (in thousands):

	December 31, 2013	December 31, 2012
Segment assets:
Wholesale broker-dealer	$32,058	$15,286
Transaction management	20,211	—
Investment banking and capital markets	46,529	925
Transfer agent	8,618	—
Total assets for reportable segments	$107,416	$16,211
Assets reconciliation:
Total assets for reportable segments	$107,416	$16,211
Other assets	3,711	—
Total consolidated assets	$111,127	$16,211

RCS Capital Corporation and Subsidiaries
December 31, 2013

13. Subsequent Events

Pending Acquisitions

Cetera Financial Group (“Cetera”)

Formed in 2010 through the purchase of three ING Groep N.V., broker-dealers, Cetera Financial Holdings, Inc. (“Cetera”) is a financial services holding company that provides independent broker-dealer services and investment retail advice through four distinct independent broker-dealer platforms: Cetera Advisors LLC, Cetera Advisor Networks LLC, Cetera Financial Institutions LLC and Cetera Financial Specialists LLC.

On January 16, 2014, the Company entered into the Cetera merger agreement with Cetera. Pursuant to the terms and subject to the conditions set forth in the Cetera merger agreement, a wholly owned subsidiary of the Company will merge with and into Cetera, with Cetera surviving the merger as the Company's subsidiary.

The Company will pay aggregate estimated consideration of $1.15 billion in cash including assumed debt, subject to certain adjustments. In January 2014, the Company paid $55.0 million into escrow related to the purchase of Cetera. If the Cetera acquisition does not close, the Company may be obligated to pay Cetera a $75 million termination fee.

Barclays Commitment Letter

Concurrently with the execution of the Cetera merger agreement, the Company, RCS Capital Management, LLC (collectively, the “RCS Companies”), entered into a commitment letter (the “Commitment Letter”) with Barclays Bank PLC (“Barclays”), Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) and Bank of America, N.A. (“Bank of America” and, together with Merrill Lynch and Barclays, the “Commitment Parties”). The Commitment Letter provides for a commitment by Barclays and Bank of America to each provide 50% of (i) a $550.0 million senior secured first lien term loan facility (the “First Lien Term Facility”), (ii) a $25.0 million senior secured first lien revolving credit facility (the “Revolving Facility”) and (iii) a $150.0 million senior secured second lien term loan facility (the “Second Lien Term Facility” and, together with the First Lien Term Facility, the “Term Facilities”). The proceeds of the Term Facilities will be used by the Company to pay a portion of the consideration to be paid in the Cetera acquisition, to refinance existing indebtedness of Cetera and the RCS Companies and to pay related fees and expenses. The proceeds of the Revolving Facility will be used following the closing of the Cetera acquisition for permitted capital expenditures, to provide for the ongoing working capital requirements of the Company and its subsidiaries following the Cetera acquisition and for general corporate purposes. The commitments of the Commitment Parties under the Commitment Letter are subject to certain conditions, including potential reductions of the commitments under the First Lien Term Facility if certain pending acquisitions contemplated by the Company are not consummated, the absence of a Company Material Adverse Effect (as defined in the Commitment Letter), the negotiation of definitive documentation, concurrent investments in the borrower of debt or equity from additional investors and other customary closing conditions.

Luxor Commitment Letter

On January 16, 2014, and in connection with the entry into the Cetera Merger Agreement, the Company and RCAP Holdings entered into a commitment letter (the “Luxor Commitment Letter”) with Luxor Capital Group, LP (“Luxor”). The Luxor Commitment Letter provides for a commitment by Luxor to purchase, subject to modification in certain circumstances as set forth in the Luxor Commitment Letter, (i) $120.0 million of Convertible Notes (the “Convertible Notes”), (ii) $270.0 million of Convertible Preferred Securities (the “Convertible Preferred Securities”) and (iii) up to $50.0 million in common stock (the “Common Stock”, together with the Convertible Notes and the Convertible Preferred Securities, the “Subject Securities”). The Common Stock purchase is subject to the consummation of a follow-on public offering by the Company that satisfies certain minimum proceeds thresholds. Certain of the Subject Securities will be acquired by Luxor at a discount to their face amount, as set forth in the Luxor Commitment Letter.

RCS Capital Corporation and Subsidiaries
December 31, 2013

13. Subsequent Events  – (continued)

As a condition to entering into the Luxor Commitment Letter, Luxor has the right to designate an independent director to the Board of Directors of the Company. The proceeds from the Luxor Commitment Letter will be used by the Company to pay a portion of the consideration to be paid in the Cetera acquisition, to refinance existing indebtedness of Cetera and the RCS Companies and to pay related fees and expenses. The commitments under the Luxor Commitment Letter are subject to certain conditions including the absence of a Company Material Adverse Effect (as defined in the Cetera Merger Agreement) and other customary closing conditions.

J.P. Turner & Company, LLC and J.P. Turner & Company Capital Management, LLC (collectively, “J.P. Turner”)

J.P. Turner is a retail broker-dealer and investment adviser with a concentration in the southeast United States. J.P. Turner also offers a variety of other investment services, including investment banking.

On January 16, 2014, the Company entered into the J.P. Turner purchase agreement with J.P. Turner. Pursuant to the terms and subject to the conditions set forth in the J.P. Turner purchase agreement, a wholly owned subsidiary of the Company will purchase all outstanding membership interests in J.P. Turner held by the sellers.

The Company will pay aggregate estimated consideration of $27.0 million, which will be 70% in cash and 30% in shares of the Company's Class A common stock, subject to certain adjustments and earn-outs.

First Allied Holdings Inc. (“First Allied”)

First Allied is an independent broker dealer.

Pursuant to a merger agreement dated as of June 5, 2013, among RCAP Holdings, First Allied and the holders of all the equity capital of First Allied, First Allied was acquired by RCAP Holdings on September 25, 2013 for a total cost of $177.0 million, consisting of $145.0 million in merger consideration plus the assumption of $32.0 million of First Allied indebtedness.

On February 11, 2014, the Company entered into a non-binding letter of intent with RCAP Holdings to enter into a contribution agreement pursuant to which RCAP Holdings will contribute all its equity interests in First Allied to the Company. As consideration for this contribution, the Company has agreed to issue shares of the Company's Class A common stock to RCAP Holdings representing an amount of $207.5 million in the aggregate, and the Company expects to assume First Allied’s net liabilities upon consummation of the contribution.

Amendment to ICH Merger Agreement

On February 28, 2014, the ICH merger agreement was amended to, among other things (1) provide that ICH will merge with and into a wholly owned subsidiary of the Company, with the Company's subsidiary surviving the merger with the same corporate name as ICH, (2) provide that the ICH merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code, and (3) extend the date after which the parties can terminate the ICH merger agreement from April 30, 2014 (subject to extension as set forth in the ICH merger agreement) to July 31, 2014 (without any extension provisions).

RCS Capital Corporation Restructuring Transactions

On February 11, 2014, the Company entered into certain corporate restructuring transactions (the “Restructuring Transactions”) involving the Company, RCAP Holdings, the Company’s Operating Subsidiaries, and RCS Capital Management. The Company has entered into a series of agreements in connection with the Restructuring Transactions. The Company entered into the Restructuring Transactions to help simplify the Company’s corporate structure as the Company moves ahead with its recently announced acquisitions and related financings and strives to create the second-largest independent financial advice network in the United States.

RCS Capital Corporation and Subsidiaries
December 31, 2013

13. Subsequent Events  – (continued)

Amendment of Exchange Agreement

As an initial step in the Restructuring Transactions, on February 11, 2014, the Company entered into a First Amendment to the Exchange Agreement (the “Amendment”) with RCAP Holdings, the holder of (a) the Class B Units of each of the Operating Subsidiaries (collectively, the “Class B Operating Subsidiary Units”), and (b) all the outstanding shares of the Company’s Class B common stock, par value $0.001 per share (“Class B Common Stock”). The purpose of the Amendment was to amend the Exchange Agreement dated as of June 10, 2013 (as amended by the Amendment, the “Exchange Agreement”), between the Company and RCAP Holdings, so as to permit an exchange by RCAP Holdings of its Class B Operating Subsidiary Units for shares of the Company’s Class A common stock, par value $0.001 per share (“Class A Common Stock”), and the related cancellation of a corresponding number of shares of Class B Common Stock thereunder, to be treated as a contribution by RCAP Holdings of its equity interests in each of the Operating Subsidiaries to the Company in a transaction intending to qualify as tax-free under Section 351 of the United States Internal Revenue Code of 1986, as amended.

Exchange

On February 11, 2014, as part of the Restructuring Transactions, RCAP Holdings delivered a written notification (the “Exchange Request”) to the Company pursuant to the Exchange Agreement of RCAP Holdings’ election to exchange 23,999,999 Class B Operating Subsidiary Units for 23,999,999 shares of Class A Common Stock. Pursuant to the Exchange Request, the Company and RCAP Holdings waived the obligation under the Exchange Agreement to deliver an exchange notice with respect to the exchange at least 20 days in advance of the closing of the Exchange, as well as provisions in the Exchange Agreement with respect to the timing of the closing of the Exchange, which was consummated on February 11, 2014.

The Company issued the Class A Common Stock in the Exchange to RCAP Holdings in reliance on the exemption from registration contained in Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”). RCAP Holdings was an existing holder of the Class A Common Stock and the Class B Common Stock, and the Company did not, directly or indirectly, pay or give any commission or other remuneration to any party for soliciting the exchange. Pursuant to the Exchange Request, RCAP Holdings also delivered 23,999,999 shares of Class B Common Stock to the Company for cancellation concurrently with the closing of the exchange.

After giving effect to the Exchange, as of February 11, 2014, RCAP Holdings holds 24,051,499 shares of Class A Common Stock and one share of Class B Common Stock, which entitles RCAP Holdings, in the aggregate, to 90.76% of the economic rights in the Company and 95.38% of the voting power of the Class A Common Stock and Class B Common Stock voting together as a single class. As a result, RCAP Holdings is entitled to both economic and voting rights and, therefore, no longer has a non-controlling interest in the Operating Subsidiaries of the Company.

Equity Plan

Following the Exchange, which was consummated on February 11, 2014, and the registration statement on Form S-8 filed with respect to the equity plan on February 19, 2014, as of February 19, 2014, 2,649,999 shares of Class A common stock may be granted pursuant to awards under the equity plan.

Formation of RCS Holdings

Also in connection with the Restructuring Transactions, the Company formed RCS Capital Holdings, LLC (“RCS Holdings”), a Delaware limited liability company, and, in connection therewith, entered into a Limited Liability Company Agreement of RCS Holdings dated as of February 11, 2014 (the “RCS Holdings LLC Agreement”), between the Company and RCS Capital Management.

In connection with the formation of RCS Holdings, on February 11, 2014, (a) the Company entered into a Contribution and Exchange Agreement (the “Contribution and Exchange Agreement”) with RCS Capital

RCS Capital Corporation and Subsidiaries
December 31, 2013

13. Subsequent Events  – (continued)

Management and RCS Holdings, pursuant to which the Company contributed to RCS Holdings 26,499,999 Class A Units of each of the Operating Subsidiaries (collectively, the “Class A Operating Subsidiary Units”) in exchange for 26,499,999 Class A RCS Holdings Units (as defined below), and (b) RCS Capital Management contributed to RCS Holdings an aggregate of 3,975,000 LTIP Units of the Operating Subsidiaries (the “Operating Subsidiary LTIP Units”) in exchange for 1,325,000 RCS Holdings LTIP Units (as defined below), which RCS Holdings LTIP Units (as defined below) will be subject to the Amended OPP (as defined below).

Pursuant to the RCS Holdings LLC Agreement, there are three authorized classes of equity interests in RCS Holdings, designated as “Class A Units” (“Class A RCS Holdings Units”), “Class C Units” (“Class C RCS Holdings Units) and “LTIP Units” (“RCS Holdings LTIP Units”). In connection with the execution of the RCS Holdings LLC Agreement and the Contribution and Exchange Agreement, 100% of the Class A RCS Holdings Units were issued to the Company and 100% of the RCS Holdings LTIP Units were issued to RCS Capital Management. The Class A RCS Holdings Units issued to the Company are fully vested, are not subject to any put and call rights, and entitle the holder thereof to voting and economic rights (including rights to dividends and distributions upon liquidation). The RCS Holdings LTIP Units issued to RCS Capital Management are structured as a profits interest in RCS Holdings with all the rights, privileges and obligations associated with Class A RCS Holdings Units, subject to certain exceptions, and do not have any voting rights. The RCS Holdings LTIP Units are subject to vesting, forfeiture and restrictions on transfers as provided in the Amended OPP (as defined below). Until such time as the RCS Holdings LTIP Units are fully earned in accordance with the provisions of the Amended OPP (as defined below), the RCS Holdings LTIP Units are entitled to distributions equal to 10% of the distributions on Class A RCS Holdings Units. After the RCS Holdings LTIP Units are fully earned they are entitled to a catch-up distribution and then the same distributions as Class A RCS Holdings Units. At the time RCS Capital Management’s capital account with respect to the RCS Holdings LTIP Units is economically equivalent to the average capital account balance of the Class A and Class C Units of RCS Holdings, has been earned and has been vested for 30 days, the RCS Holdings LTIP Units will automatically convert into Class C RCS Holdings Units on a one-to-one basis. The Class C RCS Holdings Units have the same economic rights, privileges and obligations associated with Class A RCS Holdings Units, but do not have any voting rights. The Class C RCS Holdings Units will be exchangeable at the holder’s option for shares of Class A Common Stock on a one-to-one basis. Pursuant to the RCS Holdings LLC Agreement, the Company, as the managing member of RCS Holdings, controls RCS Holdings’ affairs and decision making. Consequently, the Company is responsible for all the operational and administrative decisions and day-to-day management of the business of RCS Holdings.

Amended and Restated Limited Liability Company Agreements of the Operating Subsidiaries

Also in connection with the formation of RCS Holdings, on February 11, 2014, the Company and RCAP Holdings entered into an amendment and restatement of each of the existing limited liability company agreements of the Operating Subsidiaries (collectively, as so amended and restated, the “Operating Subsidiary LLC Agreements”). Pursuant to the Operating Subsidiary LLC Agreements, there are now only two authorized classes of equity interests in each of the Operating Subsidiaries (collectively, the “Operating Subsidiary Units”), designated as “Class A Units” and “Class B Units.” Following the execution of the Operating Subsidiary LLC Agreements, the Operating Subsidiaries no longer have classes of equity interests designated as “Class C Units” or “LTIP Units.” See “Amended and Restated 2013 Multi-Year Outperformance Agreement”.

Pursuant to the Contribution and Exchange Agreement, 26,499,999, or 100%, of the Class A Operating Subsidiary Units were issued to RCS Holdings. Following the execution of the Operating Subsidiary LLC Agreements, the Class A Operating Subsidiary Units continue to entitle the holder thereof to voting and economic rights (including rights to dividends and distributions upon liquidation). Following the Exchange, one of each, or 100%, of the Class B Operating Subsidiary Units were held by RCAP Holdings. The Class B Operating Subsidiary Unit also continues to entitle the holder thereof to economic rights (including rights to

RCS Capital Corporation and Subsidiaries
December 31, 2013

13. Subsequent Events  – (continued)

dividends and distributions upon liquidation), but no voting rights; however, as there is only one Class B Operating Subsidiary Unit outstanding, RCAP Holdings has de minimis direct economic rights with respect to the Operating Subsidiaries.

Amended and Restated Services Agreement

On February 11, 2014, in connection with the Restructuring Transactions, the Company entered into an amendment and restatement of the existing Management Agreement dated as of June 10, 2013, among the Company, the Operating Subsidiaries and RCS Capital Management. Upon the amendment and restatement of such Management Agreement, it is now known as the Amended and Restated Services Agreement (the “Services Agreement”).

In the Services Agreement, RCS Holdings was added as a party thereto and service recipient thereunder, and the Operating Subsidiaries are no longer parties thereto but continue to be service recipients thereunder. In connection with such change, the fees payable to RCS Capital Management pursuant to the Services Agreement are now allocated between the Company and RCS Holdings based on any reasonable method determined by the Company’s independent directors, such as the relative value of the services provided during the relevant period or the relative amount of time spent by RCS Capital Management providing management services to RCS Holdings and the Operating Subsidiaries, on the one hand, and the Company, on the other hand.

The Services Agreement was also executed in order to clarify the services to be provided to the Company, RCS Holdings and the Operating Subsidiaries on a going-forward basis. In addition, the parties extended the expiration of the initial term of the Services Agreement from June 10, 2023 to June 10, 2033. During the initial term, the Company, together with RCS Holdings, may terminate the Services Agreement only for cause (as defined in the Services Agreement).

In addition, the Services Agreement was executed in order to simplify the definition of the “Quarterly Fee” payable to RCS Capital Management and the definition of “Core Earnings” (a component used in calculating the incentive fee payable to RCS Capital Management). Pursuant to the revised definition of the Quarterly Fee, the Company, together with RCS Holdings, pays RCS Capital Management: (a) a quarterly fee in an aggregate amount equal to 10% of the Company’s pre-tax income calculated under U.S. (if such amount is a positive number), calculated and payable quarterly in arrears, subject to the Company’s U.S. GAAP pre-tax income being positive for the current and three preceding calendar quarters. Core Earnings is a non-GAAP measure and is now defined as the after-tax U.S. GAAP net income (loss) of the Company before the incentive fee plus non-cash equity compensation expense, depreciation and amortization, any unrealized gains, losses or other non-cash items recorded in net income for the period, regardless of whether such items are included in other comprehensive income or loss, or in net income. The amount may be adjusted to include one-time events pursuant to changes in GAAP and certain other non-cash charges after discussions between RCS Capital Management and the Company’s independent directors and after approval by a majority of the Company’s independent directors. The incentive fee is an amount (if such amount is a positive number) equal to the difference between: (1) the product of (x) 20% and (y) the difference between (i) the Company’s Core Earnings, as defined below, for the previous 12-month period, and (ii) the product of (A) (X) the weighted average of the issue price per share (or deemed price per share) of the Company’s common stock of all of the Company’s cash and non-cash issuances of common stock from and after June 5, 2013, multiplied by (Y) the weighted average number of all shares of common stock outstanding (including any restricted shares of Class A common stock and any other shares of Class A common stock underlying awards granted under the Company’s equity plan) in the case of this clause (Y), in the previous 12-month period, and (B) 8.0%; and (2) the sum of any incentive fee paid to RCS Capital Management with respect to the first three calendar quarters of such previous 12-month period; provided, however, that no incentive fee is payable with respect to any calendar quarter unless the Company’s cash flows for the 12 most recently completed calendar quarters is greater than zero.

RCS Capital Corporation and Subsidiaries
December 31, 2013

13. Subsequent Events  – (continued)

Amended and Restated 2013 Multi-Year Outperformance Agreement

On February 11, 2014, the Company, the Operating Subsidiaries, RCS Holdings and RCS Capital Management entered into the Amended and Restated 2013 Multi-Year Outperformance Agreement (the “Amended OPP”), which upon completion of the Restructuring Transactions superseded and replaced the 2013 Multi-Year Outperformance Agreement dated as of June 10, 2013 (the “Original OPP”), among the Company, the Operating Subsidiaries and RCS Capital Management. The Amended OPP provides that all the terms of award of RCS Holdings LTIP Units issued to RCS Capital Management pursuant to the Contribution and Exchange Agreement described above will be the same as previously applied under the Original OPP to the Operating Subsidiary LTIP Units that were contributed by RCS Capital Management to RCS Holdings, including without limitation the maximum award opportunity, the performance metrics, the performance measurement periods, and the vesting terms thereof. The sole purpose for entering into the Amended OPP was to facilitate the formation of RCS Holdings and simplify the Company’s structure by providing RCS Capital Management with RCS Holdings LTIP Units in lieu of Operating Subsidiary LTIP Units.

S-1 Filing

On February 13, 2014, the Company filed a Registration Statement on Form S-1 with the SEC relating to a proposed public offering of shares of Class A common stock of the Company (the “offering”). All the shares of Class A common stock included in the offering will be sold by the Company. Concurrently with the closing of the offering, the Company expects to complete a private offering (the “concurrent private offering”) to Luxor and the members of RCAP Holdings of shares of the Company’s Class A common stock at the public offering price per share. No discount or commission will be paid to the underwriters in connection with the concurrent private offering. The Company intends to use the net proceeds from the offering and the concurrent private offering to fund a portion of the cash consideration required for the pending acquisitions. The offering is not conditioned upon the closing of the pending acquisitions. If the pending acquisitions are not consummated, the Company intends to use the net proceeds from the offering for general corporate purposes, including additional acquisitions. There can be no assurance that any or all of the pending acquisitions will close.

Hatteras Funds

Combined Financial Statements
Years Ended December 31, 2013 and 2012

Independent Auditor’s Report

The Members
Hatteras Investment Partners, LLC
Hatteras Investment Management, LLC
Hatteras Capital Investment Management, LLC and Subsidiaries

We have audited the accompanying combined financial statements of Hatteras Investment Partners, LLC, Hatteras Investment Management, LLC, and Hatteras Capital Investment Management, LLC and Subsidiaries (the “Hatteras Funds”), which comprise the combined statements of assets and liabilities as of December 31, 2013 and 2012, and the related combined statements of revenues and expenses, changes in members’ equity, and cash flows for the years then ended, and the related notes to the combined financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these combined financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of combined financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these combined financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the combined financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the combined financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the combined financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the combined financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of the Hatteras Funds as of December 31, 2013 and 2012, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

February 24, 2014

Hatteras Funds

Combined Statements of Assets and Liabilities

December 31,	2013	2012
Assets
Current Assets
Cash	$1,684,939	$1,261,344
Investments in Affiliate Funds	788,888	144,154
Accounts receivable	10,316,140	3,611,964
Prepaid expenses and other assets	343,265	353,081
Deposits	17,096	17,096
Total Current Assets	13,150,328	5,387,639
Long-term Assets
Investments in Affiliate Funds	122,784	516,504
Investment management agreements, net	—	468,970
Property and equipment, net	285,383	443,358
Goodwill	4,504,177	4,504,177
Total Assets	$18,062,672	$11,320,648
Liabilities and Members' Equity
Current Liabilities
Accounts payable	$3,961,549	$1,621,543
Accrued expenses	3,080,367	2,111,776
Accrued compensation and benefits	4,465,846	1,139,105
Borrowings on short-term credit facilities	1,885,075	1,355,355
Current maturities of capital lease obligations	13,767	20,508
Current maturities of long-term debt	765,747	1,112,552
Total Current Liabilities	14,172,351	7,360,839
Long-term Liabilities
Accrued compensation and benefits	—	704,023
Capital lease obligations, net of current maturities	10,410	10,683
Long-term debt, net of current maturities	1,081,829	1,569,287
Total Liabilities	15,264,590	9,644,832
Equity
Members' equity	1,850,221	144,393
Non-controlling interest	947,861	1,531,423
Total Equity	2,798,082	1,675,816
Total Liabilities and Equity	$18,062,672	$11,320,648

See accompanying notes to combined financial statements.

Hatteras Funds

Combined Statements of Revenues and Expenses

Year ended December 31,	2013	2012
Revenues
Management fees	$28,697,633	$27,090,320
Incentive fees	5,837,510	—
Servicing fees	12,964,549	14,831,796
Total Revenues	47,499,692	41,922,116
Operating Expenses
Salaries, payroll taxes, and employee benefits	12,848,425	10,361,153
Fund expenses	12,724,486	10,239,652
Management fees	5,665,199	4,623,688
Service fees	5,607,540	6,565,464
Amortization of intangible assets with definite lives	468,970	680,681
Depreciation	175,628	230,366
Other operating expenses	3,504,089	3,888,682
Total Operating Expense	40,994,337	36,589,686
Net Operating Income	6,505,355	5,332,430
Other Expenses
Other fund expenses	—	177,853
Transaction costs	1,213,863	—
Interest expense	156,490	167,623
Total Other Expenses	1,370,353	345,476
Net unrealized gain on investments in Affiliate Funds	57,227	2,287
Net Income	5,192,229	4,989,241
Net Income Attributable to Non-Controlling Interest	967,566	1,401,157
Net Income Attributable to Members	$4,224,663	$3,588,084

See accompanying notes to combined financial statements.

Hatteras Funds

Combined Statements of Changes in Members' Equity

	Members' Equity	Non-Controlling Interest	Total
Balance, January 1, 2012	$(1,021,358)	$1,756,010	$734,652
Net income	3,588,084	1,401,157	4,989,241
Contributions	145,350	—	145,350
Member distributions	(2,567,683)	(1,625,744)	(4,193,427)
Balance, December 31, 2012	144,393	1,531,423	1,675,816
Net income	4,224,663	967,566	5,192,229
Member distributions	(2,518,835)	(1,551,128)	(4,069,963)
Balance, December 31, 2013	$1,850,221	$947,861	$2,798,082

See accompanying notes to combined financial statements.

Hatteras Funds

Combined Statements of Cash Flows

Year ended December 31,	2013	2012
Operating Activities
Net income	$5,192,229	$4,989,241
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of intangible assets with definite lives	468,970	680,681
Depreciation	175,628	230,366
Unrealized gain on investments in Affiliate Funds	(57,227)	(2,287)
Change in operating assets and liabilities:
(Increase) Decrease in accounts receivable	(6,704,176)	162,271
Decrease (increase) in prepaid expenses	9,816	(42,231)
Decrease in receivable from investments	—	100,000
Increase (decrease) in accounts payable	2,340,006	(633,434)
Increase (decrease) in accrued expenses	968,591	(396,328)
Increase in accrued compensation and benefits	2,622,718	911,233
Net Cash Provided by Operating Activities	5,016,555	5,999,512
Investing Activities
Contributions to Affiliate Funds	(426,261)	(243,474)
Withdrawals from Affiliate Funds	232,474	136,500
Purchases of property and equipment	(17,653)	(43,967)
Net Cash Used in Investing Activities	(211,440)	(150,941)
Financing Activities
Net borrowing under short-term credit facilities	529,720	188,297
Payments under capital leases	(7,014)	(4,865)
Borrowing under notes payable	2,167,379	—
Principal payments under notes payable	(3,001,642)	(1,693,075)
Contributions	—	145,350
Member distributions	(4,069,963)	(4,193,427)
Net Cash Used in Financing Activities	(4,381,520)	(5,557,720)
Net Increase in Cash	423,595	290,851
Cash, Beginning of year	$1,261,344	$970,493
Cash, End of year	$1,684,939	$1,261,344
Supplemental Cash Flow Information
Cash paid for interest	$147,030	$167,623

See accompanying notes to combined financial statements.

Hatteras Funds

Notes to Combined Financial Statements

1. Organization

The combined financial statements contained herein consist of the following entities, which operate under the Hatteras name in the investment management industry: Hatteras Investment Partners, LLC (“HIP”), Hatteras Investment Management, LLC (“HIM”), and Hatteras Capital Investment Management, LLC and Subsidiaries (“HCIM”), collectively, “Hatteras Funds” or “Companies”.

Subsidiaries of HCIM include: Hatteras Alternative Mutual Funds, LLC (“HAMF”), Hatteras Capital Distributors, LLC (“HCD”), and Hatteras Capital Investment Partners, LLC (“HCIP”).

HIP was organized on September 5, 2003 as a limited liability company under the laws of the state of Delaware and commenced operations on January 1, 2004. HIP is registered under the Investment Advisers Act of 1940 as a registered investment adviser, and is the investment adviser to Hatteras Master Fund LP, and the Servicing Agent to the Hatteras Master Fund’s six feeder funds: Hatteras Core Alternatives Fund LP (formerly the Hatteras Multi-Strategy Fund LP), Hatteras Core Alternatives TEI Fund LP (formerly the Hatteras Multi-Strategy TEI Fund LP), Hatteras Core Alternatives Institutional Fund LP (formerly the Multi-Strategy Institutional Fund LP), Hatteras Core Alternatives TEI Institutional Fund LP (formerly the Multi-Strategy TEI Institutional Fund LP), Hatteras Core Alternatives 3c1 Fund LP (formerly the Multi-Strategy 3c1 Fund LP), and Hatteras Core Alternatives Offshore Fund LTD (formerly the Multi-Strategy Offshore Fund LTD), collectively the “Core Alternatives Funds”.

HIM was organized on September 5, 2003 as a limited liability company under the laws of the state of Delaware and commenced operations on January 1, 2004. HIM is the General Partner to the Core Alternative Funds, other than the Hatteras Core Alternatives Offshore Fund LTD.

HCIM was organized on August 31, 2007 as a limited liability company under the laws of the state of Delaware and commenced operations on January 1, 2008. HCIM is registered under the Investment Advisers Act of 1940 as a registered investment adviser, and is the investment adviser to Hatteras Late Stage VC Fund I, LP; VC Co-investment Fund II, LLC; Hatteras GPEP Fund LP; Hatteras Global Private Equity Partners Institutional Fund; Hatteras GPEP Fund II; Hatteras PE Intelligence Fund; and Hatteras Disciplined Opportunities Fund.

In addition, HCIM has a controlling interest in HAMF. HAMF is the investment adviser to Hatteras Alternative Mutual Funds Trust, Underlying Funds Trust and Hatteras Variable Trust (collectively, the “HAMF Trusts”). HCIM assumed control over HAMF from Alternative Investment Partners, LLC, on September 15, 2009. HCIM is the Managing Member of HAMF.

HCD was organized on January 4, 2007, as a limited liability company under the laws of the state of North Carolina. HCD serves as the distributor for investment company products and limited partnerships. HCD operates as a limited-use broker dealer pursuant to SEC Rule 15c3-3(k)(2)(i) and does not hold customer funds or safekeep customer securities. HCD is a wholly-owned subsidiary of HCIM, which provides investment advisory services to various funds within Hatteras related pooled investment vehicles.

HCIP was organized on August 31, 2007, as a limited liability company under the laws of the state of Delaware. HCIP is the General Partner to any funds advised by HCIM that are organized as limited partnerships, and receives any special allocation of income, loss, and incentive fees, if applicable, from funds advised by HCIM.

On October 1, 2013, the Companies entered into an asset purchase agreement with Scotland Acquisition, LLC d/b/a Hatteras Funds, LLC, a wholly-owned subsidiary of RCS Capital Corporation (“RCS”). In connection with this transaction, the Companies intend to assign all of its rights and obligations to Hatteras Funds, LLC upon closing of the transaction. Management currently expects the transaction to close on March 31, 2014.

Hatteras Funds

Notes to Combined Financial Statements

1. Organization  – (continued)

The Company has incurred certain legal and professional fees associated with the pending transaction with RCS. For the year ended December 31, 2013, these expenses totaled $1,213,863, and are reflected in transaction costs on the combined statements of revenues and expenses.

2. Summary of Significant Accounting Policies

Principals of Combination and Basis of Financial Statement Presentation

The combined financial statements have been prepared to show the combined financial condition of HIP, HIM, and HCIM, and represent the combination of separate financial statements, all prepared under accounting principles generally accepted in the United States of America (“U.S. GAAP”).

The combined financial statements will be included in a registration statement on Form S-1 to be filed with the United States Securities and Exchange Commission (“SEC”). In accordance with Regulation S-X which governs SEC filings, the required financial statements of related businesses may be presented on a combined basis for any periods they are under common management, which pertains to the Hatteras Funds. As discussed in Note 1, the combined financial statements include the accounts of the Companies. Intercompany transactions and accounts have been eliminated.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts in the financial statements and in the accompanying notes. Actual results could differ from those estimates and those differences could be material.

Revenue Recognition

The majority of the Companies’ revenues are derived from management or servicing fees from the investment companies for which they serve as investment adviser. Management and servicing fees are recognized when earned and are calculated monthly or quarterly, as applicable, as a percentage of the aggregate net assets of the funds under management.

Incentive fees are recognized when earned and are calculated monthly. As General Partner to the Hatteras Master Fund, HIM receives an incentive fee that is equal to 10% of the excess of the new net profits of the partners of the Master Fund over the stated hurdle rate. The incentive fee is calculated and accrued monthly and payable annually. Amounts accrued monthly are subject to loss depending on the relative performance of the Master Fund between the accrual period and calendar year end. Amounts that are accrued as of each calendar year end are considered earned, and are not subject to forfeiture.

Cash

The Companies maintain cash deposits with various commercial banks. At times, these balances may exceed the amount insured by the Federal Deposit Insurance Corporation (the “FDIC”). At December 31, 2012, the Companies’ cash was fully insured, as the FDIC provided temporary unlimited coverage for all noninterest-bearing transaction accounts in addition to the $250,000 limit through December 31, 2012.

By operation of federal law, beginning January 1, 2013, funds deposited in noninterest-bearing transaction accounts no longer receive unlimited deposit insurance coverage by the FDIC. All deposit accounts at an insured depository institution, including all noninterest-bearing transaction accounts, are insured by the FDIC up to the standard maximum deposit insurance amount of $250,000, for each deposit insurance ownership category. At times throughout the year ended December 31, 2013, the Companies hold cash balances in excess of the FDIC limit.

Concentration of Credit Risk

Substantially all of the Companies’ revenues are generated from the Companies’ management of the various investment funds, and therefore, the Companies are economically dependent on the investment activities of these funds.

Hatteras Funds

Notes to Combined Financial Statements

2. Summary of Significant Accounting Policies – (continued)

Accounts Receivable

Accounts receivable are recorded at their net realizable value. The Companies provide an allowance for doubtful accounts equal to the estimated losses that are expected to be incurred in their collection. The allowance is based on historical collection experience and a review by management of the current status of the existing receivables. As of December 31, 2013 and 2012, all receivables were deemed substantially collectible by management. The carrying values of accounts receivable approximates their fair value as of December 31, 2013 and 2012.

The Companies receive a majority of its revenues for services provided to the Core Alternatives Funds and the HAMF Trusts. The amount in accounts receivable related to these two entities are as follows:

	December 31, 2013	December 31, 2012
Core Alternatives Fund	70%	43%
HAMF Trusts	27%	48%

At December 31, 2013 and 2012, accounts receivable includes $5,839,510 and $0, respectively of incentive fees receivable from the Core Alternatives Fund.

Fund Expenses

In accordance with its Investment Advisory, Operating Services, and Shareholder Servicing agreements with the funds for which it serves as investment adviser, HAMF is responsible for the payment of all of the Funds’ normal operating expenses, as recorded within the combined statements of revenues and expenses.

Property and Equipment

All acquisitions of property and equipment over $1,000 are capitalized. Property and equipment are stated at historical cost less accumulated depreciation. Depreciation and amortization is calculated using the straight-line method over the estimated useful lives of 3 years for website development; 5 – 10 years for machinery and equipment; 7 – 10 years for furniture and fixtures; 5 years for vehicles; and 6 – 15 years for leasehold improvements. Depreciation expense totaled $175,628 and $230,366, for the years ended December 31, 2013 and 2012, respectively.

Investments in Affiliate Funds

Investments in funds that are advised by an affiliate of the Companies are stated at fair value.

Marketing and Advertising

Marketing and advertising costs are expensed as incurred. Expenses incurred were $371,827 and $753,727, for the years ended December 31, 2013 and 2012, respectively.

Hatteras Funds

Notes to Combined Financial Statements

2. Summary of Significant Accounting Policies – (continued)

Fair Value of Financial Instruments

ASC 825, Financial Instruments, requires the Companies to disclose estimated fair values for financial instruments. The carrying amounts of accounts receivable, receivables from investments, accounts payable, and borrowings on short term credit facilities approximate fair value because of the short maturities of the instruments held. The carrying value of the Companies’ variable rate debt approximates fair value. Carrying and fair values for the Companies’ fixed rate debt or debt with minimum interest rates are as follows:

	December 31, 2013		December 31, 2012
	Carrying Value	Fair Value	Carrying Value	Fair Value
Fixed rate debt	$1,847,576	$1,864,243	$2,681,839	$2,744,806

Income Tax

The Companies are organized as limited liability companies and have elected to be treated as pass-through entities for federal and state income tax purposes; therefore, income is included in the members’ individual income tax returns for federal and state income tax purposes. Accordingly, no provision for federal and state income taxes has been made in the accompanying combined financial statements.

Members

Profits and losses are allocated in accordance with the Companies’ respective operating agreements. Members are generally not individually liable for any debts, liabilities, contracts, or obligations of the Companies.

3. Intangible Assets

On September 15, 2009, HCIM purchased 55% of the controlling interest in HAMF. Under the terms of the Securities Purchase Agreement (the “Agreement”), additional payments were required on the first and second anniversary dates of the Agreement, subject to certain asset levels being reached in Hatteras Alternative Mutual Funds Trust. Goodwill in the amount of $4,778,091 was recognized at the acquisition date and is attributable to the estimated future potential growth of the trust funds. On September 15, 2010 and 2011, HCIM made the first and second anniversary milestone payments of $444,933 and $1,281,153. At the date of acquisition, HCIM expected the earn out payment to be $2,000,000 and factored this into the goodwill recorded at the date of purchase. As $1,726,086 was the actual amount paid, the $273,914 difference was reflected as an impairment on goodwill and a change in fair value of earn out liability on the combined statements of revenues and expenses. Goodwill at December 31, 2013 and 2012 totaled $4,504,177.

Accounting Standards Codification 350, (“ASC 350”), Intangibles — Goodwill and Other, requires an intangible asset with an indefinite life to be tested and adjusted for impairment, rather than being amortized over a certain period. Management assesses goodwill annually for impairment. As of December 31, 2013 and 2012, management determined that goodwill was not impaired.

In addition, certain amounts were recorded as intangible assets related to the acquired investment management agreements, as well as for non-compete agreements related to minority shareholders who became employees of HAMF. The amount related to the investment management agreements recorded at the date of acquisition was $2,648,300, which were amortized over 4 years. For the years ended December 31, 2013 and 2012, amortization of these contracts was $468,970 and $662,075, respectively. The ending balance as of December 31, 2012 was $468,970. These contracts were fully amortized as of December 31, 2013.

Hatteras Funds

Notes to Combined Financial Statements

3. Intangible Assets – (continued)

At the date of the acquisition, the amount assigned to the non-compete agreements totaled $197,000, which were amortized over the life of the non-compete agreements. For the year ended December 31, 2012, amortization of these contracts totaled $18,606. These contracts were fully amortized as of December 31, 2013 and 2012.

4. Related Party Transactions

Morgan Creek Capital Management (“MCCM”), a registered investment adviser located in Chapel Hill, North Carolina, owns a membership interest in HIP and provides investment services to the Core Alternatives Funds. For these services, MCCM receives a guaranteed payment from HIP, based on assets under management in the Core Alternatives Funds. For the years ended December 31, 2013 and 2012, MCCM received $3,701,296 and $4,623,688, respectively, from HIP for these services, which is included in service fees on the combined statements of revenues and expenses.

In addition, pursuant to their member agreement and as co-investment manager to the Hatteras Master Fund, MCCM is entitled to a portion of any incentive fees earned by the Hatteras Master Fund. At December 31, 2013, HIM accrued incentive fees receivable of $5,837,510, of which $1,751,253 is payable to MCCM, which is included in accounts payable on the combined statements of assets and liabilities.

HCD has entered into a fund servicing agreement with HCIP as the General Partner of Hatteras Late Stage VC Fund I, L.P. (the “LSVC Fund”), whereby HCD acts as the placement agent and provider of investor services to the LSVC Fund. As compensation for performing such services, HCD receives a quarterly investor services fee of one-quarter of 0.75% of the aggregate Commitment Amounts of the LSVC Fund less the cost basis of the LSVC Fund’s portfolio securities sold, distributed or written off by the LSVC Fund; each as determined as of each calendar quarter end and payable quarterly in arrears. HCIP is permitted to enter into side letter agreements with certain investors of the LSVC Fund that may entitle HCD to a different investor services fee. During the years ended December 31, 2013 and 2012, HCIP had in effect one side letter agreement whereby the investor services fee is reduced to one-quarter of 0.60% with respect to an investor. For the years ended December 31, 2013 and 2012, HCD earned total investor services fees of $118,710 and $138,307, respectively, of which $29,987 and $32,000 was a receivable at December 31, 2013 and 2012, respectively.

5. Investments in Affiliate Funds

As of December 31, 2013 and 2012, the fair value of investments reflected on the combined statements of assets and liabilities consists of $788,888 and $144,154 of current assets, respectively, and $122,784 and $516,504 of other assets, respectively.

HAMF provides seed money for new product launches. HAMF generally redeems the seed money shortly after launch, and thus classifies the investments in funds as a short-term asset on the combined statements of assets and liabilities. At December 31, 2013, HAMF had one seed investment in an affiliated fund, totaling $10,463 included in investments in affiliate funds on the combined statements of assets and liabilities. At December 31, 2012, HAMF had two investments in affiliate funds, totaling $19,730 included in investments in affiliate funds on the combined statements of assets and liabilities.

As General Partner to the LSVC Fund, HCIP earned a subordinated profits interest in 2010 in the amount of $213,938. This amount was earned in lieu of the management fee the General Partner waived during the first year of the LSVC Fund’s operations, and remains invested in the LSVC Fund. For the years ended December 31, 2013 and 2012, respectively, the unrealized depreciation on this investment totaled $12,419 and $18,701, for a net carrying value of $117,600 and $187,493. During the year ended December 31, 2013, HCIP received a distribution from the LSVC Fund in the amount of $57,474. The net carrying value is included in investments in affiliate funds on the combined statements of assets and liabilities.

Hatteras Funds

Notes to Combined Financial Statements

5. Investments in Affiliate Funds – (continued)

Also included in investments in affiliate funds is HCIM’s investment in the Hatteras GPEP Fund, LP, totaling $5,184 and $5,290 at December 31, 2013 and 2012, respectively.

The HIP Bonus Plans pay participants based upon the returns of the Hatteras Core Alternatives Institutional Fund LP. In order to cover liabilities under the plans, HIP, in its own name, invests in the Hatteras Core Alternatives Institutional Fund LP. Included in investments in affiliate funds is a balance totaling $768,425 and $448,145 representing the deferred bonus investment at December 31, 2013 and 2012, respectively, of which $86,154 and $0 pertains to HAMF and are invested in mutual funds that are actively traded as of December 31, 2013 and 2012, respectively. These amounts have been reclassified as a current asset as of December 31, 2013, as the plans are expected to be terminated, and all proceeds paid out to the plan’s participants, at the closing of the transaction with RCS.

6. Fair Values of Investments

ASC 820, Fair Value Measurement, defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

ASC 820 establishes a fair value hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are those that market participants would use in pricing the asset or liability based on market data obtained from sources independent of the Companies. Unobservable inputs reflect the Companies’ assumptions about the inputs market participants would use in pricing the asset or liability developed based on the best information available in the circumstances.

The fair value hierarchy is categorized into three levels based on the inputs as follows:

Level 1 — Valuations based on unadjusted quoted prices in active markets for identical assets.

Level 2 — Valuations based on inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly. Level 2 inputs include: quoted prices for similar assets or liabilities in active markets, quoted prices in markets that are not active, inputs other than quoted prices that are observable, and inputs that are derived principally from or corroborated by observable market data.

Level 3 — Valuations based on inputs that are unobservable and significant to the overall fair value measurement.

The Companies’ investments in affiliate funds have been classified as Levels 1 and 3.

There were no changes during the years ended December 31, 2013 and 2012, to the Companies’ valuation techniques used to measure asset values on a recurring basis.

The following table presents information about HIP and HCIM’s investments measured at fair value:

December 31, 2013	Level 1	Level 2	Level 3	Total
Investments in Affiliate Funds	$106,617	$—	$805,055	$911,672

December 31, 2012	Level 1	Level 2	Level 3	Total
Investments in Affiliate Funds	$19,730	$—	$640,928	$660,658

Hatteras Funds

Notes to Combined Financial Statements

6. Fair Values of Investments – (continued)

The following table includes a rollforward of the amounts for the years ended December 31, 2013 and 2012, for investments classified within level 3.

December 31,	2013	2012
Balance at December 31,	$640,928	$551,397
Contributions	326,261	224,374
Withdrawals and distributions	(212,474)	(136,500)
Net unrealized gain on investments in Affiliate Funds	50,340	1,657
Balance at December 31,	$805,055	$640,928

The Companies follow the practical expedient provision for valuation in Accounting Standards Codification 820 (“ASC 820”), Fair Value Measurement, which permits the measurement of fair value based on the net asset value of the investment, without further adjustment, unless it is probable that the investment will be sold at a value significantly less than the net asset value. In using net asset value as a practical expedient, certain attributes of the investment that may affect the fair value of the investment are not considered in measuring fair value. Attributes of those investments include the investment strategies of the investees and may also include, but are not limited to restrictions on the investor’s ability to redeem its investments at the measurement date. The Companies’ investments in affiliate funds are illiquid in nature and the redemption terms are restrictive.

Gains or losses on the Bonus Plan investments are not recognized in the combined statements of revenues and expenses, as all income, gain and losses achieved by these investments are credited to the delayed bonus account and paid out to participants.

7. Property and Equipment

Property and equipment consists of the following as of December 31:

December 31,	2013	2012
Furniture and fixtures	$566,466	$577,025
Website development	410,683	410,683
Computer equipment	172,372	317,138
Leasehold improvements	121,445	121,445
Vehicles	111,662	111,662
Software	13,608	25,681
Loan fees	—	3,875
	1,396,236	1,567,509
Less: accumulated depreciation	(1,135,708)	(1,146,757)
	260,528	420,752
Equipment under capital lease, net of accumulated depreciation of $35,847 and $22,745	24,855	22,606
Property and Equipment, net	$285,383	$443,358

Hatteras Funds

Notes to Combined Financial Statements

8. Letter of Credit

At December 31, 2013 and 2012, HIP had a letter of credit in the amount of $59,822 to comply with the provisions of a lease agreement for office space. The letter of credit is renewed annually and is expected to remain in place until the expiration of the lease in February 2016.

9. Borrowings on Short-term Credit Facilities

HIP has an unsecured line of credit with a financial institution due in March 2014. The maximum amount of the credit line is $3,000,000, less any amounts outstanding under the Letter of Credit (see Note 7). Interest is calculated at one month LIBOR plus 2.25% per annum with a minimum rate of 3.50%. The rate at December 31, 2013 was 3.50%. The balance on the line of credit at December 31, 2013 was $1,592,342. HAMF, HCIM, and the Managing Member of HIP guarantee the line of credit. The average amounts of debt outstanding on the line of credit for the year ended December 31, 2013 was approximately $1,802,000.

HIP has a second unsecured line of credit with a financial institution initially due in October 2012 and extended through September 2014. The maximum amount of the credit line is $2,500,000. Interest is calculated at one month LIBOR plus 2.00% per annum. The rate at December 31, 2013 was 2.17%. The balance on this line of credit at December 31, 2013 and 2012 was $218,652 and $1,296,429, respectively. HAMF, HCIM, and the Managing Member of HIP guarantee the line of credit. Average amounts of debt outstanding on the line of credit for the years ended December 31, 2013 and 2012 was approximately $414,000 and $1,018,000, respectively.

Borrowings on short-term credit facilities also include a bank overdraft balance of $74,081 and $58,926 at December 31, 2013 and 2012, respectively.

10. Long Term Debt

Long-term debt consists of the following as of December 31:

December 31,	2013	2012
HCIM note to a commercial bank, due April 2016, monthly payments of $60,259, plus interest at LIBOR plus 2.25% with a minimum rate of 3.50%. This note is collateralized by all inventory, chattel paper, accounts, equipment, and general intangibles owned or acquired. This note is personally guaranteed by the Managing Member and guaranteed by HIP.	$1,687,307	$2,429,705
HIP note to a commercial bank, due April 2015, monthly payments of $4,317, including interest at 6.5%. This note is personally guaranteed by the Managing Member.	160,269	200,074
HIP note to a commercial bank, originally due August 2014, monthly principal payments of $2,605, plus interest at one-month LIBOR plus 2.25%. Minimum interest rate is 4.00%. This note is secured by inventory and equipment and is personally guaranteed by the Managing Member. This note was paid off in March 2013.	—	52,060
Total long-term debt	1,847,576	2,681,839
Less: current maturities	(765,747)	(1,112,552)
Net Long-term Debt	$1,081,829	$1,569,287

Hatteras Funds

Notes to Combined Financial Statements

10. Long Term Debt  – (continued)

The future scheduled maturity of the long-term debt is as follows:

December 31,	HIP	HCIM	Total
2014	$42,639	$723,108	$765,747
2015	117,630	723,108	840,738
2016	—	241,091	241,091
Total	$160,269	$1,687,307	$1,847,576

11. Bonus Plans

HIP adopted a bonus plan for certain non-managerial employees, effective January 1, 2007, and amended on January 1, 2008. The amount of each bonus to be granted to each participant is determined by the Managing Member. The sum of these bonuses shall not exceed a certain percentage of profits for the bonus year. A portion of these bonuses for the year is deferred and paid to the employee over the following four years together with any income, gains, and losses earned on the investment based on a predetermined vesting schedule. Any forfeited amounts are reallocated to plan participants for the bonus year.

HIP also adopted a deferred bonus plan for certain key employees, effective January 1, 2007. The amount of the bonus to be granted to a key employee is determined by the Managing Member. Each bonus awarded under the plan is evidenced by an award letter. A portion of these bonuses for the year is deferred and paid to the key employee over the following four years together with any income, gains, and losses earned on the investment. Any forfeited amounts resulting from termination from employment other than due to retirement, disability, or death, are reallocated to plan participants for the bonus year.

The liability under the HIP bonus plans totaled $3,544,094 and $1,123,205, at December 31, 2013 and 2012, respectively. Included in the 2013 balance is an amount totaling $2,043,129 as a result of the incentive fee earned from the Core Alternatives Funds. At December 31, 2013, these amounts have been reclassified as a current asset, as the plans are expected to be terminated, and all proceeds paid out to the plan’s participants, at the closing of the transaction with RCS. At December 31, 2012, amounts totaling approximately $499,182 and $624,023 are included in accrued compensation and benefits under current liabilities and long-term liabilities, respectively, on the combined statements of assets and liabilities.

HIP contributed $905,363 and $788,365, to the deferred bonus plan for the years ended December 31, 2013 and 2012, respectively. In addition, $2,043,129 was contributed to the HIP bonus plans as a result of the incentive fee earned from the Core Alternatives Funds in 2013.

HCIM contributes to the HIP bonus plan for the salaries of non-commissioned, non-executive employees whose compensation is allocated to HCIM and HCD. The annual bonus pool is 5% of the net profits of the consolidated entities. Individual participants in the non-managerial bonus plan are awarded an annual amount, at the discretion of the executive management team. Total liability and expense at HCIM was $38,000 and $88,701, for the years ended December 31, 2013 and 2012, respectively.

HAMF adopted a bonus plan for certain non-managerial employees and investment committee members, effective August 1, 2012. This bonus plan provides additional discretionary compensation based on HAMF’s and its funds’ performance over a particular period. Included in the bonus plan are a performance bonus pool, a profits bonus pool, and an incremental profits bonus pool.

Effective August 2012, a performance bonus pool, up to $200,000 is available to certain HAMF investment committee members if specified performance targets are exceeded and the average daily net assets of the HAMF Trust exceed $400,000,000. The amount of each bonus to be granted to each participant is determined by the Managing Member. A portion of this bonus for the year is deferred and paid over the following four years together with any income, gains and losses earned on the investment based on a predetermined vesting schedule. Any forfeited amounts are reallocated to plan participants for the bonus year.

Hatteras Funds

Notes to Combined Financial Statements

11. Bonus Plans  – (continued)

Effective August 2012, a profits bonus pool is available to non-managerial employees and investment committee members of HAMF in an amount equal to $200,000 if daily net assets of the HAMF Trust exceed $400,000,000.

Effective August 2012, an incremental profits bonus pool may also be awarded to non-managerial employees and investment committee members of HAMF if average daily net assets of the HAMF Trust exceed $400,000,000 and when net income for the year exceeds the previous calendar year. The incremental profits bonus pool is calculated as 10% of the Company’s net income, after deducting the aforementioned performance and profits bonuses, in excess of its net income for such preceding calendar year.

The profits bonus and incremental profits bonus are not subject to the delayed bonus terms and are allocated to participants based on the sole discretion of the Managing Member.

Total HAMF bonus plan expense was $406,146 and $505,000 for the years ended December 31, 2013 and December 31, 2012, respectively. The total liability under the HAMF plan was $486,154 and $505,000 at December 31, 2013 and December 31, 2012, respectively. At December 31, 2013, these amounts have been reclassified as a current asset, as the plans are expected to be terminated, and all proceeds are expected to be paid out to the plan’s participants at the closing of the transaction with RCS. At December 31, 2012, amounts totaling approximately $420,000 and $80,000 are included in accrued compensation and benefits under current liabilities and long-term liabilities, respectively, on the combined statements of assets and liabilities.

Combined bonus plan expenses for the Companies for the years ended December 31, 2013 and 2012 totaled $3,392,638 and $1,382,066, respectively.

12. Lease Obligations

HIP has obligations under capital leases for IT equipment expiring in various years through 2016. The assets and liabilities under the capital leases are recorded at the present value of the minimum lease payments. Amortization of the assets under the capital leases is included in depreciation expense.

Future minimum lease payments under the capital leases at December 31, 2013 are as follows:

2014	$15,346
2015	7,689
2016	3,324
Total minimum obligations	26,359
Less: interest	2,182
Present value of minimum obligations	24,177
Less: current portion	13,767
Long-term Obligations	$10,410

HIP is obligated under various operating lease agreements for equipment and office space that expire at various dates through 2016. Rental expense under these agreements totaled $551,976 and $521,768, for the years ended December 31, 2013 and 2012, respectively. Amounts are included in other expenses on the combined statements of revenues and expenses.

Hatteras Funds

Notes to Combined Financial Statements

12. Lease Obligations  – (continued)

Minimum future rental payments under the non-cancelable operating leases are as follows:

Year ending December 31,
2014	$559,780
2015	201,629
2016	52,075
Total	$813,484

In January 2013, HIP signed an agreement to sublease the office space located in New York, New York. The sub-sublease term began in April 2013 and expires in February 2016. Rental income paid to HIP is $234,936 per year.

13. 401(k) and Profit Sharing Plan

The Companies have a defined contribution profit-sharing plan sponsored by HIP which covers substantially all of its employees. The plan includes a 401(k) plan provision which provides employees with the option of deferring a portion of their income. Any matching contributions and profit-sharing contributions to the plan are made at the discretion of the Managing Member.

The Companies contributed $269,668 and $199,939, in matching contributions to the profit-sharing plan for the years ended December 31, 2013 and 2012, respectively.

14. Income Taxes

In accordance with ASC 740, Income Taxes, the Companies reflect in the combined financial statements the benefit of positions taken in a previously filed tax return or expected to be taken in a future tax return only when it is considered ‘more-likely-than-not’ that the position taken will be sustained by a taxing authority. The Companies evaluate uncertain tax positions using provisions of ASC 450, Contingencies. Accordingly, a loss contingency is recognized when it is probable that a liability has been incurred as of the date of the financial statements and the amount of the loss can be reasonably estimated. The amount recognized is subject to estimate and management judgment with respect to the likely outcome of each uncertain tax position. The amount that is ultimately sustained for an individual uncertain tax position or for all uncertain tax positions in the aggregate could differ from the amount recognized.

In accordance with ASC 740, the Companies have analyzed the Companies’ inventory of tax positions taken with respect to all applicable income tax issues for all open tax years (in each respective jurisdiction), and has concluded that no provision for income tax is required in the combined financial statements.

The Companies recognize interest and penalties, if any, related to unrecognized tax benefits as income tax expense in the combined statements of revenues and expenses. During the year, the Companies did not accrue any interest or penalties.

15. Net Capital Requirements

Pursuant to the net capital provisions of rule 15c3-1 of the Securities Exchange Act of 1934, HCD is required to maintain minimum net capital, as defined, as the greater of $5,000 or 6 2/3% of aggregate indebtedness. At December 31, 2013 and 2012, HCD had net capital of $564,604 and $219,902, respectively, which is $552,746 and $214,902, in excess of its required net capital of $11,858 and $5,000, for the years ended December 31, 2013 and 2012, respectively. HCD’s percentage of aggregate indebtedness to net capital is 31.5% and 12.5%, at December 31, 2013 and 2012, respectively.

Hatteras Funds

Notes to Combined Financial Statements

16. Indemnification

In the normal course of business, the Companies enter into contracts and agreements that contain a variety of representations and warranties and which provide general indemnifications. The Companies’ maximum exposure under these arrangements is unknown, as this would involve future claims that may be made against the Companies that have not yet occurred. The Companies expect the risk of any future obligations under these indemnifications to be remote.

17. Subsequent Events

On January 13, 2014, certain minority shareholders in HAMF and a corporate entity with which they are affiliated filed a complaint in the North Carolina Superior Court against the Companies and their Managing Members. The plaintiffs contest certain intercompany agreements and claim certain of the defendants (a) breached the HAMF inter-company expense sharing agreement and the HAMF operating agreement, including by entering into an asset purchase agreement that includes the sale of HAMF’s assets without plaintiffs’ consent, (b) breached their fiduciary duties and claimed implied covenants, and (c) placed unreasonable restrictions on plaintiffs’ access to certain information, namely valuation reports. As the aforementioned intercompany agreements are eliminated in consolidation, the claims relating to expense allocation among Hatteras entities should not have an effect on the firm’s consolidated net income. The Companies have not accrued for any loss contingencies associated with this claim as a loss has not been determined to be probable or reasonably estimable.

On January 28, 2014, the Companies answered the Complaint and filed Counterclaims against the minority shareholders, alleging that they breached the HAMF Operating Agreement, breached their fiduciary duties and committed a tort by using HAMF confidential information to set up a competing fund and that they breached the HAMF Operating Agreement and interfered with the purchase agreement providing for the sale of the Companies by attempting to derail the sale. In addition, the Companies filed a motion for prompt hearing, requesting that the Court promptly address the minority shareholders’ claim that the Companies are prohibited from completing the sale.

The Companies have evaluated subsequent events for recognition or disclosure through February 24, 2014, which was the date the financial statements were available to be issued, and determined there were no other subsequent events that required disclosure.

PART I FINANCIAL INFORMATION
ITEM 1. FINANCIAL STATEMENTS

INVESTORS CAPITAL HOLDINGS, LTD. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	December 31, 2013	March 31, 2013
Assets
Cash and cash equivalents	$6,366,036	$6,589,698
Deposit with clearing organization, restricted	175,000	175,000
Accounts receivable and other receivables	5,733,003	7,160,553
Loans receivable from registered representatives (current), net of allowance	725,518	593,730
Prepaid income taxes	209,069	136,972
Securities owned at fair value	300,255	258,903
Prepaid expenses	456,937	722,427
	13,965,818	15,637,283
Property and equipment, net	73,777	194,446
Long Term Assets
Loans receivable from registered representatives	1,055,541	893,703
Non-qualified deferred compensation investment	2,406,202	1,771,044
Cash surrender value life insurance policies	225,525	176,402
	3,687,268	2,841,149
Other Assets
Deferred tax asset, net	1,584,213	1,059,480
Capitalized software, net	69,101	107,590
Other asset	56,704	56,704
	1,710,018	1,223,774
TOTAL ASSETS	$19,436,881	$19,896,652
Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	1,532,097	1,327,691
Accrued expenses	1,272,311	1,818,379
Commissions payable	3,981,906	3,279,921
Notes payable	92,718	1,488,876
Unearned revenue	1,210,812	188,651
Securities sold, not yet purchased, at fair value		28,946
	8,089,844	8,132,464
Long-Term Liabilities
Non-qualified deferred compensation plan	2,673,015	1,968,691
Subordinated borrowings	2,000,000	2,000,000
	4,673,015	3,968,691
Total liabilities	12,762,859	12,101,155
Stockholders' Equity:
Common stock, $.01 par value, 10,000,000 shares authorized; 7,100,608 issued and 7,096,723 outstanding at December 31, 2013 7,101,427 issued and 7,097,542 outstanding at March 31, 2013	71,004	71,013
Additional paid-in capital	12,899,697	12,594,370
Accumulated deficit	(6,266,544)	(4,839,751)
Less: Treasury stock, 3,885 shares at cost	(30,135)	(30,135)
Total stockholders' equity	6,674,022	7,795,497
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$19,436,881	$19,896,652

See notes to condensed consolidated financial statements.

INVESTORS CAPITAL HOLDINGS, LTD. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	THREE MONTHS ENDED December 31,
	2013	2012
Revenue:
Commissions	$18,583,079	$15,510,183
Advisory fees	4,917,295	4,162,082
Other fee income	904,314	935,375
Other revenue	444,071	158,722
Total revenue	24,848,759	20,766,362
Expenses:
Commissions and advisory fees	19,591,094	16,125,987
Compensation and benefits	1,664,710	1,484,416
Regulatory, legal and professional services	2,371,820	1,378,066
Brokerage, clearing and exchange fees	425,632	385,100
Technology and communications	265,261	337,495
Advertising, marketing and promotion	576,439	188,808
Occupancy and equipment	116,092	170,539
Other administrative	238,046	409,092
Interest	2,986	3,588
Total operating expenses	25,252,080	20,483,091
Operating (loss) income	(403,321)	283,271
(Benefit) provision for income taxes	(117,627)	149,555
Net (loss) income	$(285,694)	$133,716
Basic net (loss) income per share	$(0.04)	$0.02
Diluted net (loss) income per share	$(0.04)	$0.02
Weighted average shares used in basic per share calculations	6,729,264	6,647,700
Weighted average shares used in diluted per share calculations	6,729,264	6,647,700

See notes to condensed consolidated financial statements.

INVESTORS CAPITAL HOLDINGS, LTD. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	NINE MONTHS ENDED December 31,
	2013	2012
Revenue:
Commissions	$53,740,490	$47,378,076
Advisory fees	13,895,844	12,252,067
Other fee income	1,437,442	1,611,705
Other revenue	1,135,781	649,804
Total revenue	70,209,557	61,891,652
Expenses:
Commissions and advisory fees	56,202,416	48,862,794
Compensation and benefits	5,016,183	4,524,385
Regulatory, legal and professional services	6,241,110	3,231,325
Brokerage, clearing and exchange fees	1,174,598	1,087,898
Technology and communications	982,034	961,713
Advertising, marketing and promotion	1,364,345	661,505
Occupancy and equipment	337,620	534,839
Other administrative	733,556	847,870
Interest	145,468	17,390
Total operating expenses	72,197,330	60,729,719
Operating (loss) income	(1,987,773)	1,161,933
(Benefit) provision for income taxes	(560,977)	486,316
Net (loss) income	$(1,426,796)	$675,617
Basic net (loss) income per share	$(0.21)	$0.10
Diluted net (loss) income per share	$(0.21)	$0.10
Weighted average shares used in basic per share calculations	6,711,816	6,628,389
Weighted average shares used in diluted per share calculations	6,711,816	6,628,389

See notes to condensed consolidated financial statements.

INVESTORS CAPITAL HOLDINGS, LTD. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Nine Months Ended December 31,
	2013	2012
Cash flows from operating activities:
Net (loss) income	$(1,426,796)	$675,617
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	168,211	246,056
Deferred taxes, net	(524,733)	650,915
Stock-based compensation	290,980	121,256
Unrealized gain (loss) in marketable securities	(29,719)	16,252
Non-qualified deferred compensation investment	49,858	45,033
Market adjustment cash surrender value life insurance policy	(31,123)	(4,222)
Charge to commission expense (forgivable loans)	228,961	181,599
Allowance for bad debt expense		12,708
Change in operating assets and liabilities:
Accounts receivable and Other receivables	1,427,550	(988,063)
Prepaid expenses and other	284,802	(81,637)
Loans receivable from registered representatives	(522,587)	(236,116)
Income taxes	(72,097)	(18,938)
Accounts payable	204,406	(219,452)
Securities, net		(26,052)
Accrued expenses	(546,068)	17,689
Commissions payable	701,985	124,245
Unearned revenue	1,022,161	1,086,636
Net cash provided by operating activities	1,225,791	1,603,526
Cash flows from investing activities:
Acquisition of property and equipment	(9,054)	(67,937)
Cash surrender value life insurance policies	(18,000)
Trading investments	(40,580)
Net cash used in investing activities	(67,634)	(67,937)
Cash flows from financing activities:
Press tax benefit related to stock awards	14,339	32,336
Payments on note payable	(1,396,158)	(1,554,251)
Net cash used in financing activities	(1,381,819)	(1,521,915)
Net (decrease) increase in cash and cash equivalents	(223,662)	13,674
Cash and cash equivalents, beginning of period	6,589,698	4,537,713
Cash and cash equivalents, end of period	$6,366,036	$4,551,387
Supplemental disclosures of cash flow information:
Interest paid	$104,218	$14,569
Income tams paid	19,524	—

See notes to condensed consolidated financial statements.

INVESTORS CAPITAL HOLDINGS, LTD. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2013
(UNAUDITED)

NOTE 1 — ORGANIZATION AND BASIS OF PRESENTATION

Incorporated in 1995 under Massachusetts law and redomesticated under Delaware law in 2007, Investors Capital Holdings, Ltd. (“ICH”) is a holding company whose wholly-owned subsidiaries assist a nationwide network of independent registered representatives (“representatives”) in providing a diversified line of financial services to the public including securities brokerage, investment advice, asset management, financial planning and insurance. Our subsidiaries include the following:

•	Investors Capital Corporation (“ICC”) is duly registered under the Securities Exchange Act of 1934, the Investment Advisers Act of 1940 and applicable state law to provide broker-dealer and investment advisory services nationwide. ICC's national network of independent financial representatives is licensed to provide these services through ICC under the regulatory purview of the Securities and Exchange Commission (the “SEC”), the Financial Industry Regulatory Authority (“FINRA”) and state securities regulators. ICC executes and clears its public customer accounts on a fully disclosed basis through Pershing, LLC (“Pershing”). ICC, doing business as Investors Capital Advisors (“ICA”), also provides investment advisory services.
•	ICC Insurance Agency, Inc. (“ICCIA”) facilitates the sale of insurance and annuities by our representatives.
•	Investors Capital Holdings Securities Corporation (“ICH Securities”) holds cash, cash equivalents, interest income and dividend income for ICH.
•	Advisor Direct, Incorporated (“AD”) is a wholly-owned subsidiary. On January 24, 2013, Investors Capital Holdings, Ltd. acquired all the assets of a shell broker-dealer for the cash purchase price of $32,500. AD is a Broker-Dealer registered with the SEC and is a member of FINRA. AD is registered to operate as a (k)(1) Broker-Dealer where principal transactions are limited to mutual funds and/or variable annuities only.

On October 2, 2013, RCS Capital Corporation (NYSE: RCAP) (“RCAP”) and Investors Capital Holdings, LTD. (“ICH”) announced its entry on October 1, 2013 into a letter of intent (the “Letter of Intent”) under which RCAP expects to acquire ICH for aggregate consideration of approximately $52.2 million, or for a share purchase price of $7.25 for each share of ICH common stock outstanding, on a fully diluted basis. On October 27, 2013, the Company executed a definitive merger agreement (the “Merger Agreement”) with RCAP, pursuant to which RCAP will acquire ICH and its subsidiaries, including Investors Capital Corporation, for a total consideration of approximately $52.5 million comprised of cash and RCAP stock. The definitive merger agreement between RCAP and ICH will require that ICH pay RCAP a $3 million termination fee, in certain specific circumstances, should the merger not be consummated and ICH consummates a business combination transaction with another party other than RCAP. In addition, ICH has agreed to a 45-day exclusivity period subject to reimbursement of certain expenses of RCAP. The closing of the transaction is subject to customary closing conditions, including FINRA approval of the proposed change in control for ICC, approval of the transaction by ICH stockholders and registration of the Class A common stock of RCAP to be issued as merger consideration. The transaction is expected to close in the first half of 2014.

INVESTORS CAPITAL HOLDINGS, LTD. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2013
(UNAUDITED)

NOTE 1 — ORGANIZATION AND BASIS OF PRESENTATION  – (continued)

BASIS OF PRESENTATION:

The condensed consolidated financial statements are unaudited and have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X In the opinion of management, the interim data includes all adjustments, consisting of normal recurring adjustments, necessary for a fair statement of the results for the periods presented. Because of the nature of the Company's business, interim period results may not be indicative of full year or future results.

The accompanying interim unaudited condensed consolidated financial statements of Investors Capital Holdings, Ltd. and its subsidiaries (the “Company”) have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) for interim financial information and with the instructions to Quarterly Report on Form 10-Q. Accordingly, they do not include all of the information and footnotes required by US GAAP for complete financial statements. In the opinion of management, these financial statements contain all of the adjustments necessary for a fair presentation of the results of the interim periods presented. Operating results for the three months and nine months period ended December 31, 2013 are not necessarily indicative of the results that may be expected for the year ending March 31, 2014. The balance sheet at March 31, 2013 has been derived from the audited financial statements at that date, but does not include all of the information and footnotes required by US GAAP for complete financial statement presentation. For further information, refer to the audited consolidated financial statements and footnotes thereto for the fiscal years ended March 31, 2013 and March 31, 2012 included elsewhere herein this filing.

There have been no material changes from the critical accounting policies set forth in Item 7, “Management's Discussion and Analysis of Financial Condition and Results of Operations,” of our annual report on Form 10-K for the year ended March 31, 2013. Please refer to those sections for disclosures regarding the critical accounting policies related to our business.

Certain prior year items have been reclassified to conform to the current period's presentation. These reclassifications had no effect on previously reported results of operations. All significant intercompany balances and transactions have been eliminated. The Company has evaluated subsequent events through the date of this filing.

NOTE 2 — LOANS TO REGISTERED REPRESENTATIVES

ICC has granted loans to certain registered representatives with the stipulation that the loans will be forgiven if the representatives remain licensed with the Company for an agreed upon period of time, generally one to five years, and/or meet specified performance and/or revenue targets. Upon forgiveness, the loans are charged to commission expense for financial reporting purposes. Loans charged to commission expense totaled $10,750 and $7,240, for the three months period ended December 31, 2013 and 2012, respectively and $228,961 and $181,599 for the nine months period ended December 31, 2013 and 2012, respectively.

Some loans to registered representatives are not subject to a forgiveness contingency. These loans, as well as loans that have failed the forgiveness contingency, are repaid to the Company by deducting a portion of the representatives' commission payouts throughout the commission cycle until the loans are repaid.

INVESTORS CAPITAL HOLDINGS, LTD. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2013
(UNAUDITED)

NOTE 2 — LOANS TO REGISTERED REPRESENTATIVES  – (continued)

Interest charged on these loans to representatives range from 4.25% to 8.25% annually. Loans to registered representatives are as follows:

	December 31, 2013	March 31, 2013
Forgivable loans	$1,451,948	$1,115,765
Other loans	507,590	604,264
Less: allowance	(178,479)	(232,596)
Total loans	$1,781,059	$1,487,433

Included in other loans is a loan receivable from a registered representative in connection with a regulatory matter settled with the Massachusetts Securities Division on October 27, 2010. This representative has agreed to reimburse the Company for certain amounts paid by the Company with respect to this regulatory matter. The amount due on this receivable at December 31, 2013 and March 31, 2013 was $291,141 and $330,587, respectively.

NOTE 3 — INCOME TAXES

The Company uses the asset and liability method to account for income taxes, which requires recognition of deferred tax assets, subject to valuation allowances, and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income or loss in the period that includes the enactment date.

The Company, in preparing its income tax provision, bases the calculation on its annual projection of income or loss from operations. The annual projection is reconciled on a quarterly basis to changes in estimates, and at year end the calculation is based on the reported results of operations. Certain expenses are not deductible for tax purposes, creating permanent differences that increase or decrease the income tax provision and effective income tax rate.

Deferred income taxes are the result of timing differences between book and taxable income and consist primarily of representative deferred compensation, legal settlement accruals, differences between depreciation expenses, and a state net operating loss for financial statement purposes versus tax return purposes.

The Company assesses the realizability of its deferred tax assets to determine whether or not a valuation allowance was required for some or all of its deferred tax assets. The Company considered negative evidence, including its current cumulative loss position for financial reporting purposes over the past three fiscal years, and positive evidence, including its recent earnings and history of taxable income in three of the past five years and its projections of taxable income in the future. The Company also considered that its GAAP losses generated in prior fiscal years included certain significant nondeductible and other non-recurring expenses.

Management concluded that due to the lack of predictability of financial markets, recent instability along with the ongoing regulatory and legal risks and their related defense costs inherent in our industry necessitate we maintain a valuation allowance of approximately $0.5 million. If future operations exceed current projections, management may conclude such valuation allowance is no longer needed. Conversely, if future operating results do not meet current projections, it is possible that an additional valuation allowance may be needed in future periods.

INVESTORS CAPITAL HOLDINGS, LTD. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2013
(UNAUDITED)

NOTE 3 — INCOME TAXES  – (continued)

The Company recognizes and measures its unrecognized tax benefit or expense. The Company assesses the likelihood, based on their technical merit, that tax positions will be sustained upon examination based on the facts, circumstances and information available at the end of each period. The measurement of unrecognized tax expense or benefit is adjusted when new information is available or when an event occurs that requires a change. The Company recognizes the accrual of any interest and penalties related to unrecognized tax expense in income tax expense. No interest or penalties were recognized for the three months and nine months period ended December 31, 2013 and 2012. The Company does not have any tax positions as of December 31, 2013 for which it is reasonably possible that the total amounts of unrecognized tax benefit or expense will significantly increase or decrease within twelve months of the reporting date.

NOTE 4 — FAIR VALUE MEASUREMENTS

The Company's assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to the asset or liability. Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. A fair value measurement assumes that the transaction to sell the asset or transfer the liability occurs in the principal market for the asset or liability or, in the absence of a principal market, the most advantageous market. Valuation techniques that are consistent with the market, income or cost approach are used to measure fair value.

The fair value hierarchy prioritizes the inputs to valuation techniques used to measure fair value into three broad levels:

•	Level 1 — Inputs are unadjusted quoted prices in active markets for identical assets or liabilities the Company have the ability to access.
•	Level 2 — Inputs are inputs (other than quoted prices included within Level 1) that are observable for the asset or liability, either directly or indirectly.
•	Level 3 — Inputs include unobservable inputs for the asset or liability and rely on management's own assumptions about the assumptions that market participants would use in pricing the asset or liability. (The unobservable inputs should be developed based on the best information available in the circumstances and may include the Company's own data.)

The inputs or methodology used for valuing securities are not necessarily an indication of the risk associated with investing in those securities. The following tables present the Company's fair value hierarchy for those financial assets and liabilities measured at fair value as of December 31, 2013 and March 31, 2013, respectively:

Fair Value Measurements on Recurring Basis December 31, 2013	Total	Level 1	Level 2	Level 3
Assets:
Securities owned at fair value
Mutual funds	$298,476	$298,476	$—	$
Equities	—	—
Asset backed securities	1,779		1,779
Total Assets	$300,255	$298,476	$1,779	$
Liabilities:
Securities sold, not yet purchased at fair value
Exchange traded funds	—	$—	$—	$
Equities
Total Liabilities	—	$—	$—	$

INVESTORS CAPITAL HOLDINGS, LTD. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2013
(UNAUDITED)

NOTE 4 — FAIR VALUE MEASUREMENTS  – (continued)

Fair Value Measurements on Recurring Basis March 31, 2013	Total	Level 1	Level 2	Level 3
Assets:
Securities owned at fair value
Mutual funds	256,509	$256,509	$—	$
Equities	354	354
Asset backed securities	2,040		2,040
Total assets	258,903	$256,863	$2,040	$
Liabilities:
Securities sold, not yet purchased at fair value
Equities	28,946	28,946
Total Liabilities	28,946	$28,946	$—	$

NOTE 5 — NON-QUALIFIED DEFERRED COMPENSATION PLAN

Effective December 2007, the Company established the Investors Capital Holdings, Ltd. Deferred Compensation Plan (the “NQ Plan”) as well as a Rabbi Trust Agreement for this Plan, for which ICC is the NQ Plan's sponsor. The unfunded NQ Plan enables eligible ICC's Representatives to elect to defer a portion of earned commissions, as defined by the NQ Plan. The asset represents the representatives' invested contributions of deferred commissions, investment gains and losses as well as insurance charges while the liability is comprised of the participant deferrals, unrealized gains and losses and any distributions. The total amount of deferred compensation was $150,114 and $123,749 for the three months period ended December 31, 2013 and 2012, respectively and $452,451 and $338,181 for the nine months period ended December 31, 2013 and 2012, respectively.

NOTE 6 — LITIGATION AND REGULATORY MATTERS

In the ordinary course of business, the Company and its subsidiaries are routinely defendants in or parties to arbitrations and other legal actions and proceedings brought on behalf of various claimants, some of which seek material and/or indeterminable amounts. Certain of these actions and proceedings are based on alleged violations of securities, consumer protection, labor and other laws and may involve claims for substantial monetary damages asserted against the Company and its subsidiaries. Also, the Company and its subsidiaries are subject to regulatory examinations, information gathering requests, inquiries, investigations and formal administrative proceedings that may result in fins or other negative impact on the Company. ICC, as a duly registered broker/dealer and investment advisor, is subject to regulation by the SEC, FINRA, NYSE-Amex, and state securities regulators.

The Company maintains Errors and Omissions (“E&O”) insurance to protect itself from potential damages and/or legal costs associated with certain litigation and arbitration proceedings and, as a result, in the majority of cases, the Company's exposure is limited to $100,000, or $1,000,000 aggregate (effective January 2014 for only certain alternative investment products related to defense costs and indemnities) in any one case, subject to policy limitations and exclusions. Thereafter the $1,000,000 aggregate threshold, the Company's exposure on these same investments is limited to $150,000 and a ten (10) percent coinsurance. For all other investment products, the Company's exposure is $100,000 per claim.

The Company also maintains a fidelity bond to protect itself from potential damages and/or legal costs related to fraudulent activities pursuant to which the Company's exposure is usually limited to a $350,000 deductible per case, subject to policy limitations and exclusions.

INVESTORS CAPITAL HOLDINGS, LTD. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2013
(UNAUDITED)

NOTE 6 — LITIGATION AND REGULATORY MATTERS  – (continued)

The Company recognizes a legal liability when management believes it is probable that a liability has been incurred and the amount can be reasonably estimated. Conclusions on the likelihood that a liability has been incurred and estimates as to the amount of the liability are based on consultations with the Company's General Counsel who, when situations warrant, may engage and consult external counsel to assist with the evaluation and handle certain matters. Legal fees for defense costs are expensed as incurred and classified as professional services within the consolidated statements of income.

As of December 31, 2013 and March 31, 2013, the Company had accrued professional fees relating to the Company's defense in various legal matters and estimated probable settlement costs of approximately $1,201,600 and $1,534,660, respectively, included in accrued expenses and accounts payable on the consolidated balance sheet.

It is possible that some of the matters could require the Company to pay damages or make other payments or establish accruals in amounts that could not be estimated and/or could exceed those accrued as of December 31, 2013. Key components of the accrual include claims arising from alleged poor performance of certain alternative investments in real estate investments trusts that have experienced bankruptcy or other financial difficulties during or in connection with the recent recession and credit crisis.

NOTE 7 — STOCK BASED COMPENSATION

The Company periodically issues common stock to employees, directors, officers, representatives and other key individuals in accordance with the provisions of the shareholder approved equity compensation plans. The Company measures and recognizes compensation expense for all share-based awards made to representatives, officers, employees and directors based on estimated fair values.

Stock Awards

Shares of stock granted under the Company's equity incentive plans (the “Equity Plans”) as of December 31, 2013 have been either fully vested at the date of grant or subject to vesting over time periods varying from one to seven years after the date of grant, unvested shares being subject to forfeiture in the event of termination of the grantee's relationship with the Company, other than for death or disability. The compensation cost associated with these stock grants is recognized over the vesting period of the shares and is calculated as the market value of the shares on the date of grant. Stock grants have been recorded as deferred compensation, which is a component of paid-in capital within stockholders' equity on the Company's Condensed Consolidated Balance Sheets.

The following activity occurred during the three months ended December 31, 2013 and 2012:

	Shares	Weighted Ave Stock Price	Weighted Average Vested Life	Fair Value
Non-vested at October 1, 2013	388,818	$3.83	2.30 years	$1,489,173
Granted
Less: vested	(21,359)	$3.95		$(84,368)
Less: canceled
Non-vested at December 31, 2013	367,459	$3.83	2.07 years	$1,407,368

INVESTORS CAPITAL HOLDINGS, LTD. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2013
(UNAUDITED)

NOTE 7 — STOCK BASED COMPENSATION  – (continued)

	Shares	Weighted Ave Stock Price	Weighted Average Vested Life	Fair Value
Non-vested at October 1, 2012	47,502	$4.33	1.95 years	$205,684
Granted
Less: vested	(7,805)	$4.36		$(34,030)
Less: canceled	(2,494)	$4.32		$(10,774)
Non-vested at December 31, 2012	37,203	$4.33	1.76 years	$161,089

The Company's net loss for the three months ended December 31, 2013 includes $0.05 million of compensation costs related to the Company's grants of restricted stock to employees, $0.01 million for grants to directors and $0.03 million for grants to independent representatives under the Plans. In the prior period, the Company's net income included $0.01 million in stock compensation to directors, and $0.03 million in stock compensation to independent representatives under the Equity Plans.

The following activity occurred during the nine months ended December 31, 2013 and 2012:

	Shares	Weighted Ave Stock Price	Weighted Average Vested Life	Fair Value $
Non-vested at April 1,2013	440,437	$3.85	2.74 years	$1,695,682
Granted
Less: vested	(72,159)	$3.94		$(284,306)
Less: canceled	(819)	$4.46		$(3,653)
Non-vested at December 31, 2013	367,459	$3.83	2.07 years	$1,407,368

	Shares	Weighted Ave Stock Price	Weighted Average Vested Life	Fair Value $
Non-vested at April 1, 2012	77,402	$4.41	2.54 years	$341,343
Granted
Less: vested	(32,929)	$4.45		$(146,534)
Less: canceled	(7,270)	$4.69		$(34,096)
Non-vested at December 31, 2012	37,203	$4.33	1.76 years	$161,089

The Company's net loss for the nine months ended December 31, 2013 includes $0.15 million of compensation costs related to the Company's grants of restricted stock to employees, $0.03 million for grants to directors and $0.10 million for grants to independent representatives under the Plans. In the prior period, the Company's net income included $0.03 million in stock compensation to directors, and $0.09 million in stock compensation to independent representatives under the Equity Plans.

INVESTORS CAPITAL HOLDINGS, LTD. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2013
(UNAUDITED)

NOTE 7 — STOCK BASED COMPENSATION  – (continued)

Stock Option Grants

The following table summarizes information regarding the Company's employee and director fixed stock options as of December 31, 2013 and, 2012:

Employee

Fixed Options	2013		2012
	Shares	Weighted-Average Exercise Price	Shares	Weighted- Average Exercise Price
Outstanding at beginning of period	150,000	$1.00	150,000	$1.00
Granted
Canceled
Exercised
Outstanding at end of period	150,000	$1.00	150,000	$1.00
Options exercisable at period end	150,000		150,000
Weighted-average fair value of options granted during the period

The intrinsic value of the stock options was $928,500 at December 31, 2013 and $390,000 at December 31, 2012.

The following table summarizes further information about employee and Directors' fixed stock options outstanding as of December 31, 2013:

Options Outstanding			Options Exercisable
Range of Exercise Prices	Number Outstanding	Weighted-Average Remaining Contractual Life	Exercise Price Number Exercisable		Weighted-Average Exercise Price
1.00	150,000		$1.00	150,000	$1.00

NOTE 8 — SEGMENT INFORMATION

Operating segments are defined as components of a business about which separate Financial information is available that is regularly evaluated by management in deciding how to allocate resources and in assessing performance. The Company evaluates performance based on profit and loss from operations before income taxes not including nonrecurring gains and losses.

The Company's has two operating segments, the independent broker-dealer provided by ICC and AD, and asset management and investment advisory services provided by ICA. ICCIA conducts the sale of insurance products and reports that activity at ICC.

The segments are strategic business units that are managed separately. They operate under different regulatory systems, provide different services and require distinct marketing strategies and varied technological and operational support. They also have differing revenue models; ICC earns transactional commissions and various fees in connection with the brokerage of securities for its customers. ICCIA generates commissions from insurance products. ICA generates recurring revenue from fees earned on the value of assets under management. Lastly, AI) is eligible to receive commissions on principal transactions of mutual funds and/or variable annuities only. AD, acquired on January 24, 2013, is operational but had no principal transactions during the current period.

INVESTORS CAPITAL HOLDINGS, LTD. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2013
(UNAUDITED)

NOTE 8 — SEGMENT INFORMATION  – (continued)

The Company accounts for inter-segment services and transfers as if the services or transfers were to third parties, that is, at current market prices. In presenting segment data, all corporate overhead items are allocated to the segments, and inter-segment revenue, expense, receivables and payables are eliminated. Currently it is impractical to report segment information using geographical concentration.

Management allocates all expenses separately to the parent and ICC, including allocation of costs associated with shared personnel, based upon time studies and a determination of which entities are the beneficiaries of the services rendered by the personnel. Within ICC, expenses are further allocated between the two segments, ICC and ICA, as follows: overhead expenses pro rata to revenue, direct full-time and time-shared employee costs based on the segments being served, and other personnel-related expenses pro rata to head count. There was no allocation of expenses for AD as there was only direct costs for regulatory and professional services in maintaining its shell broker-dealer status. The Company will be allocating expenses for AD for administrative, record-keeping, and compliance purposes pursuant to the expense sharing agreement between, ICH, ICC, and AD, filed with FINRA in February 2014.

In addition, ICC reimburses ICH in the form of a management fee for ICH-incurred overhead expenses that are necessary for ICC to effectively conduct its operations. This overhead primarily is in the nature of salaries and professional and legal fees incurred to obtain such services as audit engagements, legal advice, and industry expertise. The Company periodically reviews the effect that these agreements described above may have on the firm's net capital.

Segment reporting primarily based on revenue components is as follows for the three months ended:

	December 31, 2013
	Commissions		Advisory	ICH	ICH Securities	Totals
Non-interest revenue		$19,808,832	4,963,844	(16,841)		$24,755,835
Revenue from transaction with other operating segments:		$249,984				$249,984
Interest and dividend income, net		$92,917		2	5	$92,924
Depreciation and amortization		$46,465	917			$47,382
Income (loss) from operations		$(1,340,390)	1,769,022	(831,958)	5	$(403,321)
Period end total assets		$17,249,914	699,280	3,234,919	10,369	$21,194,482
Corporate items and eliminations	$			(1,757,601)		$(1,757,601)

	December 31, 2012
	Commissions		Advisory	ICH	ICH Securities	Totals
Non-interest revenue		$16,471,237	$4,212,060	$(14,649)	$—	$20,668,648
Revenue from transaction with other operating segments:		$245,588			—	$245,588
Interest and dividend income, net		$97,706		3	6	$97,715
Depreciation and amortization		$80,872	1,167		—	$82,039
Income (loss) from operations		$(226,066)	526,885	(17,554)	6	$283,271
Period end total assets		$14,256,786	587,996	2,832,933	10,343	$17,688,058
Corporate items and eliminations	$			(1,617,168)	—	$(1,617,168)

INVESTORS CAPITAL HOLDINGS, LTD. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2013
(UNAUDITED)

NOTE 8 — SEGMENT INFORMATION  – (continued)

Segment reporting primarily based on revenue components is as follows for the nine months ended:

	December 31, 2013
	Commissions		Advisory	ICH	ICH Securities	Totals
Non-interest revenue		$55,977,212	14,048,485	(49,714)		$69,975,983
Revenue from transaction with other operating segments:		$882,248				$882,248
Interest and dividend income, net		$233,554		4	16	$233,574
Depreciation and amortization		$167,294	917			$168,211
Income (loss) from operations		$(3,982,057)	2,948,312	(954,044)	16	$(1,987,773)
Period end total assets		$17,249,914	699,280	3,234,919	10,369	$21,194,482
Corporate items and eliminations	$			(1,757,601)		$(1,757,601)

	December 31, 2012
	Commissions		Advisory	ICH	ICH Securities	Totals
Non-interest revenue		$49,270,354	$12,421,432	$(45,022)	$—	$61,646,764
Revenue from transaction with other operating segments:		$742,063				$742,063
Interest and dividend income, net		$244,866		3	19	$244,888
Depreciation and amortization		$244,889	1,167			$246,056
Income (loss) from operations		$(233,098)	1,704,281	(309,269)	19	$1,161,933
Period end total assets		$14,256,786	587,996	2,832,933	10,348	$17,688,063
Corporate items and eliminations	$			(1,617,168)	—	$(1,617,168)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders of Investors Capital Holdings, Ltd. and Subsidiaries
Lynnfield, MA

We have audited the accompanying consolidated balance sheets of Investors Capital Holdings, Ltd. and subsidiaries (the “Company”) as of March 31, 2013 and 2012, and the related consolidated statements of operations and comprehensive income (loss), changes in stockholders’ equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included a consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’ internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit s provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Investors Capital Holdings, Ltd. and subsidiaries, at March 31, 2013 and 2012, and the consolidated results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Marcum LLP

Marcum, LLP

Boston, Massachusetts
June 20, 2013

INVESTORS CAPITAL HOLDINGS, LTD. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	March 31, 2013	March 31, 2012
Assets
Current Assets
Cash and cash equivalents	$6,589,698	$4,537,713
Deposit with clearing organization, restricted	175,000	175,000
Accounts receivable	7,160,553	4,525,157
Loans receivable from registered representatives (current), net of allowance	593,730	654,560
Prepaid income taxes	136,972	137,658
Securities owned at fair value	258,903	235,454
Prepaid expenses	722,427	674,780
	15,637,283	10,940,322
Property and equipment, net	194,446	340,007
Long Term Investments
Loans receivable from registered representatives	893,703	1,002,621
Non-qualified deferred compensation investment	1,771,044	1,327,806
Cash surrender value life insurance policies	176,402	157,991
	2,841,149	2,488,418
Other Assets
Deferred tax asset, net	1,059,480	1,550,010
Capitalized software, net	107,590	172,240
Other assets	56,704	—
	1,223,774	1,722,250
TOTAL ASSETS	$19,896,652	$15,490,997
Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable	$1,327,691	$820,540
Accrued expenses	1,818,379	1,408,324
Commissions payable	3,279,921	2,787,467
Notes payable	1,488,876	1,605,688
Unearned revenues	188,651	146,198
Securities sold, not yet purchased, at fair value	28,946	8,186
	8,132,464	6,776,403
Long-Term Liabilities
Non-qualified deferred compensation plan	1,968,691	1,458,169
Subordinated borrowings	2,000,000	—
	3,968,691	1,458,169
Total liabilities	12,101,155	8,234,572
Commitments and contingencies (Note 16)
Stockholders’ Equity:
Common stock, $.01 par value, 10,000,000 shares authorized; 7,101,427 issued and 7,097,542 outstanding at March 31, 2013 6,689,009 issued and 6,685,124 outstanding at March 31, 2012	71,013	66,890
Additional paid-in capital	12,594,370	12,425,713
Accumulated deficit	(4,839,751)	(5,206,043)
Less: Treasury stock, 3,885 shares at cost	(30,135)	(30,135)
Total stockholders’ equity	7,795,497	7,256,425
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$19,896,652	$15,490,997

The accompanying notes are an integral part of these consolidated financial statements.

INVESTORS CAPITAL HOLDINGS, LTD. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

	YEARS ENDED March 31,
	2013	2012
Revenue:
Commissions	$65,577,806	$63,444,938
Advisory fees	16,409,330	15,958,497
Other fee income	1,701,482	620,595
Other revenue	1,196,772	1,016,732
Total revenue	84,885,390	81,040,762
Expenses:
Commissions and advisory fees	67,378,564	64,775,584
Compensation and benefits	6,535,007	8,744,917
Regulatory, legal and professional services	4,833,915	3,979,808
Brokerage, clearing and exchange fees	1,404,075	1,790,263
Technology and communications	1,300,652	1,335,373
Advertising, marketing and promotion	917,181	956,234
Occupancy and equipment	694,326	864,431
Other administrative	1,204,994	1,219,856
Interest	30,668	37,361
Total operating expenses	84,299,382	83,703,827
Operating income (loss)	586,008	(2,663,065)
Provision (benefit) for income taxes	219,716	(331,236)
Net income (loss)	$366,292	$(2,331,829)
Other comprehensive income:
Unrealized gains (losses) on securities
Unrealized holding loss arising during period on investment securities	—	(3,824)
Less: Reclassification adjustment for gains included in net loss	—	(52,893)
Other Comprehensive income (loss)	$—	$(56,717)
Comprehensive income (loss)	366,292	(2,388,546)
Basic net income (loss) per share	$0.06	$(0.36)
Diluted net income (loss) per share	$0.06	$(0.36)
Shares used in basic per share calculations	6,219,022	6,520,025
Shares used in diluted per share calculations	6,522,764	6,520,025

The accompanying notes are an integral part of these consolidated financial statements.

INVESTORS CAPITAL HOLDINGS, LTD. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY
Years Ended March 31, 2013 and 2012

	COMMON STOCK $.01 PAR VALUE		Additional Paid-In Capital	Retained Earnings (Deficit)	Treasury Stock	Accumulated Other Comprehensive	Total Stockholders’ Equity
	Number of Shares	Carrying Amount
Balance at March 31, 2011	6,618,259	$66,183	$12,279,380	$(2,874,214)	$(30,135)	$56,717	$9,497,931
Stock-based compensation:
Amortization of deferred compensation			147,040				147,040
Issuance of common stock under plans	74,401	744	(744)
Cancelled restricted shares	(3,651)	(37)	37
Unrealized loss on securities:
Unrealized holding loss arising during the period						(3,824)	(3,824)
Less: reclassification adjustment for gains included in net loss						(52,893)	(52,893)
net loss				(2,331,829)			$(2,331,829)
Balance at March 31, 2012	6,689,009	$66,890	$12,425,713	$(5,206,043)	$(30,135)	$—	$7,256,425
Stock-based compensation:
Amortization of deferred compensation			172,780				172,780
Issuance of common stock under plans	420,000	4,200	(4,200)
Cancelled restricted shares	(7,582)	(77)	77
Net income				366,292			366,292
Balance at March 31, 2013	7,101,427	$71,013	$12,594,370	$(4,839,751)	$(30,135)	$—	$7,795,497

The accompanying notes are an integral part of these consolidated financial statements.

INVESTORS CAPITAL HOLDINGS, LTD. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years Ended March 31,
	2013	2012
Cash flows from operating activities:
Net income (loss)	$366,292	$(2,331,829)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	321,231	380,139
Deferred taxes, net	490,530	(331,236)
Stock-based compensation	172,780	147,040
Non-cash compensation for transfer of beneficial interest in life insurance to former chairman	—	568,095
Unrealized gain in marketable securities	(24,898)	(13,412)
Non-qualified deferred compensation investment	63,508	36,159
Loss on disposal of equipment	65,786	14,542
Market adjustment cash surrender value life insurance policy	(18,411)	(9,214)
Charge to commission expense (forgivable loans)	181,599	291,874
Provision for doubtful accounts	133,464	100,228
Loss on write down on permanent decline of investment	—	50,000
Change in operating assets and liabilities:
Accounts receivable	(2,635,396)	2,273,481
Prepaid expenses and other	(100,574)	422,676
Loans receivable from registered representatives	(145,316)	(711,036)
Income taxes	686	20,222
Accounts payable	2,712,072	2,020,645
Securities, net	—	(36,062)
Accrued expenses	410,055	(670,381)
Commissions payable	492,454	(459,431)
Unearned revenues	42,453	32,712
Net cash provided by operating activities	2,528,315	1,795,212
Cash flows from investing activities:
Acquisition of property and equipment	(154,308)	(71,952)
Cash surrender value life insurance policies	—	(36,443)
Payments on note receivable	—	603,169
Proceeds from investments	22,209	(2,572)
Capitalized software	(22,498)	(105,110)
Net cash (used in) provided by investing activities	(154,597)	387,092
Cash flows from financing activities:
Payments on note payable	(2,321,733)	(2,231,786)
Proceeds from subordinated borrowings	2,000,000	—
Net cash used in financing activities	(321,733)	(2,231,786)
Net increase (decrease) in cash and cash equivalents	2,051,985	(49,482)
Cash and cash equivalents, beginning of year	4,537,713	4,587,195
Cash and cash equivalents, end of year	$6,589,698	$4,537,713
Supplemental disclosures of cash flow information:
Interest paid	$26,085	$27,468
Income taxes paid	$84,000	$—
Non-cash investing activity:
Reclassification of investment from available for sale to trading	$—	$212,553
Non-cash financing activity:
Insurance premiums	$2,204,921	$2,309,505

The accompanying notes are an integral part of these consolidated financial statements.

INVESTORS CAPITAL HOLDINGS, LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years Ended March 31, 2013 and 2012

NOTE 1 — NATURE OF OPERATIONS

Incorporated in 1995 under Massachusetts law and redomesticated under Delaware law in 2007, Investors Capital Holdings, Ltd. (“ICH”) is a holding company whose wholly-owned subsidiaries assist a nationwide network of independent registered representatives (“representatives”) in providing a diversified line of financial services to the public including securities brokerage, investment advice, asset management, financial planning and insurance. Our subsidiaries include the following:

•	Investors Capital Corporation (“ICC”) is duly registered under the Securities Exchange Act of 1934, the Investment Advisers Act of 1940 and applicable state law to provide broker-dealer and investment advisory services nationwide. ICC’s national network of independent financial representatives is licensed to provide these services through ICC under the regulatory purview of the Securities and Exchange Commission (the “SEC”), the Financial Industry Regulatory Authority (“FINRA”) and state securities regulators. ICC executes and clears its public customer accounts on a fully disclosed basis through Pershing, LLC (“Pershing”). ICC, doing business as Investors Capital Advisors (“ICA”), also provides investment advisory services.
•	ICC Insurance Agency, Inc. facilitates the sale of insurance and annuities by our representatives.
•	Investors Capital Holdings Securities Corporation (“ICH Securities”) holds cash, cash equivalents, interest income and dividend income for ICH.
•	Advisor Direct, Incorporated (“AD”) is a wholly-owned subsidiary. On January 24, 2013, Investors Capital Holdings, Ltd. acquired all the assets of a shell broker-dealer for the cash purchase price of $32,500 with no goodwill created. AD is a Broker-Dealer registered with the SEC and is a member of FINRA. AD is registered to operate as a (k)(1) Broker-Dealer where principal transactions are limited to mutual funds and/or variable annuities only.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The significant accounting policies of the Company are summarized below to assist the reader to better understand the consolidated financial statements and other data contained herein.

Basis of Presentation

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, ICC, ICC Insurance Agency, Inc., Advisor Direct, Inc. and ICH Securities. All significant inter-company items and transactions have been eliminated in the consolidation.

Use of Estimates and Assumptions

The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities, if any, at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Those estimates deal with the valuation of securities and other assets revenue recognition, litigation reserves and allowance for doubtful accounts receivable and involve a particularly high degree of judgment and complexity. Actual results could differ from those estimates.

Revenue Recognition

The Company’s revenue recognition policies are summarized below.

Mutual Funds/Variable Annuities.  Revenue from the sale of mutual funds and variable annuities is recognized as of the date the check and application is accepted by the investment company.

INVESTORS CAPITAL HOLDINGS, LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years Ended March 31, 2013 and 2012

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  – (continued)

Brokerage.  The Company earns commissions through stock purchase and sale transactions, mutual fund purchases, government and corporate bonds transactions, fee-based managed accounts and ticket charges. The Company also earns revenue in the form of 12b-1 fees and interest on account balances. The earnings process is substantially complete at trade date in accordance with the rules of FINRA and the SEC.

The Company also receives credit adjustments for clearing charge s that are netted against any clearing charges the Company may incur for the period. These adjustments are recognized as income in the period received unless otherwise noted by the clearing Company.

Unrealized gains and losses are recorded at the time that the Company reconciles its trading positions with the market value. The unrealized gains or losses are adjusted to market until the position is settled or the trade is cancelled.

Advisory Fees.  Our managed accounts advisory fees are based on the amount of assets managed per agreement negotiated between our independent representatives and their clients. These revenues are recorded quarterly as and when billed based on the fair market value of assets managed throughout the quarter. Any portion remaining uncollected due to account adjustments after account rebalancing is charged against earnings at quarter end.

Administration Fees.  Administration fees for services rendered to the Company’s representatives respecting annual FINRA license renewals and Error and Omissions (“E&O”) insurance are recognized as revenue upon registration of the representative with FINRA and listing of the registered representative with the E&O insurance carrier. The funds received from the registered representative are initially recorded as unearned revenue. The amounts collected in excess of the E & O insurance premium and/or fees due FINRA, if any, are recognized as revenue. Fees collected to maintain books and records are deferred and recognized ratably throughout the year.

Other Revenue.  Revenue from marketing associated with product sales is recognized quarterly based on production levels. Marketing event revenues are recognized at the commencement of each event offset by its costs. Revenue from ICC’s technology platform, Capital Connect, is recognized monthly based on a representative’s selected package, which provides them access to a portal, in addition to receiving IT support. The service terminates immediately if a representative is no longer with the firm or it is temporarily suspended, in either case, there will be no additional fees to be recognized as income.

Cash and Cash Equivalents

For purposes of reporting cash flow, cash and cash equivalents includes cash in checking and savings accounts, cash at its clearing firm and short-term investments with original maturities of 90 days or less.

Customer Accounts

The Company’s customer accounts are reported by the various custodians on a fully disclosed basis.

Financial Instruments

The Company’s financial assets and liabilities are reported in the statements of financial condition at readily ascertainable fair value or at carrying amounts that approximate fair value as these financial instruments generally have short maturity periods. The fair value of securities owned and trading securities sold, not yet purchased are equal to the carrying value. Changes in the fair value of these securities are reflected in the results of operations.

Marketable Securities

The Company classifies their short-term investments as trading, available for sale, or held to maturity. The Company’s marketable securities consist of fixed income instruments and mutual funds and have been

INVESTORS CAPITAL HOLDINGS, LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years Ended March 31, 2013 and 2012

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  – (continued)

classified by management as trading. Accordingly, realized and unrealized gains and losses at year-end are included in the earnings of the Company. The fair market values of these securities are determined based on quoted market prices.

The Company conducts its principal trading through two designated trading accounts. One of these accounts is used to facilitate fixed income trading on a same day buy-sell basis. The second account is used to facilitate fixed income trading for representatives and may carry positions overnight. These securities are normally held in the account for no longer than 30 days and are recorded at fair market value.

Advertising

The Company expenses all promotional costs as incurred.

Property and Equipment

Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful life of the related assets, over a period of three to seven years. Leasehold improvements are amortized over the lesser of the economic useful life of the improvement or the term of the lease. Routine repairs and maintenance are expensed as incurred.

The Company reviews the carrying value on its property and equipment whenever events and circumstances indicate that the carrying value of an asset may not be recoverable from its use and eventual disposition. In cases where an asset is not in use and subsequently disposed of, the Company recognizes a loss on disposal that is equal to the carrying value at the time of disposal offset against any proceeds received. The Company reported losses on its disposal of property and equipment of $65,786 and $14,542 respectively, for the years ended March 31, 2013 and 2012.

Income Taxes

The Company uses the asset and liability method to account for income taxes, which requires recognition of deferred tax assets, subject to valuation allowances, and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income or loss in the period that includes the enactment date.

Deferred income taxes are the result of timing differences between book and taxable income and consist primarily of deferred compensation, legal accruals, differences between depreciation expenses, and a net operating loss for financial statement purposes versus tax return purposes.

The Company has assessed the realizability of its deferred tax assets to determine whether or not a valuation allowance was required for some or all of its deferred tax assets. The Company also considered its current period reporting results and compared these results to its annual projection. Management anticipates it will achieve profitability and future taxable income; however, it has concluded that the sustained uncertainty in the global economy and its impact on the U.S. financial markets along with the ongoing legal risks and related defense costs inherent in the industry necessitated a valuation allowance in the amount of approximately $0.5 million as of March 31, 2013 and 2012.

If future operations exceed current projections, management may conclude such valuation allowance is no longer needed. Conversely, if future operating results do not meet current projections, it is possible that an additional valuation allowance may be needed in future periods.

US GAAP requires that the impact of tax positions be recognized in the financial statements if they are more likely than not of being sustained upon examination, based on the technical merits of the position. The Company’s management has determined that the Company has no uncertain tax positions requiring recognition

INVESTORS CAPITAL HOLDINGS, LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years Ended March 31, 2013 and 2012

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  – (continued)

as of March 31, 2013. The Company files federal and state income tax returns. The statute of limitations for these jurisdictions is generally three to six years. The Company had no returns under examination as of March 31, 2013.

Earnings Per Share

The Company reports net income (loss) per share. Diluted earnings per share do not include the effect of stock options as it has an anti-dilutive effect on earnings per share (See Note 19). Basic and diluted net income per common share are determined by dividing net income by the weighted average number of common shares outstanding during the period.

Stock Based Awards

The Company grants stock based awards to employees, directors, and registered representatives after the awards are approved by the board of directors. These awards are incentive driven and based on performance. (See NOTE 19 BENEFIT PLANS)

Segment Reporting

The Company makes disclosures about products and services, and major customers. See “Note 15, Segment Information”.

Accounts Receivable — Allowance for Doubtful Accounts

The Company’s policies for determining whether a receivable is considered uncollectible are as follows:

Trade Receivables.  As prescribed by the SEC, trade receivables usually settle within three days. If a trade error occurs, the Company pursues remedies to collect on the trade error. The Company does not record a receivable resulting from a trade error that is in litigation or whose outcome is otherwise not reasonably determinable. In such a case, the Company applies any proceeds from settlements or insurance against any trade losses incurred.

Loans to representatives.  Management performs periodic evaluations and provides an allowance based on the assessment of specifically identified unsecured receivables and other factors, including the representative’s payment history and production levels. Once it is determined that it is both probable that a loan has been impaired, typically due to the termination of the relationship, and the amount of loss can reasonably be estimated, the portion of the loan balance estimated to be uncollectible is so classified. See “Note 3, Loans to Registered Representatives”.

Valuation of Securities and Other Assets

Substantially all financial instruments are reflected in the consolidated financial statements at fair value or amounts that approximate fair value. These include cash; cash equivalents; securities purchased under agreements to resell; deposits with clearing organizations; securities owned; and securities sold but not yet purchased. Certain financial instruments are classified as trading, available for sale, and held to maturity. The realized gains and losses are recorded in the income statement in the period in which the transactions occurred. The related unrealized gains and losses are reflected in other comprehensive income depending on the underlying purpose of the instrument. The Company records its private equity holdings at cost as the Company does not exercise significant influence over these equity investments.

Where available, the Company uses prices from independent sources such as listed market prices, or broker or dealer price quotations. Fair values for certain derivative contracts are derived from pricing models that consider current market and contractual prices for the underlying financial instruments or commodities, as well as time value and yield curve or volatility factors underlying the positions. In addition, even where the value of a security is derived from an independent market price or broker or dealer quote, certain assumptions

INVESTORS CAPITAL HOLDINGS, LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years Ended March 31, 2013 and 2012

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  – (continued)

may be required to determine the fair value. For instance, the Company generally assumes that the size of positions in securities that the Company holds would not be large enough to affect the quoted price of the securities if the Company were to sell them, and that any such sale would happen in an orderly manner. However, the actual value realized upon disposition could be different from the current carrying value.

Internal Use of Software

The costs of internally developed software that qualify for capitalization are capitalized as fixed assets and subsequently amortized over the estimated useful life of the software, which is generally three years. The costs of internally developed software are included in fixed assets at the point at which the conceptual formulation, design and testing of possible software project alternatives are complete and management authorizes and commits to funding the project. The Company does not capitalize projects where it believes that the future economic benefits are less than probable.

Reclassifications

Certain amounts in 2012 were reclassified to provide comparison with 2013 classifications. There was no impact to previously reported Net income (loss) or Net income (loss) per share.

Recent Accounting Pronouncements

Comprehensive Income.  In June 2011, the FASB issued Accounting Standards Update (ASU) No. 2011-05,

Comprehensive Income (Topic 220): Presentation of Comprehensive Income.  The new guidance eliminates the current option to report other comprehensive income and its components in the statement of stockholders’ equity. Instead, the new rule will require an entity to present net income and other comprehensive income in one continuous statement, referred to as the statement of comprehensive income, or in two separate but consecutive statements. While the new guidance changes the presentation of comprehensive income, there are no changes to the components that are recognized in net income or other comprehensive income under current accounting guidance. This new guidance is effective for fiscal years beginning after December 15, 2011 and for interim periods within those years The Company has adopted this rule as of April 01, 2012. While the adoption of this new guidance will change the presentation of comprehensive income, it did not have a material impact on the Company’s results of operations or financial position (See Consolidated Statements of Operations).

Subsequent Events

The Company has evaluated subsequent events through the date the financial statements were available to be filed. There were no material subsequent events requiring adjustment to or disclosure in these financial statements.

NOTE 3 — LOANS TO REGISTERED REPRESENTATIVES

ICC has granted loans to certain registered representatives. These loans are primarily given to newly recruited representatives to assist in the transition process. These notes have various schedules for repayment or forgiveness. Forgiveness is granted if the representative remain s licensed with the Company for an agreed upon period of time, generally one to five years, and/or meet specified performance goals. Upon forgiveness, the loans are charged to commission expense. Loans charged to commission expense totaled $181,599 and $291,874 for the fiscal years ended March 31, 2013 and 2012, respectively.

Some loans to registered representatives are not subject to a forgiveness contingency. These loans, as well as loans that have failed the forgiveness contingency, are repaid to the Company by deducting a portion of the representatives’ commission payouts throughout the commission cycle until the loans are repaid.

INVESTORS CAPITAL HOLDINGS, LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years Ended March 31, 2013 and 2012

NOTE 3 — LOANS TO REGISTERED REPRESENTATIVES  – (continued)

Interest charged on these loans to representatives range from 3.00% to 9.00% annually. Loans to registered representatives included in receivables from employees and registered representatives are as follows at March 31:

	2013	2012
Forgivable loans	$1,115,765	$1,057,497
Other loans	604,264	757,018
Less: allowance	(232,596)	(157,334)
Total loans	$1,487,433	$1,657,181

Included in other loans is a loan receivable from a registered representative in connection with a regulatory matter settled with the Massachusetts Securities Division on October 27, 2010. This representative has agreed to reimburse the Company for certain amounts paid by the Company with respect to this regulatory matter. The amount due on this receivable at March 31, 2013 and 2012 was $330,587 and $391,560, respectively.

NOTE 4 — NOTE RECEIVABLE

On October 24, 2005, the Company entered into an agreement (the “Transition Agreement”) with Dividend Growth Advisors, LLC (“DGA”). The Company agreed to terminate its Investment Advisory Agreement with Eastern Point Advisors Funds Trust (the “Trust”) effective October 18, 2005 and to permit the appointment by the Trust of DGA to succeed the Company as the Trust’s investment advisor.

On February 28, 2012, the Company received $499,475 in principal and accrued interest in full satisfaction and repayment of the Note. The Note had provided for a principal amount of $747,617 and quarterly payments of interest accruing thereon at 5.5%. The terms of this note were modified, effective March 3, 2010 to extend the maturity by four years to October 31, 2014 and require annual principal payments of $100,000.

NOTE 5 — SECURITIES OWNED AND SECURITIES SOLD, NOT YET PURCHASED AT FAIR VALUE

Trading and investment securities owned consist of both marketable securities and not readily marketable securities and are recorded at fair value. Securities sold, but not yet purchased represent obligations of the Company to deliver the specified security at the contracted price and thereby create a liability to purchase the security in the market at prevailing prices. Changes in the value of these securities are reflected currently in the results of operations.

As of March 31, 2013 and 20 12, the Company’s proprietary trading and investment accounts consisted of the following securities:

	March 31, 2013
	Owned	Sold, Not Yet Purchased
Equities	$354	$28,946
Asset backed securities	2,040	—
Mutual funds	256,509	—
	$258,903	$28,946

INVESTORS CAPITAL HOLDINGS, LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years Ended March 31, 2013 and 2012

NOTE 5 — SECURITIES OWNED AND SECURITIES SOLD, NOT YET PURCHASED AT FAIR VALUE  – (continued)

	March 31, 2012
	Owned	Sold, Not Yet Purchased
Equities	$4,796	$7,900
Asset backed securities	2,672	—
Mutual funds	227,986	286
	$235,454	$8,186

Included in the category mutual funds is an investment called the Goldman Sachs Rising Dividend Growth Fund, formerly The Rising Dividend Growth Fund. On December 31, 2011 the Company reclassified this investment as an investment held for trading. As of March 31, 2013 the Company’s intent is to still trade this investment that has a fair value of $25 6,509 and $227,986 as of March 31, 201 3 and 2012, respectively.

NOTE 6 — INVESTMENTS

The Company recognized a $50,000 loss as of March 31, 2012 due to a permanent decline in the market value of an investment classified as held to maturity.

NOTE 7 — FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK AND CONCENTRATIONS OF CREDIT RISK

The Company is engaged in various trading and brokerage activities whose counterparties primarily include the general public. In the event counterparties do not fulfill their obligations, the Company may be exposed to risk. Securities sold, but not yet purchased, represent obligations of the Company to purchase the security in the market at the prevailing prices to the extent that the Company does not already have the securities in possession. Accordingly, these transactions result in off-balance sheet risk when the Company’s satisfaction of the obligations exceeds the amount recognized in the balance sheet. The risk of default depends on the creditworthiness of the counterparty of the issuer of the instrument. It is the Company’s policy to review, as necessary, the credit standings of each counterparty with which it conducts business.

Commissions receivable from one source were 36% and 10% of total receivables for the years ended March 31, 2013 and 2012, respectively.

At March 31, 2013, the carrying amount of the Company’s cash and cash equivalents was $6,589,698 of which $250,000 was covered by the Federal Deposit Trust Corporation (“FDIC”). The Company’s cash and cash equivalents as of March 31, 2013 also includes $2,701,440 at its clearing broker-dealer of which $500,000 was fully insured by the Securities Investor Protection Corporation (“SIPC”).

At March 31, 2012, the carrying amount of the Company’s cash and cash equivalents was $4,537,713 of which $250,000 was covered by the Federal Deposit Trust Corporation (“FDIC”). The Company’s cash and cash equivalents as of March 31, 2012 also includes $702,751 at its clearing broker-dealer of which $500,000 was fully insured by the Securities Investor Protection Corporation (“SIPC”).

NOTE 8 — FAIR VALUE MEASUREMENTS

The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to the asset or liability. Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. A fair value measurement assumes that the transaction to sell the asset or transfer the liability occurs in the principal market for the asset or liability or, in the absence of a principal market, the most advantageous market. Valuation techniques that are consistent with the market, income or cost approach are used to measure fair value.

INVESTORS CAPITAL HOLDINGS, LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years Ended March 31, 2013 and 2012

NOTE 8 — FAIR VALUE MEASUREMENTS  – (continued)

The fair value hierarchy prioritizes the inputs to valuation techniques used to measure fair value into three broad levels:

•	Level 1 — Inputs are unadjusted quoted prices in active markets for identical assets or liabilities the Company has the ability to access.
•	Level 2 — Inputs are inputs (other than quoted prices included within Level 1) that are observable for the asset or liability, either directly or indirectly.
•	Level 3 — Inputs include unobservable inputs for the asset or liability and rely on management’s own assumptions about the assumptions that market participants would use in pricing the asset or liability. (The unobservable inputs should be developed based on the best information available in the circumstances and may include the Company’s own data.)

The inputs or methodology used for valuing securities are not necessarily an indication of the risk associated with investing in those securities. The following table presents the Company’s fair value hierarchy for those financial assets and liabilities measured at fair value as of March 31, 2013:

Fair Value Measurements on Recurring Basis	Total	Level 1	Level 2	Level 3
Assets:
Securities owned at fair value
Mutual funds	$256,509	$256,509	$—	$—
Equities	354	354	—	—
Asset backed securities	2,040	—	2,040	—
Total assets	$258,903	$256,863	$2,040	$—
Liabilities:
Securities sold, not yet purchased at fair value
Equities	$28,946	$28,946	$—	$—
Total liabilities	$28,946	$28,946	$—	$—

The following table presents the Company’s fair value hierarchy for those financial assets and liabilities measured at fair value as of March 31, 2012:

Fair Value Measurements on Recurring Basis	Total	Level 1	Level 2	Level 3
Assets:
Securities owned at fair value
Mutual funds	$227,986	$227,986	$—	$—
Equities	4,796	4,796	—	—
Asset backed securities	2,672	—	2,672	—
Total assets	$235,454	$232,781	$2,672	$—
Liabilities:
Securities sold, not yet purchased at fair value
Mutual funds	$286	$286	$—	$—
Equities	7,900	7,900	—	—
Total liabilities	$8,186	$8,186	$—	$—

(1)	Amount labeled as Mutual funds are included in Non-qualified Deferred compensation investment on the Consolidated Balance Sheet.

INVESTORS CAPITAL HOLDINGS, LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years Ended March 31, 2013 and 2012

NOTE 8 — FAIR VALUE MEASUREMENTS  – (continued)

Valuation of Marketable Trading and Investment Securities Owned

The fair value of marketable trading and investment securities owned is determined based on quoted market prices. Securities traded on a national exchange are stated at the last reported sales price on the day of valuation; other securities traded in the over-the-counter market and listed securities for which no sale was reported on that date are stated as the last quoted bid price.

Valuation of Trading Securities Sold, Not Yet Purchased

As a broker-dealer, the Company is engaged in various securities trading and brokerage activities as principal. In the normal course of business, the Company sometimes sells securities they do not currently own and will therefore be obligated to purchase such securities at a future date. This obligation is recorded on the balance sheet at fair value based on quoted market prices of the related securities and will result in a trading loss if the fair value increases and a trading gain if the fair value decreases between the balance sheet and date of purchase.

Valuation of Mutual Funds

The fair value of mutual funds is determined based on quoted market prices. Securities traded on a national exchange are stated at the last reported sales price on the day of valuation; other securities traded in over-the-counter market and listed securities for which no sale was reported on that date are stated as the last quoted bid price.

NOTE 9 — RELATED-PARTY TRANSACTIONS

From time to time the Company may enter into transactions with related parties which occur in the normal course of business and are deemed to be transacted at “arm’s length” by management.

The Company leases office space from a related party, the owner of which was the principal stockholder of ICH and Chairman of the Board of Directors. Rent expense, including condo fees, for these leases amounted to $201,077 and $343,697 for the years ending ended March 31, 201 3 and 201 2, respectively, and is included in occupancy costs on the consolidated statements of operations.

The Company engages in transactions with a related party, whose owner is the spouse of the Company’s former principal stock holder, in connection with the promotion and servicing of fixed insurance products produced by the Company’s independent representatives. Payments made by the Company to IMS Insurance, when combined with payments received by the Company from IMS Insurance were immaterial for the year ended March 31, 2012 and there were no related party transactions with IMS insurance for the year ended March 31, 2013.

The Company bills a broker dealer, whose owner is the spouse of the Company’s former principal stock holder and Chairman of the Board of Directors, ticket charges for executing its trades and being the introducing broker. Amounts billed for the years ended March 31, 2012 were immaterial. Also, for the year ended March 31, 2012, the Company earned referral fees for the transfer of representatives to this broker dealer. The fees earned were immaterial. There were no related party transactions for ticket charges or referral fees for the year ended March 31, 2013.

On August 2, 2011, the Company completed its secondary stock offering at a price of $4.25 per share of 3,608,820 shares of its common stock owned by its former Chairman of the Board and principal stockholder, Theodore E. Charles, members of his family, family trusts and a controlled charitable foundation (the “selling stockholders”). Upon the closing of the offering, (i) Mr. Charles retired as an officer and director of the Company, (ii) his employment agreement with the Company was terminated due to retirement, (iii) his consultant agreement with the Company was amended to shorten the term to one year and reduce certain employment benefits and (iv) The Company awarded Mr. Charles, the former Chairman, non-cash compensation of $0.57 million representing the cash surrender value on title to an existing life insurance policy.

INVESTORS CAPITAL HOLDINGS, LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years Ended March 31, 2013 and 2012

NOTE 10 — PROPERTY AND EQUIPMENT, NET

Property and equipment consisted of the following at March 31:

	2013	2012
Equipment	$1,962,486	$1,945,271
Leasehold improvements	111,825	624,368
Furniture and fixtures	387,004	377,662
	2,461,315	2,947,301
Accumulated depreciation and amortization	(2,266,869)	(2,607,294)
Property and equipment, net	$194,446	$340,007

Depreciation expense was $234,083 and $315,138 for the year’s ended March 31, 2013 and 2012, respectively.

NOTE 11 — NOTES PAYABLE

At March 31, 2013 and 2012, notes payable consisted of debt to finance insurance premiums. These notes are referenced in the table below:

March 31,	Lender	Premium	Principal	Interest Rate	Maturity Date
2013	AFCO	Directors and Officers, Liability, Fidelity Bond	$280,693	1.99%	February 17, 2014
	Premium Financing	Errors and Omissions	1,208,183	1.99%	November 30, 2013
			$1,488,876
2012	AFCO	Directors and Officers, Liability, Fidelity Bond	$306,465	2.10%	February 17, 2013
	Premium Financing	Errors and Omissions	1,248,203	1.95%	October 1, 2012
	FINRA	Regulatory Fine	51,020	6.25%	July 19, 2012
			$1,605,688

For the years ended March 31, 2013 and 2012 there was no long-term debt outstanding.

NOTE 12 — SUBORDINATED BORROWINGS

The lender, consisting of the Company’s clearing firm, have, under a Subordinated Debt Agreement and related Rider, subordinated its rights of collection of principal and claims to all other present and future senior creditors of the Company prior to the expiration of the agreement. The subordinated borrowings are covered by an agreement approved by FINRA on March 8, 2013 and are thus available for computing net capital under the SEC’s uniform net capital rule. To the extent that such borrowings are required for the Company’s continued compliance with minimum net capital requirements, they may not be repaid. As of March 31, 2013, the balance of subordinated borrowings was $2,000,000.

The Company’s subordinated borrowings mature on March 8, 2016. The interest rate on all subordinated borrowings is prime plus five percent (8.25% at March 31, 2013), payable monthly. The Company had no subordinated borrowings for the year ended March 31, 2012.

INVESTORS CAPITAL HOLDINGS, LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years Ended March 31, 2013 and 2012

NOTE 13 — LINE OF CREDIT

The Company has a line of credit (“Line”) with maximum borrowings of $1,000,000 at the Bank’s base lending rate (5.00% per year as of March 31, 2013). The Line became effective on November 22, 2012, and is subject to annual renewal and contains a customary minimum debt service covenant. There is no outstanding balance at March 31, 2013. The Company had the same lending terms and arrangement in the prior year and there was no outstanding balance at March 31, 2012.

NOTE 14 — INCOME TAXES

The (benefit) provision for income taxes is as follows for the fiscal years ended March 31:

	2013	2012
Current:
Federal	$(275,496)	$—
State	4,682	—
	$(270,814)	$—
Deferred:
Federal	$461,001	$(584,570)
State	29,529	(190,367)
	490,530	(774,937)
Change in valuation allowance	—	443,701
Provision (benefit) for income taxes	$219,716	$(331,236)

Deferred income taxes are the result of timing differences between book and taxable income and consist primarily of deferred compensation, legal accruals, differences between depreciation expenses, and a net operating loss for financial statement purposes versus tax return purposes.

Net deferred tax assets (liabilities) within each tax jurisdiction consisted of the following at:

	March 31, 2013
	Asset	Liability	Valuation Allowance	Net deferred tax asset
Federal	$1,136,234	$(62,037)	$—	$1,074,197
State	493,828	(19,848)	—	473,980
Valuation allowance	—	—	(488,697)	(488,697)
Total	$1,630,062	$(81,885)	$(488,697)	$1,059,480

	March 31, 2012
	Asset	Liability	Valuation Allowance	Net deferred tax asset
Federal	$1,635,545	$(73,856)	$—	$1,561,689
State	499,608	(22,590)	—	477,018
Valuation allowance	—	—	(488,697)	(488,697)
Total	$2,135,153	$(96,446)	$(488,697)	$1,550,010

INVESTORS CAPITAL HOLDINGS, LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years Ended March 31, 2013 and 2012

NOTE 14 — INCOME TAXES  – (continued)

The following is a summary of the significant components of the Company’s deferred tax assets and liabilities:

	Years Ended March 31,
	2013	2012
Deferred tax assets (liabilities):
Accrued legal and settlements	$533,124	$501,088
Deferred compensation	926,715	692,833
Net operating losses and other	195,559	844,546
Depreciation	(25,336)	96,686
Valuation allowance	(488,697)	(488,697)
Liabilities	(81,885)	(96,446)
Total deferred tax assets, net	$1,059,480	$1,550,010

The total income tax provision (benefit) differs from the income tax at the statutory federal income tax rate due to the following:

	Years Ended March 31,
	2013	2012
Tax at U.S. statutory rate	$199,397	$(905,437)
State taxes, net of federal benefit	83,633	(121,993)
Unallowable expenses	20,150	211,259
Change in valuation allowance	—	443,701
Other adjustments	(83,464)	41,234
Provision (benefit) for income taxes	$219,716	$(331,236)

The Company assesses the realizability of its deferred tax assets to determine whether or not a valuation allowance was required for some or all of its deferred tax assets. The Company considered negative evidence, including its current cumulative loss position for financial reporting purposes over the past three years, and positive evidence, including current period earnings, its recent history of taxable income in three of the past five years and its projections of taxable income in the future. The Company also considered that its GAAP losses over the prior two fiscal years included certain significant non-deductible and other expenses which management believes to be non-recurring.

These non-recurring expenses include costs incurred in the fiscal year ended March 31, 2012 related to the retirement of the former Chairman and the sale of his shares of the Company in a secondary offering and regulatory fines incurred in prior periods. Based on the foregoing, management has concluded that it is more likely than not that the Company will realize a significant portion of its deferred tax assets, including approximately $0.3 million that will be realized in the current year based on a carry-back of net operating losses against taxable income in prior periods and approximately $1.7 million that management believes to be more likely than not to be realized as result of projected taxable income in future periods. However, management has concluded that the sustained uncertainty in the global economy and its impact on the U.S. financial markets along with the ongoing compliance and legal risks and related defense costs inherent in our industry necessitate we maintain the valuation allowance of approximately $0.5 million established at March 31, 2012. If future operations exceed current projections, management may conclude such valuation allowance is no longer needed. Conversely, if future operating results do not meet current projections, it is possible that an additional valuation allowance may be needed in future periods.

INVESTORS CAPITAL HOLDINGS, LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years Ended March 31, 2013 and 2012

NOTE 14 — INCOME TAXES  – (continued)

The Company recognizes and measures its unrecognized tax benefit or expense. The Company assesses the likelihood, based on their technical merit, that tax positions will be sustained upon examination based on the facts, circumstances and information available at the end of each period. The measurement of unrecognized tax expense or benefit is adjusted when new information is available or when an event occurs that requires a change. The Company recognizes the accrual of any interest and penalties related to unrecognized tax expense in income tax expense. No interest or penalties were recognized in 2013 and 2012. The Company does not have any tax positions as of March 31, 2013 for which it is reasonably possible that the total amounts of unrecognized tax benefit or expense will significantly increase or decrease within twelve months of the reporting date.

For the year ended March 31, 2013, the Company will have taxable income however there remains a three year-cumulative tax loss. The Company applied the “more-likely-than-not” recognition threshold to all tax positions taken or expected to be taken in a tax return, which resulted in no unrecognized tax benefits.

NOTE 15 — SEGMENT INFORMATION

Operating segments are defined as components of a business about which separate financial information is available that is regularly evaluated by management in deciding how to allocate resources and in assessing performance. The Company evaluates performance based on profit and loss from operations before income taxes not including nonrecurring gains and losses.

The Company’s has two operating segments, the independent broker-dealer provided by ICC and AD, and asset management and investment advisory services provided by Investors Capital Advisory. The segments are strategic business units that are managed separately. They operate under different regulatory systems, provide different services and require distinct marketing strategies and varied technological and operational support. They also have differing revenue models; ICC earns transactional commissions and various fees in connection with the brokerage of securities for its customers, whereas ICA generates recurring revenue from fees that are based on the value of assets under management.

The Company accounts for inter-segment services and transfers as if the services or transfers were to third parties, that is, at current market prices. In presenting segment data, all corporate overhead items are allocated to the segments, and inter-segment revenue, expense, receivables and payables are eliminated. Currently it is impractical to report segment information using geographical concentration.

Management allocates all expenses separately to the parent and ICC, including allocation of costs associated with shared personnel, based upon time studies and a determination of which entities are the beneficiaries of the services rendered by the personnel. Within ICC, expenses are further allocated between the two segments, ICC and ICA, as follows: overhead expenses pro rata to revenue, direct full-time and time-shared employee costs based on the segments being served, and other personnel-related expenses pro rata to head count.

In addition, ICC reimburses ICH in the form of a management fee for ICH-incurred overhead expenses that are necessary for ICC to effectively conduct its operations. This overhead primarily is in the nature of salaries and professional and legal fees incurred to obtain such services as audit engagements, legal advice, and industry expertise.

INVESTORS CAPITAL HOLDINGS, LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years Ended March 31, 2013 and 2012

NOTE 15 — SEGMENT INFORMATION  – (continued)

The Company periodically reviews the effect that these agreements described above may have on the firm’s net capital.

	March 31, 2013
	Commissions	Advisory	ICH	ICH Securities	Total
Non-interest revenue	$67,950,846	$16,669,329	$(63,410)	$—	$84,556,765
Revenue from transaction with other operating segments	871,397	—	—	—	$871,397
Interest and dividend income, net	328,598	—	3	24	$328,625
Depreciation and amortization	320,064	1,167	—	—	$321,231
Income (loss) from operations	(1,131,659)	2,160,308	(442,665)	24	$586,008
Year-end total assets	17,489,215	1,231,714	2,440,116	10,353	$21,171,398
Corporate items and eliminations	—	—	(1,274,746)	—	$(1,274,746)

	March 31, 2012
	Commissions	Advisory	ICH	ICH Securities	Total
Non-interest revenue	$64,449,550	$16,216,702	$16,782	$—	$80,683,034
Revenue from transaction with other operating segments	1,328,250	—	—	—	$1,328,250
Interest and dividend income, net	354,944	—	2,744	40	$357,728
Depreciation and amortization	378,972	1,167	—	—	$380,139
Income (loss) from operations	(2,940,143)	1,838,183	(1,561,145)	40	$(2,663,065)
Year-end total assets	14,034,601	360,196	2,319,824	10,330	$16,724,951
Corporate items and eliminations	—	—	(1,233,954)	—	$(1,233,954)

NOTE 16 — COMMITMENTS AND CONTINGENCIES

Operating Leases

On October 19, 2012 the Company entered into a lease for 14,045 square feet and began occupying that space on December 1, 2012 in Lynnfield, MA. This lease, which is for a term of sixteen months, expires March 31, 2014. Subsequent to March 31, 2013, the Company was released from its commercial lease agreement for its prior home office location at 230 Broadway, Lynnfield, MA.

The total minimum rental due in future periods under these existing agreements as of March 31, 2013 are as follows:

2014	$289,937
2015	24,000
2016	24,000
2017	24,000
2018	—
$361,937

Rent expense under the operating leases was $283,469 and $386,525 for the years ended March 31, 2013 and 2012, respectively, and is included in occupancy costs in the statement of income.

The Company offers loans and transition assistance to representatives mainly for recruiting or retention purposes. These commitments are contingent upon certain events occurring, including, but not limited to, the representatives joining the Company and meeting certain production requirements. As of March 31, 2013 and 2012, there were no such outstanding commitments.

INVESTORS CAPITAL HOLDINGS, LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years Ended March 31, 2013 and 2012

NOTE 17 — LITIGATION AND REGULATORY MATTERS

In the ordinary course of business, the Company and its subsidiaries are routinely defendants in or parties to arbitrations and other legal actions and proceedings brought on behalf of various claimants, some of which seek material and/or indeterminable amounts. Certain of these actions and proceedings are based on alleged violations of securities, consumer protection, labor and other laws and may involve claims for substantial monetary damages asserted against the Company and its subsidiaries. Also, the Company and its subsidiaries are subject to regulatory examinations, information gathering requests, inquiries, investigations and formal administrative proceedings that may result in fines or other negative impact on the Company. ICC, as a duly registered broker/dealer and investment advisor, is subject to regulation by the SEC, FINRA, NYSE-Amex, and state securities regulators.

The Company maintains Errors and Omissions (“E&O”) insurance to protect itself from potential damages and/or legal costs associated with certain litigation and arbitration proceedings and, as a result, in the majority of cases, the Company’s exposure is limited to $100,000 or $1,000,000 aggregate (effective January 2013 for only certain alternative investment products related to defense costs and indemnities) in any one case, subject to policy limitations and exclusions. Thereafter the $1,000,000 aggregate threshold, the Company’s exposure on these same investments is limited to $150,000 and a 10 percent coinsurance. For all other investment products, the Company’s exposure is $100,000 per claim.

The Company also maintains a fidelity bond to protect itself from potential damages and/or legal costs related to fraudulent activities pursuant to which the Company’s exposure is usually limited to a $350,000 deductible per case, subject to policy limitations and exclusions.

The Company recognizes a legal liability when management believes it is probable that a liability has been incurred and the amount can be reasonably estimated. Conclusions on the likelihood that a liability has been incurred and estimates as to the amount of the liability are based on consultations with the Company’s General Counsel who, when situations warrant, may engage and consult external counsel to assist with the evaluation and handle certain matters. Legal fees for defense costs are expensed as incurred and classified as professional services within the consolidated statements of income.

As of March 31, 2013 and March 31, 2012, the Company had accrued expenses of approximately $1,534,660 and $1,217,300, respectively, in legal fees and estimated probable settlement costs relating to the Company’s defense in various legal matters. It is possible that some of the matters could require the Company to pay damages or make other payments or establish accruals in amounts that could not be estimated and/or could exceed those accrued as of March 31, 2013. Key components of the accrual included (i) claims arising from alleged poor performance of certain alternative investments in real estate investments trusts that have experienced bankruptcy or other financial difficulties during or in connection with the recent global credit crisis and (ii) costs incurred in the settlement of regulatory matters concerning sales practices respecting certain other investment products.

NOTE 18 — NET CAPITAL REQUIREMENTS

ICC is subject to SEC Uniform Net Capital Rule (Rule 15c3-1) which requires that our b roker-dealer subsidiary maintain minimum net capital. As of March 31, 2012, ICC computes net capital requirements under the alternative method, which requires firms to maintain minimum net capital, as defined, equal to the greater of $250,000 or 2% of aggregate debit balances. Repayment or prepayment of subordinated debt and withdrawal of equity from retiring partners or officers is subject to net capital not falling below 5% of aggregate debits or 120% of minimum net capital requirement

Prior to March 31, 2011, ICC was subject to minimum net capital of $100,000 and a ratio of aggregate indebtedness to net capital (a “net capital ratio”) not to exceed 15 to 1. Under the rule, indebtedness generally includes all money owed by ICC, and net capital includes ICC cash and assets that are easily converted into cash. SEC rules also prohibit “equity capital” (which, under the net capital rule, includes

INVESTORS CAPITAL HOLDINGS, LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years Ended March 31, 2013 and 2012

NOTE 18 — NET CAPITAL REQUIREMENTS  – (continued)

subordinated loans) from being withdrawn, cash dividends from being paid and other specified actions of similar effect from being taken, if, among other specified contingencies, ICC’s net capital ratio would exceed 10 to 1 or if ICC would have less than 120% of its minimum required net capital.

As of March 31, 201 3, ICC had net capital of $4.43 million (i.e., an excess of $4.18 million) as compared to net capital of approximately $1.43 million (i.e., an excess of $1.18 million) as of March 31, 2012. The decrease in net capital primarily was due to legal fees and settlement costs in addition to regulatory fines that have impacted this year’s results and cash flow from operations.

NOTE 19 — BENEFIT PLANS

The 1994 Stock Option Plan

As of September 1, 1994, the Company adopted a stock option plan (the “1994 Plan”) that provided for the granting of options to Timothy Murphy, the Company’s CEO, to purchase shares of the common stock of the Company for $1.00 per share. Following a three for two stock split in 1997, a maximum of 150,000 shares of common stock were issuable and granted under the 1994 Plan. The number of options and grant date were determined at the discretion of the Company’s Board of Directors (the “Board”). Options outstanding under the 1994 Plan are fully exercisable and have no stated expiration.

The 1996 Incentive Stock Plan

As of October 1, 1997, the Board adopted the 1996 Incentive Stock Plan (the “1996 Plan”). Key employees, directors and the Company’s registered representatives are eligible to receive stock options and stock grants, and the aggregate number of shares to be delivered under the 1996 Plan cannot exceed 300,000. As of March 31, 2012 and 2011, there were no options outstanding. As of March 31, 2013, the Company had granted a total of 218,750 shares of stock under the 1996 Plan.

The 2001 Equity Incentive Plan

As of March 12, 2001, the Board adopted the 2001 Equity Incentive Plan (the “2001 Plan”). Key employees, directors and the Company’s registered representatives are eligible to receive stock grants and/or stock options to purchase shares of the common stock of the Company. The aggregate number of shares issuable under the 2001 Plan cannot exceed 250,000. The numbers of shares subject to each stock grant or stock option and any vesting requirements are determined by the Board. As of March 31, 2013, no shares of stock have been granted under the 2001 Plan.

The 2005 Equity Incentive Plan-Amended and Restated Equity and Cash Bonus Plan (the “Amended Plan”)

The Investors Capital Holdings, Ltd. 2005 Equity Incentive Plan was adopted by the Board on May 17, 2005, and was approved by vote of the Company’s stockholders at a September 21, 2005 meeting, and amended on October 11, 2011 (the “Amended Plan”). The purpose of the Amended Plan is (i) to attract and retain employees, directors, officers, representatives and other individuals upon whom the responsibilities of the successful administration, management, planning and/or organization of the Company may rest, and whose present and potential contributions to the welfare of the Company, a parent corporation or a subsidiary are of importance (“Key Contributors”), and (ii) to motivate Key Contributors with a view toward enhancing profitable growth of the Company over the long term. Under the Amended Plan, the Company is authorized to award options to purchase common stock, and shares of common stock, to employees, independent representatives and others (e.g. Board members) who have contributed to or are expected to contribute to the Company, its businesses and prospects. Restricted stock customarily is granted by the Company in connection with initial employment or under various retention plans. Options may, but need not, be designated as incentive stock options (“ISOs”) within the meaning of Section 422 of the Internal Revenue Code of 1986. As of March 31, 2013 and 2012, the Company had not granted any options under the plan and had no current plans to do so.

INVESTORS CAPITAL HOLDINGS, LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years Ended March 31, 2013 and 2012

NOTE 19 — BENEFIT PLANS  – (continued)

Restricted shares of stock granted under the Amended Plan have been either fully vested at date of grant or subject to vesting over time periods varying from one to seven years after the date of grant, unvested shares being subject to forfeiture in the event of termination of the grantee’s relationship with the Company, other than for death or disability. The compensation cost associated with restricted stock grants is recognized over the vesting period of the shares and is calculated as the market value of the shares on the date of grant. Restricted shares have been recorded as deferred compensation, which is a component of paid-in capital within stockholders’ equity on the Company’s Consolidated Balance Sheets. Under the Amended Plan 48,968 shares remain as authorized and are available for issuance and 951,032 shares have been issued.

Stock compensation for the years ended March 31, 2013 and 2012 for restricted shares issued under all Plans was $172,780 and $147,040, respectively.

The following activity under the Amended Plan occurred during the fiscal year ended March 31, 2013:

	Shares	Weighted Ave Stock Price	Weighted Average Vested Life	Fair Value $
Non-vested at April 1, 2012	77,402	$4.41	2.54 years	$341,343
Granted	420,000	$3.81		$1,600,200
Less: vested	(49,374)	$4.31		$(212,802)
Less: canceled	(7,591)	$4.67		$(35,450)
Non-vested at March 31, 2013	440,437	$3.85	2.74 years	$1,695,682

The following activity under the 2005 Plan occurred during the fiscal year ended March 31, 2012:

	Shares	Weighted Ave Stock Price	Weighted Average Vested Life	Fair Value $
Non-vested at April 1, 2011	35,891	$3.72	1.99 years	$133,563
Granted	74,401	$4.52		$336,065
Less: vested	(29,239)	$3.87		$(113,288)
Less: canceled	(3,651)	$4.02		$(14,686)
Non-vested at March 31, 2012	77,402	$4.41	2.54 years	$341,343

The Company’s results for the fiscal year ended March 31, 2013 and 2012, respectively includes $17,145 and $26,463 of compensation costs related to vesting of restricted stock grants to employees and $155,635 and $120,577 of restricted stock grants to directors, consultants and independent representatives, under the 2005 Plan.

As of March 31, 2013 there was $1,695,682 of unrecognized compensation cost related to grants under the 2005 Plan, and $341,343 of unrecognized compensation as of March 31, 2012 under the 2005 Plan.

INVESTORS CAPITAL HOLDINGS, LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years Ended March 31, 2013 and 2012

NOTE 19 — BENEFIT PLANS  – (continued)

Stock Option Grants

A summary of the status of the Company’s employee, representative and Directors’ fixed stock options as of March 31, 2013 and 2012, and changes during the fiscal years ended on those dates, is presented below:

Employee

	2013		2012
Fixed Options	Shares	Weighted-Average Exercise Price	Shares	Weighted-Average Exercise Price
Outstanding at beginning of year	150,000	$1.00	150,000	$1.00
Granted	—		—
Forfeited	—		—
Exercised	—		—
Outstanding at year end	150,000	$1.00	150,000	$1.00
Options exercisable at year-end	150,000		150,000
Weighted-average fair value of options granted during the year	—		—

The intrinsic value of the above stock options was $412,500 and $448,500 at March 31, 2013 and 2012, respectively.

Retirement Plan:  The Company has a 401(k) Profit Sharing Plan that allows participation by all employees with at least three months of service. The Company did not make any discretionary contribution for the years ended March 31, 2013 and 2012.

Non-Qualified Deferred Compensation Plan:  Effective December 2007, the Company established the Investors Capital Holdings, Ltd. Deferred Compensation Plan (the “NQ Plan”) as well as a Rabbi Trust Agreement for this Plan, for which ICC is the NQ Plan’s sponsor. The unfunded NQ Plan enables eligible ICC’s Representatives to elect to defer a portion of earned commissions, as defined by the NQ Plan. The asset represents the representatives’ invested contributions of deferred commissions, investment gains and losses as well as insurance charges while the liability is comprised of the participant deferrals, unrealized gains and losses and any distributions. The total amount of deferred compensation was $475,352 and $390,137 for the years ended March 31, 2013 and 2012, respectively

NOTE 20 — EARNINGS PER COMMON SHARE

Basic earnings per share represent income available to common stockholders divided by the weighted-average number of common shares outstanding during the period. Diluted earnings per share reflects the dilutive effect of all stock options and other items outstanding during the period that could potentially result in the issuance of common stock, as well as any adjustment to income that would result from the assumed issuance. As of March 31, 201 3, there were 150,000 stock options and 463,990 shares of unvested restricted stock outstanding which were excluded from the diluted loss per share calculation since they were anti-dilutive. As of March 31, 201 2, there were 150,000 stock options and 97,929 shares of unvested restricted stock outstanding which were excluded from the diluted loss per share calculation since they were anti-dilutive.

INVESTORS CAPITAL HOLDINGS, LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years Ended March 31, 2013 and 2012

NOTE 21 — UNAUDITED QUARTERLY RESULTS

The unaudited quarterly amounts may differ due to the reclassifications. Refer to Note 2 — Summary of Significant Accounting Policies.

	June 30, 2012	September 30, 2012	December 31, 2012	March 31, 2013
Revenues	$20,802,525	$20,322,765	$20,766,362	$22,993,737
Expenses	20,353,503	19,893,125	20,483,091	23,569,666
Operating income (loss)	449,022	429,640	283,271	(575,929)
Net income (loss)	261,682	280,220	133,716	(309,326)
Basic earnings income (loss) per share	0.04	0.04	0.02	(0.04)
Diluted earnings (loss) per share	0.04	0.04	0.02	NA

	June 30, 2011	September 30, 2011	December 31, 2011	March 31, 2012
Revenues	$21,442,726	$20,169,913	$19,035,697	$20,392,426
Expenses	22,258,888	21,560,282	19,047,371	20,837,286
Operating loss	(816,162)	(1,390,369)	(11,674)	(444,860)
Net (loss) income	(1,255,709)	(877,362)	428,486	(627,244)
Basic earnings (loss) income per share	(0.19)	(0.13)	0.07	(0.11)
Diluted earnings (loss) per share	NA	NA	0.06	NA

SUMMIT FINANCIAL SERVICES GROUP, INC.
AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS
Years Ended December 31, 2013 and 2012

CONTENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders
Summit Financial Services Group, Inc. and Subsidiaries
Boca Raton, Florida

We have audited the accompanying consolidated statements of financial condition of Summit Financial Services Group, Inc. and Subsidiaries (the “Company”) as of December 31, 2013 and 2012, and the related consolidated statements of income, changes in stockholders’ equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Summit Financial Services Group, Inc. and Subsidiaries as of December 31, 2013 and 2012, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Moore Stephens Lovelace, P.A.
Certified Public Accountants

Orlando, Florida
March 17, 2014

SUMMIT FINANCIAL SERVICES GROUP, INC. AND SUBSIDIARIES

Consolidated Statements of Financial Condition
December 31, 2013 and 2012

	2013	2012
ASSETS
Cash and cash equivalents	$12,086,794	$7,966,800
Deposits held at clearing brokers	128,867	128,823
Commissions receivable and other, net	1,542,846	2,142,327
Notes receivable, net	694,330	438,383
Other receivables, net	230,330	317,752
Securities owned, at fair value	3,379	9,695
Prepaid expenses and other assets	1,536,533	840,255
Property and equipment, net	401,705	411,863
Goodwill	500,714	500,714
Total assets	$17,125,498	$12,756,612
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Accounts payable and accrued expenses	$2,691,539	$1,821,704
Accrued commissions expense	2,343,279	2,869,656
Total liabilities	5,034,818	4,691,360
Commitments and contingencies
Stockholders’ equity
Preferred stock, undesignated; par value $0.0001 per share; authorized 4,850,000 shares; none issued and outstanding	—	—
Preferred stock, Series A, 12% cumulative convertible; par value $0.0001 per share; authorized 150,000 shares; -0- issued and outstanding at December 31, 2013; 125,000 issued and outstanding (liquidation preference $125,000) at December 31, 2012	—	13
Common stock, par value $0.0001 per share; authorized 100,000,000 shares; 21,984,076 issued and 21,969,164 outstanding at December 31, 2013; 20,290,567 issued and 20,275,655 outstanding at December 31, 2012	2,200	2,028
Additional paid-in capital	9,592,514	8,499,138
Unearned stock-based compensation	(1,264,820)	(1,666,572)
Treasury stock, 14,912 shares, at cost	(10,884)	(10,884)
Retained earnings	3,771,670	1,241,529
Total stockholders’ equity	12,090,680	8,065,252
Total liabilities and stockholders’ equity	$17,125,498	$12,756,612

The accompanying notes are an integral part of the consolidated financial statements.

SUMMIT FINANCIAL SERVICES GROUP, INC. AND SUBSIDIARIES

Consolidated Statements of Income
For the Years Ended December 31, 2013 and 2012

	2013	2012
Revenues
Commissions	$81,837,841	$68,208,147
Interest and dividends	819,911	998,490
Other revenue	4,961,121	4,029,863
	87,618,873	73,236,500
Expenses
Commissions and related costs	69,237,380	58,136,808
Employee compensation and benefits	7,515,074	6,504,601
Occupancy and equipment	791,195	778,271
Communications	456,051	457,476
Depreciation and amortization	199,894	202,714
Other operating expenses	5,222,714	3,828,615
	83,422,308	69,908,485
Income before provision for income taxes	4,196,565	3,328,015
Provision for income taxes	1,648,000	1,736,000
Net income	$2,548,565	$1,592,015
Basic income per common share	$0.12	$0.06
Diluted income per common share	$0.10	$0.05
Weighted average common shares outstanding:
Basic	20,384,803	26,484,699
Diluted	25,391,683	31,490,344

The accompanying notes are an integral part of the consolidated financial statements.

SUMMIT FINANCIAL SERVICES GROUP, INC. AND SUBSIDIARIES

Consolidated Statements of Changes in Stockholders’ Equity
For The Years Ended December 31, 2013 and 2012

	Preferred Stock		Common Stock		Additional Paid-In Capital	Unearned Stock-Based Compensation	Treasury Stock	Retained Earnings (Accumulated Deficit)	Total Stockholders' Equity
	Number of Shares Outstanding	Par Value	Number of Shares Outstanding	Par Value
Balances, December 31, 2011	125,000	$13	26,534,059	$2,656	$13,122,572	$(1,942,657)	$(10,884)	$(335,486)	$10,836,214
Preferred stock dividend	—	—	—	—	—	—	—	(15,000)	(15,000)
Issuance of options	—	—	—	—	593,875	(593,875)	—	—	—
Stock-based compensation (net)	—	—	—	—	(137,156)	869,960	—	—	732,804
Repurchase of common stock	—	—	(6,551,532)	(655)	(5,150,636)	—	—	—	(5,151,291)
Exercise of options	—	—	293,128	27	162,019	—	—	—	162,046
Costs related to equity transactions	—	—	—	—	(91,536)	—	—	—	(91,536)
Net income	—	—	—	—	—	—	—	1,592,015	1,592,015
Balances, December 31, 2012	125,000	13	20,275,655	2,028	8,499,138	(1,666,572)	(10,884)	1,241,529	8,065,252
Preferred stock dividend	—	—	—	—	—	—	—	(18,424)	(18,424)
Issuance of options	—	—	—	—	343,519	(343,519)	—	—	—
Stock-based compensation (net)	—	—	—	—	459,396	745,271	—	—	1,204,667
Redemption of preferred stock	(125,000)	(13)	—	—	(124,987)	—	—	—	(125,000)
Exercise of options	—	—	1,693,509	172	415,448	—	—	—	415,620
Net income	—	—	—	—	—	—	—	2,548,565	2,548,565
Balances December 31, 2013	—	$—	21,969,164	$2,200	$9,592,514	$(1,264,820)	$(10,884)	$3,771,670	$12,090,680

The accompanying notes are an integral part of the consolidated financial statements.

SUMMIT FINANCIAL SERVICES GROUP, INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows
For the Years Ended December 31, 2013 and 2012

	2013	2012
Cash flows from operating activities
Net income	$2,548,565	$1,592,015
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	199,894	202,714
Stock-based compensation	702,740	732,804
Amortization of advisor notes	189,960	196,124
Excess tax benefit related to share-based compensation	475,000	—
Changes in:
Deposits held at clearing brokers	(44)	(44)
Commissions receivable and other, net	599,481	(277,210)
Notes receivable, net	(418,980)	(245,662)
Other receivables, net	87,422	127,925
Prepaid expenses and other current assets	(696,278)	(48,854)
Securities owned, at fair value	6,316	(1,108)
Accounts payable and accrued expenses	869,835	(328,934)
Accrued commissions expense	(526,377)	393,897
Net cash provided by operating activities	4,037,534	2,343,667
Cash flows from investing activities
Purchase of property and equipment	(189,736)	(67,755)
Cash flows from financing activities
Dividends paid – preferred stock	(18,424)	(15,000)
Repurchase of common stock	—	(5,151,291)
Redemption of preferred stock	(125,000)
Proceeds from exercise of stock options	415,620	162,046
Costs related to equity transactions	—	(91,536)
Net cash provided by (used in) financing activities	272,196	(5,095,781)
Net increase (decrease) in cash and cash equivalents	4,119,994	(2,819,869)
Cash and cash equivalents at beginning of year	7,966,800	10,786,669
Cash and cash equivalents at end of year	$12,086,794	$7,966,800

The accompanying notes are an integral part of the consolidated financial statements.

SUMMIT FINANCIAL SERVICES GROUP, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements
Years Ended December 31, 2013 and 2012

NOTE 1 — NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BUSINESS — Summit Financial Services Group, Inc. (“SFSG” or the “Company”) is a holding company whose principal operating subsidiary is Summit Brokerage Services, Inc. (“SBS”). Through its network of approximately 230 independent branch offices, as well as its one Company-owned office, SBS provides a wide range of financial products and services to clients across the country. SBS is registered as a broker-dealer with the Securities and Exchange Commission, and is a member of the Financial Industry Regulatory Authority (“FINRA”), the Securities Investor Protection Corporation, the Municipal Securities Rulemaking Board and the National Futures Association.

SIGNIFICANT TRANSACTIONS — On November 16, 2013, SFSG entered into an agreement and plan of merger (the “Merger Agreement”) with RCS Capital Corporation (“RCS”) and Dolphin Acquisition, LLC (“Merger Sub”), a newly formed, wholly-owned subsidiary of RCS. The Merger Agreement was amended on March 17, 2014. Under the Merger Agreement, as amended, Merger Sub will merge with and into SFSG (the “Merger”), with the Company surviving the merger as a subsidiary of RCS. RCS expects that SFSG, once the Merger is consummated, will operate independently of RCS’s wholesale broker-dealer subsidiary, Realty Capital Securities, LLC, and function as a separate business unit alongside RCS’s existing operating subsidiaries.

As a result of the amendment, the Company estimates that its shareholders will receive (in both cash and shares of RCS Class A common stock) approximately $1.50 (including cash contributed by us), at the time of closing. Our shareholders are also entitled to their pro rata portion of a tax refund expected to be paid on or before June 30, 2015, currently estimated at $0.06 per share of Summit common stock. As a result, the Company estimates that the total consideration payable in connection with the merger to be $1.56 per share. The total consideration payable by RCS in the merger (in the form of cash and shares of RCS Class A common stock) is still estimated to be approximately $49 million.

CONSOLIDATION POLICY — The accompanying consolidated financial statements include the accounts of SFSG and its subsidiaries (collectively, the “Company”). SFSG’s primary subsidiary is SBS and its wholly owned subsidiaries Summit Financial Group, Inc. (a registered investment advisor), SBS Insurance Agency of Florida, Inc. (an insurance business) and its wholly owned subsidiaries, and Summit Holding Group, Inc. (a holding company). All significant intercompany transactions and balances have been eliminated in consolidation.

CASH AND CASH EQUIVALENTS — The Company considers all highly liquid debt instruments purchased with original maturities of three months or less to be cash equivalents.

DEPOSITS HELD AT CLEARING BROKERS — The Company has interest-bearing deposits with its clearing brokers. The clearing brokers require deposits of all introducing brokers for whom they transact business.

COMMISSIONS RECEIVABLE AND OTHER, NET — The Company does not provide an allowance for commissions and other amounts due from its clearing brokers since, in the opinion of management, such amounts are fully collectible. For commissions due from parties other than the clearing brokers, the Company reduces the gross receivable based on the length of time it has been outstanding and other relevant factors. As of December 31, 2013 and 2012, the allowance amount was not significant. Also included within Commissions receivable and other, net are certain reimbursable amounts due from the Company’s financial advisors, which approximated $359,000 and $336,000 at December 31, 2013 and 2012, respectively.

SUMMIT FINANCIAL SERVICES GROUP, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements
Years Ended December 31, 2013 and 2012

NOTE 1 — NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  – (continued)

NOTES RECEIVABLE, NET — Notes receivable, net are comprised of amounts due from the Company’s financial advisors in the form of both non-forgivable and forgivable loans. Non-forgivable loans are typically repaid by the financial advisor from the amounts they would otherwise be due as a result of their gross production, while the forgivable loans are amortized, typically over a period of four years. Any amortized amounts are included in commissions and related costs in the Consolidated Statements of Income. The Company’s policy is to establish an allowance against the net amount of the notes. Furthermore, management periodically reviews the loans to determine whether additional allowances should be recorded or whether any amounts should be written off. As of December 31, 2013 and 2012, the Company had established allowances totaling approximately $195,000 and $86,000, respectively. In the event a financial advisor’s affiliation terminates prior to either the repayment of the loan or its complete amortization, the financial advisor is required to repay such balance to the Company.

OTHER RECEIVABLES, NET — Other receivables, net consist primarily of amounts due from employees and financial advisors of approximately $112,000 and $128,000 and miscellaneous receivables of approximately $119,000 and $190,000 at December 31, 2013 and 2012, respectively.

SECURITIES OWNED, AT FAIR VALUE — Securities owned are classified as trading securities and are thus marked to market and stated at estimated fair value, as determined by management, using the quoted closing or latest bid prices. The resulting differences between cost and estimated fair value are included in the Consolidated Statements of Income. Substantially all securities owned at December 31, 2013 and 2012, are categorized as Level 1 investments within the fair value hierarchy.

PROPERTY AND EQUIPMENT, NET — Property and equipment is recorded at cost. Depreciation, for financial reporting purposes, is primarily based on the straight-line method over the estimated useful lives of the related assets, generally 3 to 7 years. Leasehold improvements are amortized over the estimated remaining term of the related leases, or the useful life of the improvement, if shorter.

COMMISSION REVENUE AND EXPENSE — Commission revenue and the corresponding expense are recorded on a trade-date basis. The Company receives commissions and fee income on securities transactions sold by its financial advisors. The Company receives the gross amount of commissions due from the transactions and remits a percentage of that amount to the financial advisors based on a formal commission payout schedule maintained with each financial advisor and/or branch office. The following table reflects the various sources of commission revenue for the years ended December 31, 2013 and 2012:

	2013	2012
Insurance related products	$25,161,609	$24,666,110
Investment advisory fees	16,719,711	14,101,056
Other commission revenue	16,333,736	9,677,633
Mutual funds	11,969,612	10,059,597
Equities	11,653,173	9,703,751
Total	$81,837,841	$68,208,147

ADMINISTRATION AND SERVICE FEES — Administration and service fees are recorded as services are provided or underlying transactions are executed.

INCOME TAXES — Income taxes are provided for the tax effects of transactions reported in the consolidated financial statements and consist primarily of the current tax provision plus deferred taxes.

SUMMIT FINANCIAL SERVICES GROUP, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements
Years Ended December 31, 2013 and 2012

NOTE 1 — NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  – (continued)

Deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred tax may also be recognized for operating losses and tax credits that are available to offset future taxable income (see Note 10).

STOCK OPTIONS — The Company accounts for stock-based compensation using the fair market value method. Most often, options are granted for the provision of future services, such as continued employment or, in the case of independent financial advisors, their affiliation with the Company. Consequently, the options typically provide for vesting over a period of years, with a certain percentage of the options vesting each year upon the anniversary date of the grant if the grantee is then still affiliated with the Company. In certain instances, unearned stock compensation is recorded for options issued to either employees or non-employees for services to be rendered in the future. Any unearned stock compensation is generally amortized over the period the underlying options are earned, which is typically the vesting period. The fair value of each option grant is estimated at the date of grant using the Black-Scholes option pricing model. The Black-Scholes model was developed for use in estimating the fair value of traded options, which have no vesting restrictions and are fully transferable. The amortization of earned stock expense related to issuances to employees is included in the Consolidated Statements of Income under the caption “Employee Compensation and Benefits”, while the amortization of earned stock expense related to issuances to non-employees is included under the caption “Other Operating Expenses” (see Note 8).

INCOME PER SHARE — Basic income per share for the years ended December 31, 2013 and 2012, has been computed by dividing net income (less preferred dividends of $18,424 in 2013 and $15,000 in 2012) by the weighted average number of common shares outstanding. For the years ended December 31, 2013 and 2012, the following table reflects the effect of dilutive options and warrants and convertible preferred stock on basic and diluted earnings per share (“EPS”).

	2013			2012
	Income (Numerator)	Shares (Denominator)	Per Share Amount	Income (Numerator)	Shares (Denominator)	Per Share Amount
Basic EPS
Net income	$2,548,565			$1,592,015
Less: preferred stock dividends	(18,424)			(15,000)
Income available to common shareholders	2,530,141	20,384,803	$0.12	1,577,015	26,484,699	$0.06
Effect of dilutive securities	—	5,006,880		—	5,005,645
Diluted EPS
Income available to common shareholders plus assumed conversions	$2,530,141	25,391,683	$0.10	$1,577,015	31,490,344	$0.05

The number of potentially anti-dilutive securities (options, warrants, convertible preferred stock) that were excluded from the fully diluted calculation for the years ended December 31, 2013 and 2012 totaled 6,500,177 and 9,195,798, respectively.

ESTIMATES — The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting

SUMMIT FINANCIAL SERVICES GROUP, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements
Years Ended December 31, 2013 and 2012

NOTE 1 — NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  – (continued)

period. Significant estimates by management include the determination of the amounts to accrue with respect to certain litigation, the ultimate outcome of which is not determinable until such litigation has been settled, the valuation of intangible assets, the allowances for notes receivable from financial advisors, and stock-based compensation. Actual results could differ from those estimates.

RECLASSIFICATIONS — Certain amounts from the prior year have been reclassified to conform to the current-year presentation. These reclassifications had no impact on the reported net income for 2012.

NOTE 2 — PROPERTY AND EQUIPMENT

Property and equipment consisted of the following at December 31, 2013 and 2012 (see Note 9):

	2013	2012
Computer systems and software	$437,890	$407,917
Equipment and furniture	358,096	340,352
Leasehold improvements	186,486	167,558
Total	982,472	915,827
Less: accumulated depreciation and amortization	(580,767)	(503,964)
Total property and equipment, net	$401,705	$411,863

NOTE 3 — GOODWILL

Goodwill, resulting from the 2003 acquisition of a branch office, is reviewed for impairment at least annually, with the Company recording adjustments, if any, that are deemed appropriate. No such impairment expense was recorded in 2013 or 2012.

NOTE 4 — ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable and accrued expenses consisted of the following at December 31, 2013 and 2012:

	2013	2012
Accounts payable	$623,314	$242,365
Accrued expenses and other accrued liabilities	1,433,346	1,419,309
Accrued wages and other	634,879	160,030
	$2,691,539	$1,821,704

NOTE 5 — COMMON STOCK

In December 2006, the Company established the 2006 Incentive Compensation Plan (“the 2006 Plan”) as the successor to the 2000 Incentive Compensation Plan (the “2000 Plan”) established in July 2000 (collectively, “the Plans”). The terms of the Plans provide for grants of stock options (incentive and non-statutory), stock appreciation rights, and restricted stock to employees and consultants of the Company capable of contributing to the Company’s performance (see Note 8).

During 2013, the Company did not repurchase any shares of its common stock. During 2012, the Company repurchased and retired approximately 6.55 million shares of its common stock for aggregate consideration of approximately $5.15 million.

SUMMIT FINANCIAL SERVICES GROUP, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements
Years Ended December 31, 2013 and 2012

NOTE 6 — PREFERRED STOCK

On March 27, 2002, the Company amended its Articles of Incorporation to designate 150,000 shares as Series A Convertible Preferred Stock from its 5,000,000 authorized shares of undesignated preferred stock, par value $0.0001 per share. During the year ended December 31, 2001, the Company issued 125,000 shares of 12%, cumulative Series A Convertible Preferred Stock (the “Series A Preferred Stock”) for $125,000. On October 30, 2013, the Company redeemed all outstanding Series A Preferred Stock for total consideration of $125,000, plus any unpaid dividends, in accordance with the terms of the Series A Preferred Stock.

All shares of Series A Preferred Stock were non-voting. The holders of Series A Preferred Stock were entitled to receive, out of funds legally available for that purpose, cash dividends at the rate of $0.12 per annum, subject to voluntary conversion. Such dividends were to be accrued and cumulative from the issue date. Dividends were payable in arrears, when and as declared by the Board of Directors, on March 31, June 30, September 30 and December 31 of each year; provided, however, the first dividend payment date shall not occur before the last calendar day of the first full fiscal quarter following the issue date.

NOTE 7 — OTHER REVENUE AND OTHER OPERATING EXPENSES

Other Revenue and Other Operating Expenses are summarized as follows:

	2013	2012
Other Revenue
Administration and service	$3,293,397	$2,663,753
Fixed income trading	705,506	549,011
Other	962,218	817,099
	$4,961,121	$4,029,863
Other Operating Expenses
Advisor acquisition and retention	$1,874,720	$1,644,857
Professional fees	1,403,197	580,756
Insurance	709,635	659,201
Other	1,235,162	943,801
	$5,222,714	$3,828,615

NOTE 8 — STOCK OPTIONS AND WARRANTS

The Company accounts for all option issuances (including those issued by the Company to both employees and non-employees of SBS) using the fair market value method. In connection therewith, the Company records, upon the issuance of each option, unearned stock-based compensation in an amount equal to the number of shares covered by the option multiplied by the estimated fair value per option. The amount recorded as unearned stock-based compensation is then amortized over the vesting period of the option. Consequently, the total expense recognized in the current period represents the amortized portion, if any, of the fair value of all outstanding options.

On December 13, 2006, the Company’s shareholders approved the 2006 Incentive Compensation Plan (the “2006 Plan”), as the successor to the 2000 Incentive Compensation Plan. The terms of the 2006 Plan provide for grants of stock options (incentive and non-statutory), stock appreciation rights (“SARs”), and restricted stock to eligible persons capable of contributing to the Company’s performance. The total number of shares of common stock that may be subject to the granting of awards under the 2006 Plan at any time during the term of the 2006 Plan was increased from 22,000,000 to 27,000,000 during 2012. As of December 31, 2013, approximately 5.2 million shares were available for issuance under the 2006 Plan.

SUMMIT FINANCIAL SERVICES GROUP, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements
Years Ended December 31, 2013 and 2012

NOTE 8 — STOCK OPTIONS AND WARRANTS  – (continued)

The following table summarizes information about stock option activity during 2012 and 2013:

	Number of Options	Weighted Average Exercise Price
Outstanding at December 31, 2011	17,918,639		$0.58
Granted	1,581,253		$0.84
Granted upon cancellation of previously issued options	1,926,808		$0.80
Cancelled (as part of options that were cancelled and replaced)	(1,926,808)		$0.65
Forfeited or expired	(1,045,978)		$0.69
Exercised	(319,794)		$0.56
– Net Activity for 2012	215,481	$
Outstanding at December 31, 2012	18,134,120		$0.61
Granted	1,211,333		$0.85
Granted upon cancellation of previously issued options	600,000		$0.85
Cancelled (as part of options that were cancelled and replaced)	(600,000)		$0.45
Forfeited or expired	(336,909)		$0.63
Exercised for cash	(957,915)		$0.43
Cashless exercise	(1,059,198)		$0.38
– Net Activity for 2013	(1,142,689)	$
Outstanding at December 31, 2013	16,991,431		$0.67

The following schedule reflects the number of shares covered by, and the fair market value of, stock option and warrant activity during 2013 and 2012 related to both employees and non-employees.

	2013	2012
Shares
Option grants – employees	1,206,333	1,211,656
Option grants – non-employees	5,000	369,597
Warrant grants – non-employees	—	—
Grants of replacement options – employees	600,000	957,783
Grants of replacement options – non-employees	—	969,025
Forfeited, expired or exercised – employees	(1,819,579)	(629,387)
Forfeited, expired or exercised – non-employees	(534,443)	(736,385)
Cancelled options – employees	(600,000)	(957,783)
Cancelled options – non-employees	—	(969,025)
	(1,142,689)	215,481
Fair Market Value
Options issued – employees	$339,817	$411,728
Options issued – non-employees	3,702	182,147
	$343,519	$593,875
Earned Stock Expense
Earned stock expense, net – employees	$551,193	$584,052
Earned stock expense, net – non-employees	151,547	148,752
	$702,740	$732,804

SUMMIT FINANCIAL SERVICES GROUP, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements
Years Ended December 31, 2013 and 2012

NOTE 8 — STOCK OPTIONS AND WARRANTS  – (continued)

During 2013, options to acquire 2,017,113 shares of common stock with a weighted average exercise price of $0.40 were exercised, resulting in the issuance of 1,693,509 shares. The difference between the number of shares underlying the options exercised and the number of common stock shares actually issued resulted from the grantees of certain of the exercised options electing to exercise such options on a cashless basis. The calculation for determining the number of shares to be issued on a cashless basis was as follows: (i) the aggregate intrinsic value was calculated, which was equal to the difference between (a) the fair market value of the Company’s common stock at the time of exercise less (b) the exercise price of the options being exercised, which difference was then multiplied by the total number of options being exercised; and (ii) the aggregate intrinsic value was then divided by the fair market value of the Company’s common stock at the time of the exercise to determine the number of common stock shares to be issued. The net proceeds to the Company resulting from the exercise for cash of options during 2013 were $415,620. The aggregate exercise price associated with options that were exercised on a cashless basis was $399,944. No proceeds were received by the Company from such cashless exercise. The approximate weighted average intrinsic value per share — that is, the difference between the market price of the common stock at the time of exercise and the exercise price — was $0.78

During 2012, the Company completed a tender offer wherein options entitling the holders thereof to acquire approximately 1.7 million shares of common stock with a weighted average exercise price of $0.66 were cancelled and replaced with options for a like number of shares having a weighted average exercise price of $0.80. During 2012, options to acquire 319,794 shares of common stock with a weighted average exercise price of $0.56 were exercised, resulting in proceeds of approximately $162,000. The approximate weighted average intrinsic value per share — that is, the difference between the market price of the common stock at the time of exercise and the exercise price — was $0.20.

As of December 31, 2013, the Company had the following common stock equivalents (“CSEs”) outstanding and exercisable:

	Outstanding			Exercisable
	Number	Weighted Average Exercise/ Conversion Price	Weighted Average Remaining Contractual Term	Number	Weighted Averages Exercise/ Conversion Price	Weighted Average Remaining Contractual Term
Options	16,991,431	$0.67	3.9	12,446,090	$0.61	3.7
Warrants	559,000	$0.53	1.1	559,000	$0.53	1.1
Deferred Stock Units	2,800,000	$—	6.0	1,200,000	$—	6.0
Total CSEs	20,350,431	$0.57	4.1	14,205,090	$0.55	3.8

As of December 31, 2013 and 2012, there was approximately $1.26 million and $1.67 million, respectively, of total unrecognized stock-based compensation cost, which cost is expected to be recognized over a weighted average period of 2.5 years and 2.2 years, respectively.

The weighted average fair value of options granted during 2013 and 2012 was $0.19 and $0.17 per option, respectively.

As of December 31, 2013, the aggregate intrinsic value of vested and exercisable options was approximately $7.9 million, based on approximately 12.4 million vested options outstanding, a weighted average exercise price of $0.61 and a year-end closing price for the Company’s common stock of $1.24 per share.

During 2003, the Company issued warrants entitling the holders thereof to acquire up to 1,478,000 shares of common stock at a price of $.30 per share. These warrants were exercisable for a period of five years and had expiration dates ranging from March 18, 2008 to April 11, 2008. During 2006, the Company agreed to

SUMMIT FINANCIAL SERVICES GROUP, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements
Years Ended December 31, 2013 and 2012

NOTE 8 — STOCK OPTIONS AND WARRANTS  – (continued)

extend the term of warrants covering 838,000 shares of common stock by two years, with expiration dates ranging from March 18, 2011 to April 11, 2011. During 2009, holders of warrants underlying 509,000 shares of common stock cancelled and replaced their warrants in exchange for new warrants with an exercise price of $.50 per share, immediate vesting and a five-year term. During 2011, a holder of warrants underlying 200,000 shares of common stock exercised such warrant, resulting in proceeds of $60,000 to the Company. The intrinsic value per share was $0.21. No warrants were issued or exercised during 2013. During 2012, the Company issued a warrant entitling the holder thereof to acquire up to 50,000 shares of the Company’s common stock at an exercise price of $0.85. As of December 31, 2013 and 2012, there were outstanding warrants allowing the holders thereof to purchase 559,000 shares of common stock. The exercise prices for outstanding, as well as currently exercisable, warrants range from $0.50 to $0.85.

As a result of the exercise of options during 2013, the Company recognized a tax benefit of approximately $440,000, which represents the total intrinsic value of all option exercises of approximately $1,581,000 multiplied by the Company’s effective tax rate of approximately 28%. During 2012, the Company recognized a tax benefit of approximately $30,000, which represents the total intrinsic value of all option exercises of approximately $60,000 multiplied by the Company’s effective tax rate of approximately 50% (see Note 10).

For purposes of valuing options and warrants, the Company uses the Black-Scholes option pricing model. For the years ended December 31, 2013 and 2012, the following assumptions have been utilized:

	2013	2012
Expected life (in years)	5 – 7	5 – 7
Risk-free interest rate	0.80% – 2.0%	0.10% – 1.41%
Volatility	40.6%	40.6% – 55.7%
Dividend yield	0.0%	0.0%

NOTE 9 — COMMITMENTS AND CONTINGENCIES

Operating Leases

In December 2009, we entered into two separate lease agreements for office space in Boca Raton, Florida. The first lease (“Lease Agreement”) is for 13,554 square feet of office space to house the corporate headquarters for the Company’s operations and expires August 31, 2017, with the Company having the option to extend the Lease Agreement for two five-year renewal terms. Initial base rent is approximately $23,719 per month, subject to certain fixed increases over the course of the term, as set forth in the Lease Agreement. The second lease (“Second Lease Agreement”) is for 4,264 square feet of office space to house certain financial advisors and expires August 31, 2017, with the Company having the option to extend the Second Lease Agreement for two five-year renewal terms. Initial base rent was $7,462 per month through February 2013 when the lease was amended, and the base rent amount increased to $7,917 per month, subject to certain fixed increases over the course of the term.

Total rent expense, including month-to-month leases for the years ended December 31, 2013 and 2012, was approximately $774,000 and $762,000, respectively.

SBS also leases certain equipment under operating leases, which provide for minimum monthly payments of approximately $4,000 through December 2015.

SUMMIT FINANCIAL SERVICES GROUP, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements
Years Ended December 31, 2013 and 2012

NOTE 9 — COMMITMENTS AND CONTINGENCIES  – (continued)

The approximate minimum annual, non-cancelable rent payments due under all Company operating leases (based only on the base rent, without regard to the Company’s share of common areas and other expenses) are as follows:

Year	Amount
2014	$413,000
2015	425,000
2016	438,000
2017	298,000
$1,574,000

Legal Proceedings

The Company is a party to legal proceedings relating to various claims and lawsuits arising in the normal course of business. Management has provided an accrual for estimated probable losses that could result from these matters. Management believes that the range of potential net losses resulting from these proceedings in excess of the accrued amount, if any, will not be material to the Company’s financial position or results of operations.

SBS is a registered broker-dealer and as such is subject to the continual scrutiny of those who regulate its industry, including FINRA, the United States Securities and Exchange Commission, and the various securities commissions of the states and jurisdictions in which it operates. As part of the regulatory process, SBS is subject to routine examinations, the purpose of which is to determine SBS’s compliance with rules and regulations promulgated by the examining regulatory authority. It is not uncommon for the regulators to assert, upon completion of an examination, that SBS has violated certain of these rules and regulations. Where possible, SBS endeavors to correct such asserted violations as soon as possible. In certain circumstances, and depending on the nature and extent of the violations, SBS may be subject to disciplinary action, including fines.

“In November and December 2013, the Company and its directors were named as defendants in class action lawsuits alleging that the directors had breached their fiduciary duty arising from the proposed Merger transaction with RCS, and that RCS and Merger Sub aided and abetted the directors’ breach of their fiduciary duty. The cases were consolidated and the plaintiffs have not yet specified an amount of damages. We believe that the consolidated lawsuit is without merit and intend to vigorously defend ourselves, although no assurance can be given as to the ultimate outcome of the lawsuit.”

Retirement Plan

The Company has a retirement plan, which management believes qualifies as a deferred compensation plan (the “Plan”), under Section 401(k) of the Internal Revenue Code. All employees who are at least 21 years old are eligible to participate in the Plan on the first day of the month following their six-month anniversary of service. During the years ended December 31, 2013 and 2012, the Company matched 100% of the eligible participant’s contribution up to 3% of the participant’s qualifying wages and then 50% of the next 2% of participant’s contribution. Company matching contributions charged to employee compensation and benefits for the years ended December 31, 2013 and 2012, approximated $163,000 and $144,000, respectively.

Natural Disasters

The Company’s operations are located in an area that has been, and will potentially be, affected by tropical storms. In prior years, some portions of the Company’s operations have been impacted by such storms. Although the Company maintains business interruption insurance, and has filed claims related to storms in prior years, there can be no assurance that, in the future, the amount of such proceeds will be sufficient to offset any losses incurred. The Company does not reserve any amounts for such contingency.

SUMMIT FINANCIAL SERVICES GROUP, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements
Years Ended December 31, 2013 and 2012

NOTE 9 — COMMITMENTS AND CONTINGENCIES  – (continued)

Clearing Firms

Included in the Company’s clearing agreements with its clearing brokers is an indemnification clause. This clause relates to instances where the Company’s clients fail to settle securities transactions. In the event this occurs, the Company has indemnified the clearing brokers to the extent of the net loss on the unsettled trade. At December 31, 2013, management of the Company had been notified by the clearing brokers of a potential loss relating to this indemnification, which amount has been included as an accrued liability.

Other

In connection with the execution of the employment agreement with, and the related issuance of stock options and deferred shares to, the Company’s Chief Executive Officer, the Company has agreed to pay the income tax liability incurred by the Chief Executive Officer upon the exercise of such stock options or the delivery of such deferred shares. The Company’s obligation to pay such tax, however, shall not exceed the amount of the tax benefit the Company receives as a direct result of the Chief Executive Officer’s exercise of the stock options or any portion thereof, or the delivery of the deferred shares or any portion thereof. The Chief Executive Officer did not exercise any options, nor were any deferred shares delivered, in either 2013 or 2012 that would have created the aforementioned obligation.

NOTE 10 — INCOME TAXES

The Company recognizes deferred tax assets and liabilities based on temporary differences between the financial reporting bases and the tax bases of assets and liabilities. As of December 31, 2013 and 2012, the Company recognized a deferred tax asset, prior to the valuation allowance, of approximately $2,052,000 and $1,881,000, respectively, the significant components of which are as follows:

	2013	2012
Deferred tax assets
Amortization of stock-based compensation	$1,298,000	$1,154,000
Difference between book and tax depreciation	316,000	265,000
Amortization of client list and goodwill	159,000	199,000
Allowances and other items	279,000	263,000
Net deferred tax asset before valuation allowance	$2,052,000	$1,881,000

A valuation allowance is provided when it is more likely than not that some portion or all of the deferred tax assets will not be realized. As of December 31, 2013 and 2012, the Company has established a valuation allowance equal to the amount of the net deferred tax asset. The valuation allowance increased by approximately $171,000 and $522,000 during the years ended December 31, 2013 and 2012, respectively.

The Company’s effective tax rate differs from the statutory federal income tax rate due to the following at December 31, 2013 and 2012:

	2013	2012
Tax at statutory rate	34.0%	34.0%
Increase resulting from:
Effect of state income tax	3.6%	5.0%
Effect of non-deductible expenses	4.8%	7.1%
Effect of other items	(3.1)%	3.9%
Effective tax rate	39.3%	50.0%

SUMMIT FINANCIAL SERVICES GROUP, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements
Years Ended December 31, 2013 and 2012

NOTE 10 — INCOME TAXES  – (continued)

The federal and state income tax provision is approximately as follows for the years ended December 31, 2013 and 2012:

	2013	2012
Current
Federal	$1,407,000	$1,482,000
State	241,000	254,000
	1,648,000	1,736,000
Deferred
Federal	—	—
State	—	—
	—	—
Total provision for income taxes	$1,648,000	$1,736,000

The entire federal and state income tax provisions for the years ended December 31, 2013 and 2012 are considered current after giving effect to the increase in the deferred tax asset valuation allowance. As of December 31, 2013, with few exceptions, the consolidated income tax returns filed by SFSG are no longer subject to income tax examinations by the U.S. Federal taxing authorities for any years prior to 2010.

NOTE 11 — CONCENTRATIONS OF CREDIT RISK AND FAIR VALUE OF FINANCIAL INSTRUMENTS

CONCENTRATIONS — Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of temporary cash investments, deposits, commissions receivable, notes and other receivables. The Company places its temporary cash investments with financial institutions, which balances may exceed federally insured limits.

During the years ended December 31, 2013 and 2012, transactions representing approximately 32% and 34%, respectively, of the Company’s total commission revenues were processed through one of the Company’s clearing brokers. During 2013 and 2012, approximately 52% of the Company’s total commission revenues were processed through both of its clearing brokers. At December 31, 2013 and 2012, commissions receivable from this clearing broker represented approximately 11% of total commissions receivable.

FAIR VALUE — All financial instruments are carried at amounts that approximate fair value because of the short maturity of these instruments.

NOTE 12 — NET CAPITAL REQUIREMENT

SBS is a “Fully Disclosed Broker-Dealer.” SBS does not carry client accounts and does not accept client funds or securities. Instead, it has entered into a “clearing agreement” with its clearing brokers and has fully disclosed all of its client accounts to these brokers.

SBS is subject to the Securities and Exchange Commission’s Uniform Net Capital Rule (SEC Rule 15c3-1), which requires the maintenance of minimum net capital. Under the Rule, the SBS is required to maintain minimum net capital equal to the greater of: (i) $250,000, or (ii) 6.67% of aggregate indebtedness. The Rule also requires that SBS’s ratio of aggregate indebtedness to net capital not exceed 15 to 1, as computed under SEC Rule 15c-3-1.

SUMMIT FINANCIAL SERVICES GROUP, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements
Years Ended December 31, 2013 and 2012

NOTE 12 — NET CAPITAL REQUIREMENT  – (continued)

The amount of net capital during any period will fluctuate based on a number of factors, including the operating results of SBS. Net capital will also be impacted by contributions to SBS from SFSG, as well as distributions from SBS to SFSG. At December 31, 2013 and 2012, SBS had net capital of approximately $5.0 million and $3.7 million, respectively, and the Company’s aggregate indebtedness to net capital ratio was 0.91 to 1 and 1.23 to 1, respectively, as computed under SEC Rule 15c-3-1.

Cetera Financial Holdings, Inc. and Subsidiaries

Consolidated Financial Statements as of and for the
Years Ended December 31, 2013 and 2012 and
Independent Auditors’ Report

INDEPENDENT AUDITORS’ REPORT

To the Stockholders and Board of Directors of Cetera Financial Holdings, Inc. and Subsidiaries

We have audited the accompanying consolidated financial statements of Cetera Financial Holdings, Inc. and its subsidiaries (the “Company”), which comprise the consolidated statements of financial condition as of December 31, 2013 and 2012, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for the years then ended, and the related notes to the consolidated financial statements.

Management's Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors' Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Company's preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Cetera Financial Holdings, Inc. and its subsidiaries as of December 31, 2013 and 2012, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

February 27, 2014

CETERA FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
AS OF DECEMBER 31, 2013 AND 2012
(In thousands, except share amounts)

	2013	2012
ASSETS
Cash and cash equivalents	$129,005	$136,221
Cash and securities segregated under federal and other regulations (securities with fair value of $6,998 in 2013 cash of $1,000 and securities with fair value of $4,998 in 2012)	6,998	5,998
Receivable from brokers, dealers, and clearing organizations	1,266	1,623
Receivable from customers	6,554	11,974
Securities owned – at fair value	1,355	4,150
Deferred compensation plan investments	76,298	53,770
Commissions receivable	50,605	36,982
Notes receivable, net allowance of $2,545 and $35 in 2013 and 2012, respectively	46,822	37,108
Fixed assets – net of accumulated depreciation of $16,301 and $11,533 in 2013 and 2012, respectively	16,350	12,537
Deferred income tax assets – net	38,505	27,889
Intangible assets – net of accumulated amortization of $33,201 and $19,981 in 2013 and 2012, respectively	76,545	67,371
Goodwill	19,424	16,037
Prepaid expenses	8,910	5,978
Other assets	32,202	28,295
TOTAL ASSETS	$510,839	$445,933
LIABILITIES, MEZZANINE EQUITY, AND STOCKHOLDERS' EQUITY
LIABILITIES:
Payable to customers	$11,407	$13,731
Payable to brokers, dealers, and clearing organizations	510	1,122
Deferred compensation plan accrued liabilities	75,456	54,062
Commissions payable	64,196	45,696
Accrued compensation	15,985	14,741
Accounts payable and accrued expenses	23,145	19,381
Other liabilities	21,873	20,335
Notes payable	208,688	117,000
Total liabilities	421,260	286,068
MEZZANINE EQUITY – Series A convertible preferred stock, $0.01 par value – authorized, 400,000 shares; issued, 386,197 and 384,924 shares; outstanding, 384,142 and 383,748 shares; inclusive of accrued dividend; liquidation preference of $27,247 and $50,659, respectively; net of cash dividend of $29,159 in 2013	40,305	53,972
STOCKHOLDERS' EQUITY:
Common stock, $0.01 par value – authorized, 2,000,000 shares; issued, 951,088 and 930,995 shares; outstanding 944,116 and 929,945 shares, respectively	9	9
Additional paid-in capital	48,353	96,610
Deferred share-based compensation	3,026	(506)
(Accumulated deficit)/retained earnings	(2,114)	9,780
Total stockholders' equity	49,274	105,893
TOTAL	$510,839	$445,933

See notes to consolidated financial statements.

CETERA FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME
FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012
(in thousands)

	2013	2012
REVENUES:
Commissions	$636,951	$496,843
Advisory fees and services	313,597	252,105
Asset based fees	34,035	33,378
Transaction and other fees	87,094	67,419
Total Revenues	1,071,677	849,745
EXPENSES:
Commissions	854,931	664,212
Employee compensation and benefits	91,273	79,522
Professional fees and outside services	15,287	10,375
Clearing and exchange fees	15,512	12,494
Depreciation and amortization	17,989	15,865
Technology costs	15,979	16,906
Occupancy and equipment	10,514	9,337
Promotional	10,604	8,533
Interest expense	11,886	6,876
Other expenses	9,456	7,374
Acquisition related costs	5,270	4,967
Separation costs	3,904	1,751
Change in contingent consideration	936	4,452
Total Operating Expense	1,063,541	842,664
Loss on extinguishment of debt	2,834	—
Total Expense	1,066,375	842,664
OPERATING INCOME BEFORE INCOME TAX EXPENSE	5,302	7,081
INCOME TAX EXPENSE	(2,184)	(2,288)
NET INCOME	$3,118	$4,793

See notes to consolidated financial statements.

CETERA FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012
(in thousands, except share amounts)

	Common Stock		Additional Paid-in Capital	Deferred Share-Based Compensation	Retained Earnings/ (Accumulated Deficit)	Total
	Shares	Amount
BALANCE – January 1, 2012	925,878	$9	$95,192	$(1,378)	$11,962	$105,785
Repurchase of common stock	(781)	—	(114)	—	—	(114)
Issuance of common stock	2,987	—	404	—	—	404
Common stock options exercised	1,861	—	189	—	—	189
Accrued dividend on convertible preferred stock	—	—	—	—	(4,774)	(4,774)
Beneficial conversion of preferred stock	—	—	—	—	(2,201)	(2,201)
Amortization of deferred share-based compensation	—	—	—	872	—	872
Share-based compensation expense	—	—	939	—	—	939
Net income	—	—	—	—	4,793	4,793
BALANCE – December 31, 2012	929,945	9	96,610	(506)	9,780	105,893
Repurchase of common stock	(5,922)	—	(342)	—	—	(342)
Issuance of common stock	3,079	—	516	—	—	516
Common stock options exercised	17,014	—	556	—	—	556
Accrued dividend on convertible preferred stock	—	—	—	—	(5,268)	(5,268)
Beneficial conversion of paid-in-kind dividend on preferred stock	—	—	—	—	(9,744)	(9,744)
Amortization of deferred share-based compensation	—	—	—	4,149	—	4,149
Dividends on common and restricted stock	—	—	(50,461)	(1,000)	—	(51,461)
Share-based compensation expense	—	—	1,248	—	—	1,248
Excess tax benefits from share-based compensation	—	—	226	383	—	609
Net income	—	—	—	—	3,118	3,118
BALANCE – December 31, 2013	944,116	$9	$48,353	$3,026	$(2,114)	$49,274

See notes to consolidated financial statements.

CETERA FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012
(in thousands)

	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$3,118	$4,793
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of fixed assets	4,769	4,824
Amortization of intangible assets	13,220	11,030
Amortization of credit facility issuance costs	1,217	497
Loss on extinguishment of debt	2,834	—
Notes receivable amortization and allowance – net of accretion	9,887	3,132
Change in contingent consideration	936	4,212
Deferred income taxes	(7,187)	(657)
Share-based compensation expense	1,248	939
Amortization of deferred share-based compensation	4,149	872
Preferred stock interest expense	410	—
Changes in operating assets and liabilities:
Cash and securities segregated under federal and other regulations	(1,000)	(1,001)
Net receivable/payable from brokers, dealers, and clearing organizations	1,863	645
Net receivable/payable from customers	3,096	2,319
Net deferred compensation assets and liabilities	(751)	(277)
Securities owned	2,794	(734)
Notes receivable	(19,600)	(11,827)
Commissions receivable	(4,068)	28
Prepaid expenses	(2,931)	(2,015)
Other assets	2,225	(9,451)
Commissions payable	9,313	(2,871)
Accounts payable and accrued expenses	(3,625)	2,382
Accrued compensation	1,244	5,987
Other liabilities	(2,955)	3,086
Net cash provided by operating activities	20,206	15,913
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(8,303)	(2,240)
Acquisitions, net of existing cash balance	(18,778)	(74,383)
Net cash used in investing activities	(27,081)	(76,623)
CASH FLOWS FROM FINANCING ACTIVITIES:
Notes payable – issuance	210,000	135,000
Notes payable – retirement	(118,313)	(75,952)
Credit facility issuance costs	(8,437)	—
Common stock – issuance	1,072	584
Common stock – repurchase	(342)	(105)
Convertible preferred stock – issuance	208	167
Convertible preferred stock – repurchase	(145)	(40)
Dividends paid to investors – common stock	(50,461)	—

See notes to consolidated financial statements.

CETERA FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS – Continued
FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012
(in thousands)

	2013	2012
Dividends paid to investors – preferred stock	(29,159)	—
Payment of contingent consideration	(5,373)	—
Share-based compensation income tax benefit	609	—
Net cash provided by (used in) financing activities	(341)	59,654
NET DECREASE IN CASH AND CASH EQUIVALENTS	(7,216)	(1,056)
CASH AND CASH EQUIVALENTS – Beginning of year	136,221	137,277
CASH AND CASH EQUIVALENTS – Ending of year	$129,005	$136,221
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest	$9,538	$6,379
Cash paid for income taxes	$10,083	$2,586
NONCASH INVESTING ACTIVITIES – Accrued dividend and beneficial conversion of paid-in-kind dividends on convertible preferred stock	$15,012	$6,975

See notes to consolidated financial statements.

CETERA FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012
(In thousands, except share amounts)

1.  NATURE OF BUSINESS AND OWNERSHIP

Cetera Financial Holdings, Inc., a Delaware holding corporation, together with its consolidated subsidiaries (collectively, the “Company” or “Holdings”) is a provider of technology, brokerage and investment advisory services supporting a broad range of independent financial advisers, registered investment advisors and financial institutions, throughout the United States of America. Through its proprietary technology, custody and clearing platforms, the Company provides access to diversified financial products and services enabling its customers to offer independent financial advice and investment services to retail investors.

Operations of Subsidiaries — The Company owns 100% of the issued and outstanding common stock of Cetera Financial Group, Inc. (“Group”). Group is the sole member of Cetera Advisor Networks LLC (“Networks”), Cetera Advisors LLC (“Advisors”), Cetera Financial Specialists LLC (“Specialists”), Cetera Investment Services LLC doing business as Cetera Financial Institutions (“Institutions”), Cetera Investment Advisers LLC (“Investment Advisers”), and Cetera Investment Management LLC (“Investment Management”). A centralized executive team, headquartered in El Segundo, California, manages Group. The majority stockholder of the Company is Lightyear Fund II, L.P. (“Lightyear”), which is managed by Lightyear Capital, LLC.

Networks, Advisors, Specialists, and Institutions are broker-dealers registered under the Securities Exchange Act of 1934, and members of the Financial Industry Regulatory Authority, Inc. (“FINRA”). Networks, Advisors, Institutions, Investment Advisers and Investment Management are registered as investment advisers under the Investment Advisers Act of 1940.

Networks, Advisors, and Specialists provide brokerage and insurance services to the public through national networks of registered representatives. Networks and Advisors are also registered investment advisors and provide investment advice and financial planning services to clients. Registered representatives of Specialists who provide investment advisory services to their clients are registered as investment adviser representatives of Investment Advisers. Networks, Advisors, and Specialists are fully disclosed introducing broker-dealers that clear all securities transactions through an unaffiliated clearing broker, (Pershing, LLC) and do not carry customer accounts.

Institutions provide brokerage, insurance, and investment advisory services to customers through networking agreements with financial institutions. Institutions are a self-clearing broker-dealer.

Investment Management provides institutional investment services to its affiliated companies that are registered as investment advisers.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation — The consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”), which require the Company to make estimates and assumptions regarding the valuation of certain financial instruments, intangible assets and goodwill, allowance for doubtful accounts, valuation of share-based compensation, contingent considerations, accruals for liabilities, income taxes, revenue and expense accruals, and other matters that affect the consolidated financial statements and related disclosures. Management believes that the estimates utilized in preparing its consolidated financial statements are reasonable. Actual results could differ from those estimates.

Consolidation — The consolidated financial statements include the accounts of Holdings and its subsidiaries. Intercompany transactions and balances have been eliminated.

CETERA FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012
(In thousands, except share amounts)

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – (continued)

Cash and Cash Equivalents — Cash and cash equivalents are composed of interest and noninterest-bearing deposits and money market funds that meet the definition of a cash equivalent. Cash equivalents are highly liquid investments, with original maturities of less than 90 days that are not required to be segregated under federal or other regulations and there are no restrictions on the redemptions of money market funds.

Cash and Securities Segregated under Federal and Other Regulations — The Company segregates cash and securities pursuant to the requirements of Securities and Exchange Commission (“SEC”) Rule 15c3-3.

Receivable from Brokers, Dealers, and Clearing Organizations — Receivable from and payable to brokers, dealers, and clearing organizations are recorded at contract value and result from the Company’s normal brokerage activities.

Receivable from and Payable to Customers — Receivable from customers includes amounts due on cash and margin transactions. The Company extends credit to its customers to finance their purchases of securities on margin. Securities owned by customers are held as collateral for margin receivables. Such collateral is not reflected in the consolidated statements of financial condition. Payable to clients represents credit balances in customer accounts arising from deposits of funds, proceeds from sales of securities and dividend and interest payments received on securities held in customer accounts.

Securities Owned — Securities owned are stated at fair value with realized and unrealized gains and losses being recorded in transaction and other fees in the consolidated statements of income. Management determines fair value based on published market prices or quotes obtained from independent pricing services. Transactions are accounted for on a trade date basis. Dividend income is recorded when declared and interest income is recorded when earned.

Notes Receivable — The Company loans money to certain of its registered representatives under two types of promissory note agreements, which bear interest at various rates. Such agreements include forgivable promissory notes and payback promissory notes, which are described more fully in Note 4. In accordance with Accounting Standards Codification (“ASC”) 805 Business Combinations, all notes receivables are recorded at fair value as of the date of an acquisition (“Acquired Loans”). The Company applies the effective interest income method for the discount accretion. Management establishes an allowance that it believes is sufficient to cover any probable losses. When establishing this allowance, management considers a number of factors, including its ability to collect from the registered representative and the Company’s historical experience in collecting on such transactions.

Fixed Assets — Furniture, equipment, computers, purchased software, capitalized software, and leasehold improvements are recorded at historical cost, net of accumulated depreciation and amortization. Depreciation is recognized using the straight-line method over the estimated useful lives of the assets. Furniture, equipment, computers, and purchased software are depreciated over a period of three to seven years. Leasehold improvements are amortized over the lesser of their useful lives or the terms of the underlying leases. Management reviews fixed assets for impairment whenever events or changes in circumstances indicate the carrying amount of the assets may not be recoverable.

Software Development Costs — Software development costs are charged to operations as incurred. Software development costs include costs incurred in the development and enhancement of software used in connection with services provided by the Company that do not otherwise qualify for capitalization. The costs of internally developed software that qualify for capitalization are capitalized as fixed assets and subsequently amortized over the estimated useful life of the software, which is generally three to seven years. The costs of internally developed software are included in fixed assets at the point at which the conceptual formulation,

CETERA FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012
(In thousands, except share amounts)

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – (continued)

design and testing of possible software project alternatives are complete and management authorizes and commits to funding the project. The Company does not capitalize pilot projects and projects where it believes that the future economic benefits are less than probable.

Income Taxes — The Company and its subsidiaries file a consolidated tax return. The Company and its subsidiaries each report current income tax expense as allocated under a consolidated tax allocation agreement. Generally, the allocation results in profitable companies recognizing a tax provision as if the individual company filed a separate return and loss companies recognizing benefits to the extent of their losses.

Deferred income tax assets and liabilities result from temporary differences between the tax bases of assets and liabilities and their reported amounts in the consolidated financial statements that will result in taxable or deductible amounts in future years. The Company assesses the likelihood that the deferred tax assets will be realizable, and to the extent, it is more-likely-than-not that such deferred tax assets will not be realized a valuation allowance is established.

The Company has reviewed and evaluated the relevant technical merits of each of its tax positions in accordance with ASC 740, Accounting for Uncertainty in Income Taxes, and determined that there are no uncertain tax positions that would have a material impact on the consolidated financial statements of the Company. The Company recognizes accrued interest and penalties related to unrecognized tax benefits in current income taxes payable and income tax expense on the consolidated statements of financial condition and consolidated statements of income, respectively.

Acquisitions — When acquiring companies, the Company recognizes separately from goodwill the assets acquired and the liabilities assumed at their acquisition date fair values. When the acquisition includes contingent consideration, a discounted cash flow methodology is employed to determine the fair value of the contingent consideration at acquisition date. Goodwill as of the acquisition date is measured as the excess of consideration transferred over the net of the acquisition date fair values of the assets acquired and the liabilities assumed. While the Company uses its best estimates and assumptions as a part of the purchase price allocation process to accurately value assets acquired and liabilities assumed at the acquisition date, the Company's estimates are inherently uncertain and subject to refinement.

Intangible Assets and Goodwill — The Company classifies intangible assets into two categories: (1) intangible assets with definite lives subject to amortization, and (2) goodwill. The Company determines the useful lives of identifiable intangible assets after considering the specific facts and circumstances related to each intangible asset. Factors considered when determining useful lives include assessing the existing customers and the cash flows, terms of contractual agreements, the history of the asset, and the Company’s long-term strategy for the use of the asset. Intangible assets that are considered to have definite lives are amortized over their useful lives, generally ranging from 5 – 20 years. Management reviews intangible assets for impairment whenever indications of impairment exist. Impairment exists when the carrying amount of the intangible asset exceeds its implied fair value, resulting in an impairment charge for the excess.

Goodwill is not amortized, but is tested for impairment annually or more frequently if events or circumstances indicate that goodwill may be impaired. The Company uses a variety of methodologies in conducting impairment assessments including, but not limited to, discounted cash flow models, which are based on the assumptions the Company believes hypothetical marketplace participants would use. If the carrying amount exceeds the fair value, an impairment charge is recognized in an amount equal to the excess. No impairment occurred for the years ended December 31, 2013 and 2012.

CETERA FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012
(In thousands, except share amounts)

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – (continued)

Classification and Valuation of Certain Investments — The classification of an investment determines its accounting treatment. The Company generally classifies its investments in debt and equity instruments (including mutual funds, annuities, corporate bonds, government bonds and municipal bonds) as trading securities. The Company has not classified any investments as available-for-sale. Investment classifications are subject to ongoing review and can change. Securities classified as trading are carried at fair value, while securities classified as held-to-maturity are carried at cost or amortized cost. The fair value of securities is determined by obtaining quoted market prices. Both unrealized and realized gains and losses on trading securities are recognized in other expense on a net basis in the consolidated statements of income.

Securities Owned and Securities Sold, But Not Yet Purchased — Securities owned and securities sold, but not yet purchased are reflected on a settlement-date basis at market value in other assets/liabilities with realized and unrealized gains and losses being recorded in other expense in the consolidated statements of income.

Debt Issuance Costs — Debt issuance costs have been capitalized and are being amortized as additional interest expense over the expected terms of the related debt agreements.

Other Assets — Other assets are primarily receivables from third parties as well as prepaid expenses.

Derivative Instruments and Hedging Activities — The Company from time to time uses interest rate cap agreements to hedge the variability on its floating rate senior secured term loan. The Company purchases interest rate caps and the counterparties to the agreements are required to pay the Company interest on a notional balance if interest rates exceed the contracted amount.

All derivatives are reported at their corresponding fair value in the Company’s consolidated statements of financial condition. The Company records the change in the derivatives fair value as additional interest income or expense in the consolidated statements of income.

Fair Value of Financial Instruments — Substantially, all of the Company’s financial instruments are carried at fair value. Receivables and payables including payback notes are carried at cost or cost plus accrued interest, which approximates fair value. Forgivable notes contain provisions for forgiveness of principal and accrued interest and have minimal cash inflows associated with them. As a result, the fair value of the forgivable notes is insignificant. The estimated fair value of the note payable is determined based upon the carrying value of the loan and anticipated revenue production for the applicable registered representative population.

Revenue Recognition:

Commissions — The Company records commissions received from securities transactions on a settlement-date basis, which is not materially different from the trade-date basis. Commissions generated from mutual funds, variable annuities, and insurance product purchases transacted directly with the product manufacturers, as well as mutual fund and annuity trailers are estimated for each accounting period. A substantial portion of commissions revenue is ultimately paid to the Company’s registered representatives. Such amounts are classified as commissions expense in the consolidated statements of income. Commissions payable related to these transactions are recorded based upon estimated payout ratios for each product as commission revenue is accrued.

Advisory Fees and Services — The Company provides investment advisory services to clients. Fees for the services are based on the value of the clients’ portfolios and are generally billed at the beginning of each quarter. These fees, and the related expenses, are recognized over the period earned. A substantial portion of advisory fees and services revenue is ultimately paid to the Company’s registered representatives. Such amounts are classified as commissions expense in the consolidated statements of income. The Company

CETERA FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012
(In thousands, except share amounts)

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – (continued)

records an estimate for commissions payable based upon estimated payout ratios for each product for which the Company has accrued advisory fees and services revenue.

Asset-Based Fees — Asset-based fees include amounts earned related to client sweep account investments, omnibus processing and networking services, and reimbursements and allowances from product providers related to the sale and custody of their products.

Transaction and Other Fees — The Company charges transaction fees for executing transactions on client accounts. Transaction-related charges are recognized on a settlement-date basis, which is not materially different from the trade-date basis. Other revenue includes fees charged to clients such as individual retirement account maintenance fees, margin interest, and confirmation fees, as well as fees charged to registered representatives for contracted services such as affiliation and transaction fees. These fees are recognized as earned.

Employee Compensation and Benefits — The Company records compensation and benefits for all wages, benefits, and related taxes as earned by its employees. Employee compensation includes benefits expense, recruiting and relocation cost, and fees earned by temporary employees and contractors who perform similar services to those performed by the Company’s employees.

Separation Costs — Separation costs represent acquisition related integration and transition expenses.

Stock-Based Compensation — Stock-based awards are measured based on the grant-date fair value of the award, using the Black-Scholes option pricing model (service condition options) or a lattice valuation model (performance condition options). Stock-based compensation expense for service condition options is recognized over the requisite service period and includes the Company’s estimate of expected forfeitures. Stock-based compensation expense for awards containing a performance condition is recognized based on the probable outcome of the performance condition at each reporting date. At the end of the contingency period, the total compensation cost recognized will be the grant-date fair value of all units that actually vest based on the outcome of the performance conditions.

Legal Reserves — The Company records reserves for legal proceedings in accounts payable and accrued expenses in the consolidated statements of financial condition. The determination of these reserve amounts requires significant judgment on the part of management. Management considers many factors including, but not limited to, future legal expenses, the amount of the claim, the amount of the loss in the client’s account, the basis and validity of the claim, the possibility of liability on the part of a registered representative, likely insurance coverage, previous results in similar cases, legal precedents and case law. Each legal proceeding is reviewed with counsel in each accounting period and the reserve is adjusted as deemed appropriate by management. Any change in the reserve amount is recorded as other expense in the consolidated statements of income.

Recent Accounting Pronouncements — In February 2013, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2013-02, Comprehensive Income (Topic 220) — Clarifying Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income, which updates disclosure requirements to improve the reporting of reclassifications out of accumulated other comprehensive income. The amendments in this update are effective prospectively for reporting periods beginning after December 15, 2013 for nonpublic entities. This update is only disclosure related and has no impact on the Company's results of operations, financial condition or cash flows.

In May 2011, the FASB issued ASU No. 2011-04, Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRS, which amends U.S. GAAP to conform it with fair value measurement and disclose requirements in International Financial Reporting Standards. The

CETERA FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012
(In thousands, except share amounts)

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – (continued)

amendments in ASU No. 2011-04 are effective for interim and annual periods beginning after December 15, 2011. The adoption of ASU No. 2011-04 in 2012 did not have a material effect on the Company’s operations or financial reporting.

3.  ACQUISITIONS

2013 Acquisition

Tower Square Securities, Inc. (TSS) and Walnut Street Securities, Inc. (WSS)

On August 30, 2013, the Company acquired all of the outstanding common stock of Tower Square Securities, Inc. and Walnut Street Securities, Inc. (collectively, “TSS/WSS”) for an aggregate purchase price of $37,636. TSS/WSS provides brokerage, investment advisory and planning services, and insurance services to the general public. The acquisition complements the Company's existing capabilities and offers an extension of the Company's existing services. Goodwill resulting from this business combination is largely attributable to the existing workforce of TSS/WSS and synergies expected to arise after the Company’s acquisition of TSS/WSS. The Goodwill of $3,387 is deductible for income tax purposes.

The Company paid $25,811 at the closing of the transaction, and may be obligated to pay additional cash consideration to the former shareholder contingent upon the retention of registered representatives in the first eight months following the transaction. The Company estimated the future payment of contingent consideration and fair value of the contingent consideration at the close of the transaction. The Company evaluates the actual retention of registered representatives quarterly and adjusts the estimated fair value of the contingent consideration based on the probability of achievement, with any changes in fair value recognized in earnings.

At the close of the transaction, the Company estimated the amount of future payment of contingent consideration to be $11,825. Based on the quarterly evaluations, additional contingent consideration of $695 has been included in the December 31, 2013 consolidated statements of income. Total contingent consideration of $12,520 at December 31, 2013 is included in accounts payable and accrued expenses in the consolidated statements of financial condition. The Company incurred transaction costs associated with its acquisition of TSS/WSS of $4,017 during the year ended December 31, 2013 that are included in acquisition related costs and separation costs in the consolidated statements of income.

In connection with the transactions, the Company performed a valuation of intangible assets in accordance with ASC 805, Business Combinations, and ASC 820, Fair Value Measurements and Disclosures. The valuation resulted in the allocation of the purchase price as included in the schedule below (in thousands):

TSS/WSS
Net working capital, includes cash of $7,033	$8,146
Deferred tax asset	3,430
Proprietary technology	279
Intangible assets:
Advisor relationships	22,212
Non-competition agreement	126
Non-solicitation agreement	56
Goodwill	3,387
Total assets acquired	$37,636
Cash payment	$25,811
Contingent consideration	11,825
Total purchase price	$37,636

CETERA FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012
(In thousands, except share amounts)

3.  ACQUISITIONS  – (continued)

The Company allocated a portion of the purchase price to specific amortizable intangible asset categories as follows (in thousands):

	Amount Assigned	Amortization Period
Advisor relationships	$22,212	8 years
Non-competition agreement	126	3 years
Non-solicitation agreement	56	2 years
Total intangible assets	$22,394

2012 Acquisitions

Genworth Financial Investment Services, Inc.

On April 2, 2012, the Company acquired all of the outstanding common stock of Genworth Financial Investment Services, Inc. and its wholly owned subsidiaries Genworth Financial Securities Corporation, and Genworth Financial Advisers Corporation (collectively, “Genworth”) for an aggregate purchase price of $84,010. Genworth provides brokerage, investment advisory and planning services, and insurance services to the public through a network of accounting professionals. The acquisition complements the Company's existing capabilities and offers an extension of the Company's existing services. Goodwill resulting from this business combination is largely attributable to the existing workforce of Genworth and synergies expected to arise after the Company’s acquisition of Genworth.

The Company paid $78,500 at the closing of the transaction, and may be obligated to pay additional cash consideration to the former shareholder contingent upon the achievement of certain financial targets during the first two years following the transaction. The Company estimated the future payment of contingent consideration and fair value of the contingent consideration at the close of the transaction. A discounted cash flow methodology was used to determine the contingent consideration based on financial forecasts determined by management that included assumptions about growth in assets under management, earnings, financial advisor retention and discount rates. The financial targets are sensitive to financial adviser retention, market fluctuations and the ability of financial advisors to grow their business. The Company evaluates the actual progress toward achieving the financial targets quarterly and adjusts the estimated fair value of the contingent consideration based on the probability of achievement, with any changes in fair value recognized in earnings.

At the close of the transaction, the Company estimated the amount of future payment of contingent consideration to be $5,268. Based on the quarterly evaluations, a reduction to contingent consideration of $385 and additional contingent consideration of $4,212 has been included in the December 31, 2013 and 2012 consolidated statements of income, respectively. Total contingent consideration of $0 and $9,480 at December 31, 2013 and 2012, respectively is included in accounts payable and accrued expenses in the consolidated statements of financial condition. At the close of the transaction, the maximum amount of contingent consideration was $25,500. The Company paid Genworth $9,095 in 2013 to settle the first-year contingent payment obligation. The Company incurred transaction costs associated with its acquisition of Genworth of $532 during the year ended December 31, 2012 that are included in acquisition related costs and separation costs in the consolidated statements of income.

Other transactions

During 2012, the Company was involved in other transactions based on the production of financial advisors. The Company incurred transaction costs of $859 in connection with these transactions during the year ended December 31, 2012 that are included in acquisition and acquisition related costs in the December 31, 2012 consolidated statements of income.

CETERA FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012
(In thousands, except share amounts)

3.  ACQUISITIONS  – (continued)

In connection with the transactions, the Company performed a valuation of intangible assets in accordance with ASC 805, Business Combinations, and ASC 820, Fair Value Measurements and Disclosures. The valuation resulted in the allocation of the purchase price as included in the schedule below (in thousands):

	Genworth	Other
Net working capital, includes cash of $4,359	$12,782	$—
Depreciable fixed assets	1,169	—
Other long-term assets	2,149	—
Intangible assets:
Advisor relationships	51,043	8,727
Non-competition agreement	830	—
Goodwill	16,037	—
Total assets acquired	$84,010	$8,727
Cash payment	$78,742	$8,423
Contingent consideration	5,268	304
Total purchase price	$84,010	$8,727

The Company allocated a portion of the purchase price to specific amortizable intangible asset categories as follows (in thousands):

	Amount Assigned	Weighted Average Amortization Period
Advisor relationships	$59,770	9 years
Non-competition agreement	830	2 years
Total intangible assets	$60,600

4.  CREDIT QUALITY OF FINANCING RECEIVABLES AND THE ALLOWANCE FOR CREDIT LOSSES

Financing receivables with terms greater than one year generally arise from loans to registered representatives under promissory note agreements. The Company loans money to certain of its registered representatives under two types of agreements. One such agreement is a payback promissory note and the other is a forgivable promissory note. The payback notes are due at various maturity dates, and bear interest at various rates. The forgivable notes contain provisions for forgiveness of principal and accrued interest if the registered representative meets specified revenue production levels. The forgiveness determination is made at specified intervals that coincide with scheduled principal and interest payments. The Company amortizes the principal balance of the forgivable notes along with accrued interest as commission expense ratably over the contractual term of the notes. In the event the registered representative does not meet the specified production level, the scheduled principal and interest are due. The Company intends to hold the notes for the term of the agreement.

The Company monitors its outstanding notes on a monthly basis to identify potential credit loss and impairment. Notes receivable are considered impaired when, based upon current information and events, management estimates it is probable that the Company will be unable to collect amounts due according to the terms of the promissory note. Criteria used to determine if impairment exists include, but are not limited to: historical payment and collection experience of the individual loan, historical production levels, event of default on the loan, status of the representative’s selling contract with the Company, and, or any regulatory or legal action related to the representative. These assumptions require the use of significant management judgment and include the probability and timing of borrower default and loss severity estimates.

CETERA FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012
(In thousands, except share amounts)

4.  CREDIT QUALITY OF FINANCING RECEIVABLES AND THE ALLOWANCE FOR CREDIT LOSSES – (continued)

The Company’s outstanding financing receivables as of December 31, 2013 and 2012, are as follows (in thousands):

	2013			2012
	Acquired Loans	Originated Loans	Total	Acquired Loans	Originated Loans	Total
Beginning balance	$1,883	$35,225	$37,108	$3,904	$24,447	$28,351
New loans	—	24,914	24,914	—	20,329	20,329
Acquired loans	146	—	146	66	—	66
Paydowns	(694)	(7,950)	(8,644)	(7,942)	(3,729)	(11,671)
Forgiveness	(3,586)	(5,253)	(8,839)	—	(5,787)	(5,787)
Accretion	4,682	—	4,682	5,855	—	5,855
Allowance	(1,833)	(712)	(2,545)	—	(35)	(35)
Ending balance*	$598	$46,224	$46,822	$1,883	$35,225	$37,108

*	The balance for the outstanding financing receivables consist of total loans of $52,900 and $47,869 for the years ended December 31, 2013 and 2012, respectively, before the fair value adjustments for the acquired loans.

The following schedule reflects the Company’s activity in providing for an allowance for uncollectible amounts due from registered reps for the years ended December 31, 2013 and 2012 (in thousands):

	2013			2012
	Acquired Loans	Originated Loans	Total	Acquired Loans	Originated Loans	Total
Beginning balance	$—	$35	$35	$—	$—	$—
Provision for bad debt	1,841	693	2,534	—	35	35
Charge offs – net of recoveries	(8)	(16)	(24)	—	—	—
Ending balance	$1,833	$712	$2,545	$—	$35	$35

Of the balance of financing receivables as of December 31, 2013 and 2012, $8,383 and $16,105 were forgivable loans and $38,439 and $21,003 were payback loans, respectively.

Financing receivables arising from the extension of credit to customers for purchases of securities (margin loans) are fully collateralized by marketable securities, are due on demand, and accrue interest at daily rates. The initial extension of credit is made in accordance with the requirements of Regulation T, and the continued extension of credit is subject to self-regulatory organization as well as Company determined collateral levels.

The Company’s outstanding margin loans are monitored on a daily basis to identify potential credit loss and impairment. Loans are considered to be impaired when based upon current information and events management estimates it is probable that the Company will be unable to collect amounts due according to the contractual terms of the loan. Criteria used to determine if impairment exists include, but are not limited to: the value of securities collateralizing the loan, historical payment of margin calls of the individual loan, and/or an event of default. These assumptions require the use of significant management judgment and include the probability and timing of borrower default and loss severity estimates.

CETERA FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012
(In thousands, except share amounts)

4.  CREDIT QUALITY OF FINANCING RECEIVABLES AND THE ALLOWANCE FOR CREDIT LOSSES – (continued)

For margin loans that are deemed impaired, a loan loss reserve is established for the difference between the carrying amount, and the expected recovery. Changes in the loan loss reserve are recorded in allowance for doubtful accounts.

The Company had $6,161 and $10,700 of outstanding margin loans receivable from customers as of December 31, 2013 and 2012, respectively, with no associated loan loss reserve based on management’s assessment of probability and timing of borrower default and loss severity estimates. The Company does not have any impaired margin loan receivables as of December 31, 2013 and 2012.

The Company does not have off-balance sheet credit exposure because of these financing receivables.

5.  FIXED ASSETS

Fixed assets as of December 31, 2013 and 2012 consisted of the following (in thousands):

	2013	2012
Fixed Assets:
Office furniture and equipment	$4,519	$4,141
Computer software and hardware	25,470	17,731
Leasehold improvements	2,662	2,198
Total fixed assets	32,651	24,070
Accumulated depreciation and amortization	(16,301)	(11,533)
Fixed assets – net	$16,350	$12,537

6.  INTANGIBLE ASSETS AND GOODWILL

The Company initially recorded intangible assets because of the purchase of the Company’s broker-dealers in prior periods. Intangible assets increased in 2013 with the Company’s acquisition of TSS/WSS. Intangible assets with definite lives subject to amortization and goodwill at December 31, 2013 and 2012 are as follows (in thousands):

	2013	2012
Balance at January 1	$87,352	$26,752
Additions:
Intangible assets – advisor relationships	22,212	59,770
Intangible assets – non-compete agreements	126	830
Intangible assets – non-solicitation agreements	56	—
Accumulated amortization	(33,201)	(19,981)
Intangible assets subject to amortization – net, at December 31	$76,545	$67,371

Goodwill	2013	2012
Balance at January 1	$16,037	$—
Goodwill – Genworth	—	16,037
Goodwill – TSS/WSS	3,387	—
Balance at December 31	$19,424	$16,037

CETERA FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012
(In thousands, except share amounts)

6.  INTANGIBLE ASSETS AND GOODWILL – (continued)

Total amortization expenses of intangible assets were $13,220 and $11,030 for the year ended December 31, 2013 and 2012, respectively. Amortization expense for each of the years ending December 31, 2014 through 2018 and thereafter is estimated as follows (in thousands):

Estimated amortization expense for the years ending:
2014	$13,832
2015	12,925
2016	10,077
2017	9,768
2018	9,718
Thereafter (for period 2019 – 2032)	20,225
Total	$76,545

7.  INCOME TAXES

Income tax expense for the years ended December 31, 2013 and 2012, consists of the following (in thousands):

	2013	2012
Current:
Federal	$7,545	$2,613
State	1,217	332
	8,762	2,945
Deferred:
Federal	(5,380)	(285)
State	(1,198)	(372)
	(6,578)	(657)
Total	$2,184	$2,288

The principal items accounting for the differences in income taxes computed at the federal statutory rate of 35% and the effective income tax rate comprise the following (in thousands):

	2013		2012
Taxes computed at statutory rate	$1,856	35.0%	$2,478	35.0%
State taxes – net of federal benefit	—	—	(26)	(0.4)
Meals & entertainment	162	3.1	—	—
Acquisition costs	154	2.9	—	—
Other	12	0.2	(164)	(2.3)
Income tax expense	$2,184	41.2%	$2,288	32.3%

The Company accounts for income taxes using the asset and liability method of accounting for income taxes under U.S. GAAP. Thus, deferred income tax assets and liabilities are established for the “temporary differences” between amounts of assets and liabilities for reporting purposes and such amounts measured by tax laws and regulations.

CETERA FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012
(In thousands, except share amounts)

7.  INCOME TAXES – (continued)

Significant components of the Company’s deferred tax assets and liabilities at December 31, 2013 and 2012, are as follows (in thousands):

	2013	2012
Deferred tax assets:
Deferred compensation liability	$29,386	$20,746
Notes receivable – forgivable	4,286	4,115
Restricted stock awards	3,368	—
Change in contingent consideration	1,927	1,605
Net operating loss carryforward (from TSS/WSS acquisition)	1,287	—
Fair value adjustment – notes	1,253	4,135
Deferred income	1,203	1,334
Rent rebate	1,153	1,177
Goodwill/intangible amortization	523	2,364
Other	3,747	3,667
Total deferred tax assets	48,133	39,143
Deferred tax liabilities:
Deferred compensation asset – unrealized gain	6,041	1,767
State income taxes	1,861	1,257
Depreciation	1,041	2,409
Customer relationships	—	5,429
Other	685	392
Total deferred tax liabilities	9,628	11,254
Deferred income tax assets – net	$38,505	$27,889

The Company has not established a valuation allowance against the net deferred tax assets as it has been determined that it is more likely than not that the assets will be realized.

As of the years ended December 31, 2013 and 2012, the Company did not have liabilities for any unrecognized tax benefits nor did it recognize any interest and penalties related to unrecognized tax benefits. The Company may be subject to examination, within the statute of limitations, by the U.S. federal tax authorities for any of the tax returns filed in the prior three years and by state tax authorities for any of the prior four years (relating to separate state returns filed by the Company’s subsidiaries).

8.  INDEBTEDNESS

2012 Credit Agreement — The Company entered into a credit agreement (the “2012 Credit Agreement”) on June 22, 2012 that provided for a $120 million term loan. The 2012 Credit Agreement was secured by a blanket lien on all Company assets. Debt issuance costs incurred in connection with the 2012 Credit Agreement of $3.2 million were capitalized and were included in other assets in the December 31, 2012 consolidated statement of financial condition. These costs were being amortized over the five year life of the 2012 Credit Agreement on a straight line basis. Amortization of these costs included in the December 31, 2013 and 2012 consolidated statement of income included as interest expenses were $570 and $497, respectively.

CETERA FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012
(In thousands, except share amounts)

8.  INDEBTEDNESS  – (continued)

Early Extinguishment of Debt — On August 7, 2013, the Company entered into a new credit agreement (the “2013 Credit Agreement”) and concurrently extinguished the outstanding debt (the “2012 Credit Agreement”) which it entered into on June 22, 2012. The Company incurred a loss of $2,834 on the early extinguishment of debt.

Senior Secured Credit Facility — The 2013 Credit Agreement provided for a $210 million term loan, a $25 million revolving line of credit facility, and subject to an aggregate limit of the revolving credit facility, $5 million letter of credit commitment. The senior secured credit facility is secured by a blanket lien on all Company assets. Debt issuance costs incurred in connection with the 2013 Credit Agreement of $8,438 are capitalized and included in other assets in the December 31, 2013 consolidated statements of financial condition. These costs are being amortized over the six year life of the 2013 Credit Agreement on a level yield basis. Amortization of these costs included in the December 31, 2013 consolidated statements of income included as interest expense was $616. The proceeds of the term loan made under the 2013 Credit Agreement may be used for general corporate purposes, including to finance the Special Dividend and to finance acquisitions.

The 2013 Credit Agreement contains customary affirmative and negative covenants, including covenants that limit or restrict the Company and its subsidiaries’ ability to, among other things, incur indebtedness, grant liens, merge or consolidate, dispose of assets, pay dividends or make distributions, make investments, make acquisitions, prepay certain indebtedness, enter into certain transactions with affiliates, enter into sale and leaseback transactions, enter into swap agreements, and enter into restrictive agreements, in each case subject to customary exceptions for a credit facility of this size and type. As of December 31, 2013, the Company was in compliance with all associated covenants.

2013 Credit Agreement — The initial principal amount of the term loan was $210 million, with a six year term and quarterly installment payments. Principal repayments for the year ended 2013 were $1.3 million. The remaining annual scheduled principal repayments for the remaining term are as follows (in thousands):

Scheduled principal repayments
2014	$5,250
2015	5,250
2016	4,725
2017	8,925
2018	13,125
2019	171,413
Total	$208,688

The Company is obligated to prepay the outstanding term loan in an aggregate principal amount equal to 50% of excess cash flow with certain adjustments for the fiscal year then ended (the “Excess Cash Flow Sweep”). The Company is required to pay the Excess Cash Flow Sweep no later than 100 days after the end of each fiscal year of the Company commencing with the fiscal year ending on December 31, 2014.

The Company may voluntarily prepay any portion of the term loan without premium or penalty as long as the prepayment is not a repricing transaction. If the voluntary prepayment is considered a repricing transaction then the Company shall pay a 2% premium before the first anniversary date and a 1% premium before second anniversary.

Borrowings under the Company's senior secured credit facilities that are Base Rate Loans bear interest at (a) a base rate equal to the greater of (i) the “Prime Rate”, (ii) the Federal Funds Rate plus 0.5%; and

CETERA FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012
(In thousands, except share amounts)

8.  INDEBTEDNESS  – (continued)

(iii) one-month adjusted LIBOR plus 1.00% plus (b) the applicable margin. Borrowings that are LIBOR Loans bear interest at an adjusted LIBOR rate plus the applicable margin.

The applicable margin for borrowings with respect to the Credit Agreement executed on August 7, 2013 is currently 4.50% for base rate borrowings and 5.50% for LIBOR borrowings. The LIBOR rate shall in no event be less than 1.00%. Interest expense incurred on the 2013 Credit Agreement and 2012 Credit Agreement included in the December 31, 2013 consolidated statements of income was $5.5 million and $5.9 million, respectively.

Revolving Credit Facility — The revolving credit facility requires a commitment fee of 0.50%. There were no draws on the credit facility during the year ended December 31, 2013, and no outstanding balance at December 31, 2013.

Letter of Credit — There were no outstanding letters of credit during the year ended December 31, 2013.

9.  COMMITMENTS AND CONTINGENCIES

The Company is party to a number of claims, lawsuits, and arbitrations arising in the course of its normal business activities. While it is not possible to forecast the outcome of such lawsuits and arbitrations, in light of the existing insurance and established reserves, it is the opinion of management that the disposition of such lawsuits and arbitrations will not have a materially adverse effect on the Company’s consolidated operations or financial position or cash flows.

Leases — The Company is obligated under various operating leases requiring minimum annual rentals. The Company has leases pursuant to agreements expiring in various years through 2022. The leases require payments of the Company’s pro-rata share of common area expenses and taxes.

The following is a schedule of minimum future rental payments required under operating leases for office space and equipment that have non-cancellable lease terms in excess of one year (in thousands):

Years ending December 31
2014	$3,625
2015	3,695
2016	3,682
2017	3,527
2018	2,863
Thereafter (for period 2019 – 2021)	6,628
$24,020

Rent expense under the above operating leases for the years ended December 31, 2013 and 2012, were $4.3 million and $3.8 million, respectively.

Other Contingencies — Management has reviewed the indemnification provisions of its material contracts. In the normal course of its business, the Company enters into contracts in which it makes representations and warranties as well as standard “hold harmless” indemnifications to counterparties. Included among these are certain real estate leases under which the Company may be required to indemnify property owners for claims arising from the Company’s use of the applicable premises. The obligation amounts of these types of agreements are not explicitly stated; therefore, the overall maximum amount of the obligations cannot be reasonably estimated. However, management believes that it is unlikely that the Company will have to make material payments under these agreements, and no liabilities related to these agreements have been recognized in the Company’s consolidated financial statements.

CETERA FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012
(In thousands, except share amounts)

10. CAPITAL STRUCTURE

The following is a summary of the Company’s common and preferred stock, along with the rights and restrictions on each:

Under the Company’s certificate of incorporation, the Company has the authority to issue up to 2,400,000 shares of capital stock, of which 2,000,000 shares will be designated as common stock, par value $0.01 per share and 400,000 shares will be designated as preferred stock, par value $0.01 per share. As of December 31, 2013 and 2012, 944,116 and 929,945 shares of common stock and 384,142 and 383,748 shares of Series A convertible participating preferred stock were outstanding, held by 123 holders, respectively. In addition, 18,521 shares of restricted common stock were outstanding and held by 22 registered representatives, as of December 31, 2013 and 2012.

Holders of the Company’s common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. An election of directors by the Company’s stockholders shall be determined by a plurality of the votes cast by the stockholders entitled to vote on the election. Holders of common stock are entitled to receive proportionately any dividends as may be declared by the Company’s board of directors, subject to any preferential dividend rights of any series of preferred stock that is outstanding at the time of the dividend.

In the event of the Company’s liquidation or dissolution, the holders of common stock are entitled to receive proportionately the Company’s net assets available for distribution to stockholders after payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock. All shares of common stock will, when issued, be duly authorized, fully paid, and nonassessable.

Restricted common stockholders are entitled to all rights of a common stockholder including the payment of dividends. The Company’s restricted stock vests on the seventh anniversary of the grant date or immediately prior to the occurrence of a liquidity event change of control.

Series A convertible participating preferred stockholders are entitled to vote as a single class with the holders of common stock on an as-converted basis. Series A convertible participating preferred stockholders earn cumulative quarterly dividends at the annual rate of 10% per share of the share price, plus the amount of all accrued and unpaid regular dividends per annum. The quarterly dividend is recorded as paid-in-kind resulting in a beneficial conversion of the preferred stock. Regular dividends not declared and paid in cash when due will be added to, and increase the liquidation preference of the underlying Series A convertible participating preferred stock by a corresponding amount. If the board of directors declares a dividend or other distribution payable with regard to the Company’s common stock, the holders of the outstanding shares of Series A convertible participating preferred stock will be entitled to the amount of dividends as would be payable in respect of the number of shares of common stock into which the shares of Series A convertible participating preferred stock would convert to. The liquidation preference of each share of Series A convertible participating preferred stock is equal to $100, plus the amount of all accrued and unpaid regular dividends. Each holder of shares of Series A convertible participating preferred stock is entitled at any time to convert all or any shares of Series A convertible participating preferred stock into fully paid and nonassessable shares of common stock. At any time, the holders of 50% or more of the outstanding shares of Series A convertible participating preferred stock may elect, by delivering an irrevocable written notice to the Company, to have the Company redeem or repurchase all, but not less than all, of the Series A convertible participating preferred stock held by such holder at a price per share of equal to the liquidation preference, plus all accrued and unpaid dividends through the date of such redemption. If no election or event occurs, the Series A convertible participating preferred stock is mandatorily redeemable on the 20-year anniversary of the initial issuance date, when the Company shall redeem each outstanding share of Series A convertible

CETERA FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012
(In thousands, except share amounts)

10. CAPITAL STRUCTURE  – (continued)

participating preferred stock for cash consideration equal to the redemption price. The Series A convertible participating preferred stock is classified as mezzanine equity on the consolidated statements of financial condition.

The Company does not pay cash dividends at the quarterly dividend payment date and as a result, the liquidation preference of the Series A convertible participating preferred stock is increased by an amount equal to the fair value of the accrued dividends. Accrued dividends on Series A convertible participating preferred stock is reflected as a decrease to retained earnings on the consolidated statements of changes in stockholders’ equity, and an increase to Series A convertible preferred stock on the consolidated statements of financial condition. The beneficial conversion on the accrued dividends on Series A convertible participating preferred stock is reflected as a decrease to retained earnings on the consolidated statements of stockholders’ equity and an increase to Series A convertible preferred stock on the consolidated statements of financial condition.

The table below shows the roll-forward of the Series A convertible participating preferred stock for the years ended December 31, 2013 and 2012.

	Shares	Balance
Balance at 12/31/11	382,807	$46,870
Convertible preferred stock issuance	1,235	167
Convertible preferred stock repurchases	(294)	(40)
Acrued paid-in-kind dividends		4,774
Beneficial conversion		2,201
Balance at 12/31/12	383,748	$53,972
Convertible preferred stock issuance	1,273	215
Convertible preferred stock repurchases	(879)	(145)
Accrued paid-in-kind dividends		5,268
Beneficial conversion		10,154
Dividend paid		(29,159)
Balance at 12/31/13	384,142	$40,305

Special Dividend — On August 8, 2013, the Company’s Board of Directors declared a one-time special cash dividend (the “Special Dividend”) of $54 per share payable on all classes of common and preferred shareholders. Based on the 1,492,970 shares of common and preferred shares on an as converted basis on the dividend record date, the dividend totaled $80.6 million. Of this amount, $79.6 million was settled in cash and $1.0 million was accrued as a liability on the accompanying consolidated statements of financial position at December 31, 2013. $50.4 million was paid to common shareholders and $29.2 million was paid to preferred shareholders. The $1.0 million dividend accrued as a liability is related to the outstanding restricted common stock, the accrued dividend will be paid when the restricted common shares vest. The dividend reduced additional paid-in capital as the Company did not have retained earnings. With the exception of the Special Dividend, Cetera has not historically declared any cash dividends, and currently has no plans to pay cash dividends in the future.

The Company financed the Special Dividend with borrowings on the 2013 Credit Agreement. Refer to Note 8, “Indebtedness” for additional information about the 2013 Credit Agreement.

CETERA FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012
(In thousands, except share amounts)

11. SHARE-BASED COMPENSATION

On January 28, 2010, the Company adopted the Stock Incentive Plan of Cetera Financial Holdings (the “Plan”), as a means of providing additional incentives to employees, registered representatives, and nonemployee directors of the Company and its subsidiaries. The Company may grant or sell awards of common stock, restricted shares of common stock, or other awards that may be valued in whole, or part, referenced to the fair value of shares of common stock. Additionally, the Company may grant or sell shares of preferred stock under the Plan.

Awards that are forfeited, terminated, canceled, expire unexercised, withheld to satisfy tax withholding obligations, or are repurchased by the Company immediately become available for new awards under the Plan.

Time Options — During the years ended December 31, 2013 and 2012, the Company granted 22,103 and 12,400 time options, respectively, which become exercisable in five equal and cumulative installments provided that the grantee remains continuously employed in active service by the Company. At December 31, 2013 and 2012, there were 55,958 and 57,116 of unvested time options outstanding, respectively.

The weighted-average assumptions used for purposes of determining the grant-date fair value of time options granted during the years ended December 31, 2013 and 2012, are summarized as follows:

	2013	2012
Risk-free interest rate	1.55%	1.52%
Expected life (in years)	7.0	7.0
Dividend yield	—%	—%
Historical volatility	52.0%	53.0%

The risk-free interest rate utilized is based on the U.S. Treasury rate, corresponding with a similar term as the expected term of the stock option granted. As the Company does not have sufficient historical exercise data to provide a reasonable basis upon which to estimate expected term, the Company utilizes the simplified method. Since the Company does not currently anticipate declaring cash dividends, the dividend yield assumption was zero. Since the Company is unable to obtain sufficient historical information about past volatility, expected volatility is based on peer group historical volatility using companies with operations similar to those in which the Company operates.

Return Options — During the years ended December 31, 2013 and 2012, the Company granted 22,103 and 9,900 return options, respectively, which become vested and exercisable pro-ratably at such time Lightyear and its affiliates sells a percentage of the aggregate investment and realizes liquidity in a combination of cash and liquid securities provided that the grantee remains continuously employed in active service by the Company. Liquidity is defined as a return that represents a certain multiple on the shares sold, plus a specified internal rate of return. At December 31, 2013 and 2012, there were 79,212 and 72,919 of unvested return options outstanding, respectively. Stock-based compensation expense for these performance condition awards is recognized based on the probable outcome of the performance condition at each reporting date. As of December 31, 2013 and 2012, management determined that the achievement of the performance condition was not considered probable. As a result, no compensation cost has been recognized on the return options.

In determining the grant-date fair value of return options, the Company utilized weighted-average assumptions consistent with those applied in determining the grant-date fair value of time options. Additionally, the Company’s uses a lattice valuation model, which simulates random future price movements, for purposes of determining the grant-date fair value.

The table summarizes the activity related to both time options and return options for the years ended December 31, 2013 and 2012, as follows:

CETERA FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012
(In thousands, except share amounts)

11. SHARE-BASED COMPENSATION  – (continued)

	2013		2012
	Shares	Weighted Average Strike Price	Shares	Weighted Average Strike Price
Outstanding – beginning of year	153,201	$58.40	134,437	$108.79
Granted	44,206	135.59	22,300	133.77
Exercised	(17,012)	58.18	(1,861)	100.81
Forfeited	(22,535)	51.21	(1,675)	120.00
Cancelled	—	—	—	—
Outstanding – end of year	157,860	$81.07	153,201	$112.40
Exercisable – end of year	22,690		23,166

Total stock-based compensation expenses were $1.2 million and $0.9 million for the years ended December 31, 2013 and 2012, respectively.

At December 31, 2013 and 2012, unrecognized stock-based compensation expenses were $5.4 million and $3.2 million, respectively.

At December 31, 2013 and 2012, there were 157,860 and 153,201 shares outstanding, with a weighted-average exercise price and remaining contractual maturity of $81.07 and $112.40, and 7.62 and 7.89 years, respectively. During the years ended December 31, 2013 and 2012 the Company received proceeds from stock options exercised of $899 and $179, respectively.

Stock Grants — The Company accounts for restricted stock awards by measuring such awards at their measurement date fair value. Share-based compensation is recognized ratably over the requisite service period, which generally equals the vesting period. The Company recognized $4.1 and $0.9 million of share-based compensation related to the vesting of restricted stock awards for the years ended December 31, 2013 and 2012, respectively, which is included in commission expense on the consolidated statements of income. As of December 31, 2013 and 2012, total unrecognized compensation costs were $4.7 million and $2.1 million, which are expected to be recognized over a weighted-average remaining period of 3.20 years and 4.20 years, respectively.

Vesting of the time options, return options and restricted stock will be accelerated upon closing of the transaction discussed in note 17.

12. EMPLOYEE AND REGISTERED REPRESENTATIVE BENEFITS

401(k) and Health and Welfare Benefit Plan for Employees — The employees of the Company are covered by a 401(k) plan and a health and welfare defined contribution plan. The plans are defined contribution plans and have various eligibility standards, vesting requirements, and guidelines for matching. 401(k) and Health and Welfare Benefit Plan expenses incurred by the Company, included in employee compensation and benefits within the consolidated statements of income were $7.3 million and $6.8 million for the years ended December 31, 2013 and 2012, respectively.

Deferred Compensation Plans for Registered Representatives — The Company maintains deferred compensation plans (the “Plans”) for registered representatives as part of its retention strategy. Under the Plans, if certain eligibility requirements are met, a participant may defer a portion of their income, primarily commission and fee earnings. Participants may elect to have all or a portion of their deferred compensation account indexed to rates of return on a variety of investment options, including a fixed rate option. The Company credits earnings to these participants’ accounts based upon the actual rate of return on the underlying investment index choice. Such amounts are included in the Company’s 2013 and 2012 consolidated

CETERA FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012
(In thousands, except share amounts)

12. EMPLOYEE AND REGISTERED REPRESENTATIVE BENEFITS  – (continued)

results of operations. For the years ended December 31, 2013 and 2012, the accrued liabilities increased by $10.8 million and $6.2 million, resulting in a corresponding expenses of $10.8 million and $6.2 million, respectively. The change in accrued liabilities is recorded in commissions expense in the accompanying consolidated statements of income.

The Plans are unfunded; therefore, benefits are paid from the general assets of the Company. However, the Company have made investments that attempt to mirror amounts and elections of the participants, of which $76.3 million and $53.8 million, as of December 31, 2013 and 2012, respectively is included as deferred compensation plan investments on the consolidated statements of financial condition and are carried at fair value. The total of net participant deferrals, which are reflected within deferred compensation plans liabilities on the consolidated statements of financial condition, were $75.6 million and $54.1 million at December 31, 2013 and 2012, respectively. The investments that mirror amounts and elections of the participants increased by $11.1 million, and by $6.5 million for the years ended December 31, 2013 and 2012, respectively and are recorded in transaction and other fees in the accompanying consolidated statements of income.

13. RELATED PARTY TRANSACTIONS

The Company paid $1.5 million during each of the years ended December 31, 2013 and 2012, in management fees, substantially all of which were paid to Lightyear, and are reflected within other expenses in the consolidated statements of income. There were no outstanding receivables or payables with related parties as of December 31, 2013 and 2012.

14. OFF-BALANCE SHEET RISK

Financial instruments recorded at fair value on the Company’s consolidated statements of financial condition include securities owned and securities sold, not yet purchased, and deferred compensation plan investments. Other financial instruments are recorded by the Company at contract amounts and include receivables from and payables to brokers, dealers, clearing organizations and receivables from and payables to customers, notes receivable, and note payable. Financial instruments carried at contract amounts, which approximate fair value, either have short-term maturities (one year or less), are repriced frequently or bear market interest rates and, accordingly, are carried at amounts approximating fair value.

The Company’s customer activities involve the execution, settlement, and financing of various securities transactions. These activities are transacted on either a cash or margin basis. In margin transactions, the Company extends credit to the customer, subject to various regulatory and internal margin requirements, collateralized by cash and securities in the customer’s account. In connection with these activities, the Company executes and clears customer transactions involving the sale of securities not yet purchased and the writing of options contracts. Such transactions may expose the Company to off-balance sheet risk in the event that margin requirements are not sufficient to fully cover losses that customers incur or counterparties are unable to meet the terms of the contracted obligations. In the event counterparties do not fulfill their obligations, the Company may be exposed to risk. The risk of default depends on the creditworthiness of the counterparty or issuer of the instrument. It is the Company’s policy to review, as necessary, the credit standing of each counterparty with which it conducts business.

In the event a customer or broker fails to satisfy its obligations, the Company may be required to purchase or sell financial instruments at prevailing market prices in order to fulfill the customer’s obligations. The Company seeks to control the risk associated with its customer activities by requiring customers to maintain margin collateral in compliance with various regulatory and internal guidelines. The Company monitors required margin levels daily and pursuant to such guidelines, requires customers to deposit additional collateral or reduce positions, when necessary.

CETERA FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012
(In thousands, except share amounts)

15. FAIR VALUE OF FINANCIAL INSTRUMENTS

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. A fair value measurement assumes that the transaction to sell the asset or transfer the liability occurs in the principal market for the asset or liability or, in the absence of a principal market, the most advantageous market. Fair value measurement is prioritized to maximize the use of observable inputs and minimize the use of unobservable inputs within a three-level fair value hierarchy.

Level 1 — Inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities the Company has the ability to access.

Level 2 — Inputs (other than quoted prices included in Level 1) that are observable for the asset or liability, either directly or indirectly.

Level 3 — Inputs are unobservable for the asset or liability and rely on management’s own assumptions as to what market participants would use in pricing the asset or liability. (The unobservable inputs should be developed based on the best information available in the circumstances and may include the Company’s own data.)

Cash equivalents include money market mutual fund instruments, which are short term in nature with readily determinable values derived from active markets. Mutual funds, publicly traded securities with sufficient trading volume, and U.S. Treasury securities, are fair valued by management using third-party pricing services, which base prices on market quotations. These securities are primarily classified within Level 1. Government bonds and certificates of deposits are fair valued by management using third-party pricing services and these securities are primarily classified within Level 2. The Company’s interest rate cap is not traded on an exchange. Consequently, the fair value is determined based on a discounted cash flow model that incorporates assumptions as to interest rates, the risk of non-performance, and counterparty credit risk. Accordingly, the interest rate cap is classified as Level 2 in the Company’s fair value hierarchy.

The Company’s fair value hierarchy for those assets measured at fair value on a recurring basis as of December 31, 2013 and 2012, are as follows (in thousands):

	2013 Fair Value Measurements on a Recurring Basis
	Level 1	Level 2	Level 3	Total
Assets
Cash equivalents – money market funds	$118,597	$—	$—	$118,597
Securities segregated under federal and other regulations:
U.S. treasury securities	—	6,998	—	6,998
Securities owned:
Equity securities	88	—	—	88
Mutual funds and UITs	87	—	—	87
Certificate of deposits	—	—	—	—
U.S. government bonds	—	—	—	—
U.S. treasury securities	997	—	—	997
Interest rate cap	—	183	—	183
Total securities owned	1,172	183	—	1,355
Deferred compensation plan investments – mutual funds:
Money market funds	4,378	—	—	4,378

CETERA FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012
(In thousands, except share amounts)

15. FAIR VALUE OF FINANCIAL INSTRUMENTS  – (continued)

	2013 Fair Value Measurements on a Recurring Basis
	Level 1	Level 2	Level 3	Total
International global funds	16,098	—	—	16,098
U.S. equity funds	44,080	—	—	44,080
U.S. fixed-income funds	11,742	—	—	11,742
Total deferred compensation plan investments	76,298	—	—	76,298
Total assets	$196,067	$7,181	$—	$203,248
Liabilities
Securities sold, but not yet purchased:
Equity securities	$70	$—	$—	$70
Mutual funds and UITs	62	—	—	62
Total liabilities	$132	$—	$—	$132

	2012 Fair Value Measurements on a Recurring Basis
	Level 1	Level 2	Level 3	Total
Assets
Cash equivalents – money market funds	$105,718	$—	$—	$105,718
Securities segregated under federal and other regulations:
U.S. treasury securities	—	4,998	—	4,998
Securities owned:				—
Equity securities	84	—	—	84
Mutual funds and UITs	10	—	—	10
Certificate of deposits	—	924	—	924
U.S. government bonds	—	1	—	1
U.S. treasury securities	2,994	—	—	2,994
Interest rate cap	—	137	—	137
Total securities owned	3,088	1,062	—	4,150
Deferred compensation plan investments – mutual funds:
Money market funds	1,738	—	—	1,738
International global funds	14,170	—	—	14,170
U.S. equity funds	30,068	—	—	30,068
U.S. fixed-income funds	7,794	—	—	7,794
Total deferred compensation plan investments	53,770	—	—	53,770
Total assets	$162,576	$6,060	$—	$168,636
Liabilities
Securities sold, but not yet purchased:
Equity securities	70	—	—	70
Mutual funds and UITs	62	—	—	62
Total liabilities	$131	$—	$—	$131

There were no transfers of investments between levels during the years ended December 31, 2013 and 2012.

CETERA FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012
(In thousands, except share amounts)

15. FAIR VALUE OF FINANCIAL INSTRUMENTS  – (continued)

Interest Rate Cap

As part of the 2013 Credit Agreement, the Company entered into two additional interest rate cap agreements that are scheduled to mature on September 7, 2016. An interest rate cap is a financial derivative instrument whereby one party enters into a contractual agreement with another party to receive payments based on underlying interest rates. The Company uses interest rate cap agreements to hedge the variability on its floating rate senior secured term loan. For these new instruments, the counterparty is required to pay the Company interest on a notional balance if the LIBOR rate exceeds 2.75%. Payments are settled quarterly, if necessary.

The following table summarizes information related to the Company's existing interest rate cap instruments, not subject to a master netting arrangement or similar arrangement, as of December 31, 2013 and 2012 (in thousands):

		Fair Value
Notional Amount	Maturity Dates	December 31, 2013	December 31, 2012
$60,000	8/3/2015	$20	$137
37,500	9/30/2016	78	—
37,500	9/30/2016	85	—
$135,000		$183	$137

The following is a summary of the changes in the interest rate cap agreement for the years ended December 31, 2013 and 2012:

Balance – January 1, 2012	$—
Purchases	159
Transfer in (out)	—
Realized gain (loss), net	—
Unrealized (loss), net*	(22)
Balance – December 31, 2012	137
Purchases	475
Transfer in (out)	—
Realized gain (loss), net	—
Unrealized (loss), net*	(429)
Balance – December 31, 2013	$183

*	The Company recorded unrealized losses totaling $429 and $22 for the years ended December 31, 2013 and 2012, respectively, in transaction and other fees on the accompanying consolidated statements of income.

16. REGULATED ENTITIES

The Company has subsidiaries that are registered broker-dealers, which are subject to the minimum net capital requirements of the Securities and Exchange Commission. The subsidiaries have continuously operated in excess of these requirements.

17. SUBSEQUENT EVENTS

On January 16, 2014, it was announced that Lightyear Capital LLC had entered into an agreement to sell the company to RCS Capital Corporation (NYSE: RCAP) for $1.15 billion in cash, subject to certain customary adjustments. Following this transaction, Cetera and its Subsidiaries will become part of RCAP’s

CETERA FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012
(In thousands, except share amounts)

17. SUBSEQUENT EVENTS  – (continued)

retail advice platform. The closing of the transaction is subject to regulatory approvals and other customary closing conditions. The transaction is expected to close in the second quarter of 2014.

* * * * * *

TOWER SQUARE SECURITIES, INC.

UNAUDITED FINANCIAL STATEMENTS
FOR THE EIGHT MONTHS ENDED AUGUST 30, 2013 AND 2012

*********

TOWER SQUARE SECURITIES, INC.

STATEMENTS OF FINANCIAL CONDITION
AS OF AUGUST 30, 2013 AND 2012

	8/30/2013	8/30/2012
ASSETS
Cash and cash equivalents	$5,076,558	$5,754,873
Cash segregated pursuant to federal regulations	1,249,103	2,003,975
Commissions and fees receivable	2,153,740	2,145,633
Receivable from brokers and clearing organizations	265,725	635,764
Securities owned, at fair value	6,785,492	7,601,723
Receivable from affiliates	—	22,687
Secured demand note receivable	—	33,000,000
Deferred tax asset, net	5,534,238	22,651,791
Other assets	318,342	1,225,300
TOTAL ASSETS	$21,383,198	$75,041,746
LIABILITIES AND STOCKHOLDER'S EQUITY
LIABILITIES:
Commissions payable	$2,055,648	$1,981,069
Due to affiliates	422,608	378,779
Deferred compensation plan payable to representatives	7,869,067	7,293,277
Accrued expenses and other liabilities	378,668	893,337
	10,725,991	10,546,462
Note payable under subordinated secured demand note collateral agreement	—	33,000,000
STOCKHOLDER’S EQUITY:
Common stock, $100 par value; authorized 100,000 shares; issued and outstanding 1,000 shares	100,000	100,000
Additional paid-in capital	76,460,832	74,548,141
Accumulated deficit	(65,903,625)	(43,152,857)
Total stockholder's equity	10,657,207	31,495,284
TOTAL LIABILITIES AND STOCKHOLDER’S EQUITY	$21,383,198	$75,041,746

See notes to financial statements.

TOWER SQUARE SECURITIES, INC.

STATEMENTS OF OPERATIONS
FOR THE EIGHT MONTHS ENDED AUGUST 30, 2013 AND 2012

	8/30/2013	8/30/2012
REVENUES:
Commissions	$17,060,920	$18,094,429
Mutual fund fees	3,564,599	3,447,502
Investment advisory fees	4,145,107	3,401,032
Marketing support fees	444,617	797,817
Other	1,306,486	1,308,689
Total revenues	26,521,729	27,049,469
EXPENSES:
Commissions	23,005,283	23,154,710
Employee compensation and benefits	1,498,951	2,019,571
Clearance and execution	493,186	501,760
Overhead charges from affiliates	1,136,263	1,436,470
Network support and data processing	1,058,155	1,312,144
Regulatory fees and expenses	211,821	220,116
Other	190,923	859,239
Total expenses	27,594,582	29,504,010
LOSS BEFORE INCOME TAX BENEFIT	(1,072,853)	(2,454,541)
INCOME TAX BENEFIT	375,838	856,924
NET LOSS	$(697,015)	$(1,597,617)

See notes to financial statements.

TOWER SQUARE SECURITIES, INC.

STATEMENTS OF CASH FLOWS
FOR THE EIGHT MONTHS ENDED AUGUST 30, 2013 AND 2012

	8/30/2013	8/30/2012
CASH FLOW FROM OPERATING ACTIVITIES:
Net loss	$(696,715)	$(1,597,617)
Adjustments to reconcile net loss to net cash used in operating activities:
Deferred income tax	(1,870,653)	47,013
(Increase) decrease in operating assets:
Cash segregated pursuant to federal regulations	1,822,257	1,061,116
Commissions and fees receivable	205,832	570,567
Receivable from brokers and clearing organization	328,031	(635,764)
Securities owned	(534,465)	(1,969,230)
Receivable from affiliates	1,493,318	2,244,372
Other assets	(16,855)
Increase (decrease) in operating liabilities:
Commissions payable	(246,328)	(962,045)
Due to affiliates	(12,130)	(6,388,801)
Deferred compensation plan payable to representatives	382,660	404,295
Accrued expenses and other liabilities	(350,723)	342,208
Net cash used in operating activities	503,929	(6,883,886)
CASH FLOWS FROM FINANCING ACTIVITIES:
Capital contribution	0	9,000,000
Net cash used in financing activities	0	9,000,000
NET INCREASE IN CASH AND CASH EQUIVALENTS	503,929	2,116,114
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	4,572,629	3,638,759
CASH AND CASH EQUIVALENTS, END OF YEAR	$5,076,558	$5,754,873
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the year for interest	$1,554	$3,318
Cash paid during the year for income taxes	$0	$0
Non Cash Investing Activity – Contribution from Parent	$1,912,691	$0
Non Cash Investing Activity – Termination of secured demand note	$33,000,000	$0
Non Cash Financing Activity – Termination of secured subordinated notes Payable	$(33,000,000)	$0

See notes to financial statements.

TOWER SQUARE SECURITIES, INC.

STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY
AS OF AUGUST 30, 2013 AND 2012

	Common Stock	Additional Paid in Capital	Accumulated Deficit	Total
BALANCE – DECEMBER 31, 2012	$100,000	$74,548,141	$(65,206,910)	$9,441,231
Capital contribution		1,912,691		1,912,691
Net loss			(697,015)	(697,015)
BALANCE – AUGUST 30, 2013	$100,000	$76,460,832	$(65,903,925)	$10,656,907
BALANCE – DECEMBER 31, 2011	$100,000	$65,548,141	$(41,555,240)	$24,092,901
Capital contribution		9,000,000		9,000,000
Net loss			(1,597,617)	(1,597,617)
BALANCE – AUGUST 30, 2012	$100,000	$74,548,141	$(43,152,857)	$31,495,284

See notes to financial statements.

TOWER SQUARE SECURITIES, INC.

STATEMENT OF CHANGES IN SUBORDINATED LIABILITIES
AS OF AUGUST 30, 2013 AND 2012

BALANCE – DECEMBER 31, 2011	$33,000,000
BALANCE – AUGUST 30, 2012	$33,000,000
BALANCE – DECEMBER 31, 2012	$33,000,000
Maturity of secured demand note collateral agreement	(33,000,000)
Issuance of secured demand note collateral agreement	18,000,000
Termination of secured demand note collateral agreement	(18,000,000)
BALANCE – AUGUST 30, 2013	$0

See notes to financial statements.

TOWER SQUARE SECURITIES, INC.

NOTES TO FINANCIAL STATEMENTS
FOR THE EIGHT MONTHS ENDED AUGUST 30, 2013 AND 2012

1. ORGANIZATION

Tower Square Securities, Inc. (the “Company”) was an indirect wholly owned subsidiary of MetLife Insurance Company of Connecticut (“MICC”), which is a direct wholly owned subsidiary of MetLife, Inc. On August 30, 2013 the Company was acquired by Cetera Advisor Networks, LLC. (See Note 11).

The Company is a registered broker-dealer under the Securities Exchange Act of 1934 (the “1934 Act”), a registered investment adviser under the Investment Advisers Act of 1940, and is a member of the Financial Industry Regulatory Authority (“FINRA”). The Company is also a licensed insurance agency.

The Company contracts with independent licensed brokers to sell securities and other investment products, on a principal and agency basis, to retail (individual) investors. The Company also sells variable annuity and variable life products issued by affiliated and unaffiliated insurance carriers.

The Company executed and clears its brokerage transactions on a fully disclosed basis through Pershing LLC (“Pershing”) and as agent directly with mutual fund companies, insurance companies and investment advisers. In connection with the sale of mutual funds, the Company receives fees under Rule 12b-1 of the Investment Company Act of 1940.

“MetLife” as used in these Notes refers to MetLife, Inc., a Delaware Corporation, and its subsidiaries (other than the Company), including Metropolitan Life Insurance Company.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Presentation — The financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”).

Use of Estimates in the Preparation of Financial Statements — The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements as well as the reported amounts of revenue and expense during the reporting period. Actual results could differ from these estimates.

Cash and Cash Equivalents — Cash and cash equivalents consist of cash and highly liquid investments not held for resale with maturities, when purchased, of three months or less. Included in cash equivalents as of August 30, 2013 and 2012 are $1,530,957 and $3,990,348, respectively, of money market funds held at Pershing and at Wachovia Bank. Substantially all the remaining balance is cash on deposit with JPMorgan Chase.

Cash Segregated Pursuant to Federal Regulations — The Company segregates cash pursuant to the requirements of Securities and Exchange Commission (“SEC”) Rule 15c3-3. The cash is held at JPMorgan Chase.

Fair Value — As described below, certain assets and liabilities are measured at estimated fair value in the Company’s statement of financial condition. In addition, the notes to these financial statements include further disclosures of estimated fair values. The Company defines fair value as the price that would be received to sell an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. In most cases, the exit price and the transaction (or entry) price will be the same at initial recognition.

Subsequent to initial recognition, fair values are based on unadjusted quoted prices for identical assets or liabilities in active markets that are readily and regularly obtainable. When such quoted prices are not available, fair values are based on quoted prices in markets that are not active, quoted prices for similar but not identical assets or liabilities, or other observable inputs. If these inputs are not available, or observable inputs are not determinative, unobservable inputs and/or adjustments to observable inputs requiring management judgment are used to determine the fair value of assets and liabilities.

TOWER SQUARE SECURITIES, INC.

NOTES TO FINANCIAL STATEMENTS
FOR THE EIGHT MONTHS ENDED AUGUST 30, 2013 AND 2012

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  – (continued)

Fair Value of Financial Instruments — Substantially all of the Company’s financial assets and liabilities are carried at fair value or amounts that approximate fair value.

Fair Value of Securities Owned — Securities owned are measured and reported at fair value on a recurring basis on the Company’s statement of financial condition. The fair value hierarchy prioritizes the inputs to valuation techniques used to measure fair value into three levels. Level 1 inputs are quoted prices available in active markets as of the reporting date. Level 2 inputs are either directly or indirectly observable as of the reporting date, where fair value is determined through the use of models or other valuation methodologies. Level 3 inputs are unobservable, include situations where there is little, if any, market activity for the investment, and require significant management judgment or estimation. At August 30, 2013 and 2012, the Company’s securities owned included $6,785,492 and $5,986,851, respectively, of securities categorized in Level 1, and were comprised of exchange traded funds with quoted prices available in active markets. Further at August 30, 2013 and 2012, the company’s securities owned included $0 and $1,614,872 of securities categorized as Level 2, and were comprised of open end mutual funds. At August 30, 2013, and 2012, cash and cash equivalents include $1,530,957 and $4,278,982, respectively, in money market funds that are also categorized in Level 1.

Revenue Recognition — Brokerage transactions and related commission revenue and expense are recorded on a trade date basis. Mutual fund fees are accrued based on the level of client and firm assets invested in the mutual fund. Investment advisory fee revenues are recorded on an accrual basis based upon assets under management. Marketing support fees earned are recorded over the period of the related agreement. Securities owned transactions are recorded on a trade date basis with realized and unrealized gains and losses included in other revenues in the statement of operations.

The Company recognizes first year commission revenue and related commission expense upon the satisfactory completion of the application process for the purchase of variable annuity and variable life products. Renewal commission revenues and related commission expenses are recognized on an accrual basis.

Income Taxes — The Company filed a stand-alone federal income tax return for the years 2005 through 2010. Pursuant to Internal Revenue Service rules, MICC and its subsidiaries, including the Company, were excluded from MetLife’s life/non-life consolidated federal tax return for the five years subsequent to MetLife’s July 2005 acquisition of MICC.

Effective January 1, 2011, the Company joined the consolidated federal income tax group established by MetLife for its wholly owned subsidiaries and began to participate in a tax sharing agreement with MetLife. As a result, the Company’s income and deductions are included in the consolidated return and any computed federal taxes payable or receivable are due to or from MetLife. MetLife allocates income tax expenses or benefits to members of the consolidated group based on each subsidiary’s contribution to consolidated taxable income or loss using the statutory rate applicable to the consolidated group.

The Company also files tax returns with various state taxing agencies, both on a stand-alone and combined basis with various MetLife subsidiaries. As a result, the Company’s state income taxes payable or receivable are due to or from various state taxing agencies or such MetLife subsidiaries.

The Company recognizes deferred tax assets and liabilities based upon the difference between the financial statement and tax basis of assets and liabilities using the enacted tax rates in effect for the year in which the differences are expected to reverse if future realization of the tax benefit is more likely than not. A valuation allowance is recorded for the portion, if any, that is not likely to be realized.

TOWER SQUARE SECURITIES, INC.

NOTES TO FINANCIAL STATEMENTS
FOR THE EIGHT MONTHS ENDED AUGUST 30, 2013 AND 2012

3. RELATED PARTY TRANSACTIONS

Substantially all expenses, exclusive of commissions, clearance and execution, and regulatory fees and expenses, relate to charges from MetLife. The Company's results of operations may not necessarily be indicative of those which would have resulted had the Company operated as an independent entity.

During eight months ending August 30, 2013 and 2012, the Company received $9,000,000 and $1,912,691, respectively, of equity contributions from its parent.

The Company also receives payments from affiliates to support the marketing of MetLife insurance products. For the eight months ending August 30, 2013 and 2012, the Company recognized $35,491 and $374,640, respectively, of marketing support fees from affiliates.

MetLife provided services and support functions, including, but not limited to, payroll, legal, compliance and other general corporate services and charges the Company its allocated portion of such costs, which are included in overhead charges from affiliates. In addition, the Company was allocated costs related to information systems, which are included in network support and data processing. For the eight months ending August 30, 2013 and 2012, such overhead charges and network support and data processing charged to the Company were $767,723 and $967,859, respectively. Employee compensation and benefits for the eight months ending August 30, 2013 and 2012, include $1,498,951 and $2,019,571 respectively, for payroll related costs that includes costs related to employee benefit plans and stock-based compensation.

MetLife disburses compensation and other amounts on behalf of the Company, for which the Company reimburses MetLife. Due to affiliates represents amounts due to MetLife for allocated services and support functions, and amounts disbursed by MetLife on behalf of the Company.

4. REGULATORY REQUIREMENTS

As a broker-dealer, the Company is subject to the SEC’s Uniform Net Capital Rule (“Rule 15c3-1”) under the 1934 Act which requires the maintenance of minimum net capital, as defined. The Company calculates net capital under the alternative method permitted by Rule 15c3-1, which defines the Company’s minimum net capital as the greater of 2% of aggregate debit balances arising from customer transactions pursuant to Rule 15c3-3 under the 1934 Act, or $250,000. At August 31, 2013 and 2012, the Company had net capital of $3,574,526 and $39,291,811, respectively, which was $3,324,526 and $39,041,811 in excess of the requirement of $250,000.

Proprietary accounts held at the clearing broker (“PAIB Assets”) are considered allowable assets in the net capital computation pursuant to an agreement between the Company and the clearing broker which requires, among other things, the clearing broker to perform a computation for PAIB Assets similar to the customer reserve computation set forth in Rule 15c3-3 under the 1934 Act.

5. EMPLOYEE BENEFIT PLANS AND STOCK BASED COMPENSATION

MetLife sponsors and administers defined benefit and defined contribution pension plans. For the defined benefit plan, the benefits are based on years of credited service and final average earning history. The Company was allocated $256,349 and $326,139 during the eight months ending August 30, 2013 and 2012, respectively, related to the defined benefit plan. MetLife matches employee contributions to its defined contribution plan and charged the Company $31,133 and $43,285 for the eight months ending August 30, 2013 and 2012, respectively. Certain employees receive stock-based compensation related to the common stock of MetLife, Inc. For stock-based compensation the Company was allocated $38,572 and $47,853 during the eight months ending August 30, 2013 and 2012, respectively.

All such amounts are presented as employee compensation and benefits on the statement of operations.

TOWER SQUARE SECURITIES, INC.

NOTES TO FINANCIAL STATEMENTS
FOR THE EIGHT MONTHS ENDED AUGUST 30, 2013 AND 2012

6. INCOME TAXES

The income tax expense for the eight months ending August 30, 2013 and 2012, consists of the following:

	8/30/2013	8/30/2012
Current income tax benefit:
Federal	$0	$(853,543)
State	(1,019)	(856)
	(1,019)	(854,399)
Deferred income tax expense:
Federal	(372,874)	(2,525)
State	(1,945)	—
	(374,819)	(2,525)
Income tax provision	$(375,838)	$(856,924)

The federal and state deferred tax asset primarily relate to contingency reserves, deferred compensation and net operating loss carryforwards. A federal tax asset valuation allowance of $20,823,900 was established during the year ending December 31, 2012.

The federal and state tax returns for tax years 2005 through 2011 are still subject to examination.

7. COMMITMENTS AND CONTINGENCIES

The Company is a defendant in a number of litigation matters. In some of the matters, very large and/or indeterminate amounts are sought. Modern pleading practice in the United States permits considerable variation in the assertion of monetary damages or other relief. Jurisdictions may permit claimants not to specify the monetary damages sought or may permit claimants to state only that the amount sought is sufficient to invoke the jurisdiction of the trial court. In addition, jurisdictions may permit plaintiffs to allege monetary damages in amounts well exceeding reasonably possible verdicts in the jurisdiction for similar matters. This variability in pleadings, together with the actual experience of the Company in litigating or resolving through settlement numerous claims over an extended period of time, demonstrates to management that the monetary relief which may be specified in a lawsuit or claim bears little relevance to its merits or disposition value.

Due to the vagaries of litigation, the outcome of a litigation matter and the amount or range of potential loss at particular points in time may normally be difficult to ascertain with any degree of certainty. Uncertainties can include how fact finders will evaluate documentary evidence and the credibility and effectiveness of witness testimony, and how trial and appellate courts will apply the law in the context of the pleadings or evidence presented, whether by motion practice, or at trial or on appeal. Disposition valuations are also subject to the uncertainty of how opposing parties and their counsel will themselves view the relevant evidence and applicable law.

The Company establishes liabilities for litigation and regulatory loss contingencies when it is probable that a loss has been incurred and the amount of the loss can be reasonably estimated. It is possible that some of the matters could require the Company to pay damages or make other expenditures or establish accruals in amounts that could not be estimated as of August 30, 2013 and August 30, 2012. While the potential future charges could be material in the particular annual period in which they are recorded, based on information currently known to management, management does not believe any such charges are likely to have a material effect on the Company’s financial position.

A former Company representative was alleged to have misappropriated funds from 40 customers. The Illinois Securities Division, the U.S. Postal Inspector, the Internal Revenue Service, FINRA, and the

TOWER SQUARE SECURITIES, INC.

NOTES TO FINANCIAL STATEMENTS
FOR THE EIGHT MONTHS ENDED AUGUST 30, 2013 AND 2012

7. COMMITMENTS AND CONTINGENCIES  – (continued)

U.S. Attorney’s Office conducted inquiries. The Company also conducted an internal investigation. The Company made remediation to all the affected customers. The Illinois Securities Division issued a Statement of Violations to the Company, and the Company conducted discussions with the Division. The former representative was sentenced on February 17, 2012 to 17.5 years in prison and ordered to pay restitution. One customer has filed a FINRA arbitration against the Company, and another customer has filed a complaint in state court in Illinois.

Various litigation, claims and assessments against the Company, in addition to those discussed above and those otherwise provided for in the Company's financial statements have arisen in the course of the Company's business. Further, regulatory authorities and other federal and state authorities regularly make inquiries and conduct investigations concerning the Company's compliance with applicable laws and regulations.

It is not possible to predict the ultimate outcome of all pending investigations and legal proceedings. In some of the matters referred to previously, very large and/or indeterminate amounts are sought. Although in light of these considerations it is possible that an adverse outcome in certain cases could have a material adverse effect upon the Company's financial position, based on information currently known by the Company's management, in its opinion, the outcomes of such pending investigations and legal proceedings are not likely to have such an effect. However, given the large and/or indeterminate amounts sought in certain of these matters and the inherent unpredictability of litigation, it is possible that an adverse outcome in certain matters could, from time to time, have a material adverse effect on the Company's results of operations or cash flows.

8. SECURED DEMAND NOTE

The Company is a party to a Secured Demand Note Collateral Agreement (“SDN”) with MICC pursuant to which MICC transferred securities to the Company to collateralize MICC's obligation to lend $33 million to the Company. On February 28, 2013 a SDN of $18 million matured. On March 1, 2013 two new SDNs, each for $9 million were executed and approved by FINRA with maturity dates of April 30, 2014 and April 30, 2015. The Company transferred the securities to MICC in August 2013, thereby cancelling the SDNs.

At August 30, 2013 and 2012 the collateral consisted of U.S. Government securities with a fair value approximating $0 million and $42.1million, respectively. The Company has not exercised its right to sell or repledge the collateral.

The SDN provides the Company with additional regulatory capital toward meeting the minimum net capital requirement under Rule 15c3-1, subject to the rule’s “Debt-Equity Ratio” requirements which limits to 90 days the period of time that the percentage of regulatory capital which a broker-dealer obtains through the use of certain SDNs can exceed 70%. At August 2012, the Company's Debt-Equity Ratio was 51%.

The corresponding liability “Note payable under subordinated secured demand note collateral agreement” is subordinate to the claims of the general creditors. To the extent that the subordinated borrowing is required for the Company’s continued compliance with the minimum net capital requirements under Rule 15c3-1, it may not be repaid.

TOWER SQUARE SECURITIES, INC.

NOTES TO FINANCIAL STATEMENTS
FOR THE EIGHT MONTHS ENDED AUGUST 30, 2013 AND 2012

9. DEFERRED COMPENSATION PLAN PAYABLE TO REPRESENTATIVES

The Company sponsored a nonqualified deferred compensation plan for its registered representatives (the “Plan”) and maintains a “Rabbi Trust” in connection with such Plan. The Plan provided registered representatives with the ability to defer compensation to a retirement date on a tax-advantaged basis.

The administrator of the Plan maintains an account for each Plan participant. Such participant accounts are credited daily with gains and losses reflecting the performance and market value of various mutual funds as selected by individual registered representatives. Both the assets of the Rabbi Trust and the liabilities to the Plan participants are consolidated by the Company. Any increase or decrease in the Company’s deferred compensation plan liability which directly results from the increase or decrease in the value of the underlying mutual funds is reflected as a component of other expenses in the statement of operations.

The obligation of the Company to pay all benefits under the Plan is fully guaranteed by MICC. The Company does not make any contributions to the Plan. Effective January 1, 2005, no further compensation deferrals were permitted.

10. FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK

The Company engages in brokerage transactions that settle in accordance with industry practice. In the event a customer or counterparty is unable to fulfill its contracted obligations, the Company might be required to liquidate the transaction for its own account. Additionally, the agreements between the Company and its clearing broker provide that the Company is obligated to assume any responsibility related to nonperformance by its customers. The Company seeks to control the risk associated with nonperformance by monitoring all customer activity and reviewing information it receives from its clearing broker on a daily basis. Although the right of the clearing broker to charge the Company applies to all trades executed through the clearing broker, the Company believes that there is no reasonable amount assignable to its obligations pursuant to this right as any such obligation would be based upon the future non-performance by one or more counterparties. Accordingly, at December 31, 2012, the Company has recorded no liabilities with respect to these obligations.

Certain securities transactions in the normal course of business may also give rise to off-balance sheet market risk. Securities sold, but not yet purchased by the Company involve an obligation to purchase securities at a future date. The Company may incur a loss if the market value of the securities increases. To mitigate the risk of losses, long and short positions are marked-to-market daily and are continuously monitored by management.

11. SUBSEQUENT EVENTS

As of August 30, 2013, Cetera Advisor Networks, LLC, a subsidiary of Cetera Financial Group, Inc., a wholly owned subsidiary of Cetera Financial Holdings, Inc., acquired the Company. The Company withdrew its registration with FINRA and no longer executes or clears its brokerage transactions through Pershing as agent.

* * * * *

WALNUT STREET SECURITIES, INC.

UNAUDITED FINANCIAL STATEMENTS
FOR THE EIGHT MONTHS ENDED AUGUST 30, 2013 AND 2012

*********

WALNUT STREET SECURITIES, INC.

STATEMENTS OF FINANCIAL CONDITION
AS OF AUGUST 30, 2013 AND 2012

	8/30/2013	8/30/2012
ASSETS
Cash and cash equivalents	$5,265,467	$11,386,181
Cash segregated pursuant to federal regulations	1,222,746	2,646,326
Commissions and fees receivable	7,469,628	7,548,912
Receivable from brokers and clearing organizations	1,820,491	844,397
Receivable from affiliates	-	92,893
Secured demand notes receivable	—	26,000,000
Other assets	1,388,573	2,838,014
TOTAL ASSETS	$17,166,905	$51,356,723
LIABILITIES AND STOCKHOLDER'S EQUITY
LIABILITIES:
Commissions payable	$7,132,290	$6,665,012
Due to affiliates	1,081,370	804,734
Accrued expenses and other liabilities	1,640,570	2,439,206
	9,854,230	9,908,951
Notes payable under subordinated secured demand note collateral agreements	—	26,000,000
STOCKHOLDER’S EQUITY:
Class A preferred stock, $100 par value; authorized 20,000 shares; issued and outstanding 20,000 shares	2,000,000	2,000,000
Class B preferred stock, $100 par value; authorized 65,000 shares; issued and outstanding 45,000 shares	4,500,000	4,500,000
Common stock, no par value; authorized 200,000 shares; issued and outstanding 200,000 shares	35,000	35,000
Additional paid-in capital	63,544,694	68,544,694
Accumulated deficit	(62,767,019)	(59,631,922)
Total stockholder's equity	7,312,675	15,447,772
TOTAL LIABILITIES AND STOCKHOLDER’S EQUITY	$17,166,905	$51,356,723

See notes to financial statements.

WALNUT STREET SECURITIES, INC.

STATEMENTS OF OPERATIONS
FOR THE EIGHT MONTHS ENDED AUGUST 30, 2013 AND 2012

	8/30/2013	8/30/2012
REVENUES:
Commissions	$34,715,386	$36,265,739
Mutual fund fees	15,918,049	15,579,475
Investment advisory fees	21,753,057	18,963,777
Marketing support fees	1,631,033	1,831,086
Other	1,844,546	1,898,871
Total revenues	75,862,071	74,538,948
EXPENSES:
Commissions	$66,334,644	$64,558,742
Employee compensation and benefits	3,900,346	4,283,321
Clearance and execution	1,706,848	1,773,094
Overhead charges from affiliates	2,554,054	2,759,517
Network support and data processing	2,730,938	2,770,082
Regulatory fees and expenses	375,795	361,122
Other	688,509	1,431,331
Total expenses	78,291,134	77,937,209
LOSS BEFORE INCOME TAX BENEFIT	(2,429,063)	(3,398,261)
INCOME TAX BENEFIT	885,746	1,184,443
NET LOSS	$(1,543,317)	$(2,213,818)

See notes to financial statements.

WALNUT STREET SECURITIES, INC.

STATEMENT OF CASH FLOWS
FOR THE EIGHT MONTHS ENDED AUGUST 30, 2013 AND 2012

	8/30/2013	8/30/12
CASH FLOW FROM OPERATING ACTIVITIES:
Net loss	$(1,543,317)		$(2,213,818)
Adjustments to reconcile net loss to net cash used in operating activities:
Deferred income tax			34,396
(Increase) decrease in operating assets:
Cash segregated pursuant to federal regulations	3,134,861		2,554,405
Commissions and fees receivable	749,321		70,688
Receivable from brokers and clearing organization	(887,351)		(844,397)
Receivable from affiliates	2,153,065		2,514,918
Prepaid expenses			553,712
Other assets	(709,774)		(1,460,553)
Increase (decrease) in operating liabilities:
Commissions payable	(415,412)		(245,934)
Due to affiliates	(1,381)		(759,979)
Accrued expenses and other liabilities	716,933		1,648,249
Net cash used in operating activities	3,196,945		1,851,687
CASH FLOWS FROM FINANCING ACTIVITIES:
Capital contribution/(dividend)	(5,000,000)		6,000,000
NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(1,803,055)		7,851,687
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	7,068,524		3,534,494
CASH AND CASH EQUIVALENTS, END OF PERIOD	$5,265,467		$11,386,181
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the year for interest	$79,279		$98,973
Cash paid during the year for income taxes	$0		$0
NONCASH INVESTING ACTIVITY – termination of secured demand note collateral agreement	$26,000,000		—
NONCASH FINANCING ACTIVITY – termination of secured demand note collateral agreement	$(26,000,000)	$

See notes to financial statements.

WALNUT STREET SECURITIES, INC.

STATEMENT OF CHANGES IN STOCKHOLDER'S EQUITY
FOR THE EIGHT MONTHS ENDED AUGUST 30, 2013 AND 2012

	Class A Preferred Stock	Class B Preferred Stock	Common Stock	Additional Paid in Capital	Accumulated Deficit	Total
BALANCE, BEGINNING AT 12/31/12	$2,000,000	$4,500,000	$35,000	$68,544,694	$(61,223,702)	$13,855,992
Dividend				(5,000,000)		(5,000,000)
Net loss					(1,543,317)	(1,543,317)
BALANCE, ENDING AT 8/30/13	$2,000,000	$4,500,000	$35,000	$63,544,694	$(62,767,019)	$7,312,675

	Class A Preferred Stock	Class B Preferred Stock	Common Stock	Additional Paid in Capital	Accumulated Deficit	Total
BALANCE, BEGINNING AT 12/31/11	$2,000,000	$4,500,000	$35,000	$62,544,694	$(57,418,104)	$11,661,590
Capital Contribution				6,000,000		6,000,000
Net loss					(2,213,818)	(2,213,818)
BALANCE, ENDING AT 8/30/12	$2,000,000	$4,500,000	$35,000	$68,544,694	$(59,631,922)	$15,447,772

See notes to financial statements.

WALNUT STREET SECURITIES, INC.

STATEMENT OF CHANGES IN SUBORDINATED LIABILITIES
FOR THE EIGHT MONTHS ENDED AUGUST 30, 2013 AND 2012

Balance, AT 12/31/2011	$26,000,000
Balance, AT 8/30/2012	$26,000,000
Balance, AT 12/31/2012	$26,000,000
Termination of secured note collateral agreement	(26,000,00)
BALANCE, AT 8/30/2013	$—

See notes to financial statements.

WALNUT STREET SECURITIES, INC.

NOTES TO FINANCIAL STATEMENTS
FOR THE EIGHT MONTHS ENDED AUGUST 30, 2013 AND 2012

1. ORGANIZATION

Walnut Street Securities, Inc. (the “Company”) was a wholly-owned subsidiary of MetLife, Inc. On August 30, 2013, the Company was sold to Cetera Advisor Networks, LLC, a subsidiary of Cetera Financial Group, Inc., a wholly owned subsidiary of Cetera Financial Holdings, Inc.

The Company was a registered broker-dealer under the Securities Exchange Act of 1934 (the “1934 Act”), a registered investment adviser under the Investment Advisers Act of 1940, and was a member of the Financial Industry Regulatory Authority (“FINRA”). The Company was also a licensed insurance agency.

The Company contracted with independent licensed brokers to sell securities and other investment products, on a principal and agency basis, to retail (individual) investors. The Company also sold variable annuity and variable life products issued by affiliated and unaffiliated insurance carriers.

The Company executed and cleared its brokerage transactions on a fully disclosed basis through Pershing LLC (“Pershing”) and as agent directly with mutual fund companies, insurance companies and investment advisers. In connection with the sale of mutual funds, the Company received fees under Rule 12b-1 of the Investment Company Act of 1940.

“MetLife” as used in these Notes refers to MetLife, Inc., a Delaware Corporation, and its subsidiaries (other than the Company), including Metropolitan Life Insurance Company (“MLIC”).

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Presentation — The financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”).

Use of Estimates in the Preparation of Financial Statements — The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements as well as the reported amounts of revenue and expense during the reporting period. Actual results could differ from these estimates.

Cash and Cash Equivalents — Cash and cash equivalents consist of cash and highly liquid investments not held for resale with maturities, when purchased, of three months or less. Included in cash equivalents at August 30, 2013 and 2012 are $240,243 and $7,801,842, respectively of money market funds held at Pershing. Substantially all the remaining balance is cash on deposit with JPMorgan Chase.

Cash Segregated Pursuant to Federal Regulations — The Company segregates cash pursuant to the requirements of Securities and Exchange Commission (“SEC”) Rule 15c3-3. The cash is held at JPMorgan Chase.

Fair Value — Certain assets and liabilities are measured at estimated fair value in the Company’s statement of financial condition. In addition, the notes to these financial statements include further disclosures of estimated fair values. The Company defines fair value as the price that would be received to sell an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. In most cases, the exit price and the transaction (or entry) price will be the same at initial recognition.

Subsequent to initial recognition, fair values are based on unadjusted quoted prices for identical assets or liabilities in active markets that are readily and regularly obtainable. When such quoted prices are not available, fair values are based on quoted prices in markets that are not active, quoted prices for similar but not identical assets or liabilities, or other observable inputs. If these inputs are not available, or observable inputs are not determinative, unobservable inputs and/or adjustments to observable inputs requiring management judgment are used to determine the fair value of assets and liabilities.

WALNUT STREET SECURITIES, INC.

NOTES TO FINANCIAL STATEMENTS
FOR THE EIGHT MONTHS ENDED AUGUST 30, 2013 AND 2012

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  – (continued)

Fair Value of Financial Instruments — Substantially all of the Company’s financial assets and liabilities are carried at fair value or amounts that approximate fair value.

Revenue Recognition — Brokerage transactions and related commission revenue and expense are recorded on a trade date basis. Mutual fund fees are accrued based on the level of client and firm assets invested in the mutual fund. Investment advisory fee revenues are recorded on an accrual basis based upon assets under management. Marketing support fees earned are recorded over the period of the related agreement. Securities owned transactions are recorded on a trade date basis with realized and unrealized gains and losses included in other revenues in the statement of operations.

The Company recognizes first year commission revenue and related commission expense upon the satisfactory completion of the application process for the purchase of variable annuity and variable life products. Renewal commission revenues and related commission expenses are recognized on an accrual basis.

Income Taxes — The Company was a member of the consolidated federal income tax group established by MetLife for its wholly owned subsidiaries and participated in a tax sharing agreement with MetLife. As a result, the Company’s income and deductions were included in the consolidated return and any computed federal taxes payable or receivable are due to or from MetLife. MetLife allocated income tax expenses or benefits to members of the consolidated group based on each subsidiary’s contribution to consolidated taxable income or loss using the statutory rate applicable to the consolidated group.

The Company also files tax returns with various state taxing agencies, both on a stand-alone and combined basis with various MetLife subsidiaries. As a result, the Company’s state income taxes payable or receivable are due to or from various state taxing agencies or such MetLife subsidiaries.

The Company recognizes deferred tax assets and liabilities based upon the difference between the financial statement and tax basis of assets and liabilities using the enacted tax rates in effect for the year in which the differences are expected to reverse if future realization of the tax benefit is more likely than not. A valuation allowance is recorded for the portion, if any, that is not likely to be realized.

3. RELATED PARTY TRANSACTIONS

Substantially all expenses, exclusive of commissions, clearance and execution, and regulatory fees and expenses, relate to charges from MetLife. The Company's results of operations may not necessarily be indicative of those which would have resulted had the Company operated as an independent entity.

During the eight months ended August 30, 2012, the Company received a $6 million equity contribution from its parent. During the eight months ended August 30, 2013, the Company paid a $5 million dividend to its parent.

The Company also received payments from affiliates to support the marketing of MetLife insurance products. For the eight months ended August 30, 2013 and 2012, the Company recognized $117,198 and $267,378, respectively of marketing support fees from affiliates.

MetLife provides services and support functions, including, but not limited to, payroll, legal, compliance and other general corporate services and charges the Company its allocated portion of such costs, which are included in overhead charges from affiliates. In addition, the Company is allocated costs related to information systems, which are included in network support and data processing. For the eight months ended August 30, 2013, such overhead charges and network support and data processing charged to the Company were $2,554,054 and $1,974,144, respectively. For the eight months ended August 30, 2012, such overhead charges and network support and data processing charged to the Company were $2,759,517 and $2,043,258, respectively. Employee compensation and benefits for the eight months ended August 30, 2013 and 2012

WALNUT STREET SECURITIES, INC.

NOTES TO FINANCIAL STATEMENTS
FOR THE EIGHT MONTHS ENDED AUGUST 30, 2013 AND 2012

3. RELATED PARTY TRANSACTIONS  – (continued)

include $3,900,346 and $4,283,321, respectively for payroll related costs including costs related to employee benefit plan and stock-based compensation.

MetLife disburses compensation and other amounts on behalf of the Company, for which the Company reimburses MetLife. Due to affiliates represents amounts due to MetLife for allocated services and support functions, and amounts disbursed by MetLife on behalf of the Company.

Preferred Stock — All of the Company’s outstanding preferred stock is owned by MetLife, Inc., which is entitled to dividends, on a cumulative basis. Series A preferred stock was issued on June 4, 1998 and earns cash dividends at a rate of 5.541% per annum, payable semi-annually on June 4 and December 4 beginning on December 4, 1998. Series B preferred stock was issued October 26, 2001 and earns annual cash dividends at a rate of 5% beginning October 1, 2002. Dividends are declared and payable only when the Company realizes net profits. To date, no dividends have been declared or paid on the preferred stock. The preferred stock has a liquidation preference of $100 per share and is redeemable only at the option of the Company.

4. REGULATORY REQUIREMENTS

As a broker-dealer, the Company is subject to the SEC’s Uniform Net Capital Rule (“Rule 15c3-1”) under the 1934 Act which requires the maintenance of minimum net capital, as defined. The Company calculates net capital under the alternative method permitted by Rule 15c3-1, which defines the Company’s minimum net capital as the greater of 2% of aggregate debit balances arising from customer transactions pursuant to Rule 15c3-3 under the 1934 Act, or $250,000. At August 30, 2013 and 2012, the Company had net capital of $5,329,926 and $37,304,300, respectively which was $5,079,926 and $37,054,300 in excess of the requirement of $250,000.

Proprietary accounts held at the clearing broker (“PAIB Assets”) are considered allowable assets in the net capital computation pursuant to an agreement between the Company and the clearing broker which requires, among other things, the clearing broker to perform a computation for PAIB Assets similar to the customer reserve computation set forth in Rule 15c3-3 under the 1934 Act.

5. EMPLOYEE BENEFIT PLANS AND STOCK BASED COMPENSATION

MetLife sponsors and administers defined benefit and defined contribution pension plans. For the defined benefit plan, the benefits are based on years of credited service and final average earning history. The Company was allocated $603,653 and $621,575 during the eight months ended August 30, 2013 and 2012, respectively related to the defined benefit plan. MetLife matches employee contributions to its defined contribution plan and charged the Company $78,133 and $85,561 for the eight months ended August 30, 2013 and 2012. Certain employees receive stock-based compensation related to the common stock of MetLife, Inc. The Company was allocated $99,185 and $92,747, respectively, during the eight months ended August 30, 2013 and 2012 related to such stock-based compensation.

All such amounts are presented as employee compensation and benefits on the statement of operations.

WALNUT STREET SECURITIES, INC.

NOTES TO FINANCIAL STATEMENTS
FOR THE EIGHT MONTHS ENDED AUGUST 30, 2013 AND 2012

6. INCOME TAXES

The income tax benefit for the eight months ended August 30, 2013 and 2012 consist of the following:

	8/30/2013	8/30/2012
Current income tax benefit:
Federal	$(856,958)	$(1,218,424)
State	(28,796)	(1,019)
	(885,754)	(1,219,443)
Deferred income tax expense:
Federal	8	35,000
State	—	—
	8	35,000
Income tax benefit	$(885,746)	$(1,184,443)

7. COMMITMENTS AND CONTINGENCIES

The Company is a defendant in a number of litigation matters. In some of the matters, large and/or indeterminate amounts are sought. Modern pleading practice in the United States permits considerable variation in the assertion of monetary damages or other relief. Jurisdictions may permit claimants not to specify the monetary damages sought or may permit claimants to state only that the amount sought is sufficient to invoke the jurisdiction of the trial court. In addition, jurisdictions may permit plaintiffs to allege monetary damages in amounts well exceeding reasonably possible verdicts in the jurisdiction for similar matters. This variability in pleadings, together with the actual experience of the Company in litigating or resolving through settlement numerous claims over an extended period of time, demonstrates to management that the monetary relief which may be specified in a lawsuit or claim bears little relevance to its merits or disposition value.

Due to the vagaries of litigation, the outcome of a litigation matter and the amount or range of potential loss at particular points in time may normally be difficult to ascertain with any degree of certainty. Uncertainties can include how fact finders will evaluate documentary evidence and the credibility and effectiveness of witness testimony, and how trial and appellate courts will apply the law in the context of the pleadings or evidence presented, whether by motion practice, or at trial or on appeal. Disposition valuations are also subject to the uncertainty of how opposing parties and their counsel will themselves view the relevant evidence and applicable law.

The Company establishes liabilities for litigation and regulatory loss contingencies when it is probable that a loss has been incurred and the amount of the loss can be reasonably estimated. It is possible that some of the matters could require the Company to pay damages or make other expenditures or establish accruals in amounts that could not be estimated as of August 30, 2013 and 2012. While the potential future charges could be material in the particular annual period in which they are recorded, based on information currently known to management, management does not believe any such charges are likely to have a material effect on the Company’s financial position.

A putative class-action complaint was brought in New Jersey state court by two plaintiffs alleging that the Company inappropriately sold them variable annuities without Guaranteed Minimum Income Benefit (“GMIB”) riders. The Company filed a motion to dismiss the complaint which the Court denied.

WALNUT STREET SECURITIES, INC.

NOTES TO FINANCIAL STATEMENTS
FOR THE EIGHT MONTHS ENDED AUGUST 30, 2013 AND 2012

7. COMMITMENTS AND CONTINGENCIES  – (continued)

Various litigation, claims and assessments against the Company, in addition to those discussed above and those otherwise provided for in the Company's financial statements have arisen in the course of the Company's business. Further, regulatory authorities and other federal and state authorities regularly make inquiries and conduct investigations concerning the Company's compliance with applicable laws and regulations.

It is not possible to predict the ultimate outcome of all pending investigations and legal proceedings. In some of the matters referred to previously, very large and/or indeterminate amounts are sought. Although in light of these considerations it is possible that an adverse outcome in certain cases could have a material adverse effect upon the Company's financial position, based on information currently known by the Company's management, in its opinion, the outcomes of such pending investigations and legal proceedings are not likely to have such an effect. However, given the large and/or indeterminate amounts sought in certain of these matters and the inherent unpredictability of litigation, it is possible that an adverse outcome in certain matters could, from time to time, have a material adverse effect on the Company's results of operations or cash flows.

8. SECURED DEMAND NOTE

At August 30, 2012, the Company was party to two Secured Demand Note Collateral Agreements (“SDNs”) with MetLife Insurance Company of Connecticut (“MICC”) pursuant to which MICC transferred securities to the Company to collateralize MICC's obligation to lend $26 million to the Company.

The Company transferred the securities to MICC in 2013, thereby cancelling both SDNs in 2013.

One SDN with a principal amount of $13 million was scheduled to mature on April 30, 2013, and another SDN with a principal amount of $13 million was scheduled to mature on April 30, 2015. The SDNs bore interest at 0.5% per annum.

At August 30, 2012, the collateral for both SDNs consisted of U.S. Government securities with a fair value approximating $33.1 million. The Company has not exercised its right to sell or re-pledge the collateral.

The SDNs provided the Company with additional regulatory capital toward meeting the minimum net capital requirement under Rule 15c3-1, subject to the rule’s “Debt-Equity Ratio” requirements which limits to 90 days the period of time that the percentage of regulatory capital which a broker-dealer obtains through the use of certain SDNs can exceed 70%. At August 30, 2012, the Company's Debt-Equity Ratio was 63%.

The corresponding liabilities “Notes payable under subordinated secured demand note collateral agreements” are subordinate to the claims of the general creditors. To the extent that the subordinated borrowings are required for the Company’s continued compliance with the minimum net capital requirements under Rule 15c3-1, they may not be repaid.

WALNUT STREET SECURITIES, INC.

NOTES TO FINANCIAL STATEMENTS
FOR THE EIGHT MONTHS ENDED AUGUST 30, 2013 AND 2012

9. FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK

The Company engages in brokerage transactions that settle in accordance with industry practice. In the event a customer or counterparty is unable to fulfill its contracted obligations, the Company might be required to liquidate the transaction for its own account. Additionally, the agreements between the Company and its clearing broker provide that the Company is obligated to assume any responsibility related to nonperformance by its customers. The Company seeks to control the risk associated with nonperformance by monitoring all customer activity and reviewing information it receives from its clearing broker on a daily basis. Although the right of the clearing broker to charge the Company applies to all trades executed through the clearing broker, the Company believes that there is no reasonable amount assignable to its obligations pursuant to this right as any such obligation would be based upon the future non-performance by one or more counterparties. Accordingly, at August 30, 2013 and 2012, the Company has recorded no liabilities with respect to these obligations.

Certain securities transactions in the normal course of business may also give rise to off-balance sheet market risk. Securities sold, but not yet purchased by the Company involve an obligation to purchase securities at a future date. The Company may incur a loss if the market value of the securities increases. To mitigate the risk of losses, long and short positions are marked-to-market daily and are continuously monitored by management.

10. SUBSEQUENT EVENTS

As of August 30, 2013, Cetera Advisor Networks, LLC, a subsidiary of Cetera Financial Group, Inc., a wholly owned subsidiary of Cetera Financial Holdings, Inc., acquired the Company. The Company withdrew its registration with FINRA and no longer executes or clears its brokerage transactions through Pershing as agent.

* * * * *

J.P. TURNER & COMPANY, L.L.C.
AND
J.P. TURNER & COMPANY CAPITAL MANAGEMENT, LLC

COMBINED FINANCIAL STATEMENTS
For the Years Ended
December 31, 2013 and 2012
With
Independent Auditor's Report

INDEPENDENT AUDITOR'S REPORT

To the Members
J.P. Turner & Company, L.L.C. and
J.P. Turner & Company Capital Management, LLC

Report on the Combined Financial Statements

We have audited the accompanying combined financial statements of J.P. Turner & Company, L.L.C. and J.P. Turner & Company Capital Management, LLC which comprise the combined statements of financial condition as of December 31, 2013 and 2012 and the related combined statements of income, retained earnings, and cash flows for the years then ended, and the related notes to the combined financial statements.

Management’s Responsibility for the Combined Financial Statements

Management is responsible for the preparation and fair presentation of these combined financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of combined financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these combined financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the combined financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the combined financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the combined financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entities’ internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the combined financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of J.P. Turner & Company, L.L.C. and J.P. Turner & Company Capital Management, LLC as of December 31, 2013 and 2012 and the results of their combined operations and their combined cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

February 24, 2014
Atlanta, Georgia

RUBIO CPA, PC

J.P. TURNER & COMPANY, L.L.C.
AND
J.P. TURNER & COMPANY CAPITAL MANAGEMENT, LLC

COMBINED STATEMENTS OF FINANCIAL CONDITION
December 31, 2013 and 2012

ASSETS

	2013	2012
Cash and cash equivalents	$3,646,885	$1,993,274
Receivable from broker-dealers (Note I)	4,223,255	5,020,701
Deposits with clearing broker-dealer (Note I)	250,000	250,000
Advances to brokers (Note B)	1,053,084	1,131,908
Securities owned, at estimated fair value (Notes E and F)	388,324	1,212,417
Office furniture and equipment, at cost, less accumulated depreciation of $1,598,770	245,683	74,758
Other	335,879	320,333
Due from related parties	—	6,231
	$10,143,110	$10,009,622

The accompanying notes are an integral part of these financial statements.

J.P. TURNER & COMPANY, L.L.C.
AND
J.P. TURNER & COMPANY CAPITAL MANAGEMENT, LLC

COMBINED STATEMENTS OF FINANCIAL CONDITION
December 31, 2013 and 2012

LIABILITIES AND MEMBERS’ EQUITY

	2013	2012
Liabilities:
Accounts payable	$489,434	$284,720
Accrued commissions	4,307,716	3,850,915
Securities sold, but not yet purchased, at market value (Notes E and F)	39,408	33,937
Accrued litigation cost (Note G)	2,979,000	1,344,552
Other accrued liabilities	573,643	336,900
Deferred rent liability (Note C)	157,593	276,204
Capital lease obligation (Note C)	160,017	—
Unearned revenues	122,421	—
Total Liabilities	8,829,232	6,127,228
Members’ Equity (Note D):
Paid in capital	3,737,982	1,487,982
Retained earnings	34,529,954	37,743,169
Accumulated distributions	(36,954,058)	(35,348,757)
Total Members’ Equity	1,313,878	3,882,394
Total Liabilities and Capital	$10,143,110	$10,009,622

The accompanying notes are an integral part of these financial statements.

J.P. TURNER & COMPANY, L.L.C.
AND
J.P. TURNER & COMPANY CAPITAL MANAGEMENT, LLC

COMBINED STATEMENTS OF OPERATIONS
For the Years Ended December 31, 2013 and 2012

	2013	2012
Revenues:
Commissions	$77,503,789	$67,695,778
Investment banking	2,036,363	2,398,342
Trading	2,790,905	618,749
Total revenues	82,331,057	70,712,869
Expenses:
Employee compensation and benefits	5,918,829	5,795,205
Commissions, clearing costs and investment banking	67,098,170	58,156,712
Litigation and settlements	8,815,968	1,651,832
Communications and data processing	1,031,025	882,889
Occupancy (Note C)	870,600	852,304
Other	1,809,680	1,938,719
Total expenses	85,544,272	69,277,661
Net income (loss)	$(3,213,215)	$1,435,208

The accompanying notes are an integral part of these financial statements.

J.P. TURNER & COMPANY, L.L.C.
AND
J.P. TURNER & COMPANY CAPITAL MANAGEMENT, LLC

COMBINED STATEMENTS OF CASH FLOWS
For the Years Ended December 31, 2013 and 2012

	2013	2012
CASH FLOW FROM OPERATING ACTIVITIES:
Net income (loss)	$(3,213,215)	$1,435,208
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	77,980	48,000
Amortization and write-off of employee advances	270,368	225,636
Writedown of customer list	—	54,000
Changes in assets and liabilities:
(Increase) decrease in:
Receivables	797,446	532,831
Securities owned	824,093	(856,324)
Advances to employees, net	(191,544)	173,904
Other assets	(15,546)	161,360
Due from related parties	6,231	(1,426)
Increase (decrease) in:
Accounts payable	204,714	(21,155)
Accrued commissions	456,801	501,397
Litigation accrual	1,634,448	52,958
Other liabilities	236,743	105,647
Accrued rent	(118,611)	(184,662)
Securities sold, not yet purchased	5,472	(455,090)
Unearned revenue	122,421	—
NET CASH PROVIDED BY OPERATING ACTIVITIES	1,097,801	1,772,284
CASH FLOW FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(49,030)	(40,080)
NET CASH USED BY INVESTING ACTIVITIES	(49,030)	(40,080)
CASH FLOW FROM FINANCING ACTIVITIES:
Capital contributions	2,250,000	—
Distributions to members	(1,605,301)	(671,345)
Payment of capital lease obligation	(39,859)	—
NET CASH PROVIDED (USED) BY FINANCING ACTIVITIES	604,840	(671,345)
NET INCREASE IN CASH	1,653,611	1,060,859
Cash at beginning of year	1,993,274	932,415
Cash at end of year	$3,646,885	$1,993,274
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Interest paid	$30,875	$8,964
Property acquired under capital lease	$199,875	$—

The accompanying notes are an integral part of these financial statements.

J.P. TURNER & COMPANY, L.L.C.
AND
J.P. TURNER & COMPANY CAPITAL MANAGEMENT, LLC

COMBINED STATEMENT OF CHANGES IN MEMBERS' EQUITY
For the Years Ended December 31, 2012 and 2011

	Paid-in Capital	Accumulated Distributions	Retained Earnings	Total
Balance, December 31, 2011	$1,487,982	$(34,677,412)	$36,307,961	$3,118,531
Net income			1,435,208	1,435,208
Distributions to members		(671,345)		(671,345)
Balance, December 31, 2012	$1,487,982	$(35,348,757)	$37,743,169	$3,882,394
Contributions from members	2,250,000			2,250,000
Net loss			(3,213,215)	(3,213,215)
Distributions to members		(1,605,301)		(1,605,301)
Balance, December 31, 2013	$3,737,982	$(36,954,058)	$34,529,954	$1,313,878

The accompanying notes are an integral part of these financial statements.

J.P. TURNER & COMPANY, L.L.C.
AND
J.P. TURNER & COMPANY CAPITAL MANAGEMENT, LLC

NOTES TO COMBINED FINANCIAL STATEMENT
December 31, 2013 and 2012

NOTE A — NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business:  J. P. Turner & Company, L.L.C. was organized as a Limited Liability Company and began business as an independent registered broker-dealer in 1997. The Company is a member of the Financial Industry Regulatory Authority. The Company’s activities have primarily been in the area of providing investment banking and securities brokerage services to the public from offices located throughout the United States of America.

J.P. Turner & Company Capital Management, LLC is organized as Limited Liability Company that began business as an independent Registered Investment Advisory firm in 2006. The Company’s activities are primarily related to management of investments in exchange for fixed fees. The Company’s sales reps are also licensed through J.P. Turner & Company L.L.C. to provide brokerage services.

Basis of Presentation:  The combined financial statements are prepared on the accrual basis of accounting in accordance with U.S. generally accepted accounting principles.

Basis of Combination:  The accompanying combined financial statements include the combined accounts and transactions of J.P. Turner & Company, LLC and J.P. Turner & Company Capital Management, LLC. The companies have essentially the same owners/stockholders. Each Company is a separate limited liability entity and, as such, is responsible for and maintains custody of, its own financial resources. All significant affiliate and interentity accounts and transactions have been eliminated.

Depreciation:  Depreciation is provided on a straight-line basis using estimated useful lives of five to seven years.

Income Taxes:  The Companies are Limited Liability Companies that have elected to be taxed as S Corporations under Internal Revenue Code regulations. Therefore, the income or losses of the Companies flow through to and are taxable to its members/stockholders and no liability for income taxes is reflected in the accompanying financial statements.

The Companies have adopted the provisions of FASB Accounting Standards Codification 740-10, Accounting for Uncertainty in Income Taxes. Under ASC 740-10, the Companies are required to evaluate each of their tax positions to determine if they are more likely than not to be sustained if the taxing authority examines the respective position. A tax position includes an entity’s status, including its status as a pass-through entity, and the decision not to file a tax return. The Companies have evaluated each of their tax positions and have determined that no provision or liability for income taxes is necessary.

The Companies, which file income tax returns in the U.S. federal jurisdiction and various state jurisdictions, are no longer subject to U.S. federal income tax examination by tax authorities for years before 2010.

Securities Transactions:  Proprietary securities transactions in regular-way trades are recorded on the trade date, as if they had settled. Profit and loss arising from all securities and commodities transactions entered into for the account and risk of the Companies are recorded on a trade date basis. Customers' securities and commodities transactions are reported on a trade date basis with related commission income and expenses reported on a trade date basis.

Securities owned are valued at market value, and securities owned, that are not readily marketable, are valued at fair value as determined by management.

Consideration of Credit Risk:  The Companies maintains their cash in bank deposit accounts at high credit quality financial institutions. The balances, at times, may exceed federally insured limits.

J.P. TURNER & COMPANY, L.L.C.
AND
J.P. TURNER & COMPANY CAPITAL MANAGEMENT, LLC

NOTES TO COMBINED FINANCIAL STATEMENT
December 31, 2013 and 2012

NOTE A — NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  – (continued)

Cash equivalents consist of highly liquid investments purchased with a maturity date of three months or less, that are not held for sale in the ordinary course of business.

Estimates:  The preparation of financial statements in accordance with generally accepted accounting principles requires the use of estimates in determining assets, liabilities, revenues and expenses. Actual results may differ from these estimates.

Investment Banking:  Investment banking revenues include gains, losses and fees, net of syndicate expenses, arising from securities and debt offerings in which the Company acts as an underwriter or agent. Investment banking revenues also include fees earned from providing advisory services. Investment banking fees are recorded on offering date, sales concessions on settlement date, and underwriting fees at the time the underwriting is completed and the income is reasonably determinable.

Date of Management’s Review — Subsequent events were evaluated through February 24, 2014, which is the date the financial statements were available to be issued.

Receivables:  Receivables are uncollateralized obligations due under normal trade terms. The carrying amount of receivables may be reduced by an allowance that reflects management's best estimate of the amounts that will not be collected. Management reviews all receivable balances and based on an assessment of current credit worthiness, estimates the portion, if any, of the balance that will not be collected. Management believes that the receivables recorded at December 31, 2013 and 2012 are fully collectible and are therefore stated at net realizable value.

NOTE B — ADVANCES TO BROKERS

At December 31, 2013 and 2012, approximately $256,000 and $390,000, respectively, of the advances to brokers are supported by non-interest bearing notes receivable which are to be forgiven by the Company as compensation if the brokers meet certain performance criteria or remain registered at the Company through certain dates in the future. These balances are charged to compensation during the term of the respective agreements.

NOTE C — LEASES

Operating leases:

The Company leases its office facilities and other property under operating leases. Operating lease expense for 2013 and 2012 was approximately $700,000 and $783,000, respectively.

At December 31, 2012, the future minimum lease payments under office facilities leases are as follows:

2014	$764,000
2015	752,000
2016	774,000
2017	793,000
2018	813,000
Thereafter	6,701,000
Total	$10,597,000

During 2003 and 2005, the Companies entered into office premises leases that contained periods of free rent. The deferred rent liability arises from allocation of the rent payments due in future periods to the free-rent period.

J.P. TURNER & COMPANY, L.L.C.
AND
J.P. TURNER & COMPANY CAPITAL MANAGEMENT, LLC

NOTES TO COMBINED FINANCIAL STATEMENT
December 31, 2013 and 2012

NOTE C — LEASES  – (continued)

Capitalized leases:

The Company leases office equipment costing approximately $200,000 under capitalized leases. Amortization expense for capitalized property was approximately $20,000 for 2013.

The following is a schedule by years of future minimum lease payments under the capital leases together with the present value of the net minimum lease payments as of December 31, 2013;

Year ending December 31:
2014	$46,000
2015	59,000
2016	59,000
2017	20,000
Total minimum lease payments	184,000
Less amount representing interest	(23,984)
Present value of net minimum lease payments	$160,016

NOTE D — FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET CREDIT RISK

As securities brokers, the Companies are engaged in buying and selling securities for a diverse group of individuals and other entities. The Companies’ transactions are collateralized and are executed with and on behalf of its customers, including other brokers and dealers and other financial institutions.

The Companies introduce all customer transactions in securities traded in U.S. securities markets to other firms on a fully disclosed basis. The agreement between the Companies and their clearing brokers provides that the Companies are obligated to assume any exposure related to non-performance by customers or counter parties. The Companies monitor clearance and settlement of all customer transactions on a daily basis.

The Companies’ exposure to credit risk associated with the non-performance of customers and counter parties in fulfilling their contractual obligations pursuant to these securities transactions can be directly impacted by volatile trading markets which may impair the customer’s or counter party’s ability to satisfy their obligations to the Companies. In the event of non-performance the Companies may be required to purchase or sell financial instruments at unfavorable market prices resulting in a loss to the Companies. The Companies do not anticipate non-performance by customers and counter parties in the above situations.

The Companies have sold securities that they do not currently own and will therefore be obligated to purchase such securities at a future date. The Companies have recorded these obligations in the financial statements at December 31, 2013 and 2012 at fair values of the related securities and will incur a loss if the fair value of the securities increases subsequent to the end of the fiscal years.

In the normal course of business, the Companies’ customer activities involve the execution, settlement, and financing of various customer securities transactions. These activities may expose the Companies to off-balance-sheet-risk in the event the customer or other broker is unable to fulfill its contracted obligations and the Companies have to purchase or sell the financial instrument underlying the contract at a loss.

J.P. TURNER & COMPANY, L.L.C.
AND
J.P. TURNER & COMPANY CAPITAL MANAGEMENT, LLC

NOTES TO COMBINED FINANCIAL STATEMENT
December 31, 2013 and 2012

NOTE E — FAIR VALUE

FASB ASC 820 defines fair value, establishes a framework for measuring fair value, and establishes a fair value hierarchy which prioritizes the inputs to valuation techniques. Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. A fair value measurement assumes that the transaction to sell the asset or transfer the liability occurs in the principal market for the asset or liability or, in the absence of a principal market, the most advantageous market.

Valuation techniques that are consistent with the market, income or cost approach, as specified by FASB ASC 820, are used to measure fair value.

The fair value hierarchy prioritizes the inputs to valuation techniques used to measure fair value into three broad levels:

•	Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities the Companies have the ability to access.
•	Level 2 inputs are inputs (other than quoted prices included within level 1) that are observable for the asset or liability, either directly or indirectly.
•	Level 3 are unobservable inputs for the asset or liability and rely on management’s own assumptions about the assumptions that market participants would use in pricing the asset or liability.

The following table presents the Companies’ fair value hierarchy for those assets and liabilities measured at fair value as of December 31, 2013.

	Fair Value Measurements December 31, 2013	Level 1 Valuation	Level 2 Valuation	Level 3 Valuation
Assets:
Securities owned:
Municipal bonds	$197,058	$197,058	$—	$—
Equities	191,266	191,266	—	—
	$388,324	$388,324	$—	$—
Liabilities:
Securities sold, not yet purchased:
Municipal bonds	$37,051	$37,051	$—	$—
Equities	2,357	2,357	—	—
	$39,408	$39,408	$—	$—

J.P. TURNER & COMPANY, L.L.C.
AND
J.P. TURNER & COMPANY CAPITAL MANAGEMENT, LLC

NOTES TO COMBINED FINANCIAL STATEMENT
December 31, 2013 and 2012

NOTE E — FAIR VALUE  – (continued)

The following table presents the Companies’ fair value hierarchy for those assets and liabilities measured at fair value as of December 31, 2012.

	Fair Value Measurements December 31, 2012	Level 1 Valuation	Level 2 Valuation	Level 3 Valuation
Assets:
Securities owned:
Municipal bonds	$985,351	$985,351	$—	$—
Equities	227,066	227,066	—	—
	$1,212,417	$1,212,417	$—	$—
Liabilities:
Securities sold, not yet purchased:
Equities	$33,937	$33,937	$—	$—
	$33,937	$33,937	$—	$—

Fair value of investments securities available for sale are determined by obtaining quoted prices on nationally recognized securities exchanges when available. If quoted prices are not available, fair value is determined using matrix pricing, which is a mathematical technique used widely in the industry to value debt securities without relying exclusively on quoted prices for the specific securities but rather by relying on the securities’ relationship to other benchmark quoted securities.

NOTE F — SECURITIES AVAILABLE FOR SALE

Securities available for sale at December 31, 2013 consist of the following:

	Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value
Assets:
Municipal bonds	$194,632	$2,426	$—	$197,058
Equities	172,421	18,845	—	191,266
	$367,053	$21,271	$—	$388,324
Liabilities:
Securities sold, not yet purchased:
Municipal bonds	$36,538	$—	$(513)	$37,051
Equities	$2,353	—	(4)	2,357
	$38,891	$—	$(517)	$39,408

The municipal bond maturities range from 20 to 34 years.

J.P. TURNER & COMPANY, L.L.C.
AND
J.P. TURNER & COMPANY CAPITAL MANAGEMENT, LLC

NOTES TO COMBINED FINANCIAL STATEMENT
December 31, 2013 and 2012

NOTE F — SECURITIES AVAILABLE FOR SALE  – (continued)

Securities available for sale at December 31, 2012 consist of the following:

	Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value
Assets:
Municipal bonds	$977,957	$7,394	$—	$985,351
Equities	198,667	28,399	—	227,066
	$1,176,624	$35,793	$—	$1,212,417
Liabilities:
Securities sold, not yet purchased:
Equities	$33,937	—	(2)	33,939
	$33,937	$—	$(2)	$33,939

The municipal bond maturities range from 19 to 37 years.

There were no securities impaired at December 31, 2013 or 2012.

NOTE G — CONTINGENCIES

J.P. Turner & Company, L.L.C. is engaged in various litigation and arbitrations incurred in the normal course of business. At December 31, 2013 and 2012, the Company has accrued approximately $2,979,000 and $1,345,000, respectively, for the expected cost to settle litigation and arbitrations in progress, after estimated reimbursements from insurance carriers and employed brokers, and reduction of claims to estimated losses.

NOTE H — RETIREMENT PLAN

J.P. Turner & Company, L.L.C. has adopted a profit sharing plan with a 401(k) feature covering substantially all employees. Contributions by the Company are at the discretion of the members. No Company contributions were authorized for 2013 and 2012.

NOTE I — CLEARING BROKER-DEALER

J.P. Turner & Company, L.L.C. clears all of its proprietary and customer transactions through a clearing broker-dealer on a fully disclosed basis. The fully disclosed correspondent/clearing agreements requires a deposit of $250,000. Provided that J.P. Turner & Company, L.L.C. is not in default of its obligations or liabilities to the clearing firm, the clearing firm will return the security deposits following termination of the fully disclosed correspondent/clearing arrangement.

J.P. Turner & Company, L.L.C.’s fully disclosed clearing agreement with its clearing broker dealer requires that the J.P. Turner & Company, LLC maintain net capital of not less than $1,500,000. The Company’s net capital was below the required amount at December 31, 2013.

NOTE J — NET LOSS AND SUBSEQUENT EVENT

The Companies had a significant loss for 2013 that was primarily related to costs incurred to defend and settle litigation and arbitration. During 2013 the Companies were dependent upon capital contributions from their owners for working capital and to meet its regulatory net capital requirements. In addition, the owners made capital contributions in January 2014 to enable the Company to meet required net capital.

In January 2014, the members agreed to sell the Companies to RCS Capital, Inc., a publically-held company. The sale is expected to be completed in the second calendar quarter of 2014.

First Allied Holdings Inc.

Consolidated Financial Statements
Years Ended December 31, 2013 and 2012

First Allied Holdings Inc.

Contents

Report of Independent Registered Public Accounting Firm

Board of Directors
First Allied Holdings Inc.

We have audited the accompanying consolidated financial statements of First Allied Holdings Inc., as of December 31, 2013 (successor) and 2012 (predecessor) and the related consolidated statements of operations, changes in stockholder’s equity and cash flows for the period from January 1, 2013 to September 24, 2013 (predecessor) and the period from September 25, 2013 to December 31, 2013 (successor) and the year ended December 31, 2012 (predecessor). These financial statements are the responsibility of the Company’s management. Our responsibility is to express and opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of First Allied Holdings Inc. at December 31, 2013 (successor) and 2012 (predecessor), and the results of its operations and its cash flows for the period from January 1, 2013 to September 24, 2013 (predecessor) and the period from September 25, 2013 to December 31, 2013 (successor) and for the year ended December 31, 2012 (predecessor), in conformity with accounting principles generally accepted in the United States of America.

Richmond, Virginia
February 27, 2014

First Allied Holdings Inc.

Consolidated Statements of Financial Condition

December 31,	(Successor) 2013	(Predecessor) 2012
Assets
Cash and cash equivalents	$24,315,065	$13,594,013
Receivable from clearing brokers	4,382,556	3,686,387
Securities owned, at fair value	1,834,497	48,247
Notes receivable, net	13,269,939	9,034,612
Fees receivable	13,643,077	2,421,388
Furniture, equipment, and leasehold improvements, at cost, less accumulated depreciation and amortization of $153,767 and $472,101 respectively	1,424,808	1,000,431
Deferred tax assets, net	—	5,577,976
Goodwill	79,985,814	25,435,808
Intangibles, net	83,004,925	11,498,807
Prepaids and other assets	2,767,049	2,811,221
Due from Parent	995,329	—
Total assets	$225,623,059	$75,108,890

See accompanying notes to financial statements.

First Allied Holdings Inc.

Consolidated Statements of Financial Condition

December 31,	(Successor) 2013	(Predecessor) 2012
Liabilities and Stockholder’s Equity
Liabilities
Commissions payable	$12,179,793	$5,668,780
Accounts payable and other liabilities	16,239,454	7,788,473
Unearned revenue	1,601,734	1,588,280
Securities sold, not yet purchased, at fair value	308,930	336,573
Deferred tax liability, net	23,692,614	—
Unfavorable lease	—	5,267,838
Term loan	28,800,000	10,800,000
Line of credit	4,501,808	547,450
Contingent earnout liability	1,470,877	—
Notes payable	—	223,154
Total liabilities	88,795,210	32,220,548
Commitments and contingencies
Stockholder’s equity
Common stock, $0.0001 par value; authorized 65,000,000 shares; issued and outstanding 46,340,050 shares	4,634	4,634
Additional paid-in capital	137,158,051	46,960,230
Stockholder receivables	—	(1,007,257)
Accumulated deficit	(334,836)	(3,069,265)
Total stockholder’s equity	136,827,849	42,888,342
Total liabilities and stockholder’s equity	$225,623,059	$75,108,890

See accompanying notes to financial statements.

First Allied Holdings Inc.

Consolidated Statements of Operations

	Successor (Period from September 25, 2013 to December 31, 2013)	Predecessor
		(Period from January 1, 2013 to September 24, 2013)	Year Ended December 31, 2012
Revenues
Commissions	$49,539,110	$139,021,502	$127,797,250
Investment advisory income	33,242,582	84,661,563	71,426,087
Sponsorship fees	3,103,394	7,857,502	5,346,353
Principal transactions, net	1,758,219	6,638,945	9,654,604
Clearance fee income	1,881,587	5,272,912	7,130,343
Insurance income	1,844,313	5,289,871	4,689,787
Pension administration	1,051,637	2,185,646	2,924,756
Interest	682,490	2,176,330	3,924,094
Other	2,067,300	5,582,885	8,154,597
Total revenues	95,170,632	258,687,156	241,047,871
Expenses
Commissions	69,082,223	187,721,279	180,058,856
Compensation and benefits	11,784,512	39,278,485	29,015,722
Professional services	1,104,555	5,558,108	4,111,947
Clearing and exchange fees	1,847,881	4,525,557	3,249,308
Promotional	1,476,156	3,538,615	3,498,180
Occupancy and equipment	2,092,109	3,434,588	3,240,080
Amortization of intangibles	1,892,075	2,934,881	1,641,813
Communications and data processing	849,132	2,263,666	2,992,171
Outsourced administrative fees	760,829	1,944,908	2,625,879
Travel and entertainment	590,023	1,385,070	1,040,171
Amortization of notes receivable	573,490	987,966	874,464
Interest	233,598	669,813	378,046
Depreciation and amortization	165,884	537,352	348,809
Other	3,412,302	9,767,406	8,075,122
Total expenses	95,864,769	264,547,694	241,150,568
Loss before income tax benefit	(694,137)	(5,860,538)	(102,697)
Income tax benefit (provision)	359,301	2,119,656	(193,067)
Net loss	$(334,836)	$(3,740,882)	$(295,764)

See accompanying notes to financial statements.

First Allied Holdings Inc.

Consolidated Statements of Changes in Stockholder’s Equity

	Common Stock		Additional Paid-in Capital	Stockholder Receivables	Accumulated Deficit	Total
	Shares	Amount
Balance, December 31, 2011 – Predecessor	44,622,550	$4,462	$44,669,494	$(673,500)	$(2,773,501)	$41,226,955
Issuance of stock	1,967,500	197	1,967,303	—	—	1,967,500
Repurchase & retirement of stock and note	(250,000)	(25)	(249,975)	250,000	—	—
Issuance of stock options	—	—	573,408	—	—	573,408
Issuance of notes	—	—	—	(583,757)	—	(583,757)
Net loss	—	—	—	—	(295,764)	(295,764)
Balance, December 31, 2012 – Predecessor	46,340,050	4,634	46,960,230	(1,007,257)	(3,069,265)	42,888,342
Interest on stockholder receivables	—	—	—	(39,560)	—	(39,560)
Payment on stockholder receivables	—	—	—	51,488	—	51,488
Issuance of stock options	—	—	528,420	—	—	528,420
Contribution of capital	—	—	6,000,000	—	—	6,000,000
Tax benefit from stock option exercise	—	—	1,620,000	—	—	1,620,000
Exercise of stock options	—	—	1,086,594	—	—	1,086,594
Vesting of restricted stock	—	—	493,000	—	—	493,000
Net loss – predecessor	—	—	—	—	(3,740,882)	(3,740,882)
Balance, September 24, 2013 – Predecessor	46,340,050	4,634	56,688,244	(995,329)	(6,810,147)	48,887,402
Satisfaction of stockholder receivables	—	—	—	995,329	—	995,329
Pushdown related to RCAP acquisition	—	—	80,469,807	—	6,810,147	87,279,954
Net loss – successor	—	—	—	—	(334,836)	(334,836)
Balance, December 31, 2013 – Successor	46,340,050	$4,634	$137,158,051	$—	$(334,836)	$136,827,849

See accompanying notes to financial statements.

First Allied Holdings Inc.

Consolidated Statements of Cash Flows

	Successor (Period from September 25, 2013 to December 31, 2013)	Predecessor
		(Period from January 1, 2013 to September 24, 2013)	Year Ended December 31, 2012
Operating activities
Net loss	$(334,836)	$(3,740,882)	$(295,764)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Amortization of notes receivable	573,490	987,966	874,464
Depreciation and amortization	175,592	556,768	348,809
Amortization of intangibles	1,892,075	2,934,881	1,641,813
Stock based compensation	776,338	2,108,014	573,408
Deferred taxes, net	(289,822)	(2,217,055)	306,856
Loss on disposal of equipment	124,100	393,241	—
Changes in operating assets and liabilities:
Receivables from clearing brokers, net	(281,376)	(414,793)	(808,430)
Securities owned	(151,273)	(282,369)	628,030
Other receivables	1,729,702	(2,572,633)	(905,136)
Other assets	741,291	442,209	364,576
Commissions payable	446,633	429,254	1,482,200
Accounts payable and other liabilities	(18,463,992)	21,547,657	(741,493)
Income taxes payable	—	—	(169,179)
Securities sold, not yet purchased	308,930	(336,573)	225,447
Net cash provided by (used in) operating activities	(12,753,148)	19,835,685	3,525,601
Investing activities
Cash paid for acquisitions, net of cash acquired	—	(16,692,504)	(469,151)
Issuance of notes receivable	(6,556,452)	(1,466,872)	(3,733,774)
Collections on notes receivable	264,833	966,379	816,374
Purchases of furniture, equipment, and leasehold improvements	(189,866)	(462,838)	(245,782)
Net cash used in investing activities	(6,481,485)	(17,655,835)	(3,632,333)
Financing activities
Borrowings on term loan	—	21,200,000	—
Borrowings on line of credit	4,501,808	967,200	—
Capital contribution	—	6,000,000	—
Principal payments on term loan	(1,600,000)	(1,600,000)	(1,200,000)
Payments on line of credit	—	(1,514,650)	(1,000,000)
Payments on notes payable	(44,631)	(133,892)	(178,523)
Issuance of common stock	—	—	1,717,500
Net cash provided by (used in) financing activities	2,857,177	24,918,658	(661,023)
Net increase (decrease) in cash and cash equivalents	(16,377,456)	27,098,508	(767,755)
Cash and cash equivalents, beginning of period	40,692,521	13,594,013	14,361,768
Cash and cash equivalents, end of period	$24,315,065	$40,692,521	$13,594,013
Supplemental disclosure of non-cash investing and financing activities
Contingent consideration	$—	$1,441,753	$—
Cashless exercise of stock options	—	1,086,594	—
Increase in goodwill due to RCAP acquisition*	51,070,913	—	—
Increase in intangibles due to RCAP acquisition*	57,614,074	—	—
Net increase in deferred taxes due to RCAP acquisition	(25,721,046)	—	—
Write down of unfavorable lease in RCAP acquisition	4,557,355	—	—
Acquisition of certain customer accounts with a notes payable	—	—	1,274,174
Issuance of common stock for stockholder receivable	—	—	600,000
Supplemental cash flow information
Cash paid for interest	441,971	386,077	466,485
Cash paid for income taxes	70,166	51,520	66,127

*	See Footnote 1 for gross amounts of goodwill and intangibles arising from the RCAP acquisition.

See accompanying notes to financial statements.

First Allied Holdings Inc.

Notes to Consolidated Financial Statements

1. Summary of Significant Accounting Policies

Organization

First Allied Holdings Inc. (FAHI or the Company) is primarily a holding company. At December 31, 2012, its primary operating subsidiaries included First Allied Securities, Inc. (FAS) and First Allied Advisory Services, Inc. (FAAS), First Allied Asset Management, Inc. (FAAM), FASI Insurance Services, Inc. (FAIS) and First Allied Retirement Services, Inc. (FARS), all of which are wholly owned.

On January 1, 2013, the Company acquired Legend Group Holdings LLC which was a holding company and sole owner of Advisory Services Corporation (ASC), Legend Advisory Corporation (LAC) and Legend Equities Corporation (LEC), which together form the Legend Group.

On September 25, 2013, the Company was acquired by RCAP Holdings, LLC (the Parent) which is primarily a holding company. Following the transaction, FAHI, the Legend Group and all of their subsidiaries continue to operate autonomously under the current management structure and respective brands. The Company accounts for acquisitions as business combinations, and recognizes, separately from goodwill, assets acquired and liabilities assumed at their respective fair values as of the acquisition date. Goodwill as of the acquisition date is measured as the excess of consideration transferred and the net of the acquisition date fair values of the assets acquired and the liabilities assumed.

FAS is a registered broker/dealer and member of the Financial Industry Regulatory Authority (FINRA) and is also a registered investment advisor pursuant to the Investment Advisors Act of 1940. FAS’ primary activities include the brokerage of equity and fixed-income securities as well as the sale of investment company shares, alternative investment products, and insurance products. FAS has agreements with non-affiliated clearing brokers to clear securities transactions, carry customers’ accounts on a fully disclosed basis and perform certain recordkeeping functions. Accordingly, FAS operates under the exemptive provisions of the Securities and Exchange Commission (SEC) Rule 15c3- 3(k)(2)(ii).

FAAS is a registered investment advisor pursuant to the Investment Advisors Act of 1940. FAAS provides investment management through brokerage accounts as well as variable annuity subaccounts.

FAAM is a registered investment advisor pursuant to the Investment Advisors Act of 1940 and is an independent money management company. FAIS is an independent insurance agency. FARS is a third party pension administrator handling both defined benefit and defined contribution plans.

LEC is a broker-dealer registered with the SEC and a member of FINRA. In addition, LEC is also a licensed insurance agency. LEC sells mutual funds, variable annuity products, stocks, and insurance products. LEC enters into securities and insurance transactions in its capacity as an agent for customers. LEC’s major sources of revenue consist of commissions earned on new sales of mutual fund products and Rule 12b-1 distribution fees on existing eligible assets. LEC has an agreement with a non-affiliated clearing broker to clear securities transactions, carry customers’ accounts on a fully disclosed basis and perform certain recordkeeping functions. Accordingly, FAS operates under the exemptive provisions of the SEC Rule 15c3- 3(k)(2)(ii).

LAC provides portfolio management for investment portfolios tailored for 403(b) retirement planning. A 403(b) plan is similar to 401(k) plans, but offered by many not-for-profit employers. Therefore, a majority of Legend Group’s clients include educators and other employees of not-for-profit organizations.

ASC is a third party administrator for 403(b) plans and charges a fee to custody assets.

Acquisition

On January 1, 2013, the Company acquired the Legend Group. In connection with the acquisition, intangible assets of $18,414,000 were recorded on Legend’s books related to customer relationships. Goodwill in the amount of $3,409,614, which represented the excess of the purchase price over the fair value of the acquired net assets and liabilities, was recognized by Legend. The goodwill arising from this acquisition is not deductible for income tax purposes.

First Allied Holdings Inc.

Notes to Consolidated Financial Statements

1. Summary of Significant Accounting Policies  – (continued)

As of the date of the acquisition, the fair value of the Legend Group’s assets and liabilities was as follows:

Assets
Cash and cash equivalents	$4,255,743
Accounts receivable, net	9,371,501
Goodwill	3,409,614
Securities owned, at fair value	1,352,608
Intangible assets	18,414,000
Other assets	2,131,577
38,935,043
Liabilities
Accounts payable and other liabilities	1,543,568
Commissions payable	5,635,126
Deferred tax liability, net	7,365,600
14,544,294
Net assets acquired	$24,390,749

The Company paid consideration aggregating approximately $22.9 million for the acquisition. This was accomplished by increasing the Company’s term loan at Fifth Third Bank (see Borrowings footnote). In addition, the Sellers are entitled to receive contingent consideration provided that Legend’s advisor retention remains above 80% at the end of 2014. The range of the undiscounted amounts the Company could be obligated to pay as contingent consideration under the earn-out arrangement ranges from $0 and $5 million. If the retention is greater than 87.5%, the Sellers receive 100% of the consideration and if it is less than 80%, the Sellers receive $0. The estimated fair value of the contractual obligation to pay the contingent consideration recognized as of December 31, 2013 was $1.47 million. The Company determined the fair value of the obligation to pay contingent consideration based on probability-weighted projections of the advisor retention during the approximately two year earn-out measurement period. The estimate of the fair value of contingent consideration requires subjective assumptions to be made of various retention scenarios.

On September 25, 2013, First Allied Holdings Inc. was acquired by RCAP Holdings, LLC (the Parent). In connection with the acquisition, intangible assets of $1,026,000 were recorded related to employee covenants, $11,972,000 were recorded related to broker relationships, $59,213,000 were recorded related to advisor relationships and $12,381,000 was recorded related to contractual customer relationships. Goodwill in the amount of $79,985,814, which represented the excess of the purchase price over the fair value of the acquired net assets and liabilities, was recognized by the Company. The goodwill arising from this acquisition is not deductible for income tax purposes.

First Allied Holdings Inc.

Notes to Consolidated Financial Statements

1. Summary of Significant Accounting Policies  – (continued)

As of the date of the acquisition, the fair value of First Allied Holdings Inc.’s assets and liabilities was as follows:

Assets
Cash and cash equivalents	$40,692,521
Receivable from clearing brokers	4,101,180
Goodwill	79,985,814
Deferred tax assets, net	9,923,441
Notes receivable, net	8,547,139
Intangible assets	84,592,000
Other assets	22,089,269
249,931,364
Liabilities
Accounts payable and other liabilities	36,799,119
Commissions payable	11,733,160
Deferred taxes on intangible assets	33,836,400
Term loan	30,400,000
112,768,679
Net assets acquired	$137,162,685

2011 Acquisition

Previously, on November 1, 2011, FAS Holdings, Inc. was acquired by First Allied Holdings Inc. In connection with this prior acquisition, intangible assets of $9,266,000 were recorded related to advisor relationships and $2,550,000 was recorded related to contractual customer relationships. Goodwill in the amount of $25,277,822, which represented the excess of the purchase price over the fair value of the acquired net assets and liabilities, was recognized by the Company. The goodwill that arose from this acquisition was not deductible for income tax purposes.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the year. Actual results could differ from those estimates.

Consolidation

The consolidated financial statements include the accounts of FAHI and the Legend Group and their wholly owned subsidiaries: FAS Holdings, Inc. (FASH), First Allied Securities, Inc., First Allied Advisory Services, Inc., FASI Insurance Services, Inc., First Allied Asset Management, Inc., First Allied Wealth Management, Inc., First Allied Retirement Services, Inc. also known as Associates in Excellence, Advisory Services Corporation, Legend Advisory Corporation and Legend Equities Corporation. All intercompany transactions were eliminated upon consolidation.

Fair Value of Financial Instruments

Substantially all of the Company’s financial assets and liabilities are carried at market value or at amounts, which, because of their short-term nature, approximate current fair value.

Cash and Cash Equivalents

Cash and cash equivalents are maintained at financial institutions and, at times, balances may exceed federally insured limits. The Company has never experienced any losses related to these balances.

First Allied Holdings Inc.

Notes to Consolidated Financial Statements

1. Summary of Significant Accounting Policies  – (continued)

Interest-bearing amounts on deposit at federally insured institutions at December 31, 2013 were $24,315,065, of which $21,156,656 was in excess of FDIC insurance limits. FDIC coverage is $250,000 per depositor at each financial institution.

All non-interest bearing cash balances were fully insured at December 31, 2012 due to a temporary federal program in effect from December 31, 2010 through December 31, 2012. Under the program, there is no limit to the amount of insurance for eligible accounts. Interest-bearing amounts on deposit at federally insured institutions at December 31, 2012 were $13,594,013.

For purposes of the statement of cash flows, the Company has defined cash equivalents as highly liquid investments, with remaining maturities of three months or less.

Receivable from Clearing Brokers

The receivable from clearing brokers represents cash on deposit and amounts due for commissions earned. Cash deposits held at the clearing brokers and commissions earned collateralize amounts due to the clearing brokers, if any.

Securities Owned and Securities Sold, But Not Yet Purchased

Securities owned and securities sold, but not yet purchased are carried at fair value on a trade date basis. Fair value is based on quoted market prices or dealer quotes where those are available and considered reliable. Additionally, other factors may be considered where appropriate such as market prices of related or similar financial instruments and coupon, yield, credit quality, prepayment terms, volatility and other economic factors. Securities owned and securities sold, not yet purchased, are held for trading purposes.

Notes Receivable

Notes receivable consist primarily of forgivable loans made to investment executives and other revenue-producing employees, typically in connection with their recruitment. These loans are forgivable based on continued affiliation and performance and are amortized over the life of the loan, which is generally five to seven years, using the straight-line method, and is included in amortization of notes receivable on the consolidated statement of operations. FAHI has established an allowance for doubtful accounts to offset loan amounts for terminated advisors that are not likely to be collected. Notes receivable is reported net of allowance for doubtful accounts of $423,855 and $241,382 at December 31, 2013 and 2012, respectively.

Income Taxes

Income taxes are accounted for using the asset and liability method. Deferred tax assets and liabilities are recognized for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

The Company has analyzed the positions for all open tax years, and the positions to be taken for the tax year ended December 31, 2013 in its major jurisdictions, and has determined whether or not there are uncertain tax positions that require financial statement recognition. No reserves for uncertain tax positions were required to have been recorded as a result of the adoption of ASC 740 for the year. However, the Company’s conclusions regarding this policy may be subject to review and adjustment at a later date based on factors including, but not limited to, on-going analyses of and changes to tax laws, regulations and interpretations thereof.

Furniture, Equipment, and Leasehold Improvements

Furniture, equipment, and leasehold improvements are stated at cost less accumulated depreciation and amortization. Furniture and equipment are depreciated using the straight-line method over the estimated useful life of the asset, generally three to five years. Leasehold improvements are amortized over the shorter of the

First Allied Holdings Inc.

Notes to Consolidated Financial Statements

1. Summary of Significant Accounting Policies  – (continued)

estimated useful life or the term of the lease. When items are retired, impaired or disposed of, the related costs and accumulated depreciation are removed from the accounts and any resulting gains or losses are included in the determination of net income.

Goodwill and Intangible Assets

Goodwill represents the excess of the purchase price over the fair value of net assets acquired in business combinations under the purchase method of accounting. Pursuant to FASB Accounting Standards Codification (ASC) 350, Goodwill and Others, goodwill is evaluated at least annually by management for impairment, and more frequently in certain circumstances. The evaluation includes assessing the estimated fair value of the goodwill based on market prices for similar assets. The Company considers all segments as one reporting unit for goodwill valuation purposes. Impairment exists when the carrying amount of the goodwill exceeds its implied fair value. Because goodwill is treated as a non-allowable asset for regulatory purposes, the impact of any impairment on goodwill would not affect FAS’ regulatory net capital.

In accordance with FASB ASC 360, Property, Plant and Equipment, long-lived assets, such as purchased intangibles subject to amortization and depreciation, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. On an ongoing basis, the Company reviews the valuation and amortization of the intangible assets and takes into consideration any events or circumstances that might have diminished its value.

Securities Transactions

Principal transactions and commission revenue and expense are recorded on a trade-date basis.

Investment Advisory Income

Investment advisory fees are received quarterly but are recognized as earned on a pro rata basis over the term of the contract.

Reclassifications

Certain reclassifications have been made in the prior year consolidated financial statements and notes to conform to the December 31, 2013 presentation.

2. Fair Value Measurement

ASC 820, “Fair Value Measurements and Disclosures”, establishes a hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are inputs that market participants would use in pricing the financial instruments developed based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the Company’s assumptions about the factors market participants would use in pricing the financial instruments developed based on the best information available in the circumstances. The hierarchy is broken down into three levels based on the reliability of inputs as follows:

Level 1 —	Valuations based on quoted prices in active markets for identical investments that the Company has the ability to access. An active market for the investment is a market in which transactions for the investment occur with sufficient frequency and volume to provide pricing information on an ongoing basis. Since valuations are based on quoted prices that are readily and regularly available in an active market, valuation of the investment does not entail a significant degree of judgment. Valuation adjustments and block discounts are not applied to Level 1 instruments.
Level 2 —	Valuations based on quoted prices in markets that are not active or for which all significant inputs are observable, either directly or indirectly.

First Allied Holdings Inc.

Notes to Consolidated Financial Statements

2. Fair Value Measurement  – (continued)

Level 3 —	Valuations based on inputs that are unobservable, supported by little or no market activity, and significant to the overall fair value measurement.

The availability of observable inputs can vary from financial instruments to financial instruments and is affected by a wide variety of factors, including, for example, the type of product, whether the product is new and not yet established in the marketplace, the liquidity of markets, and other characteristics particular to the transaction. To the extent that valuation is based on models or inputs that are less observable or unobservable in the market, the determination of fair value requires more judgment. Accordingly, the degree of judgment exercised by the Company in determining fair value is greatest for instruments categorized in Level 3.

The inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, for disclosure purposes, the level in the fair value hierarchy within which the fair value measurement falls in its entirety is determined based on the lowest level input that is significant to the fair value measurement its entirety.

Fair value is a market-based measure considered from the perspective of a market participant rather than an entity-specific measure. Therefore, even when market assumptions are not readily available, the Company’s own assumptions are set to reflect those that market participants would use in pricing the asset or liability at the measurement date. The Company uses prices and inputs that are current and best available as of the measurement date, including during periods of market dislocation.

The following table presents the Company’s fair value hierarchy for those assets and liabilities measured at fair value on a recurring basis:

December 31, 2013 (successor)	Level 1	Level 2	Level 3	Total
Assets
Securities owned
Mutual fund – stock	$1,834,007	—	—	$1,834,007
U.S. Government and agency obligations	193			193
Equity securities	297	—	—	297
Total	$1,834,497	—	—	$1,834,497
Liabilities
Securities sold, not yet purchased
Municipal government obligations	$50,862	—	—	$50,862
Certificates of deposit	20,118	—	—	20,118
Equity securities	237,950	—	—	237,950
Total	$308,930	—	—	$308,930

First Allied Holdings Inc.

Notes to Consolidated Financial Statements

2. Fair Value Measurement  – (continued)

December 31, 2012 (predecessor)	Level 1	Level 2	Level 3	Total
Assets
Securities owned
Mutual fund – stock	$263	—	—	$263
U.S. Government and agency obligations	47,984	—	—	47,984
Equity Securities
Total	$48,247	—	—	$48,247
Liabilities
Securities sold, not yet purchased
U.S. Government and agency obligation	$170,336	—	—	$170,336
State and municipal government obligations	52,503	—	—	52,503
Corporate and other debt	4,580	—	—	4,580
Equity Securities	109,154	—	—	109,154
Total	$336,573	—	—	$336,573

3. Income Taxes

The difference between U.S. statutory rate of 34% and the effective tax rate results from the impact of state and local taxes, net of the federal tax effect and certain non-deductible expenses, primarily acquisition related expenses.

The provision for taxes consists of the following:

	Successor	Predecessor
	(Period from September 25, 2013 to December 31, 2013)	(Period from January 1, 2013 to September 24, 2013)	Year Ended December 31, 2012
Current expense
Federal	$—	$—	$—
State	—	—	103,765
Total current expense	—	—	103,765
Deferred expense (benefit)
Federal	(305,406)	(1,801,708)	82,061
State	(53,895)	(317,948)	7,241
Total deferred expense (benefit)	(359,301)	(2,119,656)	89,302
Income tax expense (benefit)	$(359,301)	$(2,119,656)	$193,067

First Allied Holdings Inc.

Notes to Consolidated Financial Statements

3. Income Taxes  – (continued)

Deferred tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of the assets and liabilities. They are measured by applying the enacted tax rates and laws in effect for the years in which such differences are expected to reverse. The significant components of the Company’s deferred tax assets and liabilities are as follows:

December 31,	Successor 2013	Predecessor 2012
Deferred tax assets
Tax loss carryforward	$6,717,785	$4,254,386
Accrued liabilities and reserves	1,814,696	3,607,155
Stock based compensation	839,941	231,181
Gross deferred tax assets	9,372,422	8,092,722
Deferred tax liabilities
Intangible assets	32,603,362	2,456,716
Goodwill	410,095	—
Fixed assets	51,579	58,030
Gross deferred tax liabilities	33,065,036	2,514,746
Net deferred tax asset (liability)	$(23,692,614)	$5,577,976

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which the related temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment and determined no valuation allowance was necessary. The Company is subject to examination by its major tax jurisdictions — U.S. federal and Virginia, California, New York, Illinois, Arizona and Missouri states. The open tax years are 2011 – 2013 for federal and states listed above. Net operating loss carryforwards totaling approximately $14,196,000 expire through 2033 and are subject to limitations pursuant to Section 382 of the Internal Revenue Code.

4. Goodwill and Other Intangible Assets

The changes in the carrying amount of goodwill are as follows:

Balance, December 31, 2011 (predecessor)	$25,277,822
Additional cash paid for acquisition	157,986
Balance, December 31, 2012 (predecessor)	$25,435,808
Goodwill from Legend Acquisition	3,409,614
Balance, September 24, 2013	28,845,422
Reversal of predecessor’s goodwill	(28,845,422)
Goodwill recognized pursuant to RCAP Acquisition	79,985,814
Balance, December 31, 2013 (successor)	$79,985,814

First Allied Holdings Inc.

Notes to Consolidated Financial Statements

4. Goodwill and Other Intangible Assets  – (continued)

Intangibles

	Employee Covenants	Broker Relationships	Advisor Relationships	Contractual Customer Relationships	Total
Balance, December 31, 2011 (predecessor)	$—	$—	$9,060,572	$2,495,875	$11,556,447
Books of business acquired	—	—	1,384,174	—	1,384,174
Customer contracts acquired	—	—	—	200,000	200,000
Accumulated Depreciation	—	—	(1,271,231)	(370,583)	(1,641,814)
Balance, December 31, 2012 (successor)	$—	$—	$9,173,515	$2,325,292	$11,498,807
Intangible from Legend Acquisition	—	—	—	18,414,000	18,414,000
Accumulated amortization, predecessor period	—	—	(972,114)	(1,962,767)	(2,934,881)
Balance, September 24, 2013	—	—	8,201,401	18,776,525	26,977,926
Reversal of predecessor’s intangibles	—	—	(8,201,401)	(18,776,525)	(26,977,926)
Intangibles recognized pursuant to RCAP Acquisition	$1,026,000	11,972,000	59,213,000	12,381,000	84,592,000
Customer contracts acquired	—	—	—	305,000	305,000
Accumulated amortization, successor period	(128,250)	(238,635)	(1,248,710)	(276,480)	(1,892,075)
Balance, December 31, 2013 (successor)	$897,750	$11,733,365	$57,964,290	$12,409,520	$83,004,925

Amortization expense for the intangible assets for the periods ended December 31, 2013, September 24, 2013, and December 31, 2012 was $1,892,075, $2,934,881, and $1,641,813 respectively. These assets are being amortized over a two to fourteen year period. Estimated amortization expense for each of the next five years is as follows:

2014	$7,070,076
2015	6,941,826
2016	6,548,612
2017	6,455,412
2018	6,455,412
Thereafter	49,533,587
Total	$83,004,925

The Company defines the broker relationships intangibles as the Company’s relationships with its registered representatives. It defines the advisor relationship intangibles as the acquired registered financial advisors’ existing customer relationships and defines contractual customer relationship intangibles as books of business acquired from a third party. Each type provides a significant source of income through recurring revenue over the course of the economic life of the relationships.

First Allied Holdings Inc.

Notes to Consolidated Financial Statements

5. Off-Balance-Sheet Credit Risk

FAS and LEC clear all transactions on a fully disclosed basis with clearing firms that maintain all related records. In the normal course of business, FAS and LEC engage in activities involving the execution, settlement and financing of various securities transactions. These activities may expose FAS and LEC to off-balance-sheet risk in the event that the other party to the transaction is unable to fulfill its contractual obligations. FAS and LEC maintain all of its trading securities at the clearing firms, and these trading securities collateralize amounts due to the clearing firms.

Customers are required to complete their transactions on the settlement date, generally three business days after the trade date. FAS and LEC are, therefore, exposed to risk of loss on these transactions in the event of the customer’s or broker’s inability to meet the terms of their contracts, in which case FAS and LEC may have to purchase or sell financial instruments at prevailing market prices. The impact of unsettled transactions is not expected to have a material effect upon FAS’ and LEC’s financial statements.

The Company has agreed to indemnify its clearing brokers for losses that it may sustain from the customer accounts introduced by the Company. As of December 31, 2013, there were no amounts to be indemnified to the clearing brokers for these accounts.

Concentration of Credit Risk

FAS and LEC introduce all retail securities trades to its clearing brokers. In the event the clearing brokers do not fulfill their obligations, the Company may be exposed to risk. FAS and LEC attempt to minimize this credit risk by monitoring the creditworthiness of the clearing brokers.

6. Net Capital Requirements

FAS is subject to the Securities and Exchange Commission Uniform Net Capital Rule (Rule 15c3-1), which requires FAS to maintain minimum net capital. FAS have elected to use the alternative method permitted by Rule 15c3-3, which requires that FAS maintain minimum net capital, as defined, of $250,000. At December 31, 2013, FAS’ net capital was $4,777,089 which was $4,527,089 in excess of its required net capital of $250,000. The net capital rule may effectively restrict the payment of cash dividends. As of December 31, 2013 and 2012 FAS met all capital adequacy requirements to which it is subject to.

LEC is also subject to the Securities and Exchange Commission Uniform Net Capital Rule (Rule 15c3-1), which requires them to maintain minimum net capital. At December 31, 2013, LEC’s net capital was $2,684,401 which was $2,460,065 in excess of its required net capital of $224,336.

7. Leases, Commitments and Contingent Liabilities

FAHI leases certain office space under several noncancelable operating leases. Certain leases have renewal options and clauses for escalation and operating cost adjustments based upon increased costs incurred by the lessor. Future minimum rental commitments under the terms of the lease agreements as of December 31, 2013 are as follows:

2014	$3,300,494
2015	2,718,429
2016	2,328,004
2017	2,333,461
2018	2,400,059
Thereafter	12,904,733
Total	$25,985,180

Total rental expense under the leases for the periods ended December 31, 2013, September 24, 2013, and December 31, 2012 was $910,416, $2,225,851, and $2,904,028 respectively.

First Allied Holdings Inc.

Notes to Consolidated Financial Statements

7. Leases, Commitments and Contingent Liabilities  – (continued)

The Company assumed an unfavorable lease in its November 2011 acquisition and as a result, the Company recorded a liability of approximately $6,500,000, which was being amortized over the remaining life of the lease. The remaining unamortized balance of $4,433,975 was eliminated in conjunction with the pushdown accounting pursuant to the acquisition by the Parent due to the lease being renegotiated and the lease terms are no longer unfavorable.

In the normal course of business, there are various lawsuits, claims, and contingencies pending against the Company. The Company is also involved in governmental and self-regulatory agency inquiries, investigations and proceedings. In accordance with FASB ASC 450, Contingencies, the Company has established provisions for estimated losses from pending lawsuits, claims, investigations and proceedings. Although the ultimate outcome of the various matters cannot be ascertained at this point, it is the opinion of management, after consultation with counsel, that the resolution of the foregoing matters will not have a material adverse effect on the financial condition of the Company, taken as a whole, such resolution may, however, have a material effect on the results of operations or cash flows in any future period, depending on the level of income for such period.

8. Borrowings

On November 1, 2011, the Company entered into an $18 million loan facility with Fifth Third Bank, of which $12 million was a term loan (the Term Loan) and $6 million is a revolving line of credit (the Revolver); the Revolver is also available for letters of credit. The Term Loan was amended and increased by $20 million to $32 million on January 2, 2013 in order to facilitate the purchase of the Legend Group. Borrowings under the Term Loan and the Revolver bear interest, payable quarterly in arrears, at the one month LIBOR plus an interest rate margin ranging from 2% to 2.5%, depending upon the Company’s financial performance. At December 31, 2013, the interest rate was 2.42%. Borrowings under the Term Loan must be repaid in installments of $800,000 each calendar quarter beginning March 31, 2013 with the balance of $5.2 million due on January 2, 2018. The Revolver is due November 1, 2017. All obligations under these loans are collateralized by all of the Company’s assets. These loan facilities are subject to certain financial and nonfinancial covenants. At December 31, 2013, the Company was in compliance with all such covenants.

9. Stock Based Compensation

Pre-Acquisition Plan

Certain employees, officers and directors participated in the Company’s 2011 Equity Incentive Plan (the Plan). The Plan provided for the granting of up to 11,250,000 nonqualified stock options and restricted stock.

In 2012, the Company granted awards in the form of nonqualified stock options. Stock option awards to employees are generally subject to a vesting period of 5 years. The following is a summary of the information concerning outstanding options as of December 31, 2012:

December 31, 2012 (predecessor)
Outstanding at beginning of period	3,281,250
Granted	3,466,663
Outstanding at end of year	6,747,913
Options exercisable at year end	656,250

First Allied Holdings Inc.

Notes to Consolidated Financial Statements

9. Stock Based Compensation  – (continued)

The following is a summary of the information concerning outstanding and exercisable options as of December 31, 2012:

Range of Exercise Prices	Options Outstanding	Weighted Average Exercise Life	Weighted Average Exercise Price	Weighted Average Grant-date Fair value	Options Exercisable	Weighted Average Exercise Price
$0.00 – $1.00	4,498,608	9.83 years	$1.00	$0.53	437,500	$1.00
$1.01 – $2.00	2,249,305	9.83 years	$2.00	$0.35	218,750	$2.00
	6,747,913				656,250

In 2013, the Company granted awards in the form of nonqualified stock options and 580,000 shares of restricted stock under the Plan. In conjunction with the acquisition of the Company by the Parent, 50% of unvested options were deemed vested and the remaining 50% of unvested options were forfeited and all restricted stock was deemed vested. For the successor period ended September 24, 2013, the Company recorded $2,108,014 of stock based compensation which is included in compensation and benefits in the consolidated statements of operations, of which $1,579,594 was compensation related to the accelerated vesting of stock options and restricted stock. For the year ended December 31, 2012, the Company recorded $573,408 of stock based compensation.

The following is a summary of the information concerning outstanding options as of December 31, 2013:

Year Ended December 31, 2013 (successor)	Options for Shares	Weighted- average exercise price
Outstanding at beginning of period	6,747,913	$1.33
Granted	1,044,333	$1.27
Exercised	4,643,416	$1.33
Forfeited	(3,148,830)	$1.33
Outstanding at end of year	—
Options exercisable at year end	—

The following is a summary of the information concerning the options exercised and forfeited at acquisition:

Exercise Price	Options Outstanding – Beginning of Year	Options Granted	Options Exercised	Options Forfeited	Total
$1.00	4,498,608	164,000	(2,829,498)	(1,833,110)	—
$1.25	—	798,333	(399,168)	(399,165)	—
$2.00	2,249,305	82,000	(1,414,750)	(916,555)	—
	6,747,913	1,044,333	(4,643,416)	(3,148,830)	—

2013 Restricted Stock Plan

In connection with the Acquisition, the Company entered into the First Allied Holdings 2013 Restricted Unit Plan (the RSU Plan). The maximum number of Restricted Units pursuant to the RSU Plan is the amount issued in connection with the Acquisition.

Pursuant to the terms of the Acquisition, 439,356 Restricted Units were issued to employees of the Company. Pursuant to the terms of the RSU Plan, Restricted Units vest equally on each of the first three anniversaries of the Acquisition. The first tranche of Restricted Units that vest have a non-fluctuating value of $20 per Restricted Unit and can be paid in cash or shares of RCS Capital Corporation (NYSE symbol RCAP) at the Company’s option. The second and third tranches of Restricted Units shall represent the equivalent of

First Allied Holdings Inc.

Notes to Consolidated Financial Statements

9. Stock Based Compensation  – (continued)

one phantom share of RCS Capital Corporation class A common stock and can be settled in either shares of RCS Capital Corporation class A common stock or a then equivalent amount of cash, at the Company’s option.

The RSU Plan is being accounted for on the liability method with the first tranche being expensed ratably over the first vesting period. The second and third tranche will be expensed over the second and third vesting periods, respectively, and will be carried at the then fair market value of the RCS Capital Corporation class A common stock. For the successor period ended December 31, 2013, the Company recorded $776,338 of stock based compensation pursuant to the RSU Plan which is included in compensation and benefits in the consolidated statements of operations.

10. Stockholder Note Receivable

In 2011, the Company loaned certain officers of the Company a combined $670,000 for the purchase of the Company’s common stock. The loans had an interest rate of 6.00% per annum, compounded annually and require certain mandatory payments based upon a formula stipulated in the agreement and matured in 2019. During 2012, $250,000 of this amount was repurchased and retired. In February 2012, the Company loaned $600,000 to certain officers for the purchase of the Company’s common stock. At December 31, 2012, the Company had a total outstanding balance of stockholder note receivables of $1,007,257. On March 15, 2013, mandatory payments in the amounts of $51,000 were paid back to the Company by the stockholders. Pursuant to the Acquisition, the stockholders satisfied the notes.

11. Employee Benefits

All full-time employees are eligible to participate in FAHI’s 401(k) Plan. Under the plan, each eligible employee may contribute up to 80% of their pretax compensation, excluding commissions, subject Internal Revenue Code limitations. Eligible employees were eligible for matching contributions, which were generally 50% of employee contributions, limited to 3% of an employee’s compensation. The matching contributions vest immediately. For the periods ended December 31, 2013, September 24, 2013, and December 31, 2012 the matching contributions were $145,631, $515,662, and $472,562 respectively, and are included in compensation and benefits in the consolidated statements of operations.

12. Related Party Transactions

The Company receives revenue from American Realty Capital, a subsidiary of RCAP Holdings, for sponsorship fees based on a marketing support agreement. For the periods ended December 31, 2013, September 24, 2013, and December 31, 2012 revenue in the amount of $1,186,872, $2,887,113, and $826,747 respectively, in sponsorship fees from American Realty Capital were recorded by the Company and are included in Sponsorship Fees in the consolidated statements of operations.

13. Subsequent Events

On February 11, 2014, the Parent entered into a non-binding letter of intent to contribute all of its equity interests in the Company to RCS Capital Corporation (NYSE: RCAP) in exchange for approximately 11,264,930 shares of Class A Common Stock of RCS Capital Corporation. The Letter of Intent contemplates that the closing of the transaction will be subject to certain to-be-agreed-upon conditions, including the receipt of all necessary regulatory and governmental approvals.

The Company has evaluated subsequent events from the balance sheet date through the date of issuance of the consolidated financial statements, and determined that there are no other items to disclose.

LEGEND GROUP HOLDINGS, LLC
(A Wholly Owned Subsidiary of Waddell & Reed Financial, Inc.)

Financial Statements

December 31, 2012

(With Independent Auditors’ Report Thereon)

Independent Auditors’ Report

The Board of Directors
First Allied Holdings Inc.:

We have audited the accompanying consolidated financial statements of Legend Group Holdings, LLC and its subsidiaries, which comprise the consolidated balance sheet as of December 31, 2012, and the related consolidated statement of operations, comprehensive loss, changes in stockholder’s equity, and cash flows for the year then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly in all material respects, the financial position of Legend Group Holdings, LLC and its subsidiaries as of December 31, 2012, and the results of their operations and their cash flows for the year then ended in accordance with U.S. generally accepted accounting principles.

Emphasis of Matter

As of December 31, 2012, Legend Group Holdings, LLC was a wholly owned subsidiary of Waddell & Reed Financial, Inc. As discussed in note 13 to the consolidated financial statements, Legend Group Holdings, LLC was sold by Waddell & Reed Financial, Inc. to First Allied Holdings Inc., effective January 1, 2013. Our opinion is not modified with respect to this matter.

Kansas City, Missouri
February 28, 2014

LEGEND GROUP HOLDINGS, LLC
(A Wholly Owned Subsidiary of Waddell & Reed Financial, Inc.)

Balance Sheet
December 31, 2012

Assets
Assets:
Cash and cash equivalents	$4,253,460
Investments in trading securities	1,352,608
Accounts receivable	10,344,989
Prepaid expenses and other current assets	819,158
Income taxes receivable	933,398
Total current assets	17,703,613
Deferred income taxes	1,041,565
Deposits	149,870
Fixed assets, net	953,504
Other assets	—
Goodwill	16,867,982
Total assets	$36,716,534
Liabilities and Stockholder’s Equity
Liabilities:
Commissions payable	$5,927,157
Accounts payable and accrued expenses	2,990,683
Deferred income taxes	55,833
Due to parent	95,978
Other liabilities	625,614
Total current liabilities	9,695,265
Accrued pension and postretirement costs	1,618,232
Total liabilities	11,313,497
Contingencies
Stockholder’s equity:
Common stock, no par. Authorized, 1,500 shares; issued and outstanding, 100 shares	—
Additional paid-in capital	70,392,304
Accumulated deficit	(43,405,889)
Accumulated other comprehensive loss	(1,583,378)
Total stockholder’s equity	25,403,037
Total liabilities and stockholder’s equity	$36,716,534

See accompanying notes to financial statements.

LEGEND GROUP HOLDINGS, LLC
(A Wholly Owned Subsidiary of Waddell & Reed Financial, Inc.)

Statement of Operations
Year ended December 31, 2012

Revenues:
Commissions	$34,982,624
Advisory fees	38,163,626
Other fees	886,826
Total revenues	74,033,076
Expenses:
Commission expense	47,117,258
Selling expense	932,416
General and administrative	24,256,784
Total expenses	72,306,458
Operating income	1,726,618
Goodwill impairment	(42,373,348)
Investment and other income	129,190
Loss before provision for income taxes	(40,517,540)
Provision for income taxes	1,592,512
Net loss	$(42,110,052)

See accompanying notes to financial statements.

LEGEND GROUP HOLDINGS, LLC
(A Wholly Owned Subsidiary of Waddell & Reed Financial, Inc.)

Statement of Comprehensive Loss
Year ended December 31, 2012

Net loss	$(42,110,052)
Other comprehensive loss:
Pension and postretirement benefits, net of income tax of $217,803	187,451
Comprehensive loss	$(41,922,601)

See accompanying notes to financial statements.

LEGEND GROUP HOLDINGS, LLC
(A Wholly Owned Subsidiary of Waddell & Reed Financial, Inc.)

Statement of Stockholder’s Equity
Year ended December 31, 2012

	Additional paid-in capital	Accumulated deficit	Accumulated other comprehensive loss	Total stockholder’s equity
Balance at December 31, 2011	$70,271,659	4,804,163	(1,770,829)	73,304,993
Net loss	—	(42,110,052)	—	(42,110,052)
Excess tax benefits from share-based payment arrangements	120,645	—	—	120,645
Dividends paid to Parent	—	(6,100,000)	—	(6,100,000)
Pension and postretirement benefits	—	—	187,451	187,451
Balance at December 31, 2012	$70,392,304	(43,405,889)	(1,583,378)	25,403,037

See accompanying notes to financial statements.

LEGEND GROUP HOLDINGS, LLC
(A Wholly Owned Subsidiary of Waddell & Reed Financial, Inc.)

Statement of Cash Flows
Year ended December 31, 2012

Cash flows from operating activities:
Net loss	$(42,110,052)
Adjustments to reconcile net loss to net cash provided by operating activities:
Realized gain on trading securities	(129,165)
Sales of trading securities	12,000
Depreciation and amortization	423,244
Excess tax benefits from share-based payment arrangements	(120,645)
Impairment of goodwill	42,373,348
Changes in assets and liabilities:
Accounts receivable	(474,228)
Prepaid expenses and other current assets	(139,723)
Deferred income taxes	200,435
Income tax receivable	91,733
Commissions payable	415,488
Due to Parent	(450,177)
Other accrued liabilities	149,014
Other assets	11,840
Deposits	(1,938)
Accounts payable and accrued expenses	1,951,981
Accrued pension and postretirement costs	(174,438)
Net cash provided by operating activities	2,028,717
Cash flows used in investing activities:
Purchases of fixed assets	(530,207)
Net cash used in investing activities	(530,207)
Cash flows from financing activities:
Excess tax benefits from share-based payment arrangements	120,645
Dividends paid to parent	(6,100,000)
Net cash used in financing activities	(5,979,355)
Net decrease in cash and cash equivalents	(4,480,845)
Cash and cash equivalents at beginning of year	8,734,305
Cash and cash equivalents at end of year	$4,253,460
Supplemental disclosure of cash flow information:
Cash paid during the year for income taxes	$1,151,331

See accompanying notes to financial statements.

LEGEND GROUP HOLDINGS, LLC
(A Wholly Owned Subsidiary of Waddell & Reed Financial, Inc.)

Notes to Financial Statements
December 31, 2012

(1)  Summary of Significant Accounting Policies

(a)	Organization

Legend Group Holdings, LLC (the Company, The Legend Group, we, our, and us) is a wholly owned subsidiary of Waddell & Reed Financial, Inc. (the Parent). The Legend Group is an investment services provider offering investment solutions for clients located throughout the United States of America. The Legend Group provides investment solutions for retirement, education savings plans, insurance needs, income generation and professional portfolio management. The Company has three wholly owned subsidiaries: Legend Equities Corporation (LEC), Legend Advisory Corporation (LAC) and Advisory Services Corporation (Adserv). Effective January 1, 2013, the Parent closed a sale of the Company to First Allied Holdings Inc. (note 13).

LEC is a broker-dealer registered with the Securities and Exchange Commission (SEC) and a member of the Financial Industry Regulatory Authority, Inc. (FINRA). In addition, the Company is also a licensed insurance agency. LEC sells mutual funds, variable annuity products, stocks, and insurance products. LEC also enters into securities and insurance transactions in its capacity as an agent for customers. LEC’s major sources of revenue consist of commissions earned on new sales of mutual fund products and Rule 12b-1 distribution fees on existing eligible assets. Other sources of revenue include fees for marketing, meeting support, networking fees, and insurance commissions.

LAC is an investment advisor registered with the SEC. LAC provides portfolio management for investment portfolios geared toward 403(b) retirement planning. A 403(b) plan is similar to 401(k) plans offered by many not-for-profit employers. Therefore, a majority of LAC’s clients include educators and other employees of not-for-profit organizations. LAC’s revenues consist primarily of advisory services provided to mutual fund investors and clients.

Adserv is our administrative company and provides administrative services to LEC and LAC, which is Adserv’s main source of revenue.

(b)	Basis of Presentation and Consolidation

The accompanying consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (GAAP). The accompanying consolidated financial statements include the accounts of the Company and its subsidiaries, all of which are wholly owned. Intercompany transactions and balances are eliminated in consolidation.

(c)	Use of Estimates

GAAP requires the Company to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, and expenses in the financial statements and accompanying notes, and related disclosures of commitments and contingencies. Estimates are used for, but are not limited to taxes, valuation of assets, pension obligations, and contingencies. Actual results could differ from those estimates.

(d)	Cash and Cash Equivalents

Cash and cash equivalents include cash on hand and short-term investments. We consider all highly liquid investments with original or remaining maturities of 90 days or less at the date of purchase to be cash equivalents.

(e)	Investment Securities

Investment securities consist of mutual fund shares held for trading purposes and are recorded at fair value. Changes in fair value are reflected in investment and other income.

LEGEND GROUP HOLDINGS, LLC
(A Wholly Owned Subsidiary of Waddell & Reed Financial, Inc.)

Notes to Financial Statements
December 31, 2012

(1)  Summary of Significant Accounting Policies  – (continued)

(f)	Disclosures about Fair Value of Financial Instruments

The fair value of cash and cash equivalents, receivables, and payables approximates carrying value.

(g)	Revenue Recognition

Rule 12b-1 distribution fees and related expense (and the related receivables and payables) resulting from securities transactions are recorded in the period the revenue is earned and included in commission revenue on the statement of operations. Marketing, meeting support, and networking fees are also recorded in the period they are earned. Advisory revenue and related receivables are based upon assets under management, and recorded when earned.

(h)	Income Taxes

The Company files consolidated federal income tax returns with the Parent. The Company’s provision for income taxes has been made on the same basis as if the Company filed a separate federal income tax return using the maximum statutory rate applicable to the consolidated group. The Company is included in the combined state returns filed by the Parent and also files separate state income tax returns in other state jurisdictions in which the Company operates that do not allow or require the affiliated group to file on a combined basis.

Income tax expense is based on pretax financial accounting income, including adjustments made for the recognition or derecognition related to uncertain tax positions. The recognition or derecognition of income tax expense related to uncertain tax positions is determined under the guidance as prescribed by Accounting Standards Codification (ASC) Topic 740, Income Taxes Topic. Deferred tax assets and deferred tax liabilities are recognized for the future tax attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. A valuation allowance is recognized for deferred tax assets if, based on available evidence, it is more likely than not that all or some portion of the asset will not be realized. Deferred tax assets and deferred tax liabilities are measured using enacted tax rates expected to be recovered or settled. The effect of a change in tax rates on deferred tax assets and deferred tax liabilities is recognized in earnings in the period that includes the enactment date.

The Company recognizes tax benefits from equity awards in stock of the Parent granted to its employees. These tax benefits are reflected as an increase to additional paid-in capital with a corresponding increase to income taxes receivable. The excess tax benefits from share-based payments were $120,645 for 2012.

(2)  Investments in Trading Securities

Investments at December 31, 2012 are as follows:

Fair value
Trading securities:
Mutual funds	$1,278,293
Affiliated mutual funds	74,315
Total investment securities	$1,352,608

Accounting standards establish a framework for measuring fair value and a three-level hierarchy for fair value measurements based upon the transparency of inputs to the valuation of the asset. Inputs may be observable or unobservable and refer broadly to the assumptions that market participants would use in

LEGEND GROUP HOLDINGS, LLC
(A Wholly Owned Subsidiary of Waddell & Reed Financial, Inc.)

Notes to Financial Statements
December 31, 2012

(2)  Investments in Trading Securities  – (continued)

pricing the asset. An individual investment’s fair value measurement is assigned a level based upon the observability of the inputs, which are significant to the overall valuation. The three-tier hierarchy of inputs is summarized as follows:

•	Level 1 — Investments are valued using quoted prices in active markets for identical securities at the reporting date.
•	Level 2 — Investments are valued using other significant observable inputs, including quoted prices in active markets for similar securities.
•	Level 3 — Investments are valued using significant unobservable inputs, including the Company’s own assumptions in determining the fair value of investments.

The following table summarizes our investment securities as of December 31, 2012 that are recognized in our balance sheet using fair value measurements based on the differing levels of inputs.

	Level 1	Level 2	Level 3	Total
Mutual funds	$1,278,293	—	—	1,278,293
Affiliated mutual funds	74,315	—	—	74,315
Total	$1,352,608	—	—	1,352,608

(3)  Income Taxes

The provision for income taxes for the year ended December 31, 2012 consists of the following:

Current:
Federal	$1,007,510
State and local	505,212
1,512,722
Deferred	79,790
Provision for income tax	$1,592,512

The following table reconciles the statutory federal income tax rate to the Company’s effective income tax rate:

Statutory federal income tax rate	35.0%
State income tax benefits, net of federal taxes	(0.7)
Nondeductible expenses for income tax purposes	(0.2)
Nondeductible goodwill impairment	(38.0)
Effective income tax rate	(3.9)%

LEGEND GROUP HOLDINGS, LLC
(A Wholly Owned Subsidiary of Waddell & Reed Financial, Inc.)

Notes to Financial Statements
December 31, 2012

(3)  Income Taxes  – (continued)

The tax effect of temporary differences that give rise to significant portions of deferred tax liabilities and deferred tax assets at December 31, 2012 is as follows:

Deferred tax liabilities:
Prepaid expenses	$(248,573)
Benefit plans	(628,159)
Property and equipment	(273,695)
Unrealized gain on investments	(40,784)
Total gross deferred liabilities	(1,191,211)
Deferred tax assets:
Nonvested stock	632,048
Accrued expenses	227,980
Additional pension and postretirement liability	1,066,025
State net operating loss carryforwards	171,527
Other	219,546
Total gross deferred assets	2,317,126
Valuation allowance	(140,183)
Net deferred tax assets	$985,732

Adserv and LEC have net operating loss carryforwards in certain states in which these companies file on a separate company basis. As of December 31, 2012, Adserv and LEC have deferred tax assets for these carryforwards of $140,183 and $31,344, respectively. The carryforwards, if not utilized, will expire between 2013 and 2032. Management believes it is not more likely than not that Adserv will generate sufficient future taxable income in these states to realize the benefit of the net operating loss carryforwards and, accordingly, a valuation allowance in the amount of $140,183 has been recorded at December 31, 2012. A valuation allowance for LEC’s deferred tax asset related to state net operating loss carryforwards was not necessary at December 31, 2012.

As of December 31, 2012, the Company had unrecognized tax benefits, including penalties and interest, of $630,977 ($415,302 net of federal benefit) that, if recognized, would impact the Company’s effective tax rate. The unrecognized tax benefits that are not expected to be settled within the next 12 months are included in other liabilities in the accompanying balance sheet; unrecognized tax benefits that are expected to be settled within the next 12 months are included in income taxes receivable.

The Company’s accounting policy with respect to interest and penalties related to income tax uncertainties is to classify these amounts as income taxes. The total amount of penalties and interest, net of federal benefit, related to tax uncertainties recognized in the statement of operations for the year ended December 31, 2012 was $28,183. The total amount of accrued penalties and interest related to uncertain tax positions at December 31, 2012 of $66,987 ($48,699 net of federal benefit) is included in the total unrecognized tax benefits described above.

LEGEND GROUP HOLDINGS, LLC
(A Wholly Owned Subsidiary of Waddell & Reed Financial, Inc.)

Notes to Financial Statements
December 31, 2012

(3)  Income Taxes  – (continued)

The following table summarizes the Company’s reconciliation of unrecognized tax benefits, excluding penalties and interest, for the year ended December 31, 2012:

Balance at January 1, 2012	$451,739
Increases during the year:
Gross increases – prior period tax positions	13,488
Gross increases – current period tax positions	122,650
Decreases during the year:
Gross decreases – prior period tax positions	(16,419)
Decreases due to lapse of statute of limitations	(7,468)
Balance at December 31, 2012	$563,990

In the ordinary course of business, many transactions occur for which the ultimate tax outcome is uncertain. In addition, respective tax authorities periodically audit our income tax returns. These audits examine our significant tax filing positions, including the timing and amounts of deductions and the allocation of income among tax jurisdictions in which the Company operates. The 2010 through 2012 federal income tax returns are the only open tax years that remain subject to potential future audit. State income tax returns for all years after 2009, and, in certain states, income tax returns for 2009, are subject to potential future audit by tax authorities in the Company’s major state tax jurisdictions.

During 2013, the Company settled four open tax years that were undergoing examination by state jurisdictions in which the Company operates. The settlement with these jurisdictions decreased the liability for unrecognized tax benefits by $5,094 ($3,411 net of federal benefit). The Company is currently being audited in various state jurisdictions. It is estimated that the Company's liability for unrecognized tax benefits as of December 31, 2012 could decrease by up to $37,648 ($25,027 net of federal benefit) upon settlement of these audits. Such settlements are not anticipated to have a significant impact on reported income.

(4)  Goodwill

Goodwill represents the excess of purchase price over the tangible assets. Our goodwill is not deductible for tax purposes. Goodwill at December 31, 2012 is as follows:

Balance at January 1, 2012	$59,241,330
Goodwill Impairment	(42,373,348)
Balance at December 31, 2012	$16,867,982

During 2011, Legend’s annual impairment test indicated that the fair value of the entity exceeded its carrying value, which resulted in no goodwill impairment. During 2012, the Company had a triggering event, whereby the Company was more-likely-than-not to be sold by the Parent. In addition, unique circumstances developed while exploring a potential sale and the Parent decided to move forward with a sale of the Company at a price lower than the fair value utilized in the annual impairment analysis. As a result, the Company recorded a noncash impairment charge of approximately $42.4 million.

LEGEND GROUP HOLDINGS, LLC
(A Wholly Owned Subsidiary of Waddell & Reed Financial, Inc.)

Notes to Financial Statements
December 31, 2012

(5)  Pension Plan and Postretirement Benefits Other Than Pension

The Company participates in the Parent’s sponsored noncontributory retirement plan (the Plan) that covers substantially all employees. Benefits payable under the Plan are based on an employee’s years of service and compensation during the final 10 years of employment. The Parent allocates pension expense to the Company for the Plan and such costs for 2012 were $737,879.

The total projected benefit obligation of the Plan is $184,165,147, of which $5,930,255 relates to the Company. The total pension benefits liability (representing the projected benefit obligations in excess of pension plan assets) recorded on the balance sheet of the Parent at December 31, 2012 was $50,254,493 of which $1,618,232 relates to the Company.

The Company also participates in the Parent’s sponsored unfunded defined benefit postretirement medical plan (medical plan) that covers substantially all employees. The medical plan is contributory with retiree contributions adjusted annually. All contributions to the medical plan are voluntary as it is not funded and is not subject to any minimum regulatory requirements. The contributions for each year represent claims paid for medical expenses.

(6)  Employee Savings Plan

The Company participates in the Parent’s sponsored defined contribution plan that qualifies under Section 401(k) of the Internal Revenue Code to provide retirement benefits for employees following the completion of an eligibility period. As allowed under Section 401(k), the plan provides tax-deferred salary deductions for eligible employees. The Company’s matching contributions to the plan for the year ended December 31, 2012 were $294,442, which is included in the general and administrative expense in the statement of operations.

(7)  Net Capital Requirements

LEC is subject to the SEC Uniform Net Capital Rule (Rule 15c3-1), which requires the maintenance of minimum net capital and requires that the ratio of aggregate indebtedness to net capital, both as defined, shall not exceed 15.0 to 1.0. At December 31, 2012, the Company had net capital of $782,188, which was $514,129 in excess of its required net capital of $268,059. The Company’s ratio of aggregate indebtedness to net capital was 5.14 to 1 at December 31, 2012. The difference between net capital and stockholder’s equity is nonallowable assets, which are excluded from net capital. Additionally, LEC is exempt from SEC Rule 15c3-3 under the provisions of Rule 15c3-3(k)(2)(ii), as all broker/dealer transactions are cleared on a fully disclosed basis with a clearing broker or dealer.

(8)  Share-Based Compensation

The Parent allocates expenses for nonvested shares of the Parent stock to the Company that, in turn, are granted to certain key personnel of the Company under its stock incentive plans. Nonvested stock awards are valued on the date of grant, have no purchase price, and vest over four years in 33 1/3% increment on the second, third, and fourth anniversaries of the grant date. Under the Parent’s stock plans, shares of nonvested stock may be forfeited upon the termination of employment with the Company, dependent upon the circumstances of termination. Except for restrictions placed on the transferability of nonvested stock, holders of nonvested stock have full stockholders’ rights during the term of restriction, including voting rights and the rights to receive cash dividends. The Company pays the expense related to these awards. For the year ended December 31, 2012, the Company recorded share-based compensation expense totaling $1,244,324, which is included in general and administrative expense in the statement of operations.

LEGEND GROUP HOLDINGS, LLC
(A Wholly Owned Subsidiary of Waddell & Reed Financial, Inc.)

Notes to Financial Statements
December 31, 2012

(9)  Transactions with Related Parties

Costs are incurred by several entities in the Parent affiliated group that benefit the Company. These costs are allocated to the Company and other members and consist of legal, internal audit, finance and accounting, human resource, IT support, and other shared costs. The Company incurred administrative expenses allocated by the Parent of $625,105 in 2012. LEC received commission and Rule 12b-1 distribution fee revenue in the amount of $3,173,410 from the Parent and LAC received $5,188,615 of advisory fee revenue from mutual fund investors invested in the Parent funds in 2012.

The current amount due to Parent of $95,978 at December 31, 2012 includes noninterest bearing advances for current operating expenses and an intercompany tax payment associated with the intercompany tax sharing agreement with the Parent.

(10)  Rental Expense and Lease Commitments

The Company leases home office buildings and certain sales and other office space under long-term operating leases. Rent expense for the year ended December 31, 2012 was $1,110,526. Future minimum rental commitments under noncancelable operating leases for the years ending December 31 are as follows:

2013	$710,071
2014	634,653
2015	312,790
$1,657,514

New leases are expected to be executed as existing leases expire.

(11)  Concentrations

The Company has dealer agreements with several hundred broker-dealer firms. During the year ended December 31, 2012, four firms, one of which is an affiliate, were responsible for approximately 64% of LEC’s mutual fund sales and 67% of LAC’s mutual fund sales. Of LEC’s total revenue, 23% is earned from transactions with Franklin Templeton Funds, 14% is earned from transactions with Oppenheimer Funds, 14% is earned from transactions with Waddell & Reed Funds, and 13% is earned from transactions with American Funds. Of LAC’s total revenue, 23% is earned from transactions with Oppenheimer Funds, 18% is earned from transactions with Waddell & Reed Funds, 16% is earned from transaction with Franklin Templeton funds, and 10% is earned from transactions with Fidelity Funds.

A decline in the performance of these mutual funds, or the securities markets in general, could have an adverse effect on the Company’s revenues.

(12)  Contingencies

The Company is involved from time to time in various legal proceedings, regulatory investigations, and claims incident to the normal conduct of business, which may include proceedings that are specific to us and others generally applicable to business practices within the industries in which we operate. A substantial legal liability or a significant regulatory action against us could have an adverse effect on our business, financial condition, and on the results of operations in a particular year.

LEGEND GROUP HOLDINGS, LLC
(A Wholly Owned Subsidiary of Waddell & Reed Financial, Inc.)

Notes to Financial Statements
December 31, 2012

(13)  Subsequent Events

On October 29, 2012, the Parent signed a definitive agreement with First Allied Holdings Inc. to sell the Company and the sale closed effective January 1, 2013. In connection with the sale, the Parent received approximately $22.4 million and retained all obligations related to the pension and postretirement benefits and the right to receive certain tax refunds. Additionally, the agreement includes an earnout provision, not to exceed $5 million, based on asset retention through December 31, 2014.

The Company has evaluated subsequent events from the balance sheet date through February 28, 2014, the date at which the consolidated financial statements were available to be issued, and determined that there are no other items to disclose.

ANNEX A

CONTRIBUTION AGREEMENT

between

RCS CAPITAL CORPORATION

and

RCAP HOLDINGS, LLC

Dated as of April 3, 2014

Page
Schedule 2.5(c) Personal Property Leases
Schedule 2.6(a) Financial Statements
Schedule 2.7(b) Specified Indebtedness
Schedule 2.8 Absence of Certain Changes
Schedule 2.9(a) Compliance with Laws
Schedule 2.9(b) Company Permits
Schedule 2.9(e) Funds
Schedule 2.10(d) Blanket Broker-Dealer Fidelity Bond
Schedule 2.10(e) BD Subsidiaries' Policies
Schedule 2.10(h) Customer Complaints
Schedule 2.11(c) Advisor Subsidiaries' Policies
Schedule 2.11(e) Advisory Contract Consent
Schedule 2.12(a) Litigation
Schedule 2.12(b) Orders
Schedule 2.13 Taxes
Schedule 2.14(a)(i) Registered Intellectual Property
Schedule 2.14(a)(ii) Unregistered Intellectual Property
Schedule 2.14(b)(i) Company Licenses
Schedule 2.14(b)(ii) Third Party Licenses
Schedule 2.14(d) Intellectual Property Infringement
Schedule 2.14(e) Intellectual Property Indemnification
Schedule 2.14(h) Privacy and Data Security Laws
Schedule 2.15 Environmental Matters
Schedule 2.16(b) Employees; Labor Matters
Schedule 2.17(a) Employee Benefit and Compensation Plans
Schedule 2.18 Contracts
Schedule 2.19 Real Property
Schedule 2.20 Insurance
Schedule 2.21 Affiliate Transactions
Schedule 3.4(a) SEC Filings

CONTRIBUTION AGREEMENT dated as of April 3, 2014 (this “Agreement”), between RCS Capital Corporation, a Delaware corporation (“RCS Capital”), and RCAP Holdings, LLC, a Delaware limited liability company (“RCAP Holdings”). RCS Capital and RCAP Holdings are each sometimes referred to herein as a “Party” and, collectively, as the “Parties.” Certain capitalized and other terms used in this Agreement have the respective meanings ascribed to them in Exhibit A hereto.

WHEREAS, following the consummation of the transactions contemplated by the Agreement and Plan of Merger dated as of June 5, 2013 (the “Original Agreement”), among RCAP Holdings, First Allied Holdings Inc., a Delaware corporation (“First Allied”), and the others parties named therein, RCAP Holdings has been and is, as of the date hereof, the beneficial and record owner of all 46,920,050 issued and outstanding shares of common stock, $0.0001 par value, of First Allied (such issued and outstanding shares, collectively, the “Outstanding Shares”).

WHEREAS, the Parties desire to provide for the contribution by RCAP Holdings of its right, title and interest in the Outstanding Shares to RCS Capital, on the terms and subject to the conditions set forth herein (the “Contribution”).

WHEREAS, in consideration for the Contribution, RCS Capital desires to issue to RCAP Holdings, and RCAP Holdings desires to accept, 11,264,929 shares of RCS Capital’s Class A common stock, par value $0.001 per share (the “Public Common Stock”), which number of shares was determined based on a valuation of $207.5 million for First Allied divided by $18.42 per share, the VWAP (as defined herein) on January 15, 2014, the day prior to the announcement of that certain Agreement and Plan of Merger among RCS Capital, Clifford Acquisition, Inc., Cetera Financial Holdings, Inc. and the Stockholder Representative named therein.

WHEREAS, the Contribution is part of an overall plan to restructure the ownership of RCS Capital and raise additional capital that is intended to qualify as tax-free under Section 351 of the United States Internal Revenue Code of 1986, as amended.

NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE I

CONTRIBUTION OF OUTSTANDING STOCK

Section 1.1 Contribution.  At the Closing, upon the terms and subject to the conditions set forth herein, RCAP Holdings shall contribute to RCS Capital, and RCS Capital shall accept, receive and acquire from RCAP Holdings, the Outstanding Shares.

Section 1.2 Consideration.  In consideration for the contribution of the Outstanding Shares in accordance with Section 1.1, RCS Capital shall issue and deliver to RCAP Holdings, and RCS Holdings shall accept, receive and acquire, 11,264,929 validly issued, fully paid and non-assessable shares of the Public Common Stock, by providing an uncertificated book-entry for such shares. No dividends or other distributions declared or made in respect of the Public Common Stock shall be paid to RCAP Holdings until RCAP Holdings shall contribute the Outstanding Shares in accordance with this Article I.

Section 1.3 Closing.  The closing of the transactions contemplated hereby (collectively, the “Closing”) shall take place at the offices of Proskauer Rose LLP, Eleven Times Square, New York, New York 10036, commencing at 10:00 a.m. local time on the date (the “Closing Date”) that is the third full Business Day following the satisfaction or waiver of the conditions specified in Article V (other than conditions with respect to actions the respective Parties shall take at the Closing itself), or such other place or date as the Parties may mutually agree to in writing.

Section 1.4 Closing Deliverables.  At the Closing, subject to the satisfaction or waiver of each of the conditions specified in Article V:

(a) RCS Capital shall deliver or cause to be delivered to RCAP Holdings:

(i) a copy of resolutions of the board of directors of RCS Capital authorizing the execution, delivery and performance of this Agreement and each of the other Transaction Documents, certified by the Secretary of RCS Capital as being true and correct copies of the originals which have not been modified or amended and which are in effect at the Closing;

(ii) a certificate of the Secretary of RCS Capital certifying as of the Closing as to the incumbency of the officers of RCS Capital and as to the signatures of such officers who have executed documents delivered at the Closing on behalf of RCS Capital;

(iii) a certificate of an officer of RCS Capital certifying as of the Closing as to the fulfillment of the conditions set forth in Section 5.3; and

(iv) such other customary agreements, instruments, filings or documents, in form and substance reasonably satisfactory to RCAP Holdings, as may be required to give effect to this Agreement or as otherwise may be reasonably requested by RCAP Holdings.

(b) RCAP Holdings shall deliver or cause to be delivered to RCS Capital:

(i) a copy of resolutions of the board of managers of RCAP Holdings authorizing the execution, delivery and performance by RCAP Holdings of this Agreement and each of the other Transaction Documents, certified by the Secretary of RCAP Holdings as being true and correct copies of the originals which have not been modified or amended and which are in effect at the Closing;

(ii) a certificate of the Secretary of RCAP Holdings certifying as of the Closing as to the incumbency of the officers of RCAP Holdings, and as to the signatures of such officers who have executed documents delivered at the Closing on behalf of RCAP Holdings;

(iii) a certificate of an officer of RCAP Holdings certifying as of the Closing as to the fulfillment of the conditions set forth in Section 5.2;

(iv) a certificate, dated within ten days prior to the Closing, of the Secretary of State of Delaware establishing that First Allied and each of its Subsidiaries is in existence and otherwise is in good standing under the laws of the jurisdiction of its incorporation, organization or formation, as applicable;

(v) the original stock certificates representing the Outstanding Shares, duly endorsed in blank or accompanied by stock powers duly endorsed in blank, in proper form for transfer, which certificates shall be submitted to First Allied for transfer. First Allied shall have delivered to RCS Capital a certificate representing the Outstanding Shares, registered in the name of RCS Capital, duly executed by the First Allied;

(vi) the items set forth on Schedule 1.4(b)(vi); and

(vii) such other customary agreements, instruments, filings or documents, in form and substance reasonably satisfactory to RCS Capital, as may be required to give effect to this Agreement or as otherwise may be reasonably requested by RCS Capital.

Section 1.5 Assignment of Rights and Assumption of Obligations under Original Agreement.  Effective as of the Closing, (a) RCAP Holdings hereby assigns to RCS Capital all rights of RCAP Holdings under the Original Agreement and the other “Transaction Documents” (as defined therein) other than the Exchangeable Notes (as defined in the Original Agreement), and (b) RCS Capital hereby assumes all obligations of RCAP Holdings under, and agrees to be subject to all restrictions to which RCAP Holdings was and is subject to under, the Original Agreement and the other “Transaction Documents” (as defined therein) other than the Exchangeable Notes (as defined in the Original Agreement) (collectively, the “Assumption”). For the avoidance of doubt, the Exchangeable Notes issued by RCAP Holdings pursuant to the Original Agreement and any other Indebtedness of RCAP Holdings will remain the obligations of RCAP Holdings and RCS Capital will not be liable therefor.

ARTICLE II

REPRESENTATIONS AND WARRANTIES BY RCAP HOLDINGS

The RCAP Holdings Disclosure Schedules identify by Section and Subsection any exception to a representation or warranty in this Article II. Notwithstanding anything to the contrary contained herein, disclosure of any matter, fact or circumstance in any section of the RCAP Holdings Disclosure Schedules shall provide exceptions to or otherwise qualify the representations, warranties and covenants contained in the corresponding sections of this Agreement and as to other representations, warranties and covenants in other Sections of this Agreement to the extent such matter, fact or circumstance is disclosed in a way as to make its relevance to the information called for by such other section reasonably apparent. As an inducement to RCS Capital to enter into this Agreement and to consummate the transactions contemplated hereby, RCAP Holdings makes the following representations and warranties to RCS Capital solely with respect to facts, events or circumstances arising after September 25, 2013:

Section 2.1 Organization.  First Allied and each of its Subsidiaries is a corporation or other organization duly incorporated or organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization and has all corporate or organizational power and authority to own, lease, and operate its properties and to carry on its business as it is now being conducted. Except as set forth on Schedule 2.1(a), First Allied and each of its Subsidiaries is duly qualified and in good standing in all of the states in which the conduct of its Business or the ownership of its properties and assets requires it to be so qualified and where the failure to be so qualified or in good standing would, or would reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect. Complete and correct copies of the Organizational Documents, stock ledger and minute books as in effect on the date of this Agreement of First Allied and each of its Subsidiaries have made available to RCS Capital, and such documents are complete and accurate in all material respects. Schedule 2.1(b) sets forth the officers and directors of First Allied and each of its Subsidiaries as of the date of this Agreement.

Section 2.2 Authority; Binding Effect.  The execution, delivery and performance of this Agreement and the other Transaction Documents by RCAP Holdings has been duly authorized by all necessary corporate action of it and this Agreement constitutes, and the other Transaction Documents to which it is a party upon the execution and delivery thereof will constitute, its legal, valid and binding obligation enforceable against it in accordance with its terms.

Section 2.3 Conflicts; Consents.

(a) Provided that all consents, approvals, authorizations and other actions described in Section 2.3(b) have been obtained or taken, except as otherwise provided in this Article II, none of the execution and delivery of this Agreement or any of the other Transaction Documents, the consummation of the transactions contemplated hereby or thereby and the compliance by RCAP Holdings with any of the provisions of this Agreement or the other Transaction Documents (i) will violate any Applicable Law in any material respect, (ii) will result in the creation or imposition of any Lien upon any Asset of First Allied or any of its Subsidiaries, (iii) will (A) conflict with, (B) result in any material breach of any of the terms, conditions or provisions of, (C) constitute a default (whether with notice or lapse of time, or both) under, (D) result in a violation of, or (E) give any third party the right to modify, terminate, cancel or accelerate any obligation under, any of the provisions of the Organizational Documents of First Allied or its Subsidiaries or (iv) will (A) conflict in any material respect with, (B) result in any material breach of any of the terms, conditions or provisions of, (C) constitute a material default (whether with notice or lapse of time, or both) under, (D) result in a material violation of, or (E) give any third party the right to materially modify, terminate, cancel or accelerate any material obligation under, any of the provisions of any Company Contract.

(b) (i) Except as set forth in Schedule 2.3(b)(i), no permit, authorization, waiver, consent or approval of, filing or registration with, or declaration or notice to, any Governmental Entity (collectively, “Governmental Approvals”), (ii) except as set forth in Schedule 2.3(b)(ii) (collectively, “Self-Regulatory Organization Approvals”), no permit, authorization, waiver, consent or approval of, filing or registration with, or declaration or notice to, any Self-Regulatory Organization, and (iii) except as set forth in Schedule 2.3(b)(iii), no consent, authorization, approval, waiver from, or declaration or notice to, any party (other than a Governmental Entity or a Self-Regulatory Organization) to any Company Contract is, in each case, required in connection with the execution, delivery and performance by RCAP Holdings of this Agreement or any of the other Transaction Documents to which it is a party, or the consummation of the transactions contemplated by this Agreement or the other Transaction Documents.

Section 2.4 Capitalization of First Allied; Subsidiaries.

(a) First Allied’s authorized capital stock consists solely of 65,000,000 shares of common stock, $0.0001 par value (“First Allied Common Stock”), of which, as of the date of this Agreement, solely 46,920,050 shares of First Allied Common Stock are issued and outstanding (all of which are held by RCAP Holdings), and no shares of First Allied Common Stock are held by First Allied as treasury shares. There are no other shares of capital stock, other equity or equity-linked securities or debt securities of First Allied authorized, issued or outstanding. The Outstanding Shares constitute all the outstanding shares of First Allied Common Stock and are, and will on the Closing Date be, validly issued, fully paid and non-assessable.

(b) Except as set forth on Schedule 2.4(b), there are no outstanding subscriptions, options, rights, warrants or other commitments entitling any person to purchase or otherwise subscribe for or acquire any shares of capital stock of First Allied or any security exercisable or convertible into or exchangeable for shares of capital stock of First Allied, nor is there presently outstanding any security exercisable or convertible into or exchangeable for shares of capital stock of First Allied, nor has First Allied nor RCAP Holdings entered into any agreement with respect to any of the foregoing. First Allied has no obligation to repurchase, redeem or otherwise acquire any shares of its capital stock, other equity or equity linked securities or debt securities. There are no irrevocable proxies and no voting agreements to which RCAP Holdings or First Allied is a party with respect to any shares of the capital stock or other voting securities of First Allied.

(c) Schedule 2.4(c) sets forth a true and complete list of all direct or indirect Subsidiaries of First Allied and the ownership thereof. Except as set forth on Schedule 2.4(c), neither First Allied nor any of its Subsidiaries, directly or indirectly, own or have any interest in the capital stock or any other ownership interest in any Person. Schedule 2.4(c) lists the jurisdiction of organization of each Subsidiary of First Allied and sets forth the authorized and outstanding shares of capital stock of each Subsidiary of First Allied and the owner thereof. Except as set forth on Schedule 2.4(c), there are no outstanding subscriptions, options, rights, warrants or other commitments entitling any person to purchase or otherwise subscribe for or acquire any shares of capital stock of any Subsidiary of First Allied or any security exercisable or convertible into or exchangeable for shares of capital stock of any such Subsidiary, nor is there presently outstanding any security exercisable or convertible into or exchangeable for shares of capital stock of any Subsidiary of First Allied, nor has First Allied or any of its Subsidiaries entered into any agreement with respect to any of the foregoing.

(d) RCAP Holdings is the sole owner, beneficially and of record, of all the Outstanding Shares and has good and valid title to all the Outstanding Shares, free and clear of all Liens of any kind other than this Agreement. Upon delivery to RCS Capital at the Closing of certificates representing the Outstanding Shares, duly endorsed in blank, or accompanied by stock powers duly endorsed in blank, in proper form for transfer, good and valid title to the Outstanding Shares will pass to RCS Capital, free and clear of all Liens of any kind, other than those arising from acts of RCS Capital. Other than this Agreement, the equity securities of First Allied are not subject to any voting commitment or understanding restricting or otherwise relating to voting, dividend rights or the disposition of such securities or otherwise.

Section 2.5 Assets.

(a) First Allied and each of its Subsidiaries have good title (or valid, binding and enforceable (subject to applicable bankruptcy, insolvency, reorganization, moratorium, or other similar Laws affecting the enforcement of creditors’ rights generally, and the effect of general equitable principles) leasehold interest with respect to leased assets) to all material Assets used in the Business, free and clear of all Liens except for Permitted Liens. Such material Assets are in good condition and in a state of good maintenance and repair (ordinary wear and tear excepted) and are suitable for the purposes used. No such material Assets are in need of repair or replacement other than as part of routine maintenance consistent with historical practices.

(b) The Assets of First Allied and its Subsidiaries constitute all the tangible and intangible assets used in or held for use in the Business and are sufficient for RCS Capital to conduct the Business from and after the Closing Date in the same manner conducted immediately prior to the Closing Date without interruption and in the ordinary course of business.

(c) Schedule 2.5(c) sets forth all leases of personal property involving annual payments in excess of $500,000 relating to personal property used or held for use by First Allied or any of its Subsidiaries or to which First Allied or any of its Subsidiaries is a party or by which any of the assets of First Allied or its Subsidiaries are bound (“Personal Property Leases”). True, correct and complete copies of the Personal Property Leases have been made available to RCS Capital, together with all amendments thereof or supplements thereto. Each Personal Property Lease is in full force and effect and RCAP Holdings, First Allied and each of its Subsidiaries have not received or given any notice of any material default or event that with notice or lapse of time, or both, would constitute a material default by First Allied or any of its Subsidiaries under any of the Personal Property Leases and, to the Knowledge of RCAP Holdings, no other party is in material default thereof, and no party to the Personal Property Leases has exercised any termination rights with respect thereto.

Section 2.6 Financial Statements; Books and Records.

(a) Attached to Schedule 2.6(a) are copies of First Allied’s audited consolidated balance sheets and statements of income and cash flows and changes in shareholders’ equity as of and for the fiscal years ended December 31, 2012 and December 31, 2013 (the “Latest Balance Sheet”) (such audited financial statements, including the related notes and schedules thereto, the “Financial Statements”). Each of the Financial Statements is complete and correct, has been prepared in accordance with GAAP and presents fairly in all material respects the consolidated financial condition, results of operations and cash flows of First Allied and its Subsidiaries as of the dates and for the periods indicated therein.

(b) First Allied and its Subsidiaries make and keep Books and Records that accurately and fairly reflect in all material respects the transactions and dispositions of their respective assets. The Financial Statements have been derived from and prepared in accordance with such Books and Records. First Allied and its Subsidiaries maintain systems of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit the preparation of financial statements in accordance with GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the actual levels at reasonable intervals and appropriate action is taken with respect to any differences. Copies of all auditors’ reports, letters to management regarding accounting practices and systems of internal controls, and all responses to such letters from management, have been made available to RCS Capital, in each case to the extent related to First Allied and its Subsidiaries and their respective businesses, whether the same are issued to RCAP Holdings, First Allied or any of its Subsidiaries.

Section 2.7 Undisclosed Liabilities; Indebtedness.

(a) Neither First Allied nor any of its Subsidiaries has any Liability, except for (i) Liabilities for future performance under the Contracts to which First Allied or any of its Subsidiaries is a party and Permits applicable to the operation of the Business, (ii) Liabilities specifically reflected in, fully reserved against or otherwise specifically described in the Latest Balance Sheet, and (iii) Liabilities of a similar nature to those set forth on the Latest Balance Sheet which have arisen after the date of the Latest Balance Sheet in the ordinary course of business and which are not, individually or in the aggregate, material in amount.

(b) Except as set forth on Schedule 2.7(b) (such Indebtedness on Schedule 2.7(b) being referred to as the “Specified Indebtedness”), neither First Allied nor any of its Subsidiaries has any outstanding Indebtedness.

Section 2.8 Absence of Certain Changes.  Except as set forth on Schedule 2.8, from the date that is 12 months prior to the date hereof, (i) First Allied and each of its Subsidiaries have operated only in the ordinary course of business, and (ii) there has not been any occurrence, event, incident, action, failure to act or transaction with respect to First Allied or its Subsidiaries which has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 2.9 Compliance with Laws; Required Licenses and Permits.

(a) Except as set forth on Schedule 2.9(a), the operations of First Allied and its Subsidiaries are being, at all times have been and, to the Knowledge of RCAP Holdings, at all times have been, conducted in compliance in all material respects with all Applicable Laws. Except as set forth on Schedule 2.9(a), neither First Allied nor any of its Subsidiaries have received any written notice of any violation of any Applicable Laws in any material respect from any Governmental Entity or any Self-Regulatory Organization. To the Knowledge of RCAP Holdings, neither First Allied nor any of its Subsidiaries is under investigation with respect to the violation of any Applicable Laws in any material respect and there are no facts or circumstances that would reasonably be expected to form the basis for any such violation.

(b) Schedule 2.9(b) sets forth a complete list of (i) all Permits that are material to the operation of the Business (the “Company Permits”), and (ii) all securities exchanges, boards of trade, clearing organizations, trade associations and similar organizations in which First Allied or any of its Subsidiaries hold a membership or have been granted trading privileges and which memberships or trading privileges are material to the Business. Except as set forth on Schedule 2.9(b), neither First Allied nor any of its Subsidiaries is in default or violation, and no event has occurred that, with notice or the lapse of time or both, would constitute a default or violation, of any Company Permit and, to the Knowledge of RCAP Holdings, there are no facts or circumstances that would reasonably be expected to form the basis for any such default or violation. There is no Action pending or, to the Knowledge of RCAP Holdings, threatened, relating to the suspension, revocation or modification or nonrenewal of any of the Company Permits.

(c) First Allied and each of its Subsidiaries has timely filed all registrations, declarations, reports, notices, forms and other filings required to be filed by it with the SEC, NYSE, FINRA, any other Governmental Entity or Self-Regulatory Organization or any clearing agency, and all amendments of or supplements to any of the foregoing, except where any failure to so file, individually or in the aggregate, would not have a Material Adverse Effect.

(d) The employees and agents of First Allied and its Subsidiaries who are required to be licensed or registered as a representative, principal or agent with any Governmental Entity or any Self-Regulatory Organization to conduct the Business, are duly licensed or registered with each such Governmental Entity or Self-Regulatory Organization with which such licensing or registration is so required in the category or categories of registration appropriate to the function performed and such licensing or registration is in full force and effect, except to the extent that any failures to be so licensed or registered would not reasonably be expected to result in a material Liability of the Business.

(e) Except as set forth on Schedule 2.9(e), neither First Allied nor any of its Subsidiaries acts as the general partner, managing member, trustee, investment manager or investment adviser with respect to any Public Fund or any Private Fund.

Section 2.10 Broker-Dealer Matters.

(a) First Allied Securities, Inc. and Legend Equities Corporation (the “BD Subsidiaries”) are, and at all times have been, duly registered, licensed or qualified as broker-dealers under the Exchange Act and in each jurisdiction where the conduct of the Business requires such registration, licensing or qualification, and are, and at all times have been, in compliance in all material respects with all Applicable Laws requiring any such registration, licensing or qualification and are not subject to any material liability or disability by reason of the failure to be so registered, licensed or qualified.

(b) Copies of the Uniform Application for Broker-Dealer Registration on Form BD of the BD Subsidiaries on file with the SEC, reflecting all amendments thereof that are in effect as of the date of this Agreement (the “Form BD”), and all FOCUS reports, amendments and updates for the period ended December 31, 2013 filed by the BD Subsidiaries with the SEC, have been made available to RCS Capital prior to the date of this Agreement. Such forms are in material compliance with the applicable requirements of the Exchange Act.

(c) The BD Subsidiaries are members in good standing of FINRA and each other Self-Regulatory Organization with respect to which the conduct of its Business requires membership or association. Other than the BD Subsidiaries, neither First Alllied nor any of its Subsidiaries is a registered or unregistered Broker-Dealer.

(d) The BD Subsidiaries have in effect as of the date of this Agreement the blanket broker-dealer fidelity bond identified on Schedule 2.10(d).

(e) The BD Subsidiaries have adopted written supervisory control policies and procedures in compliance with FINRA (NASD) Rules 3010(b) and 3012(a), and Section 15(g) of the Exchange Act. The written supervisory control policies that have been adopted by the BD Subsidiaries are identified in Schedule 2.10(e). Complete and correct copies of each of such policies and procedures have been made available to RCS Capital in the form in effect on the date of this Agreement.

(f) Each of the BD Subsidiaries’ officers, employees and independent contractors who is required to be registered, licensed or qualified with any Governmental Entity or Self-Regulatory Organization as a registered principal or registered representative is duly and properly registered, licensed or qualified as such and such licenses are in full force and effect, or are in the process of being registered as such within the time periods required by Applicable Law, except as the failure to be so registered would not, or would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

(g) Neither First Allied nor any of its Subsidiaries nor any of their respective directors, officers, employees, registered representatives or “associated persons” (as defined in the Exchange Act) is the subject of any material disciplinary proceedings or Orders of any Governmental Entity or Self-Regulatory Organization arising under Applicable Laws which would be required to be disclosed on Form BD or Form U-4 that are not so disclosed on such Form BD or Form U-4, and no such disciplinary proceeding or Order is pending against First Allied or any of its Subsidiaries or, to the Knowledge of RCAP Holdings, threatened against First Allied or its Subsidiaries or pending or threatened against the other persons referred to above. Except as disclosed on the Form BD or Form U-4, neither First Allied nor any of its Subsidiaries nor any of their respective directors, officers, employees, registered representatives or associated persons has been permanently enjoined by any Order from engaging or continuing any conduct or practice in connection with any activity or in connection with the purchase or sale of any security. Except as disclosed on the Form BD or Form U-4, neither First Allied nor any of its Subsidiaries nor any of their respective directors, officers, employees or associated persons is ineligible to serve as a broker-dealer or an associated person of a broker dealer under Section 15(b) of the Exchange Act (including being subject to any “statutory disqualification”, as defined in Section 3(a)(39) of the Exchange Act).

(h) A list of all written customer complaints, including those reportable on Form U-4, which have been made from December 31, 2009 to the date hereof against any of the BD Subsidiaries, or any of their respective adviser representatives or registered representatives and which are set forth in Schedule 2.10(h), has been made available to RCS Capital. Except as set forth in Schedule 2.10(h), as of the date of this Agreement, no customer complaints reportable on Form U-4 are pending, or to the Knowledge of RCAP Holdings, threatened in writing.

(i) The BD Subsidiaries are in compliance with all applicable regulatory net capital requirements of the Exchange Act and applicable rules of Self-Regulatory Organizations addressing net capital requirements including, without limitation, all applicable regulatory net capital requirements (including any applicable “early warning” and “expansion-contraction” capital requirements), and no distribution of cash is required to be made by the BD Subsidiaries that will result in the BD Subsidiaries not being in compliance with such applicable regulatory net capital requirements. The BD Subsidiaries are in compliance in all material respects with all applicable regulatory requirements for the protection of customer or Client funds and securities. The BD Subsidiaries have not made any withdrawals from any reserve bank account they are required to maintain pursuant to SEC Rule 15c3-3(e), except as permitted by SEC Rule 15c3-3(g).

Section 2.11 Investment Adviser Matters.

(a) Copies of the Uniform Application for Investment Adviser Registration on Form ADV, including Parts 1 and 2, of First Allied Advisory Services, Inc., First Allied Securities, Inc., First Allied Asset Management, Inc. and Legend Advisory Corporation (each an “Adviser Subsidiary” and collectively, the “Adviser Subsidiaries”) on file with the SEC or one or more states, as applicable, and currently made available to Clients, reflecting all amendments thereof that are in effect as of the date of this Agreement (the “Form ADVs”), have been made available to RCS Capital prior to the date of this Agreement. The Form ADVs are in compliance with Applicable Law in all material respects. Other than the Adviser Subsidiaries, neither First Allied nor any of its Subsidiaries are registered or unregistered Investment Advisers.

(b) The Adviser Subsidiaries are, and at all times have been, duly registered, licensed or qualified (including through state notice filings) as investment advisers under the Investment Advisers Act or other Applicable Law in each jurisdiction where the conduct of the Business requires such registration, licensing or qualification, and are, and at all times have been, in material compliance with all Applicable Laws requiring any such registration, licensing or qualification and are not subject to any material liability or disability by reason of the failure to be so registered, licensed or qualified.

(c) The Adviser Subsidiaries have adopted written policies and procedures pursuant to Sections 204(A) and 206(4) of the Investment Advisers Act and Rules 206(4)-7 and 204A-1 thereunder that are reasonably designed to detect and prevent violations of the Investment Advisers Act and the rules adopted thereunder to the extent required by Applicable Law. The Adviser Subsidiaries have been in compliance in all material respects with such policies and procedures. Complete and correct copies of each of the policies set forth on Schedule 2.11(c) have been made available to RCS Capital in the form in effect on the date of this Agreement.

(d) Neither First Allied nor any of its Subsidiaries nor any other Person “associated” (as defined in Section 202(a)(17) of the Investment Advisers Act) with First Allied or any of its Subsidiaries has been subject to disqualification pursuant to Section 203 of the Investment Advisers Act to serve as an Investment Adviser or as an associated person of an Investment Adviser, or subject to disqualification as a solicitor pursuant to Rule 206(4)-3, unless, in each case, First Allied (or such Subsidiary, as applicable) or associated Person has received exemptive relief from the SEC with respect to any such disqualification. Neither First Allied nor any of its Subsidiaries nor any “affiliated person” (as defined under the Investment Company Act) thereof has been subject to disqualification as an Investment Adviser or subject to disqualification to serve in any other capacity contemplated by the Investment Company Act for any investment company under Sections 9(a) or 9(b) of the Investment Company Act, unless, in each case, such Person, as applicable, has received exemptive relief from the SEC with respect to any such disqualification. The facts and circumstances surrounding any such disqualification have been disclosed on the Form ADVs.

(e) Except as set forth on Schedule 2.11(e), no Advisory Contract expressly requires the written consent of any Client to satisfy the Assignment Requirements with respect to such Advisory Contracts.

Section 2.12 Litigation; Orders.

(a) Except as set forth on Schedule 2.12(a), there is no Action pending or, to the Knowledge of RCAP Holdings, threatened, involving First Allied or any of its Subsidiaries or the Business (or, to the Knowledge of RCAP Holdings, pending or threatened against any of the officers, directors or key employees of First Allied or any of its Subsidiaries with respect to their business activities on behalf of First Allied or any of its Subsidiaries), or to which First Allied or any of its Subsidiaries is otherwise a party.

(b) Except as set forth on Schedule 2.12(b), neither First Allied nor any of its Subsidiaries nor the Business is subject to any outstanding Order, and neither First Allied nor any of its Subsidiaries nor the Business is in breach or violation in any material respect of any outstanding Order.

Section 2.13 Taxes. Except as set forth on Schedule 2.13:

(a) Each member of the Company Group has duly and timely filed or caused to be duly and timely filed, or shall duly and timely file or cause to be duly and timely filed, all Tax Returns that are required to be filed by, or with respect to, the Company Group on or prior to the Closing Date, and all such Tax Returns are or will be complete and accurate in all material respects and were (or will be) prepared in compliance with applicable Tax Laws. The Company Group is not the beneficiary of any extension of time within which to file any Tax Return.

(b) All Taxes and Tax Liabilities of the Company Group and each of its members that are due and payable on or prior to the Closing Date (whether or not shown on any Tax Return) have been (or will be) duly and timely paid on or prior to the Closing Date.

(c) No member of the Company Group: (i) is currently the subject of an audit or other examination relating to the Taxes by any Governmental Entity; (ii) has received any notices (in writing or otherwise to the Knowledge of RCAP Holdings) from any Governmental Entity that such an audit or examination is contemplated or pending; (iii) has entered into any agreement or waiver extending any statute of limitations relating to the payment or collection of Taxes that has not expired; (iv) is presently contesting any Tax Liability before any court, tribunal or agency; (v) is subject to a claim or deficiency for any Taxes that has not been resolved or paid in full; (vi) is subject to a claim (in writing or otherwise to the Knowledge of RCAP Holdings) by a Governmental Entity in a jurisdiction in which it does not file Tax Returns that it is or may be required to file Tax Returns in, or is or may be subject to Tax by, that jurisdiction; (vii) has outstanding requests for any Tax ruling from any Governmental Entity, and has not ever received a Tax ruling; (viii) is the subject of a “closing agreement” within the meaning of Section 7121 of the Code (or any comparable agreement under applicable Tax Law); or (ix) has granted a “power of attorney” with respect to Taxes to any Person that has continuing effect.

(d) No member of the Company Group is a party to an agreement, contract, arrangement or plan that has resulted or could result in its making of a payment that: (i) is not deductible under, or would otherwise constitute a “parachute payment” within the meaning of, Section 280G of the Code (or any similar provision of state, local or foreign law); or (ii) is or may be subject to the imposition of an excise tax under Section 4999 of the Code.

(e) No member of the Company Group (i) has been a member of an affiliated group (within the meaning of Section 1504(a) of the Code or any similar group defined under a similar provision of state, local or foreign law) filing a consolidated federal income Tax Return (other than any group the common parent of which was First Allied), or (ii) has any liability for the Taxes of any Person (other than any member of the Company Group) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

(f) No issue has been raised by a Governmental Entity in any prior Tax Proceeding which, by application of the same or similar principles, could reasonably be expected to result in a proposed deficiency for the payment of Taxes for any subsequent period.

(g) There are no Liens for Taxes upon the Assets of any member of the Company Group other than Liens on Taxes not yet due and payable. All Taxes that the Company Group is (or was) required by applicable Tax Law to withhold or collect in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, member or other third party have been duly withheld or collected, and have been paid over to the proper authorities to the extent due and payable.

(h) The Company Group has collected all material sales, use and value added taxes required to be collected, and has remitted, or will remit on a timely basis, such amounts to the appropriate Governmental Entity and has furnished properly completed exemption certificates for all exempt transactions.

(i) No member of the Company Group is a party to, or bound by, or has any obligation to any Governmental Entity or other Person under any Tax sharing, Tax indemnity or Tax allocation agreement or similar agreement or arrangement with respect to Taxes (a “Tax Agreement”).

(j) The Company Group is not required, and has not requested, to make any adjustment under Section 481(a) of the Code (or any corresponding or similar provision of state, local or foreign law) by reason of a change in accounting method, and a Governmental Entity has not initiated or proposed any such adjustment or change in accounting method.

(k) Neither RCS Capital nor the Company Group will be required to include any item of income in, or exclude any item of deduction from, taxable income for any Post-Closing Tax Period as a result of any: (i) use of an improper method of accounting for a taxable period ending on or prior to the Closing Date; (ii) intercompany transactions or any excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or foreign Law) with respect to any member of the Company Group; (iii) installment sale or open transaction disposition made on or prior to the Closing Date by the Company Group; (iv) prepaid amount received on or prior to the Closing Date by the Company Group; or (v) any other action or activity undertaken by the Company Group on or prior to the Closing Date.

(l) First Allied is not, nor has it been, a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

(m) Each member of the Company Group has disclosed on its federal income Tax Returns all positions therein that could give rise to a substantial understatement of federal Income Tax within the meaning of Section 6662 of the Code.

(n) No member of the Company Group has engaged in, or been a party to, a “reportable transaction” described in Treasury Regulation Section 1.6011-4.

(o) No member of the Company Group has distributed stock of another Person, or has had its stock distributed by another Person, in a transaction that was purported to be or intended to be governed in whole or in part by Section 355 or Section 361 of the Code.

Section 2.14 Intellectual Property.

(a) Schedule 2.14(a)(i) sets forth a true and complete list of all the Company Intellectual Property that is registered or subject to an application for registration (including patents, copyrights, trademarks and the domain names of First Allied and its Subsidiaries) and sets forth (i) the owner, and (ii) the jurisdiction where issued, registered, or filed. First Allied or one of its Subsidiaries is the sole and exclusive owner of, or has the legal right to use pursuant to Third Party Licenses and all material Company Intellectual Property, without, to the Knowledge of RCAP Holdings, violating, misappropriating, infringing or otherwise conflicting with the Intellectual Property rights of any other Person. Each item of Company Intellectual Property which has been registered, filed, issued or applied for by or on behalf of First Allied or any of its Subsidiaries, as listed on Schedule 2.14(a)(i), (A) has not been abandoned or canceled, (B) has been maintained effective by all requisite filings, renewals and payments, and (C) remains in full force and effect and good standing as of the Closing Date. No loss or expiration of any of the owned material Company Intellectual Property is pending or, to the Knowledge of RCAP Holdings, threatened, except for such Company Intellectual Property expiring at the end of their statutory terms (as detailed on Schedule 2.14(a)(i), and not as a result of any act or omission by First Allied or any of its Subsidiaries, including any failure to pay required annual maintenance fees). Schedule 2.14(a)(ii) sets forth a complete list of all trademarks of First Allied or its Subsidiaries that are not registered or subject to an application for registration (including trade dress, logos, slogans, trade names and corporate names) owned or used by First Allied or any of its Subsidiaries.

(b) Schedule 2.14(b)(i) sets forth a true and complete list of all material Company Licenses (as hereinafter defined). Schedule 2.14(b)(ii) sets forth a true and complete list of all Third Party Licenses (as hereinafter defined). Except as set forth on Schedule 2.14(b)(i) or (ii), neither First Allied nor any of its Subsidiaries nor, to the Knowledge of RCAP Holdings, any other party, is in default in the performance, observance or fulfillment of any material obligation, agreement, covenant or condition contained in any Contract pursuant to which any third party is authorized to use any owned material Company Intellectual Property (“Company Licenses”) or pursuant to which First Allied or any of its Subsidiaries is licensed to use material Company Intellectual Property owned by a third party (“Third Party Licenses”).

(c) Copies of all items of material Company Intellectual Property, Company Licenses and Third Party Licenses, which have been reduced to writing or other tangible form, have been made available to RCS Capital prior to the Closing Date (including true and complete copies of all related licenses, filings and amendments thereof and supplements thereto).

(d) Except as set forth in Schedule 2.14(d), to the Knowledge of RCAP Holdings, the operation of the Business by First Allied and its Subsidiaries as presently conducted does not infringe or misappropriate in any material respect with any Intellectual Property right of any other Person. Except as set forth in Schedule 2.14(d), there are no, and there have been no, Actions which are pending or, to the Knowledge of RCAP Holdings, threatened in writing (i) challenging the right of First Allied or any of its Subsidiaries to use any owned Company Intellectual Property or alleging any violation, infringement, misuse or misappropriation by First Allied of Intellectual Property or indicating that the failure to take a license would result in any such claim, or (ii) challenging the ownership rights of First Allied or any of its Subsidiaries in any owned Company Intellectual Property or asserting any opposition, interference, invalidity, termination, abandonment, unenforceability or infirmity of any owned Company Intellectual Property.

(e) First Allied has not made any claim of a violation, infringement, misuse or misappropriation by any Person (including any employee, former employee or independent contractor of First Allied or any of its Subsidiaries) of its rights to, or in connection with, any owned Company Intellectual Property. Except as set forth in Schedule 2.14(e), neither First Allied nor any of its Subsidiaries has entered into any agreement to indemnify any other Person against any charge of infringement of any owned Company Intellectual Property, other than indemnification provisions contained in agreements entered into in the ordinary course of business.

(f) Each of the material Company Licenses and Third Party Licenses is a legal, valid and binding obligation of First Allied and, to the Knowledge of RCAP Holdings, the relevant other parties thereto, enforceable in accordance with the terms thereof, subject to bankruptcy laws and creditors’ rights; and the transactions contemplated by this Agreement will not materially breach any of the terms thereof or result in any material default thereunder.

(g) Neither First Allied nor any of its Subsidiaries is subject to any settlement, consent or co-existence agreement, covenant not to sue, non-assertion assurance, release or Order limiting or restricting in any manner the right of First Allied or any of its Subsidiaries to use, license, transfer or enforce any material Company Intellectual Property owned by, or licensed to, First Allied or its Subsidiaries. First Allied has taken all reasonable measures to maintain and protect the proprietary nature of the owned material Company Intellectual Property and the confidentiality of First Allied’s trade secrets.

(h) First Allied and its Subsidiaries have collected, stored, maintained, used and processed Personal Information in accordance in all material respects with all Applicable Privacy and Data Security Laws and have taken commercially reasonable steps to protect against any anticipated or actual threats or hazards to the security or integrity of Personal Information, and from the loss of Personal Information. Other than as set forth on Schedule 2.14(h), to the Knowledge of RCAP Holdings, (i) there has been no unauthorized access to or use of, or any security breach relating to or affecting any Personal Information or other confidential information maintained or processed by First Allied or its Subsidiaries, and (ii) no person who has had access to such Personal Information or other confidential information has violated any Applicable Privacy and Data Security Laws or the terms of any confidentiality agreement.

(i) First Allied and its Subsidiaries take commercially reasonable efforts to maintain and protect the integrity, security and operation of their software, networks, databases, systems and websites (and all information transmitted thereby or stored therein), and there have been no material violations of same. First Allied and its Subsidiaries have implemented commercially reasonable practices to ensure the physical and electronic protection of its information assets from unauthorized disclosure, use or modification.

Section 2.15 Environmental Matters.  Except as set forth on Schedule 2.15, (a) First Allied, its Subsidiaries, the operation of the Business, and to the Knowledge of RCAP Holdings, the Leased Real Property, comply in all material respects with all applicable Environmental Laws, (b) neither First Allied nor any of its Subsidiaries nor any of their respective predecessor(s) has received any written or oral notice, report or other information within the past five years, or which remains outstanding or unresolved, regarding any actual or alleged violation of Environmental Laws, or any actual or potential Environmental Liabilities, relating to any of them, the Business, the Leased Real Property, any formerly owned or leased real property or Assets of First Allied or any of its Subsidiaries, and (c) there are no facts, circumstances or conditions that would reasonably be expected to form the basis of any material Environmental Liability against First Allied or any of its Subsidiaries arising under Environmental Laws or relating to environmental matters.

Section 2.16 Employees; Labor Matters.

(a) With respect to the employees of First Allied and its Subsidiaries, (i) there is no collective bargaining agreement with any labor organization, (ii) to the Knowledge of RCAP Holdings, no executive (A) has expressed in writing any intention to terminate their employment, or (B) is a party to any confidentiality, non-competition, proprietary rights or other such agreement with any other Person besides First Allied or one of its Subsidiaries that would be material to the performance of such employee’s employment duties, or the ability of First Allied, any of its Subsidiaries or RCS Capital to conduct the Business, (iii) no labor organization or group of employees represents, purports to represent, has filed any representation petition or made any written or oral demand for recognition with respect to the representation of any employees, (iv) to the Knowledge of RCAP Holdings, no union organizing or decertification efforts are underway or threatened and no other question concerning representation exists, and (v) no labor strike, work stoppage, slowdown, picketing, concerted refusal to work, or other similar labor activity has occurred, and none is underway or, to the Knowledge of RCAP Holdings, threatened.

(b) Except as set forth in Schedule 2.16(b), neither First Allied nor any of its Subsidiaries has engaged in any unfair labor practices within the meaning of the National Labor Relations Act and (ii) First Allied and its Subsidiaries are in compliance in all material respects with all Applicable Laws relating to employment and employment practices, workers’ compensation, terms and conditions of employment, worker safety, wages and hours, civil rights, discrimination, immigration and collective bargaining. First Allied and its Subsidiaries are not required to have, and do not have, any affirmative action plans or programs.

(c) Neither First Allied nor any of its Subsidiaries have implemented any plant closing or layoff of employees that could implicate the Worker Adjustment and Retraining Notification Act of 1988, as amended, or any similar foreign, state or local law, regulation or ordinance, and no such action will be implemented without advance notification to RCS Capital.

Section 2.17 Employee Benefit and Compensation Plans.

(a) Schedule 2.17(a) sets forth a complete and accurate list of all “employee benefit plans” (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended “ERISA”)) and all other compensation and benefit plans, agreements, trusts, policies, arrangements or understandings (whether or not legally binding, written or unwritten, insured or self-insured or domestic or foreign), that either First Allied or any of its Subsidiaries or any entity required to be aggregated in a controlled group or affiliated service group with First Allied or any of its Subsidiaries for purposes of ERISA or the Code (including under Section 414(b), 414(c), 414(m) or 414(o) of the Code or Section 4001 of ERISA), at any relevant time (an “ERISA Affiliate”) established, sponsors, maintains, contributes to, or with respect to which any obligation to contribute has or had been undertaken by First Allied, any of its Subsidiaries or any ERISA Affiliate, or under which First Allied, any of its Subsidiaries or any ERISA Affiliate have any Liability or potential Liability to any employee, officer, director or any other service provider (whether current, former or retired) or their beneficiaries (each a “Benefit Plan”). First Allied has made available to RCS Capital accurate and complete copies of all material documents embodying and relating to each Benefit Plan.

(b) The Benefit Plans are in material compliance with all applicable requirements of ERISA, the Code and other Applicable Laws and have been maintained and administered in accordance with their terms and such Laws in all material respects. Each Benefit Plan which is intended to be qualified under Section 401(a) of the Code has received a favorable determination or opinion letter upon which it may rely as to its qualification, and nothing has occurred whether by action or failure to act that would be reasonably expected to cause the loss of such qualification. No material non-exempt “prohibited transaction,” within the meaning of Section 4975 of the Code and Section 406 of ERISA, has occurred or is reasonably expected to occur with respect to any Benefit Plan. To the Knowledge of RCAP Holdings, no proceeding has been threatened, asserted or instituted against any of the Benefit Plans (other than routine claims for benefits and appeals of such claims), any trustee or fiduciaries thereof, any ERISA Affiliate, any employee, officer, director or other service provider of First Allied or its Subsidiaries (whether current, former or retired), or any of the assets of any trust of any of the Benefit Plans. No Benefit Plan is under, and neither First Allied nor its Subsidiaries has received any written notice of, an audit or investigation by the Internal Revenue Service, Department of Labor or any other Governmental Entity, and no such completed audit, if any, has resulted in the imposition of any material Tax or penalty.

(c) Neither First Allied, nor any of its Subsidiaries, nor any of their ERISA Affiliates, nor any of their respective predecessors has ever contributed to, contributes to, has ever been required to contribute to, or otherwise participated in or participates in or in any way, directly or indirectly, has any liability with respect to any plan subject to Section 412 of the Code, Section 302 of ERISA or Title IV of ERISA, including, without limitation, any “multiemployer plan” (as such term is defined in Section 3(37) of ERISA), or any single employer pension plan (within the meaning of Section 4001(a)(15) of ERISA) which is subject to Sections 4063, 4064 or 4069 of ERISA.

(d) The consummation of the transactions contemplated hereby (alone or in combination with any other event, including a termination of employment) will not give rise to any Liability under any Benefit Plan. No Benefit Plan provides for, and neither First Allied nor any of its Subsidiaries has any obligation to provide, a tax gross up or other indemnity obligation for any Taxes imposed under Sections 409A or 4999 of the Code.

(e) First Allied and each of its Subsidiaries have complied in all material respects with the health care continuation requirements of Part 6 of Subtitle B of Title I of ERISA (“COBRA”) or any state law counterpart; and neither First Allied, none of its Subsidiaries nor any of their ERISA Affiliates has any obligations under any Benefit Plan, or otherwise, to provide post-termination health or welfare benefits of any kind to any current or former employees (or any of their dependents) of First Allied or any of its Subsidiaries, or any other person, except as specifically required under COBRA or any state law counterpart.

(f) With respect to each Benefit Plan, all required payments or accruals for all periods (or partial periods) ending prior to or as of the Closing Date shall have been timely made or properly accrued in accordance with the provisions of each of the Benefit Plans, Applicable Law and GAAP.

(g) None of First Allied, any of its Subsidiaries or any ERISA Affiliate, and to the Knowledge of RCAP Holdings, no employee, officer, director, or other service provider of the First Allied or any of its Subsidiaries, has made any promises or commitments, whether legally binding or not, to create any additional Benefit Plan, agreement or arrangement, or to modify or change in any material way any existing Benefit Plan.

(h) Neither First Allied nor any of its Subsidiaries has any unfunded liabilities pursuant to any Benefit Plan that is not intended to be qualified under Section 401(a) of the Code and is an employee pension benefit plan within the meaning of Section 3(2) of ERISA, a nonqualified deferred compensation plan or an excess benefit plan. Each Benefit Plan that is a “nonqualified deferred compensation plan” (as defined under Section 409A(d)(1) of the Code) has been operated and administered in compliance with Section 409A of the Code in all material respects.

(i) No Benefit Plan is mandated by a government other than the United States or is subject to the Laws of a jurisdiction outside of the United States.

Section 2.18 Contracts.

(a) Schedule 2.18(a) sets forth all material Contracts to which First Allied or any of its Subsidiaries is a party or by which First Allied or any of its Subsidiaries or any of their respective Assets is bound as in effect on the date of this Agreement and entered into after September 25, 2013 (collectively, and together with all selling, distribution, dealer, product or marketing Contracts or similar commission-based Contracts with third parties, all Contracts with Financial Advisors and all Advisory Contracts, the “Company Contracts”).

(b) Each Company Contract is in full force and effect and is the legal, valid and binding obligation of First Allied or such Subsidiary of First Allied that is a party thereto, and, to the Knowledge of RCAP Holdings, of the other parties thereto. Each Company Contract is (i) enforceable against First Allied or such Subsidiary of First Allied that is a party thereto, and, to the Knowledge of RCAP Holdings, of the other parties thereto in accordance with its terms except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium, or other similar Laws affecting the enforcement of creditors’ rights generally, and the effect of general equitable principles, and (ii) upon consummation of the transactions contemplated hereby, shall continue in full force and effect without penalty. Neither First Allied nor any of its Subsidiaries is in material default under any Company Contract, nor, to the Knowledge of RCAP Holdings, is any other party to any Company Contract in material breach of or default thereunder, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a material breach or default by First Allied or any of its Subsidiaries or any other party thereunder. No party to any Company Contract has exercised in writing any termination rights with respect to any Company Contract, and no such party has given written notice of any significant dispute with respect to any Company Contract. True, correct and complete copies of all Company Contracts, together with all amendments thereof or supplements thereto, have been made available to RCS Capital.

Section 2.19 Real Property.

(a) Neither First Allied nor any of its Subsidiaries owns any real property.

(b) Schedule 2.19(b) sets forth an accurate and complete list of all Leases as in effect on the date of this Agreement and entered into after September 25, 2013 pursuant to which First Allied or any of its Subsidiaries holds a leasehold or subleasehold estate in, or is granted a license, concession, or other right to use or occupy, any land, buildings, improvements, fixtures or other interest in real property (collectively, the “Company Leases”, and such real property, the “Leased Real Property”). First Allied or one of its Subsidiaries owns a valid leasehold, subleasehold interest, license or other interest in and to each parcel of Leased Real Property, together with the Improvements thereon and real property rights and appurtenances pertaining thereto, free and clear of all Liens except for Permitted Liens. Such Permitted Liens do not and will not, individually or in the aggregate, adversely affect or interfere with the value, use or operation of the Business or such Leased Real Property. An accurate and complete copy of each of the Company Leases (including all amendments, supplements, renewals, extensions, guarantees and other documents and agreements with respect thereto) and in the case of any oral Company Lease, a written summary of the terms of such Company Lease, has been made available to RCS Capital. There are no outstanding requirements from the landlord under any Company Lease requiring any material repairs or work to be done with respect to the improvements constituting a part of the related Leased Real Property or pertaining to the maintenance of such property in order to comply with such Company Lease.

(c) There are no Leases affecting or relating to any real property with respect to which First Allied or any of its Subsidiaries is the landlord, sublandlord or licensor, either pursuant to the terms of such agreement or as successor to any prior landlord, sublandlord or licensor.

Section 2.20 Insurance.  First Allied and each of its Subsidiaries have insurance policies, including, without limitation, business liability, fidelity bond and Securities Investor Protection Corporation insurance coverage, in full force and effect for such amounts as are sufficient for all requirements of Law and all Company Contracts and Company Leases. Schedule 2.20 sets forth a list of all insurance policies and all fidelity or surety bonds held by or applicable to First Allied or any of its Subsidiaries that were entered into after September 25, 2013, including in respect of each such policy, the policy name, policy number, carrier, term, type and amount of coverage and annual premium, whether the policies may be terminated upon consummation of the transactions contemplated hereby. To the Knowledge of RCAP Holdings, except as set forth on Schedule 2.20, no event relating to First Allied or any of its Subsidiaries has occurred that would reasonably be expected to result in a retroactive upward adjustment in premiums under any such insurance policies. Except as set forth on Schedule 2.20, other than insurance policies that have expired and been replaced in the ordinary course of business, no insurance policy has been canceled within the last two years and, to the Knowledge of RCAP Holdings, no threat has been made to cancel any insurance policy of First Allied or any of its Subsidiaries. Except as set forth on Schedule 2.20, all such insurance will remain in full force and effect following the consummation of the transactions contemplated hereby. To the Knowledge of RCAP Holdings, no event has occurred, including the failure by First Allied or any of its Subsidiaries to give any notice or information, or Allied or any of its Subsidiaries giving any inaccurate or erroneous notice or information, that limits or impairs the rights of First Allied or any of its Subsidiaries under any such insurance policies. Except as set forth on Schedule 2.20, neither First Allied nor any of its Subsidiaries has any self-insurance or co-insurance programs.

Section 2.21 Affiliate Transactions.  Except as set forth on Schedule 2.21, there are no arrangements or Contracts between First Allied or any of its Subsidiaries, on the one hand, and RCAP Holdings, any director of First Allied or any of its Subsidiaries or any Affiliate of any of the foregoing, on the other hand.

Section 2.22 Brokers.  No agent, broker, investment banker or firm or other person acting on behalf of RCAP Holdings, First Allied, any of its Subsidiaries, or any of their respective Affiliates or under the authority of RCAP Holdings, First Allied, any of its Subsidiaries, or any of their respective Affiliates is or will be entitled to any broker’s or finder’s fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement.

Section 2.23 Accounts and Notes Receivable and Payable.  All accounts and notes receivable reflected in the Financial Statements have arisen from bona fide transactions in the ordinary course of business. All applicable reserve for returns or doubtful accounts in respect of accounts and notes receivable reflected in the Latest Balance Sheet were recorded in accordance with GAAP.

Section 2.24 Accuracy of Representations and Warranties in the Original Agreement.  To the Knowledge of RCAP Holdings, (a) each of the representations and warranties of First Allied contained in the Original Agreement that is not qualified by materiality was true and correct in all material respects as of the Closing Date as though made on and as of the Closing Date (or on and as of the date when made in the case of any representation or warranty which specifically related to an earlier date), and (b) each of the representations and warranties of First Allied that is qualified by materiality contained in the Original Agreement was true and correct as of the Closing Date as though made on and as of the Closing Date (or on and as of the date when made in the case of any representation or warranty which specifically related to an earlier date).

ARTICLE III

REPRESENTATIONS AND WARRANTIES BY RCS CAPITAL

The RCS Disclosure Schedules identify by Section and Subsection any exception to a representation or warranty in this Article III. Notwithstanding anything to the contrary contained herein, disclosure of any matter, fact or circumstance in any section of the RCS Disclosure Schedules shall provide exceptions to or otherwise qualify the representations, warranties and covenants contained in the corresponding sections of this Agreement and as to other representations, warranties and covenants in other Sections of this Agreement to the extent such matter, fact or circumstance is disclosed in a way as to make its relevance to the information called for by such other section reasonably apparent. As an inducement to RCAP Holdings to enter into this Agreement and to consummate the transactions contemplated hereby, RCS Capital makes the following representations and warranties to RCS Capital:

Section 3.1 Organization.  RCS Capital is a corporation duly organized and validly existing under the Laws of the State of Delaware and has the corporate power and authority to enter into and perform this Agreement in accordance with its terms.

Section 3.2 Authorization of Agreement.  The execution, delivery and, subject to receipt of the Public Stockholder Approval, performance of this Agreement and the other Transaction Documents by RCS Capital has been duly authorized by all necessary corporate action of it and this Agreement constitutes, and the other Transaction Documents to which it is a party upon the execution and delivery thereof will constitute, subject to receipt of the Public Stockholder Approval, its legal, valid and binding obligation enforceable against it in accordance with its terms.

Section 3.3 Consents of Third Parties.  Assuming receipt of the Public Stockholder Approval, the execution, delivery and performance of this Agreement by RCS Capital will not (a) conflict with its organizational documents and will not conflict with or result in the breach or termination of, or constitute a default under, any lease, agreement, commitment or other instrument, or any order, judgment or decree to which it is a party or by which it is bound, or (b) constitute a violation by it of any Applicable Law. Other than the Required SEC Filing, no consent, approval or authorization of, or designation, declaration or filing with, any Governmental Entity is required on their part in connection with the execution, delivery and performance by RCS Capital of this Agreement.

Section 3.4 SEC Filings.

(a) RCS Capital has timely filed with or furnished to the SEC, and made available to RCS Capital (via EDGAR) all SEC Documents. Except as set forth in Schedule 3.4(a), none of the SEC Documents is the subject of an outstanding SEC comment letter or outstanding SEC investigation as of the date hereof.

(b) As of its filing date (and as of the date of any amendment or superseding filing), each RCS Capital SEC Document complied, and each RCS Capital SEC Document filed subsequent to the date hereof will comply, as to form in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as applicable.

(c) As of its filing date (or, if amended or superseded by a filing prior to the date hereof, on the date of such filing), each RCS Capital SEC Document did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. As of the date of this Agreement, no Subsidiary of RCS Capital is separately subject to the periodic reporting requirements of the Exchange Act.

(d) Since the IPO Date, RCS Capital has complied in all material respects with the eligibility requirements, rules and regulations of the New York Stock Exchange.

(e) RCS Capital has established and maintains a system of disclosure controls and procedures (as defined in Rule 13a-15(e) under the Securities Act) that are designed to provide reasonable assurance that material information relating to RCS Capital, required to be included in reports under the Exchange Act, is made known to the chief executive officer and chief financial officer of RCS Capital by others within those entities.

(f) Since the IPO Date, RCS Capital has established and maintained a system of internal controls over financial reporting (as defined in Rule 13a-15 under the Exchange Act) sufficient to provide reasonable assurance regarding the reliability of RCS Capital’s financial reporting and the preparation of RCS Capital’s financial statements for external purposes in accordance with GAAP. RCS Capital has disclosed, based on its most recent evaluation of internal controls prior to the date hereof, to RCS Capital’s auditors and audit committee and, to RCS Capital’s knowledge, RCS Capital’s independent registered public accounting firm has not identified or been made aware of (i) any “significant deficiencies” and “material weaknesses” (as defined by the Public Company Accounting Oversight Board) in the design or operation of RCS Capital’s internal controls and procedures which are reasonably likely to adversely affect RCS Capital’s ability to record, process, summarize and report financial information and (ii) any fraud, whether or not material, that involves RCS Capital’s management or other employees who have a significant role in internal controls. RCS Capital has made available to RCS Capital a summary of any such disclosure made by management to RCS Capital’s auditors and audit committee since the IPO Date.

(g) Neither RCS Capital nor any of RCS Capital’s Subsidiaries has, since the enactment of the Sarbanes-Oxley Act, made any prohibited loans to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of RCS Capital.

(h) RCS Capital has no material liability or obligation that could be counted as an “off-balance sheet” arrangement (as defined in Item 303 of Regulation S-K promulgated by the SEC).

Section 3.5 Financial Statements.  The audited consolidated financial statements and unaudited consolidated interim financial statements, if any, of RCS Capital included or incorporated by reference in the SEC Documents fairly present, in all material respects, the consolidated financial position of RCS Capital and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject to normal year-end audit adjustments and notes in the case of any unaudited interim financial statements). Except as required by GAAP or as disclosed in the SEC Documents, RCS Capital has not, between the last day of its most recently ended fiscal year and the date hereof, made or adopted any material change in its accounting methods, practices or policies in effect on such last day of its most recently ended fiscal year. Since its incorporation, RCS Capital has not received any written advice or written notification from its independent registered accounting firm that it has used any improper accounting practice that would have the effect of not reflecting or incorrectly reflecting in the financial statements or in the books and records of RCS Capital any properties, assets, liabilities, revenues or expenses in any material respect. RCS Capital has not had any material dispute with any of its auditors regarding accounting matters.

Section 3.6 Litigation.  As of the date of this Agreement, there is no claim, litigation, proceeding or governmental investigation pending or, to the best of RCS Capital’s knowledge, threatened, or any order, injunction or decree outstanding, against RCS Capital that would prevent the consummation of the transactions contemplated hereby.

Section 3.7 Public Common Stock.  Any shares of Public Common Stock comprising the Aggregate Consideration Amount to be delivered to RCAP Holdings at the Closing in accordance with Section 1.2 will, subject to receipt of the Public Stockholder Approval, have been duly authorized and, when delivered in accordance with the terms of this Agreement, will have been validly issued and will be fully paid and nonassessable.

Section 3.8 Brokers.  No agent, broker, investment banker or firm or other person acting on behalf of RCS Capital or any of its Affiliates or under the authority of RCS Capital or any of its Affiliates is or will be entitled to any broker’s or finder’s fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement.

Section 3.9 Vote Required.  The affirmative vote of the holders of a majority of the voting power of all of the outstanding shares of RCS Capital’s Class A common stock, par value $0.001 per share, and Class B common stock, par value $0.001 per share, voting together as a single class, to approve the issuance of Public Common Stock in connection with the transactions contemplated hereby (the “Public Stockholder Approval”) is the only vote of the holders of any class or series of shares of capital stock of RCS Capital necessary to adopt this Agreement and approve the transactions contemplated hereby.

ARTICLE IV

COVENANTS

Section 4.1 Fulfillment of Obligations.  Prior to the Closing, each Party shall take all commercially reasonable steps necessary or desirable and proceed diligently and in good faith to satisfy each of the conditions to the obligations of the other Party contained in this Agreement, and shall refrain from taking or failing to take any action that would reasonably be expected to result in the nonfulfillment of any such condition or the breach of any representation, warranty, covenant or agreement continued herein or in any of the other Transaction Documents. RCAP Holdings shall furnish such further information, execute and deliver such other documents, and do such other acts and things as RCS Capital may reasonably request from time to time from the date of this Agreement and from and after the Closing, for the purpose of carrying out the intent of this Agreement and the transactions contemplated hereby.

Section 4.2 Notices, Consents and Approvals.  Subject to the terms and conditions hereof, each Party will use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement and to cooperate with the other Party in connection with the foregoing, including using its reasonable best efforts to (a) deliver all notices and obtain all Consents required to be obtained by it to lawfully consummate the transactions contemplated by this Agreement (provided that the Parties shall not deliver any notice in respect of or seek to obtain any Consent prior to the Announcement), (b) prevent the entry, enactment or promulgation of any threatened or pending Order that would adversely affect the ability of the Parties to consummate the transactions contemplated hereby, and (c) lift or rescind any Order adversely affecting the ability of any of the Parties to consummate the transactions contemplated hereby. RCS Capital shall, through the Board of Directors of RCS Capital, recommend to its stockholders that they give the Public Stockholder Approval, and shall solicit and use its reasonable best efforts to obtain the Public Stockholder Approval.

Section 4.3 Conduct of Business.  Except as may be otherwise expressly contemplated by this Agreement or required by Applicable Law, or as RCS Capital may otherwise consent to in writing, from the date of this Agreement until the Closing, RCAP Holdings shall cause First Allied and each of its Subsidiaries to:

(a) conduct the Business only in the ordinary course of business;

(b) use their reasonable best efforts to (i) preserve the present business operations, organization (including officers and employees) and goodwill of the Business, and (ii) preserve the present relationships with Persons having business dealings with First Allied and each of its Subsidiaries;

(c) maintain (i) all the material Assets of First Allied and each of its Subsidiaries in their good condition, ordinary wear and tear excepted, and (ii) insurance upon the Assets and operations of First Allied and each of its Subsidiaries in such amounts, scope and coverage as are comparable to that in effect on the date of this Agreement;

(d) (i) maintain the books, accounts and records of the Business in the ordinary course of business and (ii) continue to collect accounts receivable and pay accounts payable of the Business utilizing normal procedures in the ordinary course of business; and

(e) continue making capital expenditures in the ordinary course of business.

Section 4.4 Financial Statements; Post-Closing Access and Information.

(a) RCAP Holdings shall deliver to RCS Capital promptly after available copies of all monthly and quarterly financial statements relating to First Allied and its Subsidiaries that may be prepared by First Allied and its Subsidiaries during the period from the date of this Agreement to the Closing Date. RCAP Holdings shall prepare financial statements relating to First Allied and its Subsidiaries not less frequently than monthly and shall deliver them to RCS Capital within 30 days following the end of each month. All financial statements delivered pursuant to this section shall be in accordance with the Books and Records of First Allied and its Subsidiaries, shall show all expenses attributable to First Allied and its Subsidiaries, shall be prepared in accordance with GAAP applied on a consistent basis, and shall fairly present the financial position and results of operations of First Allied and its Subsidiaries as at the dates and for the periods indicated. RCAP Holdings promptly shall furnish to RCS Capital any other information concerning the financial and operating condition of First Allied and its Subsidiaries that RCS Capital from time to time may reasonably request.

(b) RCAP Holdings shall cooperate with RCS Capital in a timely manner as reasonably requested by RCS Capital in connection with (a) RCS Capital’s preparation of historical financial statements and pro forma financial information relating to the Business as required by Regulation S-X under the Securities Act, and (b) the timely filing of any other necessary financial statements and pro forma financial information with the SEC under the Securities Act or the Exchange Act and for any securities offerings by RCS Capital or its Affiliates for which such financial information is reasonably necessary or advisable, in each case including (i) permitting RCS Capital to use any audited or unaudited financial statements of First Allied and its Subsidiaries available, (ii) facilitating the delivery from First Allied’s or RCS Capital’s independent public accountants, as applicable, of relevant comfort letters necessary or advisable in connection with the foregoing, (iii) facilitating the delivery from First Allied’s independent public accountants of relevant consent letters necessary in connection with the foregoing and (iv) if any requested financial statements are not available, assisting RCS Capital in the preparation of such financial statements.

(c) For a period of 6 years commencing on the Closing Date, RCS Capital shall cause First Allied to retain all books, records and other documents pertaining to the business of First Allied and its Subsidiaries in existence on the Closing Date, and shall make available to RCAP Holdings and its Representatives, at the expense of RCAP Holdings, copies of those books, records and documents that relate to the period of time prior to the Closing Date and are reasonably necessary or desirable (i) for the purpose of preparing any financial statement or Tax Return, (ii) for the purpose of preparing for or defending any tax-related examination of RCAP Holdings by any Governmental Entity or Self-Regulatory Organization or investigating, defending or preparing to defend any action brought or matter being investigated by any Governmental Entity or Self-Regulatory Organization, or (iii) in connection with any Action involving RCAP Holdings following the Closing that relates to First Allied or any of its Subsidiaries or the Business. As a condition to RCS Capital’s obligation to provide copies of such books, records and documents, RCAP Holdings and its applicable Representative shall execute and deliver a confidentiality and non-use agreement in form and substance reasonably acceptable to RCS Capital.

Section 4.5 Supplemental Information; Notification of Certain Matters.

(a) RCAP Holding shall, reasonably promptly from time to time prior to the Closing, by notice in accordance with the terms of this Agreement, supplement or amend the RCAP Holdings Disclosure Schedules, including one or more supplements or amendments regarding any matter which may constitute a breach of any representation, warranty, covenant or agreement contained herein or with respect to any matter which arises after the date of this Agreement that would be required to be disclosed with respect to any representation and warranty contained herein made as of such later date; provided, however, that no such supplement or amendment shall constitute an amendment of or supplement to the RCAP Holdings Disclosure Schedules or be deemed to have cured a breach of any of the representations, warranties, covenants or agreements of RCAP Holdings contained herein.

(b) From the date of this Agreement until the Closing, each Party shall promptly notify the other Parties of (i) any Action in connection with the transactions contemplated by this Agreement commenced or, to the knowledge of such Party, threatened against such Party, (ii) the occurrence or non-occurrence of any fact or event which would be reasonably likely to cause any condition to such Party’s obligation to consummate the transactions contemplated hereby set forth in Article V not to be satisfied, (iii) any change, event or circumstance that would reasonably be expected to have a material adverse effect on such Party or on its ability to consummate the transactions contemplated hereby in a timely manner, (iv) any written notice or other written communication received by such Party from any Person from whom the Consent of such Person is required as a condition of a Party’s obligation to consummate the transactions contemplated hereby, and (vi) any written notice or other written communication from any Governmental Entity or Self-Regulatory Organization in connection with the transactions contemplated hereby; provided, however, that no such notification shall constitute an amendment of or supplement to the RCAP Holdings Disclosure Schedules or be deemed to alter or limit the ability of any Party to rely on the conditions to such Party’s obligation to consummate the transactions contemplated hereby.

Section 4.6 Public Announcements.  Prior to the Closing, neither RCS Capital, on the one hand, nor RCAP Holdings, First Allied nor any of its Subsidiaries, on the other hand, nor any of their respective Affiliates or Representatives, shall issue any press release or make any public announcement with respect to the transactions contemplated by this Agreement, without the prior written approval of the other, except as may be required by Applicable Law, court process or any securities exchange.

Section 4.7 Certain Post-Closing Filings.  Following the Closing, RCS Capital shall cause (a) each of the Adviser Subsidiaries promptly to amend its Form ADV, and (b) each of the BD Subsidiaries to amend its Form BD and, in each case, to file such amendment with the SEC and any applicable Governmental Entity, for the purpose of disclosing, inter alia, information regarding the change in control of such Adviser Subsidiaries or BD Subsidiaries, as applicable, and any change in personnel following the Closing. RCS Capital shall make all necessary filings relating to the consummation of the transactions contemplated hereby that may be required to be made by First Allied and each of the Subsidiaries following the Closing.

Section 4.8 Expenses.  Except as expressly provided in this Agreement, each Party shall bear its own costs, fees and expenses, including attorney, investment banker, broker, accountant and other representative and consultant fees, incurred in connection with the execution and negotiation of this Agreement and the consummation of the transactions contemplated hereby.

Section 4.9 Exclusivity.

(a) RCAP Holdings shall not, nor shall it permit First Allied or any of its Subsidiaries or any of their Affiliates or Representatives to, directly or indirectly, (i) discuss, encourage, negotiate, undertake, initiate, authorize, recommend, propose or enter into, either as the proposed surviving, merged, acquiring or acquired corporation, any transaction involving a merger, consolidation, business combination, purchase or disposition directly or indirectly involving the Business or any material portion of the assets of First Allied or any of its Subsidiaries or any capital stock of First Allied or any of its Subsidiaries other than the transactions contemplated by this Agreement (an “Acquisition Transaction”), (ii) facilitate, encourage, solicit or initiate discussions, negotiations or submissions of proposals or offers in respect of an Acquisition Transaction, (iii) furnish, or cause to be furnished, to any Person any information concerning the Business in connection with an Acquisition Transaction, or (iv) otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other Person to do or seek any of the foregoing.

(b) RCAP Holdings shall notify RCS Capital orally and in writing promptly (but in no event later than two Business Days) after receipt by RCAP Holdings, First Allied, any of First Allied’s Subsidiaries, or any of their respective Affiliates or Representatives of any proposal, offer or other communication from any Person (other than RCS Capital) concerning an Acquisition Transaction or any request for non-public information in connection with an Acquisition Transaction relating to the Business or for access to the properties, books or records of First Allied or any of its Subsidiaries by any Person (other than RCS Capital). Such notice shall indicate the identity of the Person making the proposal or offer, or intending to make a proposal or offer or requesting non-public information or access to the Books and Records of First Allied or its Subsidiaries, the material terms of any such proposal or offer and copies of any written proposals or offers or amendments or supplements thereto.

(c) RCAP Holdings shall, and shall cause First Allied and its Subsidiaries and its and their respective Affiliates and Representatives to, immediately cease and cause to be terminated any existing discussions or negotiations with any Persons (other RCS Capital) conducted heretofore with respect to any Acquisition Transaction. RCAP Holdings shall not, and shall cause First Allied and its Subsidiaries not to, release any third party from the confidentiality and standstill provisions of any agreement to which RCAP Holdings, First Allied or any Subsidiary thereof is a party.

Section 4.10 Minimum Cash on Hand.  As of the Closing Date, First Allied shall have such cash balances with respect to each of First Allied’s bank accounts as are at least sufficient to satisfy any then outstanding checks from such accounts.

ARTICLE V

CONDITIONS TO THE CLOSING

Section 5.1 Mutual Conditions.  The respective obligations of each Party to consummate the transactions contemplated hereby at the Closing is subject to the satisfaction (or waiver in writing by each Party) at or prior to Closing of the following conditions precedent:

(a) No Prohibition.  No third party Action shall have been instituted, or threatened or claimed in writing, that seeks to restrain or prohibit, or to obtain an amount of damages that is reasonably likely to be material with respect to, the consummation of the transactions contemplated hereby, and no Law or Order shall be in effect, or shall have been issued, enacted, entered, promulgated or enforced by a Governmental Entity, that restrains, enjoins or otherwise prohibits the consummation of the transactions contemplated hereby.

(b) Governmental Approvals; Terminations or Expirations of Waiting Periods.  All Governmental Approvals and Self-Regulatory Organization Approvals necessary to permit RCAP Holdings to perform the transactions contemplated hereby shall have been duly obtained, made or given, shall not be subject to the satisfaction of any condition that has not been satisfied or waived and shall be in full force and effect.

(c) Public Stockholder Approval.  The Public Stockholder Approval shall have been obtained.

Section 5.2 Conditions to RCS Capital’s Obligations.  RCS Capital’s obligation to consummate the transactions contemplated hereby at the Closing is subject to the satisfaction (or waiver in writing by RCS Capital) at or prior to Closing of the following additional conditions precedent:

(a) Representations and Warranties.  Each of the representations and warranties of RCAP Holdings contained in this Agreement that is not qualified by materiality shall be true and correct in all material respects in each case on the date hereof and as of the Closing Date as though made on and as of the Closing Date (or on and as of the date when made in the case of any representation or warranty which specifically relates to an earlier date). Each of the representations and warranties of RCAP Holdings that is qualified by materiality contained in this Agreement shall be true and correct in each case on the date hereof and as of the Closing Date as though made on and as of the Closing Date (or on and as of the date when made in the case of any representation or warranty which specifically relates to an earlier date).

(b) Covenants.  RCAP Holdings shall have duly performed and complied in all material respects with its covenants and agreements required to be performed or complied with by it hereunder on or prior to the Closing.

(c) Material Adverse Effect.  No Material Adverse Effect shall have occurred since December 31, 2013.

(d) Deliveries.  RCS Capital shall have received from RCAP Holdings the documents listed in Section 1.4(b).

Section 5.3 Conditions to RCAP Holdings’ Obligations.  RCAP Holdings’ obligation to consummate the transactions contemplated hereby at the Closing is subject to the satisfaction (or waiver in writing by RCAP Holdings) at or prior to Closing of the following additional conditions precedent:

(a) Representations and Warranties.  Each of the representations and warranties of RCS Capital contained in this Agreement that is not qualified by materiality shall be true and correct in all material respects in each case on the date hereof and as of the Closing Date as though made on and as of the Closing Date as though made on and as of the Closing Date (or on and as of the date when made in the case of any representation or warranty which specifically relates to an earlier date). Each of the representations and warranties of RCS Capital that is qualified by materiality contained in this Agreement shall be true and correct in each case on the date hereof and as of the Closing Date as though made on and as of the Closing Date (or on and as of the date when made in the case of any representation or warranty which specifically relates to an earlier date).

(b) Covenants.  RCS Capital shall have duly performed and complied in all material respects with its covenants and agreements required to be performed or complied with by it hereunder on or prior to the Closing.

(c) Deliveries.  RCAP Holdings shall have received from RCS Capital the documents listed in Section 1.4(a) and receipt of the shares of Public Common Stock to be issued in accordance with Section 1.2.

ARTICLE VI

TERMINATION

Section 6.1 Events of Termination.  This Agreement may be terminated and the transactions contemplated hereby may be abandoned, at any time prior to the Closing:

(a) by mutual written consent of RCS Capital and RCAP Holdings;

(b) by RCS Capital, if (i) RCAP Holdings has breached or failed to comply with any of its representations, warranties, covenants or agreements contained in this Agreement, (ii) such breach, if capable of being cured, remains uncured for more than 15 days after RCS Capital shall have given notice to RCAP Holdings of such breach or failure to comply, and (iii) such breach or failure to comply renders one or more conditions set forth in Sections 5.1 or 5.2 not capable of being satisfied;

(c) by RCAP Holdings, if (i) RCS Capital has breached or failed to comply with any of its representations, warranties, covenants or agreements contained in this Agreement, (ii) such breach, if capable of being cured, remains uncured for more than 15 days after RCAP Holdings shall have given notice to RCS Capital of such breach or failure to comply, and (iii) such breach or failure to comply renders one or more conditions set forth in Sections 5.1 or 5.3 not capable of being satisfied;

(d) by RCS Capital, if any of the conditions set forth in Sections 5.1 or Section 5.2 shall not have been satisfied, complied with or performed (or waived in writing by RCS Capital) on or prior to December 31, 2014 (the “Termination Date”); provided, however, that if any of such conditions is not satisfied solely as a result of the breach or failure to comply by RCS Capital of its representations, warranties, covenants or agreements contained in this Agreement, then RCS Capital shall not have the right to terminate this Agreement pursuant to this Section 6.1(d);

(e) by RCAP Holdings, if any of the conditions set forth in Sections 5.1 or Section 5.3 shall not have been satisfied, complied with or performed (or waived in writing by RCAP Holdings) on or prior to the Termination Date; provided, however, that if any of such conditions is not satisfied as a result of the breach or failure to comply by RCAP Holdings of its representations, warranties, covenants or agreements contained in this Agreement, then RCAP Holdings shall not have the right to terminate this Agreement pursuant to this Section 6.1(e); or

(f) by RCS Capital or RCAP Holdings, if there shall be in effect a final nonappealable Order restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby.

Section 6.2 Effect of Termination.  Termination of this Agreement pursuant to this Article VI shall terminate all liabilities and obligations of the Parties and there shall be no liability hereunder on the part of any Party, except that this Section 6.2 and Article VIII shall survive any termination of this Agreement. Notwithstanding the foregoing, the termination of this Agreement pursuant to this Article VI shall not relieve any Party of any liability for any inaccuracy or breach of any representation or warranty or any breach of any covenant or agreement hereunder prior to such termination and any Losses in connection therewith, and any such termination shall not be deemed to be a waiver of any available remedy therefor.

ARTICLE VII

INDEMNIFICATION

Section 7.1 Indemnification by RCAP Holdings.  RCAP Holdings shall indemnify and hold harmless RCS Capital, its Affiliates and all their respective shareholders, partners, members, other equity holders, directors, officers, employees, advisers, lenders, attorneys and other agents and Representatives and the successors and assigns of the foregoing persons (collectively, the “RCS Capital Indemnified Parties”), from and against, and shall pay or reimburse the RCS Capital Indemnified Parties for, any and all Liabilities and Actions (including judgments, amounts paid in settlement, costs of investigation, defense and enforcement of any rights and exercise of any remedies hereunder or under any Transaction Document, and reasonable attorney and other professional advisor and consulting fees and expenses incurred in connection with any of the same) (collectively, “Losses”) incurred or suffered by any of them to the extent arising out of, relating to, based upon, attributable to or resulting from:

(a) any inaccuracy, alleged inaccuracy, breach or alleged breach of any representation or warranty of RCAP Holdings contained in this Agreement or any certificate delivered by RCAP Holdings pursuant to this Agreement; or

(b) the breach, alleged breach, failure to perform or alleged failure to perform by RCAP Holdings of any covenant or agreement made by RCAP Holdings in this Agreement or any certificate delivered by RCAP Holdings pursuant to this Agreement.

Section 7.2 Indemnification by RCS Capital.  RCS Capital shall indemnify and hold harmless RCAP Holdings, its Affiliates and all of their respective shareholders, partners, members, other equity holders, directors, officers, employees, advisers, attorneys and other agents and Representatives and the successors and assigns of the foregoing persons (collectively, the “RCAP Holdings Indemnified Parties”), from and against any and all Losses incurred or suffered by any of them to the extent arising out of, relating to, based upon, attributable to or resulting from:

(a) any inaccuracy, alleged inaccuracy, breach or alleged breach of any representation or warranty of RCS Capital contained in this Agreement or any certificate delivered by RCS Capital pursuant to this Agreement;

(b) any breach, alleged breach, failure to perform or alleged failure to perform by RCS Capital of any covenant or agreement made by RCS Capital RCS Capital RCS Capital RCS Capital in this Agreement or any certificate delivered by RCS Capital pursuant to this Agreement; or

(c) the Assumption, including any Third Party Claims related thereto.

Section 7.3 Indemnification Procedure.

(a) If any RCS Capital Indemnified Party or RCAP Holdings Indemnified Party seeks indemnification under this Article VII (the “Indemnified Party”), it shall give prompt written notice to RCAP Holdings or RCS Capital, as applicable (the “Indemnifying Party”) of its claim (a “Claim Notice”) for indemnity, including the commencement of any Action by any third party in respect of which indemnity may be sought. The Claim Notice shall set out in reasonable detail the item of Loss to which such Indemnified Party claims indemnification hereunder, including, if available, a reasonable estimate of the amount of the Loss related thereto. The failure by an Indemnified Party to timely give such notice shall not release, waive or otherwise affect the Indemnifying Party’s obligations hereunder

(unless such notice is given after the expiration of the survival period for such claim set forth in Section 7.5), except to the extent the Indemnifying Party can demonstrate actual prejudice as a result of such failure.

(b) If the Indemnifying Party shall object to the indemnification of an Indemnified Party in respect of any claim or claims specified in any Claim Notice (other than any Third Party Claim), then the Indemnifying Party shall, within 30 days after receipt by the Indemnifying Party of such Claim Notice, deliver to the Indemnified Party a notice to such effect, specifying in reasonable detail the basis for such objection, and the Indemnifying Party and the Indemnified Party shall, within the 45-day period beginning on the date of receipt by the Indemnified Party of such objection, attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims to which the Indemnifying Party shall have so objected. If the Indemnified Party and the Indemnifying Party shall succeed in reaching agreement on their respective rights with respect to any of such claims, the Indemnified Party and the Indemnifying Party shall promptly prepare and sign a memorandum setting forth such agreement. Should the Indemnified Party and the Indemnifying Party be unable to agree as to any particular item or items or amount or amounts within such time period, then the Indemnified Party shall be permitted to submit such dispute in accordance with the provisions as set forth in Section 9.9.

(c) Notwithstanding the foregoing, this Section 7.3 shall not apply to any claim for Tax Indemnification.

Section 7.4 Third Party Claims.

(a) If a claim by a third party is made against any Indemnified Party with respect to which the Indemnified Party intends to seek indemnification hereunder for any Loss under this Article VII (a “Third Party Claim”), then the Indemnified Party shall promptly after receiving notice thereof provide a Claim Notice to the Indemnifying Party in respect of such claim. The failure by an Indemnified Party to promptly give such notice shall not release, waive or otherwise affect the Indemnifying Party’s obligations with respect thereto (unless such notice is given after the expiration of the survival period for such claim set forth in Section 7.5) except to the extent the Indemnifying Party can demonstrate prejudice as a result of such failure. The Indemnifying Party shall have the right, but not the obligation, at its sole cost and expense, subject to the provisions of this Section 7.4, to defend against, conduct and control any Action with respect to the Third Party Claim, through counsel of its own choice reasonably satisfactory to the Indemnified Party, unless the nature of the Third Party Claim creates an ethical conflict or otherwise makes it inadvisable in the good faith determination of the Indemnified Party for the same counsel to represent the Indemnified Party and the Indemnifying Party. If the Indemnifying Party has elected to defend against, conduct and control any Third Party Claim, then it shall within ten Business Days of the Indemnified Party’s notice of such Third Party Claim (or sooner, if the nature of the Third Party Claim so requires) notify the Indemnified Party of its intent to do so and acknowledge that the claims made in the Third Party Claim are within the scope of and subject to indemnification hereunder. If the Indemnifying Party elects not to defend against, conduct and control any such Third Party Claim or fails to notify the Indemnified Party of its election as herein provided, then the Indemnified Party may defend against, conduct and control such Third Party Claim. If the Indemnifying Party shall so assume the defense of any Third Party Claim, then the Indemnifying Party shall keep the Indemnified Party reasonably apprised of the status of the Third Party Claim and shall furnish the Indemnified Party with such documents and information filed or delivered in connection with such claim, liability or expense as the Indemnified Party may reasonably request, and may compromise or settle such Third Party Claim; provided, however, that the Indemnifying Party shall give the Indemnified Party reasonable advance notice of any proposed compromise or settlement. No Indemnified Party or Indemnifying Party may compromise or settle any Third Party Claim for which it is seeking indemnification hereunder without the written consent of the Indemnifying Party or Indemnified Party, as the case may be, which consent shall not be unreasonably withheld, conditioned or delayed (it being understood and agreed that the Indemnified Party may withhold its consent if any of the terms of the compromise or settlement involves injunctive or other non-monetary relief or the admission of any culpable behavior). If the Indemnifying Party shall assume the defense of any Third Party Claim as provided herein, the Indemnifying Party shall conduct the claim diligently and permit the Indemnified Party to participate in, but not control, the defense of any such action or suit through counsel chosen by the Indemnified Party; provided further, however, that the fees and expenses of such counsel shall be borne and promptly paid by the Indemnified Party; provided further, however, that such Indemnified Party shall be entitled to participate in any such defense with separate counsel at the expense of the Indemnifying Party if in the opinion of counsel to the Indemnified Party a conflict exists between the Indemnified Party and the Indemnifying Party and the waiver of any such conflict of interest by the Indemnified Party would materially and adversely affect the Indemnified Party in the written opinion of such counsel; provided further, however, that until such time as the Indemnifying Party has delivered a notice of intent to defend a Third Party Claim to the Indemnified Party, the Indemnified Party shall undertake the defense of such claim, liability or expense and the Indemnifying Party shall promptly reimburse the Indemnified Party for the reasonable expenses of defending such Third Party Claim. The Indemnifying Party may not assume the defense of any Third Party Claim if (i) such claim involves any allegation of criminal conduct or breach of fiduciary duty, (ii) such claim is subject to a liability cap pursuant to Section 7.5(c) and, in the reasonable judgment of the Indemnified Party, the estimated amount of likely damages in connection with such claim is greater than the unused portion of the applicable liability cap, (iii) there is a reasonable probability that such claim may materially and adversely affect the Indemnified Party other than a result of money damages or other money payments, or (iv) such claim involves injunctive relief; provided, however, that if such claim includes a request for injunctive or other non-monetary relief, the Indemnifying Party may assume the defense of such claim, provided that the Indemnifying Party and the Indemnified Party shall have joint control of the defense of the portion of such claim relating to the request for injunctive or other non monetary relief. If the Indemnifying Party elects not to control or conduct the defense or prosecution of a Third Party Claim, the Indemnifying Party nevertheless shall have the right to participate in the defense or prosecution of any Third Party Claim and, at its own expense, to employ counsel of its own choosing for such purpose.

(b) The Parties shall reasonably cooperate in the defense or prosecution of any Third Party Claim, with such cooperation to include (i) the retention and the provision of the Indemnified Party’s records and information that are reasonably relevant to such Third Party Claim, and (ii) the making available of employees on a mutually convenient basis for providing additional information and explanation of any material provided hereunder.

(c) Notwithstanding the foregoing, this Section 7.4 shall not apply to any claim for Tax Indemnification.

Section 7.5 Limitations; Mechanics.

(a) No claim may be made or suit instituted seeking indemnification pursuant to Section 7.1(a) or Section 7.2(a) unless a Claim Notice is provided by the Indemnified Party to the Indemnifying Party:

(i) at any time, in the case of any breach of the representations and warranties set forth in Sections 2.1 (Organization), 2.2 (Authority; Binding Effect), 2.4 (Capitalization of First Allied; Subsidiaries), 2.7(b) (Indebtedness), 2.21 (Affiliate Transactions), 2.22 (Brokers), 3.1 (Organization), 3.2 (Authorization of Agreement), or 3.8 (Brokers) of the Agreement (collectively, the “Fundamental Representations”);

(ii) at any time prior to the 180th day after the expiration of the applicable statute of limitations (taking into account any tolling periods and other extensions), in the case of any breach or alleged breach of the Tax Representations or the representations and warranties set forth in Sections 2.15 (Environmental Matters) or 2.17 (Employee Benefit and Compensation Plans) of the Agreement; and

(iii) at any time prior to the first anniversary of the Closing Date, in the case of any breach or alleged breach of any other representation and warranty.

(iv) The period for which a representation or warranty, covenant or agreement survives the Closing is referred to herein as the “Applicable Survival Period.” In the event notice of claim for indemnification under Article VII or Article VIII is given within the Applicable Survival Period, the representation or warranty, covenant or agreement that is the subject of such indemnification claim shall survive with respect to such claim only until such claim is finally resolved.

(b) Neither RCS Capital nor RCAP Holdings, as the case may be, shall be liable for claims for indemnification pursuant to Section 7.1(a) or Section 7.2(a), as the case may be, unless and until the aggregate amount of Losses claimed by RCS Capital Indemnified Parties or the RCAP Holdings Indemnified Parties pursuant to Section 7.1(a) or Section 7.2(a), as the case may be, equals or exceeds $1,000,000 (the “Deductible”), and then the other Party shall be entitled to indemnification pursuant to Sections 7.1(a) or Section 7.2(a), as the case may be, for any amounts in excess of the Deductible. The total indemnification obligations of RCS Capital, on the one hand, or RCAP Holdings, on the other hand, for claims for indemnification pursuant to Section 7.1(a) or Section 7.2(a), as the case may be, shall not exceed $15,500,000 in the aggregate. Notwithstanding the foregoing provisions of this Section 7.5(b), the limitations set forth in this Section 7.5(b) shall not apply to Losses incurred by any Indemnified Party arising out of, relating to, based upon, attributable to or resulting from any breach of any of the Fundamental Representations or any claim for Tax Indemnification.

(c) For purposes of determining whether there has been any breach of any representation, warranty, covenant or agreement and calculating Losses hereunder, each representation, warranty, covenant and agreement contained in this Agreement shall be read without regard and without giving effect to any materiality, Material Adverse Effect, dollar threshold, knowledge qualification or other similar qualification contained in such representation, warranty or covenant or agreement.

(d) The maximum aggregate liability of RCAP Holdings for Losses in connection with or arising from any breach of any of the Fundamental Representations or any claim for Tax Indemnification shall be Aggregate Consideration Amount.

(e) Notwithstanding anything in this Agreement to the contrary, any Tax benefits realized by a RCS Capital Indemnified Party arising from the facts or circumstances giving rise to such Losses shall not be taken into account when calculating Losses incurred or suffered by such RCS Capital Indemnified Party for purposes of this Agreement.

(f) Each Party seeking indemnification hereunder shall take and shall cause their Affiliates to take all steps available to mitigate any Loss upon becoming aware of any event which could or does give rise to thereto, including incurring costs only to the minimum extent necessary to remedy the breach which gives rise to the Loss, to the extent such Loss would otherwise be indemnifiable under this Agreement.

(g) In calculating the amount of any Loss for which an Indemnifying Party may be liable hereunder, the proceeds actually received by the Indemnified Party or any of its Affiliates under any insurance policy or pursuant to any claim, recovery, settlement or payment by or against any other Person, net of any actual costs and expenses incurred in connection with securing or obtaining such proceeds, shall be deducted. If (i) an Indemnified Party recovers an amount from an insurer or other Person in respect of a Loss after the full amount of such Loss has been paid by an Indemnifying Party, and (ii) there are not other outstanding Losses owed to or claimed by such Indemnified Party, then the Indemnified Party shall promptly remit to the Indemnifying Party the excess (if any) of (x) the amount paid by the Indemnifying Party in respect of the Loss referred to in clause (i) above, plus the amount received from the third party in respect thereof, less (x) the full amount of the Loss referred to in clause (i) above. Without limiting the generality or effect of any other provision hereof, each Indemnified Party and Indemnifying Party shall cooperate in the prosecution of such claims or amounts from any other Person in connection with making a claim under this Article VII or Article VIII.

(h) Notwithstanding anything in this Agreement to the contrary, no Indemnifying Party hereunder shall be liable to any Indemnified Party for any speculative or remote damages.

Section 7.6 Exclusive Remedy.  After the Closing, indemnification pursuant to the provisions of this Article VII and Article VIII shall be the sole and exclusive remedy for the Parties for any inaccuracy or breach of any representation or warranty or any breach or failure to perform of any covenant or other agreement or provision contained in this Agreement or in any certificate delivered pursuant hereto, except for claims in connection with fraud. Nothing contained in this Agreement shall (i) limit any RCS Capital Indemnified Party’s right to seek and obtain any equitable, injunctive or similar relief to which any RCS Capital Indemnified Party may be entitled or (ii) limit any RCS Capital Indemnified Party’s remedies with respect to matters relating to any agreement other than this Agreement.

ARTICLE VIII

TAX MATTERS

Section 8.1 Tax Indemnification.

(a) From and after the Closing, RCAP Holdings shall indemnify and hold harmless the RCS Capital Indemnified Parties, from and against, and shall pay or reimburse the RCS Capital Indemnified Parties for, any and all Losses incurred or suffered by any of them to the extent arising out of, relating to, based upon, attributable to or resulting from: (i) any Taxes (or the non-payment thereof) of the Company Group for any Pre-Closing Tax Period, (ii) the breach or inaccuracy of any Tax Representations, (iii) the breach or failure by the Company Group to perform any covenant or obligation of the Company Group contained in this Article VIII, and (iv) Transfer Taxes (together, the “Tax Indemnification”).

(b) All Losses (including any Taxes) for which RCAP Holdings is liable and all amounts with respect to Taxes that RCAP Holdings is required to pay or bear pursuant to this Article VIII shall be paid to RCS Capital.

Section 8.2 Transfer Taxes.  All federal, estate, local, foreign and other stamp, transfer, documentary, sales and use, value added, registration and other such taxes and fees (including any penalties and interest) applicable to, imposed upon or arising out of the transactions contemplated by this Agreement (collectively, the “Transfer Taxes”) and any third party expenses incurred in the filing of all related and necessary Tax Returns shall be borne one-half by RCAP Holdings and one-half by RCS Capital.

ARTICLE IX

MISCELLANEOUS

Section 9.1 Entire Agreement.  This Agreement, the Schedules and Exhibits to this Agreement and the other Transaction Documents, contain the entire agreement among the Parties with respect to the transactions contemplated hereby and thereby and supersede all prior agreements or understandings among the parties with respect to the subject matter hereof and thereof. In the event of any inconsistency between the statement in the body of this Agreement and those in the Exhibits to this Agreement, the statements in the body of this Agreement will control.

Section 9.2 Descriptive Headings; Joint Drafting.  Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement. A reference to a party to this Agreement or any other agreement or document shall include such party’s successors and permitted assigns. The Parties are each represented by legal counsel and have participated jointly in the negotiation and drafting of this Agreement and the other Transaction Documents. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provisions of this Agreement.

Section 9.3 Notices.  All notices, requests, demands, approvals, consents, waivers and other communications required or permitted to be given under this Agreement (each, a “Notice”) shall be in writing and shall be (a) delivered personally, (b) mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, (c) sent by next-day or overnight mail or delivery, or (d) sent by facsimile transmission (provided, however, that the original copy thereof also is sent by one of the other means specified above in this Section 9.3 ):

If to RCAP Holdings, to:

RCAP Holdings, LLC
405 Park Avenue, 15th Floor
New York, NY 10022
Facsimile No.: (212) 421-5799
Attention: Legal Department

with a copy to (which will not constitute notice to RCAP Holdings):

Proskauer Rose LLP
Eleven Times Square
New York, NY 10036
Fax: (212) 969-2900
Attention: Peter M. Fass
          James P. Gerkis

If to RCS Capital, to:

RCS Capital Corporation
405 Park Avenue, 15th Floor
New York, NY 10022
Facsimile No.: (212) 421-5799
Attention: Legal Department

with a copy to (which will not constitute notice to RCS Capital):

Proskauer Rose LLP
Eleven Times Square
New York, NY 10036
Fax: (212) 969-2900
Attention: Peter M. Fass
         James P. Gerkis

or to such other Person or address as any party shall specify by Notice in writing to the other parties in accordance with this Section 9.3. Each Notice shall be deemed effective and given upon actual receipt or refusal of receipt.

Section 9.4 Counterparts.  This Agreement may be executed with counterpart signature pages or in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Any counterpart signature page or counterpart delivered by facsimile shall be deemed for all purposes as being an effective and valid execution and delivery of this Agreement by that party.

Section 9.5 Benefits of Agreement.  All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and permitted assigns. This Agreement is for the sole benefit of the Parties to this Agreement and not for the benefit of any third party.

Section 9.6 Amendments and Waivers.  No amendment or waiver of any provision of, or consent required by, this Agreement, nor any consent to any departure from the terms of this Agreement, shall be effective unless it is in writing and signed by the Parties. Any amendment, waiver or consent shall be effective only in the specific instance and for the purpose for which it is given and shall not extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

Section 9.7 Assignment; Parties in Interest.

(a) This Agreement and the rights and obligations under this Agreement shall not be assignable or transferable by any party to this Agreement or any other Transaction Document without the prior written consent of the other party thereto; provided, however, that RCS Capital may assign all or any of its rights under this Agreement or any other Transaction Document to any Affiliate or Subsidiary of RCS Capital; provided further, however, that no such assignment shall relieve RCS Capital of any of its obligations under this Agreement or the other Transaction Documents.

(b) Nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any rights, interests, benefits or other remedies of any nature under or by reason of this Agreement. None of the provisions of this Agreement is intended to provide any rights or remedies to any Person other than the parties and their respective successors and assigns, if any.

Section 9.8 Enforceability.  It is the desire and intent of the parties to this Agreement that the provisions of this Agreement shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated to be invalid or unenforceable, the provision shall be deemed amended to delete therefrom the portion adjudicated to be invalid or unenforceable, with the deletion to apply only with respect to the operation of the provision in the particular jurisdiction in which the adjudication is made.

Section 9.9 GOVERNING LAW; JURISDICTION; WAIVER OF JURY.  THIS AGREEMENT AND ALL CLAIMS OR CAUSES OF ACTION (WHETHER IN CONTRACT, TORT OR OTHERWISE) THAT MAY BE BASED UPON, ARISE OUT OF OR RELATE TO THIS AGREEMENT OR THE NEGOTIATION, EXECUTION OR PERFORMANCE OF THIS AGREEMENT (INCLUDING ANY CLAIM OR CAUSE OF ACTION BASED UPON, ARISING OUT OF OR RELATED TO ANY REPRESENTATION OR WARRANTY MADE IN OR IN CONNECTION WITH THIS AGREEMENT OR AS AN INDUCEMENT TO ENTER INTO THIS AGREEMENT), SHALL BE CONSTRUED, PERFORMED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICT OF LAWS TO THE EXTENT SUCH PRINCIPLES OR RULES WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION. THE DELAWARE COURT OF CHANCERY SHALL HAVE EXCLUSIVE JURISDICTION OVER ANY AND ALL DISPUTES, WHETHER IN LAW OR EQUITY, ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE PARTIES CONSENT TO AND AGREE TO SUBMIT TO THE EXCLUSIVE JURISDICTION OF SUCH COURT; PROVIDED, HOWEVER, THAT IF THE DELAWARE COURT OF CHANCERY DETERMINES THAT IT DOES NOT HAVE JURISDICTION, THE PARTIES CONSENT TO AND AGREE TO SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE STATE OR FEDERAL COURTS LOCATED WITHIN THE STATE OF DELAWARE. EACH OF THE PARTIES HEREBY WAIVES AND AGREES NOT TO ASSERT IN ANY SUCH DISPUTE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY CLAIM THAT (I) SUCH PARTY IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH COURTS, (II) SUCH PARTY AND SUCH PARTY’S PROPERTY IS IMMUNE FROM ANY LEGAL PROCESS ISSUED BY SUCH COURTS OR (III) ANY LITIGATION OR OTHER PROCEEDING COMMENCED IN SUCH COURTS IS BROUGHT IN AN INCONVENIENT FORUM. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES, AND AGREES TO CAUSE ITS SUBSIDIARIES TO WAIVE, ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 9.10 Specific Performance.  Each of the Parties acknowledges and agrees that the other parties would be damaged irreparably in the event that any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached or violated. Accordingly, notwithstanding any other provision of this Agreement, each of the Parties agrees that, without posting bond or any other undertaking, the other Party will be entitled to an injunction or injunctions to prevent breaches or violations of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof (including the obligation of the parties to close the transactions contemplated by this Agreement) in any action instituted in any court of the United States or any state thereof having jurisdiction over the parties and the matter in addition to any other remedy to which it may be entitled, at law or in equity. Each Party further agrees that, in the event of any action for specific performance in respect of such breach or violation, it will not assert the defense that a remedy at law would be an adequate remedy.

Section 9.11 Delays or Omissions.  It is agreed that no delay or omission to exercise any right, power or remedy accruing to any Party, upon any breach, default or noncompliance by any other Party under this Agreement, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. It is further agreed that any Consent of any kind or character on any Party’s part of any breach, default or noncompliance under this Agreement, or any waiver on such Party’s part of any provisions or conditions of the Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, or otherwise afforded to any Party, shall be cumulative and not alternative.

Section 9.12 Attorneys’ Fees.  If any Party hereto initiates any legal action arising out of or in connection with the Transaction Documents, the prevailing Party shall be entitled to recover from the other Party all reasonable attorneys’ fees, expert witness fees and expenses incurred by the prevailing Party in connection therewith.

Section 9.13 Independent Significance.  The Parties intend that each representation, warranty, covenant and agreement contained herein shall have independent significance. If any Party has breached any representation, warranty, covenant or agreement contained herein in any respect, the fact that there exists another representation, warranty, covenant or agreement relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, covenant or agreement.

* * * * *

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the parties hereto as of the date first written above.

RCS CAPITAL CORPORATION

By:	/s/ William M. Kahane Name: William M. Kahane Title: Chief Executive Officer

RCAP HOLDINGS, LLC

By:	/s/ Nicholas S. Schorsch Name: Nicholas S. Schorsch Title: Manager

[Signature page to Contribution Agreement]

EXHIBIT A

Definitions

For purposes of this Agreement:

(i) “Action” means any action, claim, dispute, arbitration, audit, hearing, investigation, litigation, suit or other proceeding (whether civil, criminal, arbitral, administrative, or investigative) commenced, brought, conducted, or heard by or before any Governmental Entity, any Self-Regulatory Organization or any referee, trustee, arbitrator or mediator.

(ii) “Advisory Contract” means any investment advisory, sub-advisory, investment management, trust or similar agreement with any Client to which First Allied or any of its Subsidiaries is a party as of the date of this Agreement.

(iii) “Affiliate” means, with respect to any Person, any other Person who directly or indirectly controls, is controlled by, or is under common control with, such Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlled,” “controlling,” “controlled by” and “under common control with” have meanings correlative thereto.

(iv) “Aggregate Consideration Amount” means $207,500,000.

(v) “Announcement” means the first public announcement of the transactions contemplated by this Agreement in accordance with Section 4.6.

(vi) “Applicable Law” means, with respect to any Person, any Law applicable to such Person or any of its Affiliates or any of their respective Assets, officers, directors or employees (in connection with such officer’s, director’s or employee’s activities on behalf of such Person or any of its Affiliates).

(vii) “Applicable Privacy and Data Security Laws” means (i) all privacy, security, data protection, direct marketing, consumer protection and workplace privacy laws, rules and regulations of any applicable jurisdiction (including the United States and each state of the United States), and all then-current industry standards, guidelines and practices with respect to privacy, security, data protection, direct marketing, consumer protection and workplace privacy, including the collection, processing, storage, protection and disclosure of Personal Information, and (ii) the applicable data security and privacy policies of First Allied or its Subsidiaries.

(viii) “Assets” means all properties, assets and rights of every kind, nature and description whatsoever, whether tangible or intangible, real, personal or mixed, wherever located, (including accounts receivable, equipment, improvements, intellectual property, Contracts, real estate, claims and defenses).

(ix) “Assignment Requirements” means, with respect to any Advisory Contract, the consents and approvals required under Applicable Law, including the SEC’s interpretative guidance thereof, to effect, as applicable, (i) the assignment or continuation of such Advisory Contract in connection with the transactions contemplated hereby, and/or (ii) a change of control of the advisor, sub-advisor, investment manager, trustee or similar such party in connection with the transactions contemplated hereby.

(x) “Books and Records” means all books and records pertaining to First Allied or any of its Subsidiaries, of any and every kind, including Client and customer lists, Tax Returns and supporting workpapers and schedules (including accountants’ workpapers), referral sources, research and development reports, operating guides and manuals, financing and accounting records, programs, inventory lists, correspondence, emails, word and data storage systems, compact disks, compact disk lists, account ledgers, minute books, stock ledgers, articles of incorporation, by-laws, files, reports, plans, advertising materials, promotional materials, drawings and operating records, held or maintained by or on behalf of First Allied or its Subsidiaries.

(xi) “Broker-Dealer” means a “broker” or “dealer” (as defined in Sections 3(a)(4) and 3(a)(5) of the Exchange Act).

(xii) “Business” means the business and operations conducted by First Allied and its Subsidiaries as of the date of this Agreement and as of the Closing Date.

(xiii) “Business Day” means any day other than a Saturday, Sunday or other day on which banks in New York, New York are required to be closed.

(xiv) “Change of Control Payments” means any payments that are required to be made by First Allied or any of its Subsidiaries pursuant to any Contract as a result of the execution of this Agreement or the consummation of any of the transactions contemplated hereby.

(xv) “Client” means, with respect to First Allied or any of its Subsidiaries, any Person for which First Allied or such Subsidiary (as applicable) acts as investment advisor, manager, sub-advisor, sub-manager or in another similar capacity pursuant to an Advisory Contract.

(xvi) “Code” means the United States Internal Revenue Code of 1986, as amended.

(xvii) “Company Group” means First Allied and its Subsidiaries.

(xviii) “Company Intellectual Property” means all Intellectual Property that is used or held for use in or necessary or material to the conduct of the Business.

(xix) “Consent” means any approval, consent, ratification, waiver, clearance or other authorization of, notice to or registration, qualification, designation, declaration or filing with any Person, including any authorization from a Governmental Entity or Self-Regulatory Organization.

(xx) “Contract” means any contract, indenture, note, bond, mortgage, instrument, lease, sublease, license, and any other agreement, commitment or legally binding obligation, whether written or oral, including each amendment, supplement, renewal or extension thereof or thereto.

(xxi) “Environmental Laws” means any Law relating to human health, safety, and any injury to, or the pollution or protection of, the environment.

(xxii) “Environmental Liabilities” means any claims (including for personal injury), judgments, suits, proceedings, damages (including punitive and consequential damages, property damage, and natural resources damages), obligations (including monitoring, investigatory, corrective or remedial obligations, pursuant to any Environmental Laws), losses, penalties, fines, liabilities, encumbrances, liens, violations, costs and expenses (including attorneys and consultants fees) of investigation, remediation or defense of any matter relating to human health, safety or the environment of whatever kind or nature by any Person (i) which are incurred as a result of (A) the existence or alleged existence of hazardous material in, on, over, under, at or emanating from any from any Leased Real Property, any of its past or present Subsidiaries or any of their respective predecessors-in-interest, (B) the actual or alleged offsite transportation, treatment, storage or disposal of hazardous materials generated by First Allied, any past or present Subsidiary or any of their respective predecessors-in-interest, or (C) the violation or alleged violation of any Environmental Law, or (ii) which arise under Environmental Laws.

(xxiii) “Exchange Act” means the United States Securities Exchange Act of 1934, and the rules and regulations promulgated thereunder, as amended.

(xxiv) “Financial Advisor” means (i) Investment Advisers or persons who are supervised persons of, or persons associated with, an Investment Adviser (in each case as defined in the Investment Advisers Act); and (ii) Broker-Dealers (or associated persons thereof, as defined in the Exchange Act).

(xxv) “FINRA” means the Financial Industry Regulatory Authority.

(xxvi) “GAAP” means, at a given time, United States generally accepted accounting principles, consistently applied.

(xxvii) “Governmental Entity” means any foreign or U.S. federal, state, county, city or local legislative, administrative or regulatory authority, agency, court, body, or other governmental entity. For the avoidance of doubt, the SEC is a Governmental Entity.

(i) “Income Tax” means any federal, state, local or foreign Tax based on, measured by or with respect to income, net worth or capital, including any interest, penalty or addition thereto.

(xxviii) “Indebtedness” means, with respect to any Person, any of the following liabilities of such Person, whether secured (with or without limited recourse) or unsecured: (i) indebtedness of such Person for borrowed money, (ii) indebtedness evidenced by notes, debentures, bonds or other similar instruments, the payment for which such Person is responsible or liable, (iii) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person, all purchase money obligations of such Person, all obligations of such Person under any title retention agreement and all obligations of such Person or any other Person secured by any Lien (other than Permitted Liens) on any property or asset of such Person (but excluding trade accounts payable and other accrued current liabilities arising in the ordinary course of business), (iv) all obligations of such Person under Leases required to be capitalized in accordance with GAAP and under synthetic or similar leases, (v) all obligations of such Person for the reimbursement of any obligor on any letter of credit, surety bond, banker’s acceptance or similar credit transaction, (vi) all obligations of such Person under interest rate, currency swap, other derivative or hedging transactions (valued at the termination value thereof), (vii) all obligations of such Person in respect of off-balance sheet agreements or transactions that are in the nature of, or in substitution for, financings, (viii) all unfunded pension obligations and other employee-related obligations similar to pension obligations and Change of Control Payments, (ix) the liquidation value, accrued and unpaid dividends and other monetary obligations in respect of any redeemable preferred stock of such Person, (x) all obligations of the type referred to in clauses (i) through (ix) of any other Person, the payment for which such Person is responsible or liable, directly or indirectly, as obligor, guarantor, surety or otherwise, including guarantees of such obligations, and including liability by way of agreement to purchase products or securities, to provide funds for payment, to maintain working capital or other balance sheet conditions or otherwise to assure a creditor against loss, and (xi) all principal, accreted value, accrued and unpaid interest, prepayment and redemption premiums or penalties (if any), unpaid fees or expenses and other monetary obligations in respect of the obligations of the type referred to in clauses (i) through (x); provided, however, that Indebtedness of First Allied or any of its wholly owned Subsidiaries shall not include any of the foregoing or any intercompany payables, in each case to the extent owing to or in favor of First Allied or any of its wholly owned Subsidiaries.

(xxix) “Intellectual Property” means, anywhere in the world, all of the following: (i) patents, patent applications, utility models, foreign priority rights and invention registrations, together with continuations, continuations-in-part, extensions, provisionals, divisions, reissues, patent disclosures, inventions (whether or not patentable) and improvements thereto; (ii) registered and unregistered trademarks, service marks, logos, trade dress, trade names as well as all applications for registration; (iii) copyrights and design rights, whether registered or unregistered, and pending applications to register the same; (iv) Internet domain names and registrations thereof; (v) computer program instruction code, whether in human-readable source code form, machine-readable binary form, firmware, scripts, interpretive text, proprietary computer software (including source code), along with any technical, user or other documentation related thereto, and including any related data files or data objects, and all media on which any of the foregoing is recorded; (vi) mask works and registrations and applications for registration thereof; (vii) trade secrets, confidential or non-public technical or business information, know-how, methods, processes, formulae, data, customer or Client lists, business plans, specifications, plans, designs, drawings, operating manuals and guides; (viii) moral and economic rights of authors and inventors (however denominated), database rights; (ix) all rights to obtain renewals, reissues, reexaminations, continuations, continuations-in-part, divisions or other extensions of legal protections pertaining thereto; (x) all actions and rights to sue at law or in equity for past, present or future infringement or other impairment of any of the foregoing, including the right to receive all proceeds and damages therefrom; and (xi) any other intellectual property right recognized by Law in any jurisdiction.

(xxx) “Investment Adviser” means an “investment adviser” (as defined in Section 202(a)(11) of the Investment Advisers Act).

(xxxi) “Investment Advisers Act” means the United States Investment Advisers Act of 1940, as amended.

(xxxii) “Investment Company Act” means the United States Investment Company Act of 1940, as amended.

(xxxiii) “IPO Date” means June 10, 2013.

(xxxiv) “Knowledge” of a particular fact or matter by an individual means such individual is (i) actually aware of that fact or matter or (ii) deemed to be aware of that fact or matter where a prudent individual would reasonably be expected to be or become aware of that fact or matter based on such individual’s duties, responsibilities or activities to be performed in the course of his day-to-day activities.

(xxxv) “Knowledge of RCAP Holdings” means the Knowledge of Adam Antoniades, Joel Marks, Gregg Glaser, Nicholas S. Schorsch, William M. Kahane, Michael Weil, and James Tanaka.

(xxxvi) “Law” means any domestic or foreign, federal, provincial, state or local statute, law (including the common law), ordinance, rule, regulation, directive, Order, writ, injunction, judgment, administrative or judicial decision or interpretation, treaty, decree or other requirement of any Governmental Entity or any Self-Regulatory Organization.

(xxxvii) “Lease” means any lease, sublease, license agreement, concession agreement, occupancy agreement or other right of occupancy, written or oral, including all amendments thereof and supplements thereto.

(xxxviii) “Legend Purchase Agreement” means the Common Interest Purchase Agreement, dated as of October 29, 2012, between Waddell & Reed Financial, Inc. and First Allied.

(xxxix) “Liability” means any direct or indirect debt, indebtedness, obligation, liability, claim, suit, judgment, demand, loss, damage, deficiency, cost, expense, fee, fine, penalty, responsibility or obligation (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether secured or unsecured, whether choate or inchoate, whether fixed or unfixed, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due and regardless of when asserted), including liability for Taxes.

(xl) “Lien” means any security interest, lien (statutory or otherwise), pledge, levy, charge (including Tax charges), escrow, encumbrance, right of recovery, option, restriction, right of first refusal, conditional sale contract, title retention contract, easement, title defect, exception to title, encroachment, right of way, mortgage, hypothecation, Order or other encumbrance of any kind or security agreement or other similar agreement, arrangement, contract, commitment, understanding or obligation, whether written or oral.

(xli) “Material Adverse Effect” means any fact, event, circumstance or change that is or would reasonably be expected to be, individually or in the aggregate, materially adverse to (i) the condition (financial or otherwise), Business, Assets (taken as a whole), Liabilities (taken as a whole) or results of operations of First Allied and its Subsidiaries, taken as a whole; or (ii) the ability of RCAP Holdings to perform any of its obligations hereunder; provided, however, in determining whether a “Material Adverse Effect” has occurred or would reasonably be likely to occur pursuant to clause (i) of this definition there shall be excluded any effects to the extent arising out of or relating to (A) general economic, political or capital or financial market conditions or general effects on the industry in which First Allied and the Subsidiaries operate (including as a result of an outbreak, escalation or worsening of hostilities or the declaration of a state of emergency or war, or the occurrence of any other calamity or crisis (including any act of terrorism) or any change in financial, political or economic conditions in the United States), (B) any amendment or proposed amendment after the date of this Agreement of any Law or GAAP or any change after the date of this Agreement in the manner in which any Law or GAAP is or may be enforced or interpreted, or (C) the announcement of this Agreement or of the transactions contemplated hereby; provided further, however, that clauses (A) and (B) shall not include, and thus the determination of “Material Adverse Effect” shall not exclude, such changes or effects to the extent that such changes or effects have a disproportionately negative effect on First Allied and its Subsidiaries, taken as a whole, as compared to other Persons in industry in which First Allied and its Subsidiaries operate.

(xlii) “NASD” means the National Association of Securities Dealers.

(xliii) “NYSE” means the New York Stock Exchange.

(xliv) “Order” means any decree, injunction, ruling, judgment, assessment, award, consent or other order of or entered by any Governmental Entity or any Self-Regulatory Organization.

(xlv) “Organizational Documents” means with respect to any particular entity, (i) if a corporation, the articles or certificate of incorporation and the by-laws, (ii) if a limited liability company, the articles or certificate of organization and limited liability company or operating agreement, (iii) if a partnership, the partnership agreement and any certificate of partnership, and (iv) if another type of Person, any other charter or similar document adopted or filed in connection with the creation, formation or organization of the person, (v) all equity holders’ agreements, voting agreements, voting trusts, joint venture agreements or other agreements or documents relating to the organization, management or operation of any Person or related to the duties, rights and obligations of the equity holders of any Person, and (vi) any amendment of or supplement to any of the foregoing.

(xlvi) “Person” or “person” means an individual, a partnership, a corporation, a joint venture, an association, a limited liability company, a joint stock company, a trust, a joint venture, an unincorporated organization or a Governmental Entity or Self-Regulatory Organization.

(xlvii) “Personal Information” means personally identifiable information of First Allied or its Subsidiaries, their employees, other personnel, agents, officers, directors, contractors, customers, potential and prospective customers, suppliers, and/or other persons, which information may include without limitation name, address, other contact information, financial account information, health or medical information, insurance information, social security number, tax ID number, driver’s license, mother’s maiden name, date of birth, password, PIN number, employee ID number, payroll records, salary information or other human resources records and information, personal identification number or code, other account information and/or account activity information, other information or data that can be used for identity theft (including that which is not personally identifiable) and other sensitive information regarding such Persons.

(xlviii) “Permits” means all filings, franchises, permits, approvals, certificates, licenses, authorizations and similar rights with or issued by a Governmental Entity or a Self-Regulatory Organization and held or used in connection with First Allied or its Subsidiaries, or required under any Law for the continued operation of the Business.

(xlix) “Permitted Liens” means (i) Liens that secure the obligations of First Allied and/or its Subsidiaries under the Specified Indebtedness, (ii) statutory liens for current real estate Taxes, special assessments or other governmental charges not yet due and payable, (iii) statutory Liens of landlords and mechanics’, materialmen’s, carriers’, workers’, repairers’ and similar statutory liens arising or incurred in the ordinary course of business that are not yet due and payable, (iv) zoning, entitlement, building and other land use regulations imposed by Governmental Entities having jurisdiction over any Leased Real Property which are not violated by the current use and operation of such Leased Real Property and do not adversely affect in any material respect the value or cost of operation of such Leased Real Property, (v) encumbrances of record (excluding any Lien that secures Indebtedness or that can be discharged by the payment of a liquidated amount prior to, at, or after the Closing Date) affecting title to but not adversely affecting in any material respect the value or cost of operation of, or the current occupancy or use of, any Leased Real Property, and (vi) clearing and settlement Liens on securities and other investment properties incurred in the ordinary course of clearing and settlement transactions in such securities and other investment properties and holding of legal title or other interests in securities or other investment properties by custodians or depositories in the ordinary course of business and which do not, in the aggregate, materially impair the ability of the members of First Allied and its Subsidiaries to conduct the Business.

(l) “Principal Market” means the principal securities exchange or securities market on which the Public Common Stock is then traded.

(li) “Private Fund” means a vehicle for collective investment (in whatever form of organization, including the form of a corporation, company, limited liability company, partnership, association, trust or other entity, and including each separate portfolio or series of any of the foregoing) that is not registered or required to be registered with the SEC as an investment company under the Investment Company Act.

(ii) “Post-Closing Tax Period” means any Tax Period or portion thereof beginning after the Closing Date, including the portion of any Straddle Period beginning the day after the Closing Date.

(iii) “Pre-Closing Straddle Period” means the portion of any Straddle Period ending on the Closing Date.

(iv) “Pre-Closing Tax Period” means any Tax Period or portion thereof ending on or before the Closing Date, including the portion of any Straddle Period ending on the Closing Date.

(lii) “Public Fund” means each vehicle for collective investment (in whatever form of organization, including the form of a corporation, company, limited liability company, partnership, association, trust or other entity, and including each separate portfolio or series of any of the foregoing) the interests in which are publicly offered and that is registered or required to be registered with the SEC as an investment company under the Investment Company Act, but only during the period with respect to which Firs Allied or any of its Subsidiaries acted or acts as the general partner, managing member, trustee, investment manager, investment adviser or in a similar capacity.

(liii) “RCAP Holdings Disclosure Schedules” means, collectively, the Schedules to applicable Sections in Article II.

(liv) “RCS Capital Disclosure Schedules” means, collectively, the Schedules to applicable Sections in Article III.

(lv) “Representative” means, with respect to any Person, its directors, officers, employees, attorneys, accountants, agents, consultants or other representatives.

(lvi) “Required SEC Filing” means (i) the proxy statement on Schedule 14A required to be filed pursuant to Regulation 14A of the Exchange Act to the extent that RCS Capital solicits proxies in connection with the Public Stockholder Approval or (ii) the information statement on Schedule 14C required to be filed pursuant to Regulation 14C of the Exchange Act to the extent that RCS Capital does not solicit proxies in connection with the Public Stockholder Approval.

(lvii) “SEC” means the United States Securities and Exchange Commission (including the staff thereof).

(lviii) “SEC Documents” means all reports, schedules, forms, statements, prospectuses, registration statements and other documents required to be filed with or furnished to the SEC by RCS Capital since the IPO Date under the Securities Act or the Exchange Act (together with any exhibits and schedules thereto or incorporated by reference therein and other information incorporated therein).

(lix) “Securities Act” means the Securities Act of 1933, and the rules and regulations promulgated thereunder, as amended.

(lx) “Self-Regulatory Organization” means FINRA or any other exchange, association, commission, board or agency that is charged with the supervision or regulation of brokers, dealers, securities underwriting or trading, stock exchanges, commodities exchanges, insurance companies or agents, investment companies, or investment advisers or to the jurisdiction of which First Allied or any of its Subsidiaries or their respective businesses is otherwise subject.

(v) “Straddle Period” means any Tax Period beginning before the Closing Date and ending after the Closing Date.

(lxi) “Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation or a limited liability company (with voting securities), a majority of the total voting power of securities entitled (without regard to the occurrence of any contingency) to vote in the election of directors or managers thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company (without voting securities), partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to (A) have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses, or (B) control a limited liability company, partnership, association or other business entity if such Person or Persons shall be or possess a majority of the voting power of any general partner or board of managers of such limited liability company, partnership, association or other business entity.

(lxii) “Tax” and, with correlative meaning, “Taxes” means with respect to any Person (i) all federal, state, local, county, foreign and other taxes, assessments or other government charges, including any income, alternative or add-on minimum tax, estimated gross income, gross receipts, sales, use, ad valorem, value added, transfer, capital, stock, franchise, profits, license, registration, recording, documentary, intangibles, conveyancing, gains, withholding, payroll, employment, social security (or similar), unemployment, disability, excise, severance, stamp, occupation, premium, property (real and personal), environmental or windfall profit tax, custom duty or other tax, governmental fee or other like assessment, charge, or tax of any kind whatsoever, together with any interest, penalty, addition to tax or additional amount imposed by any Governmental Entity responsible for the imposition of any such tax (domestic or foreign) whether such Tax is disputed or not, (ii) liability for the payment of any amounts of the type described in clause (i) above relating to any other Person as a result of being party to any agreement, including an agreement to indemnify such other Person, being a successor or transferee of such other Person, or being a member of the same affiliated, consolidated, combined, unitary or other group with such other Person, or (iii) liability for the payment of any amounts of the type described in clause (i) arising as a result of being (or ceasing to be) a member of any affiliated group as defined in Section 1504 of the Code, or any analogous combined, consolidated or unitary group defined under state, local or foreign income Tax Law (or being included (or required to be included) in any Tax Return relating thereto).

(lxiii) “Tax Law” means any Law relating to Taxes.

(vi) “Tax Period” or “Taxable Period” means any period prescribed by any Governmental Entity for which a Tax Return is required to be filed or a Tax is required to be paid.

(lxiv) “Tax Proceeding” means the examination of Tax Returns or any audit, administrative or judicial proceeding in respect of Taxes.

(lxv) “Tax Representations” means any of the representations and warranties contained in Section 2.13.

(lxvi) “Tax Return” means any report, return, declaration, claim for refund or other information or statement or schedule supplied or required to be supplied by First Allied or any of its Subsidiaries, relating to Taxes, including any schedules or attachments thereto and any amendments thereof.

(lxvii) “Transaction Documents” means this Agreement and all other agreements, instruments and certificates to which any of RCS Capital, RCAP Holdings, First Allied or any of its Subsidiaries is a party which is contemplated to be delivered at or prior to the Closing.

(lxviii) “VWAP” means, as of any date of determination, the volume-weighted average price of the Public Common Stock, calculated by dividing the aggregate value of the Public Common Stock traded on the Principal Market during regular hours (price per share multiplied by number of shares traded) by the total volume (number of shares) of the Public Common Stock traded on the Principal Market for such date.

Additional Defined Terms:

Each of the following terms is defined in the Section set forth opposite such term:

Acquisition Transaction	Section 4.9(a)
Adviser Subsidiaries	Section 2.11(a)
Agreement	Preamble
Applicable Survival Period	Section 7.5(a)(iv)
Assumption	Section 1.5
BD Subsidiaries	Section 2.10(a)
Benefit Plans	Section 2.17(a)
Claim Notice	Section 7.3(a)
Closing	Section 1.3
Closing Date	Section 1.3
COBRA	Section 2.17(h)
Company Contracts	Section 2.18(a)
Company Leases	Section 2.19(b)
Company Licenses	Section 2.14(b)
Company Permits	Section 2.9(b)
Contribution	Recitals
ERISA	Section 2.17(a)
ERISA Affiliate	Section 2.17(a)
Financial Statements	Section 2.6(a)
First Allied	Recitals
First Allied Common Stock	Section 2.4(a)
Form ADVs	Section 2.11(a)
Form BD	Section 2.10(b)
Fundamental Representation	Section 7.5(a)(i)
Government Approvals	Section 2.3(b)(i)
Indemnified Party	Section 7.3(a)
Indemnifying Party	Section 7.3(a)
Initial Negative Consent Notice	Section 4.2(c)
Latest Balance Sheet	Section 2.6(a)
Leased Real Property	Section 2.19(b)
Losses	Section 7.1
Notice	Section 9.3
Original Agreement	Recitals
Outstanding Shares	Recitals
Parties	Preamble
Party	Preamble
Personal Property Leases	Section 2.5(c)
Public Common Stock	Recitals
Public Stockholder Approval RCAP Holdings Indemnified Parties	Section 3.9 Section 7.2
RCAP Holdings	Preamble
RCS Capital	Preamble
RCS Capital Indemnified Parties	Section 7.1
Self-Regulatory Organization Approvals	Section 2.3(b)(i)
Specified Indebtedness	Section 2.7(b)
Tax Agreement	Section 2.13(i)
Tax Indemnification	Section 8.1(a)
Termination Date	Section 6.1(d)
Third Party Claim	Section 7.4(a)
Third Party Licenses	Section 2.14(b)
Transfer Taxes	Section 8.2

ANNEX B

January 28, 2014

Special Committee of the Board of Directors
RCS Capital Corporation
405 Park Avenue
New York, NY 10022

Ladies and Gentlemen:

You have advised us that, pursuant to a Contribution Agreement to be dated on or about January 28, 2014 (the “Agreement”), between RCS Capital Corporation, a Delaware corporation (the “Company”), and RCAP Holdings, LLC, a Delaware limited liability company (“RCAP Holdings”), RCAP Holdings will contribute to the Company all of the Outstanding Shares of First Allied Holdings Inc., a Delaware corporation (“First Allied”), in exchange for 11,591,000 shares of the Company’s Class A common stock (the “Transaction,” and the number of shares of the Company’s Class A common stock so exchanged, the “Consideration”). Although not stated in the draft of the Agreement that you provided to us, you have informed us that the Aggregate Consideration Amount is $213,500,000 and the VWAP is $18.42. The terms and conditions of the Transactions are set forth in more detail in the Agreement. Capitalized terms used but not defined herein shall have the same meanings as set forth in the Agreement.

You have asked us whether, in our opinion, the Consideration to be paid in the Transaction by the Company is fair to the Company from a financial point of view, as of the date hereof.

In arriving at our opinion, we have, among other things:

(i) reviewed the draft Agreement dated January 28, 2014;

(ii) reviewed with certain members of the senior management of the Company First Allied’s past and current business operations, future business prospects and potential synergies and EBITDA enhancements arising from the Transaction;

(iii) reviewed certain financial data and other information for First Allied, including historical financial statements and a financial forecast through 2018 provided by the Company;

(iv) reviewed publicly available business and financial information relating to selected publicly traded securities companies;

(v) compared the financial terms of the Transaction with the financial terms, to the extent publicly available, of certain other transactions that we deemed to be relevant; and

(vi) performed such other financial studies, analyses and investigations, and considered such other factors, as we deemed appropriate.

In preparing our opinion, with your consent, we have not assumed any responsibility for independent verification of, and have not verified, any of the foregoing information. We have, with your consent, assumed and relied upon the accuracy and completeness, in all material respects, of all of the financial, accounting, legal, tax and other information provided to, discussed with or reviewed by us. We have not been requested to make, and have not made, an independent evaluation or appraisal of any assets or liabilities (contingent or otherwise) of First Allied or any of its affiliates, nor have we been furnished with any such evaluation or appraisal. Further, we have assumed, with your consent, that all of the information prepared by the management of the Company or First Allied provided to us for purposes of this opinion, including the financial projections for First Allied, was prepared on a reasonable basis reflecting the best currently available estimates and judgments of the management of the Company or First Allied, as the case may be, as to the

B-1

expected future financial performance of First Allied, and we express no opinion with respect to such forecasts or the assumptions upon which they are based. At your request, for purposes of this opinion, we have not reviewed, evaluated, analyzed or considered the impact or consequences of the assignment of the rights and obligations of RCAP Holdings under the Original Agreement and the other Transaction Documents to the Company, or the assumption by the Company of the rights and obligations of RCAP Holdings under the Original Agreement and the other Transaction Documents.

We have not undertaken any independent legal analysis of the Transaction, any related transactions, the Agreement or any legal or regulatory proceedings pending or threatened related to First Allied. We have not been asked to, and do not, express any opinion as to the after-tax consequences of the Transaction to the Company. No opinion, counsel or interpretation is intended regarding matters that require legal, regulatory, accounting, tax, executive compensation or other similar professional advice. It is assumed that such opinions, counsel, interpretations or advice have been or will be obtained from the appropriate professional advisers. We have also assumed that the executed Agreement will conform in all material respects to the draft Agreement reviewed by us, and that the Transaction will be consummated on the terms described in the draft Agreement without any material delay or waiver of any material terms or conditions by the Company. We have assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any adverse effect on the Company or First Allied or on the expected benefits of the Transaction in any way meaningful to our analysis. The issuance of this opinion was approved by our Fairness Opinion committee.

Our opinion is necessarily based upon market, economic and other conditions as they exist and can be evaluated on, and on the information made available to us as of, the date hereof. We assume no responsibility for updating, revising or reaffirming this opinion based on circumstances, developments or events occurring after the date hereof. Furthermore, we do not express any opinion as to the impact of the Transaction on the solvency or viability of the Company or the ability of the Company to pay its obligations when they come due.

Berkshire Capital Securities LLC, as part of its investment banking business, is regularly engaged in the business of providing financial advisory services in connection with mergers and acquisitions. Berkshire Capital did not act as financial advisor to the Company in the Transaction. We were engaged solely to render an opinion as to the fairness, from a financial point of view, of the consideration to be paid by the Company in the Transaction and will receive a fee for our services, no portion of which is contingent upon consummation of the Transaction. The Company has agreed to reimburse us for certain expenses, and to indemnify us against certain liabilities that may arise out of this assignment, including the rendering of this opinion.

This opinion is for the use and benefit of the Special Committee of the Board of Directors of the Company and is rendered to the Special Committee of the Board of Directors in connection with its consideration of the Transaction. Our opinion does not address the merits of the underlying decision by the Company to engage in the Transaction or the relative merits of the Transaction as compared to other business strategies that might be available to the Company. We express no opinion or recommendation as to whether the Company should proceed with the Transaction. This letter is not to be used for any other purpose, or reproduced, disseminated, quoted or referred to at any time or in any manner, in whole or in part, without our written consent.

Based upon and subject to the foregoing, we are of the opinion that, as of the date hereof, the Consideration to be paid in the Transaction by the Company is fair from a financial point of view to the Company.

Very truly yours,

BERKSHIRE CAPITAL SECURITIES LLC

B-2

ANNEX C

Execution Version

AGREEMENT AND PLAN OF MERGER

by and among

RCS CAPITAL CORPORATION,

CLIFFORD ACQUISITION, INC.,

CETERA FINANCIAL HOLDINGS, INC.

and

THE STOCKHOLDER REPRESENTATIVE NAMED HEREIN

Dated as of January 16, 2014

Page
ARTICLE IX MISCELLANEOUS	59
SECTION 9.1. Disclosure Schedules	59
SECTION 9.2. Amendment and Waiver	60
SECTION 9.3. Assignment	60
SECTION 9.4. Entire Agreement	60
SECTION 9.5. Parties in Interest; No Third-Party Beneficiaries	60
SECTION 9.6. Counterparts	61
SECTION 9.7. Section Headings	61
SECTION 9.8. Notices	61
SECTION 9.9. Remedies	62
SECTION 9.10. Governing Law	63
SECTION 9.11. Consent to Jurisdiction; Service of Process; Waiver of Jury Trial; Process Agent	63
SECTION 9.12. Time for Performance	64
SECTION 9.13. No Right of Set-Off	64
SECTION 9.14. Mutual Drafting	64
SECTION 9.15. Severability	64
SECTION 9.16. Stockholder Representative	65
SECTION 9.17. No Recourse to Debt Financing Sources	66
Annexes
Annex A Definitions
Exhibits
Exhibit A Form of Voting Agreement
Exhibit B Form of Certificate of Incorporation of the Surviving Corporation
Exhibit C By-laws of the Surviving Corporation
Exhibit D Officers of Surviving Corporation
Exhibit E Parent Escrow Agreement
Exhibit F Form of Escrow Agreement
Exhibit G Form of Letter of Transmittal
Disclosure Schedules
Schedule 1(a) Voting Agreement Stockholders
Schedule 1(b) Permitted Encumbrances
Schedule 1(c) Employment Agreement Individuals
Schedule 1(d) Debt Commitment Letter
Schedule 1(e) Equity Commitment Letter
Schedule 2.7(b)(ii) Indebtedness to be Paid at Closing
Schedule 2.8(b) Agreed Principles
Schedule 2.9 Financial Advisors
Schedule 3.1(a) Governmental Entity Approvals
Schedule 4.2(a) Capitalization and Stockholders
Schedule 4.2(b) Ownership of Company’s Subsidiaries
Schedule 4.2(c) Preemptive Rights and Issuances of Stock
Schedule 4.2(d) Voting Arrangements
Schedule 4.4 Litigation
Schedule 4.5 Financial Information
Schedule 4.6 Consents and Approvals
Schedule 4.7 No Violations
Schedule 4.8(a) Material Contracts

Page
Schedule 4.8(b) Validity and Enforceability of Material Contracts
Schedule 4.9 Liabilities
Schedule 4.10(a) Collective Bargaining Agreements
Schedule 4.10(b) Pending Labor Disputes
Schedule 4.11 Employee Benefit Arrangements
Schedule 4.11(e) Employee Benefit Arrangements Exceptions
Schedule 4.12 Tax Matters
Schedule 4.12(d) Pending Audits
Schedule 4.12(i) Affiliated Group
Schedule 4.13 Governmental Authorizations
Schedule 4.14 Insurance
Schedule 4.15 Compliance with Laws
Schedule 4.16(a) Leased Facilities
Schedule 4.16(b) Other Lease Matters
Schedule 4.17 Environmental Matters
Schedule 4.18(a) Intellectual Property
Schedule 4.18(c) Computer Software
Schedule 4.19 Absence of Certain Developments
Schedule 4.21 Related Party Transactions
Schedule 4.22(a) Broker-Dealer and Investment Adviser Matters
Schedule 4.22(b) Broker-Dealer and Investment Adviser Matters
Schedule 4.22(c) Broker-Dealer and Investment Adviser Matters
Schedule 5.2(b) Parent Stockholder Approval
Schedule 5.5 Pending FINRA Applications
Schedule 5.8(b) Management Equity Commitment
Schedule 6.2(a) Consent and Approvals
Schedule 6.3 Conduct of the Business
Schedule 6.4(b) Indemnification Agreements
Schedule 6.4(c) D&O Insurance
Schedule 6.11 Competing Transactions

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (this “Agreement”) is made as of January 16, 2014, by and among RCS Capital Corporation, a Delaware corporation (“Parent”), Clifford Acquisition, Inc., a Delaware corporation and a direct, wholly-owned subsidiary of Parent (“Merger Sub”), Cetera Financial Holdings, Inc., a Delaware corporation (the “Company” and together with Parent and Merger Sub, the “Parties”) and Lightyear Capital LLC, a Delaware limited liability company, solely in its capacity as Stockholder Representative (the “Stockholder Representative”).

RECITALS:

WHEREAS, the Company owns one-hundred percent (100%) of the capital stock of Cetera Financial Group, Inc., a Delaware corporation (“CFG”);

WHEREAS, CFG is engaged through its Subsidiaries in the business of providing wealth management and advisory platforms as well as comprehensive broker-dealer and registered investment advisory services (the “Business”);

WHEREAS, contemporaneously with the execution and delivery of this Agreement, and as a condition and a material inducement to the Company entering into this Agreement, Parent has deposited with the Escrow Agent into a segregated account (the “Parent Escrow Account”) an aggregate amount in cash equal to fifty-five million dollars ($55,000,000) (the “Termination Fee Escrow Amount”), such Termination Fee Escrow Amount to be used, as applicable, to fund a portion of the Merger Consideration payable at the Effective Time or to fund the payment of a portion of the Termination Fee in accordance with Section 7.2.

WHEREAS, currently with the execution and delivery of this Agreement, and as a condition and inducement to the willingness of the Company to enter into this Agreement (i) the Equity Financing Source (as defined herein) is entering into the Equity Commitment Letter (as defined herein) to provide equity financing to Parent and (ii) the Debt Financing Sources (as defined herein) are entering into the Debt Commitment Letter (as defined herein) to provide debt financing to Parent, in each case for the purpose of funding the transactions contemplated by this Agreement;

WHEREAS, as an inducement to the Company entering into this Agreement, each of RCAP Holdings, LLC (“RCAP”) and RCS Capital Management, LLC (“Management Co”), each of which is an Affiliate of Parent, has entered into an agreement with the Company dated as of the date hereof, for the benefit of the Company and its Affiliates with respect to certain covenants and obligations of RCAP and Management Co;

WHEREAS, the board of directors of the Company has unanimously (i) determined that it is advisable and in the best interests of its stockholders to enter into this Agreement with Parent and Merger Sub to provide for the merger of Merger Sub with and into the Company (the “Merger”) in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), (ii) approved this Agreement and the transactions contemplated hereby and (iii) recommended the adoption of this Agreement by the Stockholders;

WHEREAS, the respective boards of directors of Parent and Merger Sub have each unanimously determined that it is advisable and in their respective best interest and the respective best interest of their stockholders to enter into this Agreement to provide for the Merger in accordance with the DGCL;

WHEREAS, contemporaneously with the execution and delivery of this Agreement, and as a condition and a material inducement to Parent’s and Merger Sub’s willingness to enter into this Agreement, each of the Stockholders listed on Schedule 1(a) has entered into a voting agreement with Parent, substantially in the form attached hereto as Exhibit A (the “Voting Agreement”);

WHEREAS, contemporaneously with the execution and delivery of this Agreement, and as a condition and a material inducement to Parent’s and Merger Sub’s willingness to enter into this Agreement, each of the individuals identified as set forth in Schedule 1(c) has entered into an employment agreement with Parent or one of its Affiliates (or reaffirmed and/or amended his or her existing employment agreement with the Company or one of its Subsidiaries); and

WHEREAS, each of the Company, Parent and Merger Sub desires to make certain representations, warranties, covenants and agreements in connection with the Merger and also to set forth various conditions to the effectiveness of the Merger.

NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties and covenants herein contained, the Parties agree as follows.

ARTICLE I

DEFINITIONS

SECTION 1.1. Specific Definitions.  Initially capitalized terms used but not defined in this Agreement shall have the meanings ascribed to them in Annex A.

SECTION 1.2. Other Terms.  In addition to the terms defined in Annex A, below is a list of terms defined elsewhere in this Agreement.

Term	Section
“6.14 Indemnitee”	6.14(b)
“6.15 Indemnitee”	6.15(b)
“Additional Merger Consideration”	2.8(f)
“Adjustment Amount”	2.8(f)
“Adjustment Escrow Fund”	2.6(b)(i)
“Advisers Act”	4.22(b)
“Agreed Principles”	2.8(b)
“Agreement”	Preamble
“Base Consideration”	2.7(a)
“Basket Amount”	8.3(c)
“Business”	Recitals
“Certificate of Merger”	2.1
“CFG”	Recitals
“Claims Notice”	8.4(b)
“Claims Dispute Notice”	8.9
“Closing”	2.2(a)
“Closing Date”	2.2(a)
“Closing Date Option Payment”	2.4(a)
“Closing Date Statement”	2.7(b)(i)
“Company”	Preamble
“Company 401(k) Plan”	6.5(d)
“Company Common Stock”	2.3(c)
“Company Employees”	6.5(a)
“Conclusive Date”	2.8(d)
“Conclusive Merger Consideration”	2.8(e)
“Conclusive Statement”	2.8(d)
“Consents and Approvals”	4.6
“Confidentiality Agreement”	6.1
“D&O Insurance”	6.4(c)
“Deferred Dividend”	2.4(b)
“Deposit”	2.6(b)(i)
“DGCL”	Recitals
“DOJ”	6.2(a)
“Dispute Notice”	2.8(c)
“Dissenting Shares”	2.5
“Dissenting Stockholder”	2.5
“Effective Time”	2.1(a)
“Enforceability Exceptions”	4.3

Term	Section
“Equity Financing”	5.8(a)
“Equity Financing Source”	5.8(a)
“Escrow Agent”	2.6(b)(i)
“Escrow Agreement”	2.6(b)(ii)
“Escrow Amount”	2.6(b)(ii)
“Escrow Fund”	2.6(b)(ii)
“Estimated Merger Consideration”	2.7(a)
“Excess Amount”	2.8(f)
“Exchange Act”	4.22(a)
“Exchange Certificates”	2.6(c)(i)
“Exchange Fund”	2.6(a)
“Financial Advisor Adjustment Amount”	2.9
“Financial Statements”	4.5
“FINRA”	4.22(d)
“FTC”	6.2(a)
“Holdback Escrow Fund”	2.6(b)(ii)
“Indemnified Party”	8.2(b)
“Indemnified Persons”	6.4(a)
“Indemnifying Party”	8.4(d)
“Indemnity Escrow Fund”	2.6(b)(ii)
“Indemnity Exceptions”	6.4(b)
“Initial Statement”	2.8(a)
“Initial Termination Date”	7.1(b)
“Institutional Clients”	2.9
“Letter of Transmittal”	2.6(c)(i)
“Losses”	8.2(a)
“Management Co”	Recitals
“Management Equity Commitment Letter”	5.8(b)
“Management Equity Financing”	5.8(b)
“Material Contract”	4.8(a)
“Measurement Date”	2.9
“Measurement Date Financial Advisors and Institution Clients”	2.9
“Merger”	Recitals
“Merger Consideration”	2.7(a)
“Merger Sub”	Preamble
“Neutral Auditor”	2.8(d)
“Notice”	9.8
“Non-Third Party Claim”	8.5
“Order”	4.7(d)
“Parent”	Preamble
“Parent 401(k) Plan”	6.5(d)
“Parent Escrow Account”	Preamble
“Parent Escrow Agreement”	2.6(b)(i)
“Parent Excepted Matters”	8.3(d)
“Parent Indemnified Party”	8.2(a)
“Parent Related Parties”	7.2(c)
“Parent Securities Offering”	6.15(b)
“Parties”	Preamble
“Paying Agent”	2.6(a)
“Post-Closing Option Payment”	2.4(a)
“Post-Closing Payment”	2.8(g)
“Preferred Stock”	2.3(b)

Term	Section
“Premium Cap”	6.4(c)
“Prohibitive Order”	3.1(b)
“RCAP”	Recitals
“Representatives”	6.1(a)
“Resolution Period”	2.8(c)
“SEC”	4.22(a)
“Signing Date Financial Advisors and Institutional Clients”	2.9
“Specified Termination”	7.1(b)
“Stockholder”	2.6(a)
“Stockholder Approval”	3.2(k)
“Stockholder Excepted Matters”	8.3(c)
“Stockholder Indemnified Party”	8.2(b)
“Stockholder Representative”	Preamble
“Successor Stockholder Representative”	9.17(e)
“Surviving Corporation”	2.1(b)
“Termination Date”	7.1(b)
“Termination Fee”	7.1(b)
“Termination Fee Escrow Amount”	Recitals
“Transfer Taxes”	6.8(a)
“Withholding Agent”	2.12

SECTION 1.3. Other Provisions.  The following provisions shall be applied wherever appropriate herein: (a) “herein,” “hereby,” “hereunder,” “hereof” and other equivalent words shall refer to this Agreement as an entirety and not solely to the particular portion of this Agreement in which any such word is used; (b) all definitions set forth herein shall be deemed applicable whether the words defined are used herein in the singular or the plural; (c) wherever used herein, any pronoun or pronouns shall be deemed to include both the singular and plural and to cover all genders; (d) all accounting terms not specifically defined herein shall be construed in accordance with GAAP; (e) any references herein to a particular Section, Article, Exhibit or Schedule shall mean a Section or Article of, or an Exhibit or Schedule to, this Agreement unless another agreement is specified; (f) all references or citations in this Agreement to statutes or regulations or statutory or regulatory provisions shall, when the context requires, be considered references or citations to such statutes, regulations, or provisions directly or indirectly superseding such statutes, regulations, or provisions referenced or cited; (g) the Exhibits and Schedules attached hereto are incorporated herein by reference and shall be considered part of this Agreement; (h) the word “including” or any variation thereof shall mean including, without limitation; (i) the words “in the ordinary course of business” shall be deemed to be followed by the phrase “consistent with past practice”; and (j) unless otherwise indicated, all dollar amounts referred to in this Agreement are expressed in U.S. dollars.

ARTICLE II

THE MERGER

SECTION 2.1. The Merger.

(a) Certificate of Merger.  Subject to the terms and conditions of this Agreement, on the Closing Date, the Company and Merger Sub shall cause to be filed a properly executed certificate of merger conforming to the requirements of the DGCL (the “Certificate of Merger”) with the Secretary of State of the State of Delaware, in such form as is required by, and executed in accordance with, the relevant provisions of the DGCL (the date and time of such filing of the Certificate of Merger (or such later time as may be agreed by each of the parties hereto and specified in the Certificate of Merger) being the “Effective Time”).

(b) Effect of the Merger.  At the Effective Time, Merger Sub shall be merged with and into the Company, whereupon the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation (the “Surviving Corporation”) and shall succeed to and assume all the rights and obligations of Merger Sub in accordance with the DGCL.

(c) Certificate of Incorporation.  At the Effective Time, the certificate of incorporation of the Surviving Corporation shall be the certificate of incorporation of Merger Sub attached as Exhibit B, except that references to Merger Sub’s name shall be replaced by references to “Cetera Financial Holdings, Inc.”, and as so amended shall be the certificate of incorporation of the Surviving Corporation until further amended as provided therein or by Applicable Law.

(d) By-Laws.  At the Effective Time, the by-laws of the Company shall be the by-laws of Merger Sub attached as Exhibit C, except that references to Merger Sub’s name shall be replaced by references to “Cetera Financial Holdings, Inc.”, and as so amended shall be the by-laws of the Surviving Corporation until thereafter amended as provided therein by the certificate of incorporation of the Surviving Corporation or by Applicable Law.

(e) Officers and Directors.  As of the date hereof, it is contemplated that the individuals set forth on Exhibit D shall be the initial officers of the Surviving Corporation at and following the Effective Time and will hold office until their successors are duly elected or appointed and qualify in the manner provided in the certificate of incorporation or by-laws of the Surviving Corporation or as otherwise provided by law, or until their earlier death, resignation or removal; provided, however, that Parent shall have the right, in its sole discretion, to replace any of the individuals set forth on Exhibit D at any time prior to or after the Closing upon written notice to the Company. The directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation and will serve until their successors are duly elected or appointed and qualify in the manner provided in the certificate of incorporation or by-laws of the Surviving Corporation or as otherwise provided by law, or until their earlier death, resignation or removal.

SECTION 2.2. The Closing.

(a) The closing of the transactions contemplated hereby (the “Closing”) shall take place at the offices of Proskauer Rose LLP, Eleven Times Square, New York, New York 10036 at 10:00 a.m. New York City time, as soon as practicable, but in no event later than the third (3rd) Business Day after the satisfaction or waiver of the conditions set forth in Article III (other than those conditions that by their nature will not be satisfied until the Closing, but subject to the satisfaction or waiver thereof), or at such other place, date and/or time as may be agreed to in writing by the Company and Parent; provided, however, that Parent and Merger Sub shall not be required to effect the Closing (subject to satisfaction or waiver of each of the conditions set forth in Article III at such time) prior to the later of (i) the 60th day following the date hereof and (ii) the first Business Day after the final day of the Marketing Period. The date on which the Closing actually occurs is hereinafter referred to as the “Closing Date”.

(b) At the Closing, in addition to such other actions as may be provided for herein:

(i) the Company shall deliver to Parent the certificate required to be provided by it in Section 3.2(a) and Section 3.2(b), and Parent shall deliver to Company the certificate required to be provided by it in Section 3.3(a) and Section 3.3(b);

(ii) Parent shall pay the Payoff Amount to the Facility Lenders and Lightyear Capital LLC, as applicable;

(iii) Parent shall pay, or cause the Surviving Corporation to pay, the Company Transaction Expenses not paid prior to the Effective Time; and

(iv) Parent shall make the payments required by Section 2.6.

SECTION 2.3. Conversion of Preferred Stock and Company Common Stock in Merger.  At the Effective Time, and subject to the provisions of this Article II, by virtue of the Merger and without any further action on the part of Parent, Merger Sub, the Company, the holders of any Options or the holders of any of the following securities:

(a) each share of capital stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be cancelled and shall be automatically converted into and exchanged for one newly and validly issued, fully paid and non-assessable share of common stock, par value $0.01, of the

Surviving Corporation, and such shares shall, collectively, represent all of the issued and outstanding capital stock of the Surviving Corporation;

(b) each share of the Series A Convertible Participating Preferred Stock of the Company, par value $0.01 per share (the “Preferred Stock”), issued and outstanding at the Effective Time (other than shares to be cancelled in connection with Section 2.3(d) hereof or Dissenting Shares) shall be cancelled and shall be automatically converted into and exchanged for the right to receive an amount in cash equal to the product of the Conversion Factor and, as applicable, the (i) Closing Date Payment and (ii) Post-Closing Payment;

(c) each share of common stock of the Company, par value $0.01 (the “Company Common Stock”), issued and outstanding at the Effective Time (other than shares to be cancelled in connection with Section 2.3(d) hereof or Dissenting Shares) shall be cancelled and shall be automatically converted into and exchanged for the right to receive an amount in cash equal to the (i) Closing Date Payment and (ii) Post-Closing Payment; and

(d) each share of Company Common Stock or Preferred Stock held in the treasury of the Company or owned by Parent, Merger Sub or any direct or indirect wholly owned Subsidiary of Parent or the Company, if any, immediately prior to the Effective Time shall be cancelled and retired without any conversion thereof and no payment or distribution shall be made with respect thereto.

Notwithstanding anything to the contrary set forth herein, the aggregate payments required to be made pursuant to Sections 2.3(b), 2.3(c) and 2.4(a) shall not exceed the Merger Consideration.

SECTION 2.4. Treatment of Options and Restricted Shares.

(a) Options.  At the Effective Time, and subject to the provisions of this Article II, by virtue of the Merger and without any further action on the part of Parent, Merger Sub, the Company or the holder of any Option, each Option issued, outstanding and unexercised immediately prior to the Effective Time (whether vested or unvested) shall be cancelled and shall be automatically converted into and exchanged for the right to receive, in full satisfaction of the rights of such holder with respect thereto, (i) an amount in cash (the “Closing Date Option Payment”), paid without interest at the time the Closing Date Payment is made, equal to the product of (x) the aggregate number of shares of Company Common Stock that would be issued to the holder of such Option if such Option were exercised immediately prior to the Effective Time multiplied by (y) the excess, if any, of (A) the Closing Date Payment over (B) the exercise price per share of Company Common Stock subject to such Option and (ii) an amount in cash (the “Post-Closing Option Payment”), paid without interest at the time the Post-Closing Payment is made, equal to (I) the product of (x) the aggregate number of shares of Company Common Stock that would be issued to the holder of such Option if such Option were exercised immediately prior to the Effective Time multiplied by (y) the excess, if any, of (A) an amount equal to the sum of the Post-Closing Payment plus the Closing Date Payment over (B) the exercise price per share of Company Common Stock subject to such Option, less (II) the amount of the Closing Date Option Payment, in each case, less any Taxes required to be withheld in accordance with Applicable Law. Notwithstanding the foregoing, no amount of the Post-Closing Option Payment may be made following the fifth (5th) anniversary of the Closing Date; it being understood and agreed that in all cases, in accordance with the terms of the Escrow Agreement, any amounts remaining in the Escrow Fund in respect of Options on such fifth (5th) anniversary date shall be released to such holders on such fifth (5th) anniversary (or, if such day is not a Business Day, on the first Business Day thereafter). In the event that the exercise price per share of Company Common Stock subject to such Option is equal to or greater than the sum of the Closing Payment and the Post-Closing Payment, such Option will be cancelled effective as of Closing without consideration and have no further force or effect.

(b) Restricted Shares.  At or immediately prior to the Effective Time, and subject to the provisions of this Article II, by virtue of the Merger and without any further action on the part of Parent, Merger Sub, the Company or the holder of any Restricted Share, each Restricted Share outstanding immediately prior to the Effective Time shall cease to be subject to any forfeiture or vesting conditions, such that each such share of Company Common Stock shall be outstanding immediately prior to the Effective Time and otherwise treated in accordance with the provisions of Section 2.3 above; provided, however, that each holder of a Restricted Share shall also be entitled to receive at the Closing the amount payable as a dividend in respect of such Restricted Share, as declared by the board of directors of the Company on August 8, 2013, and held in trust in respect of such Restricted Share in accordance with the resolution of the board of directors of the Company (the “Deferred Dividend”).

(c) No Further Rights.  From and after the Effective Time, holders of shares of Company Common Stock (other than Dissenting Shares), Preferred Stock (other than Dissenting Shares), Restricted Shares and Options shall cease to have any rights with respect to the shares of Company Common Stock, Preferred Stock, Restricted Shares or Options except for the right to receive the Closing Date Payment, Post-Closing Payment, Closing Date Option Payment and/or Post-Closing Option Payment, as applicable, to which such holder is entitled in accordance with Section 2.3 or Section 2.4 hereof, as applicable.

(d) Company Obligations.  Notwithstanding anything to the contrary contained herein, prior to the Effective Time, the Company shall take all actions necessary to effectuate the provisions of this Section 2.4 and to terminate the Company Stock Plan.

SECTION 2.5. Dissenting Shares.  Notwithstanding anything in this Agreement to the contrary and to the extent available under the DGCL, any shares of Company Common Stock or Preferred Stock issued and outstanding immediately prior to the Effective Time and held by a holder who timely delivers to Company such holder’s notice of intent to demand payment for such holder’s shares if the Merger is effected, which holder shall not have voted in favor of the Merger or consented thereto in writing and thereafter does not vote in favor of the Merger or consent thereto in writing and who is entitled to, and shall have demanded properly in writing, appraisal for such shares of Company Common Stock or Preferred Stock in accordance with Section 262 of the DGCL (collectively, the “Dissenting Shares” and each holder of Dissenting Shares, a “Dissenting Stockholder”), shall not be converted into, or represent the right to receive, the Closing Date Payment and the Post-Closing Payment, if any. Such Dissenting Stockholders shall be entitled to receive payment of the appraised value of such Dissenting Shares held by them in accordance with the provisions of Section 262 of the DGCL, except that all Dissenting Shares held by Dissenting Stockholders who shall have failed to perfect or who have withdrawn or otherwise lost their rights to appraisal of such Dissenting Shares under the DGCL shall thereupon be deemed to have been converted into, and to have become exchangeable for, as of the Effective Time, the right to receive the Closing Date Payment and the Post-Closing Payment, if any, in the manner provided in this Article II, without interest. The Company shall have the right to direct all negotiations and proceedings with respect to such demands. The Company shall give Parent (i) prompt written notice of any demands for appraisal of any shares of Company Common Stock or Preferred Stock pursuant to the exercise of appraisal rights, withdrawals of such demands, and any other instruments or notices served pursuant to the DGCL on the Company, and (ii) the opportunity to participate in all negotiations and proceedings with respect to demands for appraisal under the DGCL. The Company shall not make any payment with respect to, or settle or offer to settle, any such demands in excess of the payment of the Closing Date Payment and the Post-Closing Payment, if any, in respect of any share of Company Common Stock or Preferred Stock without the written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed). Compliance by the Company in delivering notice of any statutory rights to dissent to holders of capital stock of the Company or in complying with the DGCL provisions related to dissenters’ rights shall not serve as any waiver of the rights of the Company under Article IV of the Stockholders’ Agreement against any holder who dissents in the Merger.

SECTION 2.6. Paying Agent; Parent Escrow Account; Escrow Fund and Holdback Escrow Fund; Exchange Procedures.

(a) Paying Agent.  Not less than ten (10) Business Days prior to the Effective Time, the Stockholder Representative, as the representative of holders of Company Common Stock (other than shares to be cancelled in accordance with Section 2.3(d) hereof and Dissenting Shares), Preferred Stock (other than shares to be cancelled in accordance with Section 2.3(d) hereof and Dissenting Shares), Restricted Shares and Options (collectively, the “Stockholders”) shall appoint a bank or trust company (which bank or trust company will be reasonably acceptable to Parent) to act as paying agent (the “Paying Agent”) and enter into a paying agent agreement with such Paying Agent (which paying agent agreement will be in form and substance reasonably acceptable to Parent) for the purpose of paying the Estimated Merger Consideration and any Additional Merger Consideration to the Stockholders. At or prior to the Effective Time, Parent shall deposit, or cause to be deposited, with the Paying Agent, for the benefit of the holders of shares of Company Common Stock, Preferred Stock, Restricted Shares and Options, by wire transfer of immediately available funds, an amount in cash equal to (x) the Estimated Merger Consideration minus (y) the Escrow Amount minus (z) the Holdback Escrow Amount (such cash being hereinafter referred to as the “Exchange Fund”). The Exchange Fund shall be used solely to make the payments to Stockholders of the Closing Date Payment and the Closing Date Option Payment. The Exchange Fund shall be invested by the Paying Agent as directed by the Stockholder Representative. Interest and other income on the Exchange Fund shall be the sole and exclusive property of the Stockholder Representative, on behalf of the Stockholders. For the avoidance of doubt, neither Parent nor the Company shall be obligated to make any cash payment of the aggregate exercise price of any Options to the holders of such Options.

(b) Parent Escrow Account; Escrow Fund; Holdback Escrow Fund.

(i) As of the date hereof, Parent has deposited, or caused to be deposited, an aggregate amount in cash equal to the Termination Fee Escrow Amount (the “Deposit”), as collateral and security for the payment of a portion of the Termination Fee and the Merger Consideration, into a separate escrow account established pursuant to the terms of an escrow agreement, attached hereto as Exhibit E (the “Parent Escrow Agreement”), among Parent, the Company and Bank of America, National Association, as the escrow agent (the “Escrow Agent”), which amount (together with all accrued investment income or interest thereon) shall be released by the Escrow Agent in the following circumstances and in accordance with the Parent Escrow Agreement:

(x) at Closing, the Deposit and all accrued investment income or interest thereon shall be released to the Paying Agent and applied to offset and reduce, dollar-for-dollar, the Merger Consideration otherwise due at Closing; or

(y) if this Agreement is validly terminated pursuant to Section 7.1(e) or (f), then the Deposit and all accrued investment income or interest thereon shall be released in accordance with the Parent Escrow Agreement and Section 7.2 hereof.

(ii) Not less than ten (10) Business Days prior to the Effective Time, Parent and the Stockholder Representative shall appoint the Escrow Agent to act as the escrow agent and enter into an escrow agreement with the Escrow Agent, such escrow agreement to be substantially in the form attached hereto as Exhibit F (with such changes as the Escrow Agent may request and as agreed to by Parent and the Stockholder Representative, the “Escrow Agreement”). At or prior to the Effective Time, Parent shall deposit, or cause to be deposited with the Escrow Agent, for the benefit of the Stockholders, an amount of cash equal to the sum of (i) the Adjustment Escrow Amount, to constitute the adjustment escrow fund (such deposit, together with any investment income thereon, the “Adjustment Escrow Fund”), (ii) the Indemnity Escrow Amount (together with the Adjustment Escrow Amount, the “Escrow Amount”), to constitute the indemnity escrow fund (such deposit, together with any investment income thereon, the “Indemnity Escrow Fund” and, together with the Adjustment Escrow Fund, the “Escrow Fund”), and (iii) the Holdback Escrow Amount, to constitute the holdback escrow fund (such deposit, together with any investment income thereon, the “Holdback Escrow Fund”). The Holdback Escrow Fund represents an amount to be reserved on behalf of the Stockholders to cover any expenses and related items of the Stockholder Representative following the Closing in connection with this Agreement and the transactions contemplated hereby. The Escrow Fund and the Holdback Escrow Fund shall be held and disbursed in accordance with the terms of the Escrow Agreement and this Agreement. Notwithstanding anything to the contrary herein, all income earned in respect of the Escrow Fund and the Holdback Escrow Fund shall be for the benefit of the Stockholders and shall not be distributed to Parent or any Parent Indemnified Party.

(c) Exchange Procedures.

(i) The Company shall prepare and mail, or cause to be prepared and mailed, a letter of transmittal (which shall be in substantially the form of Exhibit G, subject to such changes as are reasonably acceptable to Parent) (the “Letter of Transmittal”) to each Stockholder. At or prior to the Closing, (A) each Stockholder may surrender to the Company its Company Common Stock and/or Preferred Stock and/or agreements representing the Options and/or Restricted Shares (collectively the “Exchange Certificates”), representing the number of shares of Company Common Stock, Preferred Stock, Options and/or Restricted Shares held by such Stockholder, together with a duly executed Letter of Transmittal and (B) if so surrendered, the Paying Agent shall, as soon as reasonably practicable after the Effective Time or, if surrendered after the Effective Time, the date of surrender, pay to such Stockholder the amount of cash to which it is entitled under this Article II. In the event a Stockholder does not deliver to the Company a Letter of Transmittal at or prior to Closing, such failure shall not alter, limit or delay the Closing or the conversion of such Company Common Stock, Preferred Stock, Restricted Shares or the vesting of Options or Restricted Shares as provided for in Section 2.3 and Section 2.4, but such Stockholder shall not be entitled to receive the payments contemplated by this Article II unless and until such Stockholder surrenders the Exchange Certificates and duly executed Letter of Transmittal to the Company. After the Effective Time, the Paying Agent shall act as agent for payment of the Merger Consideration upon surrender of the Exchange Certificates to all Stockholders who have not so surrendered their Exchange Certificates on the Closing Date.

(ii) Surrendered Exchange Certificates shall forthwith be canceled. Until so surrendered and exchanged, each such Exchange Certificate shall represent solely the right to receive the Merger Consideration. No interest will be paid or will accrue on the cash payable upon surrender of any Exchange Certificate.

SECTION 2.7. Estimated Merger Consideration.

(a) Estimated Merger Consideration.  The aggregate consideration to be paid by Parent at the Effective Time in respect of the Merger (the “Estimated Merger Consideration”) shall be an amount in cash equal to: (i) one billion, one hundred fifty million dollars ($1,150,000,000) (as the same may be reduced by the Financial Advisor Adjustment Amount, if any, pursuant to Section 2.9, the “Base Consideration”), minus (ii) the shortfall, if any, of Estimated Cash as of immediately prior to the Effective Time, under thirty-five million dollars ($35,000,000), minus (iii) the Estimated Indebtedness as of immediately prior to the Effective Time, minus (iv) the Company Transaction Expenses; which amount shall be subject to adjustment pursuant to Sections 2.8 and 2.9 (as adjusted, the “Merger Consideration”).

(b) Closing Date Statement; Payoff Letter(s).

(i) No later than three (3) Business Days prior to the Closing Date, the Company shall prepare in good faith and deliver to Parent a written statement (the “Closing Date Statement”) setting forth (i) Estimated Cash as of immediately prior to the Effective Time, (ii) Estimated Indebtedness as of immediately prior to the Effective Time, and (iii) Estimated Company Transaction Expenses, prepared in accordance with the Agreed Principles, together with reasonably detailed supporting documentation. The Closing Date Statement shall also include the Payoff Amount. The Company agrees that it shall provide Parent with such additional information as Parent may reasonably request in connection with its review of the Closing Date Statement. In the event that the Stockholder Representative and Parent agree to revisions to the Closing Date Statement, the Company shall deliver a revised Closing Date Statement to Parent no later than one (1) Business Day prior to the Closing Date.

(ii) No later than two (2) Business Days prior to the Closing Date, the Company shall deliver to Parent form payoff letter(s) relating to the Indebtedness of the Company and/or its Subsidiaries set forth on Schedule 2.7(b)(ii), which such payoff letter(s) will be in form and substance reasonably acceptable to Parent and shall include a process for release of all related Liens as of the Closing.

SECTION 2.8. Post-Closing Adjustment.

(a) Initial Statement.  As promptly as practicable, but in no event later than sixty (60) calendar days after the Closing Date, Parent shall prepare in good faith and deliver, or cause to be prepared in good faith and delivered, to the Stockholder Representative a written statement (the “Initial Statement”) setting forth Parent’s calculation of each of the following items: (i) Cash, (ii) Indebtedness and (iii) Company Transaction Expenses, each as of immediately prior to the Effective Time; prepared in accordance with the Agreed Principles, together with reasonably detailed supporting documentation. In the event that Parent does not deliver the Initial Statement within sixty (60) calendar days after the Closing Date, each item on the Closing Date Statement shall be deemed undisputed and the Closing Date Statement delivered by the Company shall become the Conclusive Statement and shall be final and binding on Parent and the Stockholders as of such date in accordance with Section 2.8(d).

(b) Accounting Principles.  The manner in which the Initial Statement and the Closing Date Statement are to be prepared and Cash, Indebtedness and Company Transaction Expenses are to be calculated, pursuant to this Section 2.8, is that they shall be prepared and calculated in accordance with the definitions thereof contained herein, using, where applicable, the same accounting principles, policies, methods, practices, categories, estimates, judgments and assumptions as were used in preparing the Financial Statements for the fiscal year ended December 31, 2012, except as set forth on Schedule 2.8(b) (the “Agreed Principles”).

(c) Review and Dispute of Initial Statement.  After delivery of the Initial Statement, Parent agrees to provide, or cause its employees (and the employees of the Company) to provide, the Stockholder Representative and its Representatives with reasonable access on reasonable advance notice and during normal business hours to Parent’s and its Representatives working papers and any working papers of Parent’s independent accountants related to the preparation of the Initial Statement, as well as to any of the personnel, property and facilities and such books and records and other relevant information of the Company and its Subsidiaries throughout the periods during which the Initial Statement is being prepared until the Conclusive Date, and Parent shall make reasonably available its employees, if any, directly responsible for and knowledgeable about the information used in, and the preparation of the Initial Statement, provided that such actions do not unreasonably interfere with the operations of Parent, the Company and their respective Subsidiaries. The Stockholder Representative may dispute the Initial Statement by delivery of written notice thereof (a “Dispute Notice”) within forty-five (45) calendar days following the receipt by the Stockholder Representative of the Initial Statement. The Dispute Notice shall set forth in reasonable detail all items disputed by the Stockholder Representative, the basis for such dispute, the amounts involved and the Stockholder Representative’s proposed changes thereto, with reasonably detailed supporting documentation. If (i) by written notice to Parent, the Stockholder Representative accepts the Initial Statement or (ii) the Stockholder Representative fails to deliver a Dispute Notice within the prescribed forty-five (45) calendar day period (which failure shall result in the Stockholder Representative being deemed to have accepted and agreed to the Initial Statement delivered by Parent), the Initial Statement delivered by Parent shall become final and binding on the Stockholders as of the date on which the earlier of the foregoing events occurs. If a Dispute Notice is timely delivered to Parent, then the Stockholder Representative and Parent shall, during the thirty (30) calendar days immediately following receipt of the Dispute Notice by Parent (the “Resolution Period”), cooperate and negotiate in good faith to resolve their differences with respect to the Initial Statement or any element thereof. Any resolution by the Stockholder Representative and Parent during the Resolution Period as to any disputed amounts will be final, binding and conclusive. If the Stockholder Representative and Parent resolve all disputed items on the Initial Statement by the end of the Resolution Period, then such parties shall revise the Initial Statement to reflect their agreement, which shall then become the Conclusive Statement and be final and binding on the Stockholders and Parent as of the date of such agreement.

(d) Arbitration.  If the Stockholder Representative and Parent do not resolve all disputed items on the Initial Statement by the end of the Resolution Period, the Stockholder Representative and Parent shall submit all items remaining in dispute with respect to the Dispute Notice (along with a copy of the Initial Statement marked to indicate those line items which are in dispute, including each Party’s proposed determination of such amounts and reasonably detailed supporting documentation) within

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thirty (30) calendar days after the expiration of the Resolution Period to KPMG LLP (or, if such firm is unable or unwilling to act, another internationally recognized independent public accounting firm as shall be agreed upon in writing by the Stockholder Representative and Parent, or, if such parties cannot agree, as selected by the American Arbitration Association) (the “Neutral Auditor”) for resolution. The Neutral Auditor shall act as an expert and not an arbitrator and shall determine only those items in dispute. Each Party shall (i) cooperate with the Neutral Auditor, (ii) have the opportunity to make presentations and provide supporting material to the Neutral Auditor in defense of their positions and (iii) subject to customary confidentiality and indemnity agreements, provide the Neutral Auditor with access to their respective books, records, personnel and Representatives and such other information as the Neutral Auditor may require in order to render its determination. The Neutral Auditor will deliver to the Stockholder Representative and Parent a written determination (such determination to include a worksheet setting forth all material calculations used in arriving at such determination and to be based solely on information provided to the Neutral Auditor by the Stockholder Representative and Parent) of the disputed items within forty-five (45) calendar days of receipt of the disputed items, which determination will be final, binding and conclusive. Notwithstanding the foregoing, the Neutral Auditor shall not be permitted or authorized to determine an amount with respect to any disputed item that is outside of the range between the amounts of such disputed item as proposed by the Stockholder Representative in the Dispute Notice, on the one hand, and Parent on the Initial Statement, on the other hand. All fees and expenses relating to the work, if any, to be performed by the Neutral Auditor will be allocated between Parent, on the one hand, and the Stockholder Representative on behalf of the Stockholders (and subsequently reimbursed pursuant to Section 9.14(g)), on the other hand, in the same proportion that the aggregate amount of the disputed items so submitted to the Neutral Auditor that is unsuccessfully disputed by each such party (as finally determined by the Neutral Auditor) bears to the total disputed amount of such items so submitted. For the avoidance of doubt and solely as an illustration of the methodology set forth in the preceding sentence, if (i) the Dispute Notice delivered by the Stockholder Representative assigns values to the disputed items such that the aggregate Merger Consideration set forth in the Initial Statement would be increased by $1,000,000, (ii) Parent maintains that the Merger Consideration set forth in the Initial Statement is correct and (iii) the Neutral Auditor’s final resolution of the disputed items in accordance with this Section 2.8(d) is that the Merger Consideration is increased from the amount set forth in the Initial Statement by $600,000 (i.e., sixty percent (60%) of the amount in dispute is resolved in favor of the Stockholder Representative), then the Stockholder Representative shall be responsible for 40% of such fees and expenses of the Neutral Auditor and Parent shall be responsible for 60% of such fees and expenses of the Neutral Auditor. The date on which the Stockholder Representative and Parent agree to, or are deemed in accordance with this Section 2.8(d) to have agreed to, or the Neutral Auditor delivers, the Conclusive Statement shall be the “Conclusive Date”. In the event that either the Stockholder Representative or Parent fails to submit a statement regarding any items remaining in dispute within the time determined by the Neutral Auditor, then the Neutral Auditor shall render a decision based solely on the evidence timely submitted to the Neutral Auditor by the Stockholder Representative and Parent. The determination of the Neutral Auditor shall be final and binding on the Stockholder Representative, the Stockholders and Parent, absent manifest error. The final, binding and conclusive statement of Cash, Indebtedness and Company Transaction Expenses which either is (i) undisputed, (ii) agreed upon by the Stockholder Representative and Parent in accordance with Section 2.8(c) or (iii) delivered by the Neutral Auditor in accordance with this Section 2.8(d), will be the “Conclusive Statement”, respectively, and shall be final, binding and conclusive on the Stockholders and Parent.

(e) Conclusive Merger Consideration.  The aggregate consideration to be paid by Parent in respect of the Merger after taking into account all adjustments pursuant to this Sections 2.8 and 2.9 (the “Conclusive Merger Consideration”) shall be an amount in cash equal to: (i) the Base Consideration, minus (ii) the shortfall, if any, of Conclusive Cash as of immediately prior to the Effective Time under thirty-five million ($35,000,000), minus (iii) the Conclusive Indebtedness as of immediately prior to the Effective Time, minus (iv) the Conclusive Company Transaction Expenses.

(f) Adjustment Amount.  The “Adjustment Amount” shall be the difference, if any, between the Conclusive Merger Consideration and the Estimated Merger Consideration. The Adjustment Amount (if any) shall be (i) the “Additional Merger Consideration” if the Conclusive Merger Consideration is more than the Estimated Merger Consideration or (ii) the “Excess Amount” if the Conclusive Merger Consideration is less than the Estimated Merger Consideration.

(g) Post-Closing Payments.  (i) If Additional Merger Consideration is determined to be due in accordance with this Section 2.8, then, within five (5) Business Days after the Conclusive Date, (x) Parent shall promptly deliver by wire transfer to the Paying Agent an amount in cash equal to the Additional Merger Consideration, and the Paying Agent shall promptly pay to each Stockholder its applicable Per Share Portion of such Additional Merger Consideration, and (y) Parent and the Stockholder Representative shall provide a joint written instruction to the Escrow Agent to deliver promptly the balance in the Adjustment Escrow Fund by wire transfer to the Stockholder Representative (or at the direction of the Stockholder Representative, the Paying Agent), and the Stockholder Representative (or the Paying Agent) shall promptly pay to each Stockholder its applicable Per Share Portion of such balance in the Adjustment Escrow Fund.

(ii) If there is an Excess Amount determined to be due in accordance with this Section 2.8 that is less than or equal to the lesser of (A) the Adjustment Escrow Amount and (B) the balance then in the Adjustment Escrow Fund then, within five (5) Business Days after the Conclusive Date, Parent and the Stockholder Representative shall provide a joint written instruction to the Escrow Agent to deliver promptly from the balance in the Adjustment Escrow Fund by wire transfer (x) to Parent, the Excess Amount, and (y) to the Stockholder Representative (or at the direction of the Stockholder Representative, the Paying Agent) the remaining balance in the Adjustment Escrow Fund, if any, and the Stockholder Representative (or the Paying Agent) shall promptly pay to each Stockholder its applicable Per Share Portion of any such remaining balance.

(iii) If there is an Excess Amount determined to be due in accordance with this Section 2.8(g) that is greater than the lesser of (A) the Adjustment Escrow Amount and (B) the balance then in the Adjustment Escrow Fund then, within five (5) Business Days after the Conclusive Date, Parent and the Stockholder Representative shall provide a joint written instruction to the Escrow Agent to (x) deliver promptly from the Adjustment Escrow Account by wire transfer to Parent the lesser of the Adjustment Escrow Amount and the balance then in the Adjustment Escrow Fund and (y) deliver promptly from the Indemnity Escrow Fund by wire transfer to Parent the amount that is the difference between the Excess Amount and the full amount wired to Parent pursuant to the foregoing sub-clause (x).

(iv) The Per Share Portion of the amounts, if any, payable to the Stockholders pursuant to this Section 2.8(g) and any amounts released to the Stockholders from the Escrow Fund and the Holdback Escrow Fund shall herein be referred to as the “Post-Closing Payment”).

(h) All payments required to be made pursuant to this Section 2.8 shall be payable by wire transfer of immediately available funds in U.S. dollars to an account or accounts designated in writing by the party entitled to receive such payment.

(i) For the avoidance of doubt, the Stockholders and Parent agree to treat, and to cause their respective Subsidiaries to treat, for all Tax purposes, any payment made under this Section 2.8, to the maximum extent permitted by Applicable Law, as an adjustment to the Merger Consideration.

(j) The Parties agree that the Stockholder Representative and any of the Stockholders and their Affiliates may engage Deloitte & Touche LLP and its Affiliates to advise or represent them in connection with the determination of any Adjustment Amount and the matters addressed by this Section 2.8. Each party will enter into such waivers, indemnities and other agreements as Deloitte & Touche LLP or its Affiliates shall reasonably require to permit Deloitte & Touche LLP and its Affiliates to provide such advice or representation.

SECTION 2.9. Financial Advisor Adjustment.  Schedule 2.9 sets forth a list of all of the Financial Advisors of the Company and its Subsidiaries (excluding Cetera Investment Services LLC) and a list of all of the financial institution clients of Cetera Investment Services LLC (the “Institution Clients”) as of January 10, 2014 (collectively, the “Signing Date Financial Advisors and Institution Clients”) along with the trailing 12-month GDC for the period ended November 30, 2013 for each such Financial Advisor and Institution Client. No later than three (3) Business Days prior to the earlier of (a) June 1, 2014 or (b) the Closing Date (the “Measurement Date”), the Company shall deliver to Parent a schedule setting forth a list of all of the Signing Date Financial Advisors and Institution Clients of the Company and its Subsidiaries who remain Financial Advisors and Institution Clients of the Company and its Subsidiaries as of immediately prior to the Measurement Date (collectively, the “Measurement Date Financial Advisors and Institution Clients”). To the extent the Retained GDC Percentage is (i) ninety percent (90%) or greater, the Base Consideration shall not change, (ii) equal to or greater than seventy percent (70%), but less than ninety percent (90%), the Base Consideration shall be reduced by an amount equal to the product of (x) 8.7% of the Base Purchase Price multiplied by (y) the percentage equal to (A) the difference between (1) ninety percent (90%) and (2) the Retained GDC Percentage divided by (B) twenty percent (20%), or (iii) is less than seventy percent (70%), the Base Consideration shall be reduced by an amount equal to 8.7% of the Base Purchase Price (any such reduction, the “Financial Advisor Adjustment Amount”).

SECTION 2.10. Share Transfer Books.  At the Effective Time, the share transfer books of the Company shall be closed, and thereafter there shall be no further registration of transfers of shares of Company Common Stock or Preferred Stock.

SECTION 2.11. No Liability.  None of Parent, Merger Sub, the Company, the Surviving Corporation, the Paying Agent, and any employee, officer, director, agent or Affiliate of any of the foregoing, shall be liable to any holder of shares of Company Common Stock, Preferred Stock, Restricted Shares or Options in respect of any cash that would have otherwise been payable in respect of any Exchange Certificate from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar Applicable Law. Any amounts remaining unclaimed by any such holders immediately prior to the time at which such amounts would otherwise escheat to, or become property of, any Governmental Entity shall, to the extent permitted by Applicable Law, become the property of the Stockholder Representative, to be held on behalf of any such holders, in which case none of Parent, Merger Sub, the Company, the Surviving Corporation, the Paying Agent, and any employee, officer, director, agent or Affiliate of any of the foregoing, shall be liable to any such holders and such holders shall thereafter look only to the Stockholder Representative for payment of such amounts.

SECTION 2.12. Withholding Rights.  Each of Parent, Merger Sub, the Company, the Stockholders, the Stockholder Representative, the Surviving Corporation and the Paying Agent, as applicable (each, a “Withholding Agent”), shall be entitled to deduct and withhold from the Merger Consideration and any other amounts otherwise payable pursuant to this Agreement such amounts (or portions thereof) as such Withholding Agent is required to deduct and withhold with respect to the making of such payment under the Code, and the rules and regulations promulgated thereunder, or any provision of Applicable Law; provided, however, that a Withholding Agent intending to so deduct and withhold shall deliver a written notice to the applicable recipients at least five (5) Business Days prior to making the applicable payment, specifying the amount of, and a basis for, such deduction and withholding (other than required withholdings in respect of Options and Restricted Shares for income, employment and similar Taxes). To the extent that amounts are so deducted or withheld and paid over to the appropriate Governmental Entity by the applicable Withholding Agent in accordance with Applicable Law, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made by the applicable Withholding Agent.

ARTICLE III

CONDITIONS TO CLOSING

SECTION 3.1. Conditions to Obligations of Parent, Merger Sub and the Company.  The obligations of Parent, Merger Sub and the Company to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction, or waiver in writing by Parent, Merger Sub and the Company, at or prior to Closing of each of the following conditions:

(a) Governmental Entity Approvals.  The approvals, consents and actions of, filings with, and notices to, any Governmental Entity as set forth in Schedule 3.1(a) shall have been made or obtained and shall be in full force and effect.

(b) No Injunction.  No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any Applicable Law or applicable Order which is in effect and prohibits or makes illegal the consummation of the transactions contemplated by this Agreement (a “Prohibitive Order”).

(c) FINRA.  FINRA shall have delivered to each Subsidiary of the Company that is a Broker-Dealer its written approval of such Person’s Continuing Membership Application pursuant to FINRA (NASD) Rule 1017(a)(4) in connection with the Merger.

SECTION 3.2. Conditions to the Obligations of Parent and Merger Sub.  The obligations of Parent and Merger Sub to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction, or waiver in writing by Parent or Merger Sub, at or prior to Closing of each of the following conditions:

(a) Performance of Obligations of the Company.  Each of the covenants of the Company set forth herein which is to be performed or complied with by it at or prior to the Closing shall have been duly performed or complied with in all material respects (other than the covenants set forth in Sections 6.3(b)(xiii)(A), 6.3(b)(xiv)(D) and 6.3(b)(xix)(A), which shall have been duly performed and complied with in all respects), and Parent shall have received a certificate from an authorized officer of the Company, dated as of the Closing Date, to the effect that the conditions set forth in this Section 3.2(a) have been satisfied.

(b) Representations and Warranties of the Company.  Each of the representations and warranties of the Company set forth in Article IV of this Agreement shall be true and correct at and as of the date hereof and at and as of the Closing Date (disregarding all qualifications or limitations as to “materiality” or “Company Material Adverse Effect” and words of similar import set forth therein), as though such representations and warranties had been made on and as of the Closing Date (except that representations and warranties that are made as of a specified date need be true and correct in all respects only as of such date), except where the failure of such representations and warranties to be true and correct, individually or in the aggregate, has not had and would not reasonably be expected to result in a Company Material Adverse Effect; provided, however, that for purposes of the foregoing, the representations and warranties in Section 4.9 shall be read without reference to clause (v) thereof; provided further, that (i) the representations and warranties set forth in Section 4.1 (Organization; Qualification), Section 4.2 (Capitalization; Subsidiaries) (except for clause (ii) of the first sentence of Section 4.2(a)) and Section 4.3 (Authority; Enforceability) shall be true and correct in all material respects, and (ii) the representations and warranties set forth in clause (ii) of the first sentence of Section 4.2(a) (Capitalization; Subsidiaries) shall be true and correct in all respects, subject to the exercise of any Options set forth on Schedule 4.2(c), the conversion of any shares of Preferred Stock set forth on Schedule 4.2(a) into shares of Company Common Stock, and the vesting or forfeiture of any of the Restricted Shares set forth on Schedule 4.2(a), in each case, in accordance with their respective terms. Parent shall have received a certificate from an authorized officer of the Company, dated as of the Closing Date, to the effect that the conditions set forth in this Section 3.2(b) have been satisfied.

(c) No Company Material Adverse Effect.  Since the date of this Agreement, there shall have been no event, change, effect or circumstance which, individually or in the aggregate, has had, or would reasonably be expected to result in, a Company Material Adverse Effect.

(d) Termination of Advisory Agreement.  The Advisory Agreement shall have been terminated.

(e) Minimum Net Capital Requirements.  Each of the Company’s Subsidiaries that are Broker-Dealers shall be in compliance with the Minimum Net Capital Requirements. Parent shall have received a certificate from an authorized officer of the Company, dated as of the Closing Date, to the effect that the condition set forth in this Section 3.2(e) has been satisfied.

(f) Stockholder Approval.  This Agreement shall have been adopted and approved by the affirmative vote or written consent of (i) the holders of at least 75% of the outstanding shares of Company Common Stock and Preferred Stock (on an as-converted basis) voting as a single class and (ii) the holders of at least 75% of the outstanding shares of the Preferred Stock (collectively, the “Stockholder Approval”).

SECTION 3.3. Conditions to the Obligations of the Company.  The obligations of the Company to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction, or waiver in writing by the Company, at or prior to Closing of each of the following conditions:

(a) Performance of Obligations of Parent and Merger Sub.  Each of the covenants of Parent and Merger Sub set forth herein which is to be performed by them at or prior to the Closing shall have been duly performed in all material respects, and the Company shall have received a certificate from an authorized officer of Parent, dated as of the Closing Date, to the effect that the conditions set forth in this Section 3.3(a) have been satisfied.

(b) Representations and Warranties of Parent.  Each of the representations and warranties of Parent and Merger Sub set forth in Article V of this Agreement shall be true and correct at and as of the date hereof and at and as of the Closing Date (disregarding all qualifications or limitations as to “materiality” or “Parent Material Adverse Effect” and words of similar import set forth therein), as though such representations and warranties had been made on and as of the Closing Date (except that representations and warranties that are made as of a specified date need be true and correct in all respects only as of such date), except where the failure of such representations and warranties to be true and correct, individually or in the aggregate, has not had and would not reasonably be expected to result in a Parent Material Adverse Effect; provided, however, that (i) the representations and warranties set forth in Section 5.1 (Organization; Qualification) and Section 5.2 (Authority; Enforceability) shall be true and correct in all material respects. The Company shall have received a certificate from an authorized officer of Parent, dated as of the Closing Date, to the effect that the conditions set forth in this Section 3.3(b) have been satisfied.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the Disclosure Schedules, the Company hereby represents and warrants to Parent and Merger Sub as follows:

SECTION 4.1. Organization; Qualification.  Except as set forth on Schedule 4.1, each of the Company and its Subsidiaries (a) is duly organized, validly existing and in good standing (with respect to jurisdictions that recognize the concept of good standing or a similar local concept) under the laws of its jurisdiction of organization, (b) has all requisite corporate and similar power and authority to own, operate and lease its properties and to carry on its business as now conducted and (c) is qualified to transact business in each jurisdiction in which the ownership of its property or conduct of its business requires such qualification, except where the failure to be so organized, existing and in good standing or to have such requisite corporate or similar power and authority or to be so qualified would not, individually or in the aggregate, have or reasonably be expected to result in a Company Material Adverse Effect. Correct and complete copies of the Organizational Documents, as amended to the date of this Agreement, of the Company and its Subsidiaries have been made available to Parent.

SECTION 4.2. Capitalization; Subsidiaries.

(a) Schedule 4.2(a) sets forth, with respect to the Company, (i) its name and jurisdiction of incorporation, (ii) its authorized, issued and outstanding shares of capital stock and (iii) the holders of record of its outstanding shares of capital stock and the number of shares owned by each holder. All of the issued and outstanding shares of capital stock of the Company have been duly authorized and are validly issued, fully paid and non-assessable and none of them has been issued in violation of preemptive or similar rights. There are no declared but unpaid dividends or distributions with regard to any issued and outstanding shares of the Company Common Stock or the Preferred Stock.

(b) Schedule 4.2(b) sets forth, with respect to each Subsidiary of the Company, (i) its name and jurisdiction of incorporation or formation and (ii) its authorized, issued and outstanding shares of capital stock. The Company owns directly or indirectly all of the issued and outstanding shares of capital stock of each of the Company’s Subsidiaries listed as owned by it, free and clear of all Liens (other than (x) such Liens which were incurred by Parent or Merger Sub or which Parent or Merger Sub causes such Subsidiary to incur as a result of the transactions contemplated by this Agreement, (y) Liens that will be removed prior to the Closing and (z) Permitted Encumbrances). Except as set forth on Schedule 4.2(b), none of the Company or any of its Subsidiaries, directly or indirectly, own any equity or other ownership interest in any corporation, partnership or other Person.

(c) Except as set forth in Schedule 4.2(c), there are no shares of capital stock of, or other equity interests in, the Company or any of its Subsidiaries reserved for issuance or subject to preemptive rights or any outstanding subscriptions, options, warrants, calls, rights or convertible or exchangeable securities or any other agreements or other instruments in effect, to which the Company or any of its Subsidiaries is a party, giving any Person the right to acquire any shares of capital stock, or other equity interests in, the Company or any of its Subsidiaries. Schedule 4.2(c) sets forth all outstanding or authorized options (including the Options, the name of each holder of Options, the number of shares of Company Common Stock subject to each such Option and the exercise price per share for each Option), stock appreciation, phantom stock, profit participation, or similar rights for which the Company or any of its Subsidiaries has any liability. Except as set forth in Schedule 4.2(c), there are no outstanding obligations of the Company (contingent or otherwise) to repurchase, redeem or otherwise acquire, directly or indirectly, any shares of capital stock (or options or warrants to acquire any such shares) of the Company.

(d) Except as set forth in Schedule 4.2(d), there is no voting agreement, voting trust, stockholders’ agreement, proxy or similar agreement or arrangement relating to the voting of any class or series of the Company’s capital stock or restricting the transfer of any shares of any such class or series of the Company’s capital stock, or any agreement or arrangement providing for registration rights with respect to any capital stock or other securities of the Company.

SECTION 4.3. Authority; Enforceability.  The Company has all requisite corporate or similar power and authority to execute, deliver and perform its obligations under this Agreement and the other Transaction Documents and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all requisite corporate action on the part of the Company, subject only to the Stockholder Approval. This Agreement and the other Transaction Documents, when executed by the parties hereto and thereto, and, assuming the due authorization, execution and delivery of this Agreement by Parent and Merger Sub, will constitute a legally valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Applicable Laws affecting creditors’ rights and remedies generally and to general principles of equity, whether considered in a proceeding in equity or at law (collectively, the “Enforceability Exceptions”).

SECTION 4.4. Litigation.  Except as set forth on Schedule 4.4, there are no Actions pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries or, to the Knowledge of the Company, any officer or director of the Company or its Subsidiaries (to the extent related to the Business), at law or in equity, by or before any Governmental Entity, which, if determined adversely to the Company or any of its Subsidiaries, would, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole. Except as set forth on Schedule 4.4, there are no Orders of, or by, any Governmental Entity or any settlement agreements to which the Company or any Subsidiary is a party which would, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole.

SECTION 4.5. Financial Information.

(a) Attached as Schedule 4.5 are (i) audited consolidated balance sheets and statements of income, stockholders’ equity and cash flows of the Company as of and for the fiscal years ended December 31, 2012 and December 31, 2011 (including any footnotes thereto and the report of the Company’s independent accountant), and (ii) unaudited consolidated balance sheets and statements of income, stockholders’ equity and cash flows of the Company as of and for the nine (9) month period ended September 30, 2013 (such financial statements, including the footnotes contained therein, the “Financial Statements”). The Financial Statements have been prepared in accordance with GAAP, as of the dates and for the periods presented (except as may be stated therein or in the footnotes thereto), consistently applied throughout the periods covered by each such statement, and fairly present, in all material respects, the consolidated financial condition of the Company and its Subsidiaries as of the respective dates and the results of operations and cash flows of the Company and its Subsidiaries as of the date thereof and for the respective periods presented therein, as applicable (except as may be stated therein or in the footnotes thereto and subject, in the case of the unaudited interim financial statements, to normal year-end adjustments which are not material in nature or amount to the Company and its Subsidiaries, taken as a whole, and the absence of notes and any other adjustments described therein).

(b) The Company has provided to Parent copies of all management representation letters of the Company and its Subsidiaries to the Company’s auditors in connection with the annual audits of the Company and its Subsidiaries for the 2011 and 2012 fiscal years.

SECTION 4.6. Consents and Approvals.  Except as (i) set forth in Schedule 4.6, (ii) under Competition Laws, (iii) any filings as may be required under the DGCL in connection with the Merger and (iv) any filings of applications and notices with, and receipts of approvals and non-objections from, FINRA (clauses (i), (ii), (iii) and (iv) collectively, the “Consents and Approvals”), no consents, approvals, authorization, notifications, registrations or other filings are required to be made by the Company or any of its Subsidiaries with, nor are any consents, approvals, authorizations, notifications, registrations or other filings required to be obtained by the Company or any of its Subsidiaries from, any Governmental Entity in connection with the execution or delivery of this Agreement and the other Transaction Documents by the Company and the consummation of the Merger on the Closing Date, except for such consents, approvals, authorizations, notifications, registrations or other filings where the failure to make or obtain the same would not, individually or in the aggregate, have or reasonably be expected to result in a Company Material Adverse Effect.

SECTION 4.7. No Violations.  The execution and delivery of this Agreement and the other Transaction Documents by the Company does not, and the consummation of the Merger on the Closing Date will not:

(a) violate or contravene any provision of the Organizational Documents of the Company or its Subsidiaries;

(b) violate, conflict with, or constitute or result in a default, acceleration, termination or modification of the terms of, or entitle any party to declare such a default, or to accelerate or terminate, or create or accelerate any obligation or loss of any benefit under (in each case with or without notice or lapse of time or both), any Material Contract;

(c) result in the creation or imposition of any Liens with respect to any of the material assets or properties of the Company or its Subsidiaries, other than Permitted Encumbrances; or

(d) violate, contravene or conflict with any (i) Applicable Law, (ii) governmental or non-governmental permit or license of the Company or any of its Subsidiaries or any judgment, injunction, order, decree or other restriction of any court or Governmental Entity having competent jurisdiction (“Order”) to which the Company or any of its Subsidiaries is subject or by which their assets are bound or (iii) Governmental Authorization (in each case, assuming the receipt and effectiveness of, and the compliance with, all Consents and Approvals), except, in the case of clauses (b), (c) or (d) above, as set forth in Schedule 4.7 or as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole.

SECTION 4.8. Material Contracts.

(a) Schedule 4.8(a) sets forth, as of the date hereof, a true and complete list, by reference to the applicable subsections of this Section 4.8(a), of the following agreements (excluding, except as set forth in clause (xiv), Employee Plans) to which the Company or any of its Subsidiaries is a party (the “Material Contracts”):

(i) any Contract for the lease of personal property to or from any Person involving aggregate payments by the Company and its Subsidiaries of more than $250,000 for the twelve (12) month period ending December 31, 2013, other than Contracts entered into in the ordinary course of business;

(ii) all Contracts (other than the leases listed on Schedule 4.16) that the Company reasonably anticipates will, in accordance with their terms, require aggregate payments by any of the Company and its Subsidiaries of more than $500,000 within the twelve (12) month period commencing January 1, 2014 and that are not cancelable by the Company or its Subsidiaries without Liability on ninety (90) or fewer days’ notice to the other Party thereto;

(iii) any Contract which establishes a partnership, limited liability company or joint venture or similar arrangement;

(iv) any Contract under which the Company or any of its Subsidiaries has created, incurred, assumed or guaranteed any Indebtedness for borrowed money, or any capitalized lease obligation;

(v) any Contract that limits or purports to limit in any respect the ability of the Company or any of its Subsidiaries to (i) compete in any line of business or with any Person or in any geographic area or sales channel, (ii) sell, supply or distribute any service or product as a result of any “most favored customer” provisions or (iii) to solicit or hire any employee;

(vi) any Contract with any Stockholder or its Subsidiaries other than employment agreements;

(vii) any Contract requiring a future unreimbursed capital expenditure by the Company or any of its Subsidiaries in excess of $1,000,000 in any twelve (12) month period;

(viii) any Contract that relates to an acquisition, divestiture, merger or similar transaction and contains representations, covenants, indemnities or other obligations that are still in effect (excluding any transactions solely among the Company and its wholly-owned Subsidiaries);

(ix) any Contract under which the Company or any of its Subsidiaries (i) is licensed to use material Intellectual Property (other than commercially available software licenses which require annual aggregate payments of less than $250,000) or (ii) licenses its material Intellectual Property to any Person (other than non-exclusive licenses granted to customers and access granted to customers, vendors or Financial Advisors, in each case in the ordinary course of business);

(x) any Contract under which the Company or any of its Subsidiaries has advanced or loaned any amount to any of its directors, officers and employees;

(xi) any Contract for correspondent securities clearing, payment and settlement activities;

(xii) any Contract with any current or ongoing obligations to, or rights in favor of, any former officer, director, manager, member or Affiliate of the Company or any of its Subsidiaries (other than Contracts with Financial Advisors);

(xiii) any Contract with any labor or trade union or association or works council representing any employee of the Company or any of its Subsidiaries;

(xiv) any Contract for the employment of any individual on a full time, part-time or consulting or other basis providing annual base and bonus compensation in excess of $250,000 (excluding, for the avoidance of doubt, any amounts paid as commission); and

(xv) any Contract providing for liquidated damages or similar penalties in the event of a breach that would reasonably be expected to result in a material Liability of the Company or any of its

Subsidiaries (or, following the Closing, of Parent), other than such provisions contained in Contracts entered into in the ordinary course of business.

(b) True and complete copies of all Material Contracts have been made available to Parent by the Company, except that in the case of Material Contracts comprised of statements of work, sales orders or other like addenda, only the related master agreements have been made available to Parent by the Company. Except as set forth in Schedule 4.8(b) or as, in each case, would not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect, (i) each Material Contract and Advisory Contract is valid, existing and in full force and effect with respect to the Company or one of its Subsidiaries, as applicable, and, to the Knowledge of the Company, each other party to such Material Contract, subject to the Enforceability Exceptions and (ii) neither the Company nor any of its Subsidiaries, nor, to the Knowledge of the Company, any other party to such Material Contract is in material breach of or default under such Material Contract which has not been waived.

SECTION 4.9. Liabilities.  Except as set forth on Schedule 4.9, neither the Company nor any of its Subsidiaries has any Liability, except Liabilities (i) disclosed in the Financial Statements, (ii) incurred since September 30, 2013 in the ordinary course of business, (iii) incurred in connection with this Agreement, the other Transaction Documents or the transactions contemplated hereby or thereby, (iv) that would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, or (v) that are not of the type required to be reflected on or reserved against in, or to be disclosed in the notes to, a consolidated balance sheet prepared in accordance with GAAP.

SECTION 4.10. Employee and Labor Matters.

(a) Except as set forth on Schedule 4.10(a):

(i) neither the Company nor any of its Subsidiaries is a party to or bound by any collective bargaining agreement or other similar labor agreement applicable to persons employed by it, and to the Knowledge of the Company, no employee of the Company or any of its Subsidiaries is represented with respect to the Company by any union or other collective bargaining agent;

(ii) since December 31, 2011 there are and have been no strikes, slowdowns, picketing, work stoppages or lockouts by or with respect to any of the employees of any Company or any of its Subsidiaries in connection with the operation of the Business, and no such labor activities are pending or, to the Knowledge of the Company, threatened;

(iii) since December 31, 2011, neither the Company nor its Subsidiaries have agreed to recognize any union or other collective bargaining representative, and no union or other collective bargaining representative has been certified as the exclusive bargaining representative of any of the employees of any of the Company or any of its Subsidiaries; and

(iv) to the Knowledge of the Company, there is no activity or proceeding of any labor organization (or representative thereof) or employee group to organize employees of any of the Company or any of its Subsidiaries.

(b) Except as set forth on Schedule 4.10(b) or which would not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect:

(i) there is not presently pending any written unfair labor practice charge or complaint, or any grievance proceeding, arbitration or judicial proceeding against or affecting the Company or any of its Subsidiaries, nor is the Company or any of its Subsidiaries bound by any consent decree with any Governmental Entity, arising out of the employment of labor, and, to the Knowledge of the Company, none has been threatened;

(ii) the Company and each of its Subsidiaries is in compliance with all applicable Laws regarding employment and employment practices, terms and conditions of employment and wages and hours, workers’ compensation, worker safety, civil rights, discrimination, immigration, collective bargaining, and the Worker Adjustment and Retraining Notification Act, 29 U.S.C. §2109 et seq. or the regulations promulgated thereunder, and the National Labor Relations Act; and

(iii) since December 31, 2011, there have been no claims of harassment, discrimination, retaliatory act or similar actions against any employee, officer or director of the Company or any of its Subsidiaries and, to the Knowledge of the Company, there have been no threats of such claims or actions.

SECTION 4.11. Employee Benefit Arrangements.

(a) Schedule 4.11(a) contains a list of all material Employee Plans, and true and complete copies of all material documents embodying and relating to each Employee Plan listed in Schedule 4.11(a) have been made available to Parent.

(b) (i) No Employee Plan is subject to the minimum funding requirements of Section 412 of the Code or Section 302 or Title IV of ERISA, (ii) no Employee Plan is a multiemployer plan within the meaning of Section 4001(a)(3) of ERISA or Section 3(37) of the Code or is a single employer pension plan (within the meaning of Section 4001(a)(15) or ERISA) that is subject to Sections 4063, 4064 or 4069 of ERISA, and (iii) except as would not reasonably be expected to result in a Company Material Adverse Effect, each Employee Plan that is intended to qualify under Section 401(a) of the Code has an opinion letter on which it may rely or has received a favorable determination letter from the Internal Revenue Service as to its qualified status, and to Knowledge of the Company, nothing has occurred since January 31, 2010 that has caused the loss of such qualification or would reasonably be expected to adversely affect such qualification in any material respect.

(c) Except as set forth in Schedule 4.11(c) or as would not, individually and in the aggregate, reasonably be expected to result in a Company Material Adverse Effect: (i) each Employee Plan is, and from January 31, 2010 has been maintained and operated, in compliance with its terms and all applicable requirements prescribed by Laws which are applicable to such Employee Plan, including but not limited to ERISA and the Code; (ii) all payments required by any Employee Plan by any Applicable Law with respect to all periods from January 31, 2010 through the date of this Agreement have been made; (iii) no Action (whether brought by a Governmental Entity or otherwise) is pending or, to the Knowledge of the Company, threatened against any of the Employee Plans (other than non-material routine claims for benefits, and appeals of such claims) or against any trustee or fiduciaries thereof; (iv) since January 31, 2010, no “prohibited transaction” within the meaning of Section 4975 of the Code and Section 406 of ERISA has occurred or is reasonably expected to occur with respect to any Employee Plan; (v) as of the date hereof, no Employee Plan is under, and none of the Company or any of its Subsidiaries has received any written notice of, an audit or investigation by any Governmental Entity; and (vi) neither the Company or any of its Subsidiaries has unfunded Liabilities pursuant to any Employee Plan that is not intended to be qualified under Section 401(a) of the Code and is an “employee pension benefit plan” within the meaning of Section 3(2) of ERISA, a nonqualified deferred compensation plan or an excess benefit plan.

(d) None of the Company or any of its Subsidiaries or, to the Knowledge of the Company, any employee, officer or director of any of the foregoing, has made any promises or commitments, whether legally binding or not, to create any additional Employee Plan, or to modify or change in any material way any existing Employee Plan.

(e) Except as set forth on Schedule 4.11(e), neither the execution of this Agreement by the Company nor the consummation of the transactions contemplated hereby will trigger (either alone or in connection with any other event, including a termination of service of any Business Employee or director) or enhance any Liability or payments of any kind under any Employee Plan or otherwise, or accelerate the time of payment or vesting or increase the amount of compensation or benefits due to any Business Employee or director (or any dependent or spouse thereof) of the Company or any of its Subsidiaries. As of the Closing, no amount that could be received (whether in cash or property or the vesting of property), as a result of the consummation of the transactions contemplated hereby by any Business Employee or director (or any dependent or spouse thereof) under any Employee Plan or otherwise would not be deductible by reason of Section 280G of the Code or would be subject to an excise Tax under Section 4999 of the Code.

(f) (i) Each Option has an exercise price at least equal to the fair market value of Company Common Stock on a date no earlier than the date of the corporate action authorizing the grant, (ii) no Option has had its exercise date or grant date delayed or “back-dated,” and (iii) all Options have been issued in material compliance with all applicable Laws and properly accounted for in all material respects.

(g) No Employee Plan is subject to the laws of a jurisdiction outside of the United States.

SECTION 4.12. Tax Matters.  Except as set forth on Schedule 4.12, and only with respect to any Pre-Closing Tax Period of the Company or its Subsidiaries:

(a) each of the Company and its Subsidiaries has filed with the appropriate Tax Authority all income Tax Returns and all material non-income Tax Returns required to be filed through the date hereof, all such Tax Returns were true, correct and complete in all material respects, and all material Taxes due and payable by the Company and its Subsidiaries have been paid, or adequate provision therefor has been made;

(b) no written claim has been made by a Tax Authority in a jurisdiction in which the Company or any of its Subsidiaries does not file Tax Returns that it is or may be subject to Tax in that jurisdiction, which remains unresolved;

(c) each of the Company and its Subsidiaries has timely collected or withheld all Taxes that such respective Company or Subsidiary has been required to collect or withhold, as applicable, and has timely paid such amounts to the proper taxing or other Tax Authority when due;

(d) except as set forth Schedule 4.12(d), (i) no deficiencies for material Taxes of the Company or any of its Subsidiaries have been claimed or assessed in writing by any Tax Authority, which remain unpaid, and to the Knowledge of the Company, (ii) there are no pending audits or Actions in respect of Taxes of the Company or any of its Subsidiaries; and neither the Company nor any of its Subsidiaries has executed a waiver regarding the application of the statute of limitations with respect to any Taxes or Tax Returns which remain in effect;

(e) there are no Liens for Taxes of the Company or any of its Subsidiaries other than in respect of any Tax liability of the Company or any of its Subsidiaries not yet due and payable;

(f) neither the Company nor any of its Subsidiaries will be required to include amounts in, or exclude items of deduction from, taxable income for any Post-Closing Tax Period as a result of (i) any intercompany transaction or excess loss account described in the Treasury Regulations promulgated pursuant to Section 1502 of the Code (or any corresponding or similar provision of state, local or foreign Law) arising or occurring prior to the Closing, (ii) any installment sale or open transaction disposition made prior to the Closing, (iii) the receipt of prepaid amounts by the Company or any of its Subsidiaries prior to the Closing, (iv) a change prior to Closing in method of accounting for a Tax Period ending on or prior to the Closing Date or (v) a “closing agreement” as described in Section 7121 of the Code (or any corresponding provision of state, local or foreign Law) entered into prior to the Closing;

(g) the Company is not a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code;

(h) neither the Company nor any of its Subsidiaries has participated in any “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(2);

(i) neither the Company nor any of its Subsidiaries is a party to or bound by any Tax Sharing Agreement with any other party (other than any of the Company or its Subsidiaries). Except as set forth on Schedule 4.12(i), neither the Company nor any of its Subsidiaries (i) is, or has been since February 1, 2010, a member of an affiliated group of corporations filing a consolidated federal income Tax Return (other than the group to which they are currently members and the common parent of which is the Company) or (ii) to the Knowledge of the Company, has any Liability for the Taxes of any Person (other than any of the Company or its Subsidiaries) under Treasury Regulations Section 1.1502-6 (or any similar provision of any state, local, or foreign law), as a transferee or successor, by contract, or otherwise; and

(j) neither the Company nor any of its Subsidiaries has been either a “distributing corporation” or a “controlled corporation” in a distribution in which the parties to such distribution treated the distribution as one to which Section 355 of the Code is applicable within the prior two (2) years.

Notwithstanding anything to the contrary contained in this Agreement, the representations and warranties contained in this Section 4.12 shall be the exclusive representations and warranties with respect to Taxes.

SECTION 4.13. Governmental Authorizations.  Except as set forth in Schedule 4.13 or as would not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect, (i) the Company and its Subsidiaries possess or are the beneficiary of, and are in compliance with, all Governmental Authorizations required to conduct the Business as conducted on the date hereof and (ii) neither the Company nor any of its Subsidiaries has received any written notice from any Governmental Entity threatening to suspend, revoke, withdraw or modify in any adverse respect or limit any of the Governmental Authorizations required to conduct the Business as conducted on the date hereof.

SECTION 4.14. Insurance.

(a) Schedule 4.14 sets forth a list, as of the date hereof, of all material insurance policies of the Company and its Subsidiaries or which the Company or any of its Subsidiaries is a named insured, covering the Company and any of its Subsidiaries, any of their assets or any of their directors or officers (in their capacities as such).

(b) No written notice of cancellation or termination of any insurance policy listed in Schedule 4.14 has been received with respect to any such policy and each such policy is legally valid, binding, enforceable and in full force and effect.

SECTION 4.15. Compliance with Laws.  Except (i) as set forth in Schedule 4.15, (ii) as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, and (iii) for matters that are the subject of the representations and warranties contained in Section 4.10 (Employee and Labor Matters), Section 4.11 (Employee Benefit Arrangements), Section 4.12 (Tax Matters), Section 4.17 (Environmental Matters), and Section 4.18 (Intellectual Property), the Company and its Subsidiaries are, and since December 31, 2011 have been, in compliance with all Applicable Laws. Except as would not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries has received any written notice, nor to the Knowledge of the Company, any other notice, of any violation of any Applicable Law by the Company or any of its Subsidiaries. In the conduct of the Business, the Company and its Subsidiaries, and to the Knowledge of the Company, their respective directors, officers, employees and agents, in their capacities as such, are in compliance in all material respects with the United States Foreign Corrupt Practices Act of 1977, as amended, and any other Applicable Laws concerning corrupting payments.

SECTION 4.16. Real Property.

(a) The Company and its Subsidiaries do not have, and have not agreed to acquire, any Owned Real Property. Each of the Company and its Subsidiaries, as applicable, holds the leasehold interests in the Leased Facilities free and clear of all Liens, other than Permitted Encumbrances. All leases in effect as of the date hereof with respect to the Leased Facilities are set forth on Schedule 4.16(a) together with the location of such Leased Facility. True and complete copies of the leases set forth in Schedule 4.16(a), as amended or supplemented through the date of this Agreement have been made available to Parent.

(b) Except as described in Schedule 4.16(b), with respect to each Leased Facility:

(i) the lease is legally valid, binding and enforceable against the Company or its Subsidiary party thereto, and in full force and effect, and no monetary or material non-monetary breach or default by the Company or its Subsidiary party thereto or, to the Knowledge of the Company, any of the other parties thereto, exists;

(ii) the execution and delivery of this Agreement by the Company and the consummation of the Merger on the Closing Date will not result in a material breach or default by any of the Company or its Subsidiaries under the lease applicable to such Leased Facility;

(iii) none of the leases for the Leased Facilities has been assigned, and none of the Leased Facilities is subleased by, the Company or its Subsidiaries to a third party; and

(iv) the covenants, easements and similar restrictions affecting all or any portion of the Leased Facilities do not materially adversely impair the use by the Company and its Subsidiaries of such property in the operation of their Businesses.

SECTION 4.17. Environmental Matters.  Except as set forth on Schedule 4.17 or as would not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect: (a) the Company and its Subsidiaries comply, and since December 31, 2011 have been in compliance, with all applicable Environmental Laws; (b) to the Knowledge of the Company, there have been no Releases of Hazardous Substances from and after December 31, 2011 at, under, within, through or from any real property currently or formerly operated by the Company or any of its Subsidiaries or at any other location that will result in any Liability to the Company or any of its Subsidiaries under any applicable Environmental Law; (c) the Company and its Subsidiaries possess all Governmental Authorizations required under applicable Environmental Laws to operate as they currently operate, and there is no administrative or judicial proceeding pending or, to the Knowledge of the Company, threatened, to revoke or adversely modify or to prevent from being renewed any such Governmental Authorization; (d) there are no pending or, to the Knowledge of the Company, threatened Environmental Claims against the Company or any of its Subsidiaries; (e) to the Knowledge of the Company, no site or property to or at which the Company or any of its Subsidiaries transported or disposed of, or arranged for the transportation or disposal of, a Hazardous Substance is the subject of any investigation or remediation under any Environmental Law that would reasonably be expected to result in Liability to the Company or any of its Subsidiaries; (f) no filings are required by any Environmental Law (including the New Jersey Industrial Site Recovery Act, N.J.S.A. §13:1K-6 et seq.) to be made by the Company or any of its Subsidiaries with, nor are any consents, approvals, or authorizations required to be obtained by the Company or any of its Subsidiaries from, any Governmental Entity in connection with the execution or delivery of this Agreement by the Company and the consummation of the Merger on the Closing Date. Notwithstanding any other representations and warranties in this Agreement, the representations and warranties contained in this Section 4.17 shall be the exclusive representations and warranties with respect to environmental matters, including Environmental Laws, Environmental Claims, Releases, and Hazardous Substances.

SECTION 4.18. Intellectual Property.

(a) Schedule 4.18(a) sets forth a complete and accurate list of all Intellectual Property registrations and applications owned by each of the Company and its Subsidiaries. All Intellectual Property listed on Schedule 4.18(a) is subsisting, unexpired and not in default of any fee or filing requirement of any applicable Governmental Entity, and to the Knowledge of the Company, is valid and enforceable.

(b) Except as would not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect: (i) each of the Company and its Subsidiaries owns the items on Schedule 4.18(a), free and clear of all Liens other than Permitted Encumbrances, and owns, or has rights to use, all other Intellectual Property that is used in their businesses as presently conducted; (ii) the conduct of the Business as presently conducted does not infringe the Intellectual Property rights of any Person (provided that, with respect to patents, the foregoing representation is being made to the Knowledge of the Company), and no proceedings are pending or, to the Knowledge of the Company, threatened alleging any such infringement; and (iii) to the Knowledge of the Company, no Person is infringing any Intellectual Property owned by the Company or any of its Subsidiaries.

(c) Except as would not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect, each of the Company and its Subsidiaries owns, possesses adequate licenses or has other rights to use all computer software used by it. Except as set forth on Schedule 4.18(c), and other than access granted to customers, vendors or Financial Advisors in the ordinary course of business, neither the Company nor any of its Subsidiaries has granted to any Person any interest, as licensee or otherwise, in any of its owned software or databases.

(d) Except as would not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect: (i) the Company’s and its Subsidiaries’ use and dissemination of any personally-identifiable information concerning individuals is in compliance with all applicable privacy policies, terms of use, Applicable Law and contractual obligations applicable to the Company and any of its Subsidiaries or to which the Company or any of its Subsidiaries is bound; (ii) the Company and its Subsidiaries maintain policies and procedures regarding data security and privacy and maintain administrative, technical, and physical safeguards that are commercially reasonable and, in any event, in compliance with all Applicable Laws and contractual obligations applicable to the Company and any of its Subsidiaries or to which the Company or any of its Subsidiaries is bound; and (iii) to the Knowledge of the Company, there have been no security breaches relating to, or violations of any security policy regarding, or any unauthorized access of, any data or information used by the Company or any of its Subsidiaries.

SECTION 4.19. Absence of Certain Developments.  Except as may be contemplated by this Agreement and as set forth in Schedule 4.19, (i) from September 30, 2013 through the date of this Agreement, the Company and its Subsidiaries have in all material respects conducted their respective businesses in the ordinary course of such business and have not taken any of the actions set forth in Section 6.3(b) that, if taken after the execution and delivery of this Agreement, would require the consent of Parent pursuant to Section 6.3(b) and (ii) since September 30, 2013, there has not been any event, change, effect or circumstance which, individually or in the aggregate, has had, or would reasonably be expected to result in, a Company Material Adverse Effect.

SECTION 4.20. Brokers and Finders.  Except for Bank of America Merrill Lynch, no agent, broker, investment banker, financial advisor, intermediary, finder, consultant or other firm acting on behalf of the Company or its Subsidiaries will be entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission, directly or indirectly, in connection with any of the transactions contemplated by this Agreement.

SECTION 4.21. Related Party Transactions.  Schedule 4.21 sets forth a list of each material agreement (other than employment agreements, relocation agreements, reimbursement agreements and other similar compensation agreements with any Company Employee) in effect as of the date hereof between (i) the Company or any of its Subsidiaries, on the one hand, and (ii) any Affiliate, officer or director of the Company or any of its Subsidiaries or any entity in which any of the foregoing Persons owns any beneficial interest (except for ownership of less than 1% of the outstanding common stock of a publicly traded company), on the other hand.

SECTION 4.22. Broker-Dealer and Investment Adviser Matters.

(a) Except as set forth in Schedule 4.22(a), the Company and each of its Subsidiaries that is required to be registered as a Broker-Dealer with the Securities and Exchange Commission (“SEC”) under the Securities Exchange Act of 1934, and the rules and regulations promulgated thereunder, as amended (the “Exchange Act”) is so registered, and, to the Knowledge of the Company is duly registered, licensed or qualified under applicable state laws, except where the failure to be so registered, licensed or qualified would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole.

(b) Except as set forth in Schedule 4.22(b), the Company and each of its Subsidiaries that is engaged in the investment advisory or investment management activities is, to the extent required under the Investment Advisers Act of 1940, and the rules and regulations promulgated thereunder, as amended (“Advisers Act”) duly registered as an investment adviser under the Advisers Act, and, to the Knowledge of the Company is duly registered, licensed or qualified under applicable state laws, except where the failure to be so registered, licensed or qualified would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole.

(c) Copies of the Uniform Application for Broker-Dealer Registration on Form BD and the Uniform Application for Investment Adviser Registration on Form ADV (Parts I and II), as filed with the SEC, and the currently effective Form 7-R as filed with the Commodity Futures Trading Commission by the Company and any of its applicable Subsidiaries have been made available to Parent prior to the date of this Agreement. Except as set forth in Schedule 4.22(c), to the Knowledge of the Company, such forms are in compliance with the applicable requirements of the Exchange Act and Advisers Act, as applicable, except where the failure to be in compliance would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole.

(d) Each of the applicable Subsidiaries of the Company is a member in good standing of the Financial Industry Regulatory Authority (“FINRA”) and each other Governmental Entity where the conduct of its business requires membership or association, except where the failure to be a member in good standing would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole.

(e) Each of the applicable Subsidiaries of the Company has established, maintains and enforces written compliance and supervisory policies and procedures in compliance with Applicable Laws, except where the failure to establish, maintain, enforce and comply would not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect. Each of the applicable Subsidiaries of the Company has been and remains in compliance with such policies and procedures, except where the failure to be in compliance would not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect.

(f) To the Knowledge of the Company, the officers, employees and independent contractors of each of the applicable Subsidiaries of the Company who is required to be registered, licensed or qualified with any Governmental Entity as a registered principal, registered representative or registered investment adviser representative is duly and properly registered, licensed or qualified as such, and has been so registered, licensed or qualified at all times while in the employ or under contract with such applicable Subsidiary, and such licenses are in full force and effect, or are in the process of being registered as such within the time periods required by Applicable Law, except where the failure to be so registered, licensed or qualified would not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect.

(g) Each of the applicable Subsidiaries of the Company has timely made or given all required filings, applications, notices and amendments with or to each Governmental Entity that regulates such applicable Subsidiary or its business and all such filings, applications, notices and amendments are accurate, complete and up to date, except where the failure to do so or to be so would not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect. Each applicable Subsidiary of the Company has received all consents, orders, authorizations, permissions, registrations, licenses, approvals, qualifications, designations and declarations necessary in order for it to conduct its business as currently conducted, except where the failure to so receive would not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect.

(h) None of the Company or any of its Subsidiaries nor, to the Knowledge of the Company, any of their respective directors, managers, officers, employees, registered representatives or “associated persons” (as defined in the Exchange Act) is the subject of any material disciplinary proceedings or orders of any Governmental Entity arising under Applicable Laws which would be required to be disclosed on Form BD or, to the Knowledge of the Company, on Forms U-4 or U-5, that are not so disclosed on such Form BD, Forms U-4 or U-5, and no such disciplinary proceeding or order is pending against the Company or any of its Subsidiaries or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries or, to the Knowledge of the Company, pending or threatened against the other Persons referred to above. Except as disclosed on the Form BD or, to the Knowledge of the Company, on Forms U-4 or U-5, none of the Company or any of its Subsidiaries nor, to the Knowledge of the Company, any of their respective directors, managers, officers, employees, registered representatives or associated persons has been permanently enjoined by any order from engaging in or continuing any conduct or practice in connection with any activity or in connection with the purchase or sale of any security.

(i) The Company has made available to Parent (i) the list of all significant open customer complaints maintained by the Company as of the date set forth in such report and (ii) FINRA Rule 4530 reports filed by the Company’s Subsidiaries that are Broker-Dealers, which have been made since January 1, 2012 and prior to the date of this Agreement.

(j) The Company and each of its Subsidiaries is in compliance with all applicable regulatory net capital requirements. The Company and each of its Subsidiaries is in compliance with all applicable regulatory requirements for the protection of customer funds and securities, except where such failure to do so would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole. None of the Company nor any of its Subsidiaries has made any withdrawals since January 1, 2011 from any reserve bank account it is required to maintain pursuant to SEC Rule 15c3-3(e), except as permitted by SEC Rule 15c3-3(g).

(k) None of the Company or any of its Subsidiaries nor, to the Knowledge of the Company, any other Person “associated” (as defined under Advisers Act) with the Company or any of its Subsidiaries has been subject to disqualification pursuant to Section 203 of the Advisers Act to serve as an “investment adviser” (as defined under the Advisers Act) or as an associated person of an investment adviser, or subject to disqualification pursuant to Rule 206(4)-3 under the Advisers Act, unless, in each case, the Company or its Subsidiaries or such associated person has received exemptive relief from the SEC with respect to any such disqualification.

(l) Except as disclosed on the Form BD or, to the Knowledge of the Company, Forms U4 or U5, none of the Company or any of its Subsidiaries, or, to the Knowledge of the Company, any of their respective directors, managers, officers, employees or associated persons is ineligible to serve as a Broker-Dealer or an associated person of a Broker-Dealer under Section 15(b) of the Exchange Act (including being subject to any “statutory disqualification”, as defined in Section 3(a)(39) of the Exchange Act).

(m) None of the Company and its Subsidiaries nor, to the Knowledge of the Company, any officer, director or employee thereof potentially subject to Rule 506(d) under the Securities Act in connection with any investment advisory services or placement activities undertaken by the Company or any of its Subsidiaries is subject to a disqualifying event as described in Rule 506(d) under the Securities Act.

SECTION 4.23. No Other Representations or Warranties.

(a) EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES OF THE COMPANY CONTAINED IN THIS ARTICLE IV, PARENT AND MERGER SUB ARE ACQUIRING THE BUSINESS “AS-IS, WHERE-IS”, AND NEITHER THE COMPANY NOR ANY OF ITS SUBSIDIARIES NOR ANY OF THEIR RESPECTIVE AFFILIATES, DIRECTORS, OFFICERS, EMPLOYEES, SUBSIDIARIES, CONTROLLING PERSONS, AGENTS OR OTHER REPRESENTATIVES OR ANY OTHER PERSON HAS MADE OR MAKES ANY OTHER EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY, WHETHER WRITTEN OR ORAL, ON BEHALF OF THE COMPANY, ITS SUBSIDIARIES OR THEIR RESPECTIVE AFFILIATES, DIRECTORS, OFFICERS, EMPLOYEES, SUBSIDIARIES, CONTROLLING PERSONS, AGENTS OR OTHER REPRESENTATIVES OR ANY OTHER PERSON.

(B) NEITHER THE COMPANY NOR ANY OTHER PERSON WILL HAVE OR BE SUBJECT TO ANY LIABILITY OR INDEMNIFICATION OBLIGATION TO PARENT OR MERGER SUB OR ANY OTHER PERSON RESULTING FROM THE DISTRIBUTION TO PARENT OR MERGER SUB, OR PARENT’S OR MERGER SUB’S USE OF ANY INFORMATION, DOCUMENTS, PROJECTIONS, FORECASTS OR OTHER MATERIAL MADE AVAILABLE TO PARENT OR MERGER SUB IN CERTAIN “DATA ROOMS” OR MANAGEMENT PRESENTATIONS IN EXPECTATION OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR OTHERWISE. IT IS UNDERSTOOD THAT ANY COST ESTIMATES, PROJECTIONS OR OTHER PREDICTIONS,

ANY DATA, ANY FINANCIAL INFORMATION OR ANY MEMORANDA OR OFFERING MATERIALS OR PRESENTATIONS PROVIDED OR ADDRESSED TO PARENT OR MERGER SUB ARE NOT AND SHALL NOT BE DEEMED TO BE OR TO INCLUDE REPRESENTATIONS AND WARRANTIES OF THE COMPANY OR ANY OF THEIR AFFILIATES. PARENT AND MERGER SUB ACKNOWLEDGE AND AGREE TO THE COMPANY’S EXPRESS DISAVOWAL AND DISCLAIMER OF ANY OTHER REPRESENTATIONS AND WARRANTIES, WHETHER MADE BY THE COMPANY OR ANY OTHER PERSON ON BEHALF OF THE COMPANY, AND OF ALL LIABILITY AND RESPONSIBILITY FOR ANY REPRESENTATION, WARRANTY, PROJECTIONS, FORECASTS OR OTHER MATERIAL MADE AVAILABLE TO PARENT OR MERGER SUB, INCLUDING ANY OPINION, INFORMATION, PROJECTION, FORECAST OR OTHER INFORMATION THAT MAY HAVE BEEN OR MAY BE PROVIDED TO PARENT OR MERGER SUB BY ANY DIRECTOR, OFFICER, EMPLOYEE, AGENT, CONSULTANT OR REPRESENTATIVE OF THE COMPANY OR ANY SUBSIDIARY. IN FURTHERANCE OF THE FOREGOING, AND NOT IN LIMITATION THEREOF, PARENT AND MERGER SUB SPECIFICALLY ACKNOWLEDGE AND AGREE THAT THE COMPANY MAKES NO, AND HAS NOT MADE ANY, REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO ANY FINANCIAL PROJECTION OR FORECAST DELIVERED TO PARENT OR MERGER SUB WITH RESPECT TO THE PERFORMANCE OF THE COMPANY OR ANY SUBSIDIARY EITHER BEFORE OR AFTER THE CLOSING DATE. PARENT AND MERGER SUB SPECIFICALLY ACKNOWLEDGE AND AGREE THAT THE COMPANY MAKES NO, AND HAS NOT MADE ANY, REPRESENTATIONS OR WARRANTIES TO PARENT OR MERGER SUB REGARDING THE PROBABLE SUCCESS OR PROFITABILITY OF THE COMPANY OR ANY SUBSIDIARY. NOTHING IN THIS SECTION 4.23(B) SHALL IMPACT ANY RIGHTS OF PARENT OR MERGER SUB IN RESPECT OF INTENTIONAL (AND NOT CONSTRUCTIVE) FRAUD.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Each of Parent and Merger Sub represent and warrant to the Company as follows:

SECTION 5.1. Organization; Qualification.  Each of Parent and Merger Sub (a) is duly organized, validly existing and in good standing (with respect to jurisdictions that recognize the concept of good standing or a similar local concept) under the laws of its jurisdiction of organization, (b) has all requisite corporate and similar power and authority to own, operate and lease its properties and to carry on its business as now conducted and (c) is qualified to transact business in each jurisdiction in which the ownership of its property or conduct of its business requires such qualification, except where the failure to be so organized, existing and in good standing or to have such requisite corporate or similar power and authority or to be so qualified would not, individually or in the aggregate, have or reasonably be expected to result in a Parent Material Adverse Effect.

SECTION 5.2. Authority; Enforceability.

(a) Each of Parent and Merger Sub has all requisite corporate or similar power and authority to execute, deliver and perform its obligations under this Agreement and the other Transaction Documents and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all requisite corporate action on the part of Parent and Merger Sub. This Agreement and the other Transaction Documents, when executed by the other parties hereto and thereto, and, assuming the due authorization, execution and delivery of this Agreement by the Company, will constitute a legally valid and binding obligation of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms, subject to the Enforceability Exceptions.

(b) Except as set forth on Schedule 5.2(b), no vote of the stockholders of Parent will be required in connection with the Merger, the transactions contemplated by this Agreement or the transactions contemplated by, including any actions necessary to satisfy the conditions set forth in, the Equity Commitment Letter and the Debt Commitment Letter.

SECTION 5.3. Litigation.  There are no Actions pending or, to the Knowledge of Parent or Merger Sub, threatened, against Parent, Merger Sub or any of their respective Affiliates, at law or in equity, by or before any Governmental Entity, which, if determined adversely to Parent, Merger Sub or their respective Affiliates, would, individually or in the aggregate, reasonably be expected to result in a Parent Material Adverse Effect. There are no Orders of, or by, any Governmental Entity or any settlement agreements to which Parent or any of its Affiliates is a party which would, individually or in the aggregate, have or reasonably be expected to result in a Parent Material Adverse Effect.

SECTION 5.4. No Violations.  The execution and delivery of this Agreement and the other Transaction Documents by Parent and Merger Sub does not, and the consummation of the Merger on the Closing Date will not:

(a) violate or contravene any provision of the Organizational Documents of Parent or Merger Sub;

(b) violate, conflict with, or constitute or result in a default, acceleration, termination or modification of the terms of, or entitle any party to declare such a default, or to accelerate or terminate, or create or accelerate any obligation or loss of any benefit under (in each case with or without notice or lapse of time or both), any Contract to which Parent or Merger Sub is a party; or

(c) violate, contravene or conflict with any (i) Applicable Law, (ii) applicable Order to which Parent or Merger Sub is subject or (iii) Governmental Authorization, except, in the case of clauses (b) or (c) above, as would not, individually or in the aggregate, be or reasonably be expected to be material to Parent and its Subsidiaries, taken as a whole.

SECTION 5.5. Parent Consents and Approvals.  Except for under Competition Laws and any filings as may be required under the DGCL in connection with the Merger, no consents, approvals, authorizations, registrations or other filings are required to be made by Parent, Merger Sub or any of their respective Subsidiaries with, nor are any consents, approvals, authorizations, registrations or other filings required to be obtained by Parent, Merger Sub or any of their respective Subsidiaries, from, any Governmental Entity in connection with the execution or delivery of this Agreement and the other Transaction Documents by Parent and Merger Sub and the consummation of the Merger on the Closing Date, including in connection with the transactions contemplated by, including any actions necessary to satisfy the conditions set forth in, the Equity Commitment Letter and the Debt Commitment Letter, except for such consents, approvals, authorizations, registrations or other filings where the failure to make or obtain the same would not, individually or in the aggregate, reasonably be expected to result in a Parent Material Adverse Effect. Schedule 5.5 sets forth, as of the date hereof, a true and complete list of all pending applications (including any amendments or supplements thereto) made by or on behalf of Parent or any its Affiliates pursuant to FINRA (NASD) Rule 1017. To the Knowledge of Parent and Merger Sub, except with respect to the pending applications set forth on Schedule 5.5 and approvals anticipated to be sought in connection with the transaction set forth on Schedule 6.11, there are no pending or anticipated to be sought consents, approvals, applications, authorizations, registrations or other filings with or from FINRA in respect of any matter involving Parent or any of its Affiliates other than the application pursuant to FINRA (NASD) Rule 1017(a)(4) in respect of the acquisition of the Company by Parent through the Merger that would reasonably be expected to materially impair the ability of Parent and Merger Sub to perform their obligations hereunder on a timely basis, or prevent, impede, materially interfere with or materially delay the satisfaction of the condition contained in Section 3.1(c) prior to the Initial Termination Date or the timely consummation of the Merger and the other transactions contemplated by this Agreement.

SECTION 5.6. Brokers and Finders.  Except for Barclays Capital Inc. and RCS Capital, a division of Realty Capital Securities, LLC, whose fees and expenses shall be paid by Parent or Merger Sub, no agent, broker, investment banker, financial advisor, intermediary, finder, consultant or other firm acting on behalf of Parent, Merger Sub or any of their respective Affiliates will be entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission, directly or indirectly, in connection with any of the transactions contemplated by this Agreement.

SECTION 5.7. Operations of Merger Sub.  Merger Sub was formed specifically for the transactions contemplated by this Agreement and has conducted no operations and incurred no obligation other than those incident to its formation and in connection with the transactions contemplated by this Agreement (including in connection with retaining Barclays Capital Inc. and RCS Capital, a division of Realty Capital Securities, LLC as its financial advisor).

SECTION 5.8. Financial Capability; Financing.

(a) Parent has delivered to the Company true and complete copies of (a) the Equity Commitment Letter, dated as of the date hereof, and the fee letter associated therewith (provided, however, that the fee amounts and other economic terms set forth in such fee letter, none of which could adversely affect the conditionality, availability, termination or aggregate principal amount of the Equity Financing, may be redacted), both of which are from Luxor Capital Group, LP (the “Equity Financing Source”), pursuant to which, and subject to the terms and conditions of which, the Equity Financing Source has committed to contribute the amounts set forth therein to Parent for the purpose of funding a portion of the transactions contemplated by this Agreement (such equity financing, the “Equity Financing”) and (b) the executed Debt Commitment Letter and the executed fee letter associated therewith (provided, however, that the fee amounts and other economic terms set forth in such fee letter, none of which could adversely affect the conditionality, enforceability, availability, termination or aggregate principal amount of the Debt Financing, may be redacted), pursuant to which, and subject to the terms and conditions of which, the Lenders have committed to lend the amounts set forth therein to Parent for the purpose of funding a portion of the transactions contemplated by this Agreement, including the refinancing of certain existing Indebtedness of Parent, the Company and their respective Subsidiaries. As of the date hereof, (i) none of the Management Equity Commitment Letter or the Commitment Letters has been amended or modified in any manner, (ii) the respective commitments contained in the Management Equity Commitment Letter, the Equity Commitment Letter and the Debt Commitment Letter have not been withdrawn or rescinded in any respect, (iii) neither Parent nor any of its Subsidiaries has entered into any agreement, side letter or other arrangement relating to the financing of the Merger Consideration or the transactions contemplated by this Agreement, other than as expressly set forth in the Management Equity Commitment Letter, the Equity Commitment Letter and the Debt Commitment Letter and the fee letters related thereto, (iv) each of the Management Equity Commitment Letter and the Commitment Letters is in full force and effect and represents a valid, binding and enforceable obligation of Parent and, to the Knowledge of Parent, each other party thereto, subject to the Enforceability Exceptions, and (v) no event has occurred which, with or without notice, lapse of time or both, would constitute a breach or default on the part of Parent or, to the Knowledge of Parent, any other party thereto under any of the Management Equity Commitment Letter and the Commitment Letters that would reasonably be expected to adversely impact or delay in any material respect the ability of Parent to consummate the Merger, the Management Equity Financing (as defined below), the Equity Financing or the Debt Financing. Parent has fully paid (or caused to be paid) any and all commitment fees and other amounts that are due and payable on or prior to the date of this Agreement in connection with the Equity Financing and the Debt Financing. As of the date hereof, Parent does not have any reason to believe that it or any other party thereto will be unable to satisfy on a timely basis any term of the Management Equity Commitment Letter, the Equity Commitment Letter or the Debt Commitment Letter (including the condition precedent in the Debt Commitment Letter relating to the existence of indebtedness or preferred stock as of the Closing Date). There are no conditions precedent related to the funding of the full amount of (x) the Management Equity Financing, other than the conditions set forth in the Management Equity Commitment Letter, (y) the Equity Financing, other than the conditions set forth in the Equity Commitment Letter and (z) the Debt Financing, other than the conditions set forth in the Debt Commitment Letter. The only conditions precedent related to the funding of the Management Equity Financing on the Closing Date are the conditions set forth in or contemplated by the Management Equity Commitment Letter. The only conditions precedent related to the funding of the Equity Financing on the Closing Date are the conditions set forth in or contemplated by the Equity Commitment Letter. The only conditions precedent related to the funding of the Debt Financing on the Closing Date that will be included in the Debt Financing Documents shall be the conditions set forth in the Debt Commitment Letter. The aggregate proceeds from the Financing when funded in accordance with the Management Equity Commitment

Letter, the Equity Commitment Letter and the Debt Commitment Letter (and with respect to the Debt Financing, after giving effect to any flex arrangements entered into in connection therewith) will be sufficient to fund all of Parent’s and Merger Sub’s payment obligations under this Agreement, including payment of the Merger Consideration and all applicable transaction expenses and financing costs as set forth herein. As of the date hereof, assuming the accuracy of the Company’s representations and warranties set forth in this Agreement and performance by the Company of its obligations hereunder, Parent does not have any reason to believe that (A) any of the conditions set forth in or contemplated by the Management Equity Commitment Letter, the Equity Commitment Letter or the Debt Commitment Letter will not be satisfied or (B) the Management Equity Financing, Equity Financing or the Debt Financing will not be made available to Parent on the Closing Date. Notwithstanding anything to the contrary contained herein, Parent’s obligations hereunder are not subject to a condition regarding Parent’s or any of its Affiliates’ obtaining funds to consummate the Merger and the transactions contemplated hereby.

(b) Parent has received commitments in an aggregate amount of $60,000,000 (the “Management Equity Financing”) from the members of its management set forth on Schedule 5.8(b) pursuant to the terms of a commitment letter (the “Management Equity Commitment Letter”), a true and complete copy of which has been delivered to the Company, to purchase at the Closing shares of Class A Common Stock, par value $0.001 per share, of Parent, at the price and on the terms set forth in the Management Equity Commitment Letter.

SECTION 5.9. Solvency.  Assuming the accuracy of the representations and warranties in ARTICLE IV, after giving effect to the transactions contemplated by this Agreement, including the Financing, any alternative financing and the payment of the aggregate Merger Consideration, the payment of all amounts required to be paid in connection with the consummation of the transactions contemplated in this Agreement and the Commitment Letters and the payment of all related fees and expenses, Parent and its consolidated Subsidiaries (including the Company and its Subsidiaries) will be Solvent both as of the Closing Date and immediately after the consummation of the transactions contemplated hereby. For the purposes of this Agreement, the term “Solvent” when used with respect to any Person, shall mean that, as of any date of determination, (i) the amount of the “fair saleable value” of the assets of such Person will, as of such date, exceed (A) the sum of the value of all “liabilities of such Person, including contingent and other liabilities” as of such date, and the capital of such Person as computed in accordance with Applicable Law as of such date, as such quoted terms are generally determined in accordance with Applicable Laws governing determinations of the insolvency of debtors, and (B) the amount that will be required to pay the probable liabilities of such Person on its existing debts (including contingent and other liabilities) as such debts become absolute and mature, (ii) such Person will not have, as of such date, an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged following such date, and (iii) such Person will be able to pay its liabilities, including contingent and other liabilities, as they mature. For purposes of this definition, “not have an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged” and “able to pay its liabilities, including contingent and other liabilities, as they mature” mean that such Person will be able to generate enough cash from operations, asset dispositions or refinancing, or a combination thereof, to meet its obligations as they become due. Parent is not entering into the transactions contemplated by this Agreement with the actual intent to hinder, delay or defraud either present or future creditors of the Company or any of its Subsidiaries.

SECTION 5.10. Indebtedness.  As of the date hereof, (i) none of Parent nor any of its Subsidiaries has any indebtedness or preferred stock (other than indebtedness or preferred stock of the type described in Item 1 of Exhibit B to the Debt Commitment Letter and indebtedness to be refinanced in connection with the Closing) outstanding, and (ii) the management agreement (as amended by Amendment No. 1 thereto) between Parent and Management Co is in full force and effect.

SECTION 5.11. No Other Representations or Warranties.  EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB CONTAINED IN THIS ARTICLE V, NEITHER PARENT NOR MERGER SUB NOR ANY OF THEIR RESPECTIVE AFFILIATES, DIRECTORS, OFFICERS, EMPLOYEES, SUBSIDIARIES, CONTROLLING PERSONS, AGENTS OR OTHER REPRESENTATIVES OR ANY OTHER PERSON HAS MADE OR MAKES ANY OTHER EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY, WHETHER WRITTEN OR ORAL, ON BEHALF OF PARENT, MERGER SUB OR THEIR RESPECTIVE AFFILIATES, DIRECTORS, OFFICERS, EMPLOYEES, SUBSIDIARIES, CONTROLLING PERSONS, AGENTS OR OTHER REPRESENTATIVES OR ANY OTHER PERSON.

ARTICLE VI

COVENANTS

SECTION 6.1. Access and Information; Confidentiality.

(a) Subject to Applicable Law, Competition Law or any applicable Orders, the Company shall, and shall cause its Subsidiaries to, during the period from and after the date hereof until the Effective Time or the earlier termination of this Agreement, upon reasonable advance notice: (i) afford Parent and its authorized officers, employees, accountants, counsel, investment bankers, Financing Sources and consultants (collectively, “Representatives”) reasonable access, at Parent’s expense and at reasonable times during normal business hours, in the presence of at least one (1) Representative of the Company, to the premises, properties, Contracts, books and records, and other documents and financial, operating and other data of the Company and its Subsidiaries as Parent may reasonably request; (ii) furnish to Parent and Merger Sub such financial and operating data and other information that is available relating to the Business (but only to the extent primarily related to the Business) as Parent may reasonably request; and (iii) instruct the appropriate employees of the Company and its Subsidiaries to cooperate reasonably with Parent and its Representatives in connection with the foregoing; provided, however, that, in each case, such access, furnishing of information and cooperation shall not (w) unreasonably disrupt the operations of the Company or any of its Subsidiaries, (x) require the Company or any of its Subsidiaries to permit any inspection or to disclose any information that would violate the terms of a confidentiality agreement with a third party entered into prior to the date of this Agreement or entered into after the date of this Agreement in the ordinary course of business (provided, however, that at the reasonable written request of Parent, the Company shall use its reasonable best efforts to obtain the required consent of such third party to such inspection or disclosure), (y) require the Company or any of its Subsidiaries to disclose any information that is subject to any attorney-client, attorney work product or other legal privilege (provided, however, that the Company shall use its reasonable best efforts to allow for such access or disclosure to the maximum extent that does not result in a loss of any such attorney-client, attorney work product or other legal privilege), or (z) require the Company or any of its Subsidiaries to disclose any financial or proprietary information of or regarding the Affiliates of the Company (excluding the Subsidiaries of the Company) or otherwise disclose information regarding the Affiliates of the Company (excluding Subsidiaries of the Company) which the Company reasonably deems to be commercially sensitive. Notwithstanding anything expressed or implied in this Agreement, neither the Company nor any of its Subsidiaries shall be required to (1) disclose to any Person, any Tax information or Tax Return that does not relate to the Company or its Subsidiaries or (2) provide any information regarding the Company or any of its Subsidiaries in any format or otherwise to manipulate or reconfigure any data regarding the Company’s or any of its Subsidiaries’ business, assets, financial performance or condition or operations.

(b) Prior to the Closing, Parent, Merger Sub and their respective Representatives shall not contact or communicate with (i) the employees of the Company or any of its Subsidiaries (other than Valerie Brown, Jon Frojen and Nina Schloesser McKenna) or (ii) the customers and suppliers of the Company or any of its Subsidiaries regarding the Business of the Company and its Subsidiaries or this Agreement and the transactions contemplated hereby, in each case except with the prior consent of the Company (which consent shall not be unreasonably withheld, conditioned or delayed to the extent customary for transactions of this kind). All requests for information made pursuant to this Section 6.1 shall be directed to Valerie Brown, Jon Frojen or Nina Schloesser McKenna. All such information provided or obtained pursuant to subsection (a) above shall be governed by and subject to the terms of the Confidentiality

Agreement, dated December 12, 2013 between Lightyear Capital LLC, on behalf of the Company, and Parent (the “Confidentiality Agreement”). Upon the Closing, the Confidentiality Agreement shall terminate and be of no further force and effect.

(c) Parent and Merger Sub (and, after the Effective Time, the Surviving Corporation) agree to indemnify and hold the Company, its Subsidiaries and their respective Representatives harmless from any and all claims and liabilities, including costs and expenses for loss, injury to or death of any Representative of Parent or Merger Sub or the Company or its Subsidiaries, and any loss, damage to or destruction of any property owned by the Company and its Subsidiaries or others (including claims or liabilities for loss of use of any property) to the extent resulting directly or indirectly from the action or inaction of any of the Representatives of Parent or Merger Sub during any visit to the business or property sites of the Company and its Subsidiaries prior to the Effective Time, whether pursuant to this Section 6.1 or otherwise. During any visit to the business or property sites of the Company and its Subsidiaries, each of Parent and Merger Sub shall, and shall cause its respective Representatives accessing such properties to, comply with all Applicable Laws and applicable Orders and all of the safety and security procedures of the Company and its Subsidiaries, and to conduct itself in a manner that would not reasonably be expected to interfere with the operation, maintenance or repair of the assets of the Company and its Subsidiaries. None of Parent and Merger Sub nor any of their Representatives shall conduct any environmental testing or sampling on any of the business or property sites (including the Leased Facilities) of the Company or its Subsidiaries prior to the Effective Time.

SECTION 6.2. Consents and Approvals.

(a) Subject to Section 6.2(b) and Section 6.2(c) and the terms and conditions set forth in this Agreement, each of Parent, Merger Sub and the Company shall cooperate with the other and use, and shall cause each of its respective Subsidiaries to use, their respective reasonable best efforts to (i) prepare and file as promptly as practicable, and in any event within the time prescribed by any Applicable Law or Competition Law, all documentation to effect all necessary notices, reports and other filings and to obtain as promptly as practicable all consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from, or renewed with, any Governmental Entity (including the Consents and Approvals), in each case in order to consummate as promptly as practicable the transactions contemplated by this Agreement, (ii) furnish as promptly as practicable all information to any Governmental Entity as may be required by such Governmental Entity in connection with the foregoing and (iii) obtain all consents, registrations, approvals, permits and authorizations necessary, proper or advisable to be obtained from, or renewed with, any other Person (including the Consents and Approvals), in each case in order to consummate as promptly as practicable the transactions contemplated by this Agreement; provided that under no circumstances shall the Company or any of its Subsidiaries be required to make any payment to any Person to secure such Person’s consent; provided, further, that, for the avoidance of doubt, the failure to obtain any of the consents, registrations, approvals, permits or authorizations referenced above (other than any approvals or events required pursuant to Section 3.1(a) and Section 3.1(c) herein) shall not constitute the failure to satisfy a condition to the obligation of either Party to consummate the transactions contemplated by this Agreement. Notwithstanding the foregoing and without limiting the generality thereof, (x) the Parties shall (A) prepare and file a notification with respect to the transactions contemplated by this Agreement pursuant to the HSR Act with the Federal Trade Commission (the “FTC”) and the Antitrust Division of the Department of Justice (the “DOJ”) within ten (10) Business Days from the date hereof, (B) seek early termination of any waiting periods under the HSR Act, (C) to the extent required by Applicable Law or pursuant to an investment advisory agreement of the Company or any of its Subsidiaries, inform each Advisory Client in writing of the transactions contemplated by this Agreement by sending such Advisory Client a notice thereof, and use reasonable best efforts to seek such Advisory Client’s consent to the continuation of its investment advisory agreement with the Company or any of its Subsidiaries; provided, however, that, to the extent consistent with Applicable Law or SEC pronouncements or unless affirmative consent is required by the applicable agreement, such consent may take the form of a so-called implied or negative consent, and (D) use reasonable best efforts to obtain the approvals, consents and make the filings with, and provide the notices to, any Governmental Entity as set forth in Schedule 6.2(a), and (y) the Company shall make or cause to be made for each Subsidiary of the Company that is a Broker-Dealer an application to FINRA for approval of a change in control or ownership pursuant to FINRA (NASD) Rule 1017(a)(4). The Parties acknowledge and agree that notwithstanding anything to the contrary in this Agreement, the Company shall not be obligated prior to the Closing to make or cause to be made for any Subsidiary of the Company that is a Broker-Dealer an application to FINRA for approval of a material change in business pursuant to FINRA (NASD) Rule 1017(a)(5).

(b) Each Party shall furnish to the other such necessary information and assistance as the other Party may reasonably request in connection with the preparation of any necessary filings or submissions for any Governmental Entity. Except as required by law or regulation and subject to Section 6.2(c), each Party or its attorneys shall provide the other Party or its attorneys the opportunity to review and make copies of all correspondence, filings, communications or memoranda setting forth the substance thereof between such Party or its Representatives, on the one hand, and any Governmental Entity, on the other hand, with respect to this Agreement or the transactions contemplated in this Agreement (omitting any information that constitutes a competitively sensitive or transaction related business secret of either Party). Parent will pay all filing fees in connection with any filings in connection with approvals of Governmental Entities to the transactions contemplated hereby; provided that, for the avoidance of doubt, Parent shall pay only 50% of the costs and expenses associated with any Continuing Membership Application pursuant to FINRA (NASD) Rule 1017 in connection with the consummation of the transactions contemplated hereby.

(c) Notwithstanding anything to the contrary set forth herein and subject to the terms and conditions set forth in this Agreement, without in any way limiting the generality of the undertakings under this Section 6.2, each of the Company (provided that, notwithstanding anything to the contrary contained herein, the Company and its Subsidiaries shall only be obligated to take actions pursuant to clauses (ii) and (iii) of this Section 6.2(c) to the extent that such actions are conditional or contingent on the Closing occurring in accordance with the terms of this Agreement), Parent and Merger Sub shall each use their respective reasonable best efforts to:

(i) promptly provide to each and every Governmental Entity such information and documents as may be requested by such Governmental Entity in connection with obtaining the consents and approvals set forth in this Section 6.2 or that are necessary, proper or advisable to permit consummation of the transactions contemplated by this Agreement;

(ii) promptly take any and all actions necessary to avoid or eliminate each and every impediment under any Applicable Law so as to enable the consummation of the transactions contemplated hereby, including the Merger, to occur as soon as reasonably possible (and in any event no later than the Termination Date); and

(iii) promptly take any and all actions necessary to avoid or overcome the entry of any action, including any legislative, administrative or judicial action, injunction or other order, decree, decision, determination or judgment (in each case, whether temporary, preliminary or permanent), that would delay, restrain, restrict, prevent, enjoin or otherwise prohibit the consummation of the transactions contemplated by this Agreement on or prior to the Termination Date;

(d) In the event that any Governmental Entity requires any acts, omissions or restrictions in connection with obtaining the consents and approvals contemplated by Section 6.2, no adjustment shall be made to the aggregate Merger Consideration.

(e) Subject to Applicable Law, Competition Law, applicable Orders and all privileges, including attorney-client privileges, each Party shall keep the other apprised of the status of matters relating to the completion of the transactions contemplated by this Agreement, including: (i) prior to submitting any document or information (whether formally or informally, in draft form or final form) to any Governmental Entity with respect to the Competition Law of such Governmental Entity applicable to this Agreement, sending reasonably in advance to the other Party a copy of such document or information (omitting any information that constitutes a competitively sensitive or transaction related business secret of the other Party); (ii) promptly sending to the other Party a copy of all documents, information, correspondence or other communications relating to this Agreement sent to, or received by the Party (or its Representatives) from, any third-party or Governmental Entity relating to the Competition Law of such Governmental Entity or the transactions contemplated by this Agreement; (iii) promptly informing the other Party of any communications, conversations or telephonic calls received from any Governmental Entity with respect to the Competition Law of such Governmental Entity applicable to this Agreement, and not initiating any of the foregoing without giving reasonable prior notice to the other Party and reasonable opportunity to participate in any such communication, conversation or telephonic call; (iv) sending reasonably in advance to the other Party any undertaking or agreement (whether oral or written) that it or any of its Subsidiaries proposes to make or enter into with any Governmental Entity with respect to the transactions contemplated by this Agreement; and (v) allowing the other Party and its Representatives to attend and participate at any meeting with, or hearing organized by, any Governmental Entity relating to the transactions contemplated by this Agreement, to the extent permitted by such Governmental Entity and to the extent reasonably practicable.

(f) From the date hereof until the Effective Time, each of the Company, Parent and Merger Sub shall promptly notify the other of any change or fact of which it is aware that will or is reasonably expected to result in any of the conditions set forth in Article III becoming incapable of being satisfied.

SECTION 6.3. Conduct of Business.

(a) Except (i) as set forth on Schedule 6.3, (ii) as otherwise expressly required or expressly permitted by this Agreement, (iii) as otherwise required by any Applicable Law, Competition Law or applicable Order, or (iv) as consented to or approved by Parent in writing, which consent shall not be unreasonably withheld, conditioned or delayed, after the date hereof and prior to the Effective Time or earlier termination of this Agreement, the Company shall, and shall cause each of its Subsidiaries to, conduct the Business in the ordinary course of business in all material respects (including with respect to the collection of receivables and the payment of Indebtedness and other Liabilities, including payables) and, to the extent consistent therewith, use their respective commercially reasonable efforts to preserve intact their business operations, organization and goodwill.

(b) Without limiting the generality of the foregoing Section 6.3(a), except (i) as set forth on Schedule 6.3, (ii) as otherwise expressly required or expressly permitted by this Agreement, (iii) as otherwise required by any Applicable Law, Competition Law or applicable Order, or (iv) as consented to or approved by Parent in writing, which consent shall not be unreasonably withheld, conditioned or delayed, after the date hereof and prior to the Effective Time or earlier termination of this Agreement, the Company shall not, and shall cause its Subsidiaries to not:

(i) terminate, establish, adopt, enter into, make any new grants or awards of benefits under, amend or otherwise modify any Employee Plan or increase the salary, wage, bonus or other compensation of any directors or Business Employees, except for (A) annual merit-based increases in the ordinary course of business, including market-based adjustments, or the payment of accrued and unpaid bonuses in the ordinary course of business (including in connection with normal periodic performance reviews and related plans and newly hired, appointed or promoted Business Employees), (B) grants or awards to Business Employees under existing Employee Plans of the Business in such amounts and on such terms as are consistent with past practice, (C) grants or awards of Transaction Bonuses (provided that the Company shall provide notice thereof to Parent promptly thereafter) or (D) for actions necessary to satisfy existing contractual obligations under Employee Plans or as required by Applicable Law;

(ii) (A) split, combine or reclassify any of its capital stock or other equity securities or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or other equity securities, or (B) amend the terms of, repurchase, redeem or otherwise acquire, or permit the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any of their capital stock (or equivalent equity securities);

(iii) except pursuant to Material Contracts or Benefit Plans in effect on the date of this Agreement, authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver

(whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any capital stock or any other equity securities, equity-linked or debt equivalents (including stock appreciation rights) of the Company or any of its Subsidiaries, or amend in any respect any of the terms of any such capital stock or equity securities, equity-linked or debt equivalents outstanding on the date of this Agreement (other than issuances in connection with the exercise of stock options and the vesting of share rights awards of the Company described on Schedule 4.2(c) hereto), or any securities convertible into or exercisable or exchangeable for any such capital stock or securities or make any other change in their capital structure as it existed on the date of this Agreement;

(iv) authorize, propose or announce an intention to authorize or propose, or enter into an agreement with respect to, or effect, any merger, consolidation, restructuring, recapitalization, reorganization or business combination (other than the transactions contemplated by this Agreement) or adopt a plan of complete or partial liquidation or dissolution;

(v) sell, transfer, lease, sublease, license or otherwise dispose of any material property or assets of the Business having a value, individually, in excess of $250,000, other than in the ordinary course of business;

(vi) mortgage, pledge or subject to any Lien any of their assets, properties or rights, other than conditional sales or similar security interests granted in connection with the lease or purchase of equipment in the ordinary course of business or under the terms of Indebtedness that will be repaid (and the related Liens released) at Closing;

(vii) make any investment in any other Person, other than (i) forgivable or payback loans made by the Company or any of its Subsidiaries to Financial Advisors or prospective Financial Advisors in the ordinary course of business for Financial Advisor practice acquisitions or for recruiting purposes, in either case in amounts consistent with the Company’s return requirements, (ii) loans or advances between or among any Company or any wholly owned Subsidiary thereof or (iii) advances or loans to employees for travel and entertainment expense made in the ordinary course of business;

(viii) enter into any “keep well” or similar agreement to maintain the financial condition of another entity, other than by the Company or any of its Subsidiaries to or in respect of the Company or any of its wholly owned Subsidiaries, other than in the ordinary course of business or as set forth in the Company’s 2014 budget provided to Parent prior to the date hereof;

(ix) make or commit to make any capital expenditures in excess of $250,000 individually or $1,000,000 in the aggregate in the ordinary course of business, except as set forth in the capital expenditure budget provided to Parent prior to the date hereof;

(x) enter into, amend or otherwise modify, execute, terminate, cancel, fail to renew, or waive, release, compromise or assign any rights or claims under, any Material Contract, except for any of the foregoing in the ordinary course of business;

(xi) acquire or agree to acquire (including by merger, consolidation or acquisition of stock or assets) any real property or enter into or any new lease or renew any existing lease for real property where the aggregate annual payments under such new lease or existing lease are in excess of $500,000;

(xii) propose or adopt any amendments to the respective Organizational Documents of the Company or any of its Subsidiaries other than amendments which are ministerial in nature or not otherwise material;

(xiii) (A) except for cash dividends by the Company’s Subsidiaries to the Company or a wholly owned Subsidiary of the Company, declare, pay or set aside any dividend or make any distribution with respect to the capital stock or other equity securities of the Company or any of its Subsidiaries (other than issuances of equity interests in connection with the exercise of stock options and the vesting of share rights awards of the Company described on Schedule 4.2(c) hereto), or any securities convertible into or exercisable or exchangeable for any such capital stock or securities, or (B) make any other change in their capital structure as it existed on the date of this Agreement;

(xiv) (A) incur any Indebtedness in excess of $1,000,000 in the aggregate (other than (x) letters of credit in the ordinary course of business or under the terms of the Credit Facility as in effect on the date of this Agreement, (y) purchase money security interest financings of assets and (z) Indebtedness that will be repaid at the Closing), (B) amend or modify the material terms of or modify in any material respect any items of Indebtedness, (C) refinance, waive, forgive, cancel, replace, settle or terminate any Indebtedness, or (D) make any payments in satisfaction or otherwise in respect of any Indebtedness other than (x) regularly scheduled payments as of the date of this Agreement or (y) payments of up to $500,000 in the aggregate;

(xv) except as required by any Applicable Law, make or change any material Tax election, file any material amended Tax Return, settle or compromise any material Tax liability, agree to an extension or waiver of the statute of limitations with respect to the assessment or determination of material Taxes, enter into any closing agreement with respect to any material Tax or surrender any right to claim a material Tax refund;

(xvi) fail to maintain all financial books and records in all material respects in accordance with past practice or change any of the accounting principles, methods or practices used in the preparation of the Financial Statements, except as required by a change in any Applicable Law, applicable Order or GAAP or adopt or change any accounting method with respect to Taxes;

(xvii) settle any Action, audit, hearing, petition, grievance or complaint which settlement would (A) include equitable remedies or similar relief or (B) impose cash payment or other obligations (net of insurance payments) on the Company or any of its Subsidiaries in an amount in excess of $500,000 individually or $1,500,000 in the aggregate, other than settlements of fidelity bond claims in the ordinary course of business to the extent not in excess of $1,000,000 individually;

(xviii) form any new funds or joint ventures outside the ordinary course of business;

(xix) enter into any Contract with (A) Lightyear Fund II, L.P., Lightyear Co-Invest Partnership II, L.P. or any of their respective Affiliates (other than any of their respective portfolio companies), other than such Contracts as are expressly required or expressly permitted by this Agreement, or (B) any other Affiliate (other than (x) Contracts solely between the Company and its wholly owned Subsidiaries or any of them or (y) Contracts entered into in the ordinary course of business on arms’ length terms);

(xx) waive, release or assign any material rights or claims, other than in the ordinary course of business;

(xxi) make any material change in business operations as defined in FINRA (NASD) Rule 1011(k); or

(xxii) agree, in writing or otherwise, to take any of the foregoing actions.

(c) Nothing contained in this Agreement shall give Parent or Merger Sub, directly or indirectly, any right to control or direct the operations of the Business prior to the Effective Time. Prior to the Effective Time, each of the Company, Parent and Merger Sub shall exercise, consistent with the other terms and conditions of this Agreement, complete control and supervision over their respective businesses.

SECTION 6.4. Indemnification of Directors and Officers.

(a) Indemnification.  From and after the Effective Time, Parent shall cause the Surviving Corporation and its Subsidiaries to the fullest extent permitted under Applicable Law to, indemnify and hold harmless (and advance funds in respect of each of the foregoing) each present and former director or officer of the Surviving Corporation and its Subsidiaries (each, together with such person’s heirs, executors or administrators, an “Indemnified Person” and collectively, the “Indemnified Persons”) against any costs or expenses (including advancing attorneys’ fees and expenses in advance of the final disposition of any claim, suit, proceeding or investigation to each Indemnified Person to the fullest extent permitted by law), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any actual or threatened Action, whether civil, criminal, administrative or investigative, arising out of, relating to or in connection with any action or omission by such Indemnified Person in his or her capacity as a director or officer of the Company or any of its Subsidiaries occurring or alleged to have occurred at or prior to the Effective Time (including acts or omissions in connection with such person’s service as an officer, director or other fiduciary in any entity if such service was at the request or for the benefit of the Company or any of its Subsidiaries).

(b) Survival of Indemnification.  To the fullest extent not prohibited by Applicable Law, from and after the Closing, all rights to indemnification now existing in favor of the Indemnified Persons with respect to their activities as such prior to or on the Closing Date, as provided in the respective Organizational Documents of the Company or its Subsidiaries and indemnification agreements set forth on Schedule 6.4(b), in each case as in effect on the date of such activities or otherwise in effect on the date hereof, shall survive the Closing and shall continue in full force and effect for a period of not less than six (6) years from the Closing Date; provided, however, that, in the event any claim or claims are asserted or made within such survival period, all such rights to indemnification in respect of any claim or claims shall continue until final disposition of such claim or claims.

(c) Insurance.  Prior to the Effective Time the Company shall, and, if the Company is unable to, Parent shall cause the Surviving Corporation to, as of the Effective Time, obtain and fully pay for, at Parent’s expense and at no expense to the beneficiaries, non-cancellable “tail” insurance policies with a claims period of at least six (6) years from and after the Effective Time from insurance carriers with the same or better claims-paying ability ratings as the Company’s current insurance carriers with respect to directors’ and officers’ liability insurance policies and fiduciary liability insurance policies (collectively, “D&O Insurance”), for the persons who are covered by the Company’s existing D&O Insurance, with terms, conditions, retentions and levels of coverage at least as favorable as the Company’s existing D&O Insurance with respect to matters existing or occurring at or prior to the Effective Time (including in connection with this Agreement or the transactions or actions contemplated hereby); provided that the Company shall not pay, or the Surviving Corporation, as the case may be, shall not be required to pay, for such “tail” insurance policies a one-time premium in excess of 250% of the Company’s current annual premium for D&O Insurance, which current annual premium is set forth on Schedule 6.4(c) (the “Premium Cap”), but, to the extent such one-time premium would exceed the Premium Cap, the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to maintain in effect, for a period of at least six (6) years from the Effective time for the persons who are covered by the Company’s existing D&O Insurance, D&O Insurance with the best overall terms, conditions, retentions and levels of coverage reasonably available for an annual premium equal to the Premium Cap. If the Company and the Surviving Corporation for any reason fail to obtain such “tail” insurance policies as of the Effective Time, the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, continue to maintain in effect, at Parent’s expense and at no expense to the beneficiaries, D&O Insurance for a period of at least six (6) years from and after the Effective Time for the persons who are covered by the Company’s existing D&O Insurance, with terms, conditions, retentions and levels of coverage at least as favorable as provided in such existing D&O Insurance, from insurance carriers with the same or better claims-paying ability ratings as the Company’s current D&O Insurance carriers; provided, however, that the Surviving Corporation shall not be required to pay for such D&O Insurance an annual premium in excess of the Premium Cap, but, to the extent such annual premium would exceed the Premium Cap, the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, use commercially reasonable efforts to maintain in effect, at no expense to the beneficiaries, for a period of at least six (6) years from the Effective time for the persons who are covered by the Company’s existing D&O Insurance, D&O Insurance with the best overall terms, conditions, retentions and levels of coverage reasonably available for an annual premium equal to the Premium Cap.

(d) Successors.  In the event that, after the Closing Date, the Company or any of its Subsidiaries or Parent or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in either such case, proper provisions shall be made so that the successors and assigns of the Company, any of its Subsidiaries or Parent, as the case may be, shall assume the obligations set forth in this Section 6.4.

(e) Benefit.  The provisions of this Section 6.4 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Person, his or her heirs, executors or administrators and his or her other Representatives.

SECTION 6.5. Labor Matters and Employee Benefits.

(a) For the 2014 calendar year, Parent shall maintain or cause the Company and its Subsidiaries to maintain for each employee of the Company or its Subsidiaries that remains employed with Parent or any of its Subsidiaries following the Closing (the “Company Employees”) the same compensation levels and employee benefits coverage provided to such employee by the Company and its Subsidiaries immediately prior to the Closing Date.

(b) With respect to any retirement (other than any defined benefit pension plan), medical, dental, vacation, and severance employee benefit plan or arrangement maintained by Parent or any of Parent’s Subsidiaries in which Company Employees participate after the Effective Time, for purposes of determining eligibility to participate, level of benefits and vesting, each Company Employee’s service with the Company or its Subsidiaries (as well as service with any predecessor employer of the Company or its Subsidiaries to the extent service with such predecessor employer is recognized by the Company or its Subsidiaries) shall be treated as service with Parent or any of Parent’s Subsidiaries to the extent such service was recognized for such Company Employee under a comparable Employee Plan immediately prior to the Closing, and to the same extent past service is credited under such benefit plan for similarly situated employees of Parent and its Subsidiaries; provided that such service need not be recognized to the extent that such recognition would result in any duplication of benefits for the same period of service. Parent shall permit the Company Employees to carry over and take vacation days with pay in accordance with the applicable policies of the Company as in effect on the Closing Date.

(c) Parent shall waive, or cause to be waived, any pre-existing condition limitation, exclusions, actively-at-work requirements, waiting periods and any other restriction that would prevent immediate or full participation under any welfare benefit plan maintained by Parent or any of its Affiliates (other than the Company and its Subsidiaries) in which the Company Employees (and their eligible dependents) will be eligible to participate immediately after the Effective Time, except to the extent that such pre-existing condition limitations, exclusions, actively-at work requirements and waiting periods would have been applicable under the comparable benefit plan immediately prior to the Effective Time. Parent shall recognize, or cause to be recognized, the dollar amount of all expenses incurred by each Company Employee (and his or her eligible dependents) prior to the Closing Date in the same plan year in which the Closing Date occurs for purposes of satisfying such year’s deductible and co-payment limitations under the relevant welfare benefit plans in which Company Employees participate immediately after the Effective Time, as if there had been a single continuous employer.

(d) Unless otherwise notified by Parent in writing, prior to the Effective Time, the Company shall take all actions necessary to terminate all Employee Plans intended to qualify under Section 401(a) of the Code that include a cash or deferred arrangement intended to satisfy the provisions of Section 401(k) of the Code (the “Company 401(k) Plan”), in each case effective immediately prior to the Closing. If a Company 401(k) Plan is terminated, the Company shall provide Parent with evidence of such termination pursuant to resolutions of the board of directors of the Company (the form and substance of which shall be subject to review and approval by Parent) not later than the day immediately preceding the Closing Date. To the extent that the Company 401(k) Plan is terminated in accordance with this Section 6.5(d), (i) each Company Employee shall be immediately eligible to participate in a plan maintained by Parent or its Subsidiaries that is intended to qualify under Section 401(a) of the Code and includes a cash or deferred arrangement intended to satisfy the provisions of Section 401(k) of the Code (the “Parent 401(k) Plan”), and (ii) if any Company Employee who was a participant in the Company 401(k) Plan requests a distribution in the form of a direct rollover (within the meaning of Section 401(a)(31) of the Code) to the Parent 401(k) Plan within ninety (90) days following the Closing Date, Parent shall cause the Parent 401(k) Plan to accept such direct rollover, including accepting, in-kind, any plan loan then not in default;

provided, that the Parent 401(k) Plan shall not be required to take any such rollover to the extent that the Company 401(k) Plan does not have an opinion letter or a determination letter from the IRS upon which it may rely.

(e) On the next regularly scheduled payroll date following the Closing Date, the payments of the Transaction Bonuses shall be made by Company checks through the Company’s payroll process.

(f) The provisions of this Section 6.5 are intended to be for the sole benefit of, and will be enforceable by, the Parties hereto, and nothing in this Section 6.5, whether express or implied, shall create any third-party beneficiary or other rights in any other Person, including any Business Employees or any dependent or beneficiary thereof. Nothing contained herein, express or implied (i) shall be construed to establish, amend or modify any benefit plan, program, agreement or arrangement of Parent or its Subsidiaries or (ii) shall alter or limit the ability of Parent or its Subsidiaries to amend, modify or terminate any benefit plan, program, agreement or arrangement at any time assumed, established, sponsored or maintained by Parent or its Subsidiaries. The parties hereto acknowledge and agree that the terms set forth in this Section 6.5 shall not create any right in any Business Employee to any continued employment with Parent or any of its Subsidiaries.

SECTION 6.6. Public Announcements.  Except as the Company or Parent may determine in good faith based on the advice of counsel is required to be issued or made to comply with the requirements of any Applicable Law, Competition Law or any applicable Order, prior to the Closing, no press release or similar public announcement or communication shall be made or caused to be made in respect of this Agreement or the transactions contemplated hereby, without the prior written consent of the other Party (which consent shall not be unreasonably withheld, conditioned or delayed), in which case the Company or Parent, as applicable, shall use their commercially reasonable efforts to allow the other reasonable time to comment on such press release or other public announcement or communication in advance of such issuance or making; provided, however, that each of the Parties and their Affiliates may make internal announcements regarding this Agreement and the transactions contemplated hereby to their respective directors, officers and employees without the consent of any other Party; provided, further, that no press release or other public announcement by Parent or its Subsidiaries shall name any of the Stockholders in their capacities as such.

SECTION 6.7. Expenses.  Except as otherwise expressly provided in this Agreement, whether or not the transactions contemplated by this Agreement are consummated, Parent shall pay all Parent Transaction Expenses and the Company shall, except as set forth in Section 2.2(b)(iii), pay all Company Transaction Expenses.

SECTION 6.8. Certain Tax Matters.

(a) Transfer Taxes.  All Transfer Taxes incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by Parent. For purposes of this Agreement, “Transfer Taxes” shall mean transfer, documentary, sales, use, registration and other such taxes (including all applicable real estate transfer taxes).

(b) Mitigation of Taxes.  Parent and the Stockholder Representative shall, upon request, use their reasonable efforts to obtain any certificate or other document from any Governmental Entity or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed with respect to the transactions contemplated by this Agreement.

(c) Allocation of Tax Liability.  The allocation of Tax Liability between the Pre-Closing Tax Period and Post-Closing Tax Period comprising a Straddle Period shall be made as follows; provided that the following is set forth solely for the avoidance of doubt in interpreting Section 4.12:

(i) in the case of Taxes based upon income, gross receipts (such as sales Taxes) or specific transactions involving Taxes other than Taxes based upon income or gross receipts, the amount of Taxes attributable to any Pre-Closing Tax Period or Post-Closing Tax Period included in the Straddle Period shall be determined by closing the books of the Company or the applicable Subsidiary as of the close of the Closing Date and by treating each of such Pre-Closing Tax Period and Post-Closing Tax Period as a separate taxable year; and

(ii) in the case of Taxes imposed on a periodic basis and not based on income, gross receipts or specific transactions (such as real or personal property Taxes), the portion of such Taxes attributable to any Pre-Closing Tax Period included in the Straddle Period shall be equal to the product of such Taxes attributable to the entire Straddle Period multiplied by a fraction, the numerator of which is the number of days in the Pre-Closing Tax Period included in the Straddle Period, and the denominator of which is the total number of days in such Straddle Period, and the amount of Taxes attributable to any Post-Closing Tax Period included in the Straddle Period shall be the excess of the amount of the Taxes for the Straddle Period over the amount of Taxes attributable to the Pre-Closing Tax Period included in the Straddle Period; provided, however, that if the amount of periodic Taxes imposed for such Straddle Period reflects different rates of Tax imposed for different periods within such Straddle Period, the formula described in the preceding clause shall be applied separately with respect to each such period within the Straddle Period.

(d) Filing Tax Returns.  Parent shall timely prepare and file, or cause to be timely prepared and filed, all Tax Returns of the Company and its subsidiaries for Pre-Closing Tax Periods and Straddle Periods that are required to be filed after the Closing Date in a manner consistent with past practice. Parent shall provide, or cause to be provided, to the Stockholder Representative a copy of each such Tax Return at least thirty (30) days prior to the due date for filing such Tax Return (including extensions) for the Stockholder Representative’s review and comment. Parent shall make such revisions to such Tax Returns as are reasonably requested by the Stockholder Representative, except (i) where a contrary position is required by Law, or (ii) to the extent such requests, if incorporated in any such Tax Return, would reasonably be expected to have a material adverse effect (relative to the benefit to the Company or any of its Subsidiaries for any Pre-Closing Tax Period resulting from incorporating such comments in such Tax Return) on the aggregate liability for Taxes of Parent, the Company or any of its Subsidiaries or Parent’s other Affiliates, taken as a whole, in any Post-Closing Tax Period, unless the modifications proposed in such requests are required by Law.

(e) Cooperation.  In connection with the preparation of and filing of Tax Returns and the conduct of audit examinations and any administrative or judicial proceedings relating to the Tax Liabilities imposed on the Company or any of its Subsidiary for all Pre-Closing Tax Periods, Parent, on the one hand, and the Stockholder Representative, on the other hand, shall cooperate fully with each other, including the furnishing or making available during normal business hours of records, personnel (as reasonably required), books of account, powers of attorney or other materials necessary or helpful for the preparation of such Tax Returns, the conduct of audit examinations or the defense of claims by Tax Authorities as to the imposition of Taxes. Parent shall and shall cause the Company and its Subsidiaries to retain all books and records with respect to Tax matters pertinent to the Company or its Subsidiaries relating to any Pre-Closing Tax Period until the expiration of the applicable statute of limitations (and, to the extent notified by Parent or the Stockholder Representative, any extension thereof) for the respective taxable periods, and to abide by all record retention agreements entered into with any Tax Authority.

(f) Audits and Contests.

(i) Parent shall promptly notify the Stockholder Representative in writing upon receipt by Parent or its Affiliates (including the Company and its Subsidiaries) of notice of any pending or threatened Tax audit, assessment or Action (a “Tax Proceeding”), which would reasonably be expected to affect the indemnification obligations of the Stockholders under Section 8.2 in respect of Section 4.12, provided that the failure to give notice will not relieve the Stockholders of any indemnification obligations they may have in respect of Section 4.12 except to the extent that their position is actually prejudiced as a result of the failure to give timely notice. Subject to Sections 6.8(f)(iii) and (iv), the Stockholder Representative shall have the sole right, at the expense of the Stockholders, to represent the interests of the Company and its Subsidiaries and to employ counsel of its choice in any Tax Proceeding relating to Pre-Closing Tax Periods (other than a Tax Proceeding involving a Straddle Period), to the extent the Stockholders would reasonably be expected to be required to indemnify Parent Indemnified Parties under Section 8.2 in respect of the Taxes at issue in such Tax Proceeding if such Tax Proceeding is resolved adversely, by notifying Parent in writing within thirty (30) calendar days from the receipt from Parent of the notice described in the first sentence of this Section 6.8(f)(i) of its intention to assume control of the conduct of such Tax Proceeding. If a shorter response period is required by such notice, and Parent has not received the Stockholder Representative’s notification by the time the response to the relevant Tax Authority is required, Parent may temporarily assume responsibility for such Tax Proceeding, but shall relinquish control to the Stockholder Representative if the Stockholder Representative satisfies the requirements of the preceding sentence in the manner and in the time frame specified therein. Parent shall be entitled (at Parent’s expense) to attend such Tax Proceeding (whether such Tax Proceeding is conducted in person, by telephone or otherwise) with its representatives and to receive copies of all material written communications, materials and submissions related to such Tax Proceeding received from, or provided to, the Tax Authority and the Stockholder Representative shall keep Parent informed on a timely basis of all material developments. If the Stockholder Representative declines to assume the control of such Tax Proceeding, Parent shall have the right, at the expense of the Stockholders, to assume control of the conduct and resolution of such Tax Proceeding; provided that no settlement of such Tax Proceeding shall be made without the prior written consent of the Stockholder Representative, which consent shall not be unreasonably withheld, conditioned or delayed.

(ii) Parent shall have the right, with counsel of its choice, to represent the interests of the Company and any of its Subsidiaries in any Tax Proceeding involving a Straddle Period of the Company or any of its Subsidiaries. The Stockholder Representative may participate in any such Tax Proceeding at the expense of the Stockholders and the Stockholder Representative shall be kept informed on a timely basis of all material developments with respect to such Tax Proceeding. The Stockholder Representative’s consent shall be required prior to the settlement of any Tax Proceeding relating to a Straddle Period, which consent shall not be unreasonably withheld, conditioned or delayed.

(iii) In the event the resolution of all or a portion of a Tax Proceeding with respect to a Pre-Closing Tax Period the conduct of which is controlled by the Stockholder Representative could result in an increase in Taxes or a loss of Tax benefits in a Post-Closing Tax Period for the Company or any of its Subsidiaries, the Stockholder Representative shall control the conduct and resolution of such Tax Proceeding provided that the Stockholder Representative shall not settle or resolve such Tax Proceeding, if such settlement or resolution would have such effect, without the consent of Parent, which shall not be unreasonably withheld, conditioned or delayed.

(iv) In the event a Tax Proceeding involves Pre-Closing Tax Periods and Post-Closing Tax Periods and the parties are not able to separate the periods into separate Tax Proceedings, then the Stockholder Representative and Parent shall jointly control the conduct and resolution of such Tax Proceeding or portion thereof. Each party shall be entitled to employ counsel of its choice at its own expense.

(v) If there is a dispute between the Stockholder Representative and Parent regarding the conduct or resolution of any Tax Proceeding or portion thereof described in Section 6.8(f)(iv) or the resolution of any Tax Proceeding or portion thereof described in Section 6.8(f)(ii) or (iii), such dispute shall be referred to the Tax Arbitrator. Each of the Stockholder Representative and Parent shall present its position to the Tax Arbitrator, which shall decide which position shall be adopted. The Tax Arbitrator shall not be entitled to accept any other position, unless the Stockholder Representative and Parent shall so agree in writing. The decision of the Tax Arbitrator shall be final and binding, and its fees and costs shall be paid 50% by the Stockholders and 50% by Parent.

(g) Conflicts.  Notwithstanding any other provision of this Agreement, if there is a conflict between this Section 6.8 and any other provision of this Agreement, this Section 6.8 shall govern and control.

SECTION 6.9. FIRPTA.  Within thirty (30) days prior to or on the Closing Date, the Company shall deliver to Parent a certificate, duly executed and acknowledged, certifying that the transactions contemplated hereby are exempt from withholding under Section 1445 of the Code.

SECTION 6.10. Retention of Books and Records.  Parent shall cause the Company and its Subsidiaries to retain all Books and Records in existence at the Effective Time that are required to be retained under current retention policies for a period of seven (7) years from the Closing Date, and to make the same available after the Effective Time for inspection and copying by the Stockholder Representative or its Representatives at the Stockholder Representative’s expense, for legitimate business purposes, and subject to confidentiality and use restrictions, during regular business hours and upon reasonable request and upon reasonable advance notice.

SECTION 6.11. Competing Transactions.  From the date of this Agreement until the Closing or the earlier termination of this Agreement, except for the transactions set forth on Schedule 6.11, Parent shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, enter into any agreement to acquire, whether by merger, consolidation, business combination, the purchase of assets or equity or otherwise, any business or Person.

SECTION 6.12. Exclusivity.  From the date of this Agreement until the earlier of the Closing and the termination of this Agreement, none of the Company or its Subsidiaries will (and the Company will use commercially reasonable efforts to cause its Subsidiaries and its Subsidiaries’ Representatives not to) directly or indirectly: (a) solicit, initiate, or knowingly encourage the submission of any proposal or offer from any Person (other than Parent or its Affiliates) relating to, or enter into or consummate any transaction relating to, the acquisition of all or substantially all of the assets or any of the equity securities of the Company or any of its Subsidiaries (including any acquisition structured as a merger, consolidation or share exchange) or any similar transaction or alternative to the transactions contemplated by this Agreement; or (b) participate in any discussions or negotiations regarding, furnish any information with respect to or knowingly facilitate any of the foregoing. The Company will notify Parent as promptly as reasonably practicable if any Person makes any bona fide proposal, offer, inquiry or contact to the Company or its Subsidiaries or, to the Knowledge of the Company, any of their respective Representatives, with respect to any of the foregoing (whether solicited or unsolicited) and in any event no later than within forty-eight (48) hours (or forty-eight (48) hours following the time that the Company or its Subsidiaries receives written notice thereof in the case of a proposal, offer, inquiry or contact made to a Representative) if such bona fide proposal, offer, inquiry or contact is in writing.

SECTION 6.13. Further Assurances.  Parent, Merger Sub and the Company agree that, from time to time before and after the Effective Time, they will (i) use their reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary to cause the conditions to the other Party's obligation to close the transactions contemplated herein as set forth in Article III to be satisfied as promptly as practicable and to consummate the transactions contemplated by this Agreement and (ii) execute and deliver, or cause their respective Subsidiaries to execute and deliver, such further instruments, and take, or cause their respective Subsidiaries to take, such other action as may be reasonably necessary to carry out the purposes and intents of this Agreement.

SECTION 6.14. Financing.

(a) Parent shall use reasonable best efforts to arrange the Financing as promptly as practicable following the date of this Agreement and to consummate the Financing on the Closing Date. Such actions shall include, but not be limited to, the following: (i) maintaining in effect each of the Commitment Letters until the transactions contemplated by this Agreement are consummated (it being understood that Parent may amend, restate, modify or supplement the Debt Commitment Letter to add and appoint additional arrangers, bookrunners, underwriters, agents, lenders and similar entities, to provide for the assignment and reallocation of a portion of the debt financing commitments contained therein and to grant customary approval rights to such additional arrangers and other entities in connection with such appointments, in each case, as expressly set forth in the Debt Commitment Letter); (ii) satisfying on a timely basis all conditions to the Financing that are within Parent’s or any of its Affiliates’ control; (iii) negotiating, executing and delivering Debt Financing Documents that reflect the terms contained in the Debt Commitment Letter (including any “market flex” provisions related thereto) or on such other terms acceptable to Parent and its Debt Financing Sources; provided that such other terms would not adversely impact or delay in any material respect the ability of Parent to consummate the Merger or the Debt Financing; (iv)(A) drawing the full amount of the Debt Financing, in the event that the conditions set forth in Article III and the conditions precedent set forth in Section 2 of the Debt Commitment Letter and Exhibit B attached thereto have been satisfied or waived or, upon funding would be satisfied and (B) drawing the full amount of the Equity Financing, in the event that the conditions set forth in Article III and the conditions precedent set forth in Section 6 of the Equity Commitment Letter and Exhibit D attached thereto have been satisfied or waived or, upon funding would be satisfied; (v) participation in, and assistance with, the marketing efforts, and the preparation of customary marketing materials related to the Debt Financing; (vi) enforcing its rights under the Equity Commitment Letter to cause any Equity Financing Source to provide such Equity Financing; and (vii) enforcing its rights under the Debt Commitment Letter to cause any Lender to provide such Debt Financing. Without limiting the generality of the foregoing, Parent and Merger Sub shall give the Company prompt notice upon becoming aware of: (A) any breach or default (or any event or circumstance that, with or without notice, lapse of time or both, would reasonably be expected to give rise to any breach or default of the type described in this clause (A)) by any party to any Commitment Letter or Financing Document that would reasonably be expected to adversely impact or delay in any material respect the ability of Parent to consummate the Merger or any of the Equity Financing or the Debt Financing; (B) the receipt of any written notice or other written communication from any person with respect to any actual or potential breach or default by any party to any Commitment Letter or Financing Document that would reasonably be expected to adversely impact or delay in any material respect the ability of Parent to consummate the Merger or any of the Equity Financing or the Debt Financing, or with respect to the termination or repudiation by any party to any Commitment Letter or Financing Document or any provisions thereof; and (C) if Parent or Merger Sub believes in good faith that there is a material possibility that it will not be able to obtain all or any portion of (x) the Equity Financing on the terms, in the manner or from the sources contemplated by the Equity Commitment Letter, (y) the Debt Financing on the terms, in the manner or from the sources contemplated by the Debt Commitment Letter or Debt Financing Documents (or any alternative financing) or (z) the Management Equity Financing or the remainder of the Merger Consideration and other amounts required to be paid by it in connection with the consummation of the transactions contemplated hereby. If any portion of the Financing becomes unavailable on the terms and conditions (including with respect to the Debt Financing, the flex provisions) contemplated in the Commitment Letters, Parent shall use its reasonable best efforts to arrange and obtain alternative financing from alternative sources in an amount sufficient to consummate the transactions contemplated by this Agreement as promptly as practicable following the occurrence of such event. Parent shall keep the Company informed on a reasonably current basis in reasonable detail of the status of its efforts to arrange the Financing and concurrently provide copies of all documents provided to the Financing Sources or otherwise related to the Financing to the Company.

(b) The Company agrees to use reasonable best efforts to provide such assistance with the Equity Financing and the Debt Financing (or with respect to the Debt Financing, any alternative financing) as is reasonably requested by Parent. Such assistance shall consist of, at the reasonable request of Parent, (i) participation by management of the Company in a reasonable number of meetings, drafting sessions and due diligence, lender, investor, rating agency and other reasonable presentations so long as the foregoing does not unreasonably interfere with the conduct of the Company’s Business, (ii) furnishing Parent and its Financing Sources with, within a reasonable time after such financial statements becomes available, all financial statements regarding the Company and its Subsidiaries, the Business and the assets of the Company and its Subsidiaries as may be reasonably requested by Parent or any Financing Source in connection with the Equity Financing and the Debt Financing contemplated by the Commitment Letters (including, with respect to the Debt Financing, any alternative financing), (iii) assisting Parent and its Financing Sources in (A) the preparation of customary offering documents, private placement memoranda and bank information memoranda in connection with the Equity Financing and the Debt Financing, (B) the preparation of customary materials for due diligence, lender, investor, rating agency and other presentations and (C) procuring a public corporate credit rating and a public corporate family rating in respect of the relevant borrower under the Financing Documents and public ratings for any of the credit facilities or notes issued in connection with the Equity Financing and the Debt Financing; provided that such assistance shall be limited to attending meetings with the ratings agencies and providing requested financial information, to the extent the foregoing does not unreasonably interfere with the conduct of the Company’s business, (iv) cooperating with the marketing efforts of Parent and the Debt Financing Sources with respect to the Debt Financing so long as the foregoing does not unreasonably interfere with the conduct of the Company’s Business, (v) solely with respect to the Debt Financing, reasonably facilitating the pledging of collateral, including reasonably cooperating with Parent’s efforts to obtain appraisals, financial analyses, surveys, third party consents and estoppels, mortgage financeability and title insurance, (vi) reasonably cooperating with the efforts of Parent and its Debt Financing Sources to ensure that any syndication efforts benefit from the existing lending and investment banking relationships of the Company and its Subsidiaries, (vii) entering into one or more credit or other financing-related agreements and executing any certificates or other documents on terms set forth or contemplated in the Debt Financing Documents (or any alternative financing) on behalf of the Company or any of its Subsidiaries in connection with such Debt Financing (so long as such documents would not be executed or become effective prior to the Effective Time) and (viii) taking all corporate actions, subject to the occurrence of the Closing, reasonably requested by Parent to permit the consummation of the Equity Financing and the Debt Financing by Parent and the direct borrowing or incurrence by Parent of all of the proceeds of the Equity Financing and the Debt Financing at the Closing. Notwithstanding anything in this Agreement to the contrary, (x) neither the Company nor any of its Subsidiaries shall be required to pay any commitment or other similar fee or enter into any definitive agreement or incur any other liability or obligation in connection with the Debt Financing (or any alternative financing) prior to the Effective Time and (y) none of the Company or any of its Subsidiaries shall be required to take any action that will conflict with or violate the Company’s or such Subsidiary’s Organizational Documents or any Applicable Laws or result in the contravention of, or that would reasonably be expected to result in a violation or breach of or default under, any Contract to which the Company or any of its Subsidiaries is a party. Parent shall reimburse the Company for any reasonable and documented out-of-pocket expenses and costs incurred in connection with the Company’s or its Affiliates’ obligations under this Section 6.14(b) taken at the request of Parent promptly upon presentment of reasonably detailed invoices therefor. The Company, its Affiliates and their respective Representatives (collectively, the “6.14 Indemnitees”) shall be indemnified and held harmless by Parent and Merger Sub for and against any and all losses, damages, claims, costs, expenses (including advancing attorneys’ fees and expenses in advance of the final disposition of any claim, suit, proceeding or investigation), interest, awards, judgments and penalties suffered or incurred by the 6.14 Indemnitees in connection with the arrangement of the Debt Financing (or any alternative financing) to the extent requested by Parent pursuant to this Section 6.14(b) and/or any information provided by the Company or any of its Subsidiaries expressly for use in connection therewith, except to the extent such losses, damages, claims, costs, expenses, interest, awards, judgments or penalties arose out of or resulted from the fraud, willful misconduct, gross negligence or intentional misrepresentation of any 6.14 Indemnitee. The Company hereby consents to the use of its and its Subsidiaries’ logos in connection with such financing; provided, that such logos are used solely in a manner that is not intended or reasonably likely to harm or disparage the Company or any of its Subsidiaries, or their reputation, goodwill or marks. Any information provided to Parent or any other Person pursuant to this Section 6.14(b) shall be subject to the Confidentiality Agreement.

(c) Parent and Merger Sub acknowledge and agree that none of the obtaining of the Equity Financing, the Debt Financing or the Management Equity Financing, or any alternative financing, is a condition to Closing and reaffirm their obligation to consummate the transactions contemplated by this Agreement irrespective and independently of the availability of the Equity Financing, the Debt Financing or the Management Equity Financing, or any alternative financing, subject to fulfillment or waiver of the applicable conditions set forth in Article III.

SECTION 6.15. Additional Financial Statements.

(a) The Company shall continue to prepare in the ordinary course of business and deliver to Parent promptly within thirty (30) days following the end of each month copies of all monthly and quarterly financial statements of the Company and its Subsidiaries during the period from the date of this Agreement to the Closing Date. The Company shall prepare financial statements relating to the Company and its Subsidiaries not less frequently than monthly and shall deliver copies thereof to Parent within thirty (30) days following the end of each month. All financial statements delivered pursuant to this section shall be in all material respects in accordance with the books and records of the Company and its Subsidiaries and shall be in a form consistent with such reports prepared by the Company prior to the date of this Agreement.

(b) The Company shall reasonably cooperate with Parent (at Parent’s expense) as reasonably requested by Parent in connection with (i) Parent’s preparation of historical financial statements and pro forma financial information relating to the Business to the extent required by Regulation S-X under the Securities Act with respect to the periodic filings of Parent and its Subsidiaries under the Exchange Act, and (ii) the filing of any other financial statements and pro forma financial information that are required to be filed with the SEC under the Securities Act or the Exchange Act in connection with any securities offerings to be made by Parent or its Subsidiaries (a “Parent Securities Offering”), in each case including (A) permitting Parent to use the Company’s audited and unaudited quarterly financial statements, (B) requesting the delivery from the Company’s independent public accountants of customary comfort letters necessary or advisable in connection with offerings similar to any such Parent Securities Offering, (C) requesting the delivery from the Company’s independent public accountants of customary consent letters necessary in connection with offerings similar to any such Parent Securities Offerings, and (D) if any requested financial statements are not available, providing reasonable assistance to Parent in connection with the preparation of such financial statements, provided that the foregoing does not unreasonably interfere with the conduct of the Company’s Business. The Company, its Affiliates and their respective Representatives (collectively, the “6.15 Indemnitees”) shall be indemnified and held harmless by Parent and Merger Sub from and against any and all losses, damages, claims, costs, expenses (including advancing attorneys’ fees and expenses in advance of the final disposition of any claim, suit, proceeding or investigation), interest, awards, judgments and penalties suffered or incurred by the 6.15 Indemnitees in connection with cooperation of the Company or any of its Subsidiaries in connection with this Section 6.15(b), except to the extent such losses, damages, claims, costs, expenses, interest, awards, judgments or penalties arose out of or resulted from the fraud, willful misconduct, gross negligence or intentional misrepresentation of any 6.15 Indemnitee.

(c) Notwithstanding anything to the contrary herein, the Parent Indemnified Parties shall not be entitled to any indemnification with respect to breaches or violations of Section 6.15(a) or Section 6.15(b).

SECTION 6.16. Section 280G Approval.  Prior to the Closing Date, the Company shall submit to its stockholders for approval, meeting the requirements of Section 280G(b)(5)(B) of the Code and the applicable rulings and final regulations thereunder, any payments and/or benefits that may separately or in the aggregate, constitute “parachute payments,” within the meaning of Section 280G(b)(2) of the Code and the applicable rulings and final regulations thereunder. The Company shall forward to Parent prior to submission to the Company’s stockholders copies of all documents prepared by the Company in connection with this Section 6.16.

SECTION 6.17. Notice to Securityholders.  The Stockholder Representative shall cause Lightyear Fund II, L.P. to deliver the written notice contemplated in Section 4.1 of the Stockholders Agreement to the other Securityholders (as defined in the Stockholders Agreement) promptly following the date of this Agreement. Prior to the delivery of such notice to the other Securityholders, the Stockholder Representative shall cause Lightyear Fund II, L.P. to deliver a draft of such notice to Parent for its review and reasonable comment.

ARTICLE VII

TERMINATION

SECTION 7.1. Termination.  This Agreement may be terminated at any time prior to the Closing, notwithstanding adoption thereof by the stockholders of the Company:

(a) by the mutual written agreement of the Company and Parent;

(b) by either the Company or Parent, by written notice to the other Party, if the Closing shall not have occurred on or prior to August 16, 2014 (the “Initial Termination Date”); provided that if prior to the Initial Termination Date, any of the conditions to the Closing set forth in Section 3.1(a) or Section 3.1(c) have not been satisfied (or waived) but all other conditions to the Closing (other than those conditions which by their terms cannot be satisfied until the Closing) have been satisfied (or waived) or are capable of being satisfied by the Initial Termination Date, the Initial Termination Date may be extended by the Company or Parent for one (1) two-month period from the Initial Termination Date (the Initial Termination Date, to the extent it is extended pursuant to this Section 7.1(b), is referred to herein as the “Termination Date”); provided, further, that the right to terminate this Agreement pursuant to this Section 7.1(b) shall not be available to any Party whose breach of any covenant or agreement under this Agreement shall have been a material cause of, or resulted in, the failure of the Closing to occur on or before such date;

(c) by either the Company or Parent, by written notice to the other Party, if any Prohibitive Order permanently prohibiting the consummation of the transactions contemplated by this Agreement shall have become final and non-appealable; provided that the right to terminate this Agreement pursuant to this Section 7.1(c) shall not be available to any Party whose failure to fulfill any obligation under this Agreement shall have been a material cause of, or resulted in, the occurrence of such Prohibitive Order;

(d) by Parent, by written notice to the Company and the Stockholder Representative, if the Company has breached or failed to perform any of its covenants or other agreements set forth in this Agreement or if any representation or warranty of the Company contained in this Agreement shall be or shall have become inaccurate, in either case (i) such that the conditions set forth in Section 3.1 or Section 3.2 would not be satisfied as of the time of such breach or failure or as of the time such representation or warranty was or shall have become inaccurate and (ii) such breach or failure to perform or inaccuracy cannot be cured by the Company or, if capable of being cured, shall not have been cured by the earlier of the Termination Date and the date that is thirty (30) days after receipt by the Company and the Stockholder Representative of notice in writing from Parent, specifying the nature of such breach and requesting that it be cured; provided that Parent shall not have the right to terminate this Agreement pursuant to this Section 7.1(d) if it is then in breach of any of its covenants set forth in this Agreement that would result in the closing conditions set forth in Section 3.1 or Section 3.3 (other than those conditions which by their terms cannot be satisfied until the Closing) not being satisfied;

(e) by the Company, by written notice to Parent, if Parent has breached or failed to perform any of its covenants or other agreements set forth in this Agreement or if any representation or warranty of Parent contained in this Agreement shall be or shall have become inaccurate, in either case (i) such that the conditions set forth in Section 3.1 or Section 3.3 would not be satisfied as of the time of such breach or failure or as of the time such representation or warranty was or shall have become inaccurate and (ii) such breach or failure to perform or inaccuracy cannot be cured by Parent or, if capable of being cured, shall not have been cured by the earlier of the Termination Date and the date that is thirty (30) days after receipt by Parent of notice in writing from the Company or the Stockholder Representative, specifying the nature of such breach and requesting that it be cured; provided that the Company shall not have the right to terminate this Agreement pursuant to this Section 7.1(e) if it is then in breach of any of its covenants set forth in this Agreement that would result in the closing conditions set forth in Section 3.1 or Section 3.2 (other than those conditions which by their terms cannot be satisfied until the Closing) not being satisfied;

(f) (f) by the Company if (i) all of the conditions set forth in Section 3.1 and Section 3.2 have been satisfied (other than those conditions that by their nature cannot be satisfied other than at the Closing and those conditions that are not satisfied solely as a result of Parent’s or Merger Sub’s breach of this Agreement), (ii) Parent and Merger Sub fail to consummate the transactions contemplated by this Agreement on the date the Closing should have occurred pursuant to Section 2.2 and (iii) the Company stood ready and willing to consummate such transactions on that date; or

(g) by Parent if the Company fails to deliver to Parent within 48 hours of the date hereof the Stockholder Approval.

SECTION 7.2. Effect of Termination.

(a) In the event of the termination of this Agreement pursuant to Section 7.1, this Agreement shall thereafter become void and have no further force and effect, and no Party (nor any of its Representatives or Affiliates) shall have any liability to any other Person; provided that the obligations of the Parties hereto contained in the second to last sentence of Section 6.1 (b), Section 6.1(c), 6.14(b), the last sentence of Section 6.15(b), this Section 7.2, Article IX and the Confidentiality Agreement shall survive the termination of this Agreement.

(b) If this Agreement is validly terminated by the Company pursuant to Sections 7.1(e) or (f) (a “Specified Termination”), Parent shall pay, or cause to be paid, to the Company, by wire transfer of immediately available funds within five (5) days after receipt by Parent of a notice of termination, seventy-five million dollars ($75,000,000) in cash (the “Termination Fee”). In the event Parent fails to pay the Termination Fee within two (2) Business Days after receipt of the notice of termination, then the Company may, at any time on or after such date, unilaterally deliver notice to the Escrow Agent and withdraw from the Parent Escrow Account an amount equal to the Termination Fee Escrow Amount plus all accrued investment income or interest thereon, and Parent shall remain liable for (i) the difference between the Termination Fee and the amount withdrawn from the Parent Escrow Account pursuant to this Section 7.2(b) and (ii) any additional amounts owned pursuant to Section 7.2(d).

(c) The Parties acknowledge and agree that the Termination Fee and this Section 7.2 are an integral part of this Agreement and that, without these agreements, the Parties would not enter into this Agreement. Notwithstanding anything to the contrary in this Agreement, if Parent and Merger Sub fail to effect the Closing when required to do so or otherwise breach this Agreement or fail to perform hereunder, then except for the right of the Company to injunctive relief, specific performance or any other similar equitable relief pursuant to, and to the extent permitted by, Section 9.9, the Company’s right to terminate this Agreement and, if applicable, receive the Termination Fee pursuant to Section 7.2(b), the 6.14 Indemnitees’ rights under Section 6.14(b), and the 6.15 Indemnitees’ rights under Section 6.15(b), shall be the sole and exclusive remedy of the Company and its Subsidiaries against Parent, Merger Sub and any of their respective former, current or future directors, officers, employees, agents, general or limited partners, managers, members stockholders, equity owners, controlling Persons, Affiliates or assignees or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder, equity owner, controlling Person, Affiliate or assignee of any of the foregoing, or any heir, executor, administrator, successor or assign of any of the foregoing (collectively, the “Parent Related Parties”) and any Financing Source for any breach, loss, liability, obligation or damage, including consequential, special, exemplary, indirect or punitive damages, and upon payment of the Termination Fee following a termination of this Agreement by the Company, neither any Parent Related Party nor any Financing Source shall have any further liability or obligation relating to or arising under or out of this Agreement, the Merger, the Commitment Letters or any other Transaction Document and the transactions contemplated hereby and thereby (including the negotiation and performance of this Agreement and any related representations and warranties in connection therewith and including for any intentional breach hereof), in each case whether based on contract, tort, equity or strict liability, by the enforcement of any assessment, by any legal or equitable proceeding, by virtue of any state, regulation or Applicable Laws or otherwise and whether by or through attempted piercing of the corporate veil, by or through any claim by or on behalf of a Party hereto or another Person or otherwise (except that Parent shall remain obligated for, and the Company, the 6.14 Indemnitees and the 6.15 Indemnitees may be entitled to remedies with respect to, the Confidentiality Agreement and Parent’s obligations under Section 6.14(b) and Section 6.15(b)). In no event shall the Company be entitled to the remedy of specific performance of this Agreement with respect to the consummation of the Closing other than under the circumstances and as specifically set forth in this Section 7.2 and Section 9.9. Nothing in this Section 7.2(c) shall in any way expand or be deemed or construed to expand the circumstances in which Parent or any Parent Related Party may be liable under this Agreement or any of the transactions contemplated hereby. The Company covenants and agrees that in no event will the Company be entitled to receive the Termination Fee on more than one occasion.

(d) For the avoidance of doubt, if the Company is entitled to multiple rights of termination under Section 7.1, the Company shall be entitled, in its sole discretion, to elect which right to exercise; provided that in no event shall Parent be required to pay more than one Termination Fee. If Parent fails to promptly pay or cause to be paid the amount due pursuant to this Section 7.2, and, in order to obtain such payment, the Company commences a suit that results in a judgment against Parent for the payment set forth in this Section 7.2 or any portion of such payment, Parent shall pay the Company and its Affiliates’ costs and expenses (including reasonable attorneys’ fees) in connection with such suit, together with interest on the amount of the payment at an interest rate per annum equal to seven and one half percent (7.5%) on the amount of such payment from the date on which such payment was required through the date of actual payment.

(e) In the event that this Agreement is terminated pursuant to Section 7.1, Parent shall, as promptly as practicable and in no event later than three (3) Business Days following such termination, return to the Company or destroy, and will cause its Representatives to return to the Company or destroy, all of the documents and other materials received from the Company or its Subsidiaries or their respective Affiliates and/or Representatives relating to any of them or the transactions contemplated by this Agreement, whether so obtained before or after execution of this Agreement, and Parent shall comply with all of its obligations under the Confidentiality Agreement (provided, that Parent shall be entitled to retain one (1) copy of such documents and other materials for regulatory compliance or legal purposes, and shall not be obligated to purge extra copies of such documents and other materials from electronic media used solely for disaster backup purposes).

(f) In the event that this Agreement is terminated pursuant to Section 7.1, the Parties agree that the Confidentiality Agreement shall be deemed to be amended so that Section 6 thereof shall continue in accordance with its terms for a period of eighteen (18) months from the date of such termination.

ARTICLE VIII

SURVIVAL; INDEMNIFICATION

SECTION 8.1. Survival.  Each of the representations and warranties of the Company contained in Article IV and of Parent and Merger Sub contained in Article V shall survive the execution and delivery of this Agreement and the Closing for a period of one (1) year from the Closing Date and shall expire and terminate on such date. The covenants and agreements contained herein requiring performance in their entirety on or prior to the Closing shall terminate at the Closing. The covenants and agreements contained herein requiring performance after the Closing Date shall survive the Closing in accordance with their terms. If any Claims Notice (as defined below) is given in good faith in accordance with the terms of Section 8.4 on or prior to the applicable survival date, the claims specifically set forth in the Claims Notice shall survive until such time as such claim is finally resolved. The right of any Party to indemnification pursuant to this Article VIII will not be affected by any investigation conducted for or on behalf of any Party, or knowledge acquired (or capable of being acquired) at any time by any Party or any Party’s representatives, whether before or after the execution and delivery of this Agreement or the Closing, with respect to the accuracy of any representation or warranty, or performance of or compliance with any covenant or agreement.

SECTION 8.2. Indemnification by the Stockholders; Indemnification by Parent.

(a) Subject to the limitations set forth in Section 8.3, from and after the Closing Date, the Stockholders, but solely from the Indemnity Escrow Fund, shall, severally but not jointly, indemnify (on a pro rata basis based upon their respective percentage share) each of Parent, Merger Sub and their respective Affiliates (including, following the Effective Time, the Surviving Corporation and its Subsidiaries), and each of their respective officers, directors, managers, employees, shareholders, partners, members and Representatives (each, a “Parent Indemnified Party”), from and against any and all loss, Liability, damage or expense (including reasonable fees and expenses of counsel and costs of enforcement of this Agreement) (collectively referred to as “Losses”), whether involving a third party or among the Parties to this Agreement, any of the Parent Indemnified Parties may actually suffer, sustain or become subject to as a result of or in connection with: (i) any breach or misrepresentation of, or inaccuracy in, any representation or warranty made by the Company in Article IV or in the certificate delivered pursuant to Section 3.2(b) (in each case, except as noted in clauses (ii) or (iii) below, solely with respect to the representations and warranties being true and correct (i) as of the Closing Date, (ii) if made as of a specified date, as of such date or, (iii) with respect to the representations and warranties contained in the first sentence of Section 4.4, Section 4.9 and the first sentence of Section 4.22(h), as of the date of this Agreement, it being understood that for purposes of the foregoing, Section 4.9 shall be read with reference to clause (v) thereof); (ii) any breach or violation of any covenant or agreement made hereunder by the Company or the Stockholder Representative; (iii) any claims by any current or former holder or alleged current or former holder, in each case that became or was alleged to become a holder on or after January 31, 2010, of any equity interest or equity security of the Company or any of its Subsidiaries (in their capacities as such holders or alleged holders), including Company Common Stock, Preferred Stock, Restricted Shares or Options, relating to or arising out of (A) any claims by any holder of Company Common Stock or Preferred Stock in connection with an appraisal proceeding or exercise of dissenters’ rights under the DGCL, (B) such Person’s status or alleged status as an equity holder or holder of equity interests in the Company or any of the Subsidiaries at any time on or after January 31, 2010 and at or prior to the Closing, whether for breach of fiduciary duty or otherwise, or (C) any breaches or alleged breaches of any equity holders’ agreements, voting agreements, voting trusts or other agreements relating to the Company or any of its Subsidiaries; provided that the foregoing shall not apply to claims of any current or former holder or alleged current or former holder in connection with or related to any insolvency or similar proceedings regarding the Company or any of its Affiliates; or (iv) any claim by any Stockholder arising out of or relating to any action or failure to act by the Stockholder Representative. From and after the Closing, no claim may be asserted nor any action commenced against the Stockholders under this Article VIII unless a Claims Notice has been delivered to the Stockholder Representative by Parent (on behalf of the Parent Indemnified Parties) on or prior to the date on which the representation, warranty, covenant or agreement on which such claim or action is based ceases to survive as set forth in Section 8.1.

(b) Subject to the limitations set forth in Section 8.3, from and after the Closing Date, Parent shall indemnify each of the Stockholders and their respective Affiliates, and each of their respective officers, directors, managers, employees, shareholders, partners, members and Representatives (each, a “Stockholder Indemnified Party,” and together with the Parent Indemnified Parties, the “Indemnified Parties” and each an “Indemnified Party”), from and against any and all Losses any of the Stockholder Indemnified Parties may actually suffer, sustain or become subject to as a result of or in connection with (i) any breach or misrepresentation of, or inaccuracy in, any representation or warranty made by Parent or Merger Sub in Article V or in the certificate delivered pursuant to Section 3.3(b) (in each case, solely with respect to the representations and warranties being true and correct as of the Closing Date, or, if made as of a specified date, as of such date) and (ii) any breach or violation of any covenant or agreement made hereunder by Parent or Merger Sub, and after the Closing, the Surviving Corporation and each Subsidiary or the Surviving Corporation. From and after the Closing, no claim may be asserted nor any action commenced against Parent under this Article VIII unless a Claims Notice has been delivered to Parent by the Stockholder Representative (on behalf of the Stockholder Indemnified Parties) on or prior to the date on which the representation, warranty, covenant or agreement on which such claim or action is based ceases to survive as set forth in Section 8.1.

SECTION 8.3. Limitations on Liability.

(a) Notwithstanding anything in this Agreement to the contrary, in no event shall the cumulative indemnification obligations of the Stockholders under this Agreement in the aggregate exceed an amount equal to the Indemnity Escrow Amount less any amount paid to Parent from the Indemnity Escrow Account pursuant to Section 2.8. The right of the Parent Indemnified Parties to indemnification or any other payment pursuant to this Agreement shall be limited to the Indemnity Escrow Funds (other than income earned in respect of the Indemnity Escrow Funds) then held in escrow pursuant to the Escrow Agreement and not previously distributed pursuant to the terms of the Escrow Agreement, Section 2.8 or this Article VIII and no indemnification or other payment shall be payable other than from the remaining Indemnity Escrow Funds, if any. In no event shall any Stockholder have any personal liability for the payment of any indemnification payments hereunder.

(b) Notwithstanding anything in this Agreement to the contrary, the Stockholders shall not be liable to the Parent Indemnified Parties for indemnification under Section 8.2(a) to the extent such Losses were actually included or otherwise actually taken into account in the calculation of Cash, Indebtedness or Company Transaction Expenses for purposes of calculating the Merger Consideration.

(c) Notwithstanding anything in this Agreement to the contrary, the Stockholders shall not be liable to the Parent Indemnified Parties for indemnification under Section 8.2(a)(i) (other than with respect to a claim for indemnification based upon, arising out of, with respect to or by reason of any inaccuracy in or breach of any representation or warranty in Section 4.1, Section 4.2, Section 4.3, Section 4.20 (collectively, the “Stockholder Excepted Matters”), until the aggregate amount of all Losses in respect of indemnification under Section 8.2(a)(i) (other than those based upon, arising out of, with respect to or by reason of the Stockholder Excepted Matters) exceeds eight million dollars ($8,000,000) (the “Basket Amount”), whereupon the Parent Indemnified Parties shall be entitled to receive only amounts for Losses in excess of the Basket Amount and, in which case, the Parent Indemnified Parties shall be entitled to indemnification for the amount of such Losses up to the Indemnity Escrow Amount less any previous disbursements pursuant to Section 2.8 or this Article VIII. No individual claim (or series of related claims arising from the same underlying facts, events or circumstances) by a Parent Indemnified Party may be asserted (and no Parent Indemnified Party shall be entitled to indemnification with respect to any such claim or series of related claims arising from the same underlying facts, events or circumstances) with respect to Section 8.2(a)(i) unless the aggregate amount of Losses that would be payable with respect to such claim (or series of related claims arising from the same underlying facts, events or circumstances) exceeds an amount equal to $175,000, and any such individual claim (or series of related claims arising from the same underlying facts, events or circumstances) for amounts less than $175,000 shall not be applied to or considered for purposes of determining whether the Basket Amount has been reached. Losses incurred by Parent Indemnified Parties for any breach of a Stockholder Excepted Matter or any of the matters set forth in Sections 8.2(a)(ii) through 8.2(a)(iv) shall not be subject to the Basket Amount.

(d) Notwithstanding anything in this Agreement to the contrary, neither Parent nor Merger Sub shall be liable to the Stockholder Indemnified Parties for indemnification under Section 8.2(b)(i) (other than with respect to a claim for indemnification based upon, arising out of, with respect to or by reason of any inaccuracy in or breach of any representation or warranty in Section 5.1, Section 5.2 and Section 5.6 (collectively, the “Parent Excepted Matters”), until the aggregate amount of all Losses in respect of indemnification under Section 8.2(b)(i) (other than those based upon, arising out of, with respect to or by reason of the Parent Excepted Matters) exceeds the Basket Amount, whereupon the Stockholder Indemnified Parties shall be entitled to receive only amounts for Losses in excess of the Basket Amount. No individual claim (or series of related claims arising from the same underlying facts, events or circumstances) by a Stockholder Indemnified Party may be asserted (and no Stockholder Indemnified Party shall be entitled to indemnification with respect to any such claim or series of related claims arising from the same underlying facts, events or circumstances) with respect to Section 8.2(b)(i) unless the aggregate amount of Losses that would be payable with respect to such claim (or series of related claims arising from the same underlying facts, events or circumstances) exceeds an amount equal to $175,000, and any such individual claim (or series of related claims arising from the same underlying facts, events or circumstances) for amounts less than $175,000 shall not be applied to or considered for purposes of determining whether the Basket Amount has been reached. Losses incurred by Stockholder Indemnified Parties for any breach of a Parent Excepted Matter or any of the matters set forth in Section 8.2(b)(ii) shall not be subject to the Basket Amount.

(e) For purposes of (i) determining whether there has been any breach of any representation or warranty made by the Company or Parent for purposes of this ARTICLE VIII, and (ii) calculating Losses hereunder in respect of any such breach, (x) each representation and warranty contained in this Agreement shall be read without regard and without giving effect to any materiality, Material Adverse Effect, “material” or other similar qualification (but for the avoidance of doubt, not as to specified dollar amounts) contained in such representation or warranty, and (y) Section 4.12 shall be read without regard and without giving effect to Schedule 4.12 and the “to the Knowledge of the Company” qualification in Section 4.12(i).

SECTION 8.4. Indemnification Claim Process.

(a) All claims for indemnification by either a Stockholder Indemnified Party or Parent Indemnified Party under this Article VIII shall be asserted and resolved in accordance with Sections 8.4, 8.5 and 8.6.

(b) If a Parent Indemnified Party intends to seek indemnification for a claim by a third party for which indemnification is or may be available under this Article VIII (a “Third Party Claim”) pursuant to this Article VIII, the Parent Indemnified Party shall promptly, but, subject to the following proviso, in no event more than thirty (30) calendar days following such Parent Indemnified Party’s knowledge of such claim, notify the Stockholder Representative in writing of such claim, describing such claim in reasonable detail and the amount or estimated amount of such Losses to the extent known or reasonably calculable (the “Claims Notice”); provided, however, that the failure to so notify the Indemnifying Party shall not, however, relieve the Stockholders of their indemnification obligations hereunder, except and only to the extent that the Stockholders are actually prejudiced in any material respect as a result of such failure.

(c) All Stockholder Indemnified Parties, acting through the Stockholder Representative, that intend to seek indemnification for a Third Party Claim pursuant to this Article VIII, shall promptly, but, subject to the following proviso, in no event more than thirty (30) calendar days following the Stockholder Representative’s knowledge of such claim, deliver a Claims Notice to Parent; provided, however, that the failure to so notify the Indemnifying Party shall not, however, relieve Parent of its indemnification obligations hereunder, except and only to the extent that Parent is actually prejudiced in any material respect as a result of such failure.

(d) The party from which any Indemnified Party is seeking indemnification pursuant to the provisions of this Agreement (the “Indemnifying Party”) shall have fifteen (15) days from the date on which the Indemnifying Party received the Claims Notice to notify the Indemnified Party that the Indemnifying Party desires to assume the defense or prosecution of the Third Party Claim and any litigation resulting therefrom with counsel reasonably acceptable to the Indemnified Party. If the Indemnifying Party assumes the defense of such claim in accordance herewith: (w) the Indemnifying Party shall diligently pursue the defense of such Third Party Claim and keep the Indemnified Party reasonably apprised of the status thereof, including all settlement negotiations and offers, (x) the Indemnified Party may retain one additional separate co-counsel at its sole cost and expense (which shall be reasonable) and participate in the defense of such Third Party Claim (upon reasonable prior written notice to the Indemnifying Party), but the Indemnifying Party shall control the investigation, defense and settlement thereof, and such co-counsel shall reasonably cooperate with the Indemnifying Party and its counsel; provided that the Indemnified Party may retain separate co-counsel and one local counsel, if applicable, at the sole cost and expense of the Indemnifying Party if (1) the Indemnified Party shall have been advised by counsel that there are one or more legal or equitable defenses available to it that are different from or in addition to those available to the Indemnifying Party, and, in the reasonable opinion of the Indemnified Party, counsel for the Indemnifying Party could not adequately represent the interests of the Indemnified Party because such interests would reasonably be expected to be in conflict with those of the Indemnifying Party or (2) the Indemnifying Party fails to diligently pursue the defense of such Third Party Claim in a reasonably timely fashion; (y) the Indemnified Party shall not file any papers with any Governmental Entity or consent to the entry of any judgment or enter into any settlement with respect to such Third Party Claim without the prior written consent of the Indemnifying Party (which consent shall not be unreasonably withheld, conditioned or delayed); and (z) the Indemnifying Party shall not consent to the entry of any judgment or enter into any settlement with respect to such Third Party Claim without the prior written consent of the Indemnified Party (which shall not be unreasonably withheld, conditioned or delayed) unless the judgment or settlement provides solely for the payment of money and the Indemnifying Party makes such payment in full (which payment in full shall include only payments from the Indemnity Escrow Account) and does not involve any admission of fault, guilt or violation of Applicable Law by or on behalf of the Indemnified Party or any of its Affiliates, and does not impose an injunction or any equitable relief on the Indemnified Party or any of its Affiliates. The Parties shall act in good faith in responding to, defending against, settling or otherwise dealing with Third Party Claims, and cooperate in any such defense and give each other reasonable access to all information reasonably related thereto. Whether or not the Indemnifying Party has assumed the defense of such Third Party Claim, the Indemnifying Party will not be obligated to indemnify the Indemnified Party hereunder with respect to any settlement entered into or any judgment consented to without the Indemnifying Party’s prior written consent (which shall not be unreasonably withheld, conditioned or delayed).

(e) If the Indemnifying Party does not notify the Indemnified Party of its election to assume the defense of such Third Party Claim within fifteen (15) days of receipt of the Claims Notice, the Indemnified Party may defend against such Third Party Claim in any manner it may reasonably deem appropriate, with the Indemnifying Party responsible for all reasonable costs and expenses incurred in connection therewith (including reasonable fees and expenses of counsel), upon delivery of notice to such effect to the Indemnifying Party; provided, however, that the Indemnifying Party (i) shall have the right to participate in (but not control) the defense of the Third Party Claim at its sole cost and expense, (ii) may at any time thereafter assume defense of the Third Party Claim, in which event the Indemnifying Party shall bear the reasonable fees, costs and expenses of the Indemnified Party’s counsel incurred prior to the assumption by the Indemnifying Party of defense of the Third Party Claim and (iii) shall not be obligated to indemnify the Indemnified Party hereunder for any settlement entered into or any judgment consented to without the Indemnifying Party’s prior written consent (which shall not be unreasonably withheld, conditioned or delayed).

(f) Notwithstanding anything to the contrary contained in this Article VIII, the Parties shall cooperate with each other to obtain the benefits of any insurance coverage for Third Party Claims that may be in effect at the time a Third Party Claim is asserted, and, if any insurance carrier for the Company, any Affiliate of the Company or Parent is obligated or agrees to defend any Third Party Claim, such defense shall be tendered to such insurance carrier and the rights of the parties among themselves regarding the assumption and control of such defense shall be subject to the reasonable requirements of such insurance carrier. Nothing contained herein shall obligate any Party to obtain or continue after the Closing any insurance coverage for any period.

SECTION 8.5. Indemnification Procedures for Non-Third Party Claims.  The Indemnified Party will deliver a Claims Notice to the Indemnifying Party promptly upon its discovery of any matter for which the Indemnifying Party may be liable to the Indemnified Party hereunder that does not involve a Third Party Claim (a “Non-Third Party Claim”), which Claims Notice shall also (i) state in reasonable detail the facts and circumstances related to such Loss and the nature of the misrepresentation, breach of warranty or claim to which such Loss is related, (ii) state that the Indemnified Party has paid or properly accrued Losses or anticipates that it will incur liability for Losses for which such Indemnified Party is entitled to indemnification pursuant to this Agreement (and, to the extent known or reasonably calculable, the Indemnified Party’s good faith estimate of the amount of its Losses), and (iii) if applicable, the date such item was paid or accrued. The Indemnified Party shall reasonably cooperate with the Indemnifying Party with respect to such matters. Such cooperation shall include providing reasonable access to and copies of information, records, documents and reasonable access to employees, including the individuals set forth in clause (a) of the definition of “Knowledge,” to the extent that such individuals are employees of Parent or any of its Affiliates at such time, reasonably relating to such matters as may be reasonably requested by the Indemnifying Party in order to determine the validity of the claim, provided that the foregoing does not unreasonably interfere with the conduct of the Indemnified Party’s business.

SECTION 8.6. Calculation of Losses; Limitations; Exclusive Remedy.

(a) The amount of any Loss for which indemnification is provided under this Article VIII shall be net of (i) any amounts actually recovered by any Indemnified Party under insurance policies with respect to such Loss, and (ii) any amounts actually received by any Indemnified Party from any third party in the form of an indemnity, contribution or other similar, in each case, after taking into account any costs and expenses reasonably incurred in collecting such proceeds. If an Indemnified Party shall have received the payment required under this Article VIII from an Indemnifying Party in respect of Losses and shall subsequently receive any insurance payments or other amounts in respect of such Losses, then such Indemnified Party shall promptly repay to the Indemnifying Party an amount equal to such insurance proceeds or other amounts actually received.

(b) No Indemnified Party shall be entitled to recover under this Article VIII with respect to, and the term “Losses” shall not include, lost business opportunities (but may include lost profits), any measure of damages based on diminution in value or based on any multiple of earnings, profits, cash flow or EBITDA or similar concept, consequential damages of any kind, or indirect, incidental, special, exemplary and punitive damages, except if, and only to the extent, such Losses have been awarded to a Third Party against an Indemnified Party.

(c) Any Indemnified Party that becomes aware of a Loss for which it seeks indemnification under this Article VIII shall be required to use its reasonable best efforts to mitigate the Loss, including taking any actions reasonably requested by the Indemnifying Party. The Stockholders shall have no liability for any Loss to the extent such Loss would not have arisen but for any change in the accounting or other policies, practices or procedures adopted by Parent or its Affiliates or for any other act or omission by Parent or its Affiliates (including the Company) after the Effective Time.

(d) Notwithstanding anything to the contrary set forth herein (including any limitations set forth in this Article VIII), following the Closing, the indemnification provisions of this Article VIII shall be the sole and exclusive monetary remedy of Parent, Merger Sub and the Stockholders, as applicable, for any claim arising out of this Agreement, and the transactions contemplated hereby, except as otherwise expressly provided in Section 2.8.

SECTION 8.7. Tax Treatment of Indemnity Payments.  The Stockholders and the Parties agree to treat, and to cause their respective Subsidiaries to treat, for all Tax purposes, any payment made under this Article VIII, to the maximum extent permitted by Applicable Law, as an adjustment to the Merger Consideration.

SECTION 8.8. Subrogation.  No Stockholder shall have any right of contribution or subrogation against the Company or any of its Subsidiaries or any other Stockholder with respect to any breach by the Company of any of its representations, warranties, covenants or agreements. Subject to the foregoing sentence, in the event of payment by or on behalf of any Indemnifying Party to any Indemnified Party (including pursuant to this Article VIII) in connection with any claim or demand by any Person other than the Parties or their respective Affiliates, such Indemnifying Party shall be subrogated to and shall stand in the place of such Indemnified Party as to any events or circumstances in respect of which such Indemnified Party may have any right, defense or claim relating to such claim or demand against any claimant or plaintiff asserting such claim or demand. Such Indemnified Party shall cooperate with such Indemnifying Party in a reasonable manner, and at the cost of such Indemnifying Party, in presenting any subrogated right, defense or claim.

SECTION 8.9. Disputes.  If an Indemnified Party delivers a Claims Notice in accordance with this Article VIII and the Indemnifying Party objects to the indemnification claim as set forth in the applicable Claims Notice, the Indemnifying Party may dispute the related indemnification claim by delivery of a notice to the Indemnified Party in writing, within fifteen (15) days following the Indemnifying Party’s receipt of such Claims Notice, that the Indemnifying Party objects to the indemnification claim (or the amount of Losses set forth therein) asserted in such Claims Notice (a “Claims Dispute Notice”). Following receipt by the Indemnified Party of the Claims Dispute Notice, the Indemnified Party and the Indemnifying Party shall promptly use their reasonable best efforts to settle the dispute as to whether and to what extent the Indemnified Parties are entitled to indemnification on account of such indemnification claim. If the Indemnified Party and the Indemnifying Party are able to reach agreement within thirty (30) days after the Indemnified Party receives such Claims Dispute Notice, Parent and the Stockholder Representative shall deliver a joint written instruction to the Escrow Agent setting forth such agreement and, as applicable, instructing the Escrow Agent to release funds from the Indemnity Escrow Account subject to the limitations contained in this Agreement. If the Indemnified Party and the Indemnifying Party are unable to reach agreement within thirty (30) days after the Indemnified Party receives such Claims Dispute Notice, then the dispute may only be submitted to, and settled by, an individual arbitrator mutually selected by the Indemnified Party and the Indemnifying Party (if the Indemnified Party and the Indemnifying Party are unable to agree upon the arbitrator, they shall each select an arbitrator and the two selected arbitrators shall appoint a third arbitrator to act as the arbitrator). The arbitration shall be held in New York, New York pursuant to the Federal Arbitration Act and in accordance with the rules of the American Arbitration Association. The agreement to arbitrate will be specifically enforceable, the award rendered by the arbitrator in respect of a dispute pursuant to this Section 8.9 shall be final and binding (absent fraud or manifest error), and any arbitration award may be enforced by judgment entered in any court of competent jurisdiction. The fees and expenses of the arbitrator shall be allocated between the Stockholder Representative (on behalf of the Stockholders), on the one hand, and Parent, on the other hand, in the same proportion that the aggregate amount of the disputed items submitted to the arbitrator that is unsuccessfully disputed by each such party (as finally determined by the arbitrator) bears to the total amount of such disputed items so submitted. For the avoidance of doubt, arbitration in accordance with the foregoing provisions of this Section 8.9 shall be the sole means of resolving disputes in connection with this Article VIII. For all purposes of this Article VIII, Parent and the Stockholder Representative shall reasonably cooperate with the other party and its Representatives (including to the extent appropriate and permitted by Applicable Law, providing information, records and data), and shall permit reasonable access on reasonable advance notice and during normal business hours, as may be reasonably required in connection with the resolution of such disputes, provided that the foregoing does not unreasonably interfere with the conduct of the applicable party’s business.

SECTION 8.10. Release of Escrow.

(a) On the first (1st) anniversary of the Closing Date (or, if such day is not a Business Day, on the first Business Day thereafter), the Stockholder Representative and Parent shall jointly instruct the Escrow Agent under the Escrow Agreement to pay to the Stockholder Representative, acting in the name and on behalf of all of the Stockholders, the excess of the amounts then available in the Indemnity Escrow Fund over the aggregate amount, if any, that is the subject of any Claims Dispute Notices that then remain unresolved in accordance with Section 8.9.

(b) From and after the first (1st) anniversary of the Closing Date, from time to time, upon (i) resolution of any Claims Dispute Notice in respect of any individual claim for indemnification made by the Parent Indemnified Parties and/or (ii) if applicable, payment to any Parent Indemnified Party of the amount of such claim from the remaining Indemnity Escrow Amount, the Stockholder Representative and Parent shall jointly instruct the Escrow Agent to release to the Stockholder Representative, acting in the name and on behalf of all of the Stockholders, the excess of the amounts then available in the Indemnity Escrow Fund over the aggregate amount, if any, that is the subject of any Claims Dispute Notices that then remain unresolved in accordance with Section 8.9.

ARTICLE IX

MISCELLANEOUS

SECTION 9.1. Disclosure Schedules.

(a) If a disclosure is made in one of or in any part of any of the Disclosure Schedules, such disclosure will be deemed to have also been made in each other part of the Disclosure Schedules to the extent the relevance of such disclosure to such other part of the Disclosure Schedules is reasonably apparent on its face. The reference to or listing, description, disclosure or other inclusion of any item or other matter, including any charge, violation, breach, debt, obligation or liability, in the Disclosure Schedules shall not be construed to be an admission or suggestion that such item or matter constitutes a violation of, breach or default under, any contract, agreement, note, lease or otherwise. No disclosure in the Disclosure Schedules relating to any possible breach or violation of any agreement, Applicable Law or regulation shall be construed as an omission or indication that any such breach or violation exists or has actually occurred. Notwithstanding the use of the terms “material” and “Company Material Adverse Effect” in this Agreement, the inclusion of any particular disclosure in the attached Disclosure Schedules shall not, in and of itself, mean that the item or matter so disclosed is material, is required to be disclosed or would be likely to constitute a Company Material Adverse Effect. Such disclosure shall not be used as a basis for interpreting the term “material,” “materially,” “materiality,” “Company Material Adverse Effect” or any similar qualification in this Agreement.

(b) From time to time prior to the Effective Time, the Company may amend or supplement the Disclosure Schedules relating to any representation or warranty contained in ARTICLE IV with respect to any matter that, if existing or occurring at or prior to the Closing Date, would have been required to be set forth or described on such the Disclosure Schedules or that is necessary to complete or correct any information in any representation or warranty contained in ARTICLE IV; provided that no amendment or supplement of the Disclosure Schedules made pursuant to this Section 9.1(b) shall be deemed to cure any breach of any representation or warranty made in this Agreement for purposes of determining whether the condition set forth in Section 3.2(b) is satisfied or otherwise limit or affect the rights of, or remedies available to, Parent under this Agreement, including under ARTICLE VIII.

SECTION 9.2. Amendment and Waiver.  Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and duly executed, in the case of an amendment, by the Company and Parent, or in the case of a waiver, by the Party against whom the waiver is to be effective. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition of this Agreement. No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Notwithstanding anything to the contrary contained herein, Sections 7.2(c), 9.5, 9.11 and 9.17, and this sentence (and any other provision of this Agreement to the extent an amendment, supplement, waiver or other modification of such provision would modify the substance of Sections 7.2(c), 9.5, 9.11 or 9.17, or this sentence) may not be amended, supplemented or otherwise modified in any manner that is adverse in any material respect to the Debt Financing Sources without the prior written consent of the Debt Financing Sources.

SECTION 9.3. Assignment.  This Agreement may not be assigned by any Party by operation of law or otherwise without the prior written consent of the other Parties hereto and any attempt to assign this Agreement without such consent shall be void and of no effect; provided, however, that Parent and Merger Sub may assign, by operation of law or otherwise, all or any of their rights and/or obligations under this Agreement to any wholly owned Subsidiary (other than any such wholly owned Subsidiary that is a registered Broker-Dealer or a Subsidiary of a registered Broker-Dealer) of Parent or Merger Sub; provided, further, that no such assignment by Parent or Merger Sub shall (a) be effected or attempted without Parent and Merger Sub first notifying the Company in writing of such proposed assignment, (b) adversely impact or materially delay (i) the receipt of the Equity Financing or the Debt Financing or (ii) the satisfaction of the condition contained in Section 3.1(c) prior to the Initial Termination Date or (c) relieve Parent or Merger Sub of any of their respective obligations and agreements under this Agreement.

SECTION 9.4. Entire Agreement.  This Agreement (including all Exhibits and Schedules referred to herein or delivered under this Agreement), the other Transaction Documents (including the Confidentiality Agreement) and any agreement between Parent and/or Merger Sub, on the one hand, and the Company and/or the Stockholder Representative, on the other hand, making specific reference to this Section 9.4 constitute the entire agreement between the Parties hereto with respect to the subject matter hereof and thereof and supersede all prior express or implied agreements and understandings, whether written or oral, among the Parties.

SECTION 9.5. Parties in Interest; No Third-Party Beneficiaries.  This Agreement shall inure to the benefit of and be binding upon and enforceable by and against, the Parties hereto and their respective successors and permitted assigns, whether or not so expressed. Nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person other than Parent, Merger Sub, the Company, the Stockholders Representative or their respective successors or permitted assigns, any legal or equitable rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement; provided that, notwithstanding the foregoing, in the event the Closing occurs, the Indemnified Persons and the Indemnified Parties are intended third-party beneficiaries of, and shall be entitled to the protections of, Sections 6.4 and Article VIII, respectively; provided, further, that notwithstanding the foregoing, the 6.14 Indemnitees and the 6.15 Indemnitees are intended third-party beneficiaries of, and shall be entitled to the protections of, Sections 6.14(b) and 6.15(b), respectively; and provided, further, that any Debt Financing Sources shall be third party beneficiaries and may enforce the provisions set forth specifically for their benefit in Sections 7.2(c), 9.2, 9.5, 9.11 and 9.17.

SECTION 9.6. Counterparts.  This Agreement and any amendments hereto may be executed and delivered with counterpart signature pages or in one or more counterparts, each of which shall be deemed to be an original by the Party executing such counterpart, but all of which shall be considered one and the same instrument. The execution and delivery of the signature page, including the electronic delivery of the actual signature, by any Party will constitute the execution and delivery of this Agreement by such Party.

SECTION 9.7. Section Headings.  The article, section and paragraph headings and table of contents contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

SECTION 9.8. Notices.  All notices, requests, demands, waivers and other communications (each, a “Notice”) required or permitted to be given under this Agreement shall be in writing and deemed given if delivered personally or mailed by certified or registered mail with postage prepaid or sent by facsimile or by overnight courier to the Parties, in each case with a copy sent via electronic mail (if an electronic mail address of the Party to whom the relevant communication is being made has been designated pursuant hereto and remains a working electronic mail address), at the following addresses (or at such other addresses as shall be specified by like notice):

(a) if to the Company, to:

Cetera Financial Holdings, Inc.
200 N. Sepulveda Blvd., Suite 1200
Attention: Valerie G. Brown
Fax: 310-257-7745
Telephone: 310-257-7732
Email: valerie.brown@cetera.com

with a copy to:

Lightyear Capital LLC
9 West 57th Street, 31st Floor
New York, New York 10019
Attention: Lori Forlano

  Timothy Kacani

Fax: 212-328-0516
Telephone: 212-328-0555
Email: lforlano@lycap.com

  tkacani@lycap.com

and

Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017
Attention: Caroline B. Gottschalk

 Elizabeth A. Cooper

Fax: 212-455-2502
Telephone: 212-455-3523
Email: cgottschalk@stblaw.com

  ecooper@stblaw.com

(b) if to the Stockholder Representative, to:

Lightyear Capital LLC
9 West 57th Street, 31st Floor
New York, New York 10019
Attention: Lori Forlano

 Timothy Kacani

Fax: 212-328-0516
Telephone: 212-328-0555
Email: lforlano@lycap.com

  tkacani@lycap.com

with a copy to:

Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017
Attention: Caroline B. Gottschalk

 Elizabeth A. Cooper

Fax: 212-455-2502
Telephone: 212-455-3523
Email: cgottschalk@stblaw.com

  ecooper@stblaw.com

(c) if to Parent or Merger Sub, to:

RCS Capital Corporation
405 Park Avenue, 15th Floor
New York, NY 10022
Attention: James Tanaka, Esq.

 Ryan Tooley, Esq.

Fax: 212-421-5799
Telephone: 866-904-2988
Email: jtanaka@rcscapital.com

  rtooley@rcscapital.com

with a copy to:

Proskauer Rose LLP
Eleven Times Square
New York, NY 10036
Attention: Peter M. Fass, Esq.

James P. Gerkis, Esq.
    Daniel I. Ganitsky, Esq.

Fax: 212-969-2900
Telephone: 212-969-3000
Email: pfass@proskauer.com

  jgerkis@proskauer.com
      dganitsky@proskauer.com

All such notices, requests, demands, waivers and other communications shall be deemed to have been received, if by personal delivery, certified or registered mail or next-day or overnight mail or delivery, on the day delivered or, if by electronic mail or fax on the next Business Day following the day on which such electronic mail or fax was sent; provided that a copy is also sent by certified or registered mail or by overnight courier.

SECTION 9.9. Remedies.

(a) Except as otherwise provided in this Agreement, any and all remedies herein expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy expressly conferred hereby, and the exercise by a Party of any one such remedy will not preclude the exercise of any other such remedy.

(b) The Parties understand and agree that the covenants and undertakings on each of their parts herein contained are uniquely related to the desire of the Parties and their respective Affiliates to consummate the transactions contemplated herein, that the transactions contemplated herein represent a unique business opportunity at a unique time for each of the Company and Parent and their respective Affiliates and further agree that irreparable damage would occur in the event that any provision of this Agreement were not performed in accordance with its terms and further agree that, although monetary damages may be available for the breach of such covenants and undertakings, monetary damages would be an inadequate remedy therefor. Accordingly, each Party hereto agrees, on behalf of themselves and their respective Subsidiaries, that, in the event of any breach or threatened breach by the Company, on the one hand, or Parent or Merger Sub, on the other hand, of any of their respective covenants or obligations set forth in this Agreement, the Company, on the one hand, and Parent or Merger Sub, on the other hand, shall be entitled to an injunction or injunctions, specific performance or other similar equitable relief to prevent or restrain breaches or threatened breaches of this Agreement, and to specifically enforce the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of the other under this Agreement. Notwithstanding the foregoing, the Parties hereby further acknowledge and agree that prior to the Closing, the Company shall only be entitled to specific performance to cause Parent and Merger Sub to cause the Merger to be consummated on or after the 60th day after the date of this Agreement and then only if (i) all the conditions in Section 3.1 and Section 3.2 have been and remain satisfied or waived by Parent (other than those conditions that by their nature are to be satisfied at the Closing but subject to satisfaction of such conditions), (ii) the Equity Financing and the Debt Financing have been funded or will be funded at the Closing, and (iii) the Company has confirmed in writing that if specific performance is granted and the Equity Financing and the Debt Financing are funded and all deliveries pursuant to Section 3.3(a) and (b), which by their nature are to be satisfied or made by actions taken at Closing, are satisfied or made, it would be willing to waive any unsatisfied conditions for purposes of consummating the Merger. Each Party hereto agrees that it will not oppose the granting of an injunction or specific performance on the basis that (i) the other Party has an adequate remedy at law, or (ii) an award of specific performance is not an appropriate remedy for any reason at law or equity. Any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with any such order or injunction. In no event shall the Company be entitled to enforce or seek to enforce specifically Parent and Merger Sub’s obligations to complete the Merger or the Closing if the Equity Financing and the Debt Financing have not been funded (or will not be funded at the Closing).

SECTION 9.10. Governing Law.  This Agreement, and all claims or causes of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby, shall be exclusively governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of laws of another jurisdiction.

SECTION 9.11. Consent to Jurisdiction; Service of Process; Waiver of Jury Trial; Process Agent.

(a) Each of the Parties (i) consent to submit itself to the exclusive personal jurisdiction and venue of the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (unless the Delaware Court of Chancery shall decline to accept jurisdiction over a particular matter, in which case, in any Delaware state or federal court within the State of Delaware) with respect to any suit (whether at law, in equity, in contract, in tort or otherwise) relating to or arising out of this Agreement or any of the transactions contemplated hereby, (ii) agrees that it will not attempt to defeat or deny such personal jurisdiction or venue by motion or otherwise, (iii) agrees that it will not bring any such suit in any court other than such courts of the State of Delaware, as described above (iv) irrevocably agrees that any such suit (whether at law, in equity, in contract, in tort or otherwise) shall be heard and determined exclusively in such courts of the State of Delaware, as described above, (v) agrees to service of process in any such action in any manner prescribed by the Laws of the State of Delaware and (vi) agrees that service of process upon such Party in any Action shall be effective if notice is given in accordance with Section 9.9 herein. Each of the Parties irrevocably designates CT Corporation as its agent and attorney in fact for the acceptance of service of process and making an appearance on its behalf in any such claim or proceeding and for the taking of all such acts as may be necessary or appropriate in order to confer jurisdiction over it before the aforementioned courts and Parent stipulates that such consent and appointment is irrevocable and coupled with an interest.

(b) Notwithstanding the foregoing, each of the parties hereto agrees that it will not bring any action, cause of action, claim, cross-claim or third-party claim of any kind or description, whether in law or in equity, whether in contract or in tort or otherwise, against the Debt Financing Sources in any way relating to this Agreement or any of the transactions contemplated by this Agreement, including any dispute arising out of or relating in any way to the Debt Financing or the performance thereof, in any forum other than the Supreme Court of the State of New York, County of New York, located in the Borough of Manhattan, or, if under applicable law exclusive jurisdiction is vested in the Federal courts, the United States District Court for the Southern District of New York (and, in each case, appellate courts thereof). The parties agree that any of them may file a copy of this paragraph with any court as written evidence of knowing, voluntary and bargained agreement between the parties irrevocably waiving any objections to venue or convenience of forum.

(c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT (INCLUDING WITH RESPECT TO THE DEBT FINANCING) IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT (INCLUDING WITH RESPECT TO THE DEBT FINANCING).

(d) For the avoidance of doubt, the foregoing provisions shall not override the Parties’ agreement to have any and all disputes with respect to the matters that are the subject of Section 2.8 and Article VIII governed exclusively by arbitration in accordance with the procedures set forth therein.

SECTION 9.12. Time for Performance.  Time is of the essence with regard to any time, date or period set forth or referred to in this Agreement.

SECTION 9.13. No Right of Set-Off.  Except as expressly set forth herein, Parent, for itself and its successors and permitted assigns, hereby unconditionally and irrevocably waives any rights of set-off, netting, offset, recoupment, or similar rights that Parent or any of its successors and permitted assigns has or may have with respect to the payment of the Merger Consideration or any other payments to be made by Parent pursuant to this Agreement or any other document or instrument delivered by Parent in connection herewith.

SECTION 9.14. Mutual Drafting.  This Agreement shall be deemed to have been jointly drafted by the Parties and this Agreement shall not be construed against any Party as the principal draftsperson hereof or thereof.

SECTION 9.15. Severability.  The provisions of this Agreement shall be deemed severable and the invalidity, illegality or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement (or any portion thereof), or the application of any such provision (or any portion thereof) to any Person or entity or any circumstance, is held invalid, illegal or unenforceable by any Applicable Law, Order or public policy, (i) the Parties shall take any actions necessary to render the remaining provisions of this Agreement valid and enforceable to the fullest extent permitted by Applicable Law and, to the extent necessary, shall amend or otherwise modify this Agreement to replace any provision contained herein that is held invalid, illegal or unenforceable with a valid, legal and enforceable provision giving effect to the original intent of the Parties and (ii) the remainder of this Agreement and the application of such provision to other persons, entities or circumstances shall not be affected by such invalidity, illegality or unenforceability, nor shall such invalidity, illegality or unenforceability affect the validity, legality or enforceability of such provision, or the application thereof, in any other jurisdiction.

SECTION 9.16. Stockholder Representative.

(a) The Parties have agreed that it is desirable to designate a Stockholder Representative to act on behalf of holders of the Company Common Stock, Preferred Stock, Restricted Shares and the Options for certain limited purposes, as specified herein. The parties have designated Lightyear Capital LLC as the initial Stockholder Representative, and the Letter of Transmittal will expressly ratify and approve such designation. The Stockholder Representative is hereby appointed as agent and attorney-in-fact, for each Stockholder with full power of substitution to act in the name, place and stead of such Stockholder with respect to the transactions contemplated by this Agreement and to act on behalf of such Stockholder in any amendment of or litigation or arbitration involving this Agreement or the Escrow Agreement and to do or refrain from doing all such further acts and things, and to execute all such documents, as the Stockholder Representative shall deem necessary or appropriate in conjunction with any of the transactions contemplated by this Agreement or the Escrow Agreement, including the power:

(i) to take all action necessary or desirable in connection with the waiver of any condition to the obligations of the Company to consummate the transactions contemplated by this Agreement;

(ii) to negotiate, execute and deliver all ancillary agreements, certificates, statements, notices, approvals, extensions, waivers, undertakings, amendments and other documents required or permitted to be given in connection with the consummation of the transactions contemplated by this Agreement or the Escrow Agreement (it being understood that the Company and any Stockholders shall execute and deliver any such documents which the Stockholder Representative agrees that they shall execute);

(iii) to terminate this Agreement or the Escrow Agreement if they or the Company are entitled to do so;

(iv) to give and receive all notices, communications and funds to be given or received under this Agreement and the Escrow Agreement and to receive service of process in connection with any claims under this Agreement and the Escrow Agreement, including service of process in connection with arbitration;

(v) to bring or defend any claim or action on behalf of the Stockholders to enforce their rights under this Agreement and in connection with the transactions contemplated hereby; and

(vi) to take all actions which under this Agreement and the Escrow Agreement may be taken by or on behalf of any Stockholder and to do or refrain from doing any further act or deed on behalf of any Stockholder which the Stockholder Representative deems necessary or appropriate in their sole discretion relating to the subject matter of this Agreement and the Escrow Agreement as fully and completely as such Stockholders could do if personally present.

(b) The Company hereby agrees that Parent, the Paying Agent and the Escrow Agent shall be able to rely conclusively on the instructions and decisions of the Stockholder Representative as to the settlement on behalf of the Stockholders of any claims against the Escrow Fund pursuant to the Escrow Agreement, or as to any actions required or permitted to be taken by the Stockholder Representative hereunder or under the Escrow Agreement.

(c) The Stockholder Representative will not be liable to any Stockholder for any act taken or omitted by it as permitted under this Agreement or the Escrow Agreement, except if such act is taken or omitted in bad faith or gross negligence. The Stockholder Representative will also be fully protected in relying upon any written notice, demand, certificate or document that it in good faith believes to be genuine (including facsimiles thereof).

(d) The Stockholders shall, severally but not jointly, indemnify (on a pro rata basis based upon their respective Percentage Share) the Stockholder Representative for, and hold the Stockholder Representative harmless against, any loss, liability or expense incurred without gross negligence or bad faith on the part of the Stockholder Representative, arising out of or in connection with the Stockholder Representative’s carrying out its duties under this Agreement, including costs and expenses of successfully defending the Stockholder Representative against any claim of liability with respect thereto. The Stockholder

Representative may consult with counsel of its own choice and will have full and complete authorization and protection for any action taken and suffered by it in good faith and in accordance with the opinion of such counsel.

(e) If Lightyear Capital LLC resigns in writing as Stockholder Representative or otherwise becomes unable to serve as a Stockholder Representative, stockholders holding a majority of the outstanding shares of Company Common Stock and Preferred Stock (on an as-converted basis) immediately prior to the Effective Time may designate as a successor Stockholder Representative either (i) an affiliate of Lightyear Capital LLC or (ii) with the written consent of Parent, any other person (the “Successor Stockholder Representative”). Upon written acceptance by such Successor Stockholder Representative to serve as a Stockholder Representative, such Successor Stockholder Representative shall thereupon succeed to and become vested with all of the powers and duties and obligations of the applicable original Stockholder Representative without further act, and such original Stockholder Representative shall be discharged from its duties and obligations hereunder but shall continue to have the benefits of the indemnification set forth in this Section 9.14. Notwithstanding any replacement of such original Stockholder Representative hereunder, the provisions of this Section 9.14 shall continue in effect for the benefit of such original Stockholder Representative with respect to all actions taken or omitted to be taken by it while acting as a Stockholder Representative. All of the indemnities, immunities and powers granted to the Stockholder Representatives under this Agreement shall survive the Closing and/or termination of this Agreement.

(f) The grant of authority to the Stockholder Representative provided for in this Section 9.14 is coupled with an interest and shall be irrevocable and survive the death, incompetency, bankruptcy or liquidation of any Stockholder, and shall survive the Closing.

(g) All out-of-pocket fees and expenses (including legal, accounting and other advisors’ fees and expenses, if applicable) reasonably incurred by the Stockholder Representative in performing any actions under this Agreement or the Escrow Agreement will be paid by the Stockholders through the Holdback Escrow Fund, as and when such fees and expenses are incurred upon reasonable written documentary evidence (including applicable invoices) of such fees and expenses.

(h) For the avoidance of doubt, the provisions of this Section 9.16 (except for Section 9.16(b)) are for the benefit of the Stockholders and the Stockholder Representative and, except for Section 9.16(b), are not intended to be the subject of enforcement, or give rise to any rights to, Parent or its Affiliates.

SECTION 9.17. No Recourse to Debt Financing Sources.  Notwithstanding any provision of this Agreement, the Company agrees on its behalf and on behalf of its Affiliates that none of the Debt Financing Sources shall have any liability or obligation to Company or its Affiliates relating to this Agreement or any of the transactions contemplated herein (including the Debt Financing). This Section 9.17 is intended to benefit and may be enforced by the Debt Financing Sources and shall be binding on all successors and assigns of the Company.

* * * * *

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

RCS CAPITAL CORPORATION

By:	/s/ Edward Michael Weil, Jr. Name: Edward Michael Weil, Jr. Title: President

CLIFFORD ACQUISITION, INC.

By:	/s/ William M. Kahane Name: William M. Kahane Title: Chairman

CETERA FINANCIAL HOLDINGS, INC.

By:	/s/ Jon C. Frojen Name: Jon C. Frojen Title: Chief Financial Officer

LIGHTYEAR CAPITAL LLC, as Stockholder Representative (solely in its capacity as such)

By:	/s/ Timothy Kacani Name: Timothy Kacani Title: Authorized Signatory

[Signature Page to Agreement and Plan of Merger]

Annex A

Definitions

“Action” shall mean any written claim, action, suit, charge, demand, directive, inquiry, subpoena, proceeding, arbitration, mediation or other investigation, but, for the avoidance of doubt, shall not include customer complaints.

“Adjustment Escrow Amount” shall mean $8,000,000.

“Advisory Agreement” shall mean the Advisory Agreement, dated as of January 31, 2010, between the Company (formerly known as Finch Holdings Corp.), CFG (formerly known as Finch Acquisition Corp.) and Lightyear Capital LLC.

“Advisory Client” shall mean any Person to which the Company or any of its Subsidiaries, directly or indirectly, provides investment advisory services pursuant to an Advisory Contract.

“Advisory Contract” shall mean any investment advisory, sub-advisory, investment management, trust or similar agreement with any Advisory Client to which the Company or any of its Subsidiaries is a party.

“Affiliates” shall mean, with respect to any Person, any Persons directly or indirectly controlling, controlled by, or under common control with, such other Person as of the date on which, or at any time during the period for which, the determination of affiliation is being made. For purposes of this definition, “controls” (and the terms “controlling”, “controlled by” and “under common control”) shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise. For the avoidance of doubt, Affiliates shall not include any Financial Advisors.

“Applicable Law” shall mean, with respect to any Person or any property or asset, all laws (including laws related to Taxes and Competition Law), statutes, ordinances, codes, rules, regulations, decrees, orders, rulings, writs, injunctions, judgments, awards or standards of any Governmental Entity (other than any Governmental Authorizations) applicable to or binding on such Person (or its properties or assets) or to such property or asset from time to time.

“Base Purchase Price” shall mean $1,150,000,000.

“Books and Records” shall mean originals, copies or electronic versions of all books, ledgers, files, reports, plans, operating records and any other material documents pertaining to the Company and its Subsidiaries.

“Broker-Dealer” shall mean a “broker” or “dealer” (as defined in Sections 3(a)(4) and 3(a)(5) of the Exchange Act).

“Business Day” shall mean any day that is not a Saturday, Sunday or other day on which banks are not required or authorized to be closed in Los Angeles, California or New York City, New York.

“Business Employee” shall mean any current or former employee or officer of the Company and its direct or indirect Subsidiaries.

“Cash” shall mean, as of immediately prior to the Effective Time, the Company’s and CFG’s combined amount of (i) cash, (ii) marketable U.S. government securities, including U.S. Treasury bills, notes and bonds, and (iii) investment grade money market securities and bank certificates of deposit having original or remaining maturities of three months or less at date of purchase and which are carried at cost, in each case whether or not kept “on site” or held in deposit, checking or other accounts of or in any safety deposit box or other physical storage device provided by a financial institution. For the avoidance of doubt, “Cash” shall (1) be calculated net of issued but uncleared checks and drafts, (2) include checks and drafts deposited for the account of the Company and CFG including deposits in transit, and (3) not include cash held in the Escrow Account.

“CIS Credit Facility” shall mean the credit facilities under that certain Agreement, dated as of May 10, 2013, between Cetera Investment Services LLC and BMO Harris Bank N.A and that certain Broker Loan and Security Agreement (ATP) between Cetera Investment Services LLC and BMO Harris Bank N.A.

“Closing Date Payment” shall mean (i) the Per Share Portion of the Estimated Merger Consideration, plus (ii) the Per Share Portion of the aggregate exercise price of all Options outstanding and unexercised immediately prior to the Effective Time which have an exercise price less than the sum of the Closing Date Payment and the Post-Closing Payment, minus (ii) the Per Share Portion of the Escrow Amount and the Per Share Portion of the Holdback Escrow Amount.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Commitment Letters” shall mean the Equity Commitment Letter and the Debt Commitment Letter.

“Company Certificate of Incorporation” shall mean the Second Amended and Restated Certificate of Incorporation of the Company, dated as of February 1, 2010, as modified by the Amended and Restated Certificate of Designations, Preferences and Rights of Series A Convertible Participating Preferred Stock, dated as of February 1, 2010 as may be subsequently amended prior to the Effective Time to the extent permitted by this Agreement.

“Company Material Adverse Effect” shall mean any event, change, effect or circumstance (a) that is or would reasonably be expected to be materially adverse to the assets, properties, liabilities, condition (financial or otherwise) or results of operations or business of the Company and its Subsidiaries, taken as a whole, or (b) that will, or would reasonably be expected to, prevent or materially impair the ability of the Company to consummate the Merger before the Termination Date; provided that for the purpose of clause (a) no event, change, effect or circumstance arising out of or resulting from any of the following shall be deemed to constitute, or, except as expressly set forth below, be taken into account in determining whether there has been, a Company Material Adverse Effect:

(i) financial, securities (including any disruption thereof and any decline in the price of any security or any market index) or credit markets (including changes in prevailing interest rates) or general economic or business conditions in the United States or elsewhere in the world;

(ii) any event, change, effect or circumstances generally affecting the industries in which the Business operates;

(iii) national or international political or social conditions, including armed hostilities, national emergency or acts of war (whether or not declared), sabotage or terrorism, changes in government, military actions or “force majeure” events, or any escalation or worsening of any such acts or events;

(iv) earthquakes, hurricanes or other natural disasters or “acts of God”;

(v) changes in GAAP or any other country or international accounting principles or standards, any Applicable Law, Competition Law (including, in each case, any interpretation or enforcement thereof by any applicable Governmental Entity);

(vi) any failure to meet any budgets, projections, forecasts or predictions of financial performance or estimates of revenue, earnings, cash flow or cash position, for any period (it being understood and agreed that the underlying facts and circumstances giving rise to such failure that are not otherwise excluded from the definition of a Company Material Adverse Effect shall be taken into account in determining whether there has been a Company Material Adverse Effect);

(vii) the taking of any action required by this Agreement or necessary to consummate the transactions contemplated hereby, or taken at the written request of Parent or its Affiliates, or the failure to take any action if such action is expressly prohibited by this Agreement; or

(viii) the negotiation, execution, announcement or performance of this Agreement or the consummation of the transactions contemplated by this Agreement, or any change resulting or arising from the identity of Parent or its Affiliates, except, in the cases of clauses (i), (ii), (iii), (iv) or (v), to the extent that such events, changes, effects or circumstances disproportionately affect the Business relative to other businesses in the industry in which the Business operates, but taking into account for purposes of determining whether a Company Material Adverse Effect has occurred only the disproportionate adverse impact.

“Company Stock Plan” means the Amended and Restated Stock Incentive Plan of Cetera Financial Holdings, Inc.

“Company Transaction Expenses” means all costs, fees and expenses incurred by the Company and its Subsidiaries in connection with the contemplated sale of the Company, the evaluation, preparation, negotiation, documentation, execution and performance of this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby, including, without duplication, all (i) fees and out of pocket expenses of all Representatives of the Company and its Subsidiaries, including attorneys, accountants and financial advisors, (ii) fees and expenses paid or payable to, or for the benefit of, any Stockholder (in its capacity as such), (iii) the costs and expenses associated with the solicitation of the Stockholder Approval, (iv) 50% of the costs and expenses associated with any Continuing Membership Application pursuant to FINRA (NASD) Rule 1017 in connection with the consummation of the transactions contemplated hereby (excluding, for the avoidance of doubt, Parent’s fees and legal expenses incurred in connection therewith), (v) 50% of the costs and expenses incurred in connection with procuring any third party consents or approvals necessary in connection with the consummation of the transactions contemplated by this Agreement (including any filing fees payable in respect of any filings that may be required in connection with obtaining approvals of Governmental Entities to the transactions contemplated hereby, but excluding (A) costs and expenses associated with any Continuing Membership Application pursuant to FINRA (NASD) Rule 1017 in connection with the consummation of the transactions contemplated hereby, which are governed by clause (iv) hereof, and (B) all HSR filing fees and expenses and filing fees and expenses in respect of any other Competition Laws, which are Parent Transaction Expenses), (vi) 50% of each of the costs of engaging the services of the Paying Agent and the Escrow Agent, and (vii) all Transaction Bonuses, in each case, whether paid or payable on, prior or after the Closing Date, but excluding all items which are included in Parent Transaction Expenses. For the avoidance of doubt, any amounts owed under the Advisory Agreement and referenced in clause (ii) of the definition of “Payoff Amount” shall not constitute Company Transaction Expenses, but shall constitute “Indebtedness” in accordance with the definition of such term.

“Competition Law” shall mean statutes, rules, regulations, orders, decrees, administrative and judicial doctrines, and other laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade, or the creation or strengthening of a dominant position, or the substantial lessening of competition, including the HSR Act.

“Conclusive Cash” shall mean the Cash set forth on the Conclusive Statement.

“Conclusive Company Transaction Expenses” shall mean the Company Transaction Expenses set forth on the Conclusive Statement.

“Conclusive Indebtedness” shall mean the Indebtedness set forth on the Conclusive Statement.

“Contract” shall mean any contract, agreement, license, lease, note, mortgage, indenture, arrangement, mercantile offer, commercial offer or other binding obligation or legally enforceable commitment, promise, undertaking, obligation, arrangement, instrument or understanding, whether written or oral.

“Conversion Factor” shall mean, with respect to each share of Preferred Stock, the number obtained by dividing (i) the Liquidation Preference (as defined in the Company Certificate of Incorporation) in respect of such share at the Effective Time (including accrued and unpaid Regular Dividends (as defined in the Company Certificate of Incorporation) through the Effective Time) by (ii) the Conversion Price (as defined in the Company Certificate of Incorporation).

“Credit Facility” shall mean the credit facilities under that certain Credit Agreement, dated as of August 7, 2013, among CFG, the Company, the lenders party thereto, JPMorgan Chase Bank, N.A. (as Administrative Agent and Collateral Agent), J.P. Morgan Securities LLC, Wells Fargo Securities, LLC, RBC Capital Markets and Suntrust Robinson Humphrey, Inc. (as Joint Lead Arrangers) and J.P. Morgan Securities LLC (as Bookrunner).

“Debt Commitment Letter” shall mean the debt commitment letter attached as Schedule 1(d).

“Debt Financing” shall mean the debt financing incurred or intended to be incurred pursuant to the Debt Commitment Letter.

“Debt Financing Documents” shall mean the agreements, documents and certificates contemplated by the Debt Financing, including: (i) all credit agreements, loan documents, and security documents pursuant to which the Debt Financing will be governed or contemplated by the Debt Commitment Letter; (ii) customary officer, secretary, solvency and perfection certificates contemplated by the Debt Commitment Letter or reasonably requested by Parent or its Debt Financing Sources; (iii) all documentation and other information required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the U.S.A. PATRIOT Act of 2001; and (iv) customary agreements, documents or certificates that facilitate the creation, perfection or enforcement of liens securing the Debt Financing contemplated by the Debt Commitment Letter as are reasonably requested by Parent or its Debt Financing Sources.

“Debt Financing Sources” means the entities that have committed to provide or arrange or otherwise entered into agreements in connection with all or any part of the Debt Financing in connection with the transactions contemplated hereby, including the parties to any joinder agreements or credit agreements entered pursuant thereto or relating thereto, together with their respective Affiliates, and their respective Affiliates’ officers, directors, employees, agents and other Representatives and their respective successors and assigns.

“Disclosure Schedules” shall mean the disclosure schedules delivered to Parent on the date hereof and attached to this Agreement and made an integral part hereof as may be amended, modified or supplemented in accordance with Section 9.1.

“Employee Plans” shall mean any “employee benefit plan” (within the meaning of Section 3(3) of ERISA), and all pension, retirement, severance, change in control or employment agreements, plans or programs, any vacation, bonus, stock option, stock purchase, and equity incentive plan, program or policy, any medical, dental, health, welfare, life insurance, disability, or deferred compensation plan or agreement, and any other compensation, incentive or benefit contract, plan, agreement, policies, trust funds or arrangement (in each case whether written or unwritten, insured or self-insured or domestic or foreign) sponsored or maintained or contributed to (or for which an obligation to contribute has been undertaken) by the Company, any of its Subsidiaries or any of their respective ERISA Affiliates in which Business Employees (or any dependent or spouse thereof) participate or are for the benefit of Business Employees (or any dependent or spouse thereof).

“Environmental Claims” means any and all administrative, regulatory, arbitral, or judicial actions, causes of action, suits, proceedings, decrees, judgments, orders, or written claims, in each case, under any Environmental Law.

“Environmental Laws” means all Applicable Law, including common law, relating to pollution or contamination of the air, soil, surface water or groundwater or to protection of the environment

“Equity Commitment Letter” shall mean the equity commitment letter attached as Schedule 1(e).

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” shall mean any entity that would be deemed a single employer with the Company or any of its Subsidiaries under Section 414(b), (c), (m) or (o) of the Code.

“Escrow Account” shall mean the escrow account in which the Escrow Agent shall hold the Escrow Fund and the Holdback Escrow Fund.

“Estimated Cash” shall mean the Cash estimated by the Stockholder Representative and set forth on the Closing Date Statement.

“Estimated Company Transaction Expenses” shall mean the Company Transaction Expenses estimated by the Stockholder Representative and set forth on the Closing Date Statement.

“Estimated Indebtedness” shall mean the Indebtedness estimated by the Stockholder Representative and set forth on the Closing Date Statement.

“Facility Lenders” shall mean the lenders under the Credit Facility.

“Financial Advisor” shall mean (i) an investment adviser representative of any Subsidiary of the Company that is registered as an Investment Adviser; and (ii) a registered representative of any Subsidiary of the Company that is registered as a Broker-Dealer.

“Financing” shall mean the Management Equity Financing, the Equity Financing and the Debt Financing.

“Financing Documents” shall mean the Equity Commitment Letter and the Debt Financing Documents.

“Financing Sources” shall mean the Equity Financing Source and the Debt Financing Sources.

“GAAP” shall mean United States generally accepted accounting principles in effect from time to time, consistently applied.

“GDC” shall mean all compensable commissions, trailing commissions and advisory fee revenues received by the Company or any of its Subsidiaries as a result of services performed by the Financial Advisors.

“Governmental Authorization” shall mean any license, certificate of authority, permit, order, consent, approval, registration, authorization, qualification or filing granted by or with any Governmental Entity.

“Governmental Entity” shall mean any nation or government, any state, municipality or other political subdivision thereof and any entity, body, agency, commission, department, board, bureau, authority or court, whether domestic, foreign or multinational, exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government or any Self-Regulatory Organization.

“Hazardous Substance(s)” means any substance or material that is considered, described, characterized or listed as a toxic or hazardous substance, waste or material, or a pollutant, or a contaminant, or an infectious waste, or words of similar import, in or under any applicable Environmental Laws, or chemicals, substances, materials or compounds that are otherwise subject to regulation, prohibition, control or remediation under any applicable Environmental Laws.

“Holdback Escrow Amount” shall mean $2,000,000.

“HSR Act” shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Indebtedness” shall mean, with respect to the Company and its Subsidiaries, without duplication, all obligations (including the principal amount, plus any related accrued and unpaid interest, fees and prepayment premiums or penalties or termination or breakage fees or penalties), except as set forth in clause (g) below, (a) in respect of indebtedness for borrowed money owed by the Company or any of its Subsidiaries, (b) in respect of indebtedness evidenced by any note, bond, debenture or other debt security of the Company or any of its Subsidiaries (but excluding, for the avoidance of doubt, trade payables in the ordinary course of business and accrued expenses other than interest), (c) for the aggregate amount of the Deferred Dividend, (d) under capital leases with respect to which the Company or any of its Subsidiaries is liable (which shall not include any portion of any operating lease), (e) in respect of banker’s acceptances or amounts drawn on letters of credit, (f) for deferred purchase price of property or services, including the “earn out” payments under that certain Purchase Agreement, dated as of April 4, 2013, and as amended by Amendment No. 1, dated as of July 24, 2013, by and among Plaza LLC, Metlife Inc. and Cetera Advisor Networks LLC (but, for the avoidance of doubt, not if such “earn out” payment is paid at or prior to the Effective Time), (g) net obligations under interest rate, commodity, foreign currency and financial markets swaps, options, futures and other hedging obligations, and (h) under guarantees by the Company or any of its Subsidiaries of the foregoing. For the avoidance of doubt, “Indebtedness” shall include the Payoff Amount. Notwithstanding the foregoing, “Indebtedness” does not include (i) any operating or lease obligations (other than capital leases described in clause (d) of this definition), (ii) to the extent undrawn, any letters of credit, performance bonds, bankers acceptances or similar obligations entered into in the ordinary course of business, (iii) any installment payments for insurance and (iv) obligations under the CIS Credit Facility.

“Indemnity Escrow Amount” shall mean $40,000,000.

“Intellectual Property” shall mean (a) patents, patent applications, divisions, continuations, continuations-in-part, re-issues, re-examinations, substitutions and extensions thereof and foreign counterparts, (b) trademarks, service marks, trade dress, logos, trade names and Internet domain names, and applications, registrations and renewals thereof, and all goodwill associated therewith, (c) copyrightable works, copyrights and copyright registrations, (d) confidential and proprietary information, including invention disclosures, trade secrets, know-how, inventions, ideas, formulae, models and methods and processes, (e) all rights in the foregoing and in other similar intangible assets, and (f) all applications and registrations for the foregoing.

“Investment Adviser” means an “investment adviser” (as defined in Section 202(a)(11) of the Advisers Act).

“Investment Company Act” means the United States Investment Company Act of 1940, and the rules and regulations promulgated thereunder, as amended.

“Knowledge” or any similar phrase shall mean the actual knowledge, after inquiry reasonable under the circumstances, of (a) with respect to the Company or any of its Subsidiaries, any of Valerie Brown, Jon Frojen, Nina Schloesser McKenna, Jason Mullens and Jim Shay and (b) with respect to Parent or Merger Sub, Nicholas Schorsch, William Kahane, Michael Weil, Peter Budko, Larry Roth, Brian Jones, John Grady and James Tanaka.

“Leased Facilities” shall mean all real property leased or subleased by the Company or any of its Subsidiaries designated as leased or subleased on Schedule 4.16(a).

“Lenders” shall mean the lending institutions providing the Debt Financing pursuant to the Debt Commitment Letter.

“Liability” shall mean any debt, liability, commitment, obligation, claim or cause of action of any kind of any nature whatsoever, whether due or to become due, known or unknown, accrued or fixed, absolute or contingent, liquidated or unliquidated or otherwise.

“Liens” shall mean any liens, security interests, deeds of trust, pledges, charges, claims, conditional sales contracts, mortgages, encumbrances, options or other similar rights (including rights of first refusal or first offer), restrictions, rights of way, easements, or title defects or encumbrances of any kind, including any restrictions on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership.

“Marketing Period” means the first period of twenty (20) consecutive Business Days after the date hereof throughout which: (A) Parent and Merger Sub shall have the financial statements and other materials required for the preparation of the confidential information memorandum in connection with the Debt Financing of the Company and its Subsidiaries that the Company is required to provide to Parent pursuant to Section 6.14(b)(ii); and (B) the conditions set forth in Section 3.2(f) shall be satisfied; provided that such consecutive day period will not include July 3, 2014 or July 4, 2014; provided, further, that if such period has not ended on or prior to August 15, 2014, it shall not be deemed to commence prior to September 2, 2014; provided, further, that the Marketing Period shall be deemed to end on any earlier date on which all elements of the Debt Financing shall have been consummated; provided, further, that the “Marketing Period” shall not be deemed to have commenced if, the Company shall have informed Parent or its accountants or publicly announced any intention to restate any material financial information included in the financial statements of the Company and its Subsidiaries or that any such restatement is under consideration, in which case the Marketing Period shall be deemed not to commence unless and until such time as such restatement has been completed and the financial statements of the Company and its Subsidiaries have been amended or the Company has determined that no restatement shall be required.

“Measurement Date GDC” will be the sum of the GDC for the 12-month period ended November 30, 2013 for all Measurement Date Financial Advisors and Institution Clients.

“Minimum Net Capital Requirement” shall mean the then current minimum net capital any Broker-Dealer is required to have and maintain pursuant to SEC Rule 15c3-1.

“Option” shall mean all outstanding stock options, whether vested or unvested, issued pursuant to the Company Stock Plan.

“Optionholder” shall mean the Persons who immediately prior to the Effective Time, are the record owners of the Options.

“Organizational Documents” shall mean, with respect to any corporation, its articles or certificate of incorporation or memorandum or articles of association and by-laws or documents of similar substance; with respect to any limited liability company, its articles or certificate of organization, formation or association and its operating agreement or limited liability company agreement or documents of similar substance; with respect to any limited partnership, its certificate of limited partnership and partnership agreement or documents of similar substance; and with respect to any other entity, documents of similar substance to any of the foregoing.

“Owned Real Property” shall mean real property presently owned by any of the Company or any of its Subsidiaries on the date of this Agreement.

“Parent Material Adverse Effect” shall mean a material impairment of or delay in the ability of Parent and Merger Sub to consummate the transactions contemplated by this Agreement or to perform their respective obligations under this Agreement.

“Parent Transaction Expenses” means all costs, fees and expenses incurred by or on behalf of Parent and Merger Sub in connection with the preparation, execution and performance of this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby, including (i) all fees and out of pocket expenses of all Representatives of Parent and Merger Sub, including attorneys, accountants, and financial advisors, (ii) all costs, expenses and fees associated with obtaining the requisite debt and/or equity financing of such Person’s obligations hereunder, (iii) all HSR filing fees and expenses and filing fees and expenses in respect of any other Competition Laws (excluding, in each case, for the avoidance of doubt, the Company’s legal fees and expenses incurred in connection therewith), (iv) all costs incurred or premiums paid in connection with obtaining D&O Insurance pursuant to Section 6.4(c), (v) 50% of the costs and expenses associated with any Continuing Membership Application pursuant to FINRA (NASD) Rule 1017 in connection with the consummation of the transactions contemplated hereby (excluding, for the avoidance of doubt, the Company’s legal fees and expenses incurred in connection therewith), (vi) 50% of the costs and expenses incurred in connection with procuring any third party consents or approvals necessary in connection with the consummation of the transactions contemplated by this Agreement (including any filing fees payable in respect of any filings that may be required in connection with obtaining approvals of Governmental Entities to the transactions contemplated hereby, but excluding (A) costs and expenses associated with any Continuing Membership Application pursuant to FINRA (NASD) Rule 1017 in connection with the consummation of the transactions contemplated hereby, which are governed by clause (v) hereof, and (B) all HSR filing fees and expenses and filing fees and expenses in respect of any other Competition Laws, which are governed by clause (iii) hereof), and (vii) 50% of each of the costs of engaging the services of the Paying Agent and the Escrow Agent.

“Payoff Amount” shall mean the amount necessary at the Effective Time to (i) fully discharge the Indebtedness under the Credit Facility outstanding immediately prior to the Effective Time, as set forth in payoff letter(s) obtained by the Company from the Facility Lenders immediately prior to the Closing and which are in form and substance reasonably satisfactory to Parent, and (ii) pay all amounts due under the Advisory Agreement, including any accrued but unpaid fees and the Lump Sum Fee (as defined in the Advisory Agreement).

“Percentage Share” shall mean, (A) with respect to each Stockholder (other than an Optionholder and a Preferred Stock Holder), a percentage equal to the quotient of (x) the total number of shares of Company Common Stock and/or Restricted Shares owned by such person immediately prior to the Effective Time divided by (y) the Share Number, (B) with respect to each Optionholder, a percentage equal to the quotient of (1) the total number of shares of Company Common Stock subject to the Options owned by such person immediately prior to the Effective Time, divided by (2) the Share Number and (C) with respect to each Preferred Stock Holder, a percentage equal to the quotient of (i) the product of (A) the Conversion Factor and (B) the total number of shares of Preferred Stock owned by such person immediately prior to the Effective Time, divided by (ii) the Share Number.

“Permitted Encumbrances” shall mean (i) any Liens reflected in the Financial Statements; (ii) any Liens as would not interfere in any material respect with the conduct of the Business as presently conducted; (iii) any Liens for Taxes, assessments and other governmental charges not yet due and payable or due but not delinquent or being contested in good faith by appropriate proceedings; (iii) Liens in favor of any vendors, mechanics, workmen, repairmen, warehousemen, carriers, materialmen, construction or other similar Liens arising by operation of law or in the ordinary course of business or being contested in good faith by appropriate proceedings; (iv) with respect to Owned Real Property and Leased Facilities, (A) easements, rights of way or other similar non-monetary matters or restrictions or exclusions that would be shown by a current title report or other similar report; provided that such easements, rights of way and other similar non-monetary matters, restrictions and exclusions individually and in the aggregate, do not impair in any material respect the occupancy, use or operation of any Owned Real Property or any Leased Facility for the purposes for which it is currently used in connection with the Business, (B) any condition or other matter, if any, that may be shown or disclosed by a current and accurate survey or physical inspection that would not reasonably be expected to materially adversely affect the operation of the Business at such location as the Business is currently being conducted at such location, and (C) landlord Liens arising under the lease agreements listed on Schedule 4.16(a); (v) Liens associated with purchase money security interests; and (vi) Liens disclosed on Schedule 1(b).

“Per Share Portion” shall mean, as of the time of determination, a fraction, the numerator of which is one, and the denominator of which is the Share Number.

“Person” shall mean any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, Governmental Entity, joint venture, estate, trust, association, organization or other entity of any kind or nature.

“Post-Closing Tax Period” means (a) any Tax Period or portion thereof beginning after the Closing Date, and (b) the portion of any Straddle Period beginning the day immediately after the Closing Date and ending on the last day of the Straddle Period.

“Preamble” shall mean the first paragraph of this Agreement.

“Preferred Stock Holder” shall mean each Person who immediately prior to the Effective Time, is a record owners of the Preferred Stock.

“Recitals” shall mean the paragraphs immediately following the Preamble and prior to Article I.

“Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing into the environment.

“Restricted Shares” means any outstanding share of Company Common Stock that is subject to vesting or other lapse restrictions, including such shares of Company Stock issued under the Company Stock Plan.

“Retained GDC Percentage” means a percentage equal to (a) Measurement Date GDC divided by (b) Signing Date GDC.

“Securities Act” means the Securities Act of 1933, and the rules and regulations promulgated thereunder, as amended.

“Self-Regulatory Organization” means FINRA or any other association, commission, board or agency that is not a Governmental Entity but is charged with the supervision or regulation of brokers, dealers, securities underwriting or trading, stock exchanges, commodities exchanges, insurance companies or agents, investment companies or investment advisers, or to the jurisdiction of which any party is otherwise subject.

“Share Number” shall mean the sum of (x) the number of shares of Company Common Stock (including Restricted Stock) issued and outstanding immediately prior to the Effective Time (excluding any shares of Company Common Stock held by the Company as treasury stock, but including (i) shares of Company Common Stock issued between the date of this Agreement and the Effective Time as the result of the exercise of any Options, if any, (ii) shares of Company Common Stock issued between the date of this Agreement and the Effective Time as a result of the conversion of any Preferred Stock, if any and (iii) any shares of Company Common Stock held by Merger Sub, Parent or any Subsidiary of Parent immediately prior to the

Effective Time), (y) the maximum number of shares of Company Common Stock issuable upon the exercise of all outstanding unexercised Options issued and outstanding immediately prior to the Effective Time and (z) the number of shares of Company Common Stock issuable upon the conversion of all outstanding Preferred Stock issued and outstanding immediately prior to the Effective Time based on the Conversion Factor.

“Signing Date GDC” will be an amount equal to the sum of the GDC for the 12-month period ended November 30, 2013 for all Signing Date Financial Advisors and Institution Clients.

“Stockholders’ Agreement” shall mean the Amended and Restated Securityholders Agreement, dated as of August 3, 2010 among the Company and the other parties thereto, as may be amended from time to time to the extent permitted by this Agreement.

“Straddle Period” means any Tax Period beginning on or before the Closing Date and ending after the Closing Date.

“Subsidiary” shall mean, with respect to any Person, any corporation, partnership, limited liability company or other entity of which such Person has, directly or indirectly, (i) ownership of securities or other interests having the power to elect a majority of the board of directors or similar governing body of such corporation, partnership, limited liability company or other entity, or (ii) the power to direct the business and policies of that corporation, partnership, limited liability company or other entity.

“Tax Arbitrator” means, for purposes of Section 6.8, a nationally recognized accounting firm mutually satisfactory to the Stockholder Representative and Parent.

“Tax Authority” shall mean any Governmental Entity or any subdivision, agency, commission or authority thereof, or any quasi-governmental or private body having jurisdiction over the assessment, determination, collection or imposition of Taxes.

“Tax Period” shall mean any period prescribed by any Tax Authority for which a Tax Return is required to be filed or, in the case of Taxes other than income Taxes, a Tax is required to be paid.

“Tax Returns” shall mean any report, return, election, declaration or other filing provided to any Tax Authority with respect to Taxes (including any attached schedules), including any information return, claim for refund, amended return or declaration of estimated Taxes, including any amendments thereto.

“Tax Sharing Agreement” shall mean any written agreement for the allocation or indemnification of Tax liabilities between the Company and any of its Subsidiaries, on the one hand, and any Person (other than the Company or any of its Subsidiaries), but excluding (i) the indemnity provided pursuant to this Agreement, and (ii) any Contract entered into in the ordinary course of business and not primarily related to Taxes.

“Taxes” shall mean with respect to any Person all taxes, assessments, charges, duties, levies, imposts or other similar governmental charges imposed by a Tax Authority, including all federal, state, local, municipal, county, foreign and other income, franchise, profits, capital gains, capital stock, capital structure, transfer, gross receipt, sales, use, transfer, service, occupation, ad valorem, property, excise, severance, windfall profits, premium, stamp, license, payroll, employment, alternative minimum, add-on, value-added, withholding and other taxes, assessments, charges, duties, fees, levies or imposts together with any and all interest, penalties, additions to tax and additional amounts imposed by any Tax Authority responsible for the imposition of any such tax whether such tax is disputed or not.

“Transaction Bonuses” shall mean those bonuses in an amount not to exceed two million five hundred thousand dollars ($2,500,000) in the aggregate, as determined by the board of directors of the Company, in its sole discretion, payable to select Business Employees in connection with the transactions contemplated by this Agreement.

“Transaction Documents” shall mean this Agreement, the Parent Escrow Agreement, the Escrow Agreement, the Voting Agreement, the Confidentiality Agreement and any other agreements, instruments, or documents entered into pursuant to this Agreement.

“Treasury Regulations” means United States treasury regulations promulgated under the Code.

ANNEX D

THIRD AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
RCS CAPITAL CORPORATION

Pursuant to the provisions of §242 and §245 of the
General Corporation Law of the State of Delaware

FIRST:  The present name of the corporation is RCS Capital Corporation (the “Corporation”). The date of filing of the original Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware was December 27, 2012, under the name 405 Holding Corporation. The date of the filing of the Amended and Restated Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware was June 6, 2013. The date of the filing of the Second Amended and Restated Certificate of Incorporation was March 14, 2014.

SECOND:  The Third Amended and Restated Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of § 242 and § 245 of the General Corporation Law of the State of Delaware.

THIRD:  The text of the Amended and Restated Certificate of Incorporation of this Corporation is hereby amended and restated in its entirety as set forth in Exhibit A attached hereto.

FOURTH:  This Third Amended and Restated Certificate of Incorporation shall become effective upon the filing of this Third Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, RCS Capital Corporation has caused this Third Amended and Restated Certificate of Incorporation to be executed by the undersigned officer, thereunto duly authorized, this    day of March, 2014.

RCS CAPITAL CORPORATION

By:	Name: William M. Kahane Title: Chief Executive Officer and Director

EXHIBIT A

THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
RCS CAPITAL CORPORATION

ARTICLE 1

Section 1.01. Name.  The name of the corporation is RCS Capital Corporation (the “Corporation”).

ARTICLE 2

Section 2.01. Address.  The address of its registered office in the State of Delaware is 2711 Centerville Road, Suite 400, City of Wilmington, County of New Castle, Delaware 19808. The name of its registered agent at such address is Corporation Service Company.

ARTICLE 3

Section 3.01. Purpose.  The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended (“Delaware Law”).

ARTICLE 4

Section 4.01. Capitalization.  The total number of shares of stock that the Corporation shall have authority to issue is 300,000,000, consisting of (a) 100,000,000 shares of Class A Common Stock, par value $0.001 per share (the “Class A Common Stock”), (b) 100,000,000 shares of Class B Common Stock, par value $0.001 per share (the “Class B Common Stock,” and together with the Class A Common Stock, the “Common Stock”), and (c) 100,000,000 shares of Preferred Stock, par value $0.001 per share (the “Preferred Stock”). Holders of capital stock of the Corporation do not have preemptive rights.

Section 4.02. Common Stock.

(a) Voting Rights.

(i) Each holder of Class A Common Stock, as such, shall be entitled to one vote for each share of Class A Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote; provided, however, that, except as otherwise required by law, holders of Class A Common Stock, as such, shall not be entitled to vote on any amendment to this Third Amended and Restated Certificate of Incorporation (including, without limitation, any certificate of designations relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Third Amended and Restated Certificate of Incorporation (including, without limitation, any certificate of designations relating to any series of Preferred Stock) or pursuant to Delaware Law.

(ii) Each holder of Class B Common Stock, as such, shall, on all matters on which stockholders generally are entitled to vote, be entitled to vote the greater of (A) four votes for each share of Class B Common Stock held of record by such holder and (B) such number of votes for each share of Class B Common Stock held of record by such holder as shall equal the quotient derived by dividing (1) the sum of (I) the aggregate number of votes entitled to be cast by all holders of all outstanding shares of Class A Common Stock, Preferred Stock and any other outstanding shares of capital stock of the Corporation, plus (II) one, by (2) the total number of outstanding shares of Class B Common Stock, with such quotient rounded up to the next highest number; provided, however, that, except as otherwise required by law, holders of Class B Common Stock, as such, shall not be entitled to vote on any amendment to this Third Amended and Restated Certificate of Incorporation (including, without limitation, any certificate of designations relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Third Amended and Restated

Certificate of Incorporation (including, without limitation, any certificate of designations relating to any series of Preferred Stock) or pursuant to Delaware Law.

(iii) Except as otherwise required in this Third Amended and Restated Certificate of Incorporation or by applicable law, the holders of Common Stock shall vote together as a single class on all matters (or, if any holders of Preferred Stock are entitled to vote together with the holders of Common Stock, as a single class with such holders of Preferred Stock).

(b) Dividends.  Subject to applicable law and the rights, if any, of the holders of any outstanding series of Preferred Stock or any class or series of stock having a preference over or the right to participate with the Class A Common Stock and Class B Common Stock with respect to the payment of dividends, (i) dividends may be declared and paid on the Class A Common Stock out of the assets of the Corporation that are by law available therefor at such times and in such amounts as the Board of Directors of the Corporation (the “Board”) in its discretion shall determine; provided, however, that if dividends are declared that are payable in shares of Class A Common Stock or Class B Common Stock or in rights, options, warrants or other securities convertible or exercisable into or exchangeable for shares of Class A Common Stock or Class B Common Stock, dividends shall be declared that are payable at the same rate on Class A Common Stock or Class B Common Stock and the dividends payable in shares of Class A Common Stock or in rights, options, warrants or other securities convertible or exercisable into or exchangeable for shares of Class A Common Stock shall be payable to holders of Class A Common Stock, and the dividends payable in shares of Class B Common Stock or in rights, options, warrants or other securities convertible or exercisable into or exchangeable for shares of Class B Common Stock shall be payable to holders of Class B Common Stock, and (ii) dividends shall not be declared or paid on the Class B Common Stock (other than as aforesaid).

(c) Liquidation, Dissolution or Winding Up.  In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation and of the preferential and other amounts, if any, to which the holders of Preferred Stock shall be entitled, the holders of all outstanding shares of Class A Common Stock shall be entitled to receive, on a pro rata basis, the remaining assets of the Corporation available for distribution ratably in proportion to the number of shares held by each such stockholder. The holders of shares of Class B Common Stock, as such, shall not be entitled to receive any assets of the Corporation in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

Section 4.03. Preferred Stock.  (a) The Board is hereby empowered to authorize by resolution or resolutions from time to time the issuance of one or more series of Preferred Stock and to fix the designations, powers, preferences and relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions thereof, if any, with respect to each such series of Preferred Stock and the number of shares constituting each such class or series, and to increase or decrease the number of authorized shares of any such class or series to the extent permitted by Delaware Law.

(b) Except as otherwise required by law, holders of a series of Preferred Stock, as such, shall be entitled only to such voting rights, if any, as shall expressly be granted thereto by this Third Amended and Restated Certificate of Incorporation (including, without limitation, any certificate of designations relating to such series).

Section 4.04. Changes in Common Stock.  If the Corporation in any manner subdivides or combines the outstanding shares of Class A Common Stock, the outstanding shares of the Class B Common Stock shall be proportionately subdivided or combined, as the case may be. If the Corporation in any manner subdivides or combines the outstanding shares of Class B Common Stock, the outstanding shares of Class A Common Stock shall be proportionately subdivided or combined, as the case may be.

Section 4.05. Reorganization or Merger.  In the case of any reorganization, share exchange, consolidation, conversion or merger of the Corporation with or into another person in which shares of Class A Common Stock are converted into (or entitled to receive with respect thereto) shares of stock and/or other securities or property (including, without limitation, cash), each holder of a share of Class A Common Stock shall be entitled to receive with respect to each such share the same kind and amount of shares of stock and other securities and property (including, without limitation, cash). In the event that the holders of shares of Class A Common Stock are granted rights to elect to receive one of two or more alternative forms of consideration, the foregoing provision shall be deemed satisfied if holders of shares of Class A Common Stock are granted substantially identical election rights, as the case may be. In connection with any reorganization, share exchange, consolidation, conversion or merger of the Corporation with or into another person, the Corporation shall not adversely affect, alter, repeal, change or otherwise impair any of the powers, preferences, rights or privileges of the Class B Common Stock (whether directly, by the filing of a certificate of designations, powers, preferences, rights or privileges, by reorganization, share exchange, consolidation, conversion or merger or otherwise), including, without limitation (i) any of the voting rights of the holders of the Class B Common Stock, and (ii) the requisite vote or percentage required to approve or take any action described in this ARTICLE 4, in ARTICLE 11 or elsewhere in this Third Amended and Restated Certificate of Incorporation or described in the by-laws of the Corporation, without in each case the affirmative vote of the holders of a majority of the shares of Class B Common Stock, voting as a separate class.

ARTICLE 5

Section 5.01. By-laws.  In furtherance and not in limitation of the powers conferred by Delaware Law, the Board is expressly authorized to make, amend, alter, change, add to or repeal the by-laws of the Corporation without the assent or vote of the stockholders in any manner not inconsistent with Delaware Law or this Third Amended and Restated Certificate of Incorporation. Notwithstanding anything to the contrary contained in this Third Amended and Restated Certificate of Incorporation, the affirmative vote of the holders of at least a majority of the voting power of all then outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required for the stockholders to make, amend, alter, change, add to or repeal any provision of the by-laws of the Corporation.

ARTICLE 6

Section 6.01. Board of Directors.  (a) The business and affairs of the Corporation shall be managed by or under the direction of the Board which shall consist of not less than three nor more than ten directors, the exact number of directors to be determined from time to time solely by resolution adopted by the affirmative vote of a majority of the entire Board.

(b) Subject to the rights of the holders of any series of preferred stock to elect additional directors under specific circumstances, directors shall be elected by the affirmative vote of a majority of the voting power of the shares of stock of the Corporation entitled to vote generally in the election of directors which are present in person or by proxy at an annual meeting of stockholders at which a quorum is present. Each director shall hold office for a term of one (1) year, until the next annual meeting of stockholders, or (if longer) until a successor has been duly elected and qualified or until the earlier death, resignation or removal of such director. Directors may be elected to an unlimited number of successive terms. Directors need not be elected by written ballot unless the by-laws of the Corporation so provide. There shall be no cumulative voting in the election of directors.

(c) Vacancies on the Board resulting from death, resignation, removal or otherwise and newly created directorships resulting from any increase in the number of directors may be filled solely by a majority of the directors then in office (although less than a quorum) or by the sole remaining director, and each director so elected shall hold office for a term that shall coincide with the term to which such director shall have been elected and until his or her successor is elected and qualified or until his or her earlier resignation or removal.

(d) No director may be removed from office by the stockholders except with the affirmative vote of the holders of not less than a majority of the total voting power of all outstanding securities of the Corporation then entitled to vote generally in the election of directors, voting together as a single class.

(e) Notwithstanding the foregoing, whenever the holders of one or more classes or series of Preferred Stock shall have the right, voting separately as a class or series, to elect directors, the election, term of office, filling of vacancies, removal and other features of such directorships shall be governed by the terms of the resolution or resolutions adopted by the Board pursuant to ARTICLE 4 applicable thereto, and such directors so elected shall not be subject to the provisions of this ARTICLE 6 unless otherwise provided therein.

ARTICLE 7

Section 7.01. Meetings of Stockholders.  Special meetings of the stockholders may be called by the Board, the Executive Committee of the Board or any other duly authorized committee of the Board, the Chairman of the Board or the Chief Executive Officer of the Corporation and may not be called by any other person. Notwithstanding the foregoing, whenever holders of one or more classes or series of Preferred Stock shall have the right, voting separately as a class or series, to elect directors, such holders may call, pursuant to the terms of the resolution or resolutions adopted by the Board pursuant to ARTICLE 4 hereto, special meetings of holders of such Preferred Stock.

ARTICLE 8

Section 8.01. Limited Liability of Directors.  No director of the Corporation will have any personal liability to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under Delaware Law as the same exists or hereafter may be amended. Neither the amendment nor the repeal of this ARTICLE 8 shall eliminate or reduce the effect thereof in respect of any matter occurring, or any cause of action, suit or claim that, but for this ARTICLE 8, would accrue or arise, prior to such amendment or repeal.

ARTICLE 9

Section 9.01. Corporate Opportunities.  (a) In anticipation that the directors, officers and employees of RCAP Holdings, LLC, its subsidiaries and affiliates (collectively with RCAP Holdings, LLC, its subsidiaries and affiliates, “RCAP”) may serve as officers or directors of both RCAP and the Corporation and may engage in, and are permitted to have, investments or other business relationships, ventures, agreements or arrangements with entities engaged in, the same or similar activities or lines of business, and in recognition of (a) the benefits to be derived by the Corporation through the continued service of such officers and directors, and (b) the difficulties attendant to any officer or director, who desires and endeavors fully to satisfy his or her fiduciary duties, in determining the full scope of such duties in any particular situation, the provisions of this ARTICLE 9 are set forth to regulate, define and guide the conduct of certain affairs of the Corporation as they may involve such officers and directors, and the powers, rights, duties and liabilities of the Corporation and its officers, directors and stockholders in connection therewith.

(b) RCAP shall not have a duty to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as the Corporation; and no officer or director of the Corporation who is a director, officer or employee of RCAP shall be liable to the Corporation or its stockholders for breach of any fiduciary duty by reason of any such activities. The Corporation hereby renounces any interest or expectancy in being offered an opportunity to participate in any such business or opportunity. If the officers and directors of RCAP acquire knowledge of a potential transaction or matter that may be a corporate opportunity for the Corporation, such officers and directors shall have no duty to communicate or offer such corporate opportunity to the Corporation and shall not be liable to the Corporation or its stockholders for breach of any fiduciary duty by reason of the fact that such corporate opportunity is not communicated or offered to the Corporation unless such corporate opportunity is offered to such person in his or her capacity as a director or officer of the Corporation.

(c) Any person purchasing or otherwise acquiring any interest in any shares of capital stock of the Corporation shall be deemed to have notice of and to have consented to the provisions of this ARTICLE 9.

(d) None of the alteration, amendment, change and repeal of any provision of this ARTICLE 9 nor the adoption of any provision of this Third Amended and Restated Certificate of Incorporation inconsistent with any provision of this ARTICLE 9 shall eliminate or reduce the effect of this ARTICLE 9 in respect of any matter occurring, or any cause of action, suit or claim that, but for this ARTICLE 9, would accrue or arise, prior to such alteration, amendment, change, repeal or adoption.

ARTICLE 10

Section 10.01. Severability.  If any provision or provisions of this Third Amended and Restated Certificate of Incorporation shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (a) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Third Amended and Restated Certificate of Incorporation (including, without limitation, each portion of any paragraph of this Third Amended and Restated Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (b) to the fullest extent possible, the provisions of this Third Amended and Restated Certificate of Incorporation (including, without limitation, each such portion of any paragraph of this Third Amended and Restated Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service to or for the benefit of the Corporation to the fullest extent permitted by law.

ARTICLE 11

Section 11.01. Amendment.  The Corporation reserves the right to amend this Third Amended and Restated Certificate of Incorporation in any manner permitted by Delaware Law and all rights and powers conferred upon stockholders, directors and officers herein are granted subject to this reservation. Notwithstanding the foregoing, the provisions set forth in ARTICLES 4, 5, 6, 7, 8, 11 and 12 may not be repealed or amended in any respect, and no other provision may be adopted, amended or repealed which would have the effect of modifying or permitting the circumvention of the provisions set forth in ARTICLES 4, 5, 6, 7, 8, 11 and 12, unless such action is approved by consent of a majority of members of the Board then in office and the affirmative vote of the holders of not less than a majority of the total voting power of all outstanding securities of the Corporation then entitled to vote generally in the election of directors, voting together as a single class.

Section 11.02. Notwithstanding the foregoing or anything else in this Third Amended and Restated Certificate of Incorporation, (a) any amendment, waiver, alteration or repeal of any provision of, or addition to, this Third Amended and Restated Certificate of Incorporation or to the by-laws of the Corporation that would adversely affect, alter, repeal, change or otherwise impair any of the powers, preferences, rights or privileges of the Class B Common Stock (whether directly, by the filing of a certificate of designations, powers, preferences, rights or privileges, by a reorganization, share exchange, consolidation, conversion or merger or otherwise), including, without limitation (i) any of the voting rights of the holders of the Class B Common Stock, and (ii) the requisite vote or percentage required to approve or take any action described in this ARTICLE 11, in ARTICLE 4 or elsewhere in this Third Amended and Restated Certificate of Incorporation or described in the by-laws of the Corporation, also must be approved by the affirmative vote of the holders of a majority of the outstanding shares of Class B Common Stock, voting as a separate class, and (b) the number of authorized shares of Class A Common Stock or Class B Common Stock may be increased or decreased (but not below the number of shares of Class A Common Stock or Class B Common Stock) by the affirmative vote of the holders of a majority of the voting power of all of the outstanding shares of Class A Common Stock and Class B Common Stock, voting together as a single class.

ARTICLE 12

Section 12.01. Forum Selection.  The Court of Chancery of the State of Delaware (the “Court of Chancery”) shall be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or employee of the Corporation to the Corporation or the Corporation's stockholders, (c) any action asserting a claim against the Corporation, its directors, officers or employees arising pursuant to any provision of Delaware Law, this Third Amended and Restated Certificate of Incorporation or the by-laws of the Corporation, or (d) any action asserting a claim against the Corporation, its directors, officers or employees governed by the internal affairs doctrine, except for, as to each of (a) through (d) above, any claim as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or for which the Court of Chancery does not have subject matter jurisdiction. If any provision or provisions of this ARTICLE 12 shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this ARTICLE 12 (including, without limitation, each portion of any sentence of this ARTICLE 12 containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby.

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ANNEX E

RCS CAPITAL CORPORATION
2014 STOCK PURCHASE PROGRAM

RCS CAPITAL CORPORATION

2014 STOCK PURCHASE PROGRAM

1. Purpose.

The purpose of the RCS Capital Corporation 2014 Stock Purchase Program (the “Program”) is to encourage and enable select employees, Financial Advisors (as defined below) and executive officers of RCS Capital Corporation (the “Company”) and its Affiliates and Retail Advice Platform Subsidiaries (as defined below) to acquire proprietary interests in the Company through the ownership of Common Stock of the Company. The Company believes that participants in the Program will have a closer identification with the Company by virtue of their ability as stockholders to participate in the Company’s growth and earnings. The Program is not intended to qualify as an “employee stock purchase plan” under Section 423 of the Code, and Warrants granted under the Program are not intended to qualify as “incentive stock options” under Section 422 of the Code.

2. Definitions.

The following words or terms have the following meanings:

(a) “Acquisition Event” means a merger or consolidation in which the Company is not the surviving entity, any transaction that results in the acquisition of all or substantially all of the Company’s outstanding Common Stock by a single person or entity or by a group of persons and/or entities acting in concert, or the sale or transfer of all or substantially all of the Company’s assets. The occurrence of an Acquisition Event shall be determined by the Committee in its sole discretion.

(b) “Affiliate” means, with respect to any Person, each of the following: (i) any Subsidiary; (ii) any Parent; (iii) any corporation, trade or business (including, without limitation, a partnership or limited liability company) which is directly or indirectly controlled 50% or more (whether by ownership of stock, assets or an equivalent ownership interest or voting interest) by such Person or one of its Affiliates; (iv) any corporation, trade or business (including, without limitation, a partnership or limited liability company) which directly or indirectly controls 50% or more (whether by ownership of stock, assets or an equivalent ownership interest or voting interest) of such Person; and (v) any other entity in which such Person or any of its Affiliates has a material equity interest and which is designated as an “Affiliate” by resolution of the Board.

(c) “Board of Directors” shall mean the Board of Directors of the Company.

(d) “Cause” shall mean: (i) in the case where there is no employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Employer or Retail Advice Platform Subsidiary and the Participant on the Effective Date with respect to Section 5, or on the date of the grant of the Warrant with respect to any Warrants granted under Section 6 (or in either case where there is such an agreement but it does not define “cause” (or words of like import) or where it only applies upon the occurrence of a change in control and one has not yet taken place), termination due to: (i) a Participant’s conviction of, or plea of guilty or nolo contendere to, a felony; (ii) perpetration by a Participant of an illegal act that could cause significant economic injury to the Company or any of its Affiliates; (iii) a Participant’s insubordination, dishonesty, fraud, incompetence, moral turpitude, misconduct, refusal to perform his or her duties or responsibilities for any reason other than illness or incapacity or materially unsatisfactory performance of his or her duties for the Company or any of its Affiliates as determined by the Committee in its sole discretion; or (iv) continuing willful and deliberate failure by the Participant to perform the Participant’s duties in any material respect, provided that the Participant is given notice and an opportunity to effectuate a cure as determined by the Committee; or (ii) in the case where there is an employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Employer or Retail Advice Platform Subsidiary and the Participant at the time of the grant of the Warrant that defines “cause” (or words of like import), “cause” as defined under such agreement; provided, that with regard to any agreement under which the definition of “cause” only applies upon an occurrence of a change in control, such definition of “cause” shall not apply until a change in control actually takes place and then only with regard to a termination thereafter.

(e) “Change in Control” means and includes any of the following events: (i) any Person is or becomes Beneficial Owner (as defined under Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the combined voting power of the then outstanding securities of the Company, excluding (A) any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (x) of subsection (ii) below and (B) any Person who becomes such a Beneficial Owner through the issuance of such securities with respect to purchases made directly from the Company; or (ii) the consummation of a merger or consolidation of the Company with any other Person or the issuance of voting securities of the Company in connection with a merger or consolidation of the Company (or any direct or indirect subsidiary of the Company) pursuant to applicable stock exchange requirements, other than (x) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) seventy percent (70%) or more of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (y) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the combined voting power of the then outstanding securities of the Company; or (iii) the consummation of a sale or disposition by the Company of all or substantially all of the assets of the Company; or (iv) persons who, as of the Effective Date, constituted the Board (the “Incumbent Directors”) cease for any reason, including, without limitation, as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority of the Board, provided that any person becoming a director of the Company subsequent to such date shall be considered an Incumbent Director if such person’s election or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the Incumbent Directors.

(f) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(g) “Committee” shall mean a committee of the Company’s management appointed by the Executive Committee of the Board of Directors to administer the Program. To the extent that no Committee exists which has the authority to administer the Program, the functions of the Committee shall be exercised by the Executive Committee of the Board of Directors.

(h) “Common Stock” shall mean shares of the Company’s Class A common stock, par value $.001 per share.

(i) “Company” shall mean RCS Capital Corporation, a corporation organized under the laws of Delaware (or any successor corporation).

(j) “Effective Date” has the meaning set forth in Section 11.

(k) “Employee” shall mean (a) a person employed by the Company or any of its Affiliates, including without limitation any Realty Capital Securities Wholesaler, or (b) a person employed by a Retail Advice Platform Subsidiary.

(l) “Employer” shall mean, with respect to any Employee, the Company or an Affiliate of the Company or a Financial Advisor, as applicable, by which the Employee is employed.

(m) “Eligible Individual” shall mean any Employee, executive officer of the Company and its Affiliates, and any Financial Advisor.

(n) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(o) “Financial Advisor” shall mean a registered principal or registered representative of a broker-dealer or a person associated or registered with an investment adviser, and providing services through, the Company, a Retail Advisory Platform Subsidiary or another Affiliate of the Company.

(p) “Market Price” shall mean the closing price of a share of Common Stock as reported on the principal market, trading system or exchange on which the Common Stock is traded as of an applicable date, or, if such date was not a trading date, then the closing price of a share of Common Stock on the trading day immediately prior to such date.

(q) “Non-Producing Advisor” shall mean a Financial Advisor whose annualized gross dealer concessions during the immediately preceding 6-month period, as determined on the tenth (10th) day prior to a Purchase Date, are less than $50 million.

(r) “Parent” means any parent corporation within the meaning of Section 424(e) of the Code.

(s) “Participant” shall mean an Eligible Individual selected by the Committee to participate in the Program who has made an election to purchase Common Stock in accordance with the terms and conditions of the Program.

(t) “Person” means any natural person, corporation, partnership, association, limited liability company, estate, trust, joint venture, any federal, state or municipal government or any bureau, department or agency thereof or any other legal entity and any fiduciary acting in such capacity on behalf of the foregoing.

(u) “Producing Advisor” shall mean a Financial Advisor whose annualized gross dealer concessions during the immediately preceding 6-month period, as determined on the tenth (10th) day prior to a Purchase Date, are at least $50 million.

(v) “Program” shall mean the RCS Capital Corporation 2014 Share Purchase Program, as amended from time to time.

(w) “Purchase Account” has the meaning set forth in Section 5(e).

(x) “Purchase Date” shall mean each of June 30, 2014, September 30, 2014, December 31, 2014 or such other date(s) in the calendar year 2014 determined by the Committee.

(y) “Realty Capital Securities Wholesalers” shall mean any registered representative or registered principal employed by the Company’s Affiliate Realty Capital Securities, LLC and engaged in the wholesale broker-dealer business.

(z) “Retail Advice Platform Subsidiary” means any registered broker-dealer or investment adviser engaged in the retail broker-dealer business or rendering investment advice to retail clients as part of the Company’s retail advice platform.

(aa) “Rule 16b-3” shall mean Rule 16b-3 promulgated under Section 16(b) of the Exchange Act as then in effect or any successor provisions.

(bb) “Service” shall mean: (i) for an Employee, the Participant’s employment with his or her Employer; (ii) for a Financial Advisor the services provided as a registered principal, registered representative of a broker-dealer or as an associated or registered person with the Company, a Retail Advice Platform Subsidiary or an Affiliate of the Company; and (iii) for an executive officer of the Company or one of its Affiliates, the Participant’s services with the Company or such Affiliate of the Company.

(cc) “Subsidiary” shall mean a subsidiary corporation within the meaning of Section 424(f) of the Code.

(dd) “Warrant” shall mean any warrant to purchase shares of Common Stock granted to a Participant pursuant to Section 6.

3. Shares Reserved for Program.

(a) The shares of Common Stock to be sold to Participants under the Program may, at the election of the Committee, be purchased on the open market or may be treasury shares or newly-issued and authorized shares of Common Stock, upon such terms as the Committee may approve. The maximum number of shares of Common Stock which shall be reserved and made available for sale to Participants or with respect to which Warrants may be granted under the Program shall be 4,000,000, subject to adjustment as provided in paragraph (b) of this section.

(b) If on or prior to December 31, 2014, (i) any shares sold pursuant to the Program are repurchased by the Company pursuant to Section 5(g) or Section 5(j), or (ii) any Warrant granted under the Program terminates, is canceled or is forfeited for any reason, the number of shares of Common Stock repurchased by the Company or underlying any such Warrant shall again be available for all purpose under the Program.

(c) In the event of any increase, reduction, or change or exchange of the Common Stock for a different number or kind of shares or other securities of the Company by reason of a reclassification, recapitalization, merger, consolidation, reorganization, stock dividend, stock split or reverse stock split, combination or exchange of Common Stock repurchase of Common Stock, change in corporate structure or otherwise, the Committee shall conclusively determine the appropriate equitable adjustments, if any, to be made under the Program, including without limitation adjustments to the number of shares of Common Stock which have been authorized for issuance under the Program but have not yet been purchased or granted under a Warrant, the number of shares of Common Stock covered by outstanding unexercised Warrants, and the price per share of Common Stock covered by each outstanding unexercised Warrant. Fractional shares of Common Stock resulting from any adjustment to the Warrants shall be aggregated until, and eliminated at, the time of exercise by rounding-down for fractions less than one-half and rounding-up for fractions equal to or greater than one-half. No cash settlements shall be made with respect to fractional shares eliminated by rounding.

4. Administration of the Program.

(a) The Program shall be administered by the Committee and the Committee may select an administrator or any other person to whom its duties and responsibilities hereunder may be delegated. The Committee shall have full power and authority, subject to the provisions of the Program, to promulgate such rules and regulations as it deems necessary for the proper administration of the Program, to interpret the provisions and supervise the administration of the Program, and to take all actions in connection therewith or in relation thereto as it deems necessary or advisable. The Committee may adopt special guidelines and provisions for persons who are residing in, or subject to the laws of, jurisdictions outside of the United States to comply with applicable tax and securities laws. All interpretations and determinations of the Committee shall be made in its sole and absolute discretion based on the Program document and shall be final, conclusive and binding on all parties.

(b) The Committee may employ such legal counsel, consultants, brokers and agents as it may deem desirable for the administration of the Program and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant, broker or agent. The Committee may, in its sole discretion, appoint agents to purchase and sell shares of Common Stock in accordance with the Program, keep records, send statements of account to Participants and to perform other duties relating to the Program, as the Committee may request from time to time. Unless otherwise requested by the Participant, Common Stock purchased under the Program may be held by and in the name of, or in the name of a nominee of, a custodian appointed by the Committee for the benefit of each Participant, who shall thereafter be a beneficial stockholder of the Company. The Committee may adopt, amend or repeal any guidelines or requirements necessary for the custody and delivery of the Common Stock, including, without limitation, guidelines regarding the imposition of reasonable fees in certain circumstances.

(c) The Company shall, to the fullest extent permitted by law and the Certificate of Incorporation and By-laws of the Company and, to the extent not covered by insurance, indemnify each director, officer or employee of the Company or its Affiliates (including the heirs, executors, administrators and other personal representatives of such person) and each member of the Committee against all expenses, costs, liabilities and losses (including attorneys’ fees, judgments, fines, excise taxes or penalties, and amounts paid or to be paid in settlement) actually and reasonably incurred by such person in connection with any threatened, pending or actual suit, action or proceeding (whether civil, criminal, administrative or investigative in nature or otherwise) in which such person may be involved by reason of the fact that he or she is or was serving this Program in any capacity at the request of the Company, except in instances where any such person engages in willful misconduct or fraud. Such right of indemnification shall include the right to be paid by the Company for expenses incurred or reasonably anticipated to be incurred in defending any such suit, action or proceeding in advance of its disposition; provided, however, that the payment of expenses in advance of the settlement or final disposition of a suit, action or proceeding, shall be made only upon delivery to the Company of an undertaking by or on behalf of such person to repay all amounts so advanced if it is ultimately determined that such person is not entitled to be indemnified hereunder. Such indemnification shall be in addition to any rights of indemnification the person may have as a director, officer or employee or under the Certificate of Incorporation of the Company or the By-Laws of the Company. Expenses incurred by the Committee or the Board of Directors in the engagement of any such counsel, consultant or agent shall be paid by the Company.

5. Purchase Program.

(a) Participation.  The Committee shall select, in its sole discretion, the Eligible Individuals who may elect to participate under the Program. Each Eligible Individual selected by the Committee may participate in the Program by making an election to purchase Common Stock under the Program.

(b) Election.  Not less than 10 days prior to the first Purchase Date on which an Eligible Individual selected pursuant to Section 5(a) desires to purchase Common Stock under the Program, the Eligible Individual shall deliver to the Committee an election on a form provided by the Committee specifying the dollar value of Common Stock the Eligible Individual desires to purchase on such Purchase Date and each subsequent Purchase Date. The dollar value elected by the Eligible Individual is not required to be equal for each Purchase Date (and may be $0 for a specified Purchase Date); provided that:

(i) the aggregate minimum value of shares of Common Stock that any Employee, other than a Realty Capital Securities Wholesaler, or any Non-Producing Advisor must elect to purchase under the Program is $5,000; and

(ii) the aggregate minimum value of shares of Common Stock that any Producing Advisor, Realty Capital Securities Wholesaler or executive officer of the Company or any of its Affiliates must elect to purchase under the Program is $30,000.

Notwithstanding anything herein to the contrary, in the event that a Financial Advisor who is a Producing Advisor with respect to a Purchase Date and whose aggregate purchases under this Program equal or exceed the minimum amount set forth in Section 5(b)(i) becomes a Non-Producing Advisor with respect to a subsequent Purchase Date, such Financial Advisor will not be eligible to purchase additional shares of Common Stock under this Program unless such Financial Advisor again becomes a Producing Advisor as of a subsequent Purchase Date.

(c) Cancellation of Election.  A Participant who has elected to purchase Common Stock on a Purchase Date may cancel his or her election by no later than 10 days prior to the Purchase Date upon written notice of cancellation to the Committee on a form provided by, or acceptable to, the Committee; provided, that unless such cancellation would result in the Participant purchasing zero (0) shares under the Program, such cancellation will not be effective to the extent it would reduce the aggregate value of the purchases by the Participant under the Program to less than the applicable minimum purchase amount set forth in Section 5(b). A Participant’s rights, upon the cancellation of his or her election to purchase Common Stock, shall be limited to either receiving in cash, as soon as practicable after delivery of the notice of cancellation, the cash balance (without interest) then credited to his or her Purchase Account or electing to use such funds to purchase shares of Common Stock on a subsequent Purchase Date, if any.

(d) Purchase Price.  The purchase price for each share of Common Stock purchased pursuant to the Program shall be the Market Price of a share of Common Stock on the applicable Purchase Date.

(e) Method of Payment.  Payment for Common Stock purchased pursuant to the Program shall be made in such form as the Committee may determine, including without limitation, in cash or by check, bank draft or money order payable to the order of the Company, or, solely for Employee of the Company, through payroll deductions. All payments made by Participants shall be held by the Company in a non-interest bearing account prior to be used to purchase Common Stock (a “Purchase Account”). Each Purchase Account will be segregated and held in the name of the Participant.

(f) Purchase of Shares.  Subject to Section 5(j), a Participant’s election to purchase Common Stock shall be exercised automatically on each Purchase Date elected by the Participant with the funds in such Participant’s Purchase Account on such Purchase Date for a number of shares of Common Stock determined as follows: (i) the maximum number of whole shares of Common Stock based on the Market Price and the value of Common Stock elected to be purchased by the Participant with respect to such Purchase Date, (ii) rounded down to the nearest number of whole shares of Common Stock that is a multiple of three (3), or down to zero (0) if the number determined under (i) is less than three (3). Any excess funds in the Participant’s Purchase Account with respect to such election not used to purchase Common Stock on a Purchase Date shall automatically be used to purchase Common Stock on the next subsequent Purchase Date, if any. If all or any portion of the shares of Common Stock cannot reasonably be purchased on the Purchase Date in the sole discretion of the Committee because of unavailability or any other reason, such purchase shall be made as soon thereafter as feasible. All Common Stock purchased by a Participant on a Purchase Date shall, for all purposes, be deemed to have been issued and sold as of the close of business on such Purchase Date and shall be credited to the Participant’s Purchase Account as soon as administratively feasible after the Purchase Date.

(g) Failure to Pay.  If, for any reason not set forth in Section 5(c), a Participant who has filed an election under the Program has not paid to the Company by no later than 10 days prior to a Purchase Date sufficient funds to purchase the value of Common Stock elected to be purchased by the Participant on such Purchase Date, the Company may treat such failure as a cancellation of the Participant’s election to purchase Common Stock on such Purchase Date in accordance with Section 5(c). Notwithstanding anything herein to the contrary, if as a result of a cancellation pursuant to this Section 5(g) a Participant will not satisfy the minimum purchase requirements set forth in Section 5(b) as of December 31, 2014, then by no later than January 31, 2015, the Committee may, in its sole discretion, (i) require the Participant to sell to the Company any shares of Common Stock acquired by the Participant under the Program at a price per share equal to the lesser of (x) the Market Value on the date of purchase by the Company and (y) the Market Value on the applicable Purchase Date the Participant acquired such Common Stock (such price per share, the “Repurchase Price”), and (ii) cancel any Warrants granted to the Participant with respect to such Common Stock purchased by the Company for no consideration.

(h) Over-Subscription.  Notwithstanding anything herein to the contrary, if the number of shares of Common Stock that would otherwise be purchased on a Purchase Date based on Participant elections exceeds the number of shares of Common Stock then available under the Program (after deduction of all Common Stock which have already been purchased or granted under Warrants) or if all or any portion of the shares of Common Stock cannot reasonably be purchased on the Purchase Date in the sole discretion of the Committee because of any other reason, the Committee shall:

(i) First, allocate the shares of Common Stock to those Participants whose aggregate share purchases on all prior Purchase Dates did not satisfy the minimum purchase requirements set forth in Section 5(b) in a manner determined by the Committee such that the minimum purchase requirements are satisfied; and

(ii) Second, make a pro rata allocation of the shares of Common Stock remaining available in as uniform a manner as shall be practicable and as it shall determine to be equitable. In such event, the Committee shall give written notice to each Participant of the reduction in the number of shares of Common Stock affected.

(i) Excess Funds.  Any excess funds remaining on January 1, 2015 in a Participant’s Purchase Account from payments made by the Participant to the Program, shall be returned to the Participant (without interest) by no later than January 5, 2015.

(j) Termination of Service.  Notwithstanding anything herein to the contrary, for a Participant’s election to take effect, the Participant must remain in continuous Service from the date of his or her election through the applicable Purchase Date. In the event of a Participant’s termination of Service prior to December 31, 2014 for any reason other than for Cause, the Participant may retain all shares purchased under the Program prior to the date of termination without regard to the minimum purchase requirements set forth in Section 5(b). In the event of a Participant’s termination of Service prior to December 31, 2014 for Cause, then by no later than January 31, 2015, the Committee may, in its sole discretion, (i) require the Participant to sell to the Company any shares of Common Stock acquired by the Participant under the Program at a price per share equal to the applicable Repurchase Price, and (ii) cancel any Warrants granted to the Participant with respect to such Common Stock purchased by the Company for no consideration. In addition, upon termination of Service for any reason prior to December 31, 2014, any amount credited to a Participant’s Purchase Account shall be promptly refunded in cash to such Participant (without interest).

(k) Change in Control.  In the event of the consummation of a Change in Control prior to December 31, 2014, the date immediately prior to the date of the consummation of such Change in Control shall be deemed the final Purchase Date under the Program and all elections made Participants with respect to any Purchase Date that otherwise would have occurred on or following such date shall be consummated on such final Purchase Date.

6. Warrants

(a) On each Purchase Date, the Company shall grant to each Participant one (1) Warrant for every three (3) shares of Common Stock purchased by such Participant under the Program on such Purchase Date. The exercise price per share of Common Stock subject to a Warrant shall be the Market Value of the Common Stock on the applicable Purchase Date.

(b) Warrants shall vest and become exercisable on the third (3rd) anniversary of the Purchase Date on which the Warrant is granted; provided that the Participant has provided continuous Service to the Company or one of its Affiliates from the grant date through the vesting date; and further provided, that the Committee may accelerate the vesting of any Warrant at any time in its sole discretion.

(c) Vested Warrants may be exercised by the Participant until the earliest to occur of the following:

(i) If the Participant’s Service is terminated for any other reason other than for Cause, the date which is thirty (30) days following the date on which the Participant’s Service is terminated; and

(ii) The tenth (10th) anniversary of the date on which the Warrant is granted.

(d) Upon a Participant’s termination of Service for any reason, all outstanding unvested Warrants held by the Participant shall expire and terminate immediately. Upon a Participant’s termination of Service for Cause, all outstanding Warrants, vested or unvested, held by the Participant shall expire and terminate immediately

(e) To exercise a Warrant, unless otherwise directed or permitted by the Committee, the Participant must:

(i) execute and deliver to the Company a properly completed notice of exercise in the form satisfactory to the Committee;

(ii) execute and deliver such other documentation as required by the Committee as the Board or Committee may from time to time establish;

(iii) remit the aggregate exercise price to the Company in full, payable (A) in cash or by check, bank draft or money order payable to the order of the Company; (B) to the extent permitted by applicable law, through a procedure whereby the Participant delivers irrevocable instructions to a broker reasonably acceptable to the Committee to deliver promptly to the Company an amount equal to the purchase price; or (C) on such other terms and conditions as may be acceptable to the Committee;

(iv) unless otherwise directed or permitted by the Committee, the Participant must pay or provide for all applicable withholding taxes in respect of the exercise of the Warrant, in whole or in part, by (A) remitting the aggregate amount of such taxes to the Company in full, in cash or by check, bank draft or money order payable to the order of the Company, (B) by reducing the number of shares of Common Stock otherwise deliverable upon exercise of the Warrant or, as determined in the Committee’s sole discretion, at the Participant’s election, in the form and manner prescribed by the Committee, by delivery of shares of Common Stock to the Company, or (C) making such other arrangements acceptable to the Committee, including permitting the Company to have such amounts withheld from other compensation owed to the Participant.

(f) In the event of a Change in Control, and except as otherwise provided by the Committee, a Participant’s outstanding unvested Warrants shall not vest and shall be treated in accordance with one of the following methods as determined by the Committee in its sole discretion:

(i) Warrants, whether or not then vested, shall be continued, assumed, have new rights substituted therefor or be treated in accordance with Section 6(g), as determined by the Committee in its sole discretion.

(ii) The Committee, in its sole discretion, may provide for the purchase of any Warrants by the Company (or the cancellation and extinguishment thereof pursuant to the terms of a merger or other purchase agreement entered into by the Company) for an amount of cash equal to the excess of the Change in Control Price (as defined below) of the shares of Common Stock covered by such Warrants, over the aggregate exercise price of such Warrants. For purposes of this Section 6(f)(ii), “Change in Control Price” shall mean the highest price per share of Common Stock paid in any transaction related to a Change in Control; provided, however, that for the avoidance of doubt the Change in Control Price shall not exceed the Market Value of the Common Stock at the time of purchase as determined in accordance Section 409A of the Code.

(iii) The Committee may, in its sole discretion, provide for the cancellation of any Warrant without payment, if the Change in Control Price is less than the exercise price of such Warrant.

(g) In the event of an Acquisition Event, the Committee may, in its sole discretion, terminate all outstanding and unexercised Warrants effective as of the date of the Acquisition Event, by delivering notice of termination to each Participant at least 20 days prior to the date of consummation of the Acquisition Event, in which case during the period from the date on which such notice of termination is delivered to the consummation of the Acquisition Event, each such Participant shall have the right to exercise his or her Warrants that are then outstanding to the extent vested as of the date on which such notice of termination is delivered (or, at the discretion of the Committee, without regard to any limitations on exercisability), but any such exercise shall be contingent on the occurrence of the Acquisition Event, and, provided that, if the Acquisition Event does not take place within a specified period after giving such notice for any reason whatsoever, the notice and exercise pursuant thereto shall be null and void. If the Acquisition Event does take place after giving such notice, a Warrant not exercised prior to the date of the consummation of the Acquisition Event shall be forfeited simultaneously with the consummation of the Acquisition Event. For the avoidance of doubt, in the event of an Acquisition Event, the Committee may, in its sole discretion, terminate any Warrant for which the exercise price is equal to or exceeds the Market Value without payment of consideration.

7. Delivery of Common Stock.

All Common Stock purchased pursuant to the Program (including Common Stock purchased through the exercise of a Warrant) shall be delivered by the Company in a manner as determined from time to time, by the Committee. The Committee, in its sole discretion, may determine that the Common Stock shall be delivered by the Company to the Participant by issuing and delivering a certificate for the number of shares of Common Stock purchased by a Participant, or that the Common Stock purchased by a Participant be delivered to a securities brokerage firm, as selected by the Board or its Committee, and such Common Stock shall be maintained by the securities brokerage firm in separate Program accounts for Participants.

8. Stockholder Rights.

Only upon the issuance of Common Stock to a Participant shall a Participant obtain the rights of stockholders, including, without limitation, any right to vote the Common Stock or receive any dividends or any other distributions thereon.

9. Rights to Purchase Shares Not Transferable.

Neither amounts credited to a Participant’s Purchase Account nor any rights with regard to the election to purchase Common Stock under the Program may be sold, pledged, assigned or transferred in any manner. Warrants may not be sold, pledged, assigned or transferred in any manner otherwise than by will or the laws of descent and distribution. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as a cancellation of a Participant’s election to purchase shares of Common Stock in accordance with Section 5(c).

10. Amendment and Termination.

The Company, by action of the Board of Directors (or a duly authorized committee) or the Committee may at any time terminate, amend or freeze the Program. No such termination shall disproportionately adversely affect the Warrants previously granted to a Participant. Notwithstanding the foregoing, the Board of Directors or the Committee may make such changes in the Program as may be necessary or desirable, in the opinion of counsel, so that the Program and any Warrants granted thereunder will comply with the applicable rules and regulations of any governmental authority or securities exchange. No amendment shall be effective unless approved by the stockholders of the Company if stockholder approval of such amendment is required to comply with any applicable law, regulation or stock exchange rule. Upon termination of the Program, the Company shall return or distribute the amounts credited to a Participant’s Purchase Account (that have not been used to purchase Common Stock). Upon the freezing of the Program, any amounts credited to a Participant’s Purchase Account (that have not been used to purchase Common Stock) shall be used to purchase Common Stock in accordance with Section 5 hereof, with the effective date of the freezing of the Program being deemed the final Purchase Date.

11. Effective Date.

The Program was adopted by the Board of Directors of the Company on April 2, 2014, subject to the approval of the Company’s stockholders. The Program will be effective as of the date of approval by the Company’s stockholders, provided, that if such approval is received by the written consent of the holders of a majority of the shares of stock of the Company entitled to vote to approve the Program pursuant to Section 228 of the General Corporation Law of the State of Delaware, then the effective date of the Program shall be the later of the twentieth (20th) calendar day following (a) such approval and (b) the date a definitive information statement is sent or given to the Company’s stockholders. The effective date as determined in accordance with this Section 11 shall be referred to herein as the “Effective Date”.

12. Notices.

All notices or other communications by a Participant to the Company or the Committee under or in connection with the Program shall be deemed to have been duly given when received in the form specified by the Company or Committee at the location, or by the person, designated for the receipt thereof and within the time period prescribed by the Company or Committee. Each Participant shall be responsible for furnishing the Committee with the current and proper address for the mailing of notices and the delivery of other information. Any notices or communications by the Company to a Participant shall be deemed given if directed to such address and mailed by regular United States mail, first-class and prepaid. If any item mailed to such address is returned as undeliverable to the addressee, mailing shall be suspended until the Participant furnishes the proper address.

13. Regulations and Other Approvals; Governing Law.

(a) This Program and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of Delaware without giving effect to the choice of law principles thereof, except to the extent that such law is preempted by federal law.

(b) The obligation of the Company to sell or deliver Common Stock granted under the Program shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

(c) To the extent required, the Program is intended to comply with exemptive conditions under Rule 16b-3 and the Committee shall interpret and administer the provisions of the Program in a manner consistent therewith. Any provisions inconsistent with Rule 16b-3 shall be inoperative and shall not affect the validity of the Program.

(d) The Program is not subject to any of the requirements of the Employee Retirement Income Security Act of 1974, as amended, nor is it intended to be qualified under Section 401(a) of the Code.

14. Restrictions.

All certificates for Common Stock delivered under the Program shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable to assist in the compliance with any applicable tax withholding laws or under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed or any national securities association system upon whose system the Common Stock is then quoted, any applicable Federal or state securities law, and any applicable corporate law and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

15. No Service Rights.

The establishment and operation of this Program shall not confer any legal rights upon any Participant or other person for a continuation of Service, nor shall it interfere with the rights of an Employer or Retail Advice Platform Subsidiary to terminate any Employee or Financial Advisor or the Company to terminate the service of any Financial Advisor, or the right to terminate the service of any executive officer of the Company or any of its Affiliates, and to treat him or her without regard to the effect which that treatment might have upon him or her as a Participant or potential Participant under the Program.

16. Severability of Provisions.

If any provision of the Program shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Program shall be construed and enforced as if such provisions had not been included.

17. Construction.

The use of a masculine pronoun shall include the feminine, and the singular form shall include the plural form, unless the context clearly indicates otherwise. The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Program, and shall not be employed in the construction of the Program.